SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 29, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2006-7CB
Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-7CB

This Supplement modifies certain information contained in the Prospectus Supplement, dated March 29, 2006 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2006-7CB.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—The Mortgage Loans” section beginning on page S-5 of the Prospectus Supplement;

•	the “Summary—Description of the Certificates” section beginning on page S-7 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-24 of the Prospectus Supplement;

•	the “The Mortgage Pool—General” section beginning on page S-33 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-73 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-79 of the Prospectus Supplement;

•	the “Legal Proceedings” section on page S-142 of the Prospectus Supplement; and

•	the “Ratings” section beginning on page S-150 of the Prospectus Supplement.

The Certificateholder Monthly Distribution Summaries for the distribution dates occurring from April 2006 through March 2008 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring from April 2006 through March 2008, updated information regarding the mortgage loans and certain other information.

The Prospectus dated July 27, 2007 is attached hereto as Annex C and replaces the Prospectus dated March 27, 2006 that was originally included with the Prospectus Supplement.

Credit Suisse	JPMorgan

The date of this Supplement is April 16, 2008.

Summary - The Mortgage Loans

The section of the Prospectus Supplement titled “Summary—The Mortgage Loans” beginning on page S-5 of the Prospectus Supplement is modified by adding the following information:

As of March 1, 2008, the aggregate current principal balance of the mortgage loans in all loan groups was approximately $393,257,147, and the mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

Loan Group 1

Aggregate Current Principal Balance	$302,459,758

Geographic Concentrations in excess of 10%:

California	19.39%

Florida	13.23%

Weighted Average Original LTV Ratio	75.86%

Weighted Average Mortgage Rate	6.780%

Range of Mortgage Rates	6.250% to 7.750%

Average Current Principal Balance	$209,750

Range of Current Principal Balances	$42,618 to $625,742

Weighted Average Remaining Term to Maturity	333 months

Weighted Average FICO Credit Score	708

2

Loan Group 2

Aggregate Current Principal Balance	$44,908,395

Geographic Concentrations in excess of 10%:

Florida	17.78%

California	17.20%

Weighted Average Original LTV Ratio	79.82%

Weighted Average Mortgage Rate	7.370%

Range of Mortgage Rates	6.750% to 8.875%

Average Current Principal Balance	$197,834

Range of Current Principal Balances	$29,398 to $702,122

Weighted Average Remaining Term to Maturity	332 months

Weighted Average FICO Credit Score	702

3

Loan Group 3

Aggregate Current Principal Balance	$45,888,994

Geographic Concentrations in excess of 10%:

California	23.98%

Texas	14.20%

Weighted Average Original LTV Ratio	56.48%

Weighted Average Mortgage Rate	5.850%

Range of Mortgage Rates	4.625% to 6.875%

Average Current Principal Balance	$143,853

Range of Current Principal Balances	$14,465 to $414,293

Weighted Average Remaining Term to Maturity	150 months

Weighted Average FICO Credit Score	708

Summary - Description of the Certificates

The table in the section of the Prospectus Supplement titled “Summary—Description of the Certificates” beginning on page S-7 of the Prospectus Supplement is modified to reflect the recent ratings action of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class B-1	A	CreditWatch Negative	A
Class B-2	BBB	Downgraded/CreditWatch Negative	BB
Class B-3	BB	Downgraded	CCC
Class B-4	B	Downgraded	CCC

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-24 of the Prospectus Supplement is modified by adding the following paragraphs at the end of that section:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The tables entitled “Current Mortgage Loan Principal Balances” under “The Mortgage Pool - General” specify the percentage of the mortgage loans in each loan group, by aggregate stated principal balance of the mortgage loans in that loan group as of March 1, 2008, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will

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result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.
Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Certificates
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your certificates.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some

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cases, bankruptcy. These difficulties may affect the market value of your certificates.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan programs and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

The federal government, state governments, consumer advocacy groups and others continue to urge servicers to be aggressive in modifying mortgage loans to avoid foreclosure. In addition, numerous laws, regulations and rules related to mortgage loans generally, and foreclosure actions particularly, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers, modification of the original terms of the mortgage loans, permanent forgiveness of debt, increased prepayments due to the availability of government-sponsored refinancing initiatives and/or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Several courts and state and local governments and their elected or appointed officials also have taken unprecedented steps to slow the foreclosure process or prevent foreclosure altogether. Certificateholders will bear the risk that future regulatory and legal developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value. In addition, the effect on the certificates will likely be more severe if these future legal and regulatory developments occur in one or more states in which there is a significant concentration of mortgaged properties related to the mortgage loans.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Certificates
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from, among other things, reduced investor demand for mortgage loans and mortgage-backed securities, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations (CDOs) and structured investment vehicles (SIVs) that contain mortgage-backed securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely

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limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

The federal government has taken a variety of actions to improve the liquidity of the secondary market for mortgage-backed securities. If those actions are discontinued, the secondary market for mortgage-backed securities could become more illiquid which would have an adverse impact on the market value of mortgage-backed securities generally.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Mortgage Loan Modifications May Affect Distributions On The Certificates
Modifications of mortgage loans by the master servicer in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, or any combination of these or other modifications. Any such modified mortgage loan will remain in the issuing entity, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on your certificates, extend the final maturity of your certificates or result in an allocation of a realized loss to your certificates.

The ability to modify mortgage loans by the master servicer may be limited by several factors. The master servicer may have difficulty contacting the borrowers who are at risk or may not be able to work out an acceptable modification. In addition, if the master servicer has to consider a large number of modifications, operational constraints may affect the ability of the master servicer to adequately address all of the needs of the borrowers.

Investors should note that modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of certificates. The master servicer is not required to consider the interests of individual classes of certificates. Investors should note that in connection

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with considering a modification or other type of loss mitigation, the master servicer will incur related out-of-pocket expenses, such as credit counseling service fees, which may be passed through to the issuing entity as servicing advances.

There Are Risks Relating to Mortgaged Properties Subject to Junior Mortgage Loans
On or after the origination date of a mortgage loan, another mortgage loan secured by a subordinate lien on the same mortgaged property (a junior mortgage loan) could be obtained by the borrower. Mortgage loans that have junior mortgage loans encumbering the same mortgaged property generally are experiencing higher rates of delinquency and foreclosure relative to mortgage loans that do not have junior mortgage loans.

Although all of the mortgage loans are secured by first liens, the tables under “The Mortgage Pool - General” entitled “Original Combined Loan-to-Value Ratios” set forth combined loan-to-value ratio information which is based on the characteristics of all junior mortgage loans either originated by the sponsor at the time of origination of the senior mortgage loan or originated by the sponsor prior to the time of origination of the senior mortgage loan and still serviced by the master servicer at such time of origination. The combined loan-to-value ratio information does not reflect any junior mortgage loans that were originated after the origination date of the related mortgage loan whether or not those junior mortgage loans were originated by the sponsor or a third party.

The Mortgage Pool - General

The section of the Prospectus Supplement titled “The Mortgage Pool—General” beginning on page S-33 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraphs and replacing the tables on page S-38 through page S-62 with the tables attached as Annex A of this Supplement:

Although all of the mortgage loans are secured by first liens, the tables set forth in Annex A include certain Combined Loan-to-Value Ratios. The “Combined Loan-to-Value Ratio” set forth in Annex A for the mortgage loans is a fraction, expressed as a percentage, the numerator of which is the sum of (i) the principal balance of the mortgage loan at origination and (ii) as of the origination date of the mortgage loan, the outstanding principal balance of any junior lien mortgage loan (in the case of any open-ended junior revolving home equity line of credit, the amount drawn under the line of credit with respect to that junior lien mortgage loan) originated by Countrywide Home Loans contemporaneously with the origination of the mortgage loan and the denominator of which is the Collateral Value.  If the mortgage loan was originated by Countrywide Home Loans in connection with the refinancing of an existing mortgage loan, the numerator of the Combined Loan-to-Value Ratio for that mortgage loan will also include the outstanding principal balance of any junior lien mortgage loan (in the case of any open-ended junior revolving home equity line of credit, the amount drawn under such line of credit) as of the date of the refinancing, so long as the junior lien mortgage loan was originated by and serviced since the origination date of such junior lien mortgage loan by Countrywide Home Loans.

For all purposes, delinquencies with respect to the mortgage loans will be recognized in accordance with the MBA Method. See “The Agreements—Delinquency Calculation Methods” in the prospectus for more information about the MBA Method.

Further statistical information regarding certain characteristics of the mortgage loans in loan group 1, loan group 2 and loan group 3 as of March 1, 2008 is set forth in Annex A attached hereto. The FICO credit scores referenced in the tables in Annex A with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of those mortgage loans.

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Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-73 of the Prospectus Supplement is modified by replacing the last three paragraphs and table in that section with the following:

On January 11, 2008, Bank of America Corporation and Countrywide Financial Corporation entered into a definitive agreement providing for the merger of Countrywide Financial Corporation with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial Corporation (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.
On January 11, 2008, in connection with the entry by Countrywide Financial Corporation and Bank of America Corporation into the definitive agreement described above, Standard & Poor’s Ratings Services placed its ratings of Countrywide Home Loans on CreditWatch with positive implications, Moody’s Investors Service placed its ratings of Countrywide Home Loans on review for possible upgrade, and Fitch Ratings assigned a “Rating Watch Positive” to its ratings of Countrywide Home Loans. On March 12, 2008, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “BBB+” to “BBB-” and its short-term issuer default rating assigned to Countrywide Home Loans from “F2” to “F3”, and Fitch Ratings also assigned a “Rating Watch Positive” to those ratings. The issuer default ratings and credit ratings assigned to Countrywide Home Loans by Standard & Poor’s Ratings Services, Moody’s Investors Service and Fitch Ratings may be downgraded in the event that the transactions contemplated by the definitive agreement between Countrywide Financial Corporation and Bank of America Corporation described above are not consummated.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,476.039 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

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	Consolidated Mortgage Loan Production
	Years Ended December 31,
	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	1,509,925	826,914	776,479	723,933	1,092,759
Volume of Loans	$234,526	$134,762	$159,561	$149,095	$216,829
Percent of Total Dollar Volume	53.9%	37.1%	32.2%	32.2%	53.1%
Conventional Non-conforming Loans Number of Loans	562,389	529,192	866,476	730,511	331,800
Volume of Loans	$138,006	$144,663	$235,614	$211,841	$117,634
Percent of Total Dollar Volume	31.7%	39.9%	47.6%	45.8%	28.8%
FHA/VA Loans Number of Loans	196,063	105,562	80,555	89,753	137,922
Volume of Loans	$24,402	$13,247	$10,714	$13,093	$22,379
Percent of Total Dollar Volume	5.6%	3.6%	2.2%	2.8%	5.5%
Prime Home Equity Loans Number of Loans	453,817	587,046	728,252	716,353	514,629
Volume of Loans	$18,103	$30,893	$44,850	$47,876	$34,399
Percent of Total Dollar Volume	4.2%	8.5%	9.1%	10.4%	8.4%
Nonprime Mortgage Loans Number of Loans	124,205	250,030	278,112	245,881	90,917
Volume of Loans	$19,827	$39,441	$44,637	$40,596	$16,993
Percent of Total Dollar Volume	4.6%	10.9%	9.0%	8.8%	4.2%
Total Loans Number of Loans	2,846,399	2,298,744	2,729,874	2,506,431	2,168,027
Volume of Loans	$434,864	$363,006	$495,376	$462,501	$408,234
Average Loan Amount	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	21%	52%	53%	46%	27%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-79 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200804. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

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•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

Legal Proceedings

The section of the Prospectus Supplement titled “Legal Proceedings” on page S-142 of the Prospectus Supplement is modified by adding the following paragraph at the end of that section:

A complaint filed in state superior court in Los Angeles, California alleges violations of the federal securities laws by various parties who participated in certain securitization transactions effected by CWALT, Inc. between January 2005 and June 2007. The complaint names as defendants Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation, CWALT, Inc. and certain individuals who served as directors of CWALT, Inc. during the applicable period, along with other unaffiliated entities. The complaint also names as defendants certain securitization trusts (including the issuing entity described herein) formed by CWALT, Inc. between January 2005 and June 2007. The complaint seeks relief on behalf of a putative class of plaintiffs who acquired the securities issued by the various securitization trusts. The complaint alleges, among other things, that the mortgage loans transferred to the various securitization trusts were not originated in accordance with the underwriting guidelines and underwriting process that were disclosed in the applicable prospectus supplements. The complaint seeks unspecified monetary damages and other forms of relief. Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, Countrywide Securities Corporation and CWALT, Inc. intend to defend the action vigorously.

Ratings

The section of the Prospectus Supplement titled “Ratings” beginning on page S-150 of the Prospectus Supplement is modified to reflect the recent ratings actions of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., as indicated below:

Class of Certificates	Initial S&P Rating	S&P Rating Action	Current S&P Rating
Class B-1	A	CreditWatch Negative	A
Class B-2	BBB	Downgraded/CreditWatch Negative	BB
Class B-3	BB	Downgraded	CCC
Class B-4	B	Downgraded	CCC

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ANNEX A

Collateral Tables

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of March 1, 2008. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of March 1, 2008. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans. In addition, the Weighted Average FICO Credit Score in the following tables has been calculated without regard to any mortgage loans where a FICO score is not available.

Loan Group 1

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.150	1	$95,772.80	0.03%	95,772.80	215	710	89.82
6.170	1	189,481.92	0.06	189,481.92	335	658	91.55
6.245	1	195,321.55	0.06	195,321.55	335	698	79.80
6.250	31	7,706,672.25	2.55	248,602.33	328	705	73.77
6.265	1	221,544.81	0.07	221,544.81	327	741	88.05
6.280	2	438,345.38	0.14	219,172.69	335	671	90.00
6.295	1	204,124.00	0.07	204,124.00	335	656	95.00
6.370	1	151,420.32	0.05	151,420.32	335	789	86.11
6.375	37	8,489,964.04	2.81	229,458.49	326	708	73.80
6.380	2	387,088.91	0.13	193,544.46	335	691	92.15
6.425	1	155,250.59	0.05	155,250.59	335	710	87.36
6.430	1	252,568.02	0.08	252,568.02	331	690	89.90
6.455	1	126,291.44	0.04	126,291.44	335	756	86.13
6.500	35	6,565,149.06	2.17	187,575.69	334	700	72.18
6.530	1	213,546.95	0.07	213,546.95	335	662	90.00
6.610	1	75,360.98	0.02	75,360.98	325	686	85.00
6.615	3	365,226.56	0.12	121,742.19	335	729	90.00
6.625	255	55,893,863.50	18.48	219,191.62	333	708	75.25
6.630	1	117,767.09	0.04	117,767.09	336	715	95.00
6.690	1	246,347.45	0.08	246,347.45	335	661	85.00
6.710	1	328,100.00	0.11	328,100.00	335	670	84.13
6.720	1	143,181.16	0.05	143,181.16	335	686	90.00
6.735	1	126,816.60	0.04	126,816.60	328	757	90.00
6.740	1	75,257.63	0.02	75,257.63	335	798	90.00
6.745	1	91,215.45	0.03	91,215.45	335	715	90.00
6.750	420	90,245,509.77	29.84	214,870.26	333	713	74.64
6.755	2	480,209.01	0.16	240,104.51	335	716	95.00
6.845	1	116,864.05	0.04	116,864.05	335	688	90.00
6.875	417	87,104,682.69	28.80	208,884.13	334	706	75.98
6.876	1	53,006.87	0.02	53,006.87	329	661	70.00
6.895	1	131,351.58	0.04	131,351.58	335	680	90.00
6.910	1	133,000.00	0.04	133,000.00	335	641	88.67
6.915	1	106,174.58	0.04	106,174.58	302	701	90.00
6.985	1	260,190.00	0.09	260,190.00	335	740	90.00
6.990	1	222,053.73	0.07	222,053.73	333	631	70.00
7.000	136	25,232,156.55	8.34	185,530.56	334	701	78.27
7.045	1	411,132.82	0.14	411,132.82	333	647	85.66
7.125	70	14,003,052.87	4.63	200,043.61	333	718	79.54
7.235	1	99,545.57	0.03	99,545.57	332	754	82.93
7.250	2	579,871.52	0.19	289,935.76	334	663	76.87
7.375	1	202,465.81	0.07	202,465.81	333	713	75.00
7.500	1	121,562.00	0.04	121,562.00	333	641	80.00
7.750	1	101,250.00	0.03	101,250.00	333	782	75.00
Total	1,442	$302,459,757.88	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.772% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.780% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	4	$184,328.88	0.06%	46,082.22	6.906	329	709	70.15
50,000.01 - 100,000.00	130	10,652,562.85	3.52	81,942.79	6.846	327	717	74.20
100,000.01 - 150,000.00	298	37,882,640.70	12.52	127,122.96	6.816	331	710	73.99
150,000.01 - 200,000.00	326	57,118,324.86	18.88	175,209.59	6.764	334	705	74.17
200,000.01 - 250,000.00	243	54,157,187.13	17.91	222,869.08	6.781	333	711	78.17
250,000.01 - 300,000.00	177	48,529,346.81	16.04	274,177.10	6.799	333	707	76.95
300,000.01 - 350,000.00	140	45,241,487.24	14.96	323,153.48	6.759	334	702	76.82
350,000.01 - 400,000.00	88	33,007,414.98	10.91	375,084.26	6.753	334	710	75.19
400,000.01 - 450,000.00	30	12,421,536.95	4.11	414,051.23	6.731	335	709	74.85
450,000.01 - 500,000.00	3	1,435,920.91	0.47	478,640.30	6.877	320	723	80.00
550,000.01 - 600,000.00	1	594,175.95	0.20	594,175.95	7.000	335	681	66.85
600,000.01 - 650,000.00	2	1,234,830.62	0.41	617,415.31	6.812	334	790	74.27
Total	1,442	$302,459,757.88	100.00%
_____________
(1) As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $209,750.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	5	$971,945.47	0.32%	194,389.09	6.773	331	609	67.63
620 - 639	78	16,237,397.80	5.37	208,171.77	6.816	335	630	70.03
640 - 659	97	21,359,983.34	7.06	220,206.01	6.809	331	650	73.89
660 - 679	207	44,551,639.79	14.73	215,225.31	6.797	334	670	75.28
680 - 699	274	58,229,866.10	19.25	212,517.76	6.733	334	689	76.17
700 - 719	217	45,128,818.62	14.92	207,966.91	6.797	332	710	76.62
720 and Above	562	115,411,649.65	38.16	205,358.81	6.780	333	754	76.88
Not Available	2	568,457.11	0.19	284,228.56	6.875	288	N/A	76.07
Total	1,442	$302,459,757.88	100.00%
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 1 was approximately 708.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	268	$50,408,785.19	16.67%	188,092.48	6.756	332	696	79.11
Reduced	867	189,746,257.43	62.73	218,853.81	6.787	334	705	75.46
No Income/No Asset	114	21,561,759.22	7.13	189,138.24	6.845	332	706	73.84
Preferred	172	36,688,071.54	12.13	213,302.74	6.739	332	745	75.83
Stated Income/Stated Asset	21	4,054,884.50	1.34	193,089.74	6.792	332	679	65.10
Total	1,442	$302,459,757.88	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	95	$15,890,919.70	5.25%	167,272.84	6.750	328	702	40.75
50.01 - 55.00	43	8,681,064.58	2.87	201,885.22	6.714	325	701	52.95
55.01 - 60.00	42	10,087,565.58	3.34	240,180.13	6.732	332	702	58.15
60.01 - 65.00	41	8,729,317.89	2.89	212,910.19	6.754	334	703	62.81
65.01 - 70.00	89	18,224,316.44	6.03	204,767.60	6.784	332	691	68.68
70.01 - 75.00	113	25,542,361.60	8.44	226,038.60	6.779	333	701	73.87
75.01 - 80.00	840	180,534,924.75	59.69	214,922.53	6.776	334	713	79.78
80.01 - 85.00	8	1,573,648.14	0.52	196,706.02	6.924	334	683	84.52
85.01 - 90.00	121	23,007,863.74	7.61	190,147.63	6.820	333	704	89.61
90.01 - 95.00	50	10,187,775.46	3.37	203,755.51	6.917	334	718	94.75
Total	1,442	$302,459,757.88	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 75.86%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	93	$15,602,091.99	5.16%	167,764.43	6.750	328	702	40.79
50.01 - 55.00	42	8,520,986.99	2.82	202,880.64	6.722	324	701	52.89
55.01 - 60.00	42	10,103,167.70	3.34	240,551.61	6.724	332	703	58.04
60.01 - 65.00	40	7,948,216.44	2.63	198,705.41	6.750	334	707	61.94
65.01 - 70.00	79	15,855,303.61	5.24	200,700.05	6.818	332	691	68.76
70.01 - 75.00	97	22,107,685.72	7.31	227,914.29	6.785	333	699	73.68
75.01 - 80.00	344	75,903,227.50	25.10	220,648.92	6.778	333	709	79.48
80.01 - 85.00	22	5,272,864.66	1.74	239,675.67	6.722	335	698	79.38
85.01 - 90.00	237	47,902,115.55	15.84	202,118.63	6.771	334	701	83.79
90.01 - 95.00	139	28,877,663.59	9.55	207,752.98	6.837	334	718	84.83
95.01 - 100.00	307	64,366,434.13	21.28	209,662.65	6.785	334	719	79.92
Total	1,442	$302,459,757.88	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 1 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 82.14%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	219	$58,634,412.42	19.39%	267,737.04	6.762	332	707	71.42
Florida	198	40,020,884.28	13.23	202,125.68	6.812	333	705	76.14
Arizona	94	18,239,267.93	6.03	194,034.77	6.799	333	715	75.02
Nevada	71	17,561,011.51	5.81	247,338.19	6.804	334	714	79.82
New York	49	14,094,490.04	4.66	287,642.65	6.740	334	717	74.27
Illinois	65	13,793,735.42	4.56	212,211.31	6.793	334	700	79.05
Texas	85	12,682,586.86	4.19	149,206.90	6.780	333	713	82.20
New Jersey	46	11,998,071.91	3.97	260,827.65	6.798	334	714	73.95
Virginia	41	9,204,086.26	3.04	224,489.91	6.793	334	718	76.74
Maryland	32	8,546,654.96	2.83	267,082.97	6.773	334	702	77.82
Colorado	45	8,531,628.85	2.82	189,591.75	6.759	334	709	78.09
Massachusetts	32	8,030,570.53	2.66	250,955.33	6.801	334	697	70.76
Washington	38	7,562,338.81	2.50	199,008.92	6.769	333	720	75.70
Michigan	45	7,473,407.70	2.47	166,075.73	6.721	334	705	79.11
Georgia	38	7,208,895.58	2.38	189,707.78	6.796	334	704	81.60
Other (Less than 2%)	344	58,877,714.82	19.47	171,156.15	6.773	332	706	76.68
Total	1,442	$302,459,757.88	100.00%
_________
(1)
The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 0.935% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	823	$171,590,929.80	56.73%	208,494.45	6.794	334	721	80.02
Refinance (Rate/Term)	183	35,611,669.90	11.77	194,599.29	6.699	331	699	73.38
Refinance (Cash-Out)	436	95,257,158.18	31.49	218,479.72	6.786	333	689	69.29
Total	1,442	$302,459,757.88	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	177	$33,740,201.21	11.16%	190,622.61	6.780	333	721	77.69
High-rise Condominium	19	3,728,414.86	1.23	196,232.36	6.848	329	711	76.32
Single Family Residence	762	155,327,930.52	51.35	203,842.43	6.759	333	703	74.57
2-4 Family Residence	94	24,561,274.38	8.12	261,290.15	6.847	333	714	71.47
Planned Unit Development	385	84,370,351.93	27.89	219,143.77	6.794	334	711	78.81
Condominium Hotel	3	261,394.98	0.09	87,131.66	6.844	285	744	50.58
Co-op	2	470,190.00	0.16	235,095.00	7.096	335	728	81.07
Total	1,442	$302,459,757.88	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	1,122	$245,754,642.15	81.25%	219,032.66	6.769	333	705	75.85
Investment Property	234	40,051,362.36	13.24	171,159.67	6.852	332	725	74.58
Secondary Residence	86	16,653,753.37	5.51	193,648.30	6.776	333	721	79.08
Total	1,442	$302,459,757.88	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
83	1	$59,293.06	0.02%	59,293.06	7.125	360	732	71.24
207	1	79,069.73	0.03	79,069.73	6.375	240	709	31.68
214	2	483,567.34	0.16	241,783.67	6.538	295	686	61.23
215	10	1,299,299.40	0.43	129,929.94	6.529	240	711	58.50
216	1	121,207.63	0.04	121,207.63	6.375	240	703	51.82
226	1	181,271.52	0.06	181,271.52	6.750	360	792	52.14
244	1	89,287.25	0.03	89,287.25	6.750	360	796	80.00
271	2	405,522.86	0.13	202,761.43	6.750	360	755	56.09
281	1	207,383.86	0.07	207,383.86	6.625	360	762	47.40
285	1	217,450.43	0.07	217,450.43	6.875	360	726	80.00
289	1	479,920.91	0.16	479,920.91	6.625	360	783	80.00
292	1	137,405.23	0.05	137,405.23	7.000	360	659	79.99
298	1	101,119.83	0.03	101,119.83	6.750	360	659	90.00
299	1	112,060.77	0.04	112,060.77	7.000	360	645	94.98
302	1	106,174.58	0.04	106,174.58	7.125	360	701	90.00
304	1	168,368.39	0.06	168,368.39	6.875	360	803	80.00
311	1	212,996.58	0.07	212,996.58	6.250	360	749	85.75
312	2	413,378.67	0.14	206,689.34	6.804	360	663	71.58
313	1	324,139.11	0.11	324,139.11	6.750	360	752	34.94
315	1	133,122.26	0.04	133,122.26	6.625	360	783	68.72
316	2	248,381.35	0.08	124,190.68	6.815	360	684	78.46
317	1	51,994.97	0.02	51,994.97	6.750	360	684	90.00
318	1	344,814.58	0.11	344,814.58	6.625	360	643	80.00
319	4	789,889.27	0.26	197,472.32	6.731	360	670	80.00
320	2	154,885.04	0.05	77,442.52	6.798	360	713	71.34
321	2	344,393.71	0.11	172,196.86	6.875	360	675	51.27
322	6	1,106,515.46	0.37	184,419.24	6.863	360	742	74.18
323	6	812,344.62	0.27	135,390.77	6.713	360	718	78.86
324	7	1,646,541.78	0.54	235,220.25	6.742	360	720	70.50
325	4	544,870.61	0.18	136,217.65	6.765	360	730	80.66
326	5	1,006,620.19	0.33	201,324.04	6.817	360	686	76.97
327	6	1,020,779.07	0.34	170,129.85	6.593	359	706	77.09
328	8	1,520,699.63	0.50	190,087.45	6.763	360	715	74.91
329	9	1,575,398.86	0.52	175,044.32	6.725	360	721	75.76
330	13	2,462,798.00	0.81	189,446.00	6.707	360	684	71.64
331	11	1,931,877.38	0.64	175,625.22	6.789	360	699	70.96
332	26	5,339,082.33	1.77	205,349.32	6.814	360	706	73.61
333	57	12,221,358.59	4.04	214,409.80	6.852	360	698	77.51
334	287	62,069,200.30	20.52	216,268.99	6.795	360	716	78.80
335	859	184,080,397.65	60.86	214,296.16	6.776	360	706	75.58
336	70	13,837,997.64	4.58	197,685.68	6.784	360	705	72.19
337	24	4,016,877.44	1.33	167,369.89	6.767	360	718	75.27
Total	1,442	$302,459,757.88	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 333 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	685	$133,505,855.80	44.14%	194,899.06	6.753	331	704	72.43
120	753	168,402,212.03	55.68	223,641.72	6.802	335	712	78.60
180	4	551,690.05	0.18	137,922.51	6.583	335	706	68.03
Total	1,442	$302,459,757.88	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,310	$279,983,298.73	92.57%	213,727.71	6.765	333	709	76.00
6	2	432,794.14	0.14	216,397.07	7.042	334	706	71.59
12	10	1,874,359.85	0.62	187,435.99	6.885	333	691	70.79
24	2	332,905.37	0.11	166,452.69	6.990	334	709	88.19
36	39	6,128,924.15	2.03	157,151.90	7.045	330	697	76.78
60	79	13,707,475.64	4.53	173,512.35	6.946	331	704	73.08
Total	1,442	$302,459,757.88	100.00%

Loan Group 2

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
6.735	1	$266,661.00	0.59%	266,661.00	335	686	90.00
6.750	2	479,743.66	1.07	239,871.83	335	706	71.54
6.785	1	261,000.00	0.58	261,000.00	336	692	87.00
6.875	10	2,716,764.26	6.05	271,676.43	328	703	76.49
6.880	1	323,299.82	0.72	323,299.82	334	677	90.00
6.915	1	214,120.10	0.48	214,120.10	335	678	90.00
6.955	1	108,000.00	0.24	108,000.00	334	677	90.00
7.000	1	224,576.96	0.50	224,576.96	334	699	90.00
7.010	2	410,706.00	0.91	205,353.00	334	698	92.31
7.045	2	350,906.01	0.78	175,453.01	335	700	94.67
7.125	4	625,931.23	1.39	156,482.81	337	671	77.95
7.130	2	487,910.69	1.09	243,955.35	335	719	95.00
7.135	2	368,110.06	0.82	184,055.03	335	695	90.97
7.215	1	370,800.00	0.83	370,800.00	332	723	90.00
7.250	115	21,684,014.11	48.28	188,556.64	333	701	78.48
7.255	1	220,279.73	0.49	220,279.73	334	619	95.00
7.280	1	77,400.00	0.17	77,400.00	334	657	90.00
7.375	56	11,371,156.37	25.32	203,056.36	332	711	78.68
7.385	3	586,086.24	1.31	195,362.08	334	715	94.29
7.500	4	696,381.66	1.55	174,095.42	279	686	71.18
7.505	2	99,513.96	0.22	49,756.98	335	760	95.00
7.530	2	246,600.00	0.55	123,300.00	334	700	90.00
7.625	1	126,002.20	0.28	126,002.20	320	723	80.00
7.670	1	259,500.00	0.58	259,500.00	335	746	94.36
7.760	1	318,640.43	0.71	318,640.43	334	707	85.00
8.000	3	612,493.18	1.36	204,164.39	334	677	76.76
8.135	1	278,713.74	0.62	278,713.74	334	781	95.00
8.250	1	100,734.18	0.22	100,734.18	270	760	75.00
8.500	1	116,862.16	0.26	116,862.16	299	673	69.41
8.750	1	407,770.01	0.91	407,770.01	334	651	80.00
8.875	2	497,717.65	1.11	248,858.83	335	646	80.00
Total	227	$44,908,395.41	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 7.301% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 7.370% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	4	$152,762.61	0.34%	38,190.65	7.431	336	701	71.46
50,000.01 - 100,000.00	35	2,732,066.89	6.08	78,059.05	7.389	332	720	75.53
100,000.01 - 150,000.00	49	6,205,141.07	13.82	126,635.53	7.383	325	699	78.36
150,000.01 - 200,000.00	45	7,916,690.97	17.63	175,926.47	7.341	331	710	79.36
200,000.01 - 250,000.00	32	7,075,749.99	15.76	221,117.19	7.293	333	703	82.28
250,000.01 - 300,000.00	24	6,535,329.27	14.55	272,305.39	7.413	331	711	83.99
300,000.01 - 350,000.00	15	4,914,314.07	10.94	327,620.94	7.425	334	691	79.22
350,000.01 - 400,000.00	17	6,345,716.86	14.13	373,277.46	7.346	334	687	79.94
400,000.01 - 450,000.00	2	816,870.01	1.82	408,435.01	7.811	334	685	75.04
450,000.01 - 500,000.00	2	960,660.02	2.14	480,330.01	7.313	335	726	72.52
550,000.01 - 600,000.00	1	550,971.91	1.23	550,971.91	7.375	335	733	75.00
700,000.01 - 750,000.00	1	702,121.74	1.56	702,121.74	7.250	331	670	75.00
Total	227	$44,908,395.41	100.00%
_____________
(1) As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $197,834.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	2	$368,536.41	0.82%	184,268.21	7.674	310	617	92.99
620 - 639	13	2,400,538.39	5.35	184,656.80	7.290	334	629	77.58
640 - 659	21	3,891,262.69	8.66	185,298.22	7.751	324	650	77.78
660 - 679	31	6,931,669.94	15.44	223,602.26	7.326	333	669	80.06
680 - 699	30	6,798,620.87	15.14	226,620.70	7.184	335	691	78.66
700 - 719	50	10,521,806.57	23.43	210,436.13	7.319	333	709	80.19
720 and Above	79	13,768,878.23	30.66	174,289.60	7.418	330	749	80.59
Not Available	1	227,082.31	0.51	227,082.31	7.500	335	N/A	80.00
Total	227	$44,908,395.41	100.00%
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 2 was approximately 702.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	40	$7,585,434.57	16.89%	189,635.86	7.384	330	696	82.81
Reduced	146	29,982,613.46	66.76	205,360.37	7.345	332	700	77.93
No Income/No Asset	29	5,290,587.81	11.78	182,434.06	7.493	332	713	86.02
Preferred	12	2,049,759.57	4.56	170,813.30	7.354	326	723	80.31
Total	227	$44,908,395.41	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	10	$1,331,509.30	2.96%	133,150.93	7.293	294	702	42.06
50.01 - 55.00	1	256,400.00	0.57	256,400.00	7.250	311	746	50.77
55.01 - 60.00	3	390,861.38	0.87	130,287.13	7.272	329	653	57.83
60.01 - 65.00	5	922,088.67	2.05	184,417.73	7.294	335	671	62.73
65.01 - 70.00	15	2,817,454.49	6.27	187,830.30	7.297	333	708	69.64
70.01 - 75.00	30	7,467,700.50	16.63	248,923.35	7.284	330	701	73.89
75.01 - 80.00	96	18,289,391.94	40.73	190,514.50	7.348	334	704	79.94
80.01 - 85.00	3	938,690.43	2.09	312,896.81	7.500	334	668	84.84
85.01 - 90.00	40	7,814,824.65	17.40	195,370.62	7.364	333	700	89.73
90.01 - 95.00	24	4,679,474.05	10.42	194,978.09	7.673	333	712	94.88
Total	227	$44,908,395.41	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 79.82%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	8	$1,080,281.13	2.41%	135,035.14	7.303	285	701	42.25
50.01 - 55.00	1	256,400.00	0.57	256,400.00	7.250	311	746	50.77
55.01 - 60.00	3	390,861.38	0.87	130,287.13	7.272	329	653	57.83
60.01 - 65.00	6	1,073,836.22	2.39	178,972.70	7.288	335	675	60.31
65.01 - 70.00	14	2,636,536.21	5.87	188,324.02	7.295	333	706	68.28
70.01 - 75.00	26	6,506,238.29	14.49	250,239.93	7.236	329	706	73.73
75.01 - 80.00	40	7,279,357.94	16.21	181,983.95	7.346	333	702	79.89
80.01 - 85.00	3	938,690.43	2.09	312,896.81	7.500	334	668	84.84
85.01 - 90.00	52	9,978,645.41	22.22	191,897.03	7.342	333	706	87.50
90.01 - 95.00	35	6,211,216.06	13.83	177,463.32	7.577	333	706	91.06
95.01 - 100.00	39	8,556,332.34	19.05	219,393.14	7.409	334	699	79.33
Total	227	$44,908,395.41	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 2 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 84.90%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Florida	41	$7,983,469.79	17.78%	194,718.78	7.402	331	702	80.53
California	25	7,722,215.89	17.20	308,888.64	7.295	331	695	75.21
Arizona	18	3,875,192.66	8.63	215,288.48	7.346	334	718	82.96
Texas	24	3,772,578.07	8.40	157,190.75	7.429	334	716	81.20
New Jersey	11	2,600,194.49	5.79	236,381.32	7.205	335	688	75.34
Illinois	13	2,343,187.06	5.22	180,245.16	7.414	332	706	81.23
Nevada	9	2,146,392.64	4.78	238,488.07	7.858	332	700	85.32
Georgia	8	1,410,955.76	3.14	176,369.47	7.312	335	676	87.32
New York	5	1,340,976.12	2.99	268,195.22	7.174	320	708	70.58
Maryland	4	1,271,900.00	2.83	317,975.00	7.343	334	693	78.58
Michigan	9	1,177,776.01	2.62	130,864.00	7.404	327	702	81.23
Colorado	4	920,630.01	2.05	230,157.50	7.214	316	692	78.27
Other (Less than 2%)	56	8,342,926.91	18.58	148,980.84	7.363	332	706	81.27
Total	227	$44,908,395.41	100.00%
_________
(1)
The Other row in the preceding table includes 22 other states and the District of Columbia with under 2% concentrations individually. As of March 1, 2008, no more than approximately 2.306% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	148	$29,118,404.71	64.84%	196,745.98	7.388	334	707	83.22
Refinance (Rate/Term)	25	4,751,942.50	10.58	190,077.70	7.312	333	704	79.51
Refinance (Cash-Out)	54	11,038,048.20	24.58	204,408.30	7.347	325	691	70.96
Total	227	$44,908,395.41	100.00%
Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	29	$5,925,686.63	13.20%	204,334.02	7.419	333	704	82.14
High-rise Condominium	2	259,782.18	0.58	129,891.09	7.321	335	729	88.54
Single Family Residence	112	19,574,780.16	43.59	174,774.82	7.359	330	699	78.40
2-4 Family Residence	21	6,202,160.75	13.81	295,340.99	7.398	334	703	76.02
Planned Unit Development	63	12,945,985.69	28.83	205,491.84	7.351	332	705	82.54
Total	227	$44,908,395.41	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	138	$29,828,971.23	66.42%	216,151.97	7.370	331	696	80.95
Investment Property	74	12,395,001.21	27.60	167,500.02	7.381	333	723	76.64
Secondary Residence	15	2,684,422.97	5.98	178,961.53	7.310	333	680	81.88
Total	227	$44,908,395.41	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
206	1	$136,406.06	0.30%	136,406.06	7.500	360	744	44.39
215	1	166,356.47	0.37	166,356.47	7.375	240	658	38.04
217	1	142,909.98	0.32	142,909.98	6.875	240	704	34.58
266	1	256,630.01	0.57	256,630.01	7.500	360	644	75.00
270	1	100,734.18	0.22	100,734.18	8.250	360	760	75.00
275	1	148,256.68	0.33	148,256.68	7.375	360	614	90.00
286	1	76,263.28	0.17	76,263.28	7.500	360	723	80.00
287	1	201,989.09	0.45	201,989.09	7.250	360	759	75.00
288	1	161,532.78	0.36	161,532.78	7.250	360	727	95.00
299	1	116,862.16	0.26	116,862.16	8.500	360	673	69.41
309	1	52,990.60	0.12	52,990.60	7.250	360	728	80.00
311	1	256,400.00	0.57	256,400.00	7.250	336	746	50.77
318	2	360,682.97	0.80	180,341.49	7.250	360	655	84.02
320	1	126,002.20	0.28	126,002.20	7.625	360	723	80.00
322	1	125,586.37	0.28	125,586.37	7.250	360	662	59.91
325	1	103,883.60	0.23	103,883.60	7.250	360	651	80.00
328	1	120,139.80	0.27	120,139.80	7.250	360	676	80.00
329	2	112,742.29	0.25	56,371.15	7.250	360	736	85.31
330	1	96,715.98	0.22	96,715.98	7.375	360	714	80.00
331	6	1,547,103.17	3.45	257,850.53	7.265	360	695	76.87
332	4	866,354.51	1.93	216,588.63	7.568	360	701	84.32
333	8	1,639,214.91	3.65	204,901.86	7.330	360	680	77.30
334	71	15,627,632.35	34.80	220,107.50	7.434	360	703	83.27
335	95	18,932,789.21	42.16	199,292.52	7.341	360	706	78.76
336	14	2,178,349.81	4.85	155,596.42	7.244	360	699	78.79
337	8	1,253,866.95	2.79	156,733.37	7.217	360	691	78.98
Total	227	$44,908,395.41	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 332 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	78	$12,753,048.63	28.40%	163,500.62	7.313	325	708	76.71
120	149	32,155,346.78	71.60	215,807.70	7.392	334	700	81.05
Total	227	$44,908,395.41	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	185	$37,479,161.60	83.46%	202,590.06	7.338	332	703	80.12
4	1	190,768.93	0.42	190,768.93	7.375	331	739	80.00
6	1	175,829.01	0.39	175,829.01	7.375	332	712	80.00
12	5	1,445,006.53	3.22	289,001.31	7.673	333	716	79.96
24	2	497,717.65	1.11	248,858.83	8.875	335	646	80.00
36	7	1,092,394.22	2.43	156,056.32	7.546	329	675	78.18
60	26	4,027,517.47	8.97	154,904.52	7.323	329	701	77.34
Total	227	$44,908,395.41	100.00%

Loan Group 3

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
4.625	1	$85,310.32	0.19%	85,310.32	120	750	76.28
4.750	1	314,329.10	0.68	314,329.10	149	709	49.27
4.875	1	234,466.60	0.51	234,466.60	152	745	49.35
4.880	1	141,975.69	0.31	141,975.69	148	769	90.21
5.125	3	636,061.18	1.39	212,020.39	151	783	71.62
5.250	5	778,988.21	1.70	155,797.64	152	768	69.72
5.375	10	1,506,939.35	3.28	150,693.94	152	730	60.94
5.500	18	3,654,278.09	7.96	203,015.45	144	725	57.30
5.625	19	2,452,129.88	5.34	129,059.47	151	711	54.59
5.750	63	9,512,956.78	20.73	150,999.31	150	712	50.91
5.875	93	13,298,451.08	28.98	142,994.10	152	705	55.92
6.000	34	5,284,167.91	11.52	155,416.70	152	696	62.00
6.125	14	1,586,598.93	3.46	113,328.50	153	692	53.20
6.250	25	3,337,398.44	7.27	133,495.94	149	688	52.99
6.375	9	971,043.70	2.12	107,893.74	152	680	59.38
6.455	1	361,997.61	0.79	361,997.61	156	759	95.00
6.500	12	867,361.74	1.89	72,280.15	153	685	50.14
6.750	5	435,768.18	0.95	87,153.64	156	691	67.18
6.875	4	428,771.32	0.93	107,192.83	136	709	67.67
Total	319	$45,888,994.11	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of March 1, 2008, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 5.845% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 5.850% per annum as of March 1, 2008.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	28	$1,073,304.09	2.34%	38,332.29	6.016	138	712	48.96
50,000.01 - 100,000.00	103	7,420,678.26	16.17	72,045.42	5.943	150	719	57.84
100,000.01 - 150,000.00	65	8,149,144.72	17.76	125,371.46	5.905	151	705	57.53
150,000.01 - 200,000.00	50	8,827,422.83	19.24	176,548.46	5.807	152	700	54.38
200,000.01 - 250,000.00	24	5,353,326.20	11.67	223,055.26	5.853	147	725	55.61
250,000.01 - 300,000.00	25	6,889,071.15	15.01	275,562.85	5.797	150	720	58.60
300,000.01 - 350,000.00	12	3,828,855.99	8.34	319,071.33	5.614	152	690	55.98
350,000.01 - 400,000.00	11	3,932,897.56	8.57	357,536.14	5.922	154	684	57.65
400,000.01 - 450,000.00	1	414,293.31	0.90	414,293.31	5.875	151	747	45.59
Total	319	$45,888,994.11	100.00%
_____________
(1) As of March 1, 2008, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $143,853.

FICO Credit Scores(1)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
619 and Below	5	$425,181.10	0.93%	85,036.22	5.869	157	596	45.01
620 - 639	29	5,099,364.52	11.11	175,840.16	5.993	152	629	59.62
640 - 659	27	3,810,326.87	8.30	141,123.22	5.886	153	652	48.13
660 - 679	35	5,206,130.91	11.35	148,746.60	5.924	149	669	52.47
680 - 699	51	7,754,182.67	16.90	152,042.80	5.912	152	689	52.48
700 - 719	47	6,838,420.22	14.90	145,498.30	5.748	150	709	56.40
720 and Above	121	16,023,510.55	34.92	132,425.71	5.797	149	771	60.54
Not Available	4	731,877.27	1.59	182,969.32	5.556	154	N/A	67.83
Total	319	$45,888,994.11	100.00%
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the borrowers’ weighted average FICO credit score obtained in connection with the origination of the mortgage loans in loan group 3 was approximately 708.

Documentation Programs

Type of Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	34	$4,935,265.04	10.75%	145,154.85	5.897	151	708	62.00
Reduced	133	20,438,538.45	44.54	153,673.22	5.934	151	679	52.44
No Income/No Asset	40	5,388,238.65	11.74	134,705.97	5.858	150	689	52.93
Preferred	110	14,739,714.70	32.12	133,997.41	5.714	149	754	61.54
Stated Income/Stated Asset	2	387,237.27	0.84	193,618.64	5.824	136	786	56.58
Total	319	$45,888,994.11	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	120	$16,942,287.64	36.92%	141,185.73	5.848	152	707	37.24
50.01 - 55.00	33	4,405,881.37	9.60	133,511.56	5.831	147	689	52.65
55.01 - 60.00	36	5,925,844.74	12.91	164,606.80	5.814	152	702	57.86
60.01 - 65.00	20	2,939,998.32	6.41	146,999.92	5.954	149	677	62.41
65.01 - 70.00	20	2,926,283.13	6.38	146,314.16	5.849	152	712	67.37
70.01 - 75.00	21	3,478,129.68	7.58	165,625.22	5.911	147	710	73.71
75.01 - 80.00	59	8,082,748.90	17.61	136,995.74	5.769	149	732	79.36
80.01 - 85.00	1	54,115.61	0.12	54,115.61	6.250	150	715	84.72
85.01 - 90.00	7	629,731.42	1.37	89,961.63	6.076	154	722	89.00
90.01 - 95.00	2	503,973.30	1.10	251,986.65	6.417	154	762	93.65
Total	319	$45,888,994.11	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 56.48%.

(2)
Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination. See the definition of Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	111	$15,951,221.04	34.76%	143,704.69	5.829	152	707	37.03
50.01 - 55.00	33	4,415,345.51	9.62	133,798.35	5.840	147	688	52.50
55.01 - 60.00	35	5,575,707.11	12.15	159,305.92	5.810	152	700	57.80
60.01 - 65.00	21	2,992,458.90	6.52	142,498.04	5.953	149	678	61.55
65.01 - 70.00	19	2,610,668.24	5.69	137,403.59	5.937	153	699	67.62
70.01 - 75.00	21	3,577,105.52	7.80	170,338.36	5.986	148	703	70.07
75.01 - 80.00	50	6,990,152.76	15.23	139,803.06	5.739	150	736	77.43
80.01 - 85.00	3	329,462.13	0.72	109,820.71	6.012	148	722	80.78
85.01 - 90.00	14	2,066,807.97	4.50	147,629.14	5.840	153	733	78.85
90.01 - 95.00	4	634,978.44	1.38	158,744.61	6.293	141	757	87.74
95.01 - 100.00	8	745,086.49	1.62	93,135.81	5.889	145	737	66.21
Total	319	$45,888,994.11	100.00%
________
(1)
Based on the principal balances of the mortgage loans in loan group 3 as of March 1, 2008, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 58.35%.

(2)
The original Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related mortgaged properties. See the definition of Combined Loan-to-Value Ratio under the heading “The Mortgage Pool” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties(1)

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	59	$11,003,910.29	23.98%	186,506.95	5.779	149	701	43.60
Texas	53	6,517,849.33	14.20	122,978.29	5.835	148	725	70.63
Florida	25	2,664,016.53	5.81	106,560.66	5.859	153	693	52.99
New York	13	2,510,355.80	5.47	193,104.29	6.059	150	684	51.79
Arizona	14	1,973,885.12	4.30	140,991.79	5.907	146	704	59.27
North Carolina	10	1,849,936.42	4.03	184,993.64	5.766	153	706	50.73
Hawaii	5	1,562,031.40	3.40	312,406.28	5.858	154	709	50.08
Nevada	8	1,421,809.54	3.10	177,726.19	5.760	150	731	63.27
Massachusetts	7	1,275,217.37	2.78	182,173.91	5.804	154	710	46.02
New Jersey	6	1,252,289.35	2.73	208,714.89	5.926	153	744	63.23
Ohio	16	1,150,067.15	2.51	71,879.20	5.829	152	729	64.58
Washington	5	1,055,227.64	2.30	211,045.53	5.795	154	675	72.24
Utah	5	967,022.74	2.11	193,404.55	6.080	151	709	65.06
Virginia	8	938,341.21	2.04	117,292.65	5.872	155	677	51.27
Other (Less than 2%)	85	9,747,034.22	21.24	114,670.99	5.878	151	714	61.79
Total	319	$45,888,994.11	100.00%
_________
(1)
The Other row in the preceding table includes 26 other states with under 2% concentrations individually. As of March 1, 2008, no more than approximately 1.005% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	90	$12,286,007.47	26.77%	136,511.19	5.806	148	737	63.47
Refinance (Rate/Term)	116	16,640,737.07	36.26	143,454.63	5.853	152	714	56.59
Refinance (Cash-Out)	113	16,962,249.57	36.96	150,108.40	5.878	151	683	51.32
Total	319	$45,888,994.11	100.00%
Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	21	$3,080,413.03	6.71%	146,686.33	5.670	152	705	52.25
High-rise Condominium	1	291,484.54	0.64	291,484.54	5.750	156	N/A	68.09
Single Family Residence	218	30,274,756.87	65.97	138,875.03	5.884	151	702	56.12
2-4 Family Residence	12	1,858,915.98	4.05	154,909.67	5.992	151	696	48.88
Planned Unit Development	65	9,605,660.60	20.93	147,779.39	5.768	148	732	60.46
Condominium Hotel	2	777,763.09	1.69	388,881.55	5.933	153	732	51.98
Total	319	$45,888,994.11	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	277	$39,847,893.07	86.84%	143,855.21	5.844	150	707	56.26
Investment Property	23	2,973,989.57	6.48	129,303.89	5.993	154	723	56.24
Secondary Residence	19	3,067,111.47	6.68	161,426.92	5.785	149	717	59.66
Total	319	$45,888,994.11	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
35	1	$40,035.78	0.09%	40,035.78	5.750	180	661	45.89
37	1	64,729.26	0.14	64,729.26	5.750	180	792	80.00
38	1	14,464.70	0.03	14,464.70	5.875	180	661	17.92
41	1	30,818.59	0.07	30,818.59	5.750	180	756	54.30
49	1	73,521.64	0.16	73,521.64	5.750	180	784	50.82
55	1	27,435.88	0.06	27,435.88	5.500	180	700	78.64
91	1	115,152.39	0.25	115,152.39	6.000	180	751	75.00
95	1	226,713.54	0.49	226,713.54	6.250	120	677	51.43
101	1	263,299.72	0.57	263,299.72	5.500	180	799	48.84
111	1	36,764.69	0.08	36,764.69	5.500	180	686	18.21
113	1	36,186.67	0.08	36,186.67	5.875	180	715	43.29
114	1	104,296.09	0.23	104,296.09	5.500	180	682	55.38
117	1	163,104.48	0.36	163,104.48	5.500	180	684	80.00
119	1	230,909.39	0.50	230,909.39	6.875	180	759	74.25
120	1	85,310.32	0.19	85,310.32	4.625	180	750	76.28
121	1	197,500.73	0.43	197,500.73	5.750	180	713	72.26
124	1	154,352.52	0.34	154,352.52	5.750	180	666	59.70
125	1	53,067.90	0.12	53,067.90	5.875	180	725	80.00
130	2	281,631.78	0.61	140,815.89	5.939	180	718	62.81
132	1	69,722.67	0.15	69,722.67	5.875	180	794	63.73
134	2	171,250.68	0.37	85,625.34	5.973	180	707	47.72
135	3	714,804.29	1.56	238,268.10	5.801	180	718	67.24
137	1	173,543.58	0.38	173,543.58	5.500	180	733	63.83
140	1	85,081.63	0.19	85,081.63	6.500	180	662	60.24
141	1	105,024.32	0.23	105,024.32	6.250	180	666	24.16
142	1	95,722.81	0.21	95,722.81	5.625	180	735	80.00
143	2	283,138.20	0.62	141,569.10	5.594	180	706	58.77
144	4	423,887.54	0.92	105,971.89	5.973	180	725	62.15
145	4	292,510.03	0.64	73,127.51	5.799	180	738	71.08
146	5	507,640.89	1.11	101,528.18	6.112	180	677	61.68
147	6	867,030.77	1.89	144,505.13	5.604	180	730	67.21
148	8	1,661,075.91	3.62	207,634.49	5.937	180	697	55.83
149	14	2,538,499.86	5.53	181,321.42	5.731	180	699	59.65
150	7	890,090.73	1.94	127,155.82	5.779	180	693	49.77
151	12	2,381,835.53	5.19	198,486.29	5.761	180	713	57.09
152	21	4,505,673.88	9.82	214,555.90	5.598	180	717	58.58
153	21	3,432,159.97	7.48	163,436.19	5.780	180	737	57.28
154	35	5,277,437.27	11.50	150,783.92	5.857	180	708	51.74
155	50	6,559,564.88	14.29	131,191.30	5.869	180	719	52.79
156	69	9,074,695.13	19.78	131,517.32	5.994	180	696	58.18
157	31	3,579,307.47	7.80	115,461.53	5.969	180	677	50.60
Total	319	$45,888,994.11	100.00%
_________
(1)	As of March 1, 2008, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 150 months.

Interest-Only Period at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	319	$45,888,994.11	100.00%	143,852.65	5.850	150	708	56.48
Total	319	$45,888,994.11	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 3	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	314	$45,230,584.82	98.57%	144,046.45	5.843	150	709	56.49
12	1	163,757.15	0.36	163,757.15	6.250	156	665	77.91
36	3	438,179.06	0.95	146,059.69	6.208	152	693	46.74
60	1	56,473.08	0.12	56,473.08	6.875	154	629	63.07
Total	319	$45,888,994.11	100.00%

ANNEX B

Certificateholder Monthly Distribution Summaries

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 4/25/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Arthur Rea	212-815-4800

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	28,500,000.00	5.370000	147,382.08	127,537.50	274,919.58	-	28,352,617.92	-
1A2	12668BXT5	Strip IO	Var-30/360	98,500,000.00	0.569100	-	46,713.63	46,713.63	-	98,036,098.03	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	42,755,000.00	6.000000	513,023.90	213,775.00	726,798.90	-	42,241,976.10	-
1A7	12668BXY4	Senior	Var-30/360	30,000,000.00	5.370000	64,462.98	134,250.00	198,712.98	-	29,935,537.02	-
1A8	12668BXZ1	Senior	Fix-30/360	2,245,000.00	6.000000	26,938.10	11,225.00	38,163.10	-	2,218,061.90	-
1A9	12668BYA5	Senior	Fix-30/360	73,180,878.00	6.000000	800,406.00	365,904.39	1,166,310.39	-	72,380,472.00	-
110	12668BYB3	Senior	Fix-30/360	50,000,000.00	6.000000	402,949.99	250,000.00	652,949.99	-	49,597,050.01	-
111	12668BYC1	Senior	Var-30/360	40,000,000.00	5.520000	252,056.91	184,000.00	436,056.91	-	39,747,943.09	-
112	12668BYD9	Senior	Fix-30/360	4,444,355.00	6.000000	-	-	-	-	4,466,576.78	-
113	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
114	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
115	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
116	12668BYH0	Senior	Fix-30/360	57,279,000.00	6.000000	371,259.50	286,395.00	657,654.50	-	56,907,740.50	-
117	12668BYJ6	Senior	Fix-30/360	2,721,000.00	6.000000	17,636.43	13,605.00	31,241.43	-	2,703,363.57	-
118	12668BYK3	Senior	Fix-30/360	1,000,000.00	6.000000	6,481.60	5,000.00	11,481.60	-	993,518.40	-
1X	12668BYL1	Strip IO	Var-30/360	408,710,050.00	0.535794	-	182,486.99	182,486.99	-	406,131,099.80	-
2A1	12668BYM9	Senior	Fix-30/360	65,335,000.00	6.500000	795,755.89	353,897.92	1,149,653.80	-	64,539,244.11	-
2A2	12668BYN7	Senior	Fix-30/360	131,000.00	6.500000	1,595.53	709.58	2,305.11	-	129,404.47	-
2X	12668BYP2	Strip IO	Var-30/360	68,176,582.00	0.575046	-	32,670.54	32,670.54	-	67,378,908.97	-
3A1	12668BYQ0	Senior	Fix-30/360	62,110,000.00	5.250000	233,835.56	271,731.25	505,566.81	-	61,876,164.44	-
3A2	12668BYR8	Senior	Fix-30/360	125,000.00	5.250000	470.61	546.88	1,017.48	-	124,529.39	-
3X	12668BYS6	Strip IO	Var-30/360	56,065,897.00	0.442478	-	20,673.27	20,673.27	-	56,222,098.83	-
PO				322,958.19	0.000000	12,228.34	-	12,228.34	-	310,729.85	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,729.80	0.000000	18.88	-	18.88	-	21,710.92	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,888.14	0.000000	0.46	-	0.46	-	1,887.68	-
PO-3	12668BYT4	Strip PO	Fix-30/360	299,340.25	0.000000	12,209.00	-	12,209.00	-	287,131.25	-
AR	12668BYU1	Senior	Fix-30/360	100.00	6.000000	100.00	0.50	100.50	-	-	-
M	12668BYV9	Mezzanine	Var-30/360	13,050,000.00	5.973064	8,705.94	64,957.07	73,663.01	-	13,041,294.06	-
B1	12668BYW7	Junior	Var-30/360	5,552,000.00	5.973064	3,703.86	27,635.38	31,339.24	-	5,548,296.14	-
B2	12668BYX5	Junior	Var-30/360	3,331,000.00	5.973064	2,222.18	16,580.23	18,802.41	-	3,328,777.82	-
B3	12668BYY3	Junior	Var-30/360	3,054,000.00	5.973064	2,037.39	15,201.45	17,238.84	-	3,051,962.61	-
B4	12668BYZ0	Junior	Var-30/360	2,498,000.00	5.973064	1,666.47	12,433.93	14,100.40	-	2,496,333.53	-
B5	12668BZA4	Junior	Var-30/360	1,668,620.34	5.973064	1,112.06	8,305.65	9,417.70	1.12	1,667,507.17	1.12
Totals				555,285,578.53		3,666,031.32	2,976,149.49	6,642,180.78	1.12	551,641,767.88	1.12

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	28,500,000.00	147,382.08	-	-	147,382.08	-	-	28,352,617.92	0.99482869899
1A2	12668BXT5	98,500,000.00	98,500,000.00	-	-	-	-	-	-	98,036,098.03	0.99529033530
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	42,755,000.00	513,023.90	-	-	513,023.90	-	-	42,241,976.10	0.98800084444
1A7	12668BXY4	30,000,000.00	30,000,000.00	64,462.98	-	-	64,462.98	-	-	29,935,537.02	0.99785123395
1A8	12668BXZ1	2,245,000.00	2,245,000.00	26,938.10	-	-	26,938.10	-	-	2,218,061.90	0.98800084444
1A9	12668BYA5	73,180,878.00	73,180,878.00	800,406.00	-	-	800,406.00	-	-	72,380,472.00	0.98906263464
110	12668BYB3	50,000,000.00	50,000,000.00	402,949.99	-	-	402,949.99	-	-	49,597,050.01	0.99194100025
111	12668BYC1	40,000,000.00	40,000,000.00	252,056.91	-	-	252,056.91	-	-	39,747,943.09	0.99369857718
112	12668BYD9	4,444,355.00	4,444,355.00	-	22,221.78	-	-	22,221.78	-	4,466,576.78	1.00500000000
113	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
114	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
115	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
116	12668BYH0	57,279,000.00	57,279,000.00	371,259.50	-	-	371,259.50	-	-	56,907,740.50	0.99351840112
117	12668BYJ6	2,721,000.00	2,721,000.00	17,636.43	-	-	17,636.43	-	-	2,703,363.57	0.99351840112
118	12668BYK3	1,000,000.00	1,000,000.00	6,481.60	-	-	6,481.60	-	-	993,518.40	0.99351840112
1X	12668BYL1	408,710,050.00	408,710,050.00	-	-	-	-	-	-	406,131,099.80	0.99369002499
2A1	12668BYM9	65,335,000.00	65,335,000.00	795,755.89	-	-	795,755.89	-	-	64,539,244.11	0.98782037369
2A2	12668BYN7	131,000.00	131,000.00	1,595.53	-	-	1,595.53	-	-	129,404.47	0.98782037369
2X	12668BYP2	68,176,582.00	68,176,582.00	-	-	-	-	-	-	67,378,908.97	0.98829989702
3A1	12668BYQ0	62,110,000.00	62,110,000.00	233,835.56	-	-	233,835.56	-	-	61,876,164.44	0.99623513830
3A2	12668BYR8	125,000.00	125,000.00	470.61	-	-	470.61	-	-	124,529.39	0.99623513830
3X	12668BYS6	56,065,897.00	56,065,897.00	-	-	-	-	-	-	56,222,098.83	1.00278603997
PO		322,958.19	322,958.19	12,228.34	-	-	12,228.34	-	-	310,729.85	0.96213646107
PO-1	12668BYT4	21,729.80	21,729.80	18.88	-	-	18.88	-	-	21,710.92	0.99913114709
PO-2	12668BYT4	1,888.14	1,888.14	0.46	-	-	0.46	-	-	1,887.68	0.99975637400
PO-3	12668BYT4	299,340.25	299,340.25	12,209.00	-	-	12,209.00	-	-	287,131.25	0.95921363732
AR	12668BYU1	100.00	100.00	100.00	-	-	100.00	-	-	-	0.00000000000
M	12668BYV9	13,050,000.00	13,050,000.00	8,705.94	-	-	8,705.94	-	-	13,041,294.06	0.99933287808
B1	12668BYW7	5,552,000.00	5,552,000.00	3,703.86	-	-	3,703.86	-	-	5,548,296.14	0.99933287808
B2	12668BYX5	3,331,000.00	3,331,000.00	2,222.18	-	-	2,222.18	-	-	3,328,777.82	0.99933287808
B3	12668BYY3	3,054,000.00	3,054,000.00	2,037.39	-	-	2,037.39	-	-	3,051,962.61	0.99933287808
B4	12668BYZ0	2,498,000.00	2,498,000.00	1,666.47	-	-	1,666.47	-	-	2,496,333.53	0.99933287808
B5	12668BZA4	1,668,620.34	1,668,620.34	1,112.06	-	-	1,112.06	-	1.12	1,667,507.17	0.99933287808
Totals		555,285,578.53	555,285,578.53	3,666,031.32	22,221.78	-	3,666,031.32	22,221.78	1.12	551,641,767.88

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Rate Carryover Paid	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Net Rate Carryover After Dist.
1A1	28,500,000.00	5.370000	127,537.50	-	-	127,537.50	-	-	127,537.50	-	-
1A2	98,500,000.00	0.569100	46,713.63	-	-	46,713.63	-	-	46,713.63	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	-	52,083.33	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	-	75,000.00	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	42,755,000.00	6.000000	213,775.00	-	-	213,775.00	-	-	213,775.00	-	-
1A7	30,000,000.00	5.370000	134,250.00	-	-	134,250.00	-	-	134,250.00	-	-
1A8	2,245,000.00	6.000000	11,225.00	-	-	11,225.00	-	-	11,225.00	-	-
1A9	73,180,878.00	6.000000	365,904.39	-	-	365,904.39	-	-	365,904.39	-	-
110	50,000,000.00	6.000000	250,000.00	-	-	250,000.00	-	-	250,000.00	-	-
111	40,000,000.00	5.520000	184,000.00	-	-	184,000.00	-	-	184,000.00	-	-
112	4,444,355.00	6.000000	-	-	22,221.78	22,221.78	-	-	-	-	-
113	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	-	25,000.00	-	-
114	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	-	169,765.00	-	-
115	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	-	8,065.00	-	-
116	57,279,000.00	6.000000	286,395.00	-	-	286,395.00	-	-	286,395.00	-	-
117	2,721,000.00	6.000000	13,605.00	-	-	13,605.00	-	-	13,605.00	-	-
118	1,000,000.00	6.000000	5,000.00	-	-	5,000.00	-	-	5,000.00	-	-
1X	408,710,050.00	0.535794	182,486.99	-	-	182,486.99	-	-	182,486.99	-	-
2A1	65,335,000.00	6.500000	353,897.92	-	-	353,897.92	-	-	353,897.92	-	-
2A2	131,000.00	6.500000	709.58	-	-	709.58	-	-	709.58	-	-
2X	68,176,582.00	0.575046	32,670.54	-	-	32,670.54	-	-	32,670.54	-	-
3A1	62,110,000.00	5.250000	271,731.25	-	-	271,731.25	-	-	271,731.25	-	-
3A2	125,000.00	5.250000	546.88	-	-	546.88	-	-	546.88	-	-
3X	56,065,897.00	0.442478	20,673.27	-	-	20,673.27	-	-	20,673.27	-	-
PO	322,958.19	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,729.80	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,888.14	0.000000	-	-	-	-	-	-	-	-	-
PO-3	299,340.25	0.000000	-	-	-	-	-	-	-	-	-
AR	100.00	6.000000	0.50	-	-	0.50	-	-	0.50	-	-
M	13,050,000.00	5.973064	64,957.07	-	-	64,957.07	-	-	64,957.07	-	-
B1	5,552,000.00	5.973064	27,635.38	-	-	27,635.38	-	-	27,635.38	-	-
B2	3,331,000.00	5.973064	16,580.23	-	-	16,580.23	-	-	16,580.23	-	-
B3	3,054,000.00	5.973064	15,201.45	-	-	15,201.45	-	-	15,201.45	-	-
B4	2,498,000.00	5.973064	12,433.93	-	-	12,433.93	-	-	12,433.93	-	-
B5	1,668,620.34	5.973064	8,305.65	-	-	8,305.65	-	-	8,305.65	-	-
Totals	555,285,578.53		2,976,149.49	-	22,221.78	2,998,371.27	-	-	2,976,149.49	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	1000.000000000	5.171301009	4.475000000	994.828698991	5.370000
1A2	12668BXT5	98,500,000.00	1000.000000000	0.000000000	0.474250000	995.290335299	0.569100
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	1000.000000000	11.999155556	5.000000000	988.000844444	6.000000
1A7	12668BXY4	30,000,000.00	1000.000000000	2.148766049	4.475000000	997.851233951	5.370000
1A8	12668BXZ1	2,245,000.00	1000.000000000	11.999155556	5.000000000	988.000844444	6.000000
1A9	12668BYA5	73,180,878.00	1000.000000000	10.937365359	5.000000000	989.062634641	6.000000
110	12668BYB3	50,000,000.00	1000.000000000	8.058999753	5.000000000	991.941000247	6.000000
111	12668BYC1	40,000,000.00	1000.000000000	6.301422822	4.600000000	993.698577178	5.520000
112	12668BYD9	4,444,355.00	1000.000000000	0.000000000	0.000000000	1005.000000000	6.000000
113	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
114	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
115	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
116	12668BYH0	57,279,000.00	1000.000000000	6.481598876	5.000000000	993.518401124	6.000000
117	12668BYJ6	2,721,000.00	1000.000000000	6.481598876	5.000000000	993.518401124	6.000000
118	12668BYK3	1,000,000.00	1000.000000000	6.481598876	5.000000000	993.518401124	6.000000
1X	12668BYL1	408,710,050.00	1000.000000000	0.000000000	0.446495001	993.690024994	0.535794
2A1	12668BYM9	65,335,000.00	1000.000000000	12.179626311	5.416666667	987.820373689	6.500000
2A2	12668BYN7	131,000.00	1000.000000000	12.179626311	5.416666667	987.820373689	6.500000
2X	12668BYP2	68,176,582.00	1000.000000000	0.000000000	0.479204673	988.299897023	0.575046
3A1	12668BYQ0	62,110,000.00	1000.000000000	3.764861696	4.375000000	996.235138304	5.250000
3A2	12668BYR8	125,000.00	1000.000000000	3.764861696	4.375000000	996.235138304	5.250000
3X	12668BYS6	56,065,897.00	1000.000000000	0.000000000	0.368731670	1002.786039970	0.442478
PO		322,958.19	1000.000000000	37.863538931	0.000000000	962.136461069	0.000000
PO-1	12668BYT4	21,729.80	1000.000000000	0.868852912	0.000000000	999.131147088	0.000000
PO-2	12668BYT4	1,888.14	1000.000000000	0.243626002	0.000000000	999.756373998	0.000000
PO-3	12668BYT4	299,340.25	1000.000000000	40.786362676	0.000000000	959.213637324	0.000000
AR	12668BYU1	100.00	1000.000000000	1000.000000000	5.000000000	0.000000000	6.000000
M	12668BYV9	13,050,000.00	1000.000000000	0.667121918	4.977553177	999.332878082	5.973064
B1	12668BYW7	5,552,000.00	1000.000000000	0.667121918	4.977553177	999.332878082	5.973064
B2	12668BYX5	3,331,000.00	1000.000000000	0.667121918	4.977553177	999.332878082	5.973064
B3	12668BYY3	3,054,000.00	1000.000000000	0.667121918	4.977553177	999.332878082	5.973064
B4	12668BYZ0	2,498,000.00	1000.000000000	0.667121918	4.977553177	999.332878082	5.973064
B5	12668BZA4	1,668,620.34	1000.000000000	0.666451845	4.977553177	999.332878082	5.973064
Totals		555,285,578.53	1000.000000000	6.602064706	5.359673662	993.437951946

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Arthur Rea	212-815-4800

Pool Level Data
Distribution Date					4/25/2006
Cut-off Date					3/1/2006
Determination Date					4/21/2006
Accrual Period 30/360	Begin				3/1/2006
	End				4/1/2006
Number of Days in 30/360 Accrual Period					30

Collateral Information
Group 1
Cut-Off Date Balance					420,189,776.00

Beginning Aggregate Pool Stated Principal Balance					420,189,775.54
Ending Aggregate Pool Stated Principal Balance					417,600,743.52

Beginning Aggregate Certificate Stated Principal Balance					555,285,578.53
Ending Aggregate Certificate Stated Principal Balance					551,641,767.87

Beginning Aggregate Loan Count					1950
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement					9
Ending Aggregate Loan Count					1941

Beginning Weighted Average Loan Rate (WAC)					6.786969%
Ending Weighted Average Loan Rate (WAC)					6.786752%

Beginning Net Weighted Average Loan Rate					6.520846%
Ending Net Weighted Average Loan Rate					6.520588%

Weighted Average Maturity (WAM) (Months)					356

Servicer Advances					31,900.17

Aggregate Pool Prepayment					2,426,423.46
Pool Prepayment Rate					6.7161 CPR

Group 2
Cut-Off Date Balance					69,095,803.00

Beginning Aggregate Pool Stated Principal Balance					69,095,802.99
Ending Aggregate Pool Stated Principal Balance					68,297,796.77

Beginning Aggregate Certificate Stated Principal Balance					555,285,578.53
Ending Aggregate Certificate Stated Principal Balance					551,641,767.87

Beginning Aggregate Loan Count					329
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement					3
Ending Aggregate Loan Count					326

Beginning Weighted Average Loan Rate (WAC)					7.402576%
Ending Weighted Average Loan Rate (WAC)					7.403916%

Beginning Net Weighted Average Loan Rate					7.067218%
Ending Net Weighted Average Loan Rate					7.067670%

Weighted Average Maturity (WAM) (Months)					356

Servicer Advances					9,118.40

Aggregate Pool Prepayment					785,544.19
Pool Prepayment Rate					12.8233 CPR

Group 3
Cut-Off Date Balance					66,000,000.00

Beginning Aggregate Pool Stated Principal Balance					66,000,000.00
Ending Aggregate Pool Stated Principal Balance					65,743,227.58

Beginning Aggregate Certificate Stated Principal Balance					555,285,578.53
Ending Aggregate Certificate Stated Principal Balance					551,641,767.87

Beginning Aggregate Loan Count					408
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement					0
Ending Aggregate Loan Count					408

Beginning Weighted Average Loan Rate (WAC)					5.872893%
Ending Weighted Average Loan Rate (WAC)					5.873036%

Beginning Net Weighted Average Loan Rate					5.610170%
Ending Net Weighted Average Loan Rate					5.610310%

Weighted Average Maturity (WAM) (Months)					177

Servicer Advances					1,915.12

Aggregate Pool Prepayment					51,230.63
Pool Prepayment Rate					0.9304 CPR

Certificate Information
Group 1
Senior Percentage					94.7497088454%
Senior Prepayment Percentage					100.0000000000%

Subordinate Percentage					5.2502911546%
Subordinate Prepayment Percentage					0.0000000000%

Group 2
Senior Percentage					94.7492990405%
Senior Prepayment Percentage					100.0000000000%

Subordinate Percentage					5.2507009595%
Subordinate Prepayment Percentage					0.0000000000%

Group 3
Senior Percentage					94.7250761816%
Senior Prepayment Percentage					100.0000000000%

Subordinate Percentage					5.2749238184%
Subordinate Prepayment Percentage					0.0000000000%

Group 4
Senior Percentage					0.0000000000%
Senior Prepayment Percentage					0.0000000000%

Subordinate Percentage					100.0000000000%
Subordinate Prepayment Percentage					100.0000000000%

Group 5
Senior Percentage					0.0000000000%
Senior Prepayment Percentage					0.0000000000%

Subordinate Percentage					100.0000000000%
Subordinate Prepayment Percentage					100.0000000000%

Certificate Account

Beginning Balance					-

Deposit
Payments of Interest and Principal					6,764,911.71
Liquidation Proceeds					-
All Other Proceeds					-
Other Amounts					-
Total Deposits					6,764,911.71

Withdrawals
Reimbursement of Servicer Advances					-
Payment of Master Servicer Fees					115,653.55
Payment of Sub Servicer Fees					7,095.56
Payment of Other Fees					-
Payment of Insurance Premium(s)					-
Payment of Personal Mortgage Insurance					7,077.37
Other Permitted Withdrawal per the Pooling and Service Agreement					-
Payment of Principal and Interest					6,642,180.79
Total Withdrawals					6,772,007.28

Ending Balance					-

Prepayment Compensation
Total Gross Prepayment Interest Shortfall					30.95
Compensation for Gross PPIS from Servicing Fees					30.95
Other Gross PPIS Compensation					-
Total Net PPIS (Non-Supported PPIS)					-

Master Servicing Fees Paid					115,653.55
Sub Servicing Fees Paid					7,095.56
Insurance Premium(s) Paid					-
Personal Mortgage Insurance Fees Paid					7,077.37
Other Fees Paid					-
Total Fees					129,826.49

Delinquency Information
Group 1

Delinquency		30-59 Days	60-89 Days	90+ Days	Totals
Scheduled Principal Balance		5,218,441.36	-	-	5,218,441.36
Percentage of Total Pool Balance		1.249625%	0.000000%	0.000000%	1.249625%
Number of Loans		25	0	0	25
Percentage of Total Loans		1.287996%	0.000000%	0.000000%	1.287996%

Foreclosure
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Bankruptcy
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

REO
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Book Value of all REO Loans					-
Percentage of Total Pool Balance					0.000000%

Current Realized Losses					-
Additional Gains (Recoveries)/Losses					-
Total Realized Losses					-

Group 2

Delinquency		30-59 Days	60-89 Days	90+ Days	Totals
Scheduled Principal Balance		1,283,600.57	-	-	1,283,600.57
Percentage of Total Pool Balance		1.879417%	0.000000%	0.000000%	1.879417%
Number of Loans		5	0	0	5
Percentage of Total Loans		1.533742%	0.000000%	0.000000%	1.533742%

Foreclosure
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Bankruptcy
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

REO
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Book Value of all REO Loans					-
Percentage of Total Pool Balance					0.000000%

Current Realized Losses					-
Additional Gains (Recoveries)/Losses					-
Total Realized Losses					-

Group 3

Delinquency		30-59 Days	60-89 Days	90+ Days	Totals
Scheduled Principal Balance		232,879.30	-	-	232,879.30
Percentage of Total Pool Balance		0.354226%	0.000000%	0.000000%	0.354226%
Number of Loans		2	0	0	2
Percentage of Total Loans		0.490196%	0.000000%	0.000000%	0.490196%

Foreclosure
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Bankruptcy
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

REO
Scheduled Principal Balance		-	-	-	-
Percentage of Total Pool Balance		0.000000%	0.000000%	0.000000%	0.000000%
Number of Loans		0	0	0	0
Percentage of Total Loans		0.000000%	0.000000%	0.000000%	0.000000%

Book Value of all REO Loans					-
Percentage of Total Pool Balance					0.000000%

Current Realized Losses					-
Additional Gains (Recoveries)/Losses					-
Total Realized Losses					-

Protection				Original	Current
Bankruptcy Loss				-	-
Bankruptcy Percentage				0.000000%	0.000000%
Credit/Fraud Loss				-	11,105,711.58
Credit/Fraud Loss Percentage				0.000000%	2.013211%
Special Hazard Loss				-	-
Special Hazard Loss Percentage				0.000000%	0.000000%

Credit Support				Original	Current
Class A				526,131,958.19	522,507,596.55
Class A Percentage				94.749797%	94.718643%

Class M				13,050,000.00	13,041,294.06
Class M Percentage				2.350142%	2.364087%

Class B1				5,552,000.00	5,548,296.14
Class B1 Percentage				0.999846%	1.005779%

Class B2				3,331,000.00	3,328,777.82
Class B2 Percentage				0.599872%	0.603431%

Class B3				3,054,000.00	3,051,962.61
Class B3 Percentage				0.549987%	0.553251%

Class B4				2,498,000.00	2,496,333.53
Class B4 Percentage				0.449859%	0.452528%

Class B5				1,668,620.34	1,667,507.17
Class B5 Percentage				0.300498%	0.302281%

Corridor Contract Reserve Fund
Beginning Balance
Deposits					1,000.00
Accrued Interest					-
Withdrawals					-
Ending Balance					-
					1,000.00
Prefunding Account
Beginning Balance
Deposits					3,102.37
Accrued Interest					-
Withdrawals					-
Ending Balance					-
					3,102.37
Capitalized Interest Account
Beginning Balance
Deposits					11,288.53
Accrued Interest					-
Withdrawals					-
Ending Balance					11,288.53
					-

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 5/25/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Arthur Rea	212-815-4800

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	28,352,617.92	5.659380	490,654.28	133,715.20	624,369.48	-	27,861,963.64	-
1A2	12668BXT5	Strip IO	Var-30/360	98,036,098.03	0.340620	-	27,827.55	27,827.55	-	96,723,068.16	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	42,241,976.10	6.000000	513,023.90	211,209.88	724,233.78	-	41,728,952.21	-
1A7	12668BXY4	Senior	Var-30/360	29,935,537.02	5.659380	515,405.84	141,180.48	656,586.33	-	29,420,131.18	-
1A8	12668BXZ1	Senior	Fix-30/360	2,218,061.90	6.000000	26,938.10	11,090.31	38,028.41	-	2,191,123.79	-
1A9	12668BYA5	Senior	Fix-30/360	72,380,472.00	6.000000	800,406.00	361,902.36	1,162,308.36	-	71,580,066.00	-
110	12668BYB3	Senior	Fix-30/360	49,597,050.01	6.000000	703,578.56	247,985.25	951,563.81	-	48,893,471.45	-
111	12668BYC1	Senior	Var-30/360	39,747,943.09	5.659380	306,969.74	187,457.26	494,427.00	-	39,440,973.35	-
112	12668BYD9	Senior	Fix-30/360	4,466,576.78	6.000000	480,514.49	-	480,514.49	-	4,008,395.17	-
113	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
114	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
115	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
116	12668BYH0	Senior	Fix-30/360	56,907,740.50	6.000000	648,244.78	284,538.70	932,783.48	-	56,259,495.72	-
117	12668BYJ6	Senior	Fix-30/360	2,703,363.57	6.000000	30,794.43	13,516.82	44,311.25	-	2,672,569.14	-
118	12668BYK3	Senior	Fix-30/360	993,518.40	6.000000	11,317.32	4,967.59	16,284.91	-	982,201.08	-
1X	12668BYL1	Strip IO	Var-30/360	406,131,099.80	0.535611	-	181,273.62	181,273.62	-	401,627,102.88	-
2A1	12668BYM9	Senior	Fix-30/360	64,539,244.11	6.500000	548,327.18	349,587.57	897,914.75	-	63,990,916.94	-
2A2	12668BYN7	Senior	Fix-30/360	129,404.47	6.500000	1,099.42	700.94	1,800.36	-	128,305.05	-
2X	12668BYP2	Strip IO	Var-30/360	67,378,908.97	0.575594	-	32,319.09	32,319.09	-	66,829,220.45	-
3A1	12668BYQ0	Senior	Fix-30/360	61,876,164.44	5.250000	332,371.52	270,708.22	603,079.74	-	61,543,792.92	-
3A2	12668BYR8	Senior	Fix-30/360	124,529.39	5.250000	668.92	544.82	1,213.73	-	123,860.48	-
3X	12668BYS6	Strip IO	Var-30/360	56,222,098.83	0.448528	-	21,014.32	21,014.32	-	55,922,843.78	-
PO				310,729.85	0.000000	1,222.04	-	1,222.04	-	309,507.81	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,710.92	0.000000	19.07	-	19.07	-	21,691.85	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,887.68	0.000000	0.70	-	0.70	-	1,886.98	-
PO-3	12668BYT4	Strip PO	Fix-30/360	287,131.25	0.000000	1,202.27	-	1,202.27	-	285,928.98	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.33	0.33	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	13,041,294.06	5.973299	9,849.60	64,916.29	74,765.89	-	13,031,444.46	-
B1	12668BYW7	Junior	Var-30/360	5,548,296.14	5.973299	4,190.42	27,618.02	31,808.44	-	5,544,105.72	-
B2	12668BYX5	Junior	Var-30/360	3,328,777.82	5.973299	2,514.10	16,569.82	19,083.92	-	3,326,263.72	-
B3	12668BYY3	Junior	Var-30/360	3,051,962.61	5.973299	2,305.03	15,191.90	17,496.94	-	3,049,657.58	-
B4	12668BYZ0	Junior	Var-30/360	2,496,333.53	5.973299	1,885.39	12,426.12	14,311.51	-	2,494,448.14	-
B5	12668BZA4	Junior	Var-30/360	1,667,507.17	5.973299	1,259.41	8,300.43	9,559.84	-	1,666,247.76	1.12

Totals				551,641,767.88		5,433,540.47	2,956,476.22	8,390,016.70	-	546,230,560.31	1.12

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	28,352,617.92	490,654.28	-	-	490,654.28	-	27,861,963.64	0.97761275918
1A2	12668BXT5	98,500,000.00	98,036,098.03	-	-	-	-	-	96,723,068.16	0.98196008287
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	42,241,976.10	513,023.90	-	-	513,023.90	-	41,728,952.21	0.97600168889
1A7	12668BXY4	30,000,000.00	29,935,537.02	515,405.84	-	-	515,405.84	-	29,420,131.18	0.98067103919
1A8	12668BXZ1	2,245,000.00	2,218,061.90	26,938.10	-	-	26,938.10	-	2,191,123.79	0.97600168889
1A9	12668BYA5	73,180,878.00	72,380,472.00	800,406.00	-	-	800,406.00	-	71,580,066.00	0.97812526928
110	12668BYB3	50,000,000.00	49,597,050.01	703,578.56	-	-	703,578.56	-	48,893,471.45	0.97786942901
111	12668BYC1	40,000,000.00	39,747,943.09	306,969.74	-	-	306,969.74	-	39,440,973.35	0.98602433375
112	12668BYD9	4,444,355.00	4,466,576.78	480,514.49	-	-	480,514.49	-	4,008,395.17	0.90190706443
113	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	5,000,000.00	1.00000000000
114	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	33,953,000.00	1.00000000000
115	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	1,613,000.00	1.00000000000
116	12668BYH0	57,279,000.00	56,907,740.50	648,244.78	-	-	648,244.78	-	56,259,495.72	0.98220108097
117	12668BYJ6	2,721,000.00	2,703,363.57	30,794.43	-	-	30,794.43	-	2,672,569.14	0.98220108097
118	12668BYK3	1,000,000.00	993,518.40	11,317.32	-	-	11,317.32	-	982,201.08	0.98220108097
1X	12668BYL1	408,710,050.00	406,131,099.80	-	-	-	-	-	401,627,102.88	0.98266999522
2A1	12668BYM9	65,335,000.00	64,539,244.11	548,327.18	-	-	548,327.18	-	63,990,916.94	0.97942782487
2A2	12668BYN7	131,000.00	129,404.47	1,099.42	-	-	1,099.42	-	128,305.05	0.97942782487
2X	12668BYP2	68,176,582.00	67,378,908.97	-	-	-	-	-	66,829,220.45	0.98023717953
3A1	12668BYQ0	62,110,000.00	61,876,164.44	332,371.52	-	-	332,371.52	-	61,543,792.92	0.99088380169
3A2	12668BYR8	125,000.00	124,529.39	668.92	-	-	668.92	-	123,860.48	0.99088380169
3X	12668BYS6	56,065,897.00	56,222,098.83	-	-	-	-	-	55,922,843.78	0.99744848067
PO		322,958.19	310,729.85	1,222.04	-	-	1,222.04	-	309,507.81	0.95835256570
PO-1	12668BYT4	21,729.80	21,710.92	19.07	-	-	19.07	-	21,691.85	0.99825332692
PO-2	12668BYT4	1,888.14	1,887.68	0.70	-	-	0.70	-	1,886.98	0.99938455753
PO-3	12668BYT4	299,340.25	287,131.25	1,202.27	-	-	1,202.27	-	285,928.98	0.95519725285
AR	12668BYU1	100.00	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	13,041,294.06	9,849.60	-	-	9,849.60	-	13,031,444.46	0.99857811958
B1	12668BYW7	5,552,000.00	5,548,296.14	4,190.42	-	-	4,190.42	-	5,544,105.72	0.99857811958
B2	12668BYX5	3,331,000.00	3,328,777.82	2,514.10	-	-	2,514.10	-	3,326,263.72	0.99857811958
B3	12668BYY3	3,054,000.00	3,051,962.61	2,305.03	-	-	2,305.03	-	3,049,657.58	0.99857811958
B4	12668BYZ0	2,498,000.00	2,496,333.53	1,885.39	-	-	1,885.39	-	2,494,448.14	0.99857811958
B5	12668BZA4	1,668,620.34	1,667,507.17	1,259.41	-	-	1,259.41	-	1,666,247.76	0.99857811958

Totals		555,285,578.53	551,641,767.88	5,433,540.47	-	-	5,433,540.47	-	546,230,560.31

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	28,352,617.92	5.659380	133,715.20	-	133,715.20	-	133,715.20	-	-	-
1A2	98,036,098.03	0.340620	27,827.55	-	27,827.55	-	27,827.55	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-
1A6	42,241,976.10	6.000000	211,209.88	-	211,209.88	-	211,209.88	-	-	-
1A7	29,935,537.02	5.659380	141,180.48	-	141,180.48	-	141,180.48	-	-	-
1A8	2,218,061.90	6.000000	11,090.31	-	11,090.31	-	11,090.31	-	-	-
1A9	72,380,472.00	6.000000	361,902.36	-	361,902.36	-	361,902.36	-	-	-
110	49,597,050.01	6.000000	247,985.25	-	247,985.25	-	247,985.25	-	-	-
111	39,747,943.09	5.659380	187,457.26	-	187,457.26	-	187,457.26	-	-	-
112	4,466,576.78	6.000000	-	-	22,332.88	-	-	-	-	-
113	5,000,000.00	6.000000	25,000.00	-	25,000.00	-	25,000.00	-	-	-
114	33,953,000.00	6.000000	169,765.00	-	169,765.00	-	169,765.00	-	-	-
115	1,613,000.00	6.000000	8,065.00	-	8,065.00	-	8,065.00	-	-	-
116	56,907,740.50	6.000000	284,538.70	-	284,538.70	-	284,538.70	-	-	-
117	2,703,363.57	6.000000	13,516.82	-	13,516.82	-	13,516.82	-	-	-
118	993,518.40	6.000000	4,967.59	-	4,967.59	-	4,967.59	-	-	-
1X	406,131,099.80	0.535611	181,273.62	-	181,273.62	-	181,273.62	-	-	-
2A1	64,539,244.11	6.500000	349,587.57	-	349,587.57	-	349,587.57	-	-	-
2A2	129,404.47	6.500000	700.94	-	700.94	-	700.94	-	-	-
2X	67,378,908.97	0.575594	32,319.09	-	32,319.09	-	32,319.09	-	-	-
3A1	61,876,164.44	5.250000	270,708.22	-	270,708.22	-	270,708.22	-	-	-
3A2	124,529.39	5.250000	544.82	-	544.82	-	544.82	-	-	-
3X	56,222,098.83	0.448528	21,014.32	-	21,014.32	-	21,014.32	-	-	-
PO	310,729.85	0.000000	-	-	-	-	-	-	-	-
PO-1	21,710.92	0.000000	-	-	-	-	-	-	-	-
PO-2	1,887.68	0.000000	-	-	-	-	-	-	-	-
PO-3	287,131.25	0.000000	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	0.33	-	-	-

M	13,041,294.06	5.973299	64,916.29	-	64,916.29	-	64,916.29	-	-	-
B1	5,548,296.14	5.973299	27,618.02	-	27,618.02	-	27,618.02	-	-	-
B2	3,328,777.82	5.973299	16,569.82	-	16,569.82	-	16,569.82	-	-	-
B3	3,051,962.61	5.973299	15,191.90	-	15,191.90	-	15,191.90	-	-	-
B4	2,496,333.53	5.973299	12,426.12	-	12,426.12	-	12,426.12	-	-	-
B5	1,667,507.17	5.973299	8,300.43	-	8,300.43	-	8,300.43	-	-	-

Totals	551,641,767.88		2,956,475.89	-	2,978,808.77	-	2,956,476.22	-	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	994.828698991	17.215939815	4.691761369	977.612759176	5.659380
1A2	12668BXT5	98,500,000.00	995.290335299	0.000000000	0.282513162	981.960082867	0.340620
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	988.000844444	11.999155556	4.940004222	976.001688889	6.000000
1A7	12668BXY4	30,000,000.00	997.851233951	17.180194757	4.706016097	980.671039195	5.659380
1A8	12668BXZ1	2,245,000.00	988.000844444	11.999155556	4.940004222	976.001688889	6.000000
1A9	12668BYA5	73,180,878.00	989.062634641	10.937365359	4.945313173	978.125269281	6.000000
110	12668BYB3	50,000,000.00	991.941000247	14.071571236	4.959705001	977.869429011	6.000000
111	12668BYC1	40,000,000.00	993.698577178	7.674243428	4.686431545	986.024333750	5.659380
112	12668BYD9	4,444,355.00	1005.000000000	108.117935570	0.000000000	901.907064430	6.000000
113	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
114	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
115	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
116	12668BYH0	57,279,000.00	993.518401124	11.317320152	4.967592006	982.201080972	6.000000
117	12668BYJ6	2,721,000.00	993.518401124	11.317320152	4.967592006	982.201080972	6.000000
118	12668BYK3	1,000,000.00	993.518401124	11.317320152	4.967592006	982.201080972	6.000000
1X	12668BYL1	408,710,050.00	993.690024994	0.000000000	0.443526220	982.669995220	0.535611
2A1	12668BYM9	65,335,000.00	987.820373689	8.392548823	5.350693691	979.427824866	6.500000
2A2	12668BYN7	131,000.00	987.820373689	8.392548823	5.350693691	979.427824866	6.500000
2X	12668BYP2	68,176,582.00	988.299897023	0.000000000	0.474049694	980.237179535	0.575594
3A1	12668BYQ0	62,110,000.00	996.235138304	5.351336615	4.358528730	990.883801689	5.250000
3A2	12668BYR8	125,000.00	996.235138304	5.351336615	4.358528730	990.883801689	5.250000
3X	12668BYS6	56,065,897.00	1002.786039970	0.000000000	0.374814738	997.448480669	0.448528
PO		322,958.19	962.136461069	3.783895370	0.000000000	958.352565699	0.000000
PO-1	12668BYT4	21,729.80	999.131147088	0.877820167	0.000000000	998.253326921	0.000000
PO-2	12668BYT4	1,888.14	999.756373998	0.371816464	0.000000000	999.384557534	0.000000
PO-3	12668BYT4	299,340.25	959.213637324	4.016384477	0.000000000	955.197252847	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	3.262217280	0.000000000	6.000000

M	12668BYV9	13,050,000.00	999.332878082	0.754758501	4.974428112	998.578119580	5.973299
B1	12668BYW7	5,552,000.00	999.332878082	0.754758501	4.974428112	998.578119580	5.973299
B2	12668BYX5	3,331,000.00	999.332878082	0.754758501	4.974428112	998.578119580	5.973299
B3	12668BYY3	3,054,000.00	999.332878082	0.754758501	4.974428112	998.578119580	5.973299
B4	12668BYZ0	2,498,000.00	999.332878082	0.754758501	4.974428112	998.578119580	5.973299
B5	12668BZA4	1,668,620.34	999.332878082	0.754758501	4.974428112	998.578119581	5.973299

Totals		555,285,578.53	993.437951946	9.785128014	5.324244559	983.693042697
THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Arthur Rea	212-815-4800

Pool Level Data
Distribution Date	5/25/2006
Cut-off Date	3/1/2006
Record Date	4/28/2006
Determination Date	5/21/2006
LIBOR Determination Date	4/21/2006
Accrual Period 30/360	Begin	4/1/2006
End	5/1/2006
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	4.95938%

Prefunding Detail

Group I	Group II	Group III	Total
Target Funding Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Initial Funded Balance	420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
Initial Unfunded Balance	-	-	2,428,355.96	2,428,355.96
Subsequent Prefunded Deposit	-	-	2,425,233.59	2,425,233.59
Subsequent Funded Balance	420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
Subsequent Unfunded Balance	-	-	3,122.37	3,122.37

Subsequent Unfunded Amounts will be passed through as Principal at the end of the Prefunding Period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,941	326	408	2,675
Loans Paid Off or otherwise removed pursuant to the PSA	16	3	2	21
Ending Aggregate Loan Count	1,925	323	406	2,654

Beginning Pool Stated Principal Balance	417,600,743.52	68,297,796.77	65,743,227.58	551,641,767.87
Scheduled Principal	164,631.40	14,465.60	238,735.24	417,832.24
Unscheduled Principal	4,349,595.13	535,729.95	108,050.26	4,993,375.34
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	413,086,516.99	67,747,601.22	65,396,442.08	546,230,560.29

Beginning Weighted Average Mortgage Rate	6.78675%	7.40392%	5.87304%
Beginning Weighted Average Net Mortgage Rate	6.52059%	7.06767%	5.61064%
Ending Weighted Average Mortgage Rate	6.78586%	7.40439%	5.87266%
Ending Weighted Average Net Mortgage Rate	6.51962%	7.06752%	5.61026%

Beginning Weighted Average Remaining Term to Maturity	356	356	177
Ending Weighted Average Remaining Term to Maturity	355	355	176

Delinquency Information

Delinquency Information

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
30	1.55844%	6,187,609.41	1.49790%	5	0.25974%	1,131,689.92	0.27396%	0	0.00000%	-	0.00000%
Group 1	5	1.54799%	1,279,807.00	1.88908%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	3	0.73892%	649,546.23	0.99324%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
38	1.43180%	8,116,962.64	1.48600%	5	0.18839%	1,131,689.92	0.20718%	0	0.00000%	-	0.00000%
Total

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 1	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Total

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	1,131,689.92	-	-	1,131,689.92
One-Month Prior	-	-	-	-
Two-Month Prior	-	-	-	-
Three-Month Prior	-	-	-	-
Four-Month Prior	-	-	-	-
Five-Month Prior	-	-	-	-

60+ Delinquency Average	565,844.96	-	-	565,844.96
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,360,330.33	421,180.52	321,760.29	3,103,271.14
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	86,565.15	14,157.56	13,696.51	114,419.22
Less: Trustee Fee	3,132.01	512.23	493.07	4,137.31
Less: Mortgage Loan Premiums	2,492.87	4,396.40	185.93	7,075.21
Total Interest Available	2,268,140.30	402,114.32	307,384.78	2,977,639.39

Principal

Group I	Group II	Group III	Total
Scheduled Principal	164,631.40	14,465.60	238,735.24	417,832.24
Paid in Full Principal	3,995,298.65	531,698.72	60,465.11	4,587,462.48
Curtailment Principal	354,296.48	4,031.23	47,585.15	405,912.86
Liquidation Principal	-	-	-	-
Repurchased Principal	-	-	3,102.37	3,102.37
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	4,514,226.53	550,195.55	349,887.87	5,414,309.95

Total Available Funds	6,782,366.83	952,309.87	657,272.65	8,391,949.34

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	6,782,366.83	952,309.87	657,272.65	8,391,949.34
Trustee Fee	3,132.01	512.23	493.07	4,137.31
Other Deposits required by the PSA	-	-	-	-
Total Deposits	6,785,498.83	952,822.10	657,765.72	8,396,086.65

Withdrawals	Available Funds, to the Distribution Account	6,782,366.83	952,309.87	657,272.65	8,391,949.34
Trustee Fee	3,132.01	512.23	493.07	4,137.31
Total Withdrawals	6,785,498.83	952,822.10	657,765.72	8,396,086.65

Ending Balance	-

Distribution Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	6,782,366.83	952,309.87	657,272.65	8,391,949.34
Other Deposits Required by the PSA	-	-	-	-
Total Deposits	6,782,366.83	952,309.87	657,272.65	8,391,949.34

Withdrawals	Payments of Prinicipal & Interest to the Classes	6,782,366.83	952,309.87	657,272.65	8,391,949.34

Ending Balance	-	-	-	-

Supplemental Loan Account

Beginning Balance	3,102.37
Supplemental Transfer	-
Ending Balance	3,102.37

Capitalized Interest Account

Beginning Balance	1.11
Capitalized Interest Requirement	-
Ending Balance	1.11

Corridor Contract Reserve Fund

Beginnning Balance	1,000.00

Deposits	Class 1A1 Corridor Contract Received	-
Class 1A7 Corridor Contract Received	-
Class 1A11 Corridor Contract Received	-
Total Deposits	-

Withdrawals	Class 1A1 Yield Supplemental Amounts Paid	-
Class 1A7 Yield Supplemental Amounts Paid	-
Class 1A11 Yield Supplemental Amounts Paid	-
To Terminate the Account	-
Total Withdrawals	-

Ending Balance	1,000.00

Remaining Contract Funds

Class 1A1 Contract Funds Unused	-
Class 1A7 Contract Funds Unused	-
Class 1A11 Contract Funds Unused	-

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	87,000.15	14,228.71	13,696.51	114,925.37
Net Master Servicing Fee	85,536.49	14,016.50	13,696.51	113,249.50
Trustee Fee	3,132.01	512.23	493.07	4,137.31
Lpmi	2,492.87	4,396.40	185.93	7,075.21
Total Net Loan Fees	91,161.37	18,925.13	14,375.51	124,462.02

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	2,725.28	500.26	2,260.18	5,485.72
Interest Advances	41,639.43	8,246.45	3,356.03	53,241.91
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	44,364.71	8,746.71	5,616.21	58,727.63

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	3,995,298.65	531,698.72	60,465.11	4,587,462.48
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	1,463.66	212.21	-	1,675.87
Compensating Interest	1,463.66	212.21	-	1,675.87
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	11.81148%	9.01901%	1.96155%
SMM %	1.04198%	0.78457%	0.16495%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	21,710.92	1,887.68	287,131.25	310,729.85
PO Scheduled Principal	18.12	0.66	1,135.50	1,154.28
PO Prepayments & Recoveries	0.95	0.04	66.77	67.76
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	21,691.85	1,886.98	285,928.98	309,507.81

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	417,579,032.60	68,295,909.09	65,456,096.33	551,331,038.02
Non-PO Scheduled Principal	164,613.28	14,464.94	237,599.74	416,677.96
Non-PO Prepayments & Recoveries	4,349,594.18	535,729.91	107,983.49	4,993,307.58
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	413,064,825.14	67,745,714.24	65,110,513.10	545,921,052.48

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.71920%	94.68891%	94.72104%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.28080%	5.31109%	5.27896%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	4,505,514.56	549,426.60	333,040.43	5,387,981.59
Subordinate Principal Distribution Amount	22,003.94
PO Principal Distribution Amount	19.07	0.70	1,202.27	1,222.04
Total Principal Distribution Amount	5,411,207.58

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	517,118,392.91
Class A Percentage	94.749797%	94.670352%

Class M	13,050,000.00	13,031,444.46
Class M Percentage	2.350142%	2.385704%

Class B1	5,552,000.00	5,544,105.72
Class B1 Percentage	0.999846%	1.014975%

Class B2	3,331,000.00	3,326,263.72
Class B2 Percentage	0.599872%	0.608949%

Class B3	3,054,000.00	3,049,657.58
Class B3 Percentage	0.549987%	0.558310%

Class B4	2,498,000.00	2,494,448.14
Class B4 Percentage	0.449859%	0.456666%

Class B5	1,668,620.34	1,666,247.76
Class B5 Percentage	0.300498%	0.305045%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 6/26/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	27,861,963.64	5.781250	441,278.15	134,230.81	575,508.97	-	27,420,685.48	-
1A2	12668BXT5	Strip IO	Var-30/360	96,723,068.16	0.218750	-	17,631.81	17,631.81	-	95,558,354.97	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	41,728,952.21	6.000000	513,023.90	208,644.76	721,668.66	-	41,215,928.31	-
1A7	12668BXY4	Senior	Var-30/360	29,420,131.18	5.781250	450,542.41	141,737.61	592,280.02	-	28,969,588.76	-
1A8	12668BXZ1	Senior	Fix-30/360	2,191,123.79	6.000000	26,938.10	10,955.62	37,893.72	-	2,164,185.69	-
1A9	12668BYA5	Senior	Fix-30/360	71,580,066.00	6.000000	800,406.00	357,900.33	1,158,306.33	-	70,779,660.00	-
110	12668BYB3	Senior	Fix-30/360	48,893,471.45	6.000000	660,336.27	244,467.36	904,803.63	-	48,233,135.18	-
111	12668BYC1	Senior	Var-30/360	39,440,973.35	5.781250	272,892.63	190,015.11	462,907.74	-	39,168,080.72	-
112	12668BYD9	Senior	Fix-30/360	4,008,395.17	6.000000	435,301.03	-	435,301.03	-	3,593,136.12	-
113	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
114	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
115	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
116	12668BYH0	Senior	Fix-30/360	56,259,495.72	6.000000	608,403.33	281,297.48	889,700.81	-	55,651,092.38	-
117	12668BYJ6	Senior	Fix-30/360	2,672,569.14	6.000000	28,901.79	13,362.85	42,264.63	-	2,643,667.35	-
118	12668BYK3	Senior	Fix-30/360	982,201.08	6.000000	10,621.75	4,911.01	15,532.76	-	971,579.33	-
1X	12668BYL1	Strip IO	Var-30/360	401,627,102.88	0.534770	-	178,981.72	178,981.72	-	397,614,130.13	-
2A1	12668BYM9	Senior	Fix-30/360	63,990,916.94	6.500000	2,788,092.52	346,617.47	3,134,709.99	-	61,202,824.41	-
2A2	12668BYN7	Senior	Fix-30/360	128,305.05	6.500000	5,590.27	694.99	6,285.25	-	122,714.78	-
2X	12668BYP2	Strip IO	Var-30/360	66,829,220.45	0.575502	-	32,050.30	32,050.30	-	64,035,544.68	-
3A1	12668BYQ0	Senior	Fix-30/360	61,543,792.92	5.250000	695,516.49	269,254.09	964,770.58	-	60,848,276.44	-
3A2	12668BYR8	Senior	Fix-30/360	123,860.48	5.250000	1,399.77	541.89	1,941.66	-	122,460.71	-
3X	12668BYS6	Strip IO	Var-30/360	55,922,843.78	0.448135	-	20,884.17	20,884.17	-	55,261,150.18	-
PO				309,507.81	0.000000	1,530.20	-	1,530.20	-	307,977.60	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,691.85	0.000000	341.04	-	341.04	-	21,350.80	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,886.98	0.000000	1.08	-	1.08	-	1,885.90	-
PO-3	12668BYT4	Strip PO	Fix-30/360	285,928.98	0.000000	1,188.08	-	1,188.08	-	284,740.90	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.24	0.24	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	13,031,444.46	5.973588	9,891.49	64,870.40	74,761.90	-	13,021,552.97	-
B1	12668BYW7	Junior	Var-30/360	5,544,105.72	5.973588	4,208.24	27,598.50	31,806.75	-	5,539,897.48	-
B2	12668BYX5	Junior	Var-30/360	3,326,263.72	5.973588	2,524.79	16,558.11	19,082.90	-	3,323,738.92	-
B3	12668BYY3	Junior	Var-30/360	3,049,657.58	5.973588	2,314.84	15,181.17	17,496.00	-	3,047,342.74	-
B4	12668BYZ0	Junior	Var-30/360	2,494,448.14	5.973588	1,893.41	12,417.34	14,310.74	-	2,492,554.74	-
B5	12668BZA4	Junior	Var-30/360	1,666,247.76	5.973588	1,264.76	8,294.57	9,559.33	-	1,664,983.00	1.12

Totals				546,230,560.31		7,762,872.14	2,929,013.04	10,691,885.17	-	538,487,730.11	1.12

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	27,861,963.64	441,278.15	-	-	441,278.15	-	-	27,420,685.48	0.96212931514
1A2	12668BXT5	98,500,000.00	96,723,068.16	-	-	-	-	-	-	95,558,354.97	0.97013558341
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	41,728,952.21	513,023.90	-	-	513,023.90	-	-	41,215,928.31	0.96400253333
1A7	12668BXY4	30,000,000.00	29,420,131.18	450,542.41	-	-	450,542.41	-	-	28,969,588.76	0.96565295882
1A8	12668BXZ1	2,245,000.00	2,191,123.79	26,938.10	-	-	26,938.10	-	-	2,164,185.69	0.96400253333
1A9	12668BYA5	73,180,878.00	71,580,066.00	800,406.00	-	-	800,406.00	-	-	70,779,660.00	0.96718790392
110	12668BYB3	50,000,000.00	48,893,471.45	660,336.27	-	-	660,336.27	-	-	48,233,135.18	0.96466270353
111	12668BYC1	40,000,000.00	39,440,973.35	272,892.63	-	-	272,892.63	-	-	39,168,080.72	0.97920201800
112	12668BYD9	4,444,355.00	4,008,395.17	435,301.03	-	-	435,301.03	20,041.98	-	3,593,136.12	0.80847189707
113	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
114	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
115	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
116	12668BYH0	57,279,000.00	56,259,495.72	608,403.33	-	-	608,403.33	-	-	55,651,092.38	0.97157932894
117	12668BYJ6	2,721,000.00	2,672,569.14	28,901.79	-	-	28,901.79	-	-	2,643,667.35	0.97157932894
118	12668BYK3	1,000,000.00	982,201.08	10,621.75	-	-	10,621.75	-	-	971,579.33	0.97157932894
1X	12668BYL1	408,710,050.00	401,627,102.88	-	-	-	-	-	-	397,614,130.13	0.97285136524
2A1	12668BYM9	65,335,000.00	63,990,916.94	2,788,092.52	-	-	2,788,092.52	-	-	61,202,824.41	0.93675402792
2A2	12668BYN7	131,000.00	128,305.05	5,590.27	-	-	5,590.27	-	-	122,714.78	0.93675402792
2X	12668BYP2	68,176,582.00	66,829,220.45	-	-	-	-	-	-	64,035,544.68	0.93926012131
3A1	12668BYQ0	62,110,000.00	61,543,792.92	695,516.49	-	-	695,516.49	-	-	60,848,276.44	0.97968566150
3A2	12668BYR8	125,000.00	123,860.48	1,399.77	-	-	1,399.77	-	-	122,460.71	0.97968566150
3X	12668BYS6	56,065,897.00	55,922,843.78	-	-	-	-	-	-	55,261,150.18	0.98564641140
PO		322,958.19	309,507.81	1,530.20	-	-	1,530.20	-	-	307,977.60	0.95361446013
PO-1	12668BYT4	21,729.80	21,691.85	341.04	-	-	341.04	-	-	21,350.80	0.98255859649
PO-2	12668BYT4	1,888.14	1,886.98	1.08	-	-	1.08	-	-	1,885.90	0.99881323337
PO-3	12668BYT4	299,340.25	285,928.98	1,188.08	-	-	1,188.08	-	-	284,740.90	0.95122825254
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	13,031,444.46	9,891.49	-	-	9,891.49	-	-	13,021,552.97	0.99782015083
B1	12668BYW7	5,552,000.00	5,544,105.72	4,208.24	-	-	4,208.24	-	-	5,539,897.48	0.99782015083
B2	12668BYX5	3,331,000.00	3,326,263.72	2,524.79	-	-	2,524.79	-	-	3,323,738.92	0.99782015083
B3	12668BYY3	3,054,000.00	3,049,657.58	2,314.84	-	-	2,314.84	-	-	3,047,342.74	0.99782015083
B4	12668BYZ0	2,498,000.00	2,494,448.14	1,893.41	-	-	1,893.41	-	-	2,492,554.74	0.99782015083
B5	12668BZA4	1,668,620.34	1,666,247.76	1,264.76	-	-	1,264.76	-	-	1,664,983.00	0.99782015083

Totals		555,285,578.53	546,230,560.31	7,762,872.14	-	-	7,762,872.14	20,041.98	-	538,487,730.11

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	27,861,963.64	5.781250	134,230.81	-	-	134,230.81	-	134,230.81	-	-	-
1A2	96,723,068.16	0.218750	17,631.81	-	-	17,631.81	-	17,631.81	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	41,728,952.21	6.000000	208,644.76	-	-	208,644.76	-	208,644.76	-	-	-
1A7	29,420,131.18	5.781250	141,737.61	-	-	141,737.61	-	141,737.61	-	-	-
1A8	2,191,123.79	6.000000	10,955.62	-	-	10,955.62	-	10,955.62	-	-	-
1A9	71,580,066.00	6.000000	357,900.33	-	-	357,900.33	-	357,900.33	-	-	-
110	48,893,471.45	6.000000	244,467.36	-	-	244,467.36	-	244,467.36	-	-	-
111	39,440,973.35	5.781250	190,015.11	-	-	190,015.11	-	190,015.11	-	-	-
112	4,008,395.17	6.000000	-	-	20,041.98	20,041.98	-	-	-	-	-
113	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
114	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
115	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
116	56,259,495.72	6.000000	281,297.48	-	-	281,297.48	-	281,297.48	-	-	-
117	2,672,569.14	6.000000	13,362.85	-	-	13,362.85	-	13,362.85	-	-	-
118	982,201.08	6.000000	4,911.01	-	-	4,911.01	-	4,911.01	-	-	-
1X	401,627,102.88	0.534770	178,981.72	-	-	178,981.72	-	178,981.72	-	-	-
2A1	63,990,916.94	6.500000	346,617.47	-	-	346,617.47	-	346,617.47	-	-	-
2A2	128,305.05	6.500000	694.99	-	-	694.99	-	694.99	-	-	-
2X	66,829,220.45	0.575502	32,050.30	-	-	32,050.30	-	32,050.30	-	-	-
3A1	61,543,792.92	5.250000	269,254.09	-	-	269,254.09	-	269,254.09	-	-	-
3A2	123,860.48	5.250000	541.89	-	-	541.89	-	541.89	-	-	-
3X	55,922,843.78	0.448135	20,884.17	-	-	20,884.17	-	20,884.17	-	-	-
PO	309,507.81	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,691.85	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,886.98	0.000000	-	-	-	-	-	-	-	-	-
PO-3	285,928.98	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	-	0.24	-	-	-

M	13,031,444.46	5.973588	64,870.40	-	-	64,870.40	-	64,870.40	-	-	-
B1	5,544,105.72	5.973588	27,598.50	-	-	27,598.50	-	27,598.50	-	-	-
B2	3,326,263.72	5.973588	16,558.11	-	-	16,558.11	-	16,558.11	-	-	-
B3	3,049,657.58	5.973588	15,181.17	-	-	15,181.17	-	15,181.17	-	-	-
B4	2,494,448.14	5.973588	12,417.34	-	-	12,417.34	-	12,417.34	-	-	-
B5	1,666,247.76	5.973588	8,294.57	-	-	8,294.57	-	8,294.57	-	-	-

Totals	546,230,560.31		2,929,012.80	-	20,041.98	2,949,054.78	-	2,929,013.04	-	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	977.612759176	15.483444033	4.709853137	962.129315143	5.781250
1A2	12668BXT5	98,500,000.00	981.960082867	0.000000000	0.179003140	970.135583414	0.218750
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	976.001688889	11.999155556	4.880008444	964.002533333	6.000000
1A7	12668BXY4	30,000,000.00	980.671039195	15.018080371	4.724587038	965.652958824	5.781250
1A8	12668BXZ1	2,245,000.00	976.001688889	11.999155556	4.880008444	964.002533333	6.000000
1A9	12668BYA5	73,180,878.00	978.125269281	10.937365359	4.890626346	967.187903922	6.000000
110	12668BYB3	50,000,000.00	977.869429011	13.206725482	4.889347145	964.662703530	6.000000
111	12668BYC1	40,000,000.00	986.024333750	6.822315750	4.750377650	979.202018000	5.781250
112	12668BYD9	4,444,355.00	901.907064430	97.944702683	0.000000000	808.471897070	6.000000
113	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
114	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
115	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
116	12668BYH0	57,279,000.00	982.201080972	10.621752037	4.911005405	971.579328936	6.000000
117	12668BYJ6	2,721,000.00	982.201080972	10.621752037	4.911005405	971.579328936	6.000000
118	12668BYK3	1,000,000.00	982.201080972	10.621752037	4.911005405	971.579328936	6.000000
1X	12668BYL1	408,710,050.00	982.669995220	0.000000000	0.437918572	972.851365240	0.534770
2A1	12668BYM9	65,335,000.00	979.427824866	42.673796944	5.305234051	936.754027922	6.500000
2A2	12668BYN7	131,000.00	979.427824866	42.673796944	5.305234051	936.754027922	6.500000
2X	12668BYP2	68,176,582.00	980.237179535	0.000000000	0.470107177	939.260121313	0.575502
3A1	12668BYQ0	62,110,000.00	990.883801689	11.198140191	4.335116632	979.685661498	5.250000
3A2	12668BYR8	125,000.00	990.883801689	11.198140191	4.335116632	979.685661498	5.250000
3X	12668BYS6	56,065,897.00	997.448480669	0.000000000	0.372493332	985.646411400	0.448135
PO		322,958.19	958.352565699	4.738074610	0.000000000	953.614460126	0.000000
PO-1	12668BYT4	21,729.80	998.253326921	15.694730432	0.000000000	982.558596490	0.000000
PO-2	12668BYT4	1,888.14	999.384557534	0.571324160	0.000000000	998.813233373	0.000000
PO-3	12668BYT4	299,340.25	955.197252847	3.969000309	0.000000000	951.228252538	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.366751199	0.000000000	6.000000

M	12668BYV9	13,050,000.00	998.578119580	0.757968752	4.970912234	997.820150828	5.973588
B1	12668BYW7	5,552,000.00	998.578119580	0.757968752	4.970912234	997.820150828	5.973588
B2	12668BYX5	3,331,000.00	998.578119580	0.757968752	4.970912234	997.820150828	5.973588
B3	12668BYY3	3,054,000.00	998.578119580	0.757968752	4.970912234	997.820150828	5.973588
B4	12668BYZ0	2,498,000.00	998.578119580	0.757968752	4.970912234	997.820150828	5.973588
B5	12668BZA4	1,668,620.34	998.578119581	0.757968752	4.970912234	997.820150828	5.973588

Totals		555,285,578.53	983.693042697	13.979963536	5.274786800	969.749172193

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date	6/26/2006
Cut-off Date	3/1/2006
Record Date	5/31/2006
Determination Date	6/22/2006
LIBOR Determination Date	5/23/2006
Accrual Period 30/360	Begin	5/1/2006
End	6/1/2006
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	5.08125%

Prefunding Detail

Group I	Group II	Group III	Total
Target Funding Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Initial Funded Balance	420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
Initial Unfunded Balance	-	-	2,428,355.96	2,428,355.96
Subsequent Prefunded Deposit	-	-	2,425,233.59	2,425,233.59
Subsequent Funded Balance	420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
Subsequent Unfunded Balance	-	-	3,122.37	3,122.37

Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,925	323	406	2,654
Loans Paid Off or otherwise removed pursuant to the PSA	18	10	2	30
Ending Aggregate Loan Count	1,907	313	404	2,624

Beginning Pool Stated Principal Balance	413,086,516.99	67,747,601.22	65,396,442.08	546,230,560.29
Scheduled Principal	166,146.68	14,403.37	236,804.75	417,354.80
Unscheduled Principal	4,071,663.05	2,780,051.49	473,760.84	7,325,475.38
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	408,848,707.26	64,953,146.36	64,685,876.49	538,487,730.11

Beginning Weighted Average Mortgage Rate	6.78586%	7.40439%	5.87266%
Beginning Weighted Average Net Mortgage Rate	6.51962%	7.06752%	5.61026%
Ending Weighted Average Mortgage Rate	6.78469%	7.38909%	5.87186%
Ending Weighted Average Net Mortgage Rate	6.51838%	7.05961%	5.60944%

Beginning Weighted Average Remaining Term to Maturity	355	355	176
Ending Weighted Average Remaining Term to Maturity	354	354	175

Delinquency Information

Delinquency Information

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
23	1.20608%	5,467,725.21	1.33735%	5	0.26219%	997,673.21	0.24402%	2	0.10488%	593,169.14	0.14508%
Group 1	4	1.27796%	829,204.39	1.27662%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	4	0.99010%	564,537.16	0.87274%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
31	1.18140%	6,861,466.76	1.27421%	5	0.19055%	997,673.21	0.18527%	2	0.07622%	593,169.14	0.11015%
Total

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 1	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Total

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	1,590,842.35	-	-	1,590,842.35
One-Month Prior	1,131,689.92	-	-	1,131,689.92
Two-Month Prior	-	-	-	-
Three-Month Prior	-	-	-	-
Four-Month Prior	-	-	-	-
Five-Month Prior	-	-	-	-

60+ Delinquency Average	907,510.76	-	-	907,510.76
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,333,742.59	413,850.66	320,042.66	3,067,635.91
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	83,846.31	9,939.86	13,624.26	107,410.43
Less: Trustee Fee	3,098.15	508.11	490.47	4,096.73
Less: Mortgage Loan Premiums	2,492.11	4,396.34	185.30	7,073.75
Total Interest Available	2,244,306.02	399,006.36	305,742.63	2,949,055.00

Principal

Group I	Group II	Group III	Total
Scheduled Principal	166,146.68	14,403.37	236,804.75	417,354.80
Paid in Full Principal	3,943,119.49	2,775,935.19	286,658.99	7,005,713.67
Curtailment Principal	128,543.56	4,116.30	187,101.85	319,761.71
Liquidation Principal	-	-	-	-
Repurchased Principal	-	-	-	-
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	4,237,809.73	2,794,454.86	710,565.59	7,742,830.18

Total Available Funds	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18
Trustee Fee	3,098.15	508.11	490.47	4,096.73
Other Deposits required by the PSA	-	-	-	-
Total Deposits	6,485,213.90	3,193,969.32	1,016,798.69	10,695,981.91

Withdrawals	Available Funds, to the Distribution Account	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18
Trustee Fee	3,098.15	508.11	490.47	4,096.73
Total Withdrawals	6,485,213.90	3,193,969.32	1,016,798.69	10,695,981.91

Ending Balance	-

Distribution Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18
Other Deposits Required by the PSA	-	-	-	-
Total Deposits	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18

Withdrawals	Payments of Prinicipal & Interest to the Classes	6,482,115.75	3,193,461.22	1,016,308.22	10,691,885.18

Ending Balance	-	-	-	-

Supplemental Loan Account

Beginning Balance	-
Supplemental Transfer	-
Ending Balance	-

Capitalized Interest Account

Beginning Balance	-
Capitalized Interest Requirement	-
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,000.00

Deposits	Class 1A1 Corridor Contract Received	-
Class 1A7 Corridor Contract Received	-
Class 1A11 Corridor Contract Received	-
Total Deposits	-

Withdrawals	Class 1A1 Yield Supplemental Amounts Paid	-
Class 1A7 Yield Supplemental Amounts Paid	-
Class 1A11 Yield Supplemental Amounts Paid	-
To Terminate the Account	-
Total Withdrawals	-

Ending Balance	1,000.00

Remaining Contract Funds

Class 1A1 Contract Funds Unused	-
Class 1A7 Contract Funds Unused	-
Class 1A11 Contract Funds Unused	-

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	86,059.69	14,114.08	13,624.26	113,798.03
Net Master Servicing Fee	83,846.31	9,939.86	13,624.26	107,410.43
Trustee Fee	3,098.15	508.11	490.47	4,096.73
Lpmi	2,492.11	4,396.34	185.30	7,073.75
Total Net Loan Fees	89,436.57	14,844.31	14,300.03	118,580.91

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	3,446.89	139.33	2,016.00	5,602.22
Interest Advances	40,055.38	5,169.15	2,846.65	48,071.18
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	43,502.27	5,308.48	4,862.65	53,673.40

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	3,943,119.49	2,775,935.19	286,658.99	7,005,713.67
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	2,213.38	4,174.22	-	6,387.60
Compensating Interest	2,213.38	4,174.22	-	6,387.60
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	11.21168%	39.52396%	8.38434%
SMM %	0.98606%	4.10441%	0.72708%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	21,691.85	1,886.98	285,928.98	309,507.81
PO Scheduled Principal	18.22	0.66	1,140.60	1,159.47
PO Prepayments & Recoveries	322.83	0.42	47.49	370.73
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	21,350.81	1,885.90	284,740.90	307,977.61

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	413,064,825.14	67,745,714.24	65,110,513.10	545,921,052.48
Non-PO Scheduled Principal	166,128.46	14,402.71	235,664.15	416,195.33
Non-PO Prepayments & Recoveries	4,071,340.22	2,780,051.07	473,713.35	7,325,104.65
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	408,827,356.45	64,951,260.46	64,401,135.59	538,179,752.50

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.66359%	94.64691%	94.71228%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.33641%	5.35309%	5.28772%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	4,228,603.40	2,793,682.79	696,916.25	7,719,202.44
Subordinate Principal Distribution Amount	22,097.53
PO Principal Distribution Amount	341.04	1.08	1,188.08	1,530.20
Total Principal Distribution Amount	7,742,830.18

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	509,397,660.27
Class A Percentage	94.749797%	94.597821%

Class M	13,050,000.00	13,021,552.97
Class M Percentage	2.350142%	2.418171%

Class B1	5,552,000.00	5,539,897.48
Class B1 Percentage	0.999846%	1.028788%

Class B2	3,331,000.00	3,323,738.92
Class B2 Percentage	0.599872%	0.617236%

Class B3	3,054,000.00	3,047,342.74
Class B3 Percentage	0.549987%	0.565908%

Class B4	2,498,000.00	2,492,554.74
Class B4 Percentage	0.449859%	0.462881%

Class B5	1,668,620.34	1,664,983.00
Class B5 Percentage	0.300498%	0.309196%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 7/25/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	27,420,685.48	6.000000	577,318.59	137,617.39	714,935.98	-	26,843,366.89	-
1A2	12668BXT5	Strip IO	Var-30/360	95,558,354.97	0.000000	-	-	-	-	94,083,276.57	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	41,215,928.31	6.000000	513,023.90	206,079.64	719,103.54	-	40,702,904.42	-
1A7	12668BXY4	Senior	Var-30/360	28,969,588.76	6.000000	629,253.25	145,390.90	774,644.14	-	28,340,335.52	-
1A8	12668BXZ1	Senior	Fix-30/360	2,164,185.69	6.000000	26,938.10	10,820.93	37,759.03	-	2,137,247.58	-
1A9	12668BYA5	Senior	Fix-30/360	70,779,660.00	6.000000	800,406.00	353,898.30	1,154,304.30	-	69,979,254.00	-
110	12668BYB3	Senior	Fix-30/360	48,233,135.18	6.000000	779,476.83	241,165.68	1,020,642.51	-	47,453,658.35	-
111	12668BYC1	Senior	Var-30/360	39,168,080.72	6.000000	268,506.56	196,574.81	465,081.37	-	38,899,574.16	-
112	12668BYD9	Senior	Fix-30/360	3,593,136.12	6.000000	649,759.20	-	649,759.20	-	2,961,342.60	-
113	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
114	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
115	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
116	12668BYH0	Senior	Fix-30/360	55,651,092.38	6.000000	718,173.94	278,255.46	996,429.40	-	54,932,918.44	-
117	12668BYJ6	Senior	Fix-30/360	2,643,667.35	6.000000	34,116.37	13,218.34	47,334.70	-	2,609,550.99	-
118	12668BYK3	Senior	Fix-30/360	971,579.33	6.000000	12,538.17	4,857.90	17,396.07	-	959,041.16	-
1X	12668BYL1	Strip IO	Var-30/360	397,614,130.13	0.533348	-	176,722.18	176,722.18	-	392,624,682.32	-
2A1	12668BYM9	Senior	Fix-30/360	61,202,824.41	6.500000	1,664,564.71	331,515.30	1,996,080.01	-	59,538,259.71	-
2A2	12668BYN7	Senior	Fix-30/360	122,714.78	6.500000	3,337.54	664.71	4,002.24	-	119,377.24	-
2X	12668BYP2	Strip IO	Var-30/360	64,035,544.68	0.567818	-	30,300.45	30,300.45	-	62,367,614.55	-
3A1	12668BYQ0	Senior	Fix-30/360	60,848,276.44	5.250000	350,802.08	266,211.21	617,013.29	-	60,497,474.36	-
3A2	12668BYR8	Senior	Fix-30/360	122,460.71	5.250000	706.01	535.77	1,241.78	-	121,754.70	-
3X	12668BYS6	Strip IO	Var-30/360	55,261,150.18	0.447788	-	20,621.09	20,621.09	-	55,020,877.21	-
PO				307,977.60	0.000000	1,342.90	-	1,342.90	-	306,634.71	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,350.80	0.000000	20.35	-	20.35	-	21,330.45	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,885.90	0.000000	1.08	-	1.08	-	1,884.82	-
PO-3	12668BYT4	Strip PO	Fix-30/360	284,740.90	0.000000	1,321.47	-	1,321.47	-	283,419.44	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.24	0.24	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	13,021,552.97	5.973876	9,985.32	64,824.29	74,809.61	-	13,011,567.65	-
B1	12668BYW7	Junior	Var-30/360	5,539,897.48	5.973876	4,248.16	27,578.89	31,827.05	-	5,535,649.32	-
B2	12668BYX5	Junior	Var-30/360	3,323,738.92	5.973876	2,548.74	16,546.34	19,095.08	-	3,321,190.18	-
B3	12668BYY3	Junior	Var-30/360	3,047,342.74	5.973876	2,336.79	15,170.37	17,507.17	-	3,045,005.95	-
B4	12668BYZ0	Junior	Var-30/360	2,492,554.74	5.973876	1,911.37	12,408.51	14,319.88	-	2,490,643.37	-
B5	12668BZA4	Junior	Var-30/360	1,664,983.00	5.973876	1,276.76	8,288.67	9,565.43	-	1,663,706.24	1.12

Totals				538,487,730.11		7,052,571.29	2,889,180.70	9,941,751.97	-	531,453,124.54	1.12

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	27,420,685.48	577,318.59	-	-	577,318.59	-	-	26,843,366.89	0.94187252255
1A2	12668BXT5	98,500,000.00	95,558,354.97	-	-	-	-	-	-	94,083,276.57	0.95516016824
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	41,215,928.31	513,023.90	-	-	513,023.90	-	-	40,702,904.42	0.95200337778
1A7	12668BXY4	30,000,000.00	28,969,588.76	629,253.25	-	-	629,253.25	-	-	28,340,335.52	0.94467785062
1A8	12668BXZ1	2,245,000.00	2,164,185.69	26,938.10	-	-	26,938.10	-	-	2,137,247.58	0.95200337778
1A9	12668BYA5	73,180,878.00	70,779,660.00	800,406.00	-	-	800,406.00	-	-	69,979,254.00	0.95625053856
110	12668BYB3	50,000,000.00	48,233,135.18	779,476.83	-	-	779,476.83	-	-	47,453,658.35	0.94907316692
111	12668BYC1	40,000,000.00	39,168,080.72	268,506.56	-	-	268,506.56	-	-	38,899,574.16	0.97248935400
112	12668BYD9	4,444,355.00	3,593,136.12	649,759.20	-	-	649,759.20	17,965.68	-	2,961,342.60	0.66631549390
113	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
114	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
115	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
116	12668BYH0	57,279,000.00	55,651,092.38	718,173.94	-	-	718,173.94	-	-	54,932,918.44	0.95904115719
117	12668BYJ6	2,721,000.00	2,643,667.35	34,116.37	-	-	34,116.37	-	-	2,609,550.99	0.95904115719
118	12668BYK3	1,000,000.00	971,579.33	12,538.17	-	-	12,538.17	-	-	959,041.16	0.95904115719
1X	12668BYL1	408,710,050.00	397,614,130.13	-	-	-	-	-	-	392,624,682.32	0.96064357194
2A1	12668BYM9	65,335,000.00	61,202,824.41	1,664,564.71	-	-	1,664,564.71	-	-	59,538,259.71	0.91127664660
2A2	12668BYN7	131,000.00	122,714.78	3,337.54	-	-	3,337.54	-	-	119,377.24	0.91127664660
2X	12668BYP2	68,176,582.00	64,035,544.68	-	-	-	-	-	-	62,367,614.55	0.91479526724
3A1	12668BYQ0	62,110,000.00	60,848,276.44	350,802.08	-	-	350,802.08	-	-	60,497,474.36	0.97403758428
3A2	12668BYR8	125,000.00	122,460.71	706.01	-	-	706.01	-	-	121,754.70	0.97403758428
3X	12668BYS6	56,065,897.00	55,261,150.18	-	-	-	-	-	-	55,020,877.21	0.98136086559
PO		322,958.19	307,977.60	1,342.90	-	-	1,342.90	-	-	306,634.71	0.94945636771
PO-1	12668BYT4	21,729.80	21,350.80	20.35	-	-	20.35	-	-	21,330.45	0.98162222478
PO-2	12668BYT4	1,888.14	1,885.90	1.08	-	-	1.08	-	-	1,884.82	0.99823992924
PO-3	12668BYT4	299,340.25	284,740.90	1,321.47	-	-	1,321.47	-	-	283,419.44	0.94681365805
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	13,021,552.97	9,985.32	-	-	9,985.32	-	-	13,011,567.65	0.99705499234
B1	12668BYW7	5,552,000.00	5,539,897.48	4,248.16	-	-	4,248.16	-	-	5,535,649.32	0.99705499234
B2	12668BYX5	3,331,000.00	3,323,738.92	2,548.74	-	-	2,548.74	-	-	3,321,190.18	0.99705499234
B3	12668BYY3	3,054,000.00	3,047,342.74	2,336.79	-	-	2,336.79	-	-	3,045,005.95	0.99705499234
B4	12668BYZ0	2,498,000.00	2,492,554.74	1,911.37	-	-	1,911.37	-	-	2,490,643.37	0.99705499234
B5	12668BZA4	1,668,620.34	1,664,983.00	1,276.76	-	-	1,276.76	-	-	1,663,706.24	0.99705499234

Totals		555,285,578.53	538,487,730.11	7,052,571.29	-	-	7,052,571.29	17,965.68	-	531,453,124.54

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	27,420,685.48	6.000000	137,103.43	-	-	137,103.43	-	137,617.39	0.17	513.97	-
1A2	95,558,354.97	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	41,215,928.31	6.000000	206,079.64	-	-	206,079.64	-	206,079.64	-	-	-
1A7	28,969,588.76	6.000000	144,847.94	-	-	144,847.94	-	145,390.90	0.23	542.95	-
1A8	2,164,185.69	6.000000	10,820.93	-	-	10,820.93	-	10,820.93	-	-	-
1A9	70,779,660.00	6.000000	353,898.30	-	-	353,898.30	-	353,898.30	-	-	-
110	48,233,135.18	6.000000	241,165.68	-	-	241,165.68	-	241,165.68	-	-	-
111	39,168,080.72	6.000000	195,840.40	-	-	195,840.40	-	196,574.81	-	-	-
112	3,593,136.12	6.000000	-	-	17,965.68	17,965.68	-	-	-	-	-
113	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
114	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
115	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
116	55,651,092.38	6.000000	278,255.46	-	-	278,255.46	-	278,255.46	-	-	-
117	2,643,667.35	6.000000	13,218.34	-	-	13,218.34	-	13,218.34	-	-	-
118	971,579.33	6.000000	4,857.90	-	-	4,857.90	-	4,857.90	-	-	-
1X	397,614,130.13	0.533348	176,722.18	-	-	176,722.18	-	176,722.18	-	-	-
2A1	61,202,824.41	6.500000	331,515.30	-	-	331,515.30	-	331,515.30	-	-	-
2A2	122,714.78	6.500000	664.71	-	-	664.71	-	664.71	-	-	-
2X	64,035,544.68	0.567818	30,300.45	-	-	30,300.45	-	30,300.45	-	-	-
3A1	60,848,276.44	5.250000	266,211.21	-	-	266,211.21	-	266,211.21	-	-	-
3A2	122,460.71	5.250000	535.77	-	-	535.77	-	535.77	-	-	-
3X	55,261,150.18	0.447788	20,621.09	-	-	20,621.09	-	20,621.09	-	-	-
PO	307,977.60	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,350.80	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,885.90	0.000000	-	-	-	-	-	-	-	-	-
PO-3	284,740.90	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	-	0.24	-	-	-

M	13,021,552.97	5.973876	64,824.29	-	-	64,824.29	-	64,824.29	-	-	-
B1	5,539,897.48	5.973876	27,578.89	-	-	27,578.89	-	27,578.89	-	-	-
B2	3,323,738.92	5.973876	16,546.34	-	-	16,546.34	-	16,546.34	-	-	-
B3	3,047,342.74	5.973876	15,170.37	-	-	15,170.37	-	15,170.37	-	-	-
B4	2,492,554.74	5.973876	12,408.51	-	-	12,408.51	-	12,408.51	-	-	-
B5	1,664,983.00	5.973876	8,288.67	-	-	8,288.67	-	8,288.67	-	-	-

Totals	538,487,730.11		2,887,389.13	-	17,965.68	2,905,354.81	-	2,889,180.70	0.40	1,056.92	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	962.129315143	20.256792594	4.828680470	941.872522549	6.000000
1A2	12668BXT5	98,500,000.00	970.135583414	0.000000000	0.000000000	955.160168237	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	964.002533333	11.999155556	4.820012667	952.003377778	6.000000
1A7	12668BXY4	30,000,000.00	965.652958824	20.975108202	4.846363261	944.677850622	6.000000
1A8	12668BXZ1	2,245,000.00	964.002533333	11.999155556	4.820012667	952.003377778	6.000000
1A9	12668BYA5	73,180,878.00	967.187903922	10.937365359	4.835939520	956.250538563	6.000000
110	12668BYB3	50,000,000.00	964.662703530	15.589536614	4.823313518	949.073166915	6.000000
111	12668BYC1	40,000,000.00	979.202018000	6.712664000	4.914370128	972.489354000	6.000000
112	12668BYD9	4,444,355.00	808.471897070	146.198762651	0.000000000	666.315493904	6.000000
113	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
114	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
115	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
116	12668BYH0	57,279,000.00	971.579328936	12.538171745	4.857896645	959.041157190	6.000000
117	12668BYJ6	2,721,000.00	971.579328936	12.538171745	4.857896645	959.041157190	6.000000
118	12668BYK3	1,000,000.00	971.579328936	12.538171745	4.857896645	959.041157191	6.000000
1X	12668BYL1	408,710,050.00	972.851365240	0.000000000	0.432390096	960.643571941	0.533348
2A1	12668BYM9	65,335,000.00	936.754027922	25.477381323	5.074084318	911.276646600	6.500000
2A2	12668BYN7	131,000.00	936.754027922	25.477381323	5.074084318	911.276646600	6.500000
2X	12668BYP2	68,176,582.00	939.260121313	0.000000000	0.444440710	914.795267237	0.567818
3A1	12668BYQ0	62,110,000.00	979.685661498	5.648077214	4.286124769	974.037584284	5.250000
3A2	12668BYR8	125,000.00	979.685661498	5.648077214	4.286124769	974.037584284	5.250000
3X	12668BYS6	56,065,897.00	985.646411400	0.000000000	0.367800890	981.360865590	0.447788
PO		322,958.19	953.614460126	4.158123378	0.000000000	949.456367711	0.000000
PO-1	12668BYT4	21,729.80	982.558596490	0.936371711	0.000000000	981.622224779	0.000000
PO-2	12668BYT4	1,888.14	998.813233373	0.573304131	0.000000000	998.239929242	0.000000
PO-3	12668BYT4	299,340.25	951.228252538	4.414594486	0.000000000	946.813658052	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.385929524	0.000000000	6.000000

M	12668BYV9	13,050,000.00	997.820150828	0.765158489	4.967378518	997.054992339	5.973876
B1	12668BYW7	5,552,000.00	997.820150828	0.765158489	4.967378518	997.054992339	5.973876
B2	12668BYX5	3,331,000.00	997.820150828	0.765158489	4.967378518	997.054992339	5.973876
B3	12668BYY3	3,054,000.00	997.820150828	0.765158489	4.967378518	997.054992339	5.973876
B4	12668BYZ0	2,498,000.00	997.820150828	0.765158489	4.967378518	997.054992339	5.973876
B5	12668BZA4	1,668,620.34	997.820150828	0.765158489	4.967378518	997.054992339	5.973876

Totals		555,285,578.53	969.749172193	12.700800386	5.203053729	957.080725826

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date	7/25/2006
Cut-off Date	3/1/2006
Record Date	6/30/2006
Determination Date	7/22/2006
LIBOR Determination Date	6/22/2006
Accrual Period 30/360	Begin	6/1/2006
End	7/1/2006
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	5.32250%

Prefunding Detail

Group I	Group II	Group III	Total
Target Funding Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Initial Funded Balance	420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
Initial Unfunded Balance	-	-	2,428,355.96	2,428,355.96
Subsequent Prefunded Deposit	-	-	2,425,233.59	2,425,233.59
Subsequent Funded Balance	420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
Subsequent Unfunded Balance	-	-	3,122.37	3,122.37

Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,907	313	404	2,624
Loans Paid Off or otherwise removed pursuant to the PSA	21	6	1	28
Ending Aggregate Loan Count	1,886	307	403	2,596

Beginning Pool Stated Principal Balance	408,848,707.26	64,953,146.36	64,685,876.49	538,487,730.11
Scheduled Principal	165,257.61	14,485.80	237,559.54	417,302.95
Unscheduled Principal	4,835,213.63	1,654,226.12	127,862.89	6,617,302.64
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	403,848,236.02	63,284,434.44	64,320,454.06	531,453,124.52

Beginning Weighted Average Mortgage Rate	6.78469%	7.38909%	5.87186%
Beginning Weighted Average Net Mortgage Rate	6.51838%	7.05961%	5.60944%
Ending Weighted Average Mortgage Rate	6.78399%	7.39421%	5.87235%
Ending Weighted Average Net Mortgage Rate	6.51759%	7.06287%	5.60991%

Beginning Weighted Average Remaining Term to Maturity	354	354	175
Ending Weighted Average Remaining Term to Maturity	353	353	174

Delinquency Information

Delinquency Information

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
28	1.48462%	6,387,374.43	1.58163%	5	0.26511%	1,156,276.98	0.28631%	2	0.10604%	698,341.96	0.17292%
Group 1	2	0.65147%	508,728.20	0.80388%	1	0.32573%	181,566.01	0.28690%	0	0.00000%	-	0.00000%
Group 2	2	0.49628%	247,017.39	0.38404%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
32	1.23267%	7,143,120.02	1.34407%	6	0.23112%	1,337,842.99	0.25173%	2	0.07704%	698,341.96	0.13140%
Total

Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 1	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3
0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Total

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	1,854,618.94	181,566.01	-	2,036,184.95
One-Month Prior	1,590,842.35	-	-	1,590,842.35
Two-Month Prior	1,131,689.92	-	-	1,131,689.92
Three-Month Prior	-	-	-	-
Four-Month Prior	-	-	-	-
Five-Month Prior	-	-	-	-

60+ Delinquency Average	1,144,287.80	45,391.50	-	1,189,679.30
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,308,817.33	399,954.05	316,396.17	3,025,167.55
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	82,400.98	13,531.91	13,350.40	109,283.29
Less: Trustee Fee	3,066.37	487.15	485.14	4,038.66
Less: Mortgage Loan Premiums	2,490.82	3,815.10	184.66	6,490.58
Total Interest Available	2,220,859.16	382,119.90	302,375.97	2,905,355.03

Principal

Group I	Group II	Group III	Total
Scheduled Principal	165,257.61	14,485.80	237,559.54	417,302.95
Paid in Full Principal	4,603,777.70	1,596,936.54	82,058.67	6,282,772.91
Curtailment Principal	231,435.93	57,289.58	45,804.22	334,529.73
Liquidation Principal	-	-	-	-
Repurchased Principal	-	-	-	-
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	5,000,471.24	1,668,711.92	365,422.43	7,034,605.59

Total Available Funds	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62
Trustee Fee	3,066.37	487.15	485.14	4,038.66
Other Deposits required by the PSA	-	-	-	-
Total Deposits	7,224,396.76	2,051,318.97	668,283.54	9,943,999.28

Withdrawals	Available Funds, to the Distribution Account	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62
Trustee Fee	3,066.37	487.15	485.14	4,038.66
Total Withdrawals	7,224,396.76	2,051,318.97	668,283.54	9,943,999.28

Ending Balance	-

Distribution Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62
Other Deposits Required by the PSA	-	-	-	-
Total Deposits	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62

Withdrawals	Payments of Prinicipal & Interest to the Classes	7,221,330.40	2,050,831.82	667,798.40	9,939,960.62

Ending Balance	-	-	-	-

Supplemental Loan Account

Beginning Balance	-
Supplemental Transfer	-
Ending Balance	-

Capitalized Interest Account

Beginning Balance	-
Capitalized Interest Requirement	-
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,000.00

Deposits	Class 1A1 Corridor Contract Received	-
Class 1A7 Corridor Contract Received	-
Class 1A11 Corridor Contract Received	-
Total Deposits	-

Withdrawals	Class 1A1 Yield Supplemental Amounts Paid	-
Class 1A7 Yield Supplemental Amounts Paid	-
Class 1A11 Yield Supplemental Amounts Paid	-
To Terminate the Account	-
Total Withdrawals	-

Ending Balance	1,000.00

Remaining Contract Funds

Class 1A1 Contract Funds Unused	-
Class 1A7 Contract Funds Unused	-
Class 1A11 Contract Funds Unused	-

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	85,176.81	13,531.91	13,476.22	112,184.94
Net Master Servicing Fee	82,400.98	13,531.91	13,350.40	109,283.29
Trustee Fee	3,066.37	487.15	485.14	4,038.66
Lpmi	2,490.82	3,815.10	184.66	6,490.58
Total Net Loan Fees	87,958.17	17,834.15	14,020.20	119,812.52

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	4,096.73	140.18	880.35	5,117.26
Interest Advances	46,839.99	4,648.30	1,259.04	52,747.33
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	50,936.72	4,788.48	2,139.39	57,864.59

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	4,603,777.70	1,596,936.54	82,058.67	6,282,772.91
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	2,775.83	-	125.83	2,901.66
Compensating Interest	2,775.83	-	125.83	2,901.66
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	13.30907%	26.62926%	2.35494%
SMM %	1.18312%	2.54737%	0.19840%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	21,350.81	1,885.90	284,740.90	307,977.61
PO Scheduled Principal	18.00	0.67	1,145.11	1,163.78
PO Prepayments & Recoveries	2.35	0.42	176.36	179.12
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	21,330.46	1,884.81	283,419.44	306,634.71

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	408,827,356.45	64,951,260.46	64,401,135.59	538,179,752.50
Non-PO Scheduled Principal	165,239.61	14,485.13	236,414.43	416,139.17
Non-PO Prepayments & Recoveries	4,835,211.28	1,654,225.70	127,686.53	6,617,123.52
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	403,826,905.56	63,282,549.63	64,037,034.62	531,146,489.81

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.61045%	94.41778%	94.67339%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.38955%	5.58222%	5.32661%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	4,991,545.22	1,667,902.25	351,508.09	7,010,955.55
Subordinate Principal Distribution Amount	22,307.14
PO Principal Distribution Amount	20.35	1.08	1,321.47	1,342.90
Total Principal Distribution Amount	7,034,605.59

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	502,385,361.82
Class A Percentage	94.749797%	94.530512%

Class M	13,050,000.00	13,011,567.65
Class M Percentage	2.350142%	2.448300%

Class B1	5,552,000.00	5,535,649.32
Class B1 Percentage	0.999846%	1.041606%

Class B2	3,331,000.00	3,321,190.18
Class B2 Percentage	0.599872%	0.624926%

Class B3	3,054,000.00	3,045,005.95
Class B3 Percentage	0.549987%	0.572959%

Class B4	2,498,000.00	2,490,643.37
Class B4 Percentage	0.449859%	0.468648%

Class B5	1,668,620.34	1,663,706.24
Class B5 Percentage	0.300498%	0.313049%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 8/25/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	26,843,366.89	6.000000	873,434.23	136,118.24	1,009,552.47	-	25,969,932.66	-
1A2	12668BXT5	Strip IO	Var-30/360	94,083,276.57	0.000000	-	-	-	-	91,927,445.90	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	40,702,904.42	6.000000	513,023.90	203,514.52	716,538.42	-	40,189,880.52	-
1A7	12668BXY4	Senior	Var-30/360	28,340,335.52	6.000000	1,018,248.43	143,709.12	1,161,957.54	-	27,322,087.09	-
1A8	12668BXZ1	Senior	Fix-30/360	2,137,247.58	6.000000	26,938.10	10,686.24	37,624.34	-	2,110,309.48	-
1A9	12668BYA5	Senior	Fix-30/360	69,979,254.00	6.000000	800,406.00	349,896.27	1,150,302.27	-	69,178,848.00	-
1A10	12668BYB3	Senior	Fix-30/360	47,453,658.35	6.000000	1,038,806.95	237,268.29	1,276,075.24	-	46,414,851.40	-
1A11	12668BYC1	Senior	Var-30/360	38,899,574.16	6.000000	264,148.02	197,253.26	461,401.28	-	38,635,426.14	-
1A12	12668BYD9	Senior	Fix-30/360	2,961,342.60	6.000000	1,112,736.62	-	1,112,736.62	-	1,863,412.69	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	54,932,918.44	6.000000	957,108.73	274,664.59	1,231,773.32	-	53,975,809.71	-
1A17	12668BYJ6	Senior	Fix-30/360	2,609,550.99	6.000000	45,466.80	13,047.75	58,514.56	-	2,564,084.19	-
1A18	12668BYK3	Senior	Fix-30/360	959,041.16	6.000000	16,709.59	4,795.21	21,504.80	-	942,331.57	-
1X	12668BYL1	Strip IO	Var-30/360	392,624,682.32	0.532712	-	174,296.57	174,296.57	-	385,974,205.70	-
2A1	12668BYM9	Senior	Fix-30/360	59,538,259.71	6.500000	1,634,541.73	322,498.91	1,957,040.63	-	57,903,717.98	-
2A2	12668BYN7	Senior	Fix-30/360	119,377.24	6.500000	3,277.34	646.63	3,923.97	-	116,099.90	-
2X	12668BYP2	Strip IO	Var-30/360	62,367,614.55	0.571342	-	29,694.34	29,694.34	-	60,729,797.29	-
3A1	12668BYQ0	Senior	Fix-30/360	60,497,474.36	5.250000	380,002.16	264,676.45	644,678.61	-	60,117,472.20	-
3A2	12668BYR8	Senior	Fix-30/360	121,754.70	5.250000	764.78	532.68	1,297.45	-	120,989.92	-
3X	12668BYS6	Strip IO	Var-30/360	55,020,877.21	0.447788	-	20,531.40	20,531.40	-	54,669,297.59	-
PO				306,634.71	0.000000	1,206.85	-	1,206.85	-	305,427.86	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,330.45	0.000000	20.10	-	20.10	-	21,310.36	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,884.82	0.000000	1.09	-	1.09	-	1,883.73	-
PO-3	12668BYT4	Strip PO	Fix-30/360	283,419.44	0.000000	1,185.66	-	1,185.66	-	282,233.77	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	13,011,567.65	5.974167	10,094.04	64,777.74	74,871.78	-	13,001,473.61	-
B1	12668BYW7	Junior	Var-30/360	5,535,649.32	5.974167	4,294.41	27,559.08	31,853.49	-	5,531,354.90	-
B2	12668BYX5	Junior	Var-30/360	3,321,190.18	5.974167	2,576.49	16,534.45	19,110.95	-	3,318,613.69	-
B3	12668BYY3	Junior	Var-30/360	3,045,005.95	5.974167	2,362.24	15,159.48	17,521.72	-	3,042,643.71	-
B4	12668BYZ0	Junior	Var-30/360	2,490,643.37	5.974167	1,932.18	12,399.60	14,331.78	-	2,488,711.19	-
B5	12668BZA4	Junior	Var-30/360	1,663,706.24	5.974167	1,290.57	8,282.72	9,573.29	0.09	1,662,415.58	1.21

Totals				531,453,124.54		8,709,370.16	2,858,456.87	11,567,827.02	0.09	522,758,560.99	1.21
Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	26,843,366.89	873,434.23	-	-	873,434.23	-	-	25,969,932.66	0.91122570753
1A2	12668BXT5	98,500,000.00	94,083,276.57	-	-	-	-	-	-	91,927,445.90	0.93327356241
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	40,702,904.42	513,023.90	-	-	513,023.90	-	-	40,189,880.52	0.94000422222
1A7	12668BXY4	30,000,000.00	28,340,335.52	1,018,248.43	-	-	1,018,248.43	-	-	27,322,087.09	0.91073623642
1A8	12668BXZ1	2,245,000.00	2,137,247.58	26,938.10	-	-	26,938.10	-	-	2,110,309.48	0.94000422222
1A9	12668BYA5	73,180,878.00	69,979,254.00	800,406.00	-	-	800,406.00	-	-	69,178,848.00	0.94531317320
1A10	12668BYB3	50,000,000.00	47,453,658.35	1,038,806.95	-	-	1,038,806.95	-	-	46,414,851.40	0.92829702790
1A11	12668BYC1	40,000,000.00	38,899,574.16	264,148.02	-	-	264,148.02	-	-	38,635,426.14	0.96588565350
1A12	12668BYD9	4,444,355.00	2,961,342.60	1,112,736.62	-	-	1,112,736.62	14,806.71	-	1,863,412.69	0.41927629334
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	54,932,918.44	957,108.73	-	-	957,108.73	-	-	53,975,809.71	0.94233156501
1A17	12668BYJ6	2,721,000.00	2,609,550.99	45,466.80	-	-	45,466.80	-	-	2,564,084.19	0.94233156501
1A18	12668BYK3	1,000,000.00	959,041.16	16,709.59	-	-	16,709.59	-	-	942,331.57	0.94233156501
1X	12668BYL1	408,710,050.00	392,624,682.32	-	-	-	-	-	-	385,974,205.70	0.94437170238
2A1	12668BYM9	65,335,000.00	59,538,259.71	1,634,541.73	-	-	1,634,541.73	-	-	57,903,717.98	0.88625878897
2A2	12668BYN7	131,000.00	119,377.24	3,277.34	-	-	3,277.34	-	-	116,099.90	0.88625878897
2X	12668BYP2	68,176,582.00	62,367,614.55	-	-	-	-	-	-	60,729,797.29	0.89077210251
3A1	12668BYQ0	62,110,000.00	60,497,474.36	380,002.16	-	-	380,002.16	-	-	60,117,472.20	0.96791937207
3A2	12668BYR8	125,000.00	121,754.70	764.78	-	-	764.78	-	-	120,989.92	0.96791937207
3X	12668BYS6	56,065,897.00	55,020,877.21	-	-	-	-	-	-	54,669,297.59	0.97509003718
PO		322,958.19	306,634.71	1,206.85	-	-	1,206.85	-	-	305,427.86	0.94571950629
PO-1	12668BYT4	21,729.80	21,330.45	20.10	-	-	20.10	-	-	21,310.36	0.98069734420
PO-2	12668BYT4	1,888.14	1,884.82	1.09	-	-	1.09	-	-	1,883.73	0.99766463781
PO-3	12668BYT4	299,340.25	283,419.44	1,185.66	-	-	1,185.66	-	-	282,233.77	0.94285273898
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	13,011,567.65	10,094.04	-	-	10,094.04	-	-	13,001,473.61	0.99628150263
B1	12668BYW7	5,552,000.00	5,535,649.32	4,294.41	-	-	4,294.41	-	-	5,531,354.90	0.99628150263
B2	12668BYX5	3,331,000.00	3,321,190.18	2,576.49	-	-	2,576.49	-	-	3,318,613.69	0.99628150263
B3	12668BYY3	3,054,000.00	3,045,005.95	2,362.24	-	-	2,362.24	-	-	3,042,643.71	0.99628150263
B4	12668BYZ0	2,498,000.00	2,490,643.37	1,932.18	-	-	1,932.18	-	-	2,488,711.19	0.99628150263
B5	12668BZA4	1,668,620.34	1,663,706.24	1,290.57	-	-	1,290.57	-	0.09	1,662,415.58	0.99628150263

Totals		555,285,578.53	531,453,124.54	8,709,370.16	-	-	8,709,370.16	14,806.71	0.09	522,758,560.99

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	26,843,366.89	6.000000	134,216.83	0.17	-	134,216.83	-	136,118.24	0.17	1,901.41	-
1A2	94,083,276.57	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	40,702,904.42	6.000000	203,514.52	-	-	203,514.52	-	203,514.52	-	-	-
1A7	28,340,335.52	6.000000	141,701.68	0.23	-	141,701.68	-	143,709.12	0.23	2,007.44	-
1A8	2,137,247.58	6.000000	10,686.24	-	-	10,686.24	-	10,686.24	-	-	-
1A9	69,979,254.00	6.000000	349,896.27	-	-	349,896.27	-	349,896.27	-	-	-
1A10	47,453,658.35	6.000000	237,268.29	-	-	237,268.29	-	237,268.29	-	-	-
1A11	38,899,574.16	6.000000	194,497.87	-	-	194,497.87	-	197,253.26	-	2,755.39	-
1A12	2,961,342.60	6.000000	-	-	14,806.71	14,806.71	-	-	-	-	-
1A13	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	54,932,918.44	6.000000	274,664.59	-	-	274,664.59	-	274,664.59	-	-	-
1A17	2,609,550.99	6.000000	13,047.75	-	-	13,047.75	-	13,047.75	-	-	-
1A18	959,041.16	6.000000	4,795.21	-	-	4,795.21	-	4,795.21	-	-	-
1X	392,624,682.32	0.532712	174,296.57	-	-	174,296.57	-	174,296.57	-	-	-
2A1	59,538,259.71	6.500000	322,498.91	-	-	322,498.91	-	322,498.91	-	-	-
2A2	119,377.24	6.500000	646.63	-	-	646.63	-	646.63	-	-	-
2X	62,367,614.55	0.571342	29,694.34	-	-	29,694.34	-	29,694.34	-	-	-
3A1	60,497,474.36	5.250000	264,676.45	-	-	264,676.45	-	264,676.45	-	-	-
3A2	121,754.70	5.250000	532.68	-	-	532.68	-	532.68	-	-	-
3X	55,020,877.21	0.447788	20,531.40	-	-	20,531.40	-	20,531.40	-	-	-
PO	306,634.71	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,330.45	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,884.82	0.000000	-	-	-	-	-	-	-	-	-
PO-3	283,419.44	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	-	-	-	-	-

M	13,011,567.65	5.974167	64,777.74	-	-	64,777.74	-	64,777.74	-	-	-
B1	5,535,649.32	5.974167	27,559.08	-	-	27,559.08	-	27,559.08	-	-	-
B2	3,321,190.18	5.974167	16,534.45	-	-	16,534.45	-	16,534.45	-	-	-
B3	3,045,005.95	5.974167	15,159.48	-	-	15,159.48	-	15,159.48	-	-	-
B4	2,490,643.37	5.974167	12,399.60	-	-	12,399.60	-	12,399.60	-	-	-
B5	1,663,706.24	5.974167	8,282.72	-	-	8,282.72	-	8,282.72	-	-	-

Totals	531,453,124.54		2,851,792.63	0.40	14,806.71	2,866,599.34	-	2,858,456.87	0.40	6,664.24	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	941.872522549	30.646815017	4.776078585	911.225707532	6.000000
1A2	12668BXT5	98,500,000.00	955.160168237	0.000000000	0.000000000	933.273562409	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	952.003377778	11.999155556	4.760016889	940.004222222	6.000000
1A7	12668BXY4	30,000,000.00	944.677850622	33.941614201	4.790303936	910.736236421	6.000000
1A8	12668BXZ1	2,245,000.00	952.003377778	11.999155556	4.760016889	940.004222222	6.000000
1A9	12668BYA5	73,180,878.00	956.250538563	10.937365359	4.781252693	945.313173204	6.000000
1A10	12668BYB3	50,000,000.00	949.073166915	20.776139014	4.745365835	928.297027902	6.000000
1A11	12668BYC1	40,000,000.00	972.489354000	6.603700500	4.931331433	965.885653500	6.000000
1A12	12668BYD9	4,444,355.00	666.315493904	250.370778036	0.000000000	419.276293338	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	959.041157190	16.709592184	4.795205786	942.331565007	6.000000
1A17	12668BYJ6	2,721,000.00	959.041157190	16.709592184	4.795205786	942.331565007	6.000000
1A18	12668BYK3	1,000,000.00	959.041157191	16.709592184	4.795205786	942.331565007	6.000000
1X	12668BYL1	408,710,050.00	960.643571941	0.000000000	0.426455306	944.371702384	0.532712
2A1	12668BYM9	65,335,000.00	911.276646600	25.017857628	4.936081836	886.258788972	6.500000
2A2	12668BYN7	131,000.00	911.276646600	25.017857628	4.936081836	886.258788972	6.500000
2X	12668BYP2	68,176,582.00	914.795267237	0.000000000	0.435550459	890.772102509	0.571342
3A1	12668BYQ0	62,110,000.00	974.037584284	6.118212211	4.261414431	967.919372073	5.250000
3A2	12668BYR8	125,000.00	974.037584284	6.118212211	4.261414431	967.919372073	5.250000
3X	12668BYS6	56,065,897.00	981.360865590	0.000000000	0.366201309	975.090037175	0.447788
PO		322,958.19	949.456367711	3.736861419	0.000000000	945.719506293	0.000000
PO-1	12668BYT4	21,729.80	981.622224779	0.924880579	0.000000000	980.697344200	0.000000
PO-2	12668BYT4	1,888.14	998.239929242	0.575291435	0.000000000	997.664637808	0.000000
PO-3	12668BYT4	299,340.25	946.813658052	3.960919070	0.000000000	942.852738982	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M	12668BYV9	13,050,000.00	997.054992339	0.773489707	4.963811137	996.281502632	5.974167
B1	12668BYW7	5,552,000.00	997.054992339	0.773489707	4.963811137	996.281502632	5.974167
B2	12668BYX5	3,331,000.00	997.054992339	0.773489707	4.963811137	996.281502632	5.974167
B3	12668BYY3	3,054,000.00	997.054992339	0.773489707	4.963811137	996.281502632	5.974167
B4	12668BYZ0	2,498,000.00	997.054992339	0.773489707	4.963811137	996.281502632	5.974167
B5	12668BZA4	1,668,620.34	997.054992339	0.773435487	4.963811137	996.281502632	5.974167

Totals		555,285,578.53	957.080725826	15.684488301	5.147723947	941.422902381

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									8/25/2006
Cut-off Date									3/1/2006
Record Date									7/31/2006
Determination Date									8/22/2006
LIBOR Determination Date									7/21/2006
Accrual Period 30/360				Begin					7/1/2006
				End					8/1/2006
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.38500%

Prefunding Detail

						Group I	Group II	Group III	Total
	Target Funding Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Initial Funded Balance					420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
	Initial Unfunded Balance					-	-	2,428,355.96	2,428,355.96
	Subsequent Prefunded Deposit					-	-	2,425,233.59	2,425,233.59
	Subsequent Funded Balance					420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
	Subsequent Unfunded Balance					-	-	3,122.37	3,122.37

	Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,886	307	403	2,596
	Loans Paid Off or otherwise removed pursuant to the PSA					24	7	0	31
	Ending Aggregate Loan Count					1,862	300	403	2,565

	Beginning Pool Stated Principal Balance					403,848,236.02	63,284,434.44	64,320,454.06	531,453,124.52
	Scheduled Principal					166,440.26	13,645.70	238,944.13	419,030.09
	Unscheduled Principal					6,494,877.29	1,624,956.06	155,700.09	8,275,533.44
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					397,186,918.47	61,645,832.68	63,925,809.84	522,758,560.99

	Beginning Weighted Average Mortgage Rate					6.78399%	7.39421%	5.87235%
	Beginning Weighted Average Net Mortgage Rate					6.51759%	7.06287%	5.60991%
	Ending Weighted Average Mortgage Rate					6.78231%	7.39813%	5.87254%
	Ending Weighted Average Net Mortgage Rate					6.51579%	7.06487%	5.61009%

	Beginning Weighted Average Remaining Term to Maturity					353	353	174
	Ending Weighted Average Remaining Term to Maturity					352	352	173

Delinquency Information

	Delinquency Information

		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
		29	1.55747%	5,354,456.88	1.34809%	6	0.32223%	1,445,191.78	0.36386%	3	0.16112%	895,006.99	0.22534%
	Group 1	7	2.33333%	1,491,100.55	2.41882%	1	0.33333%	324,000.00	0.52558%	0	0.00000%	-	0.00000%
	Group 2	4	0.99256%	387,130.58	0.60559%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 3
		40	1.55945%	7,232,688.01	1.38356%	7	0.27290%	1,769,191.78	0.33843%	3	0.11696%	895,006.99	0.17121%
	Total

		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
		1	0.05371%	344,031.96	0.08662%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 1	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 2	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 3
		1	0.03899%	344,031.96	0.06581%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Total

	60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

						Group I	Group II	Group III	Total
	Current					2,684,230.73	324,000.00	-	3,008,230.73
	One-Month Prior					1,854,618.94	181,566.01	-	2,036,184.95
	Two-Month Prior					1,590,842.35	-	-	1,590,842.35
	Three-Month Prior					1,131,689.92	-	-	1,131,689.92
	Four-Month Prior					-	-	-	-
	Five-Month Prior					-	-	-	-

	60+ Delinquency Average					1,452,276.39	101,113.20	-	1,553,389.59
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					2,277,887.31	388,989.85	314,759.93	2,981,637.09
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					78,937.80	12,225.48	13,400.09	104,563.37
	Less: Trustee Fee					3,028.86	474.63	482.40	3,985.90
	Less: Mortgage Loan Premiums					2,489.71	3,814.83	184.02	6,488.56
	Total Interest Available					2,193,430.93	372,474.91	300,693.41	2,866,599.26

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					166,440.26	13,645.70	238,944.13	419,030.09
	Paid in Full Principal					6,242,695.41	1,619,903.28	-	7,862,598.69
	Curtailment Principal					252,181.88	5,052.78	155,700.09	412,934.75
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					6,661,317.55	1,638,601.76	394,644.22	8,694,563.53

	Total Available Funds					8,854,748.48	2,011,076.67	695,337.63	11,561,162.79

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					8,854,748.48	2,011,076.67	695,337.63	11,561,162.79
	Trustee Fee					3,028.86	474.63	482.40	3,985.90
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					8,857,777.35	2,011,551.30	695,820.03	11,565,148.68

Withdrawals	Available Funds, to the Distribution Account					8,854,748.48	2,011,076.67	695,337.63	11,561,162.79
	Trustee Fee					3,028.86	474.63	482.40	3,985.90
	Total Withdrawals					8,857,777.35	2,011,551.30	695,820.03	11,565,148.68

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								11,561,162.79
	Trustee Fee								3,985.90
	YSA								6,664.23
	Other Deposits Required by the PSA								-
	Total Deposits								11,571,812.92

Withdrawals	Payments of Prinicipal & Interest to the Classes								11,567,827.02
	Payment of Trustee Fee								3,985.90
	Total Withdrawals								11,571,812.92

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,000.00

Deposits	Class 1A1 Corridor Contract Received								1,907.44
	Class 1A7 Corridor Contract Received								2,015.36
	Class 1A11 Corridor Contract Received								2,755.39
	Total Deposits								6,678.18

	Class 1A1 Yield Supplemental Amounts Paid								1,901.41
	Class 1A7 Yield Supplemental Amounts Paid								2,007.44
	Class 1A11 Yield Supplemental Amounts Paid								2,755.39
	To Terminate the Account								-
	Total Withdrawals								6,664.23

	Ending Balance								1,013.95

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								6.03
	Class 1A7 Contract Funds Unused								7.92
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					84,135.05	13,184.26	13,400.09	110,719.40
	Net Master Servicing Fee					78,937.80	12,225.48	13,400.09	104,563.37
	Trustee Fee					3,028.86	474.63	482.40	3,985.90
	Lpmi					2,489.71	3,814.83	184.02	6,488.56
	Total Net Loan Fees					84,456.37	16,514.94	14,066.52	115,037.84

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					3,599.58	247.08	1,390.14	5,236.80
	Interest Advances					45,780.18	11,506.11	1,983.88	59,270.17
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					49,379.76	11,753.19	3,374.02	64,506.97

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					6,242,695.41	1,619,903.28	-	7,862,598.69
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					5,197.25	958.77	-	6,156.03
	Compensating Interest					5,197.25	958.77	-	6,156.03
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					17.68684%	26.81776%	2.87701%
	SMM %					1.60891%	2.56826%	0.24297%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					21,330.46	1,884.81	283,419.44	306,634.71
	PO Scheduled Principal					18.10	0.67	1,150.10	1,168.88
	PO Prepayments & Recoveries					1.99	0.42	35.56	37.97
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					21,310.36	1,883.73	282,233.77	305,427.86

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					403,826,905.56	63,282,549.63	64,037,034.62	531,146,489.81
	Non-PO Scheduled Principal					166,422.16	13,645.03	237,794.03	417,861.21
	Non-PO Prepayments & Recoveries					6,494,875.30	1,624,955.64	155,664.53	8,275,495.47
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					397,165,608.11	61,643,948.95	63,643,576.07	522,453,133.13

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					94.54592%	94.27186%	94.66277%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					5.45408%	5.72814%	5.33723%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					6,652,220.65	1,637,819.07	380,766.94	8,670,806.66
	Subordinate Principal Distribution Amount								22,550.03
	PO Principal Distribution Amount					20.10	1.09	1,185.66	1,206.85
	Total Principal Distribution Amount								8,694,563.53

	Cross-Collateralization due to Rapid Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					-	-	-	-
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

	Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
	Group I
		N/A

	Group II
		N/A

	Group III
		N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	493,713,348.31
Class A Percentage			94.749797%	94.443857%

Class M			13,050,000.00	13,001,473.61
Class M Percentage			2.350142%	2.487090%

Class B1			5,552,000.00	5,531,354.90
Class B1 Percentage			0.999846%	1.058109%

Class B2			3,331,000.00	3,318,613.69
Class B2 Percentage			0.599872%	0.634827%

Class B3			3,054,000.00	3,042,643.71
Class B3 Percentage			0.549987%	0.582036%

Class B4			2,498,000.00	2,488,711.19
Class B4 Percentage			0.449859%	0.476073%

Class B5			1,668,620.34	1,662,415.58
Class B5 Percentage			0.300498%	0.318008%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.054	23,871.86	0.006
25,000.00	-	50,000.00	6	0.322	257,314.26	0.065
50,000.00	-	75,000.00	47	2.524	3,069,305.13	0.773
75,000.00	-	100,000.00	100	5.371	8,928,240.32	2.248
100,000.00	-	125,000.00	165	8.861	18,798,302.45	4.733
125,000.00	-	150,000.00	208	11.171	28,802,516.57	7.252
150,000.00	-	175,000.00	203	10.902	32,939,700.82	8.293
175,000.00	-	200,000.00	221	11.869	41,813,027.06	10.527
200,000.00	-	225,000.00	186	9.989	39,407,959.34	9.922
225,000.00	-	250,000.00	146	7.841	34,727,357.02	8.743
250,000.00	-	275,000.00	124	6.660	32,719,680.59	8.238
275,000.00	-	300,000.00	101	5.424	29,266,484.04	7.368
300,000.00	-	325,000.00	95	5.102	29,674,115.92	7.471
325,000.00	-	350,000.00	91	4.887	30,749,965.02	7.742
350,000.00	-	375,000.00	61	3.276	22,084,954.03	5.560
375,000.00	-	400,000.00	62	3.330	24,178,739.36	6.087
400,000.00	-	425,000.00	31	1.665	12,764,797.26	3.214
425,000.00	-	450,000.00	6	0.322	2,650,478.96	0.667
450,000.00	-	475,000.00	2	0.107	918,014.74	0.231
475,000.00	-	500,000.00	1	0.054	492,000.00	0.124
500,000.00	-	525,000.00	1	0.054	514,217.63	0.129
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.054	551,387.38	0.139
575,000.00	-	600,000.00	1	0.054	595,000.00	0.150
600,000.00	-	625,000.00	1	0.054	622,344.34	0.157
625,000.00	-	650,000.00	1	0.054	637,144.37	0.160
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1862	100.000	397,186,918.47	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.333	157,959.36	0.256
50,000.00	-	75,000.00	17	5.667	1,102,169.46	1.788
75,000.00	-	100,000.00	22	7.333	1,949,376.50	3.162
100,000.00	-	125,000.00	25	8.333	2,817,840.47	4.571
125,000.00	-	150,000.00	35	11.667	4,825,864.05	7.828
150,000.00	-	175,000.00	26	8.667	4,201,407.67	6.815
175,000.00	-	200,000.00	39	13.000	7,299,189.31	11.841
200,000.00	-	225,000.00	25	8.333	5,380,354.99	8.728
225,000.00	-	250,000.00	17	5.667	3,957,760.18	6.420
250,000.00	-	275,000.00	22	7.333	5,761,147.52	9.346
275,000.00	-	300,000.00	14	4.667	3,991,239.28	6.474
300,000.00	-	325,000.00	11	3.667	3,526,663.24	5.721
325,000.00	-	350,000.00	12	4.000	4,054,878.89	6.578
350,000.00	-	375,000.00	14	4.667	5,101,202.22	8.275
375,000.00	-	400,000.00	8	2.667	3,114,565.18	5.052
400,000.00	-	425,000.00	4	1.333	1,640,970.01	2.662
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.667	968,531.18	1.571
500,000.00	-	525,000.00	1	0.333	520,000.00	0.844
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.333	559,892.10	0.908
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.333	714,821.07	1.160
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	300	100.000	61,645,832.68	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	22	5.459	937,665.13	1.467
50,000.00	-	75,000.00	71	17.618	4,424,453.52	6.921
75,000.00	-	100,000.00	58	14.392	5,124,873.76	8.017
100,000.00	-	125,000.00	34	8.437	3,836,543.60	6.002
125,000.00	-	150,000.00	39	9.677	5,338,458.94	8.351
150,000.00	-	175,000.00	32	7.940	5,203,422.39	8.140
175,000.00	-	200,000.00	37	9.181	7,029,238.28	10.996
200,000.00	-	225,000.00	20	4.963	4,245,369.38	6.641
225,000.00	-	250,000.00	13	3.226	3,080,694.80	4.819
250,000.00	-	275,000.00	14	3.474	3,620,258.33	5.663
275,000.00	-	300,000.00	20	4.963	5,764,001.82	9.017
300,000.00	-	325,000.00	10	2.481	3,142,825.79	4.916
325,000.00	-	350,000.00	10	2.481	3,377,200.41	5.283
350,000.00	-	375,000.00	7	1.737	2,557,993.92	4.002
375,000.00	-	400,000.00	15	3.722	5,792,642.22	9.062
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	1	0.248	450,167.55	0.704
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	403	100.000	63,925,809.84	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	132	7.089	29,246,700.78	7.363
6.5	-	7.0	1612	86.574	344,033,828.16	86.618
7.0	-	7.5	116	6.230	23,680,139.53	5.962
7.5	-	8.0	2	0.107	226,250.00	0.057
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1862	100.000	397,186,918.47	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	17	5.667	4,408,113.21	7.151
7.0	-	7.5	238	79.333	47,508,583.18	77.067
7.5	-	8.0	27	9.000	5,862,641.30	9.510
8.0	-	8.5	10	3.333	1,791,667.57	2.906
8.5	-	9.0	6	2.000	1,869,229.01	3.032
9.0	-	9.5	1	0.333	117,195.52	0.190
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.333	88,402.89	0.143
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	300	100.000	61,645,832.68	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.744	694,839.92	1.087
5.0	-	5.5	41	10.174	8,561,672.33	13.393
5.5	-	6.0	262	65.012	42,176,289.81	65.977
6.0	-	6.5	82	20.347	10,327,866.90	16.156
6.5	-	7.0	14	3.474	2,068,358.15	3.236
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.248	96,782.73	0.151
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	403	100.000	63,925,809.84	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.161	450,941.21	0.114
120	-	180	1	0.054	117,687.19	0.030
180	-	300	20	1.074	2,883,909.45	0.726
300	-	360	1838	98.711	393,734,380.62	99.131
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1862	100.000	397,186,918.47	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.667	902,639.31	1.464
300	-	360	295	98.333	60,743,193.37	98.536
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	300	100.000	61,645,832.68	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.496	314,273.89	0.492
120	-	180	401	99.504	63,611,535.95	99.508
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	403	100.000	63,925,809.84	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 9/25/06
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	25,969,932.66	6.000000	811,068.96	130,377.29	941,446.24	-	25,158,863.71	-
1A2	12668BXT5	Strip IO	Var-30/360	91,927,445.90	0.000000	-	-	-	-	89,920,238.40	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	40,189,880.52	6.000000	513,023.90	200,949.40	713,973.30	-	39,676,856.63	-
1A7	12668BXY4	Senior	Var-30/360	27,322,087.09	6.000000	936,321.68	137,165.53	1,073,487.21	-	26,385,765.41	-
1A8	12668BXZ1	Senior	Fix-30/360	2,110,309.48	6.000000	26,938.10	10,551.55	37,489.65	-	2,083,371.37	-
1A9	12668BYA5	Senior	Fix-30/360	69,178,848.00	6.000000	800,406.00	345,894.24	1,146,300.24	-	68,378,442.00	-
1A10	12668BYB3	Senior	Fix-30/360	46,414,851.40	6.000000	984,189.12	232,074.26	1,216,263.38	-	45,430,662.27	-
1A11	12668BYC1	Senior	Var-30/360	38,635,426.14	6.000000	259,816.85	193,962.07	453,778.92	-	38,375,609.29	-
1A12	12668BYD9	Senior	Fix-30/360	1,863,412.69	6.000000	1,014,322.55	-	1,014,322.55	-	858,407.20	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	53,975,809.71	6.000000	906,786.39	269,879.05	1,176,665.44	-	53,069,023.32	-
1A17	12668BYJ6	Senior	Fix-30/360	2,564,084.19	6.000000	43,076.27	12,820.42	55,896.69	-	2,521,007.92	-
1A18	12668BYK3	Senior	Fix-30/360	942,331.57	6.000000	15,831.04	4,711.66	20,542.70	-	926,500.52	-
1X	12668BYL1	Strip IO	Var-30/360	385,974,205.70	0.531109	-	170,828.64	170,828.64	-	379,672,559.48	-
2A1	12668BYM9	Senior	Fix-30/360	57,903,717.98	6.500000	407,092.20	313,645.14	720,737.34	-	57,496,625.78	-
2A2	12668BYN7	Senior	Fix-30/360	116,099.90	6.500000	816.24	628.87	1,445.12	-	115,283.66	-
2X	12668BYP2	Strip IO	Var-30/360	60,729,797.29	0.573591	-	29,028.36	29,028.36	-	60,321,879.67	-
3A1	12668BYQ0	Senior	Fix-30/360	60,117,472.20	5.250000	578,271.56	263,013.94	841,285.50	-	59,539,200.64	-
3A2	12668BYR8	Senior	Fix-30/360	120,989.92	5.250000	1,163.81	529.33	1,693.14	-	119,826.12	-
3X	12668BYS6	Strip IO	Var-30/360	54,669,297.59	0.448169	-	20,417.58	20,417.58	-	54,128,044.53	-
PO				305,427.86	0.000000	1,225.71	-	1,225.71	-	304,202.15	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,310.36	0.000000	18.83	-	18.83	-	21,291.53	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,883.73	0.000000	1.09	-	1.09	-	1,882.64	-
PO-3	12668BYT4	Strip PO	Fix-30/360	282,233.77	0.000000	1,205.79	-	1,205.79	-	281,027.98	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.15	0.15	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	13,001,473.61	5.974462	10,206.97	64,730.67	74,937.64	-	12,991,266.64	-
B1	12668BYW7	Junior	Var-30/360	5,531,354.90	5.974462	4,342.46	27,539.06	31,881.51	-	5,527,012.44	-
B2	12668BYX5	Junior	Var-30/360	3,318,613.69	5.974462	2,605.32	16,522.44	19,127.76	-	3,316,008.37	-
B3	12668BYY3	Junior	Var-30/360	3,042,643.71	5.974462	2,388.67	15,148.46	17,537.13	-	3,040,255.04	-
B4	12668BYZ0	Junior	Var-30/360	2,488,711.19	5.974462	1,953.79	12,390.59	14,344.38	-	2,486,757.40	-
B5	12668BZA4	Junior	Var-30/360	1,662,415.58	5.974462	1,305.10	8,276.70	9,581.80	-	1,661,110.48	1.21

Totals				522,758,560.99		7,323,152.69	2,810,998.73	10,134,151.41	-	515,444,725.36	1.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	25,969,932.66	811,068.96	-	-	811,068.96	-	-	25,158,863.71	0.88276714761
1A2	12668BXT5	98,500,000.00	91,927,445.90	-	-	-	-	-	-	89,920,238.40	0.91289582137
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	40,189,880.52	513,023.90	-	-	513,023.90	-	-	39,676,856.63	0.92800506667
1A7	12668BXY4	30,000,000.00	27,322,087.09	936,321.68	-	-	936,321.68	-	-	26,385,765.41	0.87952551361
1A8	12668BXZ1	2,245,000.00	2,110,309.48	26,938.10	-	-	26,938.10	-	-	2,083,371.37	0.92800506667
1A9	12668BYA5	73,180,878.00	69,178,848.00	800,406.00	-	-	800,406.00	-	-	68,378,442.00	0.93437580784
1A10	12668BYB3	50,000,000.00	46,414,851.40	984,189.12	-	-	984,189.12	-	-	45,430,662.27	0.90861324544
1A11	12668BYC1	40,000,000.00	38,635,426.14	259,816.85	-	-	259,816.85	-	-	38,375,609.29	0.95939023225
1A12	12668BYD9	4,444,355.00	1,863,412.69	1,014,322.55	-	-	1,014,322.55	9,317.06	-	858,407.20	0.19314550717
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	53,975,809.71	906,786.39	-	-	906,786.39	-	-	53,069,023.32	0.92650052069
1A17	12668BYJ6	2,721,000.00	2,564,084.19	43,076.27	-	-	43,076.27	-	-	2,521,007.92	0.92650052069
1A18	12668BYK3	1,000,000.00	942,331.57	15,831.04	-	-	15,831.04	-	-	926,500.52	0.92650052069
1X	12668BYL1	408,710,050.00	385,974,205.70	-	-	-	-	-	-	379,672,559.48	0.92895332395
2A1	12668BYM9	65,335,000.00	57,903,717.98	407,092.20	-	-	407,092.20	-	-	57,496,625.78	0.88002794490
2A2	12668BYN7	131,000.00	116,099.90	816.24	-	-	816.24	-	-	115,283.66	0.88002794490
2X	12668BYP2	68,176,582.00	60,729,797.29	-	-	-	-	-	-	60,321,879.67	0.88478885125
3A1	12668BYQ0	62,110,000.00	60,117,472.20	578,271.56	-	-	578,271.56	-	-	59,539,200.64	0.95860892998
3A2	12668BYR8	125,000.00	120,989.92	1,163.81	-	-	1,163.81	-	-	119,826.12	0.95860892998
3X	12668BYS6	56,065,897.00	54,669,297.59	-	-	-	-	-	-	54,128,044.53	0.96543616398
PO		322,958.19	305,427.86	1,225.71	-	-	1,225.71	-	-	304,202.15	0.94192424722
PO-1	12668BYT4	21,729.80	21,310.36	18.83	-	-	18.83	-	-	21,291.53	0.97983072823
PO-2	12668BYT4	1,888.14	1,883.73	1.09	-	-	1.09	-	-	1,882.64	0.99708680908
PO-3	12668BYT4	299,340.25	282,233.77	1,205.79	-	-	1,205.79	-	-	281,027.98	0.93882457009
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	13,001,473.61	10,206.97	-	-	10,206.97	-	-	12,991,266.64	0.99549935950
B1	12668BYW7	5,552,000.00	5,531,354.90	4,342.46	-	-	4,342.46	-	-	5,527,012.44	0.99549935950
B2	12668BYX5	3,331,000.00	3,318,613.69	2,605.32	-	-	2,605.32	-	-	3,316,008.37	0.99549935950
B3	12668BYY3	3,054,000.00	3,042,643.71	2,388.67	-	-	2,388.67	-	-	3,040,255.04	0.99549935950
B4	12668BYZ0	2,498,000.00	2,488,711.19	1,953.79	-	-	1,953.79	-	-	2,486,757.40	0.99549935950
B5	12668BZA4	1,668,620.34	1,662,415.58	1,305.10	-	-	1,305.10	-	-	1,661,110.48	0.99549935950

Totals		555,285,578.53	522,758,560.99	7,323,152.69	-	-	7,323,152.69	9,317.06	-	515,444,725.36

Interest Distribution Detail
Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	25,969,932.66	6.000000	129,849.66	0.17	-	129,849.66	-	130,377.29	0.17	527.62	-
1A2	91,927,445.90	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	40,189,880.52	6.000000	200,949.40	-	-	200,949.40	-	200,949.40	-	-	-
1A7	27,322,087.09	6.000000	136,610.44	0.23	-	136,610.44	-	137,165.53	0.23	555.09	-
1A8	2,110,309.48	6.000000	10,551.55	-	-	10,551.55	-	10,551.55	-	-	-
1A9	69,178,848.00	6.000000	345,894.24	-	-	345,894.24	-	345,894.24	-	-	-
1A10	46,414,851.40	6.000000	232,074.26	-	-	232,074.26	-	232,074.26	-	-	-
1A11	38,635,426.14	6.000000	193,177.13	-	-	193,177.13	-	193,962.07	-	784.94	-
1A12	1,863,412.69	6.000000	-	-	9,317.06	9,317.06	-	-	-	-	-
1A13	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	53,975,809.71	6.000000	269,879.05	-	-	269,879.05	-	269,879.05	-	-	-
1A17	2,564,084.19	6.000000	12,820.42	-	-	12,820.42	-	12,820.42	-	-	-
1A18	942,331.57	6.000000	4,711.66	-	-	4,711.66	-	4,711.66	-	-	-
1X	385,974,205.70	0.531109	170,828.64	-	-	170,828.64	-	170,828.64	-	-	-
2A1	57,903,717.98	6.500000	313,645.14	-	-	313,645.14	-	313,645.14	-	-	-
2A2	116,099.90	6.500000	628.87	-	-	628.87	-	628.87	-	-	-
2X	60,729,797.29	0.573591	29,028.36	-	-	29,028.36	-	29,028.36	-	-	-
3A1	60,117,472.20	5.250000	263,013.94	-	-	263,013.94	-	263,013.94	-	-	-
3A2	120,989.92	5.250000	529.33	-	-	529.33	-	529.33	-	-	-
3X	54,669,297.59	0.448169	20,417.58	-	-	20,417.58	-	20,417.58	-	-	-
PO	305,427.86	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,310.36	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,883.73	0.000000	-	-	-	-	-	-	-	-	-
PO-3	282,233.77	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	-	0.15	-	-	-

M	13,001,473.61	5.974462	64,730.67	-	-	64,730.67	-	64,730.67	-	-	-
B1	5,531,354.90	5.974462	27,539.06	-	-	27,539.06	-	27,539.06	-	-	-
B2	3,318,613.69	5.974462	16,522.44	-	-	16,522.44	-	16,522.44	-	-	-
B3	3,042,643.71	5.974462	15,148.46	-	-	15,148.46	-	15,148.46	-	-	-
B4	2,488,711.19	5.974462	12,390.59	-	-	12,390.59	-	12,390.59	-	-	-
B5	1,662,415.58	5.974462	8,276.70	-	-	8,276.70	-	8,276.70	-	-	-

Totals	522,758,560.99		2,809,130.92	0.40	9,317.06	2,818,447.98	-	2,810,998.73	0.40	1,867.65	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	911.225707532	28.458559927	4.574641607	882.767147605	6.000000
1A2	12668BXT5	98,500,000.00	933.273562409	0.000000000	0.000000000	912.895821371	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	940.004222222	11.999155556	4.700021111	928.005066667	6.000000
1A7	12668BXY4	30,000,000.00	910.736236421	31.210722813	4.572184307	879.525513608	6.000000
1A8	12668BXZ1	2,245,000.00	940.004222222	11.999155556	4.700021111	928.005066667	6.000000
1A9	12668BYA5	73,180,878.00	945.313173204	10.937365359	4.726565866	934.375807844	6.000000
1A10	12668BYB3	50,000,000.00	928.297027902	19.683782459	4.641485140	908.613245443	6.000000
1A11	12668BYC1	40,000,000.00	965.885653500	6.495421250	4.849051844	959.390232250	6.000000
1A12	12668BYD9	4,444,355.00	419.276293338	228.227167637	0.000000000	193.145507168	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	942.331565007	15.831044320	4.711657825	926.500520687	6.000000
1A17	12668BYJ6	2,721,000.00	942.331565007	15.831044320	4.711657825	926.500520687	6.000000
1A18	12668BYK3	1,000,000.00	942.331565007	15.831044319	4.711657825	926.500520688	6.000000
1X	12668BYL1	408,710,050.00	944.371702384	0.000000000	0.417970240	928.953323952	0.531109
2A1	12668BYM9	65,335,000.00	886.258788972	6.230844070	4.800568440	880.027944902	6.500000
2A2	12668BYN7	131,000.00	886.258788972	6.230844070	4.800568440	880.027944902	6.500000
2X	12668BYP2	68,176,582.00	890.772102509	0.000000000	0.425782028	884.788851251	0.573591
3A1	12668BYQ0	62,110,000.00	967.919372073	9.310442093	4.234647253	958.608929980	5.250000
3A2	12668BYR8	125,000.00	967.919372073	9.310442093	4.234647253	958.608929980	5.250000
3X	12668BYS6	56,065,897.00	975.090037175	0.000000000	0.364171027	965.436163984	0.448169
PO		322,958.19	945.719506293	3.795259071	0.000000000	941.924247222	0.000000
PO-1	12668BYT4	21,729.80	980.697344200	0.866615968	0.000000000	979.830728232	0.000000
PO-2	12668BYT4	1,888.14	997.664637808	0.577828730	0.000000000	997.086809078	0.000000
PO-3	12668BYT4	299,340.25	942.852738982	4.028168888	0.000000000	938.824570094	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.470493491	0.000000000	6.000000

M	12668BYV9	13,050,000.00	996.281502632	0.782143136	4.960204603	995.499359496	5.974462
B1	12668BYW7	5,552,000.00	996.281502632	0.782143136	4.960204603	995.499359496	5.974462
B2	12668BYX5	3,331,000.00	996.281502632	0.782143136	4.960204603	995.499359496	5.974462
B3	12668BYY3	3,054,000.00	996.281502632	0.782143136	4.960204603	995.499359496	5.974462
B4	12668BYZ0	2,498,000.00	996.281502632	0.782143136	4.960204603	995.499359496	5.974462
B5	12668BZA4	1,668,620.34	996.281502632	0.782143136	4.960204603	995.499359496	5.974462

Totals		555,285,578.53	941.422902381	13.188083705	5.062257762	928.251597537

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Cirino Emanuele	212-815-3087
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									9/25/2006
Cut-off Date									3/1/2006
Record Date									8/31/2006
Determination Date									9/22/2006
LIBOR Determination Date									8/23/2006
Accrual Period 30/360				Begin					8/1/2006
				End					9/1/2006
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32438%

Prefunding Detail

						Group I	Group II	Group III	Total
	Target Funding Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Initial Funded Balance					420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
	Initial Unfunded Balance					-	-	2,428,355.96	2,428,355.96
	Subsequent Prefunded Deposit					-	-	2,425,233.59	2,425,233.59
	Subsequent Funded Balance					420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
	Subsequent Unfunded Balance					-	-	3,122.37	3,122.37

	Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,862	300	403	2,565
	Loans Paid Off or otherwise removed pursuant to the PSA					24	2	2	28
	Ending Aggregate Loan Count					1,838	298	401	2,537

	Beginning Pool Stated Principal Balance					397,186,918.47	61,645,832.68	63,925,809.84	522,758,560.99
	Scheduled Principal					165,643.86	13,540.95	240,865.13	420,049.94
	Unscheduled Principal					6,146,019.86	395,164.63	352,601.20	6,893,785.69
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					390,875,254.75	61,237,127.10	63,332,343.51	515,444,725.36

	Beginning Weighted Average Mortgage Rate					6.78231%	7.39813%	5.87254%
	Beginning Weighted Average Net Mortgage Rate					6.51579%	7.06487%	5.61009%
	Ending Weighted Average Mortgage Rate					6.78116%	7.39911%	5.87093%
	Ending Weighted Average Net Mortgage Rate					6.51484%	7.06535%	5.60847%

	Beginning Weighted Average Remaining Term to Maturity					352	352	173
	Ending Weighted Average Remaining Term to Maturity					351	351	172

Delinquency Information

	Delinquency Information

		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
		20	1.08814%	4,169,467.44	1.06670%	8	0.43526%	1,851,879.29	0.47378%	6	0.32644%	1,408,828.97	0.36043%
	Group 1	4	1.34228%	666,111.81	1.08776%	0	0.00000%	-	0.00000%	2	0.67114%	505,283.05	0.82513%
	Group 2	2	0.49875%	122,449.81	0.19334%	2	0.49875%	186,593.11	0.29463%	0	0.00000%	-	0.00000%
	Group 3
		26	1.02483%	4,958,029.06	0.96189%	10	0.39417%	2,038,472.40	0.39548%	8	0.31533%	1,914,112.02	0.37135%
	Total

		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
		1	0.05441%	343,733.29	0.08794%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 1	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 2	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 3
		1	0.03942%	343,733.29	0.06669%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Total

	60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

						Group I	Group II	Group III	Total
	Current					3,604,441.55	505,283.05	186,593.11	4,296,317.71
	One-Month Prior					2,684,230.73	324,000.00	-	3,008,230.73
	Two-Month Prior					1,854,618.94	181,566.01	-	2,036,184.95
	Three-Month Prior					1,590,842.35	-	-	1,590,842.35
	Four-Month Prior					1,131,689.92	-	-	1,131,689.92
	Five-Month Prior					-	-	-	-

	60+ Delinquency Average					1,810,970.58	168,474.84	31,098.85	2,010,544.28
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					2,241,978.91	379,385.31	312,838.91	2,934,203.13
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					79,854.58	12,175.08	13,317.88	105,347.53
	Less: Trustee Fee					2,978.90	462.34	479.44	3,920.69
	Less: Mortgage Loan Premiums					2,488.70	3,814.70	183.38	6,486.78
	Total Interest Available					2,156,656.73	362,933.19	298,858.21	2,818,448.13

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					165,643.86	13,540.95	240,865.13	420,049.94
	Paid in Full Principal					6,061,644.14	391,673.49	286,104.87	6,739,422.50
	Curtailment Principal					84,375.72	3,491.14	66,496.33	154,363.19
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					6,311,663.72	408,705.58	593,466.33	7,313,835.63

	Total Available Funds					8,468,320.45	771,638.77	892,324.54	10,132,283.76

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					8,468,320.45	771,638.77	892,324.54	10,132,283.76
	Trustee Fee					2,978.90	462.34	479.44	3,920.69
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					8,471,299.35	772,101.12	892,803.98	10,136,204.45

Withdrawals	Available Funds, to the Distribution Account					8,468,320.45	771,638.77	892,324.54	10,132,283.76
	Trustee Fee					2,978.90	462.34	479.44	3,920.69
	Total Withdrawals					8,471,299.35	772,101.12	892,803.98	10,136,204.45

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								10,132,283.76
	Trustee Fee								3,920.69
	YSA								1,867.66
	Other Deposits Required by the PSA								-
	Total Deposits								10,138,072.11

Withdrawals	Payments of Prinicipal & Interest to the Classes								10,134,151.42
	Payment of Trustee Fee								3,920.69
	Total Withdrawals								10,138,072.11

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,013.95

Deposits	Class 1A1 Corridor Contract Received								133,146.22
	Class 1A7 Corridor Contract Received								184,562.20
	Class 1A11 Corridor Contract Received								784.94
	Total Deposits								318,493.37

	Class 1A1 Yield Supplemental Amounts Paid								527.62
	Class 1A7 Yield Supplemental Amounts Paid								555.09
	Class 1A11 Yield Supplemental Amounts Paid								784.94
	To Terminate the Account								-
	Total Withdrawals								1,867.66

	Ending Balance								317,639.66

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								132,618.60
	Class 1A7 Contract Funds Unused								184,007.11
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					82,747.27	12,842.88	13,317.88	108,908.03
	Net Master Servicing Fee					79,854.58	12,175.08	13,317.88	105,347.53
	Trustee Fee					2,978.90	462.34	479.44	3,920.69
	Lpmi					2,488.70	3,814.70	183.38	6,486.78
	Total Net Loan Fees					85,322.18	16,452.12	13,980.70	115,755.00

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					4,751.43	141.91	1,144.72	6,038.06
	Interest Advances					44,005.84	7,607.67	1,513.62	53,127.13
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					48,757.27	7,749.58	2,658.34	59,165.19

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					6,061,644.14	391,673.49	286,104.87	6,739,422.50
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					2,892.70	667.80	-	3,560.50
	Compensating Interest					2,892.70	667.80	-	3,560.50
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					17.07361%	7.42837%	6.44535%
	SMM %					1.54803%	0.64116%	0.55366%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					21,310.36	1,883.73	282,233.77	305,427.86
	PO Scheduled Principal					18.20	0.67	1,155.12	1,174.00
	PO Prepayments & Recoveries					0.63	0.42	50.67	51.72
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					21,291.53	1,882.64	281,027.98	304,202.15

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					397,165,608.11	61,643,948.95	63,643,576.07	522,453,133.13
	Non-PO Scheduled Principal					165,625.66	13,540.28	239,710.01	418,875.94
	Non-PO Prepayments & Recoveries					6,146,019.23	395,164.21	352,550.53	6,893,733.97
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					390,853,963.22	61,235,244.46	63,051,315.53	515,140,523.21

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					94.45673%	94.12086%	94.64971%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					5.54327%	5.87914%	5.35029%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					6,302,463.81	407,908.44	579,435.36	7,289,807.61
	Subordinate Principal Distribution Amount								22,802.30
	PO Principal Distribution Amount					18.83	1.09	1,205.79	1,225.72
	Total Principal Distribution Amount								7,313,835.63

	Cross-Collateralization due to Rapid Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					-	-	-	-
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

	Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
	Group I
		N/A

	Group II
		N/A

	Group III
		N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	486,422,314.98
Class A Percentage			94.749797%	94.369443%

Class M			13,050,000.00	12,991,266.64
Class M Percentage			2.350142%	2.520400%

Class B1			5,552,000.00	5,527,012.44
Class B1 Percentage			0.999846%	1.072280%

Class B2			3,331,000.00	3,316,008.37
Class B2 Percentage			0.599872%	0.643330%

Class B3			3,054,000.00	3,040,255.04
Class B3 Percentage			0.549987%	0.589831%

Class B4			2,498,000.00	2,486,757.40
Class B4 Percentage			0.449859%	0.482449%

Class B5			1,668,620.34	1,661,110.48
Class B5 Percentage			0.300498%	0.322267%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.054	21,370.85	0.005
25,000.00	-	50,000.00	6	0.326	255,881.58	0.065
50,000.00	-	75,000.00	47	2.557	3,064,463.71	0.784
75,000.00	-	100,000.00	101	5.495	9,036,733.69	2.312
100,000.00	-	125,000.00	164	8.923	18,683,376.13	4.780
125,000.00	-	150,000.00	207	11.262	28,646,109.94	7.329
150,000.00	-	175,000.00	202	10.990	32,792,873.21	8.390
175,000.00	-	200,000.00	215	11.697	40,700,572.40	10.413
200,000.00	-	225,000.00	183	9.956	38,753,727.61	9.915
225,000.00	-	250,000.00	143	7.780	33,981,424.42	8.694
250,000.00	-	275,000.00	123	6.692	32,459,448.64	8.304
275,000.00	-	300,000.00	99	5.386	28,683,330.87	7.338
300,000.00	-	325,000.00	94	5.114	29,340,768.40	7.506
325,000.00	-	350,000.00	90	4.897	30,407,579.96	7.779
350,000.00	-	375,000.00	60	3.264	21,736,880.00	5.561
375,000.00	-	400,000.00	60	3.264	23,406,549.82	5.988
400,000.00	-	425,000.00	29	1.578	11,929,978.21	3.052
425,000.00	-	450,000.00	6	0.326	2,649,193.81	0.678
450,000.00	-	475,000.00	2	0.109	917,610.96	0.235
475,000.00	-	500,000.00	1	0.054	492,000.00	0.126
500,000.00	-	525,000.00	1	0.054	513,226.92	0.131
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.054	550,882.16	0.141
575,000.00	-	600,000.00	1	0.054	595,000.00	0.152
600,000.00	-	625,000.00	1	0.054	619,697.42	0.159
625,000.00	-	650,000.00	1	0.054	636,574.04	0.163
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1838	100.000	390,875,254.75	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.342	157,832.08	0.258
50,000.00	-	75,000.00	17	5.705	1,101,236.97	1.798
75,000.00	-	100,000.00	22	7.383	1,948,807.83	3.182
100,000.00	-	125,000.00	25	8.389	2,816,674.40	4.600
125,000.00	-	150,000.00	35	11.745	4,823,692.88	7.877
150,000.00	-	175,000.00	25	8.389	4,043,905.88	6.604
175,000.00	-	200,000.00	39	13.087	7,297,563.93	11.917
200,000.00	-	225,000.00	25	8.389	5,378,823.86	8.784
225,000.00	-	250,000.00	17	5.705	3,970,096.42	6.483
250,000.00	-	275,000.00	21	7.047	5,509,730.36	8.997
275,000.00	-	300,000.00	14	4.698	3,990,338.07	6.516
300,000.00	-	325,000.00	11	3.691	3,525,863.30	5.758
325,000.00	-	350,000.00	12	4.027	4,054,608.02	6.621
350,000.00	-	375,000.00	14	4.698	5,100,903.57	8.330
375,000.00	-	400,000.00	8	2.685	3,114,364.01	5.086
400,000.00	-	425,000.00	4	1.342	1,640,870.01	2.680
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.671	968,139.35	1.581
500,000.00	-	525,000.00	1	0.336	520,000.00	0.849
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.336	559,448.05	0.914
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.336	714,228.11	1.166
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	298	100.000	61,237,127.10	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	23	5.736	983,548.50	1.553
50,000.00	-	75,000.00	70	17.456	4,370,866.05	6.901
75,000.00	-	100,000.00	57	14.214	5,026,938.88	7.937
100,000.00	-	125,000.00	34	8.479	3,820,697.85	6.033
125,000.00	-	150,000.00	39	9.726	5,314,719.32	8.392
150,000.00	-	175,000.00	33	8.229	5,357,039.85	8.459
175,000.00	-	200,000.00	36	8.978	6,825,147.06	10.777
200,000.00	-	225,000.00	21	5.237	4,446,310.53	7.021
225,000.00	-	250,000.00	12	2.993	2,862,826.13	4.520
250,000.00	-	275,000.00	14	3.491	3,606,026.01	5.694
275,000.00	-	300,000.00	20	4.988	5,765,776.29	9.104
300,000.00	-	325,000.00	11	2.743	3,480,981.14	5.496
325,000.00	-	350,000.00	8	1.995	2,713,209.26	4.284
350,000.00	-	375,000.00	7	1.746	2,540,637.92	4.012
375,000.00	-	400,000.00	15	3.741	5,771,279.29	9.113
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.249	446,339.43	0.705
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	401	100.000	63,332,343.51	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	132	7.182	29,223,411.42	7.476
6.5	-	7.0	1589	86.453	338,048,796.38	86.485
7.0	-	7.5	115	6.257	23,376,796.95	5.981
7.5	-	8.0	2	0.109	226,250.00	0.058
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1838	100.000	390,875,254.75	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	17	5.705	4,406,153.74	7.195
7.0	-	7.5	236	79.195	47,102,393.51	76.918
7.5	-	8.0	27	9.060	5,862,476.53	9.573
8.0	-	8.5	10	3.356	1,791,424.30	2.925
8.5	-	9.0	6	2.013	1,869,129.01	3.052
9.0	-	9.5	1	0.336	117,194.86	0.191
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.336	88,355.15	0.144
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	298	100.000	61,237,127.10	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.748	691,756.15	1.092
5.0	-	5.5	41	10.224	8,512,542.83	13.441
5.5	-	6.0	262	65.337	41,992,741.10	66.305
6.0	-	6.5	80	19.950	9,977,985.32	15.755
6.5	-	7.0	14	3.491	2,060,954.64	3.254
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.249	96,363.47	0.152
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	401	100.000	63,332,343.51	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.163	449,762.65	0.115
120	-	180	1	0.054	117,246.56	0.030
180	-	300	20	1.088	2,877,346.88	0.736
300	-	360	1814	98.694	387,430,898.66	99.119
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1838	100.000	390,875,254.75	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.678	901,128.73	1.472
300	-	360	293	98.322	60,335,998.37	98.528
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	298	100.000	61,237,127.10	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.499	312,404.43	0.493
120	-	180	399	99.501	63,019,939.08	99.507
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	401	100.000	63,332,343.51	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 10/25/06
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	25,158,863.71	6.000000	828,005.15	126,423.29	954,428.44	-	24,330,858.55	-
1A2	12668BXT5	Strip IO	Var-30/360	89,920,238.40	0.000000	-	-	-	-	87,700,836.87	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	39,676,856.63	6.000000	513,023.90	198,384.28	711,408.18	-	39,163,832.73	-
1A7	12668BXY4	Senior	Var-30/360	26,385,765.41	6.000000	958,570.08	132,588.47	1,091,158.55	-	25,427,195.33	-
1A8	12668BXZ1	Senior	Fix-30/360	2,083,371.37	6.000000	26,938.10	10,416.86	37,354.96	-	2,056,433.27	-
1A9	12668BYA5	Senior	Fix-30/360	68,378,442.00	6.000000	800,406.00	341,892.21	1,142,298.21	-	67,578,036.00	-
1A10	12668BYB3	Senior	Fix-30/360	45,430,662.27	6.000000	999,021.39	227,153.31	1,226,174.70	-	44,431,640.89	-
1A11	12668BYC1	Senior	Var-30/360	38,375,609.29	6.000000	432,826.31	192,837.44	625,663.74	-	37,942,782.98	-
1A12	12668BYD9	Senior	Fix-30/360	858,407.20	6.000000	862,699.24	-	862,699.24	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	53,069,023.32	6.000000	920,452.15	265,345.12	1,185,797.27	-	52,148,571.17	-
1A17	12668BYJ6	Senior	Fix-30/360	2,521,007.92	6.000000	43,725.45	12,605.04	56,330.49	-	2,477,282.46	-
1A18	12668BYK3	Senior	Fix-30/360	926,500.52	6.000000	16,069.63	4,632.50	20,702.13	-	910,430.89	-
1X	12668BYL1	Strip IO	Var-30/360	379,672,559.48	0.530369	-	167,805.60	167,805.60	-	373,276,939.77	-
2A1	12668BYM9	Senior	Fix-30/360	57,496,625.78	6.500000	761,714.06	311,440.06	1,073,154.11	-	56,734,911.72	-
2A2	12668BYN7	Senior	Fix-30/360	115,283.66	6.500000	1,527.28	624.45	2,151.73	-	113,756.39	-
2X	12668BYP2	Strip IO	Var-30/360	60,321,879.67	0.574135	-	28,860.75	28,860.75	-	59,558,321.33	-
3A1	12668BYQ0	Senior	Fix-30/360	59,539,200.64	5.250000	1,256,245.76	260,484.00	1,516,729.76	-	58,282,954.88	-
3A2	12668BYR8	Senior	Fix-30/360	119,826.12	5.250000	2,528.27	524.24	3,052.51	-	117,297.85	-
3X	12668BYS6	Strip IO	Var-30/360	54,128,044.53	0.446687	-	20,148.57	20,148.57	-	52,899,886.36	-
PO				304,202.15	0.000000	1,218.49	-	1,218.49	-	302,983.65	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,291.53	0.000000	20.49	-	20.49	-	21,271.03	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,882.64	0.000000	0.68	-	0.68	-	1,881.96	-
PO-3	12668BYT4	Strip PO	Fix-30/360	281,027.98	0.000000	1,197.32	-	1,197.32	-	279,830.66	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.12	0.12	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,991,266.64	5.974759	10,199.34	64,683.07	74,882.42	-	12,981,067.30	-
B1	12668BYW7	Junior	Var-30/360	5,527,012.44	5.974759	4,339.22	27,518.81	31,858.02	-	5,522,673.23	-
B2	12668BYX5	Junior	Var-30/360	3,316,008.37	5.974759	2,603.37	16,510.29	19,113.67	-	3,313,404.99	-
B3	12668BYY3	Junior	Var-30/360	3,040,255.04	5.974759	2,386.88	15,137.33	17,524.21	-	3,037,868.16	-
B4	12668BYZ0	Junior	Var-30/360	2,486,757.40	5.974759	1,952.33	12,381.48	14,333.81	-	2,484,805.07	-
B5	12668BZA4	Junior	Var-30/360	1,661,110.48	5.974759	1,304.13	8,270.61	9,574.74	-	1,659,806.35	1.21

Totals				515,444,725.36		8,447,756.53	2,776,581.23	11,224,337.75	-	507,001,260.86	1.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	25,158,863.71	828,005.15	-	-	828,005.15	-	-	24,330,858.55	0.85371433524
1A2	12668BXT5	98,500,000.00	89,920,238.40	-	-	-	-	-	-	87,700,836.87	0.89036382605
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	39,676,856.63	513,023.90	-	-	513,023.90	-	-	39,163,832.73	0.91600591111
1A7	12668BXY4	30,000,000.00	26,385,765.41	958,570.08	-	-	958,570.08	-	-	25,427,195.33	0.84757317759
1A8	12668BXZ1	2,245,000.00	2,083,371.37	26,938.10	-	-	26,938.10	-	-	2,056,433.27	0.91600591111
1A9	12668BYA5	73,180,878.00	68,378,442.00	800,406.00	-	-	800,406.00	-	-	67,578,036.00	0.92343844248
1A10	12668BYB3	50,000,000.00	45,430,662.27	999,021.39	-	-	999,021.39	-	-	44,431,640.89	0.88863281770
1A11	12668BYC1	40,000,000.00	38,375,609.29	432,826.31	-	-	432,826.31	-	-	37,942,782.98	0.94856957460
1A12	12668BYD9	4,444,355.00	858,407.20	862,699.24	-	-	862,699.24	4,292.04	-	-	0.00000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	53,069,023.32	920,452.15	-	-	920,452.15	-	-	52,148,571.17	0.91043089394
1A17	12668BYJ6	2,721,000.00	2,521,007.92	43,725.45	-	-	43,725.45	-	-	2,477,282.46	0.91043089394
1A18	12668BYK3	1,000,000.00	926,500.52	16,069.63	-	-	16,069.63	-	-	910,430.89	0.91043089394
1X	12668BYL1	408,710,050.00	379,672,559.48	-	-	-	-	-	-	373,276,939.77	0.91330501848
2A1	12668BYM9	65,335,000.00	57,496,625.78	761,714.06	-	-	761,714.06	-	-	56,734,911.72	0.86836935371
2A2	12668BYN7	131,000.00	115,283.66	1,527.28	-	-	1,527.28	-	-	113,756.39	0.86836935371
2X	12668BYP2	68,176,582.00	60,321,879.67	-	-	-	-	-	-	59,558,321.33	0.87358913549
3A1	12668BYQ0	62,110,000.00	59,539,200.64	1,256,245.76	-	-	1,256,245.76	-	-	58,282,954.88	0.93838278667
3A2	12668BYR8	125,000.00	119,826.12	2,528.27	-	-	2,528.27	-	-	117,297.85	0.93838278667
3X	12668BYS6	56,065,897.00	54,128,044.53	-	-	-	-	-	-	52,899,886.36	0.94353054514
PO		322,958.19	304,202.15	1,218.49	-	-	1,218.49	-	-	302,983.65	0.93815131302
PO-1	12668BYT4	21,729.80	21,291.53	20.49	-	-	20.49	-	-	21,271.03	0.97888766632
PO-2	12668BYT4	1,888.14	1,882.64	0.68	-	-	0.68	-	-	1,881.96	0.99672750309
PO-3	12668BYT4	299,340.25	281,027.98	1,197.32	-	-	1,197.32	-	-	279,830.66	0.93482470927
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	12,991,266.64	10,199.34	-	-	10,199.34	-	-	12,981,067.30	0.99471780058
B1	12668BYW7	5,552,000.00	5,527,012.44	4,339.22	-	-	4,339.22	-	-	5,522,673.23	0.99471780058
B2	12668BYX5	3,331,000.00	3,316,008.37	2,603.37	-	-	2,603.37	-	-	3,313,404.99	0.99471780058
B3	12668BYY3	3,054,000.00	3,040,255.04	2,386.88	-	-	2,386.88	-	-	3,037,868.16	0.99471780058
B4	12668BYZ0	2,498,000.00	2,486,757.40	1,952.33	-	-	1,952.33	-	-	2,484,805.07	0.99471780058
B5	12668BZA4	1,668,620.34	1,661,110.48	1,304.13	-	-	1,304.13	-	-	1,659,806.35	0.99471780058

Totals		555,285,578.53	515,444,725.36	8,447,756.53	-	-	8,447,756.53	4,292.04	-	507,001,260.86

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	25,158,863.71	6.000000	125,794.32	0.17	-	125,794.32	-	126,423.29	0.17	628.97	-
1A2	89,920,238.40	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	-	-	-	-	-	-	-	-	-
1A6	39,676,856.63	6.000000	198,384.28	-	-	198,384.28	-	198,384.28	-	-	-
1A7	26,385,765.41	6.000000	131,928.83	0.23	-	131,928.83	-	132,588.47	0.23	659.64	-
1A8	2,083,371.37	6.000000	10,416.86	-	-	10,416.86	-	10,416.86	-	-	-
1A9	68,378,442.00	6.000000	341,892.21	-	-	341,892.21	-	341,892.21	-	-	-
1A10	45,430,662.27	6.000000	227,153.31	-	-	227,153.31	-	227,153.31	-	-	-
1A11	38,375,609.29	6.000000	191,878.05	-	-	191,878.05	-	192,837.44	-	959.39	-
1A12	858,407.20	6.000000	-	-	4,292.04	4,292.04	-	-	-	-	-
1A13	5,000,000.00	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	53,069,023.32	6.000000	265,345.12	-	-	265,345.12	-	265,345.12	-	-	-
1A17	2,521,007.92	6.000000	12,605.04	-	-	12,605.04	-	12,605.04	-	-	-
1A18	926,500.52	6.000000	4,632.50	-	-	4,632.50	-	4,632.50	-	-	-
1X	379,672,559.48	0.530369	167,805.60	-	-	167,805.60	-	167,805.60	-	-	-
2A1	57,496,625.78	6.500000	311,440.06	-	-	311,440.06	-	311,440.06	-	-	-
2A2	115,283.66	6.500000	624.45	-	-	624.45	-	624.45	-	-	-
2X	60,321,879.67	0.574135	28,860.75	-	-	28,860.75	-	28,860.75	-	-	-
3A1	59,539,200.64	5.250000	260,484.00	-	-	260,484.00	-	260,484.00	-	-	-
3A2	119,826.12	5.250000	524.24	-	-	524.24	-	524.24	-	-	-
3X	54,128,044.53	0.446687	20,148.57	-	-	20,148.57	-	20,148.57	-	-	-
PO	304,202.15	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,291.53	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,882.64	0.000000	-	-	-	-	-	-	-	-	-
PO-3	281,027.98	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	-	-	-	-	-	0.12	-	-	-

M	12,991,266.64	5.974759	64,683.07	-	-	64,683.07	-	64,683.07	-	-	-
B1	5,527,012.44	5.974759	27,518.81	-	-	27,518.81	-	27,518.81	-	-	-
B2	3,316,008.37	5.974759	16,510.29	-	-	16,510.29	-	16,510.29	-	-	-
B3	3,040,255.04	5.974759	15,137.33	-	-	15,137.33	-	15,137.33	-	-	-
B4	2,486,757.40	5.974759	12,381.48	-	-	12,381.48	-	12,381.48	-	-	-
B5	1,661,110.48	5.974759	8,270.61	-	-	8,270.61	-	8,270.61	-	-	-

Totals	515,444,725.36		2,774,333.11	0.40	4,292.04	2,778,625.15	-	2,776,581.23	0.40	2,248.00	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	882.767147605	29.052812368	4.435904917	853.714335237	6.000000
1A2	12668BXT5	98,500,000.00	912.895821371	0.000000000	0.000000000	890.363826048	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	928.005066667	11.999155556	4.640025333	916.005911111	6.000000
1A7	12668BXY4	30,000,000.00	879.525513608	31.952336020	4.419615706	847.573177588	6.000000
1A8	12668BXZ1	2,245,000.00	928.005066667	11.999155556	4.640025333	916.005911111	6.000000
1A9	12668BYA5	73,180,878.00	934.375807844	10.937365359	4.671879039	923.438442485	6.000000
1A10	12668BYB3	50,000,000.00	908.613245443	19.980427741	4.543066227	888.632817702	6.000000
1A11	12668BYC1	40,000,000.00	959.390232250	10.820657654	4.820935917	948.569574596	6.000000
1A12	12668BYD9	4,444,355.00	193.145507168	194.111234703	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	926.500520687	16.069626748	4.632502603	910.430893939	6.000000
1A17	12668BYJ6	2,721,000.00	926.500520687	16.069626748	4.632502603	910.430893939	6.000000
1A18	12668BYK3	1,000,000.00	926.500520688	16.069626748	4.632502603	910.430893940	6.000000
1X	12668BYL1	408,710,050.00	928.953323952	0.000000000	0.410573712	913.305018484	0.530369
2A1	12668BYM9	65,335,000.00	880.027944902	11.658591188	4.766818035	868.369353714	6.500000
2A2	12668BYN7	131,000.00	880.027944902	11.658591188	4.766818035	868.369353714	6.500000
2X	12668BYP2	68,176,582.00	884.788851251	0.000000000	0.423323437	873.589135489	0.574135
3A1	12668BYQ0	62,110,000.00	958.608929980	20.226143305	4.193914069	938.382786675	5.250000
3A2	12668BYR8	125,000.00	958.608929980	20.226143305	4.193914069	938.382786675	5.250000
3X	12668BYS6	56,065,897.00	965.436163984	0.000000000	0.359373016	943.530545137	0.446687
PO		322,958.19	941.924247222	3.772903236	0.000000000	938.151313023	0.000000
PO-1	12668BYT4	21,729.80	979.830728232	0.943061909	0.000000000	978.887666323	0.000000
PO-2	12668BYT4	1,888.14	997.086809078	0.359305984	0.000000000	996.727503094	0.000000
PO-3	12668BYT4	299,340.25	938.824570094	3.999860824	0.000000000	934.824709270	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.242888781	0.000000000	6.000000

M	12668BYV9	13,050,000.00	995.499359496	0.781558918	4.956557458	994.717800578	5.974759
B1	12668BYW7	5,552,000.00	995.499359496	0.781558918	4.956557458	994.717800578	5.974759
B2	12668BYX5	3,331,000.00	995.499359496	0.781558918	4.956557458	994.717800578	5.974759
B3	12668BYY3	3,054,000.00	995.499359496	0.781558918	4.956557458	994.717800578	5.974759
B4	12668BYZ0	2,498,000.00	995.499359496	0.781558918	4.956557458	994.717800578	5.974759
B5	12668BZA4	1,668,620.34	995.499359496	0.781558918	4.956557458	994.717800578	5.974759

Totals		555,285,578.53	928.251597537	15.213354815	5.000276141	913.045972132

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									10/25/2006
Cut-off Date									3/1/2006
Record Date									9/29/2006
Determination Date									10/20/2006
LIBOR Determination Date									9/21/2006
Accrual Period 30/360				Begin					9/1/2006
				End					10/1/2006
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.33000%

Prefunding Detail

						Group I	Group II	Group III	Total
	Target Funding Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Initial Funded Balance					420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
	Initial Unfunded Balance					-	-	2,428,355.96	2,428,355.96
	Subsequent Prefunded Deposit					-	-	2,425,233.59	2,425,233.59
	Subsequent Funded Balance					420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
	Subsequent Unfunded Balance					-	-	3,122.37	3,122.37

	Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,838	298	401	2,537
	Loans Paid Off or otherwise removed pursuant to the PSA					27	3	6	36
	Ending Aggregate Loan Count					1,811	295	395	2,501

	Beginning Pool Stated Principal Balance					390,875,254.75	61,237,127.10	63,332,343.51	515,444,725.36
	Scheduled Principal					164,530.02	13,627.36	237,512.69	415,670.07
	Unscheduled Principal					6,242,198.56	750,420.95	1,035,174.90	8,027,794.41
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					384,468,526.17	60,473,078.79	62,059,655.92	507,001,260.88

	Beginning Weighted Average Mortgage Rate					6.78116%	7.39911%	5.87093%
	Beginning Weighted Average Net Mortgage Rate					6.51484%	7.06535%	5.60847%
	Ending Weighted Average Mortgage Rate					6.77981%	7.39706%	5.86553%
	Ending Weighted Average Net Mortgage Rate					6.51357%	7.06631%	5.60301%

	Beginning Weighted Average Remaining Term to Maturity					351	351	172
	Ending Weighted Average Remaining Term to Maturity					350	350	171

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
	Group 1	37	2.04307%	8,234,141.47	2.14169%	2	0.11044%	265,294.41	0.06900%	6	0.33131%	1,188,494.33	0.30913%
	Group 2	8	2.71186%	1,741,981.77	2.88059%	1	0.33898%	150,146.81	0.24829%	1	0.33898%	181,140.27	0.29954%
	Group 3	3	0.75949%	229,596.94	0.36996%	2	0.50633%	185,899.37	0.29955%	0	0.00000%	-	0.00000%

	Total	48	1.91923%	10,205,720.18	2.01296%	5	0.19992%	601,340.59	0.11861%	7	0.27989%	1,369,634.60	0.27014%

		Foreclosure				Bankruptcy				REO
		Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %	Count	Count %	Balance	Balance %
	Group 1	5	0.27609%	1,490,093.37	0.38757%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 2	1	0.33898%	324,000.00	0.53578%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	6	0.23990%	1,814,093.37	0.35781%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

						Group I	Group II	Group III	Total
	Current					2,943,882.11	655,287.08	185,899.37	3,785,068.56
	One-Month Prior					3,604,441.55	505,283.05	186,593.11	4,296,317.71
	Two-Month Prior					2,684,230.73	324,000.00	-	3,008,230.73
	Three-Month Prior					1,854,618.94	181,566.01	-	2,036,184.95
	Four-Month Prior					1,590,842.35	-	-	1,590,842.35
	Five-Month Prior					1,131,689.92	-	-	1,131,689.92

	60+ Delinquency Average					2,301,617.60	277,689.36	62,082.08	2,641,389.04
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					2,205,111.54	377,510.95	308,622.25	2,891,244.75
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					77,719.73	12,685.23	11,966.44	102,371.40
	Less: Trustee Fee					2,931.56	459.28	474.99	3,865.84
	Less: Mortgage Loan Premiums					2,384.84	3,814.67	182.73	6,382.24
	Total Interest Available					2,122,075.41	360,551.77	295,998.09	2,778,625.27

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					164,530.02	13,627.36	237,512.69	415,670.07
	Paid in Full Principal					6,200,236.10	749,690.00	989,854.43	7,939,780.53
	Curtailment Principal					41,962.46	730.95	45,320.47	88,013.88
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					6,406,728.58	764,048.31	1,272,687.59	8,443,464.48

	Total Available Funds					8,528,803.99	1,124,600.08	1,568,685.68	11,222,089.75

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					8,528,803.99	1,124,600.08	1,568,685.68	11,222,089.75
	Trustee Fee					2,931.56	459.28	474.99	3,865.84
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					8,531,735.56	1,125,059.35	1,569,160.67	11,225,955.59

Withdrawals	Available Funds, to the Distribution Account					8,528,803.99	1,124,600.08	1,568,685.68	11,222,089.75
	Trustee Fee					2,931.56	459.28	474.99	3,865.84
	Total Withdrawals					8,531,735.56	1,125,059.35	1,569,160.67	11,225,955.59

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								11,222,089.75
	Trustee Fee								3,865.84
	YSA								2,248.01
	Other Deposits Required by the PSA								-
	Total Deposits								11,228,203.59

Withdrawals	Payments of Prinicipal & Interest to the Classes								11,224,337.76
	Payment of Trustee Fee								3,865.84
	Total Withdrawals								11,228,203.59

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								317,639.66

Deposits	Class 1A1 Corridor Contract Received								644.76
	Class 1A7 Corridor Contract Received								680.38
	Class 1A11 Corridor Contract Received								959.39
	Total Deposits								2,284.53

	Class 1A1 Yield Supplemental Amounts Paid								628.97
	Class 1A7 Yield Supplemental Amounts Paid								659.64
	Class 1A11 Yield Supplemental Amounts Paid								959.39
	To Terminate the Account								-
	Total Withdrawals								2,248.01

	Ending Balance								317,676.18

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								15.78
	Class 1A7 Contract Funds Unused								20.74
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					81,432.34	12,757.73	13,194.24	107,384.32
	Net Master Servicing Fee					77,719.73	12,685.23	11,966.44	102,371.40
	Trustee Fee					2,931.56	459.28	474.99	3,865.84
	Lpmi					2,384.84	3,814.67	182.73	6,382.24
	Total Net Loan Fees					83,036.13	16,959.18	12,624.16	112,619.48

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					5,310.00	388.13	1,537.10	7,235.23
	Interest Advances					63,650.45	15,110.26	2,048.44	80,809.15
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					68,960.45	15,498.39	3,585.54	88,044.38

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					6,200,236.10	749,690.00	989,854.43	7,939,780.53
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					3,712.62	72.50	1,227.80	5,012.92
	Compensating Interest					3,712.62	72.50	1,227.80	5,012.92
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					17.57375%	13.75635%	18.00507%
	SMM %					1.59765%	1.22571%	1.64067%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					21,291.53	1,882.64	281,027.98	304,202.15
	PO Scheduled Principal					18.30	0.68	1,160.23	1,179.21
	PO Prepayments & Recoveries					2.19	-	37.09	39.28
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					21,271.04	1,881.96	279,830.66	302,983.66

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					390,853,963.22	61,235,244.46	63,051,315.53	515,140,523.21
	Non-PO Scheduled Principal					164,511.72	13,626.68	236,352.46	414,490.86
	Non-PO Prepayments & Recoveries					6,242,196.37	750,420.95	1,035,137.81	8,027,755.13
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					384,447,255.13	60,471,196.83	61,779,825.26	506,698,277.22

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					94.36956%	94.08293%	94.61980%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					5.63044%	5.91707%	5.38020%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					6,397,445.36	763,241.33	1,258,774.03	8,419,460.72
	Subordinate Principal Distribution Amount								22,785.27
	PO Principal Distribution Amount					20.49	0.68	1,197.32	1,218.49
	Total Principal Distribution Amount								8,443,464.48

	Cross-Collateralization due to Rapid Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					-	-	-	-
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

	Group	Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
	Group I
		N/A

	Group II
		N/A

	Group III
		N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	478,001,635.78
Class A Percentage			94.749797%	94.280167%

Class M			13,050,000.00	12,981,067.30
Class M Percentage			2.350142%	2.560362%

Class B1			5,552,000.00	5,522,673.23
Class B1 Percentage			0.999846%	1.089282%

Class B2			3,331,000.00	3,313,404.99
Class B2 Percentage			0.599872%	0.653530%

Class B3			3,054,000.00	3,037,868.16
Class B3 Percentage			0.549987%	0.599184%

Class B4			2,498,000.00	2,484,805.07
Class B4 Percentage			0.449859%	0.490098%

Class B5			1,668,620.34	1,659,806.35
Class B5 Percentage			0.300498%	0.327377%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.055	18,856.03	0.005
25,000.00	-	50,000.00	6	0.331	254,468.94	0.066
50,000.00	-	75,000.00	47	2.595	3,060,571.21	0.796
75,000.00	-	100,000.00	101	5.577	9,030,374.47	2.349
100,000.00	-	125,000.00	162	8.945	18,428,414.83	4.793
125,000.00	-	150,000.00	204	11.264	28,197,507.32	7.334
150,000.00	-	175,000.00	194	10.712	31,476,419.15	8.187
175,000.00	-	200,000.00	213	11.761	40,307,262.81	10.484
200,000.00	-	225,000.00	182	10.050	38,530,642.50	10.022
225,000.00	-	250,000.00	143	7.896	33,968,097.95	8.835
250,000.00	-	275,000.00	122	6.737	32,194,757.67	8.374
275,000.00	-	300,000.00	97	5.356	28,112,202.67	7.312
300,000.00	-	325,000.00	93	5.135	29,043,815.32	7.554
325,000.00	-	350,000.00	88	4.859	29,733,317.99	7.734
350,000.00	-	375,000.00	59	3.258	21,376,970.91	5.560
375,000.00	-	400,000.00	57	3.147	22,255,287.36	5.789
400,000.00	-	425,000.00	28	1.546	11,510,082.63	2.994
425,000.00	-	450,000.00	6	0.331	2,648,002.11	0.689
450,000.00	-	475,000.00	2	0.110	917,204.91	0.239
475,000.00	-	500,000.00	1	0.055	492,000.00	0.128
500,000.00	-	525,000.00	1	0.055	512,230.74	0.133
525,000.00	-	550,000.00	1	0.055	549,896.19	0.143
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.055	595,000.00	0.155
600,000.00	-	625,000.00	1	0.055	619,141.96	0.161
625,000.00	-	650,000.00	1	0.055	636,000.50	0.165
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1811	100.000	384,468,526.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.356	157,704.03	0.261
50,000.00	-	75,000.00	17	5.763	1,100,282.10	1.819
75,000.00	-	100,000.00	22	7.458	1,948,235.55	3.222
100,000.00	-	125,000.00	25	8.475	2,815,417.98	4.656
125,000.00	-	150,000.00	35	11.864	4,821,517.77	7.973
150,000.00	-	175,000.00	25	8.475	4,041,399.73	6.683
175,000.00	-	200,000.00	37	12.542	6,926,970.03	11.455
200,000.00	-	225,000.00	25	8.475	5,377,283.89	8.892
225,000.00	-	250,000.00	17	5.763	3,969,473.61	6.564
250,000.00	-	275,000.00	21	7.119	5,508,314.49	9.109
275,000.00	-	300,000.00	14	4.746	3,989,404.56	6.597
300,000.00	-	325,000.00	11	3.729	3,525,863.30	5.830
325,000.00	-	350,000.00	12	4.068	4,054,268.61	6.704
350,000.00	-	375,000.00	14	4.746	5,100,603.12	8.435
375,000.00	-	400,000.00	7	2.373	2,735,092.05	4.523
400,000.00	-	425,000.00	4	1.356	1,640,870.01	2.713
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.678	967,745.12	1.600
500,000.00	-	525,000.00	1	0.339	520,000.00	0.860
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.339	559,001.27	0.924
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.339	713,631.57	1.180
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	295	100.000	60,473,078.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	24	6.076	1,028,351.25	1.657
50,000.00	-	75,000.00	66	16.709	4,098,585.81	6.604
75,000.00	-	100,000.00	57	14.430	5,003,084.28	8.062
100,000.00	-	125,000.00	36	9.114	4,051,674.98	6.529
125,000.00	-	150,000.00	38	9.620	5,186,968.15	8.358
150,000.00	-	175,000.00	34	8.608	5,534,109.08	8.917
175,000.00	-	200,000.00	36	9.114	6,847,143.86	11.033
200,000.00	-	225,000.00	19	4.810	4,022,333.41	6.481
225,000.00	-	250,000.00	11	2.785	2,630,833.75	4.239
250,000.00	-	275,000.00	15	3.797	3,887,549.50	6.264
275,000.00	-	300,000.00	18	4.557	5,194,340.67	8.370
300,000.00	-	325,000.00	10	2.532	3,149,524.67	5.075
325,000.00	-	350,000.00	8	2.025	2,701,066.82	4.352
350,000.00	-	375,000.00	7	1.772	2,529,849.05	4.076
375,000.00	-	400,000.00	15	3.797	5,749,608.61	9.265
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.253	444,632.03	0.716
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	395	100.000	62,059,655.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	131	7.234	29,026,346.92	7.550
6.5	-	7.0	1566	86.472	332,709,746.90	86.538
7.0	-	7.5	112	6.184	22,506,182.35	5.854
7.5	-	8.0	2	0.110	226,250.00	0.059
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1811	100.000	384,468,526.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	17	5.763	4,404,988.78	7.284
7.0	-	7.5	234	79.322	46,719,229.79	77.256
7.5	-	8.0	26	8.814	5,483,242.65	9.067
8.0	-	8.5	10	3.390	1,790,987.38	2.962
8.5	-	9.0	6	2.034	1,869,129.01	3.091
9.0	-	9.5	1	0.339	117,194.20	0.194
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.339	88,306.98	0.146
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	295	100.000	60,473,078.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.759	688,660.15	1.110
5.0	-	5.5	41	10.380	8,471,109.41	13.650
5.5	-	6.0	259	65.570	41,356,989.95	66.641
6.0	-	6.5	79	20.000	9,702,227.21	15.634
6.5	-	7.0	12	3.038	1,744,727.91	2.811
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.253	95,941.29	0.155
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	395	100.000	62,059,655.92	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	295	16.289	78,847,011.44	20.508
		FL	240	13.252	48,761,049.50	12.683
		AZ	116	6.405	22,826,374.57	5.937
		VA	52	2.871	11,840,808.33	3.080
		WA	52	2.871	10,484,566.83	2.727
		CO	53	2.927	10,281,667.60	2.674
		Others	1003	55.384	201,427,047.90	52.391
		Wgt Ave / Total:	1811	100.000	384,468,526.17	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	32	10.847	10,187,254.74	16.846
		FL	51	17.288	10,178,085.32	16.831
		AZ	23	7.797	4,916,720.24	8.130
		VA	4	1.356	1,063,342.66	1.758
		WA	5	1.695	857,546.66	1.418
		CO	6	2.034	1,493,573.39	2.470
		Others	174	58.983	31,776,555.78	52.547
		Wgt Ave / Total:	295	100.000	60,473,078.79	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	78	19.747	15,541,445.85	25.043
		FL	37	9.367	4,746,838.33	7.649
		AZ	16	4.051	2,479,063.17	3.995
		VA	11	2.785	1,506,464.21	2.427
		WA	5	1.266	1,134,464.30	1.828
		CO	3	0.759	462,155.84	0.745
		Others	245	62.025	36,189,224.22	58.314
		Wgt Ave / Total:	395	100.000	62,059,655.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.166	448,577.33	0.117
120	-	180	1	0.055	114,803.45	0.030
180	-	300	20	1.104	2,867,625.16	0.746
300	-	360	1787	98.675	381,037,520.23	99.108
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1811	100.000	384,468,526.17	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.695	899,609.93	1.488
300	-	360	290	98.305	59,573,468.86	98.512
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	295	100.000	60,473,078.79	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.506	310,525.21	0.500
120	-	180	393	99.494	61,749,130.71	99.500
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	395	100.000	62,059,655.92	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 11/27/06
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	24,330,858.55	6.000000	643,198.49	122,059.81	765,258.30	-	23,687,660.06	-
1A2	12668BXT5	Strip IO	Var-30/360	87,700,836.87	0.000000	-	-	-	-	85,338,804.78	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	39,163,832.73	6.000000	513,023.90	195,819.16	708,843.06	-	38,650,808.83	-
1A7	12668BXY4	Senior	Var-30/360	25,427,195.33	6.000000	715,797.02	127,559.76	843,356.79	-	24,711,398.31	-
1A8	12668BXZ1	Senior	Fix-30/360	2,056,433.27	6.000000	26,938.10	10,282.17	37,220.27	-	2,029,495.17	-
1A9	12668BYA5	Senior	Fix-30/360	67,578,036.00	6.000000	800,406.00	337,890.18	1,138,296.18	-	66,777,630.00	-
1A10	12668BYB3	Senior	Fix-30/360	44,431,640.89	6.000000	837,172.68	222,158.20	1,059,330.89	-	43,594,468.20	-
1A11	12668BYC1	Senior	Var-30/360	37,942,782.98	6.000000	1,003,036.57	190,346.29	1,193,382.86	-	36,939,746.41	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	52,148,571.17	6.000000	771,332.23	260,742.86	1,032,075.09	-	51,377,238.94	-
1A17	12668BYJ6	Senior	Fix-30/360	2,477,282.46	6.000000	36,641.61	12,386.41	49,028.03	-	2,440,640.85	-
1A18	12668BYK3	Senior	Fix-30/360	910,430.89	6.000000	13,466.23	4,552.15	18,018.39	-	896,964.66	-
1X	12668BYL1	Strip IO	Var-30/360	373,276,939.77	0.529309	-	164,648.98	164,648.98	-	368,114,252.57	-
2A1	12668BYM9	Senior	Fix-30/360	56,734,911.72	6.500000	1,770,867.35	307,314.11	2,078,181.46	-	54,964,044.37	-
2A2	12668BYN7	Senior	Fix-30/360	113,756.39	6.500000	3,550.68	616.18	4,166.86	-	110,205.71	-
2X	12668BYP2	Strip IO	Var-30/360	59,558,321.33	0.575218	-	28,549.19	28,549.19	-	57,783,576.10	-
3A1	12668BYQ0	Senior	Fix-30/360	58,282,954.88	5.250000	945,826.05	254,987.93	1,200,813.97	-	57,337,128.83	-
3A2	12668BYR8	Senior	Fix-30/360	117,297.85	5.250000	1,903.53	513.18	2,416.71	-	115,394.32	-
3X	12668BYS6	Strip IO	Var-30/360	52,899,886.36	0.441904	-	19,480.54	19,480.54	-	52,441,852.60	-
PO				302,983.65	0.000000	20,682.26	-	20,682.26	-	282,301.40	-
PO-1	12668BYT4	Strip PO	Fix-30/360	21,271.03	0.000000	340.53	-	340.53	-	20,930.51	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,881.96	0.000000	0.68	-	0.68	-	1,881.28	-
PO-3	12668BYT4	Strip PO	Fix-30/360	279,830.66	0.000000	20,341.05	-	20,341.05	-	259,489.61	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.29	0.29	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,981,067.30	5.975054	10,340.77	64,635.49	74,976.25	-	12,970,726.53	-
B1	12668BYW7	Junior	Var-30/360	5,522,673.23	5.975054	4,399.38	27,498.56	31,897.94	-	5,518,273.85	-
B2	12668BYX5	Junior	Var-30/360	3,313,404.99	5.975054	2,639.47	16,498.15	19,137.62	-	3,310,765.52	-
B3	12668BYY3	Junior	Var-30/360	3,037,868.16	5.975054	2,419.98	15,126.19	17,546.17	-	3,035,448.19	-
B4	12668BYZ0	Junior	Var-30/360	2,484,805.07	5.975054	1,979.41	12,372.37	14,351.78	-	2,482,825.66	-
B5	12668BZA4	Junior	Var-30/360	1,659,806.35	5.975054	1,322.21	8,264.53	9,586.74	-	1,658,484.15	1.21

Totals				507,001,260.86		8,126,943.92	2,734,216.01	10,861,159.95	-	498,874,316.96	1.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	24,330,858.55	643,198.49	-	-	643,198.49	-	-	23,687,660.06	0.83114596701
1A2	12668BXT5	98,500,000.00	87,700,836.87	-	-	-	-	-	-	85,338,804.78	0.86638380487
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	39,163,832.73	513,023.90	-	-	513,023.90	-	-	38,650,808.83	0.90400675556
1A7	12668BXY4	30,000,000.00	25,427,195.33	715,797.02	-	-	715,797.02	-	-	24,711,398.31	0.82371327684
1A8	12668BXZ1	2,245,000.00	2,056,433.27	26,938.10	-	-	26,938.10	-	-	2,029,495.17	0.90400675556
1A9	12668BYA5	73,180,878.00	67,578,036.00	800,406.00	-	-	800,406.00	-	-	66,777,630.00	0.91250107713
1A10	12668BYB3	50,000,000.00	44,431,640.89	837,172.68	-	-	837,172.68	-	-	43,594,468.20	0.87188936407
1A11	12668BYC1	40,000,000.00	37,942,782.98	1,003,036.57	-	-	1,003,036.57	-	-	36,939,746.41	0.92349366037
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.00000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	52,148,571.17	771,332.23	-	-	771,332.23	-	-	51,377,238.94	0.89696466319
1A17	12668BYJ6	2,721,000.00	2,477,282.46	36,641.61	-	-	36,641.61	-	-	2,440,640.85	0.89696466319
1A18	12668BYK3	1,000,000.00	910,430.89	13,466.23	-	-	13,466.23	-	-	896,964.66	0.89696466319
1X	12668BYL1	408,710,050.00	373,276,939.77	-	-	-	-	-	-	368,114,252.57	0.90067335650
2A1	12668BYM9	65,335,000.00	56,734,911.72	1,770,867.35	-	-	1,770,867.35	-	-	54,964,044.37	0.84126493259
2A2	12668BYN7	131,000.00	113,756.39	3,550.68	-	-	3,550.68	-	-	110,205.71	0.84126493259
2X	12668BYP2	68,176,582.00	59,558,321.33	-	-	-	-	-	-	57,783,576.10	0.84755753963
3A1	12668BYQ0	62,110,000.00	58,282,954.88	945,826.05	-	-	945,826.05	-	-	57,337,128.83	0.92315454570
3A2	12668BYR8	125,000.00	117,297.85	1,903.53	-	-	1,903.53	-	-	115,394.32	0.92315454570
3X	12668BYS6	56,065,897.00	52,899,886.36	-	-	-	-	-	-	52,441,852.60	0.93536098424
PO		322,958.19	302,983.65	20,682.26	-	-	20,682.26	-	-	282,301.40	0.87411128976
PO-1	12668BYT4	21,729.80	21,271.03	340.53	-	-	340.53	-	-	20,930.51	0.96321669075
PO-2	12668BYT4	1,888.14	1,881.96	0.68	-	-	0.68	-	-	1,881.28	0.99636617314
PO-3	12668BYT4	299,340.25	279,830.66	20,341.05	-	-	20,341.05	-	-	259,489.61	0.86687176326
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	12,981,067.30	10,340.77	-	-	10,340.77	-	-	12,970,726.53	0.99392540448
B1	12668BYW7	5,552,000.00	5,522,673.23	4,399.38	-	-	4,399.38	-	-	5,518,273.85	0.99392540448
B2	12668BYX5	3,331,000.00	3,313,404.99	2,639.47	-	-	2,639.47	-	-	3,310,765.52	0.99392540448
B3	12668BYY3	3,054,000.00	3,037,868.16	2,419.98	-	-	2,419.98	-	-	3,035,448.19	0.99392540448
B4	12668BYZ0	2,498,000.00	2,484,805.07	1,979.41	-	-	1,979.41	-	-	2,482,825.66	0.99392540448
B5	12668BZA4	1,668,620.34	1,659,806.35	1,322.21	-	-	1,322.21	-	-	1,658,484.15	0.99392540448

Totals		555,285,578.53	507,001,260.86	8,126,943.92	-	-	8,126,943.92	-	-	498,874,316.96

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	24,330,858.55	6.000000	6.020000	121,654.29	0.17	-	121,654.29	-	122,059.81	0.17	405.51	-
1A2	87,700,836.87	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	39,163,832.73	6.000000	6.000000	195,819.16	-	-	195,819.16	-	195,819.16	-	-	-
1A7	25,427,195.33	6.000000	6.020000	127,135.98	0.23	-	127,135.98	-	127,559.76	0.23	423.79	-
1A8	2,056,433.27	6.000000	6.000000	10,282.17	-	-	10,282.17	-	10,282.17	-	-	-
1A9	67,578,036.00	6.000000	6.000000	337,890.18	-	-	337,890.18	-	337,890.18	-	-	-
1A10	44,431,640.89	6.000000	6.000000	222,158.20	-	-	222,158.20	-	222,158.20	-	-	-
1A11	37,942,782.98	6.000000	6.020000	189,713.91	-	-	189,713.91	-	190,346.29	-	632.38	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	52,148,571.17	6.000000	6.000000	260,742.86	-	-	260,742.86	-	260,742.86	-	-	-
1A17	2,477,282.46	6.000000	6.000000	12,386.41	-	-	12,386.41	-	12,386.41	-	-	-
1A18	910,430.89	6.000000	6.000000	4,552.15	-	-	4,552.15	-	4,552.15	-	-	-
1X	373,276,939.77	0.529309	0.529309	164,648.98	-	-	164,648.98	-	164,648.98	-	-	-
2A1	56,734,911.72	6.500000	6.500000	307,314.11	-	-	307,314.11	-	307,314.11	-	-	-
2A2	113,756.39	6.500000	6.500000	616.18	-	-	616.18	-	616.18	-	-	-
2X	59,558,321.33	0.575218	0.575218	28,549.19	-	-	28,549.19	-	28,549.19	-	-	-
3A1	58,282,954.88	5.250000	5.250000	254,987.93	-	-	254,987.93	-	254,987.93	-	-	-
3A2	117,297.85	5.250000	5.250000	513.18	-	-	513.18	-	513.18	-	-	-
3X	52,899,886.36	0.441904	0.441904	19,480.54	-	-	19,480.54	-	19,480.54	-	-	-
PO	302,983.65	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	21,271.03	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,881.96	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	279,830.66	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.29	-	-	-

M	12,981,067.30	5.975054	5.975054	64,635.49	-	-	64,635.49	-	64,635.49	-	-	-
B1	5,522,673.23	5.975054	5.975054	27,498.56	-	-	27,498.56	-	27,498.56	-	-	-
B2	3,313,404.99	5.975054	5.975054	16,498.15	-	-	16,498.15	-	16,498.15	-	-	-
B3	3,037,868.16	5.975054	5.975054	15,126.19	-	-	15,126.19	-	15,126.19	-	-	-
B4	2,484,805.07	5.975054	5.975054	12,372.37	-	-	12,372.37	-	12,372.37	-	-	-
B5	1,659,806.35	5.975054	5.975054	8,264.53	-	-	8,264.53	-	8,264.53	-	-	-

Totals	507,001,260.86			2,732,754.04	0.40	-	2,732,754.04	-	2,734,216.01	0.40	1,461.68	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	853.714335237	22.568368222	4.282800248	831.145967015	6.000000
1A2	12668BXT5	98,500,000.00	890.363826048	0.000000000	0.000000000	866.383804872	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	916.005911111	11.999155556	4.580029556	904.006755556	6.000000
1A7	12668BXY4	30,000,000.00	847.573177588	23.859900750	4.251992108	823.713276838	6.000000
1A8	12668BXZ1	2,245,000.00	916.005911111	11.999155556	4.580029556	904.006755556	6.000000
1A9	12668BYA5	73,180,878.00	923.438442485	10.937365359	4.617192212	912.501077126	6.000000
1A10	12668BYB3	50,000,000.00	888.632817702	16.743453633	4.443164089	871.889364068	6.000000
1A11	12668BYC1	40,000,000.00	948.569574596	25.075914226	4.758657366	923.493660370	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	910.430893939	13.466230746	4.552154470	896.964663193	6.000000
1A17	12668BYJ6	2,721,000.00	910.430893939	13.466230746	4.552154470	896.964663193	6.000000
1A18	12668BYK3	1,000,000.00	910.430893940	13.466230745	4.552154470	896.964663194	6.000000
1X	12668BYL1	408,710,050.00	913.305018484	0.000000000	0.402850331	900.673356503	0.529309
2A1	12668BYM9	65,335,000.00	868.369353714	27.104421127	4.703667333	841.264932587	6.500000
2A2	12668BYN7	131,000.00	868.369353714	27.104421127	4.703667333	841.264932587	6.500000
2X	12668BYP2	68,176,582.00	873.589135489	0.000000000	0.418753645	847.557539626	0.575218
3A1	12668BYQ0	62,110,000.00	938.382786675	15.228240976	4.105424692	923.154545699	5.250000
3A2	12668BYR8	125,000.00	938.382786675	15.228240976	4.105424692	923.154545699	5.250000
3X	12668BYS6	56,065,897.00	943.530545137	0.000000000	0.347457880	935.360984236	0.441904
PO		322,958.19	938.151313023	64.040054225	0.000000000	874.111289762	0.000000
PO-1	12668BYT4	21,729.80	978.887666323	15.670975573	0.000000000	963.216690750	0.000000
PO-2	12668BYT4	1,888.14	996.727503094	0.361329954	0.000000000	996.366173141	0.000000
PO-3	12668BYT4	299,340.25	934.824709270	67.952946013	0.000000000	866.871763257	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.903553895	0.000000000	6.000000

M	12668BYV9	13,050,000.00	994.717800578	0.792396100	4.952910752	993.925404478	5.975054
B1	12668BYW7	5,552,000.00	994.717800578	0.792396100	4.952910752	993.925404478	5.975054
B2	12668BYX5	3,331,000.00	994.717800578	0.792396100	4.952910752	993.925404478	5.975054
B3	12668BYY3	3,054,000.00	994.717800578	0.792396100	4.952910752	993.925404478	5.975054
B4	12668BYZ0	2,498,000.00	994.717800578	0.792396100	4.952910752	993.925404478	5.975054
B5	12668BZA4	1,668,620.34	994.717800578	0.792396100	4.952910752	993.925404478	5.975054

Totals		555,285,578.53	913.045972132	14.635611358	4.923981669	898.410360810

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									11/27/2006
Cut-off Date									3/1/2006
Record Date									10/31/2006
Determination Date									11/22/2006
LIBOR Determination Date									10/23/2006
Accrual Period 30/360				Begin					10/1/2006
				End					11/1/2006
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Prefunding Detail

						Group I	Group II	Group III	Total
	Target Funding Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Initial Funded Balance					420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
	Initial Unfunded Balance					-	-	2,428,355.96	2,428,355.96
	Subsequent Prefunded Deposit					-	-	2,425,233.59	2,425,233.59
	Subsequent Funded Balance					420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
	Subsequent Unfunded Balance					-	-	3,122.37	3,122.37

	Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,811	295	395	2,501
	Loans Paid Off or otherwise removed pursuant to the PSA					24	6	4	34
	Ending Aggregate Loan Count					1,787	289	391	2,467

	Beginning Pool Stated Principal Balance					384,468,526.17	60,473,078.79	62,059,655.92	507,001,260.88
	Scheduled Principal					163,883.59	13,676.40	237,068.92	414,628.91
	Unscheduled Principal					5,206,845.92	1,761,561.56	743,907.54	7,712,315.02
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					379,097,796.66	58,697,840.83	61,078,679.46	498,874,316.95

	Beginning Weighted Average Mortgage Rate					6.77981%	7.39706%	5.86553%
	Beginning Weighted Average Net Mortgage Rate					6.51357%	7.06631%	5.60301%
	Ending Weighted Average Mortgage Rate					6.77942%	7.39506%	5.87045%
	Ending Weighted Average Net Mortgage Rate					6.51308%	7.06214%	5.60788%

	Beginning Weighted Average Remaining Term to Maturity					350	350	171
	Ending Weighted Average Remaining Term to Maturity					349	349	170

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	34	1.90263%	8,023,054.35	2.11635%	9	0.50364%	2,523,547.76	0.66567%	2	0.11192%	387,362.05	0.10218%
	Group 2	5	1.73010%	925,254.19	1.57630%	1	0.34602%	234,400.00	0.39933%	0	0.00000%	-	0.00000%
	Group 3	5	1.27877%	583,323.11	0.95504%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	44	1.78354%	9,531,631.65	1.91063%	10	0.40535%	2,757,947.76	0.55283%	2	0.08107%	387,362.05	0.07765%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	7	0.39172%	1,755,466.40	0.46306%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 2	3	1.03806%	655,143.42	1.11613%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	10	0.40535%	2,410,609.82	0.48321%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

						Group I	Group II	Group III	Total
	Current					4,666,376.21	889,543.42	-	5,555,919.63
	One-Month Prior					2,943,882.11	655,287.08	185,899.37	3,785,068.56
	Two-Month Prior					3,604,441.55	505,283.05	186,593.11	4,296,317.71
	Three-Month Prior					2,684,230.73	324,000.00	-	3,008,230.73
	Four-Month Prior					1,854,618.94	181,566.01	-	2,036,184.95
	Five-Month Prior					1,590,842.35	-	-	1,590,842.35

	60+ Delinquency Average					2,890,731.98	425,946.59	62,082.08	3,378,760.66
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					2,168,960.05	372,555.63	303,102.00	2,844,617.68
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					76,869.79	12,384.86	12,687.18	101,941.83
	Less: Trustee Fee					2,883.51	453.55	465.45	3,802.51
	Less: Mortgage Loan Premiums					2,321.34	3,615.59	182.08	6,119.01
	Total Interest Available					2,086,885.40	356,101.63	289,767.29	2,732,754.32

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					163,883.59	13,676.40	237,068.92	414,628.91
	Paid in Full Principal					5,162,252.55	1,748,817.10	699,278.08	7,610,347.73
	Curtailment Principal					44,593.37	12,744.46	44,629.46	101,967.29
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					5,370,729.51	1,775,237.96	980,976.46	8,126,943.93

	Total Available Funds					7,457,614.91	2,131,339.59	1,270,743.75	10,859,698.25

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					7,457,614.91	2,131,339.59	1,270,743.75	10,859,698.25
	Trustee Fee					2,883.51	453.55	465.45	3,802.51
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					7,460,498.43	2,131,793.14	1,271,209.20	10,863,500.76

Withdrawals	Available Funds, to the Distribution Account					7,457,614.91	2,131,339.59	1,270,743.75	10,859,698.25
	Trustee Fee					2,883.51	453.55	465.45	3,802.51
	Total Withdrawals					7,460,498.43	2,131,793.14	1,271,209.20	10,863,500.76

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								10,859,698.25
	Trustee Fee								3,802.51
	YSA								1,461.68
	Other Deposits Required by the PSA								-
	Total Deposits								10,864,962.44

Withdrawals	Payments of Prinicipal & Interest to the Classes								10,861,159.94
	Payment of Trustee Fee								3,802.51
	Total Withdrawals								10,864,962.44

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								317,676.18

Deposits	Class 1A1 Corridor Contract Received								470.89
	Class 1A7 Corridor Contract Received								446.90
	Class 1A11 Corridor Contract Received								677.69
	Total Deposits								1,595.48

	Class 1A1 Yield Supplemental Amounts Paid								405.51
	Class 1A7 Yield Supplemental Amounts Paid								423.79
	Class 1A11 Yield Supplemental Amounts Paid								632.38
	To Terminate the Account								-
	Total Withdrawals								1,461.68

	Ending Balance								317,710.27

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								13.46
	Class 1A7 Contract Funds Unused								17.68
	Class 1A11 Contract Funds Unused								2.96

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					80,097.61	12,598.56	12,929.09	105,625.26
	Net Master Servicing Fee					76,869.79	12,384.86	12,687.18	101,941.83
	Trustee Fee					2,883.51	453.55	465.45	3,802.51
	Lpmi					2,321.34	3,615.59	182.08	6,119.01
	Total Net Loan Fees					82,074.65	16,454.00	13,334.71	111,863.35

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					6,102.54	508.43	2,185.43	8,796.40
	Interest Advances					72,254.66	11,461.84	2,830.84	86,547.34
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					78,357.20	11,970.27	5,016.27	95,343.74

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					5,162,252.55	1,748,817.10	699,278.08	7,610,347.73
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					3,227.82	213.70	241.91	3,683.43
	Compensating Interest					3,227.82	213.70	241.91	3,683.43
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					15.10003%	29.87073%	13.52122%
	SMM %					1.35487%	2.91363%	1.20329%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					21,271.04	1,881.96	279,830.66	302,983.66
	PO Scheduled Principal					18.27	0.68	1,145.60	1,164.55
	PO Prepayments & Recoveries					322.25	-	19,195.46	19,517.71
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					20,930.51	1,881.28	259,489.61	282,301.40

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					384,447,255.13	60,471,196.83	61,779,825.26	506,698,277.22
	Non-PO Scheduled Principal					163,865.32	13,675.72	235,923.32	413,464.36
	Non-PO Prepayments & Recoveries					5,206,523.67	1,761,561.56	724,712.08	7,692,797.31
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					379,076,866.15	58,695,959.55	60,819,189.85	498,592,015.55

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					94.27814%	94.00950%	94.52965%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					5.72186%	5.99050%	5.47035%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					5,361,012.84	1,774,418.03	947,729.58	8,083,160.45
	Subordinate Principal Distribution Amount								23,101.22
	PO Principal Distribution Amount					340.53	0.68	20,341.05	20,682.26
	Total Principal Distribution Amount								8,126,943.93

	Cross-Collateralization due to Rapid Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					-	-	-	-
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
				N/A

Group II
				N/A

Group III
				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	469,897,793.06
Class A Percentage			94.749797%	94.191618%

Class M			13,050,000.00	12,970,726.53
Class M Percentage			2.350142%	2.599999%

Class B1			5,552,000.00	5,518,273.85
Class B1 Percentage			0.999846%	1.106145%

Class B2			3,331,000.00	3,310,765.52
Class B2 Percentage			0.599872%	0.663647%

Class B3			3,054,000.00	3,035,448.19
Class B3 Percentage			0.549987%	0.608460%

Class B4			2,498,000.00	2,482,825.66
Class B4 Percentage			0.449859%	0.497686%

Class B5			1,668,620.34	1,658,484.15
Class B5 Percentage			0.300498%	0.332445%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.056	16,327.33	0.004
25,000.00	-	50,000.00	6	0.336	253,024.94	0.067
50,000.00	-	75,000.00	46	2.574	2,990,374.69	0.789
75,000.00	-	100,000.00	100	5.596	8,924,741.39	2.354
100,000.00	-	125,000.00	162	9.065	18,410,217.37	4.856
125,000.00	-	150,000.00	201	11.248	27,764,129.11	7.324
150,000.00	-	175,000.00	191	10.688	30,995,868.38	8.176
175,000.00	-	200,000.00	210	11.752	39,705,257.47	10.474
200,000.00	-	225,000.00	177	9.905	37,431,816.23	9.874
225,000.00	-	250,000.00	141	7.890	33,488,673.22	8.834
250,000.00	-	275,000.00	121	6.771	31,907,080.47	8.417
275,000.00	-	300,000.00	97	5.428	28,099,723.12	7.412
300,000.00	-	325,000.00	91	5.092	28,404,881.13	7.493
325,000.00	-	350,000.00	88	4.924	29,720,878.69	7.840
350,000.00	-	375,000.00	58	3.246	21,028,775.45	5.547
375,000.00	-	400,000.00	55	3.078	21,486,209.58	5.668
400,000.00	-	425,000.00	28	1.567	11,505,086.10	3.035
425,000.00	-	450,000.00	6	0.336	2,646,803.63	0.698
450,000.00	-	475,000.00	2	0.112	916,796.58	0.242
475,000.00	-	500,000.00	1	0.056	492,000.00	0.130
500,000.00	-	525,000.00	1	0.056	511,220.05	0.135
525,000.00	-	550,000.00	1	0.056	548,904.68	0.145
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.056	595,000.00	0.157
600,000.00	-	625,000.00	1	0.056	618,583.32	0.163
625,000.00	-	650,000.00	1	0.056	635,423.73	0.168
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1787	100.000	379,097,796.66	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.384	157,575.20	0.268
50,000.00	-	75,000.00	17	5.882	1,099,253.92	1.873
75,000.00	-	100,000.00	22	7.612	1,947,635.23	3.318
100,000.00	-	125,000.00	26	8.997	2,938,866.70	5.007
125,000.00	-	150,000.00	35	12.111	4,844,308.90	8.253
150,000.00	-	175,000.00	25	8.651	4,063,850.61	6.923
175,000.00	-	200,000.00	35	12.111	6,564,532.99	11.184
200,000.00	-	225,000.00	24	8.304	5,166,484.71	8.802
225,000.00	-	250,000.00	17	5.882	3,975,312.18	6.773
250,000.00	-	275,000.00	19	6.574	4,983,889.85	8.491
275,000.00	-	300,000.00	14	4.844	3,988,465.49	6.795
300,000.00	-	325,000.00	11	3.806	3,524,260.75	6.004
325,000.00	-	350,000.00	11	3.806	3,728,545.13	6.352
350,000.00	-	375,000.00	14	4.844	5,100,187.61	8.689
375,000.00	-	400,000.00	7	2.422	2,734,869.92	4.659
400,000.00	-	425,000.00	4	1.384	1,640,870.01	2.795
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.692	967,348.46	1.648
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.346	558,551.75	0.952
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.346	713,031.42	1.215
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	289	100.000	58,697,840.83	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	25	6.394	1,073,809.72	1.758
50,000.00	-	75,000.00	65	16.624	4,028,184.45	6.595
75,000.00	-	100,000.00	57	14.578	4,980,777.66	8.155
100,000.00	-	125,000.00	36	9.207	4,053,637.90	6.637
125,000.00	-	150,000.00	36	9.207	4,915,008.35	8.047
150,000.00	-	175,000.00	34	8.696	5,511,539.29	9.024
175,000.00	-	200,000.00	36	9.207	6,829,154.25	11.181
200,000.00	-	225,000.00	19	4.859	4,027,467.85	6.594
225,000.00	-	250,000.00	13	3.325	3,144,960.94	5.149
250,000.00	-	275,000.00	14	3.581	3,668,005.22	6.005
275,000.00	-	300,000.00	15	3.836	4,335,569.84	7.098
300,000.00	-	325,000.00	11	2.813	3,456,918.73	5.660
325,000.00	-	350,000.00	8	2.046	2,713,859.11	4.443
350,000.00	-	375,000.00	8	2.046	2,917,584.90	4.777
375,000.00	-	400,000.00	13	3.325	4,979,284.98	8.152
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.256	442,916.27	0.725
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	391	100.000	61,078,679.46	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	130	7.275	28,806,709.06	7.599
6.5	-	7.0	1546	86.514	328,219,768.20	86.579
7.0	-	7.5	109	6.100	21,845,069.40	5.762
7.5	-	8.0	2	0.112	226,250.00	0.060
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1787	100.000	379,097,796.66	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	17	5.882	4,402,143.20	7.500
7.0	-	7.5	229	79.239	45,467,669.00	77.461
7.5	-	8.0	25	8.651	4,963,072.86	8.455
8.0	-	8.5	10	3.460	1,790,374.19	3.050
8.5	-	9.0	6	2.076	1,869,129.01	3.184
9.0	-	9.5	1	0.346	117,194.20	0.200
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.346	88,258.37	0.150
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	289	100.000	58,697,840.83	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.767	685,551.83	1.122
5.0	-	5.5	39	9.974	7,951,275.03	13.018
5.5	-	6.0	257	65.729	40,947,015.72	67.040
6.0	-	6.5	79	20.205	9,661,032.14	15.817
6.5	-	7.0	12	3.069	1,738,288.58	2.846
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.256	95,516.16	0.156
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	391	100.000	61,078,679.46	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.168	447,385.22	0.118
120	-	180	1	0.056	114,346.60	0.030
180	-	300	20	1.119	2,858,448.26	0.754
300	-	360	1763	98.657	375,677,616.58	99.098
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1787	100.000	379,097,796.66	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.730	898,082.05	1.530
300	-	360	284	98.270	57,799,758.78	98.470
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	289	100.000	58,697,840.83	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.512	308,635.17	0.505
120	-	180	389	99.488	60,770,044.29	99.495
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	391	100.000	61,078,679.46	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 12/26/06
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	23,687,660.06	6.000000	764,125.55	118,833.09	882,958.65	-	22,923,534.51	-
1A2	12668BXT5	Strip IO	Var-30/360	85,338,804.78	0.000000	-	-	-	-	82,508,408.80	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	38,650,808.83	6.000000	513,023.90	193,254.04	706,277.94	-	38,137,784.94	-
1A7	12668BXY4	Senior	Var-30/360	24,711,398.31	6.000000	874,654.03	123,968.85	998,622.88	-	23,836,744.28	-
1A8	12668BXZ1	Senior	Fix-30/360	2,029,495.17	6.000000	26,938.10	10,147.48	37,085.58	-	2,002,557.06	-
1A9	12668BYA5	Senior	Fix-30/360	66,777,630.00	6.000000	800,406.00	333,888.15	1,134,294.15	-	65,977,224.00	-
1A10	12668BYB3	Senior	Fix-30/360	43,594,468.20	6.000000	943,077.35	217,972.34	1,161,049.69	-	42,651,390.85	-
1A11	12668BYC1	Senior	Var-30/360	36,939,746.41	6.000000	1,191,616.40	185,314.39	1,376,930.80	-	35,748,130.01	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	51,377,238.94	6.000000	868,907.90	256,886.19	1,125,794.10	-	50,508,331.04	-
1A17	12668BYJ6	Senior	Fix-30/360	2,440,640.85	6.000000	41,276.88	12,203.20	53,480.08	-	2,399,363.97	-
1A18	12668BYK3	Senior	Fix-30/360	896,964.66	6.000000	15,169.75	4,484.82	19,654.57	-	881,794.92	-
1X	12668BYL1	Strip IO	Var-30/360	368,114,252.57	0.528733	-	162,195.12	162,195.12	-	362,384,652.60	-
2A1	12668BYM9	Senior	Fix-30/360	54,964,044.37	6.500000	1,353,973.73	297,721.91	1,651,695.64	-	53,610,070.64	-
2A2	12668BYN7	Senior	Fix-30/360	110,205.71	6.500000	2,714.79	596.95	3,311.73	-	107,490.92	-
2X	12668BYP2	Strip IO	Var-30/360	57,783,576.10	0.571248	-	27,507.31	27,507.31	-	56,426,692.64	-
3A1	12668BYQ0	Senior	Fix-30/360	57,337,128.83	5.250000	1,333,346.91	250,849.94	1,584,196.85	-	56,003,781.92	-
3A2	12668BYR8	Senior	Fix-30/360	115,394.32	5.250000	2,683.44	504.85	3,188.29	-	112,710.88	-
3X	12668BYS6	Strip IO	Var-30/360	52,441,852.60	0.442801	-	19,351.11	19,351.11	-	51,136,503.73	-
PO				282,301.40	0.000000	1,647.82	-	1,647.82	-	280,653.58	-
PO-1	12668BYT4	Strip PO	Fix-30/360	20,930.51	0.000000	514.03	-	514.03	-	20,416.48	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,881.28	0.000000	0.87	-	0.87	-	1,880.41	-
PO-3	12668BYT4	Strip PO	Fix-30/360	259,489.61	0.000000	1,132.92	-	1,132.92	-	258,356.69	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.16	0.16	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,970,726.53	5.975354	19,545.00	64,587.24	84,132.24	-	12,951,181.52	-
B1	12668BYW7	Junior	Var-30/360	5,518,273.85	5.975354	8,315.24	27,478.03	35,793.27	-	5,509,958.61	-
B2	12668BYX5	Junior	Var-30/360	3,310,765.52	5.975354	4,988.84	16,485.83	21,474.67	-	3,305,776.68	-
B3	12668BYY3	Junior	Var-30/360	3,035,448.19	5.975354	4,573.98	15,114.90	19,688.88	-	3,030,874.20	-
B4	12668BYZ0	Junior	Var-30/360	2,482,825.66	5.975354	3,741.26	12,363.14	16,104.39	-	2,479,084.40	-
B5	12668BZA4	Junior	Var-30/360	1,658,484.15	5.975354	2,499.10	8,258.36	10,757.45	-	1,655,985.05	1.21

Totals				498,874,316.96		8,777,225.97	2,689,880.73	11,467,106.70	-	490,097,090.98	1.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	23,687,660.06	764,125.55	-	-	764,125.55	-	-	22,923,534.51	0.80433454404
1A2	12668BXT5	98,500,000.00	85,338,804.78	-	-	-	-	-	-	82,508,408.80	0.83764882027
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	38,650,808.83	513,023.90	-	-	513,023.90	-	-	38,137,784.94	0.89200760000
1A7	12668BXY4	30,000,000.00	24,711,398.31	874,654.03	-	-	874,654.03	-	-	23,836,744.28	0.79455814258
1A8	12668BXZ1	2,245,000.00	2,029,495.17	26,938.10	-	-	26,938.10	-	-	2,002,557.06	0.89200760000
1A9	12668BYA5	73,180,878.00	66,777,630.00	800,406.00	-	-	800,406.00	-	-	65,977,224.00	0.90156371177
1A10	12668BYB3	50,000,000.00	43,594,468.20	943,077.35	-	-	943,077.35	-	-	42,651,390.85	0.85302781703
1A11	12668BYC1	40,000,000.00	36,939,746.41	1,191,616.40	-	-	1,191,616.40	-	-	35,748,130.01	0.89370325035
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.00000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	51,377,238.94	868,907.90	-	-	868,907.90	-	-	50,508,331.04	0.88179491684
1A17	12668BYJ6	2,721,000.00	2,440,640.85	41,276.88	-	-	41,276.88	-	-	2,399,363.97	0.88179491684
1A18	12668BYK3	1,000,000.00	896,964.66	15,169.75	-	-	15,169.75	-	-	881,794.92	0.88179491685
1X	12668BYL1	408,710,050.00	368,114,252.57	-	-	-	-	-	-	362,384,652.60	0.88665461640
2A1	12668BYM9	65,335,000.00	54,964,044.37	1,353,973.73	-	-	1,353,973.73	-	-	53,610,070.64	0.82054137349
2A2	12668BYN7	131,000.00	110,205.71	2,714.79	-	-	2,714.79	-	-	107,490.92	0.82054137349
2X	12668BYP2	68,176,582.00	57,783,576.10	-	-	-	-	-	-	56,426,692.64	0.82765505375
3A1	12668BYQ0	62,110,000.00	57,337,128.83	1,333,346.91	-	-	1,333,346.91	-	-	56,003,781.92	0.90168703783
3A2	12668BYR8	125,000.00	115,394.32	2,683.44	-	-	2,683.44	-	-	112,710.88	0.90168703783
3X	12668BYS6	56,065,897.00	52,441,852.60	-	-	-	-	-	-	51,136,503.73	0.91207858014
PO		322,958.19	282,301.40	1,647.82	-	-	1,647.82	-	-	280,653.58	0.86900901940
PO-1	12668BYT4	21,729.80	20,930.51	514.03	-	-	514.03	-	-	20,416.48	0.93956117674
PO-2	12668BYT4	1,888.14	1,881.28	0.87	-	-	0.87	-	-	1,880.41	0.99590690065
PO-3	12668BYT4	299,340.25	259,489.61	1,132.92	-	-	1,132.92	-	-	258,356.69	0.86308704677
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	12,970,726.53	19,545.00	-	-	19,545.00	-	-	12,951,181.52	0.99242770299
B1	12668BYW7	5,552,000.00	5,518,273.85	8,315.24	-	-	8,315.24	-	-	5,509,958.61	0.99242770299
B2	12668BYX5	3,331,000.00	3,310,765.52	4,988.84	-	-	4,988.84	-	-	3,305,776.68	0.99242770299
B3	12668BYY3	3,054,000.00	3,035,448.19	4,573.98	-	-	4,573.98	-	-	3,030,874.20	0.99242770299
B4	12668BYZ0	2,498,000.00	2,482,825.66	3,741.26	-	-	3,741.26	-	-	2,479,084.40	0.99242770299
B5	12668BZA4	1,668,620.34	1,658,484.15	2,499.10	-	-	2,499.10	-	-	1,655,985.05	0.99242770299

Totals		555,285,578.53	498,874,316.96	8,777,225.97	-	-	8,777,225.97	-	-	490,097,090.98

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	23,687,660.06	6.000000	6.020000	118,438.30	0.17	-	118,438.30	-	118,833.09	0.17	394.79	-
1A2	85,338,804.78	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	38,650,808.83	6.000000	6.000000	193,254.04	-	-	193,254.04	-	193,254.04	-	-	-
1A7	24,711,398.31	6.000000	6.020000	123,556.99	0.23	-	123,556.99	-	123,968.85	0.23	411.86	-
1A8	2,029,495.17	6.000000	6.000000	10,147.48	-	-	10,147.48	-	10,147.48	-	-	-
1A9	66,777,630.00	6.000000	6.000000	333,888.15	-	-	333,888.15	-	333,888.15	-	-	-
1A10	43,594,468.20	6.000000	6.000000	217,972.34	-	-	217,972.34	-	217,972.34	-	-	-
1A11	36,939,746.41	6.000000	6.020000	184,698.73	-	-	184,698.73	-	185,314.39	-	615.66	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	51,377,238.94	6.000000	6.000000	256,886.19	-	-	256,886.19	-	256,886.19	-	-	-
1A17	2,440,640.85	6.000000	6.000000	12,203.20	-	-	12,203.20	-	12,203.20	-	-	-
1A18	896,964.66	6.000000	6.000000	4,484.82	-	-	4,484.82	-	4,484.82	-	-	-
1X	368,114,252.57	0.528733	0.528733	162,195.12	-	-	162,195.12	-	162,195.12	-	-	-
2A1	54,964,044.37	6.500000	6.500000	297,721.91	-	-	297,721.91	-	297,721.91	-	-	-
2A2	110,205.71	6.500000	6.500000	596.95	-	-	596.95	-	596.95	-	-	-
2X	57,783,576.10	0.571248	0.571248	27,507.31	-	-	27,507.31	-	27,507.31	-	-	-
3A1	57,337,128.83	5.250000	5.250000	250,849.94	-	-	250,849.94	-	250,849.94	-	-	-
3A2	115,394.32	5.250000	5.250000	504.85	-	-	504.85	-	504.85	-	-	-
3X	52,441,852.60	0.442801	0.442801	19,351.11	-	-	19,351.11	-	19,351.11	-	-	-
PO	282,301.40	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	20,930.51	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,881.28	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	259,489.61	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.16	-	-	-

M	12,970,726.53	5.975354	5.975354	64,587.24	-	-	64,587.24	-	64,587.24	-	-	-
B1	5,518,273.85	5.975354	5.975354	27,478.03	-	-	27,478.03	-	27,478.03	-	-	-
B2	3,310,765.52	5.975354	5.975354	16,485.83	-	-	16,485.83	-	16,485.83	-	-	-
B3	3,035,448.19	5.975354	5.975354	15,114.90	-	-	15,114.90	-	15,114.90	-	-	-
B4	2,482,825.66	5.975354	5.975354	12,363.14	-	-	12,363.14	-	12,363.14	-	-	-
B5	1,658,484.15	5.975354	5.975354	8,258.36	-	-	8,258.36	-	8,258.36	-	-	-

Totals	498,874,316.96			2,688,458.26	0.40	-	2,688,458.26	-	2,689,880.73	0.40	1,422.31	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	831.145967015	26.811422976	4.169582268	804.334544039	6.000000
1A2	12668BXT5	98,500,000.00	866.383804872	0.000000000	0.000000000	837.648820268	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	904.006755556	11.999155556	4.520033778	892.007600000	6.000000
1A7	12668BXY4	30,000,000.00	823.713276838	29.155134261	4.132294939	794.558142577	6.000000
1A8	12668BXZ1	2,245,000.00	904.006755556	11.999155556	4.520033778	892.007600000	6.000000
1A9	12668BYA5	73,180,878.00	912.501077126	10.937365359	4.562505386	901.563711766	6.000000
1A10	12668BYB3	50,000,000.00	871.889364068	18.861547038	4.359446820	853.027817031	6.000000
1A11	12668BYC1	40,000,000.00	923.493660370	29.790410020	4.632859863	893.703250350	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	896.964663193	15.169746349	4.484823316	881.794916844	6.000000
1A17	12668BYJ6	2,721,000.00	896.964663193	15.169746349	4.484823316	881.794916844	6.000000
1A18	12668BYK3	1,000,000.00	896.964663194	15.169746349	4.484823316	881.794916845	6.000000
1X	12668BYL1	408,710,050.00	900.673356503	0.000000000	0.396846419	886.654616396	0.528733
2A1	12668BYM9	65,335,000.00	841.264932587	20.723559100	4.556851718	820.541373487	6.500000
2A2	12668BYN7	131,000.00	841.264932587	20.723559100	4.556851718	820.541373487	6.500000
2X	12668BYP2	68,176,582.00	847.557539626	0.000000000	0.403471590	827.655053754	0.571248
3A1	12668BYQ0	62,110,000.00	923.154545699	21.467507868	4.038801137	901.687037830	5.250000
3A2	12668BYR8	125,000.00	923.154545699	21.467507868	4.038801137	901.687037830	5.250000
3X	12668BYS6	56,065,897.00	935.360984236	0.000000000	0.345149300	912.078580139	0.442801
PO		322,958.19	874.111289762	5.102270359	0.000000000	869.009019403	0.000000
PO-1	12668BYT4	21,729.80	963.216690750	23.655514010	0.000000000	939.561176740	0.000000
PO-2	12668BYT4	1,888.14	996.366173141	0.459272495	0.000000000	995.906900645	0.000000
PO-3	12668BYT4	299,340.25	866.871763257	3.784716486	0.000000000	863.087046772	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.640702671	0.000000000	6.000000

M	12668BYV9	13,050,000.00	993.925404478	1.497701484	4.949213740	992.427702994	5.975354
B1	12668BYW7	5,552,000.00	993.925404478	1.497701484	4.949213740	992.427702994	5.975354
B2	12668BYX5	3,331,000.00	993.925404478	1.497701484	4.949213740	992.427702994	5.975354
B3	12668BYY3	3,054,000.00	993.925404478	1.497701484	4.949213740	992.427702994	5.975354
B4	12668BYZ0	2,498,000.00	993.925404478	1.497701484	4.949213740	992.427702994	5.975354
B5	12668BZA4	1,668,620.34	993.925404478	1.497701484	4.949213740	992.427702994	5.975354

Totals		555,285,578.53	898.410360810	15.806688143	4.844139365	882.603672650

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date	12/26/2006
Cut-off Date	3/1/2006
Record Date	11/30/2006
Determination Date	12/22/2006
LIBOR Determination Date	11/22/2006
Accrual Period 30/360	Begin	11/1/2006
End	12/1/2006
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	5.32000%

Prefunding Detail

Group I	Group II	Group III	Total
Target Funding Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Initial Funded Balance	420,189,775.54	69,095,802.99	63,571,644.04	552,857,222.57
Initial Unfunded Balance	-	-	2,428,355.96	2,428,355.96
Subsequent Prefunded Deposit	-	-	2,425,233.59	2,425,233.59
Subsequent Funded Balance	420,189,775.54	69,095,802.99	65,996,877.63	555,282,456.16
Subsequent Unfunded Balance	-	-	3,122.37	3,122.37

Subsequent Unfunded Amounts have been passed through as Principal this period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,787	289	391	2,467
Loans Paid Off or otherwise removed pursuant to the PSA	29	6	7	42
Ending Aggregate Loan Count	1,758	283	384	2,425

Beginning Pool Stated Principal Balance	379,097,796.66	58,697,840.83	61,078,679.46	498,874,316.95
Scheduled Principal	514,646.24	13,296.06	235,800.14	763,742.44
Unscheduled Principal	5,554,914.40	1,344,213.69	1,114,355.44	8,013,483.53
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	373,028,236.02	57,340,331.08	59,728,523.88	490,097,090.98

Beginning Weighted Average Mortgage Rate	6.77942%	7.39506%	5.87045%
Beginning Weighted Average Net Mortgage Rate	6.51308%	7.06214%	5.60788%
Ending Weighted Average Mortgage Rate	6.77926%	7.39650%	5.87182%
Ending Weighted Average Net Mortgage Rate	6.51281%	7.06184%	5.60918%

Beginning Weighted Average Remaining Term to Maturity	349	349	170
Ending Weighted Average Remaining Term to Maturity	348	348	169

Delinquency Information

Delinquency Information

30-59 Days	60-89 Days	90+ Days
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	46	2.61661%	10,980,584.02	2.94363%	10	0.56883%	2,391,387.87	0.64107%	4	0.22753%	915,398.44	0.24540%
Group 2	11	3.88693%	2,497,212.07	4.35507%	1	0.35336%	142,403.23	0.24835%	2	0.70671%	415,252.06	0.72419%
Group 3	6	1.56250%	836,035.02	1.39972%	2	0.52083%	227,608.79	0.38107%	0	0.00000%	-	0.00000%

Total	63	2.59794%	14,313,831.11	2.92061%	13	0.53608%	2,761,399.89	0.56344%	6	0.24742%	1,330,650.50	0.27151%

Foreclosure	Bankruptcy	REO
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	10	0.56883%	2,684,721.47	0.71971%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 2	2	0.70671%	474,146.81	0.82690%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

Total	12	0.49485%	3,158,868.28	0.64454%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	5,991,507.78	1,031,802.10	227,608.79	7,250,918.67
One-Month Prior	4,666,376.21	889,543.42	-	5,555,919.63
Two-Month Prior	2,943,882.11	655,287.08	185,899.37	3,785,068.56
Three-Month Prior	3,604,441.55	505,283.05	186,593.11	4,296,317.71
Four-Month Prior	2,684,230.73	324,000.00	-	3,008,230.73
Five-Month Prior	1,854,618.94	181,566.01	-	2,036,184.95

60+ Delinquency Average	3,624,176.22	597,913.61	100,016.88	4,322,106.71
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,138,926.74	359,831.71	298,008.38	2,796,766.83
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	76,184.51	10,332.14	11,933.83	98,450.49
Less: Trustee Fee	2,843.23	440.23	458.09	3,741.56
Less: Mortgage Loan Premiums	2,319.40	3,615.52	181.43	6,116.35
Total Interest Available	2,057,579.59	345,443.81	285,435.03	2,688,458.43

Principal

Group I	Group II	Group III	Total
Scheduled Principal	514,646.24	13,296.06	235,800.14	763,742.44
Paid in Full Principal	5,520,360.69	1,337,939.69	1,052,230.77	7,910,531.15
Curtailment Principal	34,553.71	6,274.00	62,124.67	102,952.38
Liquidation Principal	-	-	-	-
Repurchased Principal	352,695.52	-	-	352,695.52
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	6,422,256.16	1,357,509.75	1,350,155.58	9,129,921.49

Total Available Funds	8,479,835.75	1,702,953.56	1,635,590.61	11,818,379.92

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	8,479,835.75	1,702,953.56	1,635,590.61	11,818,379.92
Trustee Fee	2,843.23	440.23	458.09	3,741.56
Other Deposits required by the PSA	-	-	-	-
Total Deposits	8,482,678.99	1,703,393.79	1,636,048.70	11,822,121.48

Withdrawals	Available Funds, to the Distribution Account	8,479,835.75	1,702,953.56	1,635,590.61	11,818,379.92
Trustee Fee	2,843.23	440.23	458.09	3,741.56
Total Withdrawals	8,482,678.99	1,703,393.79	1,636,048.70	11,822,121.48

Ending Balance	-

Distribution Account

Beginning Balance	-

Deposits	Available Funds	11,818,379.92
Trustee Fee	3,741.56
YSA	1,422.31
Other Deposits Required by the PSA	-
Total Deposits	11,823,543.80

Withdrawals	Payments of Prinicipal & Interest to the Classes	11,467,106.72
Payment of Trustee Fee	3,741.56
Total Withdrawals	11,470,848.28

Ending Balance	-

Supplemental Loan Account

Beginning Balance	-
Supplemental Transfer	-
Ending Balance	-

Capitalized Interest Account

Beginning Balance	-
Capitalized Interest Requirement	-
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	317,710.27

Deposits	Class 1A1 Corridor Contract Received	428.18
Class 1A7 Corridor Contract Received	407.22
Class 1A11 Corridor Contract Received	610.11
Total Deposits	1,445.51

Class 1A1 Yield Supplemental Amounts Paid	394.79
Class 1A7 Yield Supplemental Amounts Paid	411.86
Class 1A11 Yield Supplemental Amounts Paid	615.66
To Terminate the Account	-
Total Withdrawals	1,422.31

Ending Balance	1,063,416.80

Remaining Contract Funds

Class 1A1 Contract Funds Unused	273,984.59
Class 1A7 Contract Funds Unused	378,447.34
Class 1A11 Contract Funds Unused	93,274.61

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	78,978.71	12,228.72	12,724.72	103,932.15
Net Master Servicing Fee	76,184.51	10,332.14	11,933.83	98,450.49
Trustee Fee	2,843.23	440.23	458.09	3,741.56
Lpmi	2,319.40	3,615.52	181.43	6,116.35
Total Net Loan Fees	81,347.15	14,387.90	12,573.35	108,308.40

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	5,935.79	647.82	3,963.73	10,547.34
Interest Advances	96,421.04	22,129.27	5,312.21	123,862.52
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	102,356.83	22,777.09	9,275.94	134,409.86

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	5,520,360.69	1,337,939.69	1,052,230.77	7,910,531.15
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	2,794.19	1,896.58	790.89	5,481.66
Compensating Interest	2,794.19	1,896.58	790.89	5,481.66
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	16.25380%	24.27532%	19.89414%
SMM %	1.46729%	2.29058%	1.83153%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	20,930.51	1,881.28	259,489.61	282,301.40
PO Scheduled Principal	17.72	0.69	1,092.69	1,111.09
PO Prepayments & Recoveries	496.31	0.18	40.23	536.72
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	20,416.48	1,880.41	258,356.69	280,653.58

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	379,076,866.15	58,695,959.55	60,819,189.85	498,592,015.55
Non-PO Scheduled Principal	514,628.52	13,295.37	234,707.45	762,631.35
Non-PO Prepayments & Recoveries	5,554,418.09	1,344,213.51	1,114,315.21	8,012,946.81
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	373,007,819.54	57,338,450.67	59,470,167.19	489,816,437.40

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.19955%	93.82971%	94.46447%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.80045%	6.17029%	5.53553%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	6,039,195.86	1,356,688.52	1,336,030.35	8,731,914.73
Subordinate Principal Distribution Amount	43,663.42
PO Principal Distribution Amount	514.03	0.87	1,132.92	1,647.81
Total Principal Distribution Amount	8,777,225.97

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	461,164,230.51
Class A Percentage	94.749797%	94.096504%

Class M	13,050,000.00	12,951,181.52
Class M Percentage	2.350142%	2.642575%

Class B1	5,552,000.00	5,509,958.61
Class B1 Percentage	0.999846%	1.124259%

Class B2	3,331,000.00	3,305,776.68
Class B2 Percentage	0.599872%	0.674515%

Class B3	3,054,000.00	3,030,874.20
Class B3 Percentage	0.549987%	0.618423%

Class B4	2,498,000.00	2,479,084.40
Class B4 Percentage	0.449859%	0.505835%

Class B5	1,668,620.34	1,655,985.05
Class B5 Percentage	0.300498%	0.337889%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 01/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	22,923,534.51	6.000000	895,909.07	115,572.82	1,011,481.89	-	22,027,625.44	-
1A2	12668BXT5	Strip IO	Var-30/360	82,508,408.80	0.000000	-	-	-	-	79,167,600.68	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	38,137,784.94	6.000000	513,023.90	190,688.92	703,712.82	-	37,624,761.04	-
1A7	12668BXY4	Senior	Var-30/360	23,836,744.28	6.000000	1,047,772.71	120,176.92	1,167,949.63	-	22,788,971.56	-
1A8	12668BXZ1	Senior	Fix-30/360	2,002,557.06	6.000000	26,938.10	10,012.79	36,950.89	-	1,975,618.96	-
1A9	12668BYA5	Senior	Fix-30/360	65,977,224.00	6.000000	800,406.00	329,886.12	1,130,292.12	-	65,176,818.00	-
1A10	12668BYB3	Senior	Fix-30/360	42,651,390.85	6.000000	1,058,489.81	213,256.95	1,271,746.76	-	41,592,901.04	-
1A11	12668BYC1	Senior	Var-30/360	35,748,130.01	6.000000	1,397,126.34	180,230.16	1,577,356.49	-	34,351,003.68	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	50,508,331.04	6.000000	975,243.61	252,541.66	1,227,785.26	-	49,533,087.43	-
1A17	12668BYJ6	Senior	Fix-30/360	2,399,363.97	6.000000	46,328.29	11,996.82	58,325.11	-	2,353,035.68	-
1A18	12668BYK3	Senior	Fix-30/360	881,794.92	6.000000	17,026.20	4,408.97	21,435.17	-	864,768.72	-
1X	12668BYL1	Strip IO	Var-30/360	362,384,652.60	0.528205	-	159,511.08	159,511.08	-	355,606,706.89	-
2A1	12668BYM9	Senior	Fix-30/360	53,610,070.64	6.500000	1,472,035.54	290,387.88	1,762,423.42	-	52,138,035.10	-
2A2	12668BYN7	Senior	Fix-30/360	107,490.92	6.500000	2,951.51	582.24	3,533.75	-	104,539.41	-
2X	12668BYP2	Strip IO	Var-30/360	56,426,692.64	0.571154	-	26,856.95	26,856.95	-	54,951,564.82	-
3A1	12668BYQ0	Senior	Fix-30/360	56,003,781.92	5.250000	1,052,607.42	245,016.55	1,297,623.96	-	54,951,174.50	-
3A2	12668BYR8	Senior	Fix-30/360	112,710.88	5.250000	2,118.43	493.11	2,611.54	-	110,592.45	-
3X	12668BYS6	Strip IO	Var-30/360	51,136,503.73	0.446059	-	19,008.25	19,008.25	-	50,109,833.25	-
PO				280,653.58	0.000000	1,155.00	-	1,155.00	-	279,498.58	-
PO-1	12668BYT4	Strip PO	Fix-30/360	20,416.48	0.000000	18.79	-	18.79	-	20,397.69	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,880.41	0.000000	0.97	-	0.97	-	1,879.44	-
PO-3	12668BYT4	Strip PO	Fix-30/360	258,356.69	0.000000	1,135.24	-	1,135.24	-	257,221.45	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.11	0.11	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,951,181.52	5.975640	10,366.04	64,493.00	74,859.04	-	12,940,815.48	-
B1	12668BYW7	Junior	Var-30/360	5,509,958.61	5.975640	4,410.13	27,437.94	31,848.07	-	5,505,548.47	-
B2	12668BYX5	Junior	Var-30/360	3,305,776.68	5.975640	2,645.92	16,461.78	19,107.70	-	3,303,130.76	-
B3	12668BYY3	Junior	Var-30/360	3,030,874.20	5.975640	2,425.89	15,092.84	17,518.74	-	3,028,448.31	-
B4	12668BYZ0	Junior	Var-30/360	2,479,084.40	5.975640	1,984.24	12,345.10	14,329.34	-	2,477,100.16	-
B5	12668BZA4	Junior	Var-30/360	1,655,985.05	5.975640	1,325.44	8,246.31	9,571.75	-	1,654,659.61	1.21

Totals				490,097,090.98		9,332,289.59	2,644,618.60	11,976,908.17	-	480,764,801.38	1.21
Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	22,923,534.51	895,909.07	-	-	895,909.07	-	-	22,027,625.44	0.77289913823
1A2	12668BXT5	98,500,000.00	82,508,408.80	-	-	-	-	-	-	79,167,600.68	0.80373198662
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.00000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.00000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.00000000000
1A6	12668BXX6	42,755,000.00	38,137,784.94	513,023.90	-	-	513,023.90	-	-	37,624,761.04	0.88000844444
1A7	12668BXY4	30,000,000.00	23,836,744.28	1,047,772.71	-	-	1,047,772.71	-	-	22,788,971.56	0.75963238544
1A8	12668BXZ1	2,245,000.00	2,002,557.06	26,938.10	-	-	26,938.10	-	-	1,975,618.96	0.88000844444
1A9	12668BYA5	73,180,878.00	65,977,224.00	800,406.00	-	-	800,406.00	-	-	65,176,818.00	0.89062634641
1A10	12668BYB3	50,000,000.00	42,651,390.85	1,058,489.81	-	-	1,058,489.81	-	-	41,592,901.04	0.83185802084
1A11	12668BYC1	40,000,000.00	35,748,130.01	1,397,126.34	-	-	1,397,126.34	-	-	34,351,003.68	0.85877509197
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.00000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.00000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.00000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.00000000000
1A16	12668BYH0	57,279,000.00	50,508,331.04	975,243.61	-	-	975,243.61	-	-	49,533,087.43	0.86476871863
1A17	12668BYJ6	2,721,000.00	2,399,363.97	46,328.29	-	-	46,328.29	-	-	2,353,035.68	0.86476871863
1A18	12668BYK3	1,000,000.00	881,794.92	17,026.20	-	-	17,026.20	-	-	864,768.72	0.86476871863
1X	12668BYL1	408,710,050.00	362,384,652.60	-	-	-	-	-	-	355,606,706.89	0.87007086537
2A1	12668BYM9	65,335,000.00	53,610,070.64	1,472,035.54	-	-	1,472,035.54	-	-	52,138,035.10	0.79801079201
2A2	12668BYN7	131,000.00	107,490.92	2,951.51	-	-	2,951.51	-	-	104,539.41	0.79801079201
2X	12668BYP2	68,176,582.00	56,426,692.64	-	-	-	-	-	-	54,951,564.82	0.80601818407
3A1	12668BYQ0	62,110,000.00	56,003,781.92	1,052,607.42	-	-	1,052,607.42	-	-	54,951,174.50	0.88473956695
3A2	12668BYR8	125,000.00	112,710.88	2,118.43	-	-	2,118.43	-	-	110,592.45	0.88473956695
3X	12668BYS6	56,065,897.00	51,136,503.73	-	-	-	-	-	-	50,109,833.25	0.89376672686
PO		322,958.19	280,653.58	1,155.00	-	-	1,155.00	-	-	279,498.58	0.86543270508
PO-1	12668BYT4	21,729.80	20,416.48	18.79	-	-	18.79	-	-	20,397.69	0.93869647335
PO-2	12668BYT4	1,888.14	1,880.41	0.97	-	-	0.97	-	-	1,879.44	0.99539470427
PO-3	12668BYT4	299,340.25	258,356.69	1,135.24	-	-	1,135.24	-	-	257,221.45	0.85929456635
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.00000000000

M	12668BYV9	13,050,000.00	12,951,181.52	10,366.04	-	-	10,366.04	-	-	12,940,815.48	0.99163337048
B1	12668BYW7	5,552,000.00	5,509,958.61	4,410.13	-	-	4,410.13	-	-	5,505,548.47	0.99163337048
B2	12668BYX5	3,331,000.00	3,305,776.68	2,645.92	-	-	2,645.92	-	-	3,303,130.76	0.99163337048
B3	12668BYY3	3,054,000.00	3,030,874.20	2,425.89	-	-	2,425.89	-	-	3,028,448.31	0.99163337048
B4	12668BYZ0	2,498,000.00	2,479,084.40	1,984.24	-	-	1,984.24	-	-	2,477,100.16	0.99163337048
B5	12668BZA4	1,668,620.34	1,655,985.05	1,325.44	-	-	1,325.44	-	-	1,654,659.61	0.99163337048

Totals		555,285,578.53	490,097,090.98	9,332,289.59	-	-	9,332,289.59	-	-	480,764,801.38

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	22,923,534.51	6.000000	6.050000	114,617.67	0.17	-	114,617.67	-	115,572.82	0.17	955.15	-
1A2	82,508,408.80	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	38,137,784.94	6.000000	6.000000	190,688.92	-	-	190,688.92	-	190,688.92	-	-	-
1A7	23,836,744.28	6.000000	6.050000	119,183.72	0.23	-	119,183.72	-	120,176.92	0.23	993.20	-
1A8	2,002,557.06	6.000000	6.000000	10,012.79	-	-	10,012.79	-	10,012.79	-	-	-
1A9	65,977,224.00	6.000000	6.000000	329,886.12	-	-	329,886.12	-	329,886.12	-	-	-
1A10	42,651,390.85	6.000000	6.000000	213,256.95	-	-	213,256.95	-	213,256.95	-	-	-
1A11	35,748,130.01	6.000000	6.050000	178,740.65	-	-	178,740.65	-	180,230.16	-	1,489.51	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	50,508,331.04	6.000000	6.000000	252,541.66	-	-	252,541.66	-	252,541.66	-	-	-
1A17	2,399,363.97	6.000000	6.000000	11,996.82	-	-	11,996.82	-	11,996.82	-	-	-
1A18	881,794.92	6.000000	6.000000	4,408.97	-	-	4,408.97	-	4,408.97	-	-	-
1X	362,384,652.60	0.528205	0.528205	159,511.08	-	-	159,511.08	-	159,511.08	-	-	-
2A1	53,610,070.64	6.500000	6.500000	290,387.88	-	-	290,387.88	-	290,387.88	-	-	-
2A2	107,490.92	6.500000	6.500000	582.24	-	-	582.24	-	582.24	-	-	-
2X	56,426,692.64	0.571154	0.571154	26,856.95	-	-	26,856.95	-	26,856.95	-	-	-
3A1	56,003,781.92	5.250000	5.250000	245,016.55	-	-	245,016.55	-	245,016.55	-	-	-
3A2	112,710.88	5.250000	5.250000	493.11	-	-	493.11	-	493.11	-	-	-
3X	51,136,503.73	0.446059	0.446059	19,008.25	-	-	19,008.25	-	19,008.25	-	-	-
PO	280,653.58	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	20,416.48	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,880.41	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	258,356.69	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.11	-	-	-

M	12,951,181.52	5.975640	5.975640	64,493.00	-	-	64,493.00	-	64,493.00	-	-	-
B1	5,509,958.61	5.975640	5.975640	27,437.94	-	-	27,437.94	-	27,437.94	-	-	-
B2	3,305,776.68	5.975640	5.975640	16,461.78	-	-	16,461.78	-	16,461.78	-	-	-
B3	3,030,874.20	5.975640	5.975640	15,092.84	-	-	15,092.84	-	15,092.84	-	-	-
B4	2,479,084.40	5.975640	5.975640	12,345.10	-	-	12,345.10	-	12,345.10	-	-	-
B5	1,655,985.05	5.975640	5.975640	8,246.31	-	-	8,246.31	-	8,246.31	-	-	-

Totals	490,097,090.98			2,641,180.63	0.40	-	2,641,180.63	-	2,644,618.60	0.40	3,437.86	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	804.334544039	31.435405806	4.055186660	772.899138233	6.000000
1A2	12668BXT5	98,500,000.00	837.648820268	0.000000000	0.000000000	803.731986616	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	892.007600000	11.999155556	4.460038000	880.008444444	6.000000
1A7	12668BXY4	30,000,000.00	794.558142577	34.925757139	4.005897302	759.632385439	6.000000
1A8	12668BXZ1	2,245,000.00	892.007600000	11.999155556	4.460038000	880.008444444	6.000000
1A9	12668BYA5	73,180,878.00	901.563711766	10.937365359	4.507818559	890.626346407	6.000000
1A10	12668BYB3	50,000,000.00	853.027817031	21.169796189	4.265139085	831.858020842	6.000000
1A11	12668BYC1	40,000,000.00	893.703250350	34.928158380	4.505753887	858.775091970	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	881.794916844	17.026198212	4.408974584	864.768718632	6.000000
1A17	12668BYJ6	2,721,000.00	881.794916844	17.026198212	4.408974584	864.768718632	6.000000
1A18	12668BYK3	1,000,000.00	881.794916845	17.026198212	4.408974584	864.768718633	6.000000
1X	12668BYL1	408,710,050.00	886.654616396	0.000000000	0.390279309	870.070865373	0.528205
2A1	12668BYM9	65,335,000.00	820.541373487	22.530581475	4.444599106	798.010792012	6.500000
2A2	12668BYN7	131,000.00	820.541373487	22.530581475	4.444599106	798.010792012	6.500000
2X	12668BYP2	68,176,582.00	827.655053754	0.000000000	0.393932139	806.018184074	0.571154
3A1	12668BYQ0	62,110,000.00	901.687037830	16.947470882	3.944880791	884.739566948	5.250000
3A2	12668BYR8	125,000.00	901.687037830	16.947470882	3.944880791	884.739566948	5.250000
3X	12668BYS6	56,065,897.00	912.078580139	0.000000000	0.339034113	893.766726857	0.446059
PO		322,958.19	869.009019403	3.576314321	0.000000000	865.432705082	0.000000
PO-1	12668BYT4	21,729.80	939.561176740	0.864703387	0.000000000	938.696473353	0.000000
PO-2	12668BYT4	1,888.14	995.906900645	0.512196374	0.000000000	995.394704271	0.000000
PO-3	12668BYT4	299,340.25	863.087046772	3.792480424	0.000000000	859.294566348	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.117803737	0.000000000	6.000000

M	12668BYV9	13,050,000.00	992.427702994	0.794332518	4.941992040	991.633370476	5.975640
B1	12668BYW7	5,552,000.00	992.427702994	0.794332518	4.941992040	991.633370476	5.975640
B2	12668BYX5	3,331,000.00	992.427702994	0.794332518	4.941992040	991.633370476	5.975640
B3	12668BYY3	3,054,000.00	992.427702994	0.794332518	4.941992040	991.633370476	5.975640
B4	12668BYZ0	2,498,000.00	992.427702994	0.794332518	4.941992040	991.633370476	5.975640
B5	12668BZA4	1,668,620.34	992.427702994	0.794332518	4.941992040	991.633370476	5.975640

Totals		555,285,578.53	882.603672650	16.806288423	4.762627920	865.797384209

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date	1/25/2007
Cut-off Date	3/1/2006
Record Date	12/29/2006
Determination Date	1/22/2007
LIBOR Determination Date	12/21/2006
Accrual Period 30/360	Begin	12/1/2006
End	1/1/2007
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	5.35000%

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,758	283	384	2,425
Loans Paid Off or otherwise removed pursuant to the PSA	29	7	7	43
Ending Aggregate Loan Count	1,729	276	377	2,382

Beginning Pool Stated Principal Balance	373,028,236.02	57,340,331.08	59,728,523.88	490,097,090.98
Scheduled Principal	157,843.53	13,275.02	232,129.54	403,248.09
Unscheduled Principal	6,629,730.19	1,462,551.26	836,760.04	8,929,041.49
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	366,240,662.30	55,864,504.80	58,659,634.30	480,764,801.40

Beginning Weighted Average Mortgage Rate	6.77926%	7.39650%	5.87182%
Beginning Weighted Average Net Mortgage Rate	6.51281%	7.06184%	5.60918%
Ending Weighted Average Mortgage Rate	6.77913%	7.39903%	5.87066%
Ending Weighted Average Net Mortgage Rate	6.51285%	7.06237%	5.60798%

Beginning Weighted Average Remaining Term to Maturity	348	348	169
Ending Weighted Average Remaining Term to Maturity	347	347	168

Delinquency Information

Delinquency Information

30-59 Days	60-89 Days	90+ Days
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	49	2.83401%	11,245,320.47	3.07047%	5	0.28918%	1,303,071.40	0.35580%	9	0.52053%	2,233,335.44	0.60980%
Group 2	14	5.07246%	2,612,318.13	4.67617%	1	0.36232%	269,156.00	0.48180%	1	0.36232%	180,706.63	0.32347%
Group 3	5	1.32626%	419,745.44	0.71556%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

Total	68	2.85474%	14,277,384.04	2.96972%	6	0.25189%	1,572,227.40	0.32703%	10	0.41982%	2,414,042.07	0.50213%

Foreclosure	Bankruptcy	REO
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	10	0.57837%	2,731,707.85	0.74588%	0	0.00000%	-	0.00000%	1	0.05784%	143,520.95	0.03919%
Group 2	3	1.08696%	708,546.81	1.26833%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%
Group 3	1	0.26525%	91,346.56	0.15572%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

Total	14	0.58774%	3,531,601.22	0.73458%	0	0.00000%	-	0.00000%	1	0.04198%	143,520.95	0.02985%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	6,411,635.64	1,158,409.44	91,346.56	7,661,391.64
One-Month Prior	5,991,507.78	1,031,802.10	227,608.79	7,250,918.67
Two-Month Prior	4,666,376.21	889,543.42	-	5,555,919.63
Three-Month Prior	2,943,882.11	655,287.08	185,899.37	3,785,068.56
Four-Month Prior	3,604,441.55	505,283.05	186,593.11	4,296,317.71
Five-Month Prior	2,684,230.73	324,000.00	-	3,008,230.73

60+ Delinquency Average	4,383,679.00	760,720.85	115,241.31	5,259,641.16
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,102,811.09	351,365.63	291,494.34	2,745,671.07
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	73,144.69	9,879.83	11,675.38	94,699.90
Less: Trustee Fee	2,797.71	430.05	447.96	3,675.73
Less: Mortgage Loan Premiums	2,318.47	3,615.46	180.77	6,114.70
Total Interest Available	2,024,550.22	337,440.29	279,190.23	2,641,180.74

Principal

Group I	Group II	Group III	Total
Scheduled Principal	157,843.53	13,275.02	232,129.54	403,248.09
Paid in Full Principal	6,582,720.72	1,459,598.01	792,169.58	8,834,488.31
Curtailment Principal	47,009.47	2,953.25	44,590.46	94,553.18
Liquidation Principal	-	-	-	-
Repurchased Principal	-	-	-	-
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	6,787,573.72	1,475,826.28	1,068,889.58	9,332,289.58

Total Available Funds	8,812,123.94	1,813,266.57	1,348,079.81	11,973,470.32

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	8,812,123.94	1,813,266.57	1,348,079.81	11,973,470.32
Trustee Fee	2,797.71	430.05	447.96	3,675.73
Other Deposits required by the PSA	-	-	-	-
Total Deposits	8,814,921.65	1,813,696.62	1,348,527.77	11,977,146.05

Withdrawals	Available Funds, to the Distribution Account	8,812,123.94	1,813,266.57	1,348,079.81	11,973,470.32
Trustee Fee	2,797.71	430.05	447.96	3,675.73
Total Withdrawals	8,814,921.65	1,813,696.62	1,348,527.77	11,977,146.05

Ending Balance	-

Distribution Account

Beginning Balance	-

Deposits	Available Funds	11,973,470.32
Trustee Fee	3,675.73
YSA	3,437.85
Other Deposits Required by the PSA	-
Total Deposits	11,980,583.90

Withdrawals	Payments of Prinicipal & Interest to the Classes	11,976,908.17
Payment of Trustee Fee	3,675.73
Total Withdrawals	11,980,583.90

Ending Balance	-

Supplemental Loan Account

Beginning Balance	-
Supplemental Transfer	-
Ending Balance	-

Capitalized Interest Account

Beginning Balance	-
Capitalized Interest Requirement	-
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,148.43

Deposits	Class 1A1 Corridor Contract Received	1,034.47
Class 1A7 Corridor Contract Received	986.56
Class 1A11 Corridor Contract Received	1,538.49
Total Deposits	3,559.52

Class 1A1 Yield Supplemental Amounts Paid	955.15
Class 1A7 Yield Supplemental Amounts Paid	993.20
Class 1A11 Yield Supplemental Amounts Paid	1,489.51
To Terminate the Account	-
Total Withdrawals	3,437.85

Ending Balance	1,270.10

Remaining Contract Funds

Class 1A1 Contract Funds Unused	31.41
Class 1A7 Contract Funds Unused	41.27
Class 1A11 Contract Funds Unused	48.99

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	77,714.22	11,945.90	12,443.44	102,103.56
Net Master Servicing Fee	73,144.69	9,879.83	11,675.38	94,699.90
Trustee Fee	2,797.71	430.05	447.96	3,675.73
Lpmi	2,318.47	3,615.46	180.77	6,114.70
Total Net Loan Fees	78,260.87	13,925.34	12,304.12	104,490.33

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	6,592.87	725.61	2,211.90	9,530.38
Interest Advances	100,757.49	24,298.81	2,473.83	127,530.13
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	107,350.36	25,024.42	4,685.73	137,060.51

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	6,582,720.72	1,459,598.01	792,169.58	8,834,488.31
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	4,569.52	2,066.08	768.06	7,403.66
Compensating Interest	4,569.52	2,066.08	768.06	7,403.66
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	19.36865%	26.66425%	15.63070%
SMM %	1.77803%	2.55124%	1.40640%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	20,416.48	1,880.41	258,356.69	280,653.58
PO Scheduled Principal	17.81	0.69	1,097.47	1,115.97
PO Prepayments & Recoveries	0.98	0.28	37.77	39.03
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	20,397.69	1,879.44	257,221.45	279,498.58

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	373,007,819.54	57,338,450.67	59,470,167.19	489,816,437.40
Non-PO Scheduled Principal	157,825.72	13,274.33	231,032.07	402,132.12
Non-PO Prepayments & Recoveries	6,629,729.21	1,462,550.98	836,722.27	8,929,002.46
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	366,220,264.61	55,862,625.36	58,402,412.85	480,485,302.82

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.11318%	93.68506%	94.36074%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.88682%	6.31494%	5.63926%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	6,778,264.02	1,474,987.05	1,054,725.85	9,307,976.91
Subordinate Principal Distribution Amount	23,157.67
PO Principal Distribution Amount	18.79	0.97	1,135.24	1,155.00
Total Principal Distribution Amount	9,332,289.58

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	451,855,098.60
Class A Percentage	94.749797%	93.986726%

Class M	13,050,000.00	12,940,815.48
Class M Percentage	2.350142%	2.691714%

Class B1	5,552,000.00	5,505,548.47
Class B1 Percentage	0.999846%	1.145165%

Class B2	3,331,000.00	3,303,130.76
Class B2 Percentage	0.599872%	0.687058%

Class B3	3,054,000.00	3,028,448.31
Class B3 Percentage	0.549987%	0.629923%

Class B4	2,498,000.00	2,477,100.16
Class B4 Percentage	0.449859%	0.515242%

Class B5	1,668,620.34	1,654,659.61
Class B5 Percentage	0.300498%	0.344172%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 02/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	22,027,625.44	6.000000	924,995.92	110,505.25	1,035,501.18	-	21,102,629.52	-
1A2	12668BXT5	Strip IO	Var-30/360	79,167,600.68	0.000000	-	-	-	-	75,714,135.94	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	37,624,761.04	6.000000	513,023.90	188,123.81	701,147.70	-	37,111,737.15	-
1A7	12668BXY4	Senior	Var-30/360	22,788,971.56	6.000000	1,085,982.95	114,324.67	1,200,307.62	-	21,702,988.61	-
1A8	12668BXZ1	Senior	Fix-30/360	1,975,618.96	6.000000	26,938.10	9,878.09	36,816.20	-	1,948,680.85	-
1A9	12668BYA5	Senior	Fix-30/360	65,176,818.00	6.000000	800,406.00	325,884.09	1,126,290.09	-	64,376,412.00	-
1A10	12668BYB3	Senior	Fix-30/360	41,592,901.04	6.000000	1,083,963.30	207,964.51	1,291,927.80	-	40,508,937.74	-
1A11	12668BYC1	Senior	Var-30/360	34,351,003.68	6.000000	1,442,485.87	172,327.54	1,614,813.40	-	32,908,517.81	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	49,533,087.43	6.000000	998,713.70	247,665.44	1,246,379.14	-	48,534,373.73	-
1A17	12668BYJ6	Senior	Fix-30/360	2,353,035.68	6.000000	47,443.22	11,765.18	59,208.39	-	2,305,592.47	-
1A18	12668BYK3	Senior	Fix-30/360	864,768.72	6.000000	17,435.95	4,323.84	21,759.79	-	847,332.77	-
1X	12668BYL1	Strip IO	Var-30/360	355,606,706.89	0.528535	-	156,625.59	156,625.59	-	348,666,426.10	-
2A1	12668BYM9	Senior	Fix-30/360	52,138,035.10	6.500000	1,890,707.67	282,414.36	2,173,122.02	-	50,247,327.43	-
2A2	12668BYN7	Senior	Fix-30/360	104,539.41	6.500000	3,790.97	566.26	4,357.22	-	100,748.45	-
2X	12668BYP2	Strip IO	Var-30/360	54,951,564.82	0.571935	-	26,190.58	26,190.58	-	53,056,831.65	-
3A1	12668BYQ0	Senior	Fix-30/360	54,951,174.50	5.250000	767,251.61	240,411.39	1,007,663.00	-	54,183,922.89	-
3A2	12668BYR8	Senior	Fix-30/360	110,592.45	5.250000	1,544.14	483.84	2,027.98	-	109,048.31	-
3X	12668BYS6	Strip IO	Var-30/360	50,109,833.25	0.446008	-	18,624.51	18,624.51	-	49,748,211.24	-
PO				279,498.58	0.000000	1,811.66	-	1,811.66	-	277,686.93	-
PO-1	12668BYT4	Strip PO	Fix-30/360	20,397.69	0.000000	19.62	-	19.62	-	20,378.07	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,879.44	0.000000	0.88	-	0.88	-	1,878.57	-
PO-3	12668BYT4	Strip PO	Fix-30/360	257,221.45	0.000000	1,791.16	-	1,791.16	-	255,430.29	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.29	0.29	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,940,815.48	5.975944	10,500.81	64,444.65	74,945.46	-	12,930,314.68	-
B1	12668BYW7	Junior	Var-30/360	5,505,548.47	5.975944	4,467.47	27,417.37	31,884.84	-	5,501,081.00	-
B2	12668BYX5	Junior	Var-30/360	3,303,130.76	5.975944	2,680.32	16,449.44	19,129.76	-	3,300,450.44	-
B3	12668BYY3	Junior	Var-30/360	3,028,448.31	5.975944	2,457.43	15,081.53	17,538.96	-	3,025,990.88	-
B4	12668BYZ0	Junior	Var-30/360	2,477,100.16	5.975944	2,010.04	12,335.84	14,345.88	-	2,475,090.12	-
B5	12668BZA4	Junior	Var-30/360	1,654,659.61	5.975944	1,342.67	8,240.13	9,582.80	-	1,653,316.94	1.21

Totals				480,764,801.38		9,629,953.70	2,591,961.53	12,221,915.19	-	471,134,847.72	1.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	22,027,625.44	924,995.92	-	-	924,995.92	-	-	21,102,629.52	0.740443141
1A2	12668BXT5	98,500,000.00	79,167,600.68	-	-	-	-	-	-	75,714,135.94	0.768671431
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	37,624,761.04	513,023.90	-	-	513,023.90	-	-	37,111,737.15	0.868009289
1A7	12668BXY4	30,000,000.00	22,788,971.56	1,085,982.95	-	-	1,085,982.95	-	-	21,702,988.61	0.723432954
1A8	12668BXZ1	2,245,000.00	1,975,618.96	26,938.10	-	-	26,938.10	-	-	1,948,680.85	0.868009289
1A9	12668BYA5	73,180,878.00	65,176,818.00	800,406.00	-	-	800,406.00	-	-	64,376,412.00	0.879688981
1A10	12668BYB3	50,000,000.00	41,592,901.04	1,083,963.30	-	-	1,083,963.30	-	-	40,508,937.74	0.810178755
1A11	12668BYC1	40,000,000.00	34,351,003.68	1,442,485.87	-	-	1,442,485.87	-	-	32,908,517.81	0.822712945
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	49,533,087.43	998,713.70	-	-	998,713.70	-	-	48,534,373.73	0.847332770
1A17	12668BYJ6	2,721,000.00	2,353,035.68	47,443.22	-	-	47,443.22	-	-	2,305,592.47	0.847332770
1A18	12668BYK3	1,000,000.00	864,768.72	17,435.95	-	-	17,435.95	-	-	847,332.77	0.847332770
1X	12668BYL1	408,710,050.00	355,606,706.89	-	-	-	-	-	-	348,666,426.10	0.853089925
2A1	12668BYM9	65,335,000.00	52,138,035.10	1,890,707.67	-	-	1,890,707.67	-	-	50,247,327.43	0.769072127
2A2	12668BYN7	131,000.00	104,539.41	3,790.97	-	-	3,790.97	-	-	100,748.45	0.769072127
2X	12668BYP2	68,176,582.00	54,951,564.82	-	-	-	-	-	-	53,056,831.65	0.778226630
3A1	12668BYQ0	62,110,000.00	54,951,174.50	767,251.61	-	-	767,251.61	-	-	54,183,922.89	0.872386458
3A2	12668BYR8	125,000.00	110,592.45	1,544.14	-	-	1,544.14	-	-	109,048.31	0.872386458
3X	12668BYS6	56,065,897.00	50,109,833.25	-	-	-	-	-	-	49,748,211.24	0.887316781
PO		322,958.19	279,498.58	1,811.66	-	-	1,811.66	-	-	277,686.93	2.786036114
PO-1	12668BYT4	21,729.80	20,397.69	19.62	-	-	19.62	-	-	20,378.07	0.937793613
PO-2	12668BYT4	1,888.14	1,879.44	0.88	-	-	0.88	-	-	1,878.57	0.994931201
PO-3	12668BYT4	299,340.25	257,221.45	1,791.16	-	-	1,791.16	-	-	255,430.29	0.853310877
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,940,815.48	10,500.81	-	-	10,500.81	-	-	12,930,314.68	0.990828711
B1	12668BYW7	5,552,000.00	5,505,548.47	4,467.47	-	-	4,467.47	-	-	5,501,081.00	0.990828711
B2	12668BYX5	3,331,000.00	3,303,130.76	2,680.32	-	-	2,680.32	-	-	3,300,450.44	0.990828711
B3	12668BYY3	3,054,000.00	3,028,448.31	2,457.43	-	-	2,457.43	-	-	3,025,990.88	0.990828711
B4	12668BYZ0	2,498,000.00	2,477,100.16	2,010.04	-	-	2,010.04	-	-	2,475,090.12	0.990828711
B5	12668BZA4	1,668,620.34	1,654,659.61	1,342.67	-	-	1,342.67	-	-	1,653,316.94	0.990828711

Totals		555,285,578.53	480,764,801.38	9,629,953.70	-	-	9,629,953.70	-	-	471,134,847.72
Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	22,027,625.44	6.000000	6.020000	110,138.13	0.17	-	110,138.13	-	110,505.25	0.17	367.13	-
1A2	79,167,600.68	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	37,624,761.04	6.000000	6.000000	188,123.81	-	-	188,123.81	-	188,123.81	-	-	-
1A7	22,788,971.56	6.000000	6.020000	113,944.86	0.23	-	113,944.86	-	114,324.67	0.23	379.82	-
1A8	1,975,618.96	6.000000	6.000000	9,878.09	-	-	9,878.09	-	9,878.09	-	-	-
1A9	65,176,818.00	6.000000	6.000000	325,884.09	-	-	325,884.09	-	325,884.09	-	-	-
1A10	41,592,901.04	6.000000	6.000000	207,964.51	-	-	207,964.51	-	207,964.51	-	-	-
1A11	34,351,003.68	6.000000	6.020000	171,755.02	-	-	171,755.02	-	172,327.54	-	572.52	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	49,533,087.43	6.000000	6.000000	247,665.44	-	-	247,665.44	-	247,665.44	-	-	-
1A17	2,353,035.68	6.000000	6.000000	11,765.18	-	-	11,765.18	-	11,765.18	-	-	-
1A18	864,768.72	6.000000	6.000000	4,323.84	-	-	4,323.84	-	4,323.84	-	-	-
1X	355,606,706.89	0.528535	0.528535	156,625.59	-	-	156,625.59	-	156,625.59	-	-	-
2A1	52,138,035.10	6.500000	6.500000	282,414.36	-	-	282,414.36	-	282,414.36	-	-	-
2A2	104,539.41	6.500000	6.500000	566.26	-	-	566.26	-	566.26	-	-	-
2X	54,951,564.82	0.571935	0.571935	26,190.58	-	-	26,190.58	-	26,190.58	-	-	-
3A1	54,951,174.50	5.250000	5.250000	240,411.39	-	-	240,411.39	-	240,411.39	-	-	-
3A2	110,592.45	5.250000	5.250000	483.84	-	-	483.84	-	483.84	-	-	-
3X	50,109,833.25	0.446008	0.446008	18,624.51	-	-	18,624.51	-	18,624.51	-	-	-
PO	279,498.58	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	20,397.69	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,879.44	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	257,221.45	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.29	-	-	-

M	12,940,815.48	5.975944	5.975944	64,444.65	-	-	64,444.65	-	64,444.65	-	-	-
B1	5,505,548.47	5.975944	5.975944	27,417.37	-	-	27,417.37	-	27,417.37	-	-	-
B2	3,303,130.76	5.975944	5.975944	16,449.44	-	-	16,449.44	-	16,449.44	-	-	-
B3	3,028,448.31	5.975944	5.975944	15,081.53	-	-	15,081.53	-	15,081.53	-	-	-
B4	2,477,100.16	5.975944	5.975944	12,335.84	-	-	12,335.84	-	12,335.84	-	-	-
B5	1,654,659.61	5.975944	5.975944	8,240.13	-	-	8,240.13	-	8,240.13	-	-	-

Totals	480,764,801.38			2,590,641.79	0.40	-	2,590,641.79	-	2,591,961.53	0.40	1,319.47	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	772.899138233	32.455997342	3.877377343	740.443140891	6.000000
1A2	12668BXT5	98,500,000.00	803.731986616	0.000000000	0.000000000	768.671430877	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	880.008444444	11.999155556	4.400042222	868.009288889	6.000000
1A7	12668BXY4	30,000,000.00	759.632385439	36.199431607	3.810822467	723.432953832	6.000000
1A8	12668BXZ1	2,245,000.00	880.008444444	11.999155556	4.400042222	868.009288889	6.000000
1A9	12668BYA5	73,180,878.00	890.626346407	10.937365359	4.453131732	879.688981048	6.000000
1A10	12668BYB3	50,000,000.00	831.858020842	21.679265976	4.159290104	810.178754866	6.000000
1A11	12668BYC1	40,000,000.00	858.775091970	36.062146694	4.308188378	822.712945277	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	864.768718632	17.435948665	4.323843593	847.332769967	6.000000
1A17	12668BYJ6	2,721,000.00	864.768718632	17.435948665	4.323843593	847.332769967	6.000000
1A18	12668BYK3	1,000,000.00	864.768718633	17.435948665	4.323843593	847.332769968	6.000000
1X	12668BYL1	408,710,050.00	870.070865373	0.000000000	0.383219317	853.089925486	0.528535
2A1	12668BYM9	65,335,000.00	798.010792012	28.938664825	4.322558457	769.072127187	6.500000
2A2	12668BYN7	131,000.00	798.010792012	28.938664825	4.322558457	769.072127187	6.500000
2X	12668BYP2	68,176,582.00	806.018184074	0.000000000	0.384158013	778.226629930	0.571935
3A1	12668BYQ0	62,110,000.00	884.739566948	12.353109237	3.870735605	872.386457711	5.250000
3A2	12668BYR8	125,000.00	884.739566948	12.353109237	3.870735605	872.386457711	5.250000
3X	12668BYS6	56,065,897.00	893.766726857	0.000000000	0.332189566	887.316780823	0.446008
PO		322,958.19	2793.383484717	7.352667133	0.000000000	2786.036113801	0.000000
PO-1	12668BYT4	21,729.80	938.696473353	0.902860741	0.000000000	937.793612612	0.000000
PO-2	12668BYT4	1,888.14	995.394704271	0.463503766	0.000000000	994.931200506	0.000000
PO-3	12668BYT4	299,340.25	859.294566348	5.983689282	0.000000000	853.310877066	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.874095982	0.000000000	6.000000

M	12668BYV9	13,050,000.00	991.633370476	0.804659736	4.938287703	990.828710740	5.975944
B1	12668BYW7	5,552,000.00	991.633370476	0.804659736	4.938287703	990.828710740	5.975944
B2	12668BYX5	3,331,000.00	991.633370476	0.804659736	4.938287703	990.828710740	5.975944
B3	12668BYY3	3,054,000.00	991.633370476	0.804659736	4.938287703	990.828710740	5.975944
B4	12668BYZ0	2,498,000.00	991.633370476	0.804659736	4.938287703	990.828710740	5.975944
B5	12668BZA4	1,668,620.34	991.633370476	0.804659736	4.938287703	990.828710740	5.975944

Totals		555,285,578.53	865.797384209	17.342344322	4.667799111	848.455039958

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date	2/26/2007
Cut-off Date	3/1/2006
Record Date	1/31/2007
Determination Date	2/22/2007
LIBOR Determination Date	1/23/2007
Accrual Period 30/360	Begin	1/1/2007
End	2/1/2007
Number of Days in 30/360 Accrual Period	30

Index

One-Month Libor Rate	5.32000%

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Group III	Total
Original Aggregate Loan Count	1,950	329	408	2,687
Original Stated Principal Balance	420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
Original Weighted Average Mortgage Rate	6.78697%	7.40258%	5.87289%
Original Weighted Average Net Mortgage Rate	6.52085%	7.06722%	5.61017%
Original Weighted Average Remaining Term	357	357	178

Current Mortgage Loan Details

Group I	Group II	Group III	Total
Beginning Aggregate Loan Count	1,729	276	377	2,382
Loans Paid Off or otherwise removed pursuant to the PSA	30	8	2	40
Ending Aggregate Loan Count	1,699	268	375	2,342

Beginning Pool Stated Principal Balance	366,240,662.30	55,864,504.80	58,659,634.30	480,764,801.40
Scheduled Principal	156,110.95	13,360.06	232,529.66	402,000.67
Unscheduled Principal	6,794,652.84	1,882,005.17	551,295.01	9,227,953.02
Realized Principal Losses	-	-	-	-
Ending Pool Stated Principal Balance	359,289,898.51	53,969,139.57	57,875,809.63	471,134,847.71

Beginning Weighted Average Mortgage Rate	6.77913%	7.39903%	5.87066%
Beginning Weighted Average Net Mortgage Rate	6.51285%	7.06237%	5.60798%
Ending Weighted Average Mortgage Rate	6.77929%	7.40422%	5.87308%
Ending Weighted Average Net Mortgage Rate	6.51288%	7.06800%	5.61036%

Beginning Weighted Average Remaining Term to Maturity	347	347	168
Ending Weighted Average Remaining Term to Maturity	347	346	167

Delinquency Information

Delinquency Information

30-59 Days	60-89 Days	90+ Days
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	39	2.29547%	7,844,895.74	2.18344%	9	0.52972%	2,274,877.55	0.63316%	6	0.35315%	1,327,332.66	0.36943%
Group 2	9	3.35821%	2,308,507.47	4.27746%	4	1.49254%	712,102.55	1.31946%	1	0.37313%	180,560.30	0.33456%
Group 3	1	0.26667%	67,448.90	0.11654%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

Total	49	2.09223%	10,220,852.11	2.16941%	13	0.55508%	2,986,980.10	0.63400%	7	0.29889%	1,507,892.96	0.32006%

Foreclosure	Bankruptcy	REO
Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
Group 1	16	0.94173%	4,462,659.32	1.24208%	0	0.00000%	-	0.00000%	1	0.05886%	143,391.33	0.03991%
Group 2	2	0.74627%	384,546.81	0.71253%	0	0.00000%	-	0.00000%	1	0.37313%	324,000.00	0.60034%
Group 3	1	0.26667%	90,998.52	0.15723%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

Total	19	0.81127%	4,938,204.65	1.04815%	0	0.00000%	-	0.00000%	2	0.08540%	467,391.33	0.09921%

60+ Delinquency, Foreclosure, Bankruptcy & REO Totals

Group I	Group II	Group III	Total
Current	8,208,260.86	1,601,209.66	90,998.52	9,900,469.04
One-Month Prior	6,411,635.64	1,158,409.44	91,346.56	7,661,391.64
Two-Month Prior	5,991,507.78	1,031,802.10	227,608.79	7,250,918.67
Three-Month Prior	4,666,376.21	889,543.42	-	5,555,919.63
Four-Month Prior	2,943,882.11	655,287.08	185,899.37	3,785,068.56
Five-Month Prior	3,604,441.55	505,283.05	186,593.11	4,296,317.71

60+ Delinquency Average	5,304,350.69	973,589.13	130,407.73	6,408,347.54
Passing Delinquency Stepdown Requirement	YES	YES	YES

Available Funds

Interest

Group I	Group II	Group III	Total
Scheduled Interest	2,061,913.57	342,869.37	286,681.84	2,691,464.78
Plus: Capitalized Interest	-	-	-	-
Less: Master Servicer Fee	69,220.07	10,055.05	11,926.76	91,201.88
Less: Trustee Fee	2,746.80	418.98	439.95	3,605.74
Less: Mortgage Loan Premiums	2,219.56	3,615.44	180.11	6,015.10
Total Interest Available	1,987,727.13	328,779.90	274,135.03	2,590,642.06

Principal

Group I	Group II	Group III	Total
Scheduled Principal	156,110.95	13,360.06	232,529.66	402,000.67
Paid in Full Principal	6,745,791.98	1,879,280.39	483,166.86	9,108,239.23
Curtailment Principal	48,860.86	2,724.78	68,128.15	119,713.79
Liquidation Principal	-	-	-	-
Repurchased Principal	-	-	-	-
Substitution Adjustment Principal	-	-	-	-
Unanticipated Principal Recoveries	-	-	-	-
Remaining Amounts in Supplemental Account	-	-	-	-
Total Principal Available	6,950,763.79	1,895,365.23	783,824.67	9,629,953.69

Total Available Funds	8,938,490.92	2,224,145.13	1,057,959.70	12,220,595.75

Certificate Account

Group I	Group II	Group III	Total
Beginning Balance	-	-	-	-

Deposits	Available Funds	8,938,490.92	2,224,145.13	1,057,959.70	12,220,595.75
Trustee Fee	2,746.80	418.98	439.95	3,605.74
Other Deposits required by the PSA	-	-	-	-
Total Deposits	8,941,237.73	2,224,564.11	1,058,399.64	12,224,201.48

Withdrawals	Available Funds, to the Distribution Account	8,938,490.92	2,224,145.13	1,057,959.70	12,220,595.75
Trustee Fee	2,746.80	418.98	439.95	3,605.74
Total Withdrawals	8,941,237.73	2,224,564.11	1,058,399.64	12,224,201.48

Ending Balance	-

Distribution Account

Beginning Balance	-

Deposits	Available Funds	12,220,595.75
Trustee Fee	3,605.74
YSA	1,319.46
Other Deposits Required by the PSA	-
Total Deposits	12,225,520.94

Withdrawals	Payments of Prinicipal & Interest to the Classes	12,221,915.21
Payment of Trustee Fee	3,605.74
Total Withdrawals	12,225,520.94

Ending Balance	-

Supplemental Loan Account

Beginning Balance	-
Supplemental Transfer	-
Ending Balance	-

Capitalized Interest Account

Beginning Balance	-
Capitalized Interest Requirement	-
Ending Balance	-

Corridor Contract Reserve Fund

Beginnning Balance	1,270.10

Deposits	Class 1A1 Corridor Contract Received	398.92
Class 1A7 Corridor Contract Received	381.67
Class 1A11 Corridor Contract Received	595.20
Total Deposits	1,375.79

Class 1A1 Yield Supplemental Amounts Paid	367.13
Class 1A7 Yield Supplemental Amounts Paid	379.82
Class 1A11 Yield Supplemental Amounts Paid	572.52
To Terminate the Account	-
Total Withdrawals	1,319.46

Ending Balance	1,326.42

Remaining Contract Funds

Class 1A1 Contract Funds Unused	14.54
Class 1A7 Contract Funds Unused	19.10
Class 1A11 Contract Funds Unused	22.68

Fees of the Trust

Group I	Group II	Group III	Total
Gross Master Servicing Fee	76,300.14	11,638.44	12,220.76	100,159.33
Net Master Servicing Fee	69,220.07	10,055.05	11,926.76	91,201.88
Trustee Fee	2,746.80	418.98	439.95	3,605.74
Lpmi	2,219.56	3,615.44	180.11	6,015.10
Total Net Loan Fees	74,186.43	14,089.47	12,546.81	100,822.72

Servicer Advances

Group I	Group II	Group III	Total
Principal Advances	6,013.60	500.86	609.04	7,123.50
Interest Advances	91,432.49	25,360.06	771.66	117,564.21
Reimbursement for Principal & Interest Advances	-	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-	-
Total Advances	97,446.09	25,860.92	1,380.70	124,687.71

Mortgage Prepayment Details

Group I	Group II	Group III	Total
Principal Balance of Loans Paid in Full	6,745,791.98	1,879,280.39	483,166.86	9,108,239.23
Prepayment Interest Excess	-	-	-	-
Prepayment Interest Shortfall	7,080.07	1,583.39	294.00	8,957.45
Compensating Interest	7,080.07	1,583.39	294.00	8,957.45
Non-Supported Prepayment Interest Shortfall	-	-	-	-
CPR %	20.13376%	33.72328%	10.75322%
SMM %	1.85603%	3.36968%	0.94356%

Loan Substitution

Group I	Group II	Group III	Total
Aggregate Stated of Principal Balances Removed	-	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-	-

Net Interest Shortfalls

Group I	Group II	Group III	Total
Net Prepayment Interest Shortfalls	-	-	-	-
Relief Act Reduction Shortfalls	-	-	-	-
Total Net Interest Shortfalls	-	-	-	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Group III	Total
Beginning PO Balance	20,397.69	1,879.44	257,221.45	279,498.58
PO Scheduled Principal	17.91	0.69	1,102.26	1,120.87
PO Prepayments & Recoveries	1.71	0.18	688.90	690.78
PO Liquidation Principal	-	-	-	-
PO Principal Loss	-	-	-	-
Ending PO Balance	20,378.07	1,878.57	255,430.29	277,686.93

NON-PO Principal Amounts

Group I	Group II	Group III	Total
Beginning Non-PO Balance	366,220,264.61	55,862,625.36	58,402,412.85	480,485,302.82
Non-PO Scheduled Principal	156,093.04	13,359.37	231,427.40	400,879.80
Non-PO Prepayments & Recoveries	6,794,651.13	1,882,004.99	550,606.11	9,227,262.24
Non-PO Liquidation Principal	-	-	-	-
Non-PO Principal Loss	-	-	-	-
Ending Non-PO Balance	359,269,520.44	53,967,261.00	57,620,379.34	470,857,160.78

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II	Group III
Senior Percentage Original	94.74971%	94.74930%	94.72508%
Senior Prepayment Percentage Original	100.00000%	100.00000%	100.00000%
Senior Percentage	94.00661%	93.51973%	94.27995%
Senior Prepayment Percentage	100.00000%	100.00000%	100.00000%
Subordinate Percentages	5.99339%	6.48027%	5.72005%
Subordinate Prepayment Percentage	0.00000%	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Group III	Total
Senior Principal Distribution Amount	6,941,388.91	1,894,498.63	768,795.75	9,604,683.29
Subordinate Principal Distribution Amount	23,458.74
PO Principal Distribution Amount	19.62	0.88	1,791.16	1,811.65
Total Principal Distribution Amount	9,629,953.69

Cross-Collateralization due to Rapid Prepayments

Group I	Group II	Group III
Group 1 amount available to senior bonds of other groups.	-	-	-
Group 2 amount available to senior bonds of other groups.	-	-	-

Realized Loss Detail

Group I	Group II	Group III	Total
Current Period Realized Losses	-	-	-	-
Cumulative Realized Losses	-	-	-	-
Total Liquidated Loan Balance	-	-	-	-
Total Liquidated Proceeds	-	-	-	-
Subsequent Recoveries	-	-	-	-
Passing Cumulative Loss Test	YES	YES	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
N/A

Group II
N/A

Group III
N/A

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	526,131,958.19	442,248,603.66
Class A Percentage	94.749797%	93.868795%

Class M	13,050,000.00	12,930,314.68
Class M Percentage	2.350142%	2.744504%

Class B1	5,552,000.00	5,501,081.00
Class B1 Percentage	0.999846%	1.167623%

Class B2	3,331,000.00	3,300,450.44
Class B2 Percentage	0.599872%	0.700532%

Class B3	3,054,000.00	3,025,990.88
Class B3 Percentage	0.549987%	0.642277%

Class B4	2,498,000.00	2,475,090.12
Class B4 Percentage	0.449859%	0.525346%

Class B5	1,668,620.34	1,653,316.94
Class B5 Percentage	0.300498%	0.350922%

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 03/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	21,102,629.52	6.000000	963,191.00	105,864.86	1,069,055.86	-	20,139,438.51	-
1A2	12668BXT5	Strip IO	Var-30/360	75,714,135.94	0.000000	-	-	-	-	72,112,737.44	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	37,111,737.15	6.000000	513,023.90	185,558.69	698,582.58	-	36,598,713.25	-
1A7	12668BXY4	Senior	Var-30/360	21,702,988.61	6.000000	1,136,158.28	108,876.66	1,245,034.94	-	20,566,830.33	-
1A8	12668BXZ1	Senior	Fix-30/360	1,948,680.85	6.000000	26,938.10	9,743.40	36,681.51	-	1,921,742.75	-
1A9	12668BYA5	Senior	Fix-30/360	64,376,412.00	6.000000	800,406.00	321,882.06	1,122,288.06	-	63,576,006.00	-
1A10	12668BYB3	Senior	Fix-30/360	40,508,937.74	6.000000	1,117,413.52	202,544.69	1,319,958.21	-	39,391,524.22	-
1A11	12668BYC1	Senior	Var-30/360	32,908,517.81	6.000000	1,502,049.22	165,091.06	1,667,140.28	-	31,406,468.59	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	48,534,373.73	6.000000	1,029,533.19	242,671.87	1,272,205.06	-	47,504,840.54	-
1A17	12668BYJ6	Senior	Fix-30/360	2,305,592.47	6.000000	48,907.28	11,527.96	60,435.24	-	2,256,685.19	-
1A18	12668BYK3	Senior	Fix-30/360	847,332.77	6.000000	17,974.01	4,236.66	22,210.67	-	829,358.76	-
1X	12668BYL1	Strip IO	Var-30/360	348,666,426.10	0.528854	-	153,661.25	153,661.25	-	341,510,924.67	-
2A1	12668BYM9	Senior	Fix-30/360	50,247,327.43	6.500000	1,218,549.52	272,173.02	1,490,722.54	-	49,028,777.91	-
2A2	12668BYN7	Senior	Fix-30/360	100,748.45	6.500000	2,443.25	545.72	2,988.97	-	98,305.19	-
2X	12668BYP2	Strip IO	Var-30/360	53,056,831.65	0.577996	-	25,555.52	25,555.52	-	51,835,554.82	-
3A1	12668BYQ0	Senior	Fix-30/360	54,183,922.89	5.250000	352,783.53	237,054.66	589,838.19	-	53,831,139.36	-
3A2	12668BYR8	Senior	Fix-30/360	109,048.31	5.250000	710.00	477.09	1,187.08	-	108,338.31	-
3X	12668BYS6	Strip IO	Var-30/360	49,748,211.24	0.446184	-	18,497.39	18,497.39	-	49,420,727.77	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	20,378.07	0.000000	18.57	-	18.57	-	20,359.50	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,878.57	0.000000	0.84	-	0.84	-	1,877.73	-
PO-3	12668BYT4	Strip PO	Fix-30/360	255,430.29	0.000000	1,141.28	-	1,141.28	-	254,289.01	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.38	0.38	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,930,314.68	5.976253	10,611.40	64,395.69	75,007.09	-	12,919,703.27	-
B1	12668BYW7	Junior	Var-30/360	5,501,081.00	5.976253	4,514.52	27,396.54	31,911.06	-	5,496,566.48	-
B2	12668BYX5	Junior	Var-30/360	3,300,450.44	5.976253	2,708.55	16,436.94	19,145.49	-	3,297,741.89	-
B3	12668BYY3	Junior	Var-30/360	3,025,990.88	5.976253	2,483.31	15,070.07	17,553.38	-	3,023,507.57	-
B4	12668BYZ0	Junior	Var-30/360	2,475,090.12	5.976253	2,031.21	12,326.47	14,357.68	-	2,473,058.91	-
B5	12668BZA4	Junior	Var-30/360	1,653,316.94	5.976253	1,356.81	8,233.87	9,590.68	175.00	1,651,785.13	176.21

Totals				471,134,847.72		8,754,947.29	2,539,735.85	11,294,683.13	175.00	462,379,725.40	176.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	21,102,629.52	963,191.00	-	-	963,191.00	-	-	20,139,438.51	0.706646965
1A2	12668BXT5	98,500,000.00	75,714,135.94	-	-	-	-	-	-	72,112,737.44	0.732109010
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	37,111,737.15	513,023.90	-	-	513,023.90	-	-	36,598,713.25	0.856010133
1A7	12668BXY4	30,000,000.00	21,702,988.61	1,136,158.28	-	-	1,136,158.28	-	-	20,566,830.33	0.685561011
1A8	12668BXZ1	2,245,000.00	1,948,680.85	26,938.10	-	-	26,938.10	-	-	1,921,742.75	0.856010133
1A9	12668BYA5	73,180,878.00	64,376,412.00	800,406.00	-	-	800,406.00	-	-	63,576,006.00	0.868751616
1A10	12668BYB3	50,000,000.00	40,508,937.74	1,117,413.52	-	-	1,117,413.52	-	-	39,391,524.22	0.787830484
1A11	12668BYC1	40,000,000.00	32,908,517.81	1,502,049.22	-	-	1,502,049.22	-	-	31,406,468.59	0.785161715
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	48,534,373.73	1,029,533.19	-	-	1,029,533.19	-	-	47,504,840.54	0.829358762
1A17	12668BYJ6	2,721,000.00	2,305,592.47	48,907.28	-	-	48,907.28	-	-	2,256,685.19	0.829358762
1A18	12668BYK3	1,000,000.00	847,332.77	17,974.01	-	-	17,974.01	-	-	829,358.76	0.829358762
1X	12668BYL1	408,710,050.00	348,666,426.10	-	-	-	-	-	-	341,510,924.67	0.835582400
2A1	12668BYM9	65,335,000.00	50,247,327.43	1,218,549.52	-	-	1,218,549.52	-	-	49,028,777.91	0.750421335
2A2	12668BYN7	131,000.00	100,748.45	2,443.25	-	-	2,443.25	-	-	98,305.19	0.750421335
2X	12668BYP2	68,176,582.00	53,056,831.65	-	-	-	-	-	-	51,835,554.82	0.760313194
3A1	12668BYQ0	62,110,000.00	54,183,922.89	352,783.53	-	-	352,783.53	-	-	53,831,139.36	0.866706478
3A2	12668BYR8	125,000.00	109,048.31	710.00	-	-	710.00	-	-	108,338.31	0.866706478
3X	12668BYS6	56,065,897.00	49,748,211.24	-	-	-	-	-	-	49,420,727.77	0.881475735
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	20,378.07	18.57	-	-	18.57	-	-	20,359.50	0.936939214
PO-2	12668BYT4	1,888.14	1,878.57	0.84	-	-	0.84	-	-	1,877.73	0.994488090
PO-3	12668BYT4	299,340.25	255,430.29	1,141.28	-	-	1,141.28	-	-	254,289.01	0.849498221
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,930,314.68	10,611.40	-	-	10,611.40	-	-	12,919,703.27	0.990015577
B1	12668BYW7	5,552,000.00	5,501,081.00	4,514.52	-	-	4,514.52	-	-	5,496,566.48	0.990015577
B2	12668BYX5	3,331,000.00	3,300,450.44	2,708.55	-	-	2,708.55	-	-	3,297,741.89	0.990015577
B3	12668BYY3	3,054,000.00	3,025,990.88	2,483.31	-	-	2,483.31	-	-	3,023,507.57	0.990015577
B4	12668BYZ0	2,498,000.00	2,475,090.12	2,031.21	-	-	2,031.21	-	-	2,473,058.91	0.990015577
B5	12668BZA4	1,668,620.34	1,653,316.94	1,356.81	-	-	1,356.81	-	175.00	1,651,785.13	0.989910700

Totals		555,285,578.53	471,134,847.72	8,754,947.29	-	-	8,754,947.29	-	175.00	462,379,725.40

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	21,102,629.52	6.000000	6.020000	105,513.15	0.17	-	105,513.15	-	105,864.86	0.17	351.71	-
1A2	75,714,135.94	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	37,111,737.15	6.000000	6.000000	185,558.69	-	-	185,558.69	-	185,558.69	-	-	-
1A7	21,702,988.61	6.000000	6.020000	108,514.94	0.23	-	108,514.94	-	108,876.66	0.23	361.72	-
1A8	1,948,680.85	6.000000	6.000000	9,743.40	-	-	9,743.40	-	9,743.40	-	-	-
1A9	64,376,412.00	6.000000	6.000000	321,882.06	-	-	321,882.06	-	321,882.06	-	-	-
1A10	40,508,937.74	6.000000	6.000000	202,544.69	-	-	202,544.69	-	202,544.69	-	-	-
1A11	32,908,517.81	6.000000	6.020000	164,542.59	-	-	164,542.59	-	165,091.06	-	548.48	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	48,534,373.73	6.000000	6.000000	242,671.87	-	-	242,671.87	-	242,671.87	-	-	-
1A17	2,305,592.47	6.000000	6.000000	11,527.96	-	-	11,527.96	-	11,527.96	-	-	-
1A18	847,332.77	6.000000	6.000000	4,236.66	-	-	4,236.66	-	4,236.66	-	-	-
1X	348,666,426.10	0.528854	0.528854	153,661.25	-	-	153,661.25	-	153,661.25	-	-	-
2A1	50,247,327.43	6.500000	6.500000	272,173.02	-	-	272,173.02	-	272,173.02	-	-	-
2A2	100,748.45	6.500000	6.500000	545.72	-	-	545.72	-	545.72	-	-	-
2X	53,056,831.65	0.577996	0.577996	25,555.52	-	-	25,555.52	-	25,555.52	-	-	-
3A1	54,183,922.89	5.250000	5.250000	237,054.66	-	-	237,054.66	-	237,054.66	-	-	-
3A2	109,048.31	5.250000	5.250000	477.09	-	-	477.09	-	477.09	-	-	-
3X	49,748,211.24	0.446184	0.446184	18,497.39	-	-	18,497.39	-	18,497.39	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	20,378.07	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,878.57	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	255,430.29	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.38	-	-	-

M	12,930,314.68	5.976253	5.976253	64,395.69	-	-	64,395.69	-	64,395.69	-	-	-
B1	5,501,081.00	5.976253	5.976253	27,396.54	-	-	27,396.54	-	27,396.54	-	-	-
B2	3,300,450.44	5.976253	5.976253	16,436.94	-	-	16,436.94	-	16,436.94	-	-	-
B3	3,025,990.88	5.976253	5.976253	15,070.07	-	-	15,070.07	-	15,070.07	-	-	-
B4	2,475,090.12	5.976253	5.976253	12,326.47	-	-	12,326.47	-	12,326.47	-	-	-
B5	1,653,316.94	5.976253	5.976253	8,233.87	-	-	8,233.87	-	8,233.87	-	-	-

Totals	471,134,847.72			2,538,473.57	0.40	-	2,538,473.57	-	2,539,735.85	0.40	1,261.91	-
Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	740.443140891	33.796175471	3.714556423	706.646965420	6.000000
1A2	12668BXT5	98,500,000.00	768.671430877	0.000000000	0.000000000	732.109009536	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	868.009288889	11.999155556	4.340046444	856.010133333	6.000000
1A7	12668BXY4	30,000,000.00	723.432953832	37.871942698	3.629221985	685.561011134	6.000000
1A8	12668BXZ1	2,245,000.00	868.009288889	11.999155556	4.340046444	856.010133333	6.000000
1A9	12668BYA5	73,180,878.00	879.688981048	10.937365359	4.398444905	868.751615688	6.000000
1A10	12668BYB3	50,000,000.00	810.178754866	22.348270413	4.050893774	787.830484453	6.000000
1A11	12668BYC1	40,000,000.00	822.712945277	37.551230507	4.127276609	785.161714770	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	847.332769967	17.974007796	4.236663850	829.358762171	6.000000
1A17	12668BYJ6	2,721,000.00	847.332769967	17.974007796	4.236663850	829.358762171	6.000000
1A18	12668BYK3	1,000,000.00	847.332769968	17.974007796	4.236663850	829.358762172	6.000000
1X	12668BYL1	408,710,050.00	853.089925486	0.000000000	0.375966404	835.582400457	0.528854
2A1	12668BYM9	65,335,000.00	769.072127187	18.650792385	4.165807356	750.421334803	6.500000
2A2	12668BYN7	131,000.00	769.072127187	18.650792385	4.165807356	750.421334803	6.500000
2X	12668BYP2	68,176,582.00	778.226629930	0.000000000	0.374843109	760.313194052	0.577996
3A1	12668BYQ0	62,110,000.00	872.386457711	5.679979590	3.816690752	866.706478121	5.250000
3A2	12668BYR8	125,000.00	872.386457711	5.679979590	3.816690752	866.706478121	5.250000
3X	12668BYS6	56,065,897.00	887.316780823	0.000000000	0.329922391	881.475735062	0.446184
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	937.793612612	0.854398951	0.000000000	936.939213661	0.000000
PO-2	12668BYT4	1,888.14	994.931200506	0.443110069	0.000000000	994.488090437	0.000000
PO-3	12668BYT4	299,340.25	853.310877066	3.812655923	0.000000000	849.498221143	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	3.758828630	0.000000000	6.000000

M	12668BYV9	13,050,000.00	990.828710740	0.813134129	4.934535825	990.015576612	5.976253
B1	12668BYW7	5,552,000.00	990.828710740	0.813134129	4.934535825	990.015576612	5.976253
B2	12668BYX5	3,331,000.00	990.828710740	0.813134129	4.934535825	990.015576612	5.976253
B3	12668BYY3	3,054,000.00	990.828710740	0.813134129	4.934535825	990.015576612	5.976253
B4	12668BYZ0	2,498,000.00	990.828710740	0.813134129	4.934535825	990.015576612	5.976253
B5	12668BZA4	1,668,620.34	990.828710740	0.813134129	4.934535825	989.910699549	5.976253

Totals		555,285,578.53	848.455039958	15.766567022	4.573747182	832.688157730

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 03/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									3/26/2007
Cut-off Date									3/1/2006
Record Date									2/28/2007
Determination Date									3/22/2007
LIBOR Determination Date									2/22/2007
Accrual Period 30/360				Begin					2/1/2007
				End					3/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,699	268	375	2,342
	Loans Paid Off or otherwise removed pursuant to the PSA					32	6	1	39
	Ending Aggregate Loan Count					1,667	262	374	2,303

	Beginning Pool Stated Principal Balance					359,289,898.51	53,969,139.57	57,875,809.63	471,134,847.71
	Scheduled Principal					155,268.73	13,234.14	232,070.03	400,572.90
	Unscheduled Principal					7,010,000.09	1,208,646.94	135,902.36	8,354,549.39
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					352,124,629.69	52,747,258.49	57,507,837.24	462,379,725.42

	Beginning Weighted Average Mortgage Rate					6.77929%	7.40422%	5.87308%
	Beginning Weighted Average Net Mortgage Rate					6.51288%	7.06800%	5.61036%
	Ending Weighted Average Mortgage Rate					6.77873%	7.39932%	5.87316%
	Ending Weighted Average Net Mortgage Rate					6.51217%	7.06710%	5.61043%

	Beginning Weighted Average Remaining Term to Maturity					347	346	167
	Ending Weighted Average Remaining Term to Maturity					346	345	166

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	42	2.51950%	9,469,187.47	2.68916%	10	0.59988%	2,060,060.84	0.58504%	7	0.41992%	1,801,177.95	0.51152%
	Group 2	10	3.81679%	2,678,867.84	5.07869%	2	0.76336%	549,370.01	1.04151%	2	0.76336%	313,218.57	0.59381%
	Group 3	6	1.60428%	1,133,345.63	1.97077%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	58	2.51845%	13,281,400.94	2.87240%	12	0.52106%	2,609,430.85	0.56435%	9	0.39079%	2,114,396.52	0.45729%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	13	0.77984%	3,525,531.45	1.00122%	0	0.00000%	-	0.00000%	2	0.11998%	485,165.92	0.13778%
	Group 2	2	0.76336%	384,546.81	0.72904%	1	0.38168%	163,100.00	0.30921%	1	0.38168%	324,000.00	0.61425%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	1	0.26738%	90,648.77	0.15763%

	Total	15	0.65132%	3,910,078.26	0.84564%	1	0.04342%	163,100.00	0.03527%	4	0.17369%	899,814.69	0.19461%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32
	One-Month Prior					8,208,260.86	1,601,209.66	90,998.52	9,900,469.04
	Two-Month Prior					6,411,635.64	1,158,409.44	91,346.56	7,661,391.64
	Three-Month Prior					5,991,507.78	1,031,802.10	227,608.79	7,250,918.67
	Four-Month Prior					4,666,376.21	889,543.42	-	5,555,919.63
	Five-Month Prior					2,943,882.11	655,287.08	185,899.37	3,785,068.56

	60+ Delinquency Average					6,015,599.79	1,178,414.51	114,417.00	7,308,431.31
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					2,025,469.26	332,571.80	283,191.96	2,641,233.03
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					70,546.92	10,815.62	11,991.86	93,354.39
	Less: Trustee Fee					2,694.67	404.77	434.07	3,533.51
	Less: Mortgage Loan Premiums					2,218.58	3,473.14	179.45	5,871.16
	Total Interest Available					1,950,009.09	317,878.28	270,586.60	2,538,473.96

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					155,268.73	13,234.14	232,070.03	400,572.90
	Paid in Full Principal					6,966,125.56	1,205,066.33	100,114.32	8,271,306.21
	Curtailment Principal					43,874.53	3,580.61	35,788.04	83,243.18
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					(175.00)	-	-	(175.00)
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					7,165,093.82	1,221,881.08	367,972.39	8,754,947.29

	Total Available Funds					9,115,102.91	1,539,759.36	638,558.99	11,293,421.25

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					9,115,102.91	1,539,759.36	638,558.99	11,293,421.25
	Trustee Fee					2,694.67	404.77	434.07	3,533.51
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					9,117,797.59	1,540,164.13	638,993.05	11,296,954.77

Withdrawals	Available Funds, to the Distribution Account					9,115,102.91	1,539,759.36	638,558.99	11,293,421.25
	Trustee Fee					2,694.67	404.77	434.07	3,533.51
	Total Withdrawals					9,117,797.59	1,540,164.13	638,993.05	11,296,954.77

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								11,293,421.25
	Trustee Fee								3,533.51
	YSA								1,261.90
	Other Deposits Required by the PSA								-
	Total Deposits								11,298,216.67

Withdrawals	Payments of Prinicipal & Interest to the Classes								11,294,683.16
	Payment of Trustee Fee								3,533.51
	Total Withdrawals								11,298,216.67

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,326.42

Deposits	Class 1A1 Corridor Contract Received								383.61
	Class 1A7 Corridor Contract Received								368.37
	Class 1A11 Corridor Contract Received								574.46
	Total Deposits								1,326.44

	Class 1A1 Yield Supplemental Amounts Paid								351.71
	Class 1A7 Yield Supplemental Amounts Paid								361.72
	Class 1A11 Yield Supplemental Amounts Paid								548.48
	To Terminate the Account								-
	Total Withdrawals								1,261.90

	Ending Balance								1,390.96

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								16.66
	Class 1A7 Contract Funds Unused								21.89
	Class 1A11 Contract Funds Unused								25.99

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					74,852.06	11,243.57	12,057.46	98,153.09
	Net Master Servicing Fee					70,546.92	10,815.62	11,991.86	93,354.39
	Trustee Fee					2,694.67	404.77	434.07	3,533.51
	Lpmi					2,218.58	3,473.14	179.45	5,871.16
	Total Net Loan Fees					75,460.17	14,693.52	12,605.37	102,759.06

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					8,301.38	595.50	4,744.41	13,641.29
	Interest Advances					98,716.90	28,141.08	6,113.82	132,971.80
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					107,018.28	28,736.58	10,858.23	146,613.09

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					6,966,125.56	1,205,066.33	100,114.32	8,271,306.21
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					4,305.14	427.95	65.61	4,798.70
	Compensating Interest					4,305.14	427.95	65.61	4,798.70
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					21.06334%	23.80424%	2.78574%
	SMM %					1.95174%	2.24007%	0.23516%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					20,378.07	1,878.57	255,430.29	277,686.93
	PO Scheduled Principal					18.01	0.70	1,104.57	1,123.28
	PO Prepayments & Recoveries					0.56	0.14	36.71	37.41
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					20,359.51	1,877.73	254,289.01	276,526.25

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					359,269,520.44	53,967,261.00	57,620,379.34	470,857,160.78
	Non-PO Scheduled Principal					155,250.72	13,233.44	230,965.46	399,449.62
	Non-PO Prepayments & Recoveries					7,009,999.53	1,208,646.80	135,865.65	8,354,511.98
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					352,104,270.18	52,745,380.76	57,253,548.23	462,103,199.17

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.89326%	93.29374%	94.22529%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.10674%	6.70626%	5.77471%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					7,155,594.50	1,220,992.77	353,493.53	8,730,080.80
	Subordinate Principal Distribution Amount								23,705.80
	PO Principal Distribution Amount					18.57	0.84	1,141.28	1,160.68
	Total Principal Distribution Amount								8,754,947.29

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					175.00	-	-	175.00
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					(175.00)	-	-	(175.00)
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
				N/A

Group II
				N/A

Group III
				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	433,517,362.17
Class A Percentage			94.749797%	93.757866%

Class M			13,050,000.00	12,919,703.27
Class M Percentage			2.350142%	2.794176%

Class B1			5,552,000.00	5,496,566.48
Class B1 Percentage			0.999846%	1.188756%

Class B2			3,331,000.00	3,297,741.89
Class B2 Percentage			0.599872%	0.713211%

Class B3			3,054,000.00	3,023,507.57
Class B3 Percentage			0.549987%	0.653901%

Class B4			2,498,000.00	2,473,058.91
Class B4 Percentage			0.449859%	0.534855%

Class B5			1,668,620.34	1,651,785.13
Class B5 Percentage			0.300498%	0.357236%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.060	6,072.15	0.002
25,000.00	-	50,000.00	5	0.300	225,739.67	0.064
50,000.00	-	75,000.00	42	2.519	2,688,834.54	0.764
75,000.00	-	100,000.00	99	5.939	8,810,473.95	2.502
100,000.00	-	125,000.00	157	9.418	17,856,126.02	5.071
125,000.00	-	150,000.00	188	11.278	25,957,071.45	7.372
150,000.00	-	175,000.00	180	10.798	29,109,687.90	8.267
175,000.00	-	200,000.00	193	11.578	36,448,136.64	10.351
200,000.00	-	225,000.00	158	9.478	33,393,222.40	9.483
225,000.00	-	250,000.00	134	8.038	31,881,182.39	9.054
250,000.00	-	275,000.00	113	6.779	29,849,758.75	8.477
275,000.00	-	300,000.00	87	5.219	25,145,278.95	7.141
300,000.00	-	325,000.00	86	5.159	26,800,433.43	7.611
325,000.00	-	350,000.00	78	4.679	26,337,671.04	7.480
350,000.00	-	375,000.00	51	3.059	18,497,903.23	5.253
375,000.00	-	400,000.00	53	3.179	20,690,210.48	5.876
400,000.00	-	425,000.00	28	1.680	11,481,391.96	3.261
425,000.00	-	450,000.00	6	0.360	2,641,760.09	0.750
450,000.00	-	475,000.00	2	0.120	915,140.15	0.260
475,000.00	-	500,000.00	1	0.060	492,000.00	0.140
500,000.00	-	525,000.00	1	0.060	507,362.87	0.144
525,000.00	-	550,000.00	1	0.060	544,871.82	0.155
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.060	595,000.00	0.169
600,000.00	-	625,000.00	1	0.060	616,215.76	0.175
625,000.00	-	650,000.00	1	0.060	633,084.05	0.180
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1667	100.000	352,124,629.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.527	157,052.01	0.298
50,000.00	-	75,000.00	16	6.107	1,023,235.10	1.940
75,000.00	-	100,000.00	22	8.397	1,945,189.98	3.688
100,000.00	-	125,000.00	23	8.779	2,620,592.19	4.968
125,000.00	-	150,000.00	32	12.214	4,427,267.77	8.393
150,000.00	-	175,000.00	24	9.160	3,889,662.37	7.374
175,000.00	-	200,000.00	32	12.214	5,992,543.21	11.361
200,000.00	-	225,000.00	20	7.634	4,310,871.60	8.173
225,000.00	-	250,000.00	15	5.725	3,506,267.48	6.647
250,000.00	-	275,000.00	14	5.344	3,693,342.16	7.002
275,000.00	-	300,000.00	14	5.344	3,984,655.80	7.554
300,000.00	-	325,000.00	11	4.198	3,520,735.34	6.675
325,000.00	-	350,000.00	7	2.672	2,382,723.13	4.517
350,000.00	-	375,000.00	14	5.344	5,098,847.34	9.667
375,000.00	-	400,000.00	7	2.672	2,733,945.45	5.183
400,000.00	-	425,000.00	3	1.145	1,227,270.01	2.327
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.763	965,737.31	1.831
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.382	556,725.88	1.055
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.382	710,594.36	1.347
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	262	100.000	52,747,258.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.267	24,790.20	0.043
25,000.00	-	50,000.00	28	7.487	1,219,688.92	2.121
50,000.00	-	75,000.00	58	15.508	3,580,000.61	6.225
75,000.00	-	100,000.00	55	14.706	4,759,557.12	8.276
100,000.00	-	125,000.00	36	9.626	4,040,934.67	7.027
125,000.00	-	150,000.00	33	8.824	4,514,261.08	7.850
150,000.00	-	175,000.00	32	8.556	5,151,930.48	8.959
175,000.00	-	200,000.00	36	9.626	6,805,390.27	11.834
200,000.00	-	225,000.00	16	4.278	3,384,130.22	5.885
225,000.00	-	250,000.00	18	4.813	4,320,315.04	7.513
250,000.00	-	275,000.00	7	1.872	1,852,959.34	3.222
275,000.00	-	300,000.00	16	4.278	4,579,819.51	7.964
300,000.00	-	325,000.00	10	2.674	3,127,890.85	5.439
325,000.00	-	350,000.00	10	2.674	3,363,473.80	5.849
350,000.00	-	375,000.00	7	1.872	2,560,417.86	4.452
375,000.00	-	400,000.00	10	2.674	3,786,308.44	6.584
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.267	435,968.83	0.758
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	374	100.000	57,507,837.24	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	125	7.499	27,661,344.37	7.856
6.5	-	7.0	1439	86.323	303,814,011.44	86.280
7.0	-	7.5	101	6.059	20,423,063.59	5.800
7.5	-	8.0	2	0.120	226,210.29	0.064
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1667	100.000	352,124,629.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	14	5.344	3,586,387.54	6.799
7.0	-	7.5	210	80.153	41,372,451.28	78.435
7.5	-	8.0	20	7.634	3,925,405.07	7.442
8.0	-	8.5	10	3.817	1,788,643.12	3.391
8.5	-	9.0	6	2.290	1,869,129.01	3.544
9.0	-	9.5	1	0.382	117,182.96	0.222
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.382	88,059.51	0.167
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	262	100.000	52,747,258.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.802	672,995.03	1.170
5.0	-	5.5	38	10.160	7,414,114.44	12.892
5.5	-	6.0	243	64.973	38,334,382.94	66.659
6.0	-	6.5	77	20.588	9,300,680.80	16.173
6.5	-	7.0	12	3.209	1,691,878.26	2.942
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.267	93,785.77	0.163
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	374	100.000	57,507,837.24	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	261	15.657	70,155,633.29	19.924
		FL	221	13.257	44,805,189.50	12.724
		AZ	108	6.479	21,112,893.64	5.996
		VA	49	2.939	11,115,025.52	3.157
		WA	47	2.819	9,522,320.87	2.704
		CO	51	3.059	9,597,515.83	2.726
		Others	930	55.789	185,816,051.04	52.770
		Wgt Ave / Total:	1667	100.000	352,124,629.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	28	10.687	8,865,884.15	16.808
		FL	48	18.321	9,589,055.08	18.179
		AZ	21	8.015	4,610,041.40	8.740
		VA	4	1.527	1,061,162.16	2.012
		WA	4	1.527	671,034.28	1.272
		CO	5	1.908	1,159,774.47	2.199
		Others	152	58.015	26,790,306.95	50.790
		Wgt Ave / Total:	262	100.000	52,747,258.49	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	73	19.519	14,103,458.81	24.524
		FL	32	8.556	4,128,110.71	7.178
		AZ	16	4.278	2,413,864.44	4.197
		VA	9	2.406	1,048,115.69	1.823
		WA	5	1.337	1,111,744.05	1.933
		CO	3	0.802	453,020.54	0.788
		Others	236	63.102	34,249,523.00	59.556
		Wgt Ave / Total:	374	100.000	57,507,837.24	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.060	221,287.75	0.063
120	-	180	1	0.060	104,980.49	0.030
180	-	300	19	1.140	2,633,607.25	0.748
300	-	360	1646	98.740	349,164,754.20	99.159
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1667	100.000	352,124,629.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	6	2.290	969,190.83	1.837
300	-	360	256	97.710	51,778,067.66	98.163
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	262	100.000	52,747,258.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.535	300,979.90	0.523
120	-	180	372	99.465	57,206,857.34	99.477
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	374	100.000	57,507,837.24	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 04/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	20,139,438.51	6.000000	811,121.26	101,032.85	912,154.11	-	19,328,317.25	-
1A2	12668BXT5	Strip IO	Var-30/360	72,112,737.44	0.000000	-	-	-	-	69,100,321.88	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	36,598,713.25	6.000000	513,023.90	182,993.57	696,017.46	-	36,085,689.35	-
1A7	12668BXY4	Senior	Var-30/360	20,566,830.33	6.000000	936,390.39	103,176.93	1,039,567.33	-	19,630,439.94	-
1A8	12668BXZ1	Senior	Fix-30/360	1,921,742.75	6.000000	26,938.10	9,608.71	36,546.82	-	1,894,804.65	-
1A9	12668BYA5	Senior	Fix-30/360	63,576,006.00	6.000000	800,406.00	317,880.03	1,118,286.03	-	62,775,600.00	-
1A10	12668BYB3	Senior	Fix-30/360	39,391,524.22	6.000000	984,234.93	196,957.62	1,181,192.55	-	38,407,289.29	-
1A11	12668BYC1	Senior	Var-30/360	31,406,468.59	6.000000	1,264,903.90	157,555.78	1,422,459.69	-	30,141,564.69	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	47,504,840.54	6.000000	906,828.59	237,524.20	1,144,352.79	-	46,598,011.95	-
1A17	12668BYJ6	Senior	Fix-30/360	2,256,685.19	6.000000	43,078.28	11,283.43	54,361.70	-	2,213,606.92	-
1A18	12668BYK3	Senior	Fix-30/360	829,358.76	6.000000	15,831.78	4,146.79	19,978.57	-	813,526.98	-
1X	12668BYL1	Strip IO	Var-30/360	341,510,924.67	0.528449	-	150,392.68	150,392.68	-	335,961,806.64	-
2A1	12668BYM9	Senior	Fix-30/360	49,028,777.91	6.500000	1,128,328.84	265,572.55	1,393,901.39	-	47,900,449.07	-
2A2	12668BYN7	Senior	Fix-30/360	98,305.19	6.500000	2,262.36	532.49	2,794.84	-	96,042.84	-
2X	12668BYP2	Strip IO	Var-30/360	51,835,554.82	0.577305	-	24,937.45	24,937.45	-	50,866,414.37	-
3A1	12668BYQ0	Senior	Fix-30/360	53,831,139.36	5.250000	369,791.58	235,511.23	605,302.81	-	53,461,347.78	-
3A2	12668BYR8	Senior	Fix-30/360	108,338.31	5.250000	744.23	473.98	1,218.21	-	107,594.08	-
3X	12668BYS6	Strip IO	Var-30/360	49,420,727.77	0.446418	-	18,385.26	18,385.26	-	49,077,187.89	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	20,359.50	0.000000	1,125.73	-	1,125.73	-	19,233.77	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,877.73	0.000000	225.07	-	225.07	-	1,652.66	-
PO-3	12668BYT4	Strip PO	Fix-30/360	254,289.01	0.000000	1,147.67	-	1,147.67	-	253,141.34	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.36	0.36	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,919,703.27	5.976564	10,641.45	64,346.20	74,987.65	-	12,909,061.83	-
B1	12668BYW7	Junior	Var-30/360	5,496,566.48	5.976564	4,527.30	27,375.49	31,902.79	-	5,492,039.18	-
B2	12668BYX5	Junior	Var-30/360	3,297,741.89	5.976564	2,716.22	16,424.31	19,140.52	-	3,295,025.67	-
B3	12668BYY3	Junior	Var-30/360	3,023,507.57	5.976564	2,490.34	15,058.49	17,548.83	-	3,021,017.23	-
B4	12668BYZ0	Junior	Var-30/360	2,473,058.91	5.976564	2,036.96	12,317.00	14,353.96	-	2,471,021.95	-
B5	12668BZA4	Junior	Var-30/360	1,651,785.13	5.976564	1,360.51	8,226.67	9,587.18	36.00	1,650,388.62	212.21

Totals				462,379,725.40		7,830,155.39	2,491,627.40	10,321,782.78	36.00	454,549,534.04	212.21

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	20,139,438.51	811,121.26	-	-	811,121.26	-	-	19,328,317.25	0.678186570
1A2	12668BXT5	98,500,000.00	72,112,737.44	-	-	-	-	-	-	69,100,321.88	0.701526110
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	36,598,713.25	513,023.90	-	-	513,023.90	-	-	36,085,689.35	0.844010978
1A7	12668BXY4	30,000,000.00	20,566,830.33	936,390.39	-	-	936,390.39	-	-	19,630,439.94	0.654347998
1A8	12668BXZ1	2,245,000.00	1,921,742.75	26,938.10	-	-	26,938.10	-	-	1,894,804.65	0.844010978
1A9	12668BYA5	73,180,878.00	63,576,006.00	800,406.00	-	-	800,406.00	-	-	62,775,600.00	0.857814250
1A10	12668BYB3	50,000,000.00	39,391,524.22	984,234.93	-	-	984,234.93	-	-	38,407,289.29	0.768145786
1A11	12668BYC1	40,000,000.00	31,406,468.59	1,264,903.90	-	-	1,264,903.90	-	-	30,141,564.69	0.753539117
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	47,504,840.54	906,828.59	-	-	906,828.59	-	-	46,598,011.95	0.813526981
1A17	12668BYJ6	2,721,000.00	2,256,685.19	43,078.28	-	-	43,078.28	-	-	2,213,606.92	0.813526981
1A18	12668BYK3	1,000,000.00	829,358.76	15,831.78	-	-	15,831.78	-	-	813,526.98	0.813526981
1X	12668BYL1	408,710,050.00	341,510,924.67	-	-	-	-	-	-	335,961,806.64	0.822005250
2A1	12668BYM9	65,335,000.00	49,028,777.91	1,128,328.84	-	-	1,128,328.84	-	-	47,900,449.07	0.733151436
2A2	12668BYN7	131,000.00	98,305.19	2,262.36	-	-	2,262.36	-	-	96,042.84	0.733151436
2X	12668BYP2	68,176,582.00	51,835,554.82	-	-	-	-	-	-	50,866,414.37	0.746098042
3A1	12668BYQ0	62,110,000.00	53,831,139.36	369,791.58	-	-	369,791.58	-	-	53,461,347.78	0.860752661
3A2	12668BYR8	125,000.00	108,338.31	744.23	-	-	744.23	-	-	107,594.08	0.860752661
3X	12668BYS6	56,065,897.00	49,420,727.77	-	-	-	-	-	-	49,077,187.89	0.875348305
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	20,359.50	1,125.73	-	-	1,125.73	-	-	19,233.77	0.885133442
PO-2	12668BYT4	1,888.14	1,877.73	225.07	-	-	225.07	-	-	1,652.66	0.875285696
PO-3	12668BYT4	299,340.25	254,289.01	1,147.67	-	-	1,147.67	-	-	253,141.34	0.845664226
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,919,703.27	10,641.45	-	-	10,641.45	-	-	12,909,061.83	0.989200140
B1	12668BYW7	5,552,000.00	5,496,566.48	4,527.30	-	-	4,527.30	-	-	5,492,039.18	0.989200140
B2	12668BYX5	3,331,000.00	3,297,741.89	2,716.22	-	-	2,716.22	-	-	3,295,025.67	0.989200140
B3	12668BYY3	3,054,000.00	3,023,507.57	2,490.34	-	-	2,490.34	-	-	3,021,017.23	0.989200140
B4	12668BYZ0	2,498,000.00	2,473,058.91	2,036.96	-	-	2,036.96	-	-	2,471,021.95	0.989200140
B5	12668BZA4	1,668,620.34	1,651,785.13	1,360.51	-	-	1,360.51	-	36.00	1,650,388.62	0.989073775

Totals		555,285,578.53	462,379,725.40	7,830,155.39	-	-	7,830,155.39	-	36.00	454,549,534.04

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	20,139,438.51	6.000000	6.020000	100,697.19	0.17	-	100,697.19	-	101,032.85	0.17	335.66	-
1A2	72,112,737.44	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	36,598,713.25	6.000000	6.000000	182,993.57	-	-	182,993.57	-	182,993.57	-	-	-
1A7	20,566,830.33	6.000000	6.020000	102,834.15	0.23	-	102,834.15	-	103,176.93	0.23	342.78	-
1A8	1,921,742.75	6.000000	6.000000	9,608.71	-	-	9,608.71	-	9,608.71	-	-	-
1A9	63,576,006.00	6.000000	6.000000	317,880.03	-	-	317,880.03	-	317,880.03	-	-	-
1A10	39,391,524.22	6.000000	6.000000	196,957.62	-	-	196,957.62	-	196,957.62	-	-	-
1A11	31,406,468.59	6.000000	6.020000	157,032.34	-	-	157,032.34	-	157,555.78	-	523.44	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	47,504,840.54	6.000000	6.000000	237,524.20	-	-	237,524.20	-	237,524.20	-	-	-
1A17	2,256,685.19	6.000000	6.000000	11,283.43	-	-	11,283.43	-	11,283.43	-	-	-
1A18	829,358.76	6.000000	6.000000	4,146.79	-	-	4,146.79	-	4,146.79	-	-	-
1X	341,510,924.67	0.528449	0.528449	150,392.68	-	-	150,392.68	-	150,392.68	-	-	-
2A1	49,028,777.91	6.500000	6.500000	265,572.55	-	-	265,572.55	-	265,572.55	-	-	-
2A2	98,305.19	6.500000	6.500000	532.49	-	-	532.49	-	532.49	-	-	-
2X	51,835,554.82	0.577305	0.577305	24,937.45	-	-	24,937.45	-	24,937.45	-	-	-
3A1	53,831,139.36	5.250000	5.250000	235,511.23	-	-	235,511.23	-	235,511.23	-	-	-
3A2	108,338.31	5.250000	5.250000	473.98	-	-	473.98	-	473.98	-	-	-
3X	49,420,727.77	0.446418	0.446418	18,385.26	-	-	18,385.26	-	18,385.26	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	20,359.50	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,877.73	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	254,289.01	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.36	-	-	-

M	12,919,703.27	5.976564	5.976564	64,346.20	-	-	64,346.20	-	64,346.20	-	-	-
B1	5,496,566.48	5.976564	5.976564	27,375.49	-	-	27,375.49	-	27,375.49	-	-	-
B2	3,297,741.89	5.976564	5.976564	16,424.31	-	-	16,424.31	-	16,424.31	-	-	-
B3	3,023,507.57	5.976564	5.976564	15,058.49	-	-	15,058.49	-	15,058.49	-	-	-
B4	2,473,058.91	5.976564	5.976564	12,317.00	-	-	12,317.00	-	12,317.00	-	-	-
B5	1,651,785.13	5.976564	5.976564	8,226.67	-	-	8,226.67	-	8,226.67	-	-	-

Totals	462,379,725.40			2,490,425.16	0.40	-	2,490,425.16	-	2,491,627.40	0.40	1,201.88	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	706.646965420	28.460395131	3.545012277	678.186570289	6.000000
1A2	12668BXT5	98,500,000.00	732.109009536	0.000000000	0.000000000	701.526110459	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	856.010133333	11.999155556	4.280050667	844.010977778	6.000000
1A7	12668BXY4	30,000,000.00	685.561011134	31.213013105	3.439231073	654.347998029	6.000000
1A8	12668BXZ1	2,245,000.00	856.010133333	11.999155556	4.280050667	844.010977778	6.000000
1A9	12668BYA5	73,180,878.00	868.751615688	10.937365359	4.343758078	857.814250329	6.000000
1A10	12668BYB3	50,000,000.00	787.830484453	19.684698575	3.939152422	768.145785878	6.000000
1A11	12668BYC1	40,000,000.00	785.161714770	31.622597616	3.938894602	753.539117154	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	829.358762171	15.831781123	4.146793811	813.526981048	6.000000
1A17	12668BYJ6	2,721,000.00	829.358762171	15.831781123	4.146793811	813.526981048	6.000000
1A18	12668BYK3	1,000,000.00	829.358762172	15.831781123	4.146793811	813.526981049	6.000000
1X	12668BYL1	408,710,050.00	835.582400457	0.000000000	0.367969125	822.005249541	0.528449
2A1	12668BYM9	65,335,000.00	750.421334803	17.269898857	4.064782230	733.151435946	6.500000
2A2	12668BYN7	131,000.00	750.421334803	17.269898857	4.064782230	733.151435946	6.500000
2X	12668BYP2	68,176,582.00	760.313194052	0.000000000	0.365777360	746.098042433	0.577305
3A1	12668BYQ0	62,110,000.00	866.706478121	5.953817049	3.791840842	860.752661072	5.250000
3A2	12668BYR8	125,000.00	866.706478121	5.953817049	3.791840842	860.752661072	5.250000
3X	12668BYS6	56,065,897.00	881.475735062	0.000000000	0.327922352	875.348304692	0.446418
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	936.939213661	51.805771490	0.000000000	885.133442170	0.000000
PO-2	12668BYT4	1,888.14	994.488090437	119.202394542	0.000000000	875.285695894	0.000000
PO-3	12668BYT4	299,340.25	849.498221143	3.833995525	0.000000000	845.664225617	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	3.615649430	0.000000000	6.000000

M	12668BYV9	13,050,000.00	990.015576612	0.815436501	4.930743286	989.200140111	5.976564
B1	12668BYW7	5,552,000.00	990.015576612	0.815436501	4.930743286	989.200140111	5.976564
B2	12668BYX5	3,331,000.00	990.015576612	0.815436501	4.930743286	989.200140111	5.976564
B3	12668BYY3	3,054,000.00	990.015576612	0.815436501	4.930743286	989.200140111	5.976564
B4	12668BYZ0	2,498,000.00	990.015576612	0.815436501	4.930743286	989.200140111	5.976564
B5	12668BZA4	1,668,620.34	989.910699549	0.815350118	4.930220949	989.073774721	5.976564

Totals		555,285,578.53	832.688157730	14.101132269	4.487109870	818.586960683

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									4/25/2007
Cut-off Date									3/1/2006
Record Date									3/30/2007
Determination Date									4/22/2007
LIBOR Determination Date									3/22/2007
Accrual Period 30/360				Begin					3/1/2007
				End					4/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,667	262	374	2,303
	Loans Paid Off or otherwise removed pursuant to the PSA					28	5	1	34
	Ending Aggregate Loan Count					1,639	257	373	2,269

	Beginning Pool Stated Principal Balance					352,124,629.69	52,747,258.49	57,507,837.24	462,379,725.42
	Scheduled Principal					152,155.68	12,760.11	232,984.20	397,899.99
	Unscheduled Principal					6,161,238.78	1,118,931.48	152,121.14	7,432,291.40
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					345,811,235.23	51,615,566.90	57,122,731.90	454,549,534.03

	Beginning Weighted Average Mortgage Rate					6.77873%	7.39932%	5.87316%
	Beginning Weighted Average Net Mortgage Rate					6.51217%	7.06710%	5.61043%
	Ending Weighted Average Mortgage Rate					6.77884%	7.39932%	5.87233%
	Ending Weighted Average Net Mortgage Rate					6.51215%	7.06909%	5.60959%

	Beginning Weighted Average Remaining Term to Maturity					346	345	166
	Ending Weighted Average Remaining Term to Maturity					345	344	165

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	51	3.11165%	12,229,137.49	3.53636%	9	0.54912%	2,201,479.93	0.63661%	3	0.18304%	795,717.83	0.23010%
	Group 2	7	2.72374%	1,564,873.28	3.03179%	4	1.55642%	839,027.43	1.62553%	3	1.16732%	751,134.95	1.45525%
	Group 3	6	1.60858%	846,475.58	1.48185%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	64	2.82063%	14,640,486.35	3.22088%	13	0.57294%	3,040,507.36	0.66891%	6	0.26443%	1,546,852.78	0.34030%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	10	0.61013%	2,526,350.91	0.73056%	1	0.06101%	186,773.73	0.05401%	3	0.18304%	948,723.95	0.27435%
	Group 2	2	0.77821%	384,546.81	0.74502%	0	0.00000%	-	0.00000%	1	0.38911%	324,000.00	0.62772%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	1	0.26810%	90,297.31	0.15808%

	Total	12	0.52887%	2,910,897.72	0.64039%	1	0.04407%	186,773.73	0.04109%	5	0.22036%	1,363,021.26	0.29986%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85
	One-Month Prior					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32
	Two-Month Prior					8,208,260.86	1,601,209.66	90,998.52	9,900,469.04
	Three-Month Prior					6,411,635.64	1,158,409.44	91,346.56	7,661,391.64
	Four-Month Prior					5,991,507.78	1,031,802.10	227,608.79	7,250,918.67
	Five-Month Prior					4,666,376.21	889,543.42	-	5,555,919.63

	60+ Delinquency Average					6,634,793.83	1,452,318.20	98,483.32	8,185,595.36
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,984,694.09	324,193.62	281,385.75	2,590,273.45
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					68,921.21	9,937.74	11,906.17	90,765.13
	Less: Trustee Fee					2,640.93	395.60	431.31	3,467.85
	Less: Mortgage Loan Premiums					2,217.57	3,218.61	178.78	5,614.96
	Total Interest Available					1,910,914.37	310,641.66	268,869.49	2,490,425.52

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					152,155.68	12,760.11	232,984.20	397,899.99
	Paid in Full Principal					6,099,455.64	950,705.20	104,962.96	7,155,123.80
	Curtailment Principal					61,783.14	168,226.28	47,158.18	277,167.60
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					(36.00)	-	-	(36.00)
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					6,313,358.46	1,131,691.59	385,105.34	7,830,155.39

	Total Available Funds					8,224,272.83	1,442,333.25	653,974.83	10,320,580.91

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					8,224,272.83	1,442,333.25	653,974.83	10,320,580.91
	Trustee Fee					2,640.93	395.60	431.31	3,467.85
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					8,226,913.77	1,442,728.85	654,406.14	10,324,048.76

Withdrawals	Available Funds, to the Distribution Account					8,224,272.83	1,442,333.25	653,974.83	10,320,580.91
	Trustee Fee					2,640.93	395.60	431.31	3,467.85
	Total Withdrawals					8,226,913.77	1,442,728.85	654,406.14	10,324,048.76

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								10,320,580.91
	Trustee Fee								3,467.85
	YSA								1,201.88
	Other Deposits Required by the PSA								-
	Total Deposits								10,325,250.64

Withdrawals	Payments of Prinicipal & Interest to the Classes								10,321,782.79
	Payment of Trustee Fee								3,467.85
	Total Withdrawals								10,325,250.64

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,390.96

Deposits	Class 1A1 Corridor Contract Received								368.70
	Class 1A7 Corridor Contract Received								355.39
	Class 1A11 Corridor Contract Received								554.21
	Total Deposits								1,278.30

	Class 1A1 Yield Supplemental Amounts Paid								335.66
	Class 1A7 Yield Supplemental Amounts Paid								342.78
	Class 1A11 Yield Supplemental Amounts Paid								523.44
	To Terminate the Account								-
	Total Withdrawals								1,201.88

	Ending Balance								1,467.38

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								19.73
	Class 1A7 Contract Funds Unused								25.92
	Class 1A11 Contract Funds Unused								30.77

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					73,359.30	10,989.01	11,980.80	96,329.11
	Net Master Servicing Fee					68,921.21	9,937.74	11,906.17	90,765.13
	Trustee Fee					2,640.93	395.60	431.31	3,467.85
	Lpmi					2,217.57	3,218.61	178.78	5,614.96
	Total Net Loan Fees					73,779.72	13,551.96	12,516.26	99,847.93

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					6,537.62	458.81	3,656.08	10,652.51
	Interest Advances					107,445.62	24,816.15	4,551.22	136,812.99
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					113,983.24	25,274.96	8,207.30	147,465.50

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					6,099,455.64	950,705.20	104,962.96	7,155,123.80
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					4,438.08	1,051.27	74.63	5,563.98
	Compensating Interest					4,438.08	1,051.27	74.63	5,563.98
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					19.09697%	22.69091%	3.14103%
	SMM %					1.75049%	2.12182%	0.26560%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					20,359.51	1,877.73	254,289.01	276,526.25
	PO Scheduled Principal					17.14	0.21	1,109.39	1,126.74
	PO Prepayments & Recoveries					1,108.58	224.86	38.28	1,371.73
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					19,233.78	1,652.66	253,141.34	274,027.78

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					352,104,270.18	52,745,380.76	57,253,548.23	462,103,199.17
	Non-PO Scheduled Principal					152,138.54	12,759.90	231,874.81	396,773.25
	Non-PO Prepayments & Recoveries					6,160,130.20	1,118,706.62	152,082.86	7,430,919.67
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					345,792,001.45	51,613,914.24	56,869,590.56	454,275,506.25

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.77173%	93.14007%	94.21159%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.22827%	6.85993%	5.78841%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					6,302,757.14	1,130,591.20	370,535.80	7,803,884.14
	Subordinate Principal Distribution Amount								23,772.78
	PO Principal Distribution Amount					1,125.73	225.07	1,147.67	2,498.47
	Total Principal Distribution Amount								7,830,155.39

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					211.00	-	-	211.00
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					(36.00)	-	-	(36.00)
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
				N/A

Group II
				N/A

Group III
				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	425,710,979.56
Class A Percentage			94.749797%	93.655575%

Class M			13,050,000.00	12,909,061.83
Class M Percentage			2.350142%	2.839968%

Class B1			5,552,000.00	5,492,039.18
Class B1 Percentage			0.999846%	1.208238%

Class B2			3,331,000.00	3,295,025.67
Class B2 Percentage			0.599872%	0.724899%

Class B3			3,054,000.00	3,021,017.23
Class B3 Percentage			0.549987%	0.664618%

Class B4			2,498,000.00	2,471,021.95
Class B4 Percentage			0.449859%	0.543620%

Class B5			1,668,620.34	1,650,388.62
Class B5 Percentage			0.300498%	0.363082%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	0.305	225,467.82	0.065
50,000.00	-	75,000.00	44	2.685	2,832,054.05	0.819
75,000.00	-	100,000.00	97	5.918	8,667,796.22	2.507
100,000.00	-	125,000.00	154	9.396	17,547,506.45	5.074
125,000.00	-	150,000.00	185	11.287	25,533,096.26	7.384
150,000.00	-	175,000.00	178	10.860	28,747,279.76	8.313
175,000.00	-	200,000.00	191	11.653	36,093,977.31	10.437
200,000.00	-	225,000.00	159	9.701	33,677,391.25	9.739
225,000.00	-	250,000.00	124	7.566	29,549,584.39	8.545
250,000.00	-	275,000.00	112	6.833	29,560,578.60	8.548
275,000.00	-	300,000.00	87	5.308	25,158,455.49	7.275
300,000.00	-	325,000.00	84	5.125	26,181,909.96	7.571
325,000.00	-	350,000.00	77	4.698	25,997,563.27	7.518
350,000.00	-	375,000.00	50	3.051	18,122,356.46	5.241
375,000.00	-	400,000.00	51	3.112	19,911,700.20	5.758
400,000.00	-	425,000.00	27	1.647	11,064,072.81	3.199
425,000.00	-	450,000.00	6	0.366	2,640,527.06	0.764
450,000.00	-	475,000.00	2	0.122	914,720.20	0.265
475,000.00	-	500,000.00	1	0.061	492,000.00	0.142
500,000.00	-	525,000.00	1	0.061	506,134.89	0.146
525,000.00	-	550,000.00	1	0.061	543,931.55	0.157
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.061	595,000.00	0.172
600,000.00	-	625,000.00	1	0.061	615,640.35	0.178
625,000.00	-	650,000.00	1	0.061	632,490.88	0.183
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1639	100.000	345,811,235.23	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	1.946	188,560.11	0.365
50,000.00	-	75,000.00	15	5.837	947,479.85	1.836
75,000.00	-	100,000.00	22	8.560	1,944,535.93	3.767
100,000.00	-	125,000.00	23	8.949	2,619,222.87	5.074
125,000.00	-	150,000.00	32	12.451	4,422,981.21	8.569
150,000.00	-	175,000.00	20	7.782	3,226,188.80	6.250
175,000.00	-	200,000.00	32	12.451	5,991,284.78	11.608
200,000.00	-	225,000.00	20	7.782	4,309,582.17	8.349
225,000.00	-	250,000.00	15	5.837	3,505,447.65	6.791
250,000.00	-	275,000.00	14	5.447	3,692,769.62	7.154
275,000.00	-	300,000.00	14	5.447	3,983,670.45	7.718
300,000.00	-	325,000.00	11	4.280	3,520,685.34	6.821
325,000.00	-	350,000.00	7	2.724	2,382,439.90	4.616
350,000.00	-	375,000.00	14	5.447	5,098,536.22	9.878
375,000.00	-	400,000.00	7	2.724	2,733,745.45	5.296
400,000.00	-	425,000.00	2	0.778	816,870.01	1.583
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.778	965,328.31	1.870
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.389	556,262.37	1.078
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.389	709,975.86	1.376
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	257	100.000	51,615,566.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.268	24,693.10	0.043
25,000.00	-	50,000.00	28	7.507	1,211,801.72	2.121
50,000.00	-	75,000.00	58	15.550	3,563,141.27	6.238
75,000.00	-	100,000.00	56	15.013	4,830,762.66	8.457
100,000.00	-	125,000.00	35	9.383	3,928,683.61	6.878
125,000.00	-	150,000.00	33	8.847	4,520,475.88	7.914
150,000.00	-	175,000.00	31	8.311	4,980,044.18	8.718
175,000.00	-	200,000.00	38	10.188	7,174,098.46	12.559
200,000.00	-	225,000.00	14	3.753	2,970,788.35	5.201
225,000.00	-	250,000.00	18	4.826	4,295,354.35	7.520
250,000.00	-	275,000.00	8	2.145	2,118,445.26	3.709
275,000.00	-	300,000.00	15	4.021	4,287,606.23	7.506
300,000.00	-	325,000.00	12	3.217	3,759,841.12	6.582
325,000.00	-	350,000.00	8	2.145	2,701,365.27	4.729
350,000.00	-	375,000.00	9	2.413	3,298,413.30	5.774
375,000.00	-	400,000.00	8	2.145	3,023,006.48	5.292
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.268	434,210.66	0.760
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	373	100.000	57,122,731.90	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	121	7.383	26,633,011.30	7.702
6.5	-	7.0	1419	86.577	299,744,593.52	86.679
7.0	-	7.5	97	5.918	19,207,420.12	5.554
7.5	-	8.0	2	0.122	226,210.29	0.065
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1639	100.000	345,811,235.23	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.058	3,423,320.53	6.632
7.0	-	7.5	207	80.545	40,704,374.76	78.861
7.5	-	8.0	19	7.393	3,763,729.93	7.292
8.0	-	8.5	10	3.891	1,649,823.48	3.196
8.5	-	9.0	6	2.335	1,869,129.01	3.621
9.0	-	9.5	1	0.389	117,180.52	0.227
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	1	0.389	88,008.67	0.171
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	257	100.000	51,615,566.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.804	669,824.22	1.173
5.0	-	5.5	38	10.188	7,375,719.79	12.912
5.5	-	6.0	243	65.147	38,144,435.94	66.776
6.0	-	6.5	76	20.375	9,154,228.79	16.026
6.5	-	7.0	12	3.217	1,685,177.56	2.950
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.268	93,345.60	0.163
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	373	100.000	57,122,731.90	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	254	15.497	68,302,491.87	19.751
		FL	218	13.301	44,176,615.71	12.775
		AZ	105	6.406	20,670,133.33	5.977
		VA	48	2.929	10,719,445.29	3.100
		WA	47	2.868	9,516,632.85	2.752
		CO	51	3.112	9,594,130.24	2.774
		Others	916	55.888	182,831,785.94	52.870
		Wgt Ave / Total:	1639	100.000	345,811,235.23	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	28	10.895	8,863,262.23	17.172
		FL	47	18.288	9,175,002.57	17.776
		AZ	19	7.393	4,167,360.34	8.074
		VA	4	1.556	1,060,850.69	2.055
		WA	4	1.556	670,885.14	1.300
		CO	5	1.946	1,159,425.79	2.246
		Others	150	58.366	26,518,780.14	51.377
		Wgt Ave / Total:	257	100.000	51,615,566.90	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	73	19.571	14,040,553.58	24.580
		FL	32	8.579	4,110,407.38	7.196
		AZ	16	4.290	2,401,362.41	4.204
		VA	9	2.413	1,043,947.05	1.828
		WA	5	1.340	1,107,164.37	1.938
		CO	3	0.804	451,168.61	0.790
		Others	235	63.003	33,968,128.50	59.465
		Wgt Ave / Total:	373	100.000	57,122,731.90	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.061	221,287.75	0.064
120	-	180	1	0.061	104,468.39	0.030
180	-	300	17	1.037	2,259,702.29	0.653
300	-	360	1620	98.841	343,225,776.80	99.252
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1639	100.000	345,811,235.23	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.946	805,550.59	1.561
300	-	360	252	98.054	50,810,016.31	98.439
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	257	100.000	51,615,566.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.536	299,042.05	0.524
120	-	180	371	99.464	56,823,689.85	99.476
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	373	100.000	57,122,731.90	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 05/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	19,328,317.25	6.000000	655,387.31	96,963.72	752,351.04	-	18,672,929.94	-
1A2	12668BXT5	Strip IO	Var-30/360	69,100,321.88	0.000000	-	-	-	-	66,691,081.16	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	36,085,689.35	6.000000	513,023.90	180,428.45	693,452.34	-	35,572,665.46	-
1A7	12668BXY4	Senior	Var-30/360	19,630,439.94	6.000000	731,808.98	98,479.37	830,288.35	-	18,898,630.96	-
1A8	12668BXZ1	Senior	Fix-30/360	1,894,804.65	6.000000	26,938.10	9,474.02	36,412.13	-	1,867,866.54	-
1A9	12668BYA5	Senior	Fix-30/360	62,775,600.00	6.000000	800,406.00	313,878.00	1,114,284.00	-	61,975,194.00	-
1A10	12668BYB3	Senior	Fix-30/360	38,407,289.29	6.000000	847,847.32	192,036.45	1,039,883.77	-	37,559,441.97	-
1A11	12668BYC1	Senior	Var-30/360	30,141,564.69	6.000000	1,022,044.43	151,210.18	1,173,254.61	-	29,119,520.25	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	46,598,011.95	6.000000	781,167.35	232,990.06	1,014,157.41	-	45,816,844.60	-
1A17	12668BYJ6	Senior	Fix-30/360	2,213,606.92	6.000000	37,108.82	11,068.03	48,176.86	-	2,176,498.09	-
1A18	12668BYK3	Senior	Fix-30/360	813,526.98	6.000000	13,637.94	4,067.63	17,705.57	-	799,889.04	-
1X	12668BYL1	Strip IO	Var-30/360	335,961,806.64	0.527507	-	147,685.04	147,685.04	-	330,532,007.84	-
2A1	12668BYM9	Senior	Fix-30/360	47,900,449.07	6.500000	1,451,001.64	259,460.77	1,710,462.40	-	46,449,447.43	-
2A2	12668BYN7	Senior	Fix-30/360	96,042.84	6.500000	2,909.33	520.23	3,429.56	-	93,133.51	-
2X	12668BYP2	Strip IO	Var-30/360	50,866,414.37	0.577687	-	24,487.40	24,487.40	-	49,380,195.89	-
3A1	12668BYQ0	Senior	Fix-30/360	53,461,347.78	5.250000	1,256,977.26	233,893.40	1,490,870.66	-	52,204,370.52	-
3A2	12668BYR8	Senior	Fix-30/360	107,594.08	5.250000	2,529.74	470.72	3,000.46	-	105,064.34	-
3X	12668BYS6	Strip IO	Var-30/360	49,077,187.89	0.445618	-	18,224.72	18,224.72	-	48,059,822.57	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	19,233.77	0.000000	17.54	-	17.54	-	19,216.23	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,652.66	0.000000	0.21	-	0.21	-	1,652.45	-
PO-3	12668BYT4	Strip PO	Fix-30/360	253,141.34	0.000000	6,745.61	-	6,745.61	-	246,395.73	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.11	0.11	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,909,061.83	5.976879	10,631.65	64,296.58	74,928.23	-	12,898,430.18	-
B1	12668BYW7	Junior	Var-30/360	5,492,039.18	5.976879	4,523.14	27,354.38	31,877.51	-	5,487,516.04	-
B2	12668BYX5	Junior	Var-30/360	3,295,025.67	5.976879	2,713.72	16,411.64	19,125.36	-	3,292,311.95	-
B3	12668BYY3	Junior	Var-30/360	3,021,017.23	5.976879	2,488.05	15,046.88	17,534.93	-	3,018,529.18	-
B4	12668BYZ0	Junior	Var-30/360	2,471,021.95	5.976879	2,035.09	12,307.50	14,342.58	-	2,468,986.86	-
B5	12668BZA4	Junior	Var-30/360	1,650,388.62	5.976879	1,359.23	8,220.14	9,579.37	31,550.69	1,617,478.70	31,762.90

Totals				454,549,534.04		8,173,302.36	2,448,888.75	10,622,191.10	31,550.69	446,344,680.97	31,762.90

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	19,328,317.25	655,387.31	-	-	655,387.31	-	-	18,672,929.94	0.655190524
1A2	12668BXT5	98,500,000.00	69,100,321.88	-	-	-	-	-	-	66,691,081.16	0.677066814
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	36,085,689.35	513,023.90	-	-	513,023.90	-	-	35,572,665.46	0.832011822
1A7	12668BXY4	30,000,000.00	19,630,439.94	731,808.98	-	-	731,808.98	-	-	18,898,630.96	0.629954365
1A8	12668BXZ1	2,245,000.00	1,894,804.65	26,938.10	-	-	26,938.10	-	-	1,867,866.54	0.832011822
1A9	12668BYA5	73,180,878.00	62,775,600.00	800,406.00	-	-	800,406.00	-	-	61,975,194.00	0.846876885
1A10	12668BYB3	50,000,000.00	38,407,289.29	847,847.32	-	-	847,847.32	-	-	37,559,441.97	0.751188839
1A11	12668BYC1	40,000,000.00	30,141,564.69	1,022,044.43	-	-	1,022,044.43	-	-	29,119,520.25	0.727988006
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	46,598,011.95	781,167.35	-	-	781,167.35	-	-	45,816,844.60	0.799889045
1A17	12668BYJ6	2,721,000.00	2,213,606.92	37,108.82	-	-	37,108.82	-	-	2,176,498.09	0.799889045
1A18	12668BYK3	1,000,000.00	813,526.98	13,637.94	-	-	13,637.94	-	-	799,889.04	0.799889045
1X	12668BYL1	408,710,050.00	335,961,806.64	-	-	-	-	-	-	330,532,007.84	0.808720040
2A1	12668BYM9	65,335,000.00	47,900,449.07	1,451,001.64	-	-	1,451,001.64	-	-	46,449,447.43	0.710942794
2A2	12668BYN7	131,000.00	96,042.84	2,909.33	-	-	2,909.33	-	-	93,133.51	0.710942794
2X	12668BYP2	68,176,582.00	50,866,414.37	-	-	-	-	-	-	49,380,195.89	0.724298497
3A1	12668BYQ0	62,110,000.00	53,461,347.78	1,256,977.26	-	-	1,256,977.26	-	-	52,204,370.52	0.840514740
3A2	12668BYR8	125,000.00	107,594.08	2,529.74	-	-	2,529.74	-	-	105,064.34	0.840514740
3X	12668BYS6	56,065,897.00	49,077,187.89	-	-	-	-	-	-	48,059,822.57	0.857202420
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	19,233.77	17.54	-	-	17.54	-	-	19,216.23	0.884326179
PO-2	12668BYT4	1,888.14	1,652.66	0.21	-	-	0.21	-	-	1,652.45	0.875174260
PO-3	12668BYT4	299,340.25	253,141.34	6,745.61	-	-	6,745.61	-	-	246,395.73	0.823129309
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,909,061.83	10,631.65	-	-	10,631.65	-	-	12,898,430.18	0.988385454
B1	12668BYW7	5,552,000.00	5,492,039.18	4,523.14	-	-	4,523.14	-	-	5,487,516.04	0.988385454
B2	12668BYX5	3,331,000.00	3,295,025.67	2,713.72	-	-	2,713.72	-	-	3,292,311.95	0.988385454
B3	12668BYY3	3,054,000.00	3,021,017.23	2,488.05	-	-	2,488.05	-	-	3,018,529.18	0.988385454
B4	12668BYZ0	2,498,000.00	2,471,021.95	2,035.09	-	-	2,035.09	-	-	2,468,986.86	0.988385454
B5	12668BZA4	1,668,620.34	1,650,388.62	1,359.23	-	-	1,359.23	-	31,550.69	1,617,478.70	0.969350943

Totals		555,285,578.53	454,549,534.04	8,173,302.36	-	-	8,173,302.36	-	31,550.69	446,344,680.97

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	19,328,317.25	6.000000	6.020000	96,641.59	0.17	-	96,641.59	-	96,963.72	0.17	322.14	-
1A2	69,100,321.88	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	36,085,689.35	6.000000	6.000000	180,428.45	-	-	180,428.45	-	180,428.45	-	-	-
1A7	19,630,439.94	6.000000	6.020000	98,152.20	0.23	-	98,152.20	-	98,479.37	0.23	327.17	-
1A8	1,894,804.65	6.000000	6.000000	9,474.02	-	-	9,474.02	-	9,474.02	-	-	-
1A9	62,775,600.00	6.000000	6.000000	313,878.00	-	-	313,878.00	-	313,878.00	-	-	-
1A10	38,407,289.29	6.000000	6.000000	192,036.45	-	-	192,036.45	-	192,036.45	-	-	-
1A11	30,141,564.69	6.000000	6.020000	150,707.82	-	-	150,707.82	-	151,210.18	-	502.36	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	46,598,011.95	6.000000	6.000000	232,990.06	-	-	232,990.06	-	232,990.06	-	-	-
1A17	2,213,606.92	6.000000	6.000000	11,068.03	-	-	11,068.03	-	11,068.03	-	-	-
1A18	813,526.98	6.000000	6.000000	4,067.63	-	-	4,067.63	-	4,067.63	-	-	-
1X	335,961,806.64	0.527507	0.527507	147,685.04	-	-	147,685.04	-	147,685.04	-	-	-
2A1	47,900,449.07	6.500000	6.500000	259,460.77	-	-	259,460.77	-	259,460.77	-	-	-
2A2	96,042.84	6.500000	6.500000	520.23	-	-	520.23	-	520.23	-	-	-
2X	50,866,414.37	0.577687	0.577687	24,487.40	-	-	24,487.40	-	24,487.40	-	-	-
3A1	53,461,347.78	5.250000	5.250000	233,893.40	-	-	233,893.40	-	233,893.40	-	-	-
3A2	107,594.08	5.250000	5.250000	470.72	-	-	470.72	-	470.72	-	-	-
3X	49,077,187.89	0.445618	0.445618	18,224.72	-	-	18,224.72	-	18,224.72	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	19,233.77	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,652.66	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	253,141.34	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.11	-	-	-

M	12,909,061.83	5.976879	5.976879	64,296.58	-	-	64,296.58	-	64,296.58	-	-	-
B1	5,492,039.18	5.976879	5.976879	27,354.38	-	-	27,354.38	-	27,354.38	-	-	-
B2	3,295,025.67	5.976879	5.976879	16,411.64	-	-	16,411.64	-	16,411.64	-	-	-
B3	3,021,017.23	5.976879	5.976879	15,046.88	-	-	15,046.88	-	15,046.88	-	-	-
B4	2,471,021.95	5.976879	5.976879	12,307.50	-	-	12,307.50	-	12,307.50	-	-	-
B5	1,650,388.62	5.976879	5.976879	8,220.14	-	-	8,220.14	-	8,220.14	-	-	-

Totals	454,549,534.04			2,447,736.98	0.40	-	2,447,736.98	-	2,448,888.75	0.40	1,151.67	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	678.186570289	22.996045998	3.402235961	655.190524292	6.000000
1A2	12668BXT5	98,500,000.00	701.526110459	0.000000000	0.000000000	677.066813785	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	844.010977778	11.999155556	4.220054889	832.011822222	6.000000
1A7	12668BXY4	30,000,000.00	654.347998029	24.393632653	3.282645790	629.954365376	6.000000
1A8	12668BXZ1	2,245,000.00	844.010977778	11.999155556	4.220054889	832.011822222	6.000000
1A9	12668BYA5	73,180,878.00	857.814250329	10.937365359	4.289071252	846.876884970	6.000000
1A10	12668BYB3	50,000,000.00	768.145785878	16.956946394	3.840728929	751.188839483	6.000000
1A11	12668BYC1	40,000,000.00	753.539117154	25.551110798	3.780254571	727.988006356	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	813.526981048	13.637936228	4.067634905	799.889044820	6.000000
1A17	12668BYJ6	2,721,000.00	813.526981048	13.637936228	4.067634905	799.889044820	6.000000
1A18	12668BYK3	1,000,000.00	813.526981049	13.637936228	4.067634905	799.889044821	6.000000
1X	12668BYL1	408,710,050.00	822.005249541	0.000000000	0.361344287	808.720039647	0.527507
2A1	12668BYM9	65,335,000.00	733.151435946	22.208642169	3.971236945	710.942793776	6.500000
2A2	12668BYN7	131,000.00	733.151435946	22.208642169	3.971236945	710.942793776	6.500000
2X	12668BYP2	68,176,582.00	746.098042433	0.000000000	0.359176113	724.298497246	0.577687
3A1	12668BYQ0	62,110,000.00	860.752661072	20.237920836	3.765792892	840.514740236	5.250000
3A2	12668BYR8	125,000.00	860.752661072	20.237920836	3.765792892	840.514740236	5.250000
3X	12668BYS6	56,065,897.00	875.348304692	0.000000000	0.325058986	857.202419681	0.445618
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	885.133442170	0.807262837	0.000000000	884.326179333	0.000000
PO-2	12668BYT4	1,888.14	875.285695894	0.111435674	0.000000000	875.174260220	0.000000
PO-3	12668BYT4	299,340.25	845.664225617	22.534916902	0.000000000	823.129308716	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.149259938	0.000000000	6.000000

M	12668BYV9	13,050,000.00	989.200140111	0.814685795	4.926941311	988.385454315	5.976879
B1	12668BYW7	5,552,000.00	989.200140111	0.814685795	4.926941311	988.385454315	5.976879
B2	12668BYX5	3,331,000.00	989.200140111	0.814685795	4.926941311	988.385454315	5.976879
B3	12668BYY3	3,054,000.00	989.200140111	0.814685795	4.926941311	988.385454315	5.976879
B4	12668BYZ0	2,498,000.00	989.200140111	0.814685795	4.926941311	988.385454315	5.976879
B5	12668BZA4	1,668,620.34	989.073774721	0.814581723	4.926311919	969.350943324	5.976879

Totals		555,285,578.53	818.586960683	14.719097121	4.410142897	803.811044673

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									5/25/2007
Cut-off Date									3/1/2006
Record Date									4/30/2007
Determination Date									5/22/2007
LIBOR Determination Date									4/23/2007
Accrual Period 30/360				Begin					4/1/2007
				End					5/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,639	257	373	2,269
	Loans Paid Off or otherwise removed pursuant to the PSA					23	5	7	35
	Ending Aggregate Loan Count					1,616	252	366	2,234

	Beginning Pool Stated Principal Balance					345,811,235.23	51,615,566.90	57,122,731.90	454,549,534.03
	Scheduled Principal					149,337.66	12,963.84	231,565.49	393,866.99
	Unscheduled Principal					5,289,515.83	1,441,855.91	1,048,063.62	7,779,435.36
	Realized Principal Losses					-	31,550.69	-	31,550.69
	Ending Pool Stated Principal Balance					340,372,381.74	50,129,196.46	55,843,102.79	446,344,680.99

	Beginning Weighted Average Mortgage Rate					6.77884%	7.39932%	5.87233%
	Beginning Weighted Average Net Mortgage Rate					6.51215%	7.06909%	5.60959%
	Ending Weighted Average Mortgage Rate					6.77892%	7.38133%	5.87255%
	Ending Weighted Average Net Mortgage Rate					6.51210%	7.05399%	5.60974%

	Beginning Weighted Average Remaining Term to Maturity					345	344	165
	Ending Weighted Average Remaining Term to Maturity					344	343	164

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	50	3.09406%	12,389,105.78	3.63987%	21	1.29950%	4,804,144.93	1.41144%	5	0.30941%	1,234,186.05	0.36260%
	Group 2	7	2.77778%	1,198,345.68	2.39051%	2	0.79365%	658,486.22	1.31358%	4	1.58730%	959,700.74	1.91445%
	Group 3	7	1.91257%	1,164,124.12	2.08463%	1	0.27322%	66,658.38	0.11937%	0	0.00000%	-	0.00000%

	Total	64	2.86482%	14,751,575.58	3.30497%	24	1.07431%	5,529,289.53	1.23879%	9	0.40286%	2,193,886.79	0.49152%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	8	0.49505%	2,076,445.85	0.61005%	0	0.00000%	-	0.00000%	6	0.37129%	1,762,070.86	0.51769%
	Group 2	2	0.79365%	557,916.82	1.11296%	0	0.00000%	-	0.00000%	1	0.39683%	234,400.00	0.46759%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	1	0.27322%	89,944.13	0.16107%

	Total	10	0.44763%	2,634,362.67	0.59021%	0	0.00000%	-	0.00000%	8	0.35810%	2,086,414.99	0.46744%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98
	One-Month Prior					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85
	Two-Month Prior					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32
	Three-Month Prior					8,208,260.86	1,601,209.66	90,998.52	9,900,469.04
	Four-Month Prior					6,411,635.64	1,158,409.44	91,346.56	7,661,391.64
	Five-Month Prior					5,991,507.78	1,031,802.10	227,608.79	7,250,918.67

	60+ Delinquency Average					7,503,205.75	1,705,811.59	124,583.74	9,333,601.08
	Passing Delinquency Stepdown Requirement					YES	YES	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,949,291.64	318,240.34	278,419.55	2,545,951.53
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					67,835.43	10,726.78	10,783.87	89,346.09
	Less: Trustee Fee					2,593.58	387.12	428.42	3,409.12
	Less: Mortgage Loan Premiums					2,217.47	3,063.63	178.11	5,459.21
	Total Interest Available					1,876,645.16	304,062.81	267,029.15	2,447,737.11

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					149,337.66	12,963.84	231,565.49	393,866.99
	Paid in Full Principal					5,051,623.73	1,148,261.02	970,675.43	7,170,560.18
	Curtailment Principal					237,892.10	1,145.58	77,388.19	316,425.87
	Liquidation Principal					-	292,449.31	-	292,449.31
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					5,438,853.49	1,454,819.75	1,279,629.11	8,173,302.35

	Total Available Funds					7,315,498.65	1,758,882.56	1,546,658.26	10,621,039.46

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					7,315,498.65	1,758,882.56	1,546,658.26	10,621,039.46
	Trustee Fee					2,593.58	387.12	428.42	3,409.12
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					7,318,092.23	1,759,269.67	1,547,086.68	10,624,448.58

Withdrawals	Available Funds, to the Distribution Account					7,315,498.65	1,758,882.56	1,546,658.26	10,621,039.46
	Trustee Fee					2,593.58	387.12	428.42	3,409.12
	Total Withdrawals					7,318,092.23	1,759,269.67	1,547,086.68	10,624,448.58

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								10,621,039.46
	Trustee Fee								3,409.12
	YSA								1,151.67
	Other Deposits Required by the PSA								-
	Total Deposits								10,625,600.26

Withdrawals	Payments of Prinicipal & Interest to the Classes								10,622,191.14
	Payment of Trustee Fee								3,409.12
	Total Withdrawals								10,625,600.26

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,370.06

Deposits	Class 1A1 Corridor Contract Received								354.19
	Class 1A7 Corridor Contract Received								342.71
	Class 1A11 Corridor Contract Received								534.43
	Total Deposits								1,231.33

	Class 1A1 Yield Supplemental Amounts Paid								322.14
	Class 1A7 Yield Supplemental Amounts Paid								327.17
	Class 1A11 Yield Supplemental Amounts Paid								502.36
	To Terminate the Account								-
	Total Withdrawals								1,151.67

	Ending Balance								1,449.72

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								20.57
	Class 1A7 Contract Funds Unused								27.02
	Class 1A11 Contract Funds Unused								32.07

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					72,044.01	10,753.24	11,900.57	94,697.82
	Net Master Servicing Fee					67,835.43	10,726.78	10,783.87	89,346.09
	Trustee Fee					2,593.58	387.12	428.42	3,409.12
	Lpmi					2,217.47	3,063.63	178.11	5,459.21
	Total Net Loan Fees					72,646.48	14,177.53	11,390.40	98,214.42

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					7,047.32	605.49	5,278.69	12,931.50
	Interest Advances					126,818.91	22,399.61	6,341.08	155,559.60
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					133,866.23	23,005.10	11,619.77	168,491.10

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					5,051,623.73	1,148,261.02	970,675.43	7,170,560.18
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					4,208.57	26.46	1,116.70	5,351.73
	Compensating Interest					4,208.57	26.46	1,116.70	5,351.73
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					16.89376%	29.36343%	19.99881%
	SMM %					1.53026%	2.85530%	1.84223%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					19,233.78	1,652.66	253,141.34	274,027.78
	PO Scheduled Principal					16.29	0.21	1,090.79	1,107.29
	PO Prepayments & Recoveries					1.25	-	5,654.82	5,656.07
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					19,216.24	1,652.45	246,395.73	267,264.42

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					345,792,001.45	51,613,914.24	56,869,590.56	454,275,506.25
	Non-PO Scheduled Principal					149,321.37	12,963.63	230,474.70	392,759.70
	Non-PO Prepayments & Recoveries					5,289,514.58	1,149,406.60	1,042,408.80	7,481,329.98
	Non-PO Liquidation Principal					-	292,449.31	-	292,449.31
	Non-PO Principal Loss					-	31,550.69	-	31,550.69
	Ending Non-PO Balance					340,353,165.50	50,127,544.01	55,596,707.06	446,077,416.57

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.66079%	92.99138%	94.19611%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.33921%	7.00862%	5.80389%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					5,429,370.15	1,453,910.97	1,259,507.00	8,142,788.12
	Subordinate Principal Distribution Amount								23,750.87
	PO Principal Distribution Amount					17.54	0.21	6,745.61	6,763.36
	Total Principal Distribution Amount								8,173,302.35

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	31,550.69	-	31,550.69
	Cumulative Realized Losses					211.00	31,550.69	-	31,761.69
	Total Liquidated Loan Balance					-	324,000.00	-	324,000.00
	Total Liquidated Proceeds					-	292,449.31	-	292,449.31
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
				N/A

Group II
116334654				324,000.00	292,449.31	31,550.69

Group III
				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	417,561,428.08
Class A Percentage			94.749797%	93.551340%

Class M			13,050,000.00	12,898,430.18
Class M Percentage			2.350142%	2.889791%

Class B1			5,552,000.00	5,487,516.04
Class B1 Percentage			0.999846%	1.229435%

Class B2			3,331,000.00	3,292,311.95
Class B2 Percentage			0.599872%	0.737616%

Class B3			3,054,000.00	3,018,529.18
Class B3 Percentage			0.549987%	0.676278%

Class B4			2,498,000.00	2,468,986.86
Class B4 Percentage			0.449859%	0.553157%

Class B5			1,668,620.34	1,617,478.70
Class B5 Percentage			0.300498%	0.362383%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.062	1,430.69	0.000
25,000.00	-	50,000.00	5	0.309	225,171.74	0.066
50,000.00	-	75,000.00	44	2.723	2,830,292.28	0.832
75,000.00	-	100,000.00	97	6.002	8,658,034.86	2.544
100,000.00	-	125,000.00	150	9.282	17,070,162.93	5.015
125,000.00	-	150,000.00	184	11.386	25,369,102.84	7.453
150,000.00	-	175,000.00	175	10.829	28,260,310.80	8.303
175,000.00	-	200,000.00	185	11.448	34,945,108.66	10.267
200,000.00	-	225,000.00	159	9.839	33,670,523.89	9.892
225,000.00	-	250,000.00	123	7.611	29,314,713.75	8.613
250,000.00	-	275,000.00	109	6.745	28,747,906.18	8.446
275,000.00	-	300,000.00	86	5.322	24,861,697.76	7.304
300,000.00	-	325,000.00	82	5.074	25,550,631.05	7.507
325,000.00	-	350,000.00	76	4.703	25,640,612.91	7.533
350,000.00	-	375,000.00	51	3.156	18,491,346.99	5.433
375,000.00	-	400,000.00	50	3.094	19,544,717.34	5.742
400,000.00	-	425,000.00	25	1.547	10,255,036.82	3.013
425,000.00	-	450,000.00	6	0.371	2,639,287.02	0.775
450,000.00	-	475,000.00	2	0.124	914,297.89	0.269
475,000.00	-	500,000.00	1	0.062	492,000.00	0.145
500,000.00	-	525,000.00	1	0.062	504,805.58	0.148
525,000.00	-	550,000.00	1	0.062	543,233.74	0.160
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.062	595,000.00	0.175
600,000.00	-	625,000.00	1	0.062	615,061.65	0.181
625,000.00	-	650,000.00	1	0.062	631,894.37	0.186
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1616	100.000	340,372,381.74	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	1.984	188,426.52	0.376
50,000.00	-	75,000.00	15	5.952	946,510.81	1.888
75,000.00	-	100,000.00	21	8.333	1,855,920.44	3.702
100,000.00	-	125,000.00	23	9.127	2,617,838.76	5.222
125,000.00	-	150,000.00	32	12.698	4,420,684.93	8.819
150,000.00	-	175,000.00	20	7.937	3,224,425.43	6.432
175,000.00	-	200,000.00	32	12.698	5,989,801.53	11.949
200,000.00	-	225,000.00	20	7.937	4,308,271.46	8.594
225,000.00	-	250,000.00	15	5.952	3,504,622.90	6.991
250,000.00	-	275,000.00	14	5.556	3,692,186.38	7.365
275,000.00	-	300,000.00	14	5.556	3,982,619.93	7.945
300,000.00	-	325,000.00	9	3.571	2,879,915.34	5.745
325,000.00	-	350,000.00	7	2.778	2,382,803.86	4.753
350,000.00	-	375,000.00	13	5.159	4,746,723.39	9.469
375,000.00	-	400,000.00	6	2.381	2,341,508.32	4.671
400,000.00	-	425,000.00	2	0.794	816,870.01	1.630
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.794	964,916.80	1.925
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.397	555,796.02	1.109
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.397	709,353.63	1.415
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	252	100.000	50,129,196.46	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.273	24,596.34	0.044
25,000.00	-	50,000.00	28	7.650	1,202,946.13	2.154
50,000.00	-	75,000.00	59	16.120	3,643,890.53	6.525
75,000.00	-	100,000.00	55	15.027	4,775,412.10	8.551
100,000.00	-	125,000.00	33	9.016	3,732,812.22	6.684
125,000.00	-	150,000.00	34	9.290	4,675,087.43	8.372
150,000.00	-	175,000.00	28	7.650	4,490,767.82	8.042
175,000.00	-	200,000.00	36	9.836	6,790,416.13	12.160
200,000.00	-	225,000.00	16	4.372	3,385,612.93	6.063
225,000.00	-	250,000.00	15	4.098	3,583,647.40	6.417
250,000.00	-	275,000.00	8	2.186	2,109,060.76	3.777
275,000.00	-	300,000.00	15	4.098	4,270,573.50	7.647
300,000.00	-	325,000.00	12	3.279	3,739,585.02	6.697
325,000.00	-	350,000.00	8	2.186	2,690,051.78	4.817
350,000.00	-	375,000.00	11	3.005	4,033,452.89	7.223
375,000.00	-	400,000.00	6	1.639	2,262,745.93	4.052
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.273	432,443.88	0.774
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	366	100.000	55,843,102.79	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	120	7.426	26,494,335.99	7.784
6.5	-	7.0	1398	86.510	294,642,557.75	86.565
7.0	-	7.5	96	5.941	19,009,277.71	5.585
7.5	-	8.0	2	0.124	226,210.29	0.066
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1616	100.000	340,372,381.74	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.159	3,422,649.73	6.828
7.0	-	7.5	205	81.349	39,948,056.72	79.690
7.5	-	8.0	18	7.143	3,446,780.50	6.876
8.0	-	8.5	10	3.968	1,649,399.98	3.290
8.5	-	9.0	5	1.984	1,545,129.01	3.082
9.0	-	9.5	1	0.397	117,180.52	0.234
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	252	100.000	50,129,196.46	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.820	666,641.01	1.194
5.0	-	5.5	37	10.109	7,116,639.21	12.744
5.5	-	6.0	240	65.574	37,415,975.63	67.002
6.0	-	6.5	73	19.945	8,872,551.02	15.888
6.5	-	7.0	12	3.279	1,678,393.57	3.006
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.273	92,902.35	0.166
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	366	100.000	55,843,102.79	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	249	15.408	67,247,951.56	19.757
		FL	215	13.304	43,733,902.39	12.849
		AZ	105	6.498	20,657,385.17	6.069
		VA	48	2.970	10,715,454.13	3.148
		WA	44	2.723	8,796,105.35	2.584
		CO	51	3.156	9,590,455.18	2.818
		Others	904	55.941	179,631,127.96	52.775
		Wgt Ave / Total:	1616	100.000	340,372,381.74	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	26	10.317	8,117,093.18	16.192
		FL	47	18.651	9,171,644.41	18.296
		AZ	19	7.540	4,166,815.42	8.312
		VA	4	1.587	1,061,194.94	2.117
		WA	3	1.190	353,965.09	0.706
		CO	5	1.984	1,159,074.97	2.312
		Others	148	58.730	26,099,408.45	52.064
		Wgt Ave / Total:	252	100.000	50,129,196.46	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	71	19.399	13,628,063.02	24.404
		FL	31	8.470	4,015,133.68	7.190
		AZ	16	4.372	2,388,121.46	4.276
		VA	9	2.459	1,039,858.02	1.862
		WA	5	1.366	1,102,662.55	1.975
		CO	3	0.820	449,308.29	0.805
		Others	231	63.115	33,219,955.77	59.488
		Wgt Ave / Total:	366	100.000	55,843,102.79	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.062	221,287.75	0.065
120	-	180	1	0.062	103,953.40	0.031
180	-	300	17	1.052	2,250,681.92	0.661
300	-	360	1597	98.824	337,796,458.67	99.243
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1616	100.000	340,372,381.74	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	1.984	804,252.58	1.604
300	-	360	247	98.016	49,324,943.88	98.396
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	252	100.000	50,129,196.46	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.546	297,094.09	0.532
120	-	180	364	99.454	55,546,008.70	99.468
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	366	100.000	55,843,102.79	100.000

THE BANK OF NEW YORK
101 Barclay St., 8W			Distribution Date: 06/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	18,672,929.94	6.000000	740,316.34	93,675.87	833,992.21	-	17,932,613.60	-
1A2	12668BXT5	Strip IO	Var-30/360	66,691,081.16	0.000000	-	-	-	-	63,952,900.90	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,083.33	52,083.33	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	75,000.00	75,000.00	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	35,572,665.46	6.000000	513,023.90	177,863.33	690,887.22	-	35,059,641.56	-
1A7	12668BXY4	Senior	Var-30/360	18,898,630.96	6.000000	843,376.82	94,808.13	938,184.96	-	18,055,254.14	-
1A8	12668BXZ1	Senior	Fix-30/360	1,867,866.54	6.000000	26,938.10	9,339.33	36,277.44	-	1,840,928.44	-
1A9	12668BYA5	Senior	Fix-30/360	61,975,194.00	6.000000	800,406.00	309,875.97	1,110,281.97	-	61,174,788.00	-
1A10	12668BYB3	Senior	Fix-30/360	37,559,441.97	6.000000	922,225.88	187,797.21	1,110,023.09	-	36,637,216.09	-
1A11	12668BYC1	Senior	Var-30/360	29,119,520.25	6.000000	1,154,487.10	146,082.93	1,300,570.02	-	27,965,033.16	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	25,000.00	25,000.00	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,765.00	169,765.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,065.00	8,065.00	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	45,816,844.60	6.000000	849,696.32	229,084.22	1,078,780.54	-	44,967,148.28	-
1A17	12668BYJ6	Senior	Fix-30/360	2,176,498.09	6.000000	40,364.25	10,882.49	51,246.74	-	2,136,133.84	-
1A18	12668BYK3	Senior	Fix-30/360	799,889.04	6.000000	14,834.34	3,999.45	18,833.79	-	785,054.70	-
1X	12668BYL1	Strip IO	Var-30/360	330,532,007.84	0.527698	-	145,350.82	145,350.82	-	324,626,941.81	-
2A1	12668BYM9	Senior	Fix-30/360	46,449,447.43	6.500000	1,139,986.04	251,601.17	1,391,587.22	-	45,309,461.39	-
2A2	12668BYN7	Senior	Fix-30/360	93,133.51	6.500000	2,285.73	504.47	2,790.20	-	90,847.78	-
2X	12668BYP2	Strip IO	Var-30/360	49,380,195.89	0.562609	-	23,151.45	23,151.45	-	48,237,324.31	-
3A1	12668BYQ0	Senior	Fix-30/360	52,204,370.52	5.250000	1,680,988.82	228,394.12	1,909,382.95	-	50,523,381.69	-
3A2	12668BYR8	Senior	Fix-30/360	105,064.34	5.250000	3,383.09	459.66	3,842.74	-	101,681.25	-
3X	12668BYS6	Strip IO	Var-30/360	48,059,822.57	0.444913	-	17,818.70	17,818.70	-	46,355,351.40	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	19,216.23	0.000000	19.18	-	19.18	-	19,197.05	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,652.45	0.000000	0.46	-	0.46	-	1,651.99	-
PO-3	12668BYT4	Strip PO	Fix-30/360	246,395.73	0.000000	1,138.15	-	1,138.15	-	245,257.58	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.31	0.31	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,898,430.18	5.976619	10,689.12	64,240.84	74,929.96	-	12,887,741.06	-
B1	12668BYW7	Junior	Var-30/360	5,487,516.04	5.976619	4,547.59	27,330.66	31,878.25	-	5,482,968.46	-
B2	12668BYX5	Junior	Var-30/360	3,292,311.95	5.976619	2,728.39	16,397.41	19,125.80	-	3,289,583.56	-
B3	12668BYY3	Junior	Var-30/360	3,018,529.18	5.976619	2,501.50	15,033.83	17,535.33	-	3,016,027.68	-
B4	12668BYZ0	Junior	Var-30/360	2,468,986.86	5.976619	2,046.09	12,296.83	14,342.92	-	2,466,940.78	-
B5	12668BZA4	Junior	Var-30/360	1,617,478.70	5.976619	1,340.43	8,055.88	9,396.31	48,243.45	1,567,894.82	80,006.35

Totals				446,344,680.97		8,757,323.64	2,403,958.41	11,161,282.06	48,243.45	437,539,113.90	80,006.35

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	18,672,929.94	740,316.34	-	-	740,316.34	-	-	17,932,613.60	0.629214512
1A2	12668BXT5	98,500,000.00	66,691,081.16	-	-	-	-	-	-	63,952,900.90	0.649268029
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	35,572,665.46	513,023.90	-	-	513,023.90	-	-	35,059,641.56	0.820012667
1A7	12668BXY4	30,000,000.00	18,898,630.96	843,376.82	-	-	843,376.82	-	-	18,055,254.14	0.601841805
1A8	12668BXZ1	2,245,000.00	1,867,866.54	26,938.10	-	-	26,938.10	-	-	1,840,928.44	0.820012667
1A9	12668BYA5	73,180,878.00	61,975,194.00	800,406.00	-	-	800,406.00	-	-	61,174,788.00	0.835939520
1A10	12668BYB3	50,000,000.00	37,559,441.97	922,225.88	-	-	922,225.88	-	-	36,637,216.09	0.732744322
1A11	12668BYC1	40,000,000.00	29,119,520.25	1,154,487.10	-	-	1,154,487.10	-	-	27,965,033.16	0.699125829
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	45,816,844.60	849,696.32	-	-	849,696.32	-	-	44,967,148.28	0.785054702
1A17	12668BYJ6	2,721,000.00	2,176,498.09	40,364.25	-	-	40,364.25	-	-	2,136,133.84	0.785054702
1A18	12668BYK3	1,000,000.00	799,889.04	14,834.34	-	-	14,834.34	-	-	785,054.70	0.785054702
1X	12668BYL1	408,710,050.00	330,532,007.84	-	-	-	-	-	-	324,626,941.81	0.794271983
2A1	12668BYM9	65,335,000.00	46,449,447.43	1,139,986.04	-	-	1,139,986.04	-	-	45,309,461.39	0.693494473
2A2	12668BYN7	131,000.00	93,133.51	2,285.73	-	-	2,285.73	-	-	90,847.78	0.693494473
2X	12668BYP2	68,176,582.00	49,380,195.89	-	-	-	-	-	-	48,237,324.31	0.707535093
3A1	12668BYQ0	62,110,000.00	52,204,370.52	1,680,988.82	-	-	1,680,988.82	-	-	50,523,381.69	0.813450035
3A2	12668BYR8	125,000.00	105,064.34	3,383.09	-	-	3,383.09	-	-	101,681.25	0.813450035
3X	12668BYS6	56,065,897.00	48,059,822.57	-	-	-	-	-	-	46,355,351.40	0.826801209
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	19,216.23	19.18	-	-	19.18	-	-	19,197.05	0.883443300
PO-2	12668BYT4	1,888.14	1,652.45	0.46	-	-	0.46	-	-	1,651.99	0.874929470
PO-3	12668BYT4	299,340.25	246,395.73	1,138.15	-	-	1,138.15	-	-	245,257.58	0.819327112
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,898,430.18	10,689.12	-	-	10,689.12	-	-	12,887,741.06	0.987566365
B1	12668BYW7	5,552,000.00	5,487,516.04	4,547.59	-	-	4,547.59	-	-	5,482,968.46	0.987566365
B2	12668BYX5	3,331,000.00	3,292,311.95	2,728.39	-	-	2,728.39	-	-	3,289,583.56	0.987566365
B3	12668BYY3	3,054,000.00	3,018,529.18	2,501.50	-	-	2,501.50	-	-	3,016,027.68	0.987566365
B4	12668BYZ0	2,498,000.00	2,468,986.86	2,046.09	-	-	2,046.09	-	-	2,466,940.78	0.987566365
B5	12668BZA4	1,668,620.34	1,617,478.70	1,340.43	-	-	1,340.43	-	48,243.45	1,567,894.82	0.939635449

Totals		555,285,578.53	446,344,680.97	8,757,323.64	-	-	8,757,323.64	-	48,243.45	437,539,113.90

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	18,672,929.94	6.000000	6.020000	93,364.65	0.17	-	93,364.65	-	93,675.87	0.17	311.22	-
1A2	66,691,081.16	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.250000	52,083.33	-	-	52,083.33	-	52,083.33	-	-	-
1A4	15,000,000.00	6.000000	6.000000	75,000.00	-	-	75,000.00	-	75,000.00	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	35,572,665.46	6.000000	6.000000	177,863.33	-	-	177,863.33	-	177,863.33	-	-	-
1A7	18,898,630.96	6.000000	6.020000	94,493.15	0.23	-	94,493.15	-	94,808.13	0.23	314.98	-
1A8	1,867,866.54	6.000000	6.000000	9,339.33	-	-	9,339.33	-	9,339.33	-	-	-
1A9	61,975,194.00	6.000000	6.000000	309,875.97	-	-	309,875.97	-	309,875.97	-	-	-
1A10	37,559,441.97	6.000000	6.000000	187,797.21	-	-	187,797.21	-	187,797.21	-	-	-
1A11	29,119,520.25	6.000000	6.020000	145,597.60	-	-	145,597.60	-	146,082.93	-	485.33	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	6.000000	25,000.00	-	-	25,000.00	-	25,000.00	-	-	-
1A14	33,953,000.00	6.000000	6.000000	169,765.00	-	-	169,765.00	-	169,765.00	-	-	-
1A15	1,613,000.00	6.000000	6.000000	8,065.00	-	-	8,065.00	-	8,065.00	-	-	-
1A16	45,816,844.60	6.000000	6.000000	229,084.22	-	-	229,084.22	-	229,084.22	-	-	-
1A17	2,176,498.09	6.000000	6.000000	10,882.49	-	-	10,882.49	-	10,882.49	-	-	-
1A18	799,889.04	6.000000	6.000000	3,999.45	-	-	3,999.45	-	3,999.45	-	-	-
1X	330,532,007.84	0.527698	0.527698	145,350.82	-	-	145,350.82	-	145,350.82	-	-	-
2A1	46,449,447.43	6.500000	6.500000	251,601.17	-	-	251,601.17	-	251,601.17	-	-	-
2A2	93,133.51	6.500000	6.500000	504.47	-	-	504.47	-	504.47	-	-	-
2X	49,380,195.89	0.562609	0.562609	23,151.45	-	-	23,151.45	-	23,151.45	-	-	-
3A1	52,204,370.52	5.250000	5.250000	228,394.12	-	-	228,394.12	-	228,394.12	-	-	-
3A2	105,064.34	5.250000	5.250000	459.66	-	-	459.66	-	459.66	-	-	-
3X	48,059,822.57	0.444913	0.444913	17,818.70	-	-	17,818.70	-	17,818.70	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	19,216.23	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,652.45	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	246,395.73	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.31	-	-	-

M	12,898,430.18	5.976619	5.976619	64,240.84	-	-	64,240.84	-	64,240.84	-	-	-
B1	5,487,516.04	5.976619	5.976619	27,330.66	-	-	27,330.66	-	27,330.66	-	-	-
B2	3,292,311.95	5.976619	5.976619	16,397.41	-	-	16,397.41	-	16,397.41	-	-	-
B3	3,018,529.18	5.976619	5.976619	15,033.83	-	-	15,033.83	-	15,033.83	-	-	-
B4	2,468,986.86	5.976619	5.976619	12,296.83	-	-	12,296.83	-	12,296.83	-	-	-
B5	1,617,478.70	5.976619	5.976619	8,055.88	-	-	8,055.88	-	8,055.88	-	-	-

Totals	446,344,680.97			2,402,846.57	0.40	-	2,402,846.57	-	2,403,958.41	0.40	1,111.53	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	655.190524292	25.976011972	3.286872464	629.214512320	6.000000
1A2	12668BXT5	98,500,000.00	677.066813785	0.000000000	0.000000000	649.268029396	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.208333333	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	832.011822222	11.999155556	4.160059111	820.012666667	6.000000
1A7	12668BXY4	30,000,000.00	629.954365376	28.112560785	3.160271066	601.841804591	6.000000
1A8	12668BXZ1	2,245,000.00	832.011822222	11.999155556	4.160059111	820.012666667	6.000000
1A9	12668BYA5	73,180,878.00	846.876884970	10.937365359	4.234384425	835.939519611	6.000000
1A10	12668BYB3	50,000,000.00	751.188839483	18.444517647	3.755944197	732.744321836	6.000000
1A11	12668BYC1	40,000,000.00	727.988006356	28.862177439	3.652073165	699.125828917	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	5.000000000	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	799.889044820	14.834342787	3.999445224	785.054702033	6.000000
1A17	12668BYJ6	2,721,000.00	799.889044820	14.834342787	3.999445224	785.054702033	6.000000
1A18	12668BYK3	1,000,000.00	799.889044821	14.834342786	3.999445224	785.054702034	6.000000
1X	12668BYL1	408,710,050.00	808.720039647	0.000000000	0.355633089	794.271982815	0.527698
2A1	12668BYM9	65,335,000.00	710.942793776	17.448320871	3.850940133	693.494472905	6.500000
2A2	12668BYN7	131,000.00	710.942793776	17.448320871	3.850940133	693.494472905	6.500000
2X	12668BYP2	68,176,582.00	724.298497246	0.000000000	0.339580744	707.535093355	0.562609
3A1	12668BYQ0	62,110,000.00	840.514740236	27.064704950	3.677251989	813.450035286	5.250000
3A2	12668BYR8	125,000.00	840.514740236	27.064704950	3.677251989	813.450035286	5.250000
3X	12668BYS6	56,065,897.00	857.202419681	0.000000000	0.317817027	826.801208585	0.444913
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	884.326179333	0.882878965	0.000000000	883.443300368	0.000000
PO-2	12668BYT4	1,888.14	875.174260220	0.244790355	0.000000000	874.929469865	0.000000
PO-3	12668BYT4	299,340.25	823.129308716	3.802196483	0.000000000	819.327112233	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	3.057396453	0.000000000	6.000000

M	12668BYV9	13,050,000.00	988.385454315	0.819089776	4.922669651	987.566364539	5.976619
B1	12668BYW7	5,552,000.00	988.385454315	0.819089776	4.922669651	987.566364539	5.976619
B2	12668BYX5	3,331,000.00	988.385454315	0.819089776	4.922669651	987.566364539	5.976619
B3	12668BYY3	3,054,000.00	988.385454315	0.819089776	4.922669651	987.566364539	5.976619
B4	12668BYZ0	2,498,000.00	988.385454315	0.819089776	4.922669651	987.566364539	5.976619
B5	12668BZA4	1,668,620.34	969.350943324	0.803315593	4.827867963	939.635448703	5.976619

Totals		555,285,578.53	803.811044673	15.770846531	4.329228964	787.953317747

THE BANK OF NEW YORK
101 Barclay St., 8W
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									6/25/2007
Cut-off Date									3/1/2006
Record Date									5/31/2007
Determination Date									6/22/2007
LIBOR Determination Date									5/23/2007
Accrual Period 30/360				Begin					5/1/2007
				End					6/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,616	252	366	2,234
	Loans Paid Off or otherwise removed pursuant to the PSA					25	5	11	41
	Ending Aggregate Loan Count					1,591	247	355	2,193

	Beginning Pool Stated Principal Balance					340,372,381.74	50,129,196.46	55,843,102.79	446,344,680.99
	Scheduled Principal					147,585.33	13,048.24	228,062.00	388,695.57
	Unscheduled Principal					5,767,617.00	1,130,157.15	1,470,867.93	8,368,642.08
	Realized Principal Losses					-	-	48,229.45	48,229.45
	Ending Pool Stated Principal Balance					334,457,179.41	48,985,991.07	54,095,943.41	437,539,113.89

	Beginning Weighted Average Mortgage Rate					6.77892%	7.38133%	5.87255%
	Beginning Weighted Average Net Mortgage Rate					6.51210%	7.05399%	5.60974%
	Ending Weighted Average Mortgage Rate					6.77818%	7.36568%	5.86924%
	Ending Weighted Average Net Mortgage Rate					6.51123%	7.04392%	5.60632%

	Beginning Weighted Average Remaining Term to Maturity					344	343	164
	Ending Weighted Average Remaining Term to Maturity					343	342	163

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	39	2.45129%	8,838,169.01	2.64254%	20	1.25707%	5,185,602.59	1.55045%	12	0.75424%	2,754,786.87	0.82366%
	Group 2	8	3.23887%	1,401,433.56	2.86089%	4	1.61943%	867,962.23	1.77186%	3	1.21457%	703,519.36	1.43616%
	Group 3	2	0.56338%	144,193.27	0.26655%	1	0.28169%	66,392.34	0.12273%	0	0.00000%	-	0.00000%

	Total	49	2.23438%	10,383,795.84	2.37323%	25	1.13999%	6,119,957.16	1.39872%	15	0.68399%	3,458,306.23	0.79040%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	10	0.62854%	2,488,322.72	0.74399%	3	0.18856%	935,043.93	0.27957%	8	0.50283%	2,133,369.36	0.63786%
	Group 2	4	1.61943%	1,088,216.82	2.22149%	0	0.00000%	-	0.00000%	1	0.40486%	234,400.00	0.47850%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	14	0.63839%	3,576,539.54	0.81742%	3	0.13680%	935,043.93	0.21371%	9	0.41040%	2,367,769.36	0.54116%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22
	One-Month Prior					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98
	Two-Month Prior					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85
	Three-Month Prior					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32
	Four-Month Prior					8,208,260.86	1,601,209.66	90,998.52	9,900,469.04
	Five-Month Prior					6,411,635.64	1,158,409.44	91,346.56	7,661,391.64

	60+ Delinquency Average					8,754,142.03	2,016,194.31	97,714.34	10,868,050.68
	Passing Delinquency Stepdown Requirement					YES	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,917,551.99	307,214.39	272,632.07	2,497,398.44
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					65,665.72	9,307.69	10,981.57	85,954.98
	Less: Trustee Fee					2,552.79	375.97	418.82	3,347.59
	Less: Mortgage Loan Premiums					2,216.50	2,855.06	177.43	5,248.99
	Total Interest Available					1,847,116.97	294,675.67	261,054.25	2,402,846.89

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					147,585.33	13,048.24	228,062.00	388,695.57
	Paid in Full Principal					5,600,224.33	1,127,123.51	1,361,232.91	8,088,580.75
	Curtailment Principal					167,392.67	3,033.64	67,920.34	238,346.65
	Liquidation Principal					-	-	41,714.68	41,714.68
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					(14.00)	-	-	(14.00)
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					5,915,188.33	1,143,205.39	1,698,929.93	8,757,323.65

	Total Available Funds					7,762,305.30	1,437,881.06	1,959,984.18	11,160,170.54

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					7,762,305.30	1,437,881.06	1,959,984.18	11,160,170.54
	Trustee Fee					2,552.79	375.97	418.82	3,347.59
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					7,764,858.09	1,438,257.03	1,960,403.00	11,163,518.13

Withdrawals	Available Funds, to the Distribution Account					7,762,305.30	1,437,881.06	1,959,984.18	11,160,170.54
	Trustee Fee					2,552.79	375.97	418.82	3,347.59
	Total Withdrawals					7,764,858.09	1,438,257.03	1,960,403.00	11,163,518.13

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								11,160,170.54
	Trustee Fee								3,347.59
	YSA								1,111.52
	Other Deposits Required by the PSA								-
	Total Deposits								11,164,629.64

Withdrawals	Payments of Prinicipal & Interest to the Classes								11,161,282.06
	Payment of Trustee Fee								3,347.59
	Total Withdrawals								11,164,629.64

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,449.72

Deposits	Class 1A1 Corridor Contract Received								340.08
	Class 1A7 Corridor Contract Received								330.32
	Class 1A11 Corridor Contract Received								515.12
	Total Deposits								1,185.52

	Class 1A1 Yield Supplemental Amounts Paid								311.22
	Class 1A7 Yield Supplemental Amounts Paid								314.98
	Class 1A11 Yield Supplemental Amounts Paid								485.33
	To Terminate the Account								-
	Total Withdrawals								1,111.52

	Ending Balance								1,523.72

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								19.11
	Class 1A7 Contract Funds Unused								25.10
	Class 1A11 Contract Funds Unused								29.80

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					70,910.91	10,443.58	11,633.98	92,988.48
	Net Master Servicing Fee					65,665.72	9,307.69	10,981.57	85,954.98
	Trustee Fee					2,552.79	375.97	418.82	3,347.59
	Lpmi					2,216.50	2,855.06	177.43	5,248.99
	Total Net Loan Fees					70,435.02	12,538.72	11,577.82	94,551.55

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					7,607.18	796.58	825.28	9,229.04
	Interest Advances					127,317.00	26,792.79	1,043.16	155,152.95
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					134,924.18	27,589.37	1,868.44	164,381.99

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					5,600,224.33	1,127,123.51	1,361,232.91	8,088,580.75
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					5,245.19	1,135.89	652.41	7,033.50
	Compensating Interest					5,245.19	1,135.89	652.41	7,033.50
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					18.54932%	23.94451%	28.27521%
	SMM %					1.69524%	2.25508%	2.73145%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					-	-	-	-
	Total Net Interest Shortfalls					-	-	-	-

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					19,216.24	1,652.45	246,395.73	267,264.42
	PO Scheduled Principal					16.38	0.21	1,095.58	1,112.17
	PO Prepayments & Recoveries					2.81	0.25	42.57	45.63
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					19,197.05	1,651.99	245,257.58	266,106.62

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					340,353,165.50	50,127,544.01	55,596,707.06	446,077,416.57
	Non-PO Scheduled Principal					147,568.95	13,048.03	226,966.42	387,583.40
	Non-PO Prepayments & Recoveries					5,767,614.19	1,130,156.90	1,429,110.68	8,326,881.77
	Non-PO Liquidation Principal					-	-	41,714.68	41,714.68
	Non-PO Principal Loss					-	-	48,229.45	48,229.45
	Ending Non-PO Balance					334,437,982.36	48,984,339.08	53,850,685.83	437,273,007.27

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.56227%	92.84832%	94.08729%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.43773%	7.15168%	5.91271%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					5,905,669.05	1,142,271.77	1,684,371.91	8,732,312.74
	Subordinate Principal Distribution Amount								23,853.11
	PO Principal Distribution Amount					19.18	0.46	1,138.15	1,157.80
	Total Principal Distribution Amount								8,757,323.65

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	48,229.45	48,229.45
	Cumulative Realized Losses					225.00	31,550.69	48,229.45	80,005.14
	Total Liquidated Loan Balance					-	-	89,944.13	89,944.13
	Total Liquidated Proceeds					-	-	41,714.68	41,714.68
	Subsequent Recoveries					(14.00)	-	-	(14.00)
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
				N/A

Group II
				N/A

Group III
97903540				89,944.13	41,714.68	48,229.45

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	408,827,957.54
Class A Percentage			94.749797%	93.438037%

Class M			13,050,000.00	12,887,741.06
Class M Percentage			2.350142%	2.945506%

Class B1			5,552,000.00	5,482,968.46
Class B1 Percentage			0.999846%	1.253138%

Class B2			3,331,000.00	3,289,583.56
Class B2 Percentage			0.599872%	0.751838%

Class B3			3,054,000.00	3,016,027.68
Class B3 Percentage			0.549987%	0.689316%

Class B4			2,498,000.00	2,466,940.78
Class B4 Percentage			0.449859%	0.563822%

Class B5			1,668,620.34	1,567,894.82
Class B5 Percentage			0.300498%	0.358344%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.063	1,430.69	0.000
25,000.00	-	50,000.00	5	0.314	224,920.02	0.067
50,000.00	-	75,000.00	41	2.577	2,633,940.18	0.788
75,000.00	-	100,000.00	97	6.097	8,648,054.66	2.586
100,000.00	-	125,000.00	149	9.365	16,944,760.29	5.066
125,000.00	-	150,000.00	183	11.502	25,233,181.52	7.545
150,000.00	-	175,000.00	172	10.811	27,781,407.51	8.306
175,000.00	-	200,000.00	181	11.376	34,156,733.68	10.213
200,000.00	-	225,000.00	158	9.931	33,445,276.18	10.000
225,000.00	-	250,000.00	121	7.605	28,841,364.08	8.623
250,000.00	-	275,000.00	107	6.725	28,206,012.45	8.433
275,000.00	-	300,000.00	87	5.468	25,154,263.81	7.521
300,000.00	-	325,000.00	81	5.091	25,261,927.27	7.553
325,000.00	-	350,000.00	73	4.588	24,636,504.75	7.366
350,000.00	-	375,000.00	47	2.954	17,015,569.13	5.088
375,000.00	-	400,000.00	50	3.143	19,536,580.58	5.841
400,000.00	-	425,000.00	25	1.571	10,250,185.15	3.065
425,000.00	-	450,000.00	6	0.377	2,642,387.56	0.790
450,000.00	-	475,000.00	1	0.063	464,000.00	0.139
475,000.00	-	500,000.00	1	0.063	492,000.00	0.147
500,000.00	-	525,000.00	1	0.063	503,422.91	0.151
525,000.00	-	550,000.00	1	0.063	542,482.85	0.162
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.063	595,000.00	0.178
600,000.00	-	625,000.00	1	0.063	614,479.63	0.184
625,000.00	-	650,000.00	1	0.063	631,294.51	0.189
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1591	100.000	334,457,179.41	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	2.024	188,292.11	0.384
50,000.00	-	75,000.00	15	6.073	945,417.34	1.930
75,000.00	-	100,000.00	21	8.502	1,855,300.43	3.787
100,000.00	-	125,000.00	22	8.907	2,499,416.19	5.102
125,000.00	-	150,000.00	31	12.551	4,282,655.60	8.743
150,000.00	-	175,000.00	19	7.692	3,057,199.10	6.241
175,000.00	-	200,000.00	32	12.955	5,988,307.17	12.225
200,000.00	-	225,000.00	20	8.097	4,306,973.94	8.792
225,000.00	-	250,000.00	15	6.073	3,503,793.19	7.153
250,000.00	-	275,000.00	14	5.668	3,691,548.63	7.536
275,000.00	-	300,000.00	14	5.668	3,981,624.32	8.128
300,000.00	-	325,000.00	9	3.644	2,879,734.34	5.879
325,000.00	-	350,000.00	6	2.429	2,041,389.23	4.167
350,000.00	-	375,000.00	12	4.858	4,377,408.49	8.936
375,000.00	-	400,000.00	6	2.429	2,341,503.78	4.780
400,000.00	-	425,000.00	2	0.810	816,870.01	1.668
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.810	964,502.76	1.969
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.405	555,326.80	1.134
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.405	708,727.64	1.447
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	247	100.000	48,985,991.07	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.282	24,499.11	0.045
25,000.00	-	50,000.00	26	7.324	1,110,616.32	2.053
50,000.00	-	75,000.00	58	16.338	3,577,264.23	6.613
75,000.00	-	100,000.00	53	14.930	4,552,378.46	8.415
100,000.00	-	125,000.00	34	9.577	3,851,193.25	7.119
125,000.00	-	150,000.00	31	8.732	4,279,392.64	7.911
150,000.00	-	175,000.00	27	7.606	4,318,931.76	7.984
175,000.00	-	200,000.00	35	9.859	6,594,175.48	12.190
200,000.00	-	225,000.00	16	4.507	3,367,497.47	6.225
225,000.00	-	250,000.00	14	3.944	3,343,642.13	6.181
250,000.00	-	275,000.00	9	2.535	2,374,372.58	4.389
275,000.00	-	300,000.00	14	3.944	3,979,104.98	7.356
300,000.00	-	325,000.00	12	3.380	3,718,335.32	6.874
325,000.00	-	350,000.00	9	2.535	3,026,801.07	5.595
350,000.00	-	375,000.00	11	3.099	4,042,280.42	7.472
375,000.00	-	400,000.00	4	1.127	1,504,789.74	2.782
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.282	430,668.45	0.796
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	355	100.000	54,095,943.41	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	120	7.542	26,470,139.54	7.914
6.501000000000	-	7.001000000000	1374	86.361	288,951,981.64	86.394
7.001000000000	-	7.501000000000	95	5.971	18,808,847.94	5.624
7.501000000000	-	8.001000000000	2	0.126	226,210.29	0.068
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1591	100.000	334,457,179.41	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	0	0.000	-	0.000
6.501000000000	-	7.001000000000	13	5.263	3,421,788.33	6.985
7.001000000000	-	7.501000000000	203	82.186	39,427,262.47	80.487
7.501000000000	-	8.001000000000	17	6.883	3,311,679.28	6.760
8.001000000000	-	8.501000000000	10	4.049	1,649,131.98	3.367
8.501000000000	-	9.001000000000	4	1.619	1,176,129.01	2.401
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	247	100.000	48,985,991.07	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	3	0.845	663,445.20	1.226
5.000000000000	-	5.501000000000	37	10.423	7,077,146.81	13.083
5.501000000000	-	6.001000000000	233	65.634	36,485,785.75	67.446
6.001000000000	-	6.501000000000	69	19.437	8,105,508.04	14.984
6.501000000000	-	7.001000000000	12	3.380	1,671,601.60	3.090
7.001000000000	-	7.501000000000	0	0.000	-	0.000
7.501000000000	-	8.001000000000	0	0.000	-	0.000
8.001000000000	-	8.501000000000	1	0.282	92,456.01	0.171
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	355	100.000	54,095,943.41	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	243	15.273	65,106,105.36	19.466
		FL	213	13.388	43,223,427.35	12.923
		AZ	101	6.348	19,772,097.75	5.912
		VA	48	3.017	10,711,543.22	3.203
		WA	43	2.703	8,611,072.25	2.575
		CO	49	3.080	9,359,078.51	2.798
		Others	894	56.191	177,673,854.97	53.123
		Wgt Ave / Total:	1591	100.000	334,457,179.41	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	26	10.526	8,114,640.66	16.565
		FL	47	19.028	9,166,902.37	18.713
		AZ	19	7.692	4,166,267.25	8.505
		VA	3	1.215	719,751.93	1.469
		WA	3	1.215	353,814.14	0.722
		CO	5	2.024	1,158,666.95	2.365
		Others	144	58.300	25,305,947.77	51.660
		Wgt Ave / Total:	247	100.000	48,985,991.07	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	68	19.155	13,188,632.99	24.380
		FL	31	8.732	3,997,313.52	7.389
		AZ	15	4.225	2,250,669.10	4.161
		VA	9	2.535	1,035,549.25	1.914
		WA	5	1.408	1,098,050.99	2.030
		CO	3	0.845	447,439.55	0.827
		Others	224	63.099	32,078,288.01	59.299
		Wgt Ave / Total:	355	100.000	54,095,943.41	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.063	221,287.75	0.066
120	-	180	1	0.063	103,435.52	0.031
180	-	300	17	1.069	2,241,593.16	0.670
300	-	360	1572	98.806	331,890,862.98	99.233
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1591	100.000	334,457,179.41	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.024	802,891.67	1.639
300	-	360	242	97.976	48,183,099.40	98.361
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	247	100.000	48,985,991.07	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.845	360,952.52	0.667
120	-	180	352	99.155	53,734,990.89	99.333
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	355	100.000	54,095,943.41	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 07/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	17,932,613.60	6.000000	732,594.57	89,954.51	822,549.08	-	17,200,019.03	-
1A2	12668BXT5	Strip IO	Var-30/360	63,952,900.90	0.000000	-	-	-	-	61,244,627.92	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,079.01	52,079.01	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.78	74,993.78	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	35,059,641.56	6.000000	513,023.90	175,283.67	688,307.57	-	34,546,617.67	-
1A7	12668BXY4	Senior	Var-30/360	18,055,254.14	6.000000	833,233.04	90,569.70	923,802.74	-	17,222,021.10	-
1A8	12668BXZ1	Senior	Fix-30/360	1,840,928.44	6.000000	26,938.10	9,203.88	36,141.98	-	1,813,990.33	-
1A9	12668BYA5	Senior	Fix-30/360	61,174,788.00	6.000000	800,406.00	305,848.57	1,106,254.57	-	60,374,382.00	-
1A10	12668BYB3	Senior	Fix-30/360	36,637,216.09	6.000000	915,463.36	183,170.89	1,098,634.25	-	35,721,752.73	-
1A11	12668BYC1	Senior	Var-30/360	27,965,033.16	6.000000	1,142,445.37	140,279.65	1,282,725.02	-	26,822,587.79	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.93	24,997.93	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.92	169,750.92	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.33	8,064.33	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	44,967,148.28	6.000000	843,465.64	224,817.09	1,068,282.74	-	44,123,682.63	-
1A17	12668BYJ6	Senior	Fix-30/360	2,136,133.84	6.000000	40,068.26	10,679.78	50,748.05	-	2,096,065.58	-
1A18	12668BYK3	Senior	Fix-30/360	785,054.70	6.000000	14,725.57	3,924.95	18,650.51	-	770,329.14	-
1X	12668BYL1	Strip IO	Var-30/360	324,626,941.81	0.527070	-	142,575.56	142,575.56	-	318,750,383.38	-
2A1	12668BYM9	Senior	Fix-30/360	45,309,461.39	6.500000	558,788.77	245,426.25	804,215.02	-	44,750,672.62	-
2A2	12668BYN7	Senior	Fix-30/360	90,847.78	6.500000	1,120.40	492.09	1,612.49	-	89,727.38	-
2X	12668BYP2	Strip IO	Var-30/360	48,237,324.31	0.552588	-	22,212.82	22,212.82	-	47,680,805.50	-
3A1	12668BYQ0	Senior	Fix-30/360	50,523,381.69	5.250000	379,261.84	221,039.79	600,301.63	-	50,144,119.86	-
3A2	12668BYR8	Senior	Fix-30/360	101,681.25	5.250000	763.29	444.86	1,208.14	-	100,917.97	-
3X	12668BYS6	Strip IO	Var-30/360	46,355,351.40	0.443598	-	17,135.94	17,135.94	-	46,003,889.60	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	19,197.05	0.000000	20.25	-	20.25	-	19,176.80	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,651.99	0.000000	0.21	-	0.21	-	1,651.78	-
PO-3	12668BYT4	Strip PO	Fix-30/360	245,257.58	0.000000	1,142.07	-	1,142.07	-	244,115.52	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.25	0.25	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,887,741.06	5.978155	10,844.60	64,200.35	75,044.96	-	12,876,896.45	-
B1	12668BYW7	Junior	Var-30/360	5,482,968.46	5.978155	4,613.73	27,313.44	31,927.17	-	5,478,354.72	-
B2	12668BYX5	Junior	Var-30/360	3,289,583.56	5.978155	2,768.07	16,387.08	19,155.15	-	3,286,815.49	-
B3	12668BYY3	Junior	Var-30/360	3,016,027.68	5.978155	2,537.89	15,024.36	17,562.24	-	3,013,489.79	-
B4	12668BYZ0	Junior	Var-30/360	2,466,940.78	5.978155	2,075.85	12,289.08	14,364.93	-	2,464,864.93	-
B5	12668BZA4	Junior	Var-30/360	1,567,894.82	5.978155	1,319.33	7,810.48	9,129.81	11,169.79	1,555,405.70	91,176.14

Totals				437,539,113.90		6,827,620.11	2,355,971.01	9,183,591.12	11,169.79	430,700,324.01	91,176.14

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	17,932,613.60	732,594.57	-	-	732,594.57	-	-	17,200,019.03	0.603509440
1A2	12668BXT5	98,500,000.00	63,952,900.90	-	-	-	-	-	-	61,244,627.92	0.621772872
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	35,059,641.56	513,023.90	-	-	513,023.90	-	-	34,546,617.67	0.808013511
1A7	12668BXY4	30,000,000.00	18,055,254.14	833,233.04	-	-	833,233.04	-	-	17,222,021.10	0.574067370
1A8	12668BXZ1	2,245,000.00	1,840,928.44	26,938.10	-	-	26,938.10	-	-	1,813,990.33	0.808013511
1A9	12668BYA5	73,180,878.00	61,174,788.00	800,406.00	-	-	800,406.00	-	-	60,374,382.00	0.825002154
1A10	12668BYB3	50,000,000.00	36,637,216.09	915,463.36	-	-	915,463.36	-	-	35,721,752.73	0.714435055
1A11	12668BYC1	40,000,000.00	27,965,033.16	1,142,445.37	-	-	1,142,445.37	-	-	26,822,587.79	0.670564695
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	44,967,148.28	843,465.64	-	-	843,465.64	-	-	44,123,682.63	0.770329137
1A17	12668BYJ6	2,721,000.00	2,136,133.84	40,068.26	-	-	40,068.26	-	-	2,096,065.58	0.770329137
1A18	12668BYK3	1,000,000.00	785,054.70	14,725.57	-	-	14,725.57	-	-	770,329.14	0.770329137
1X	12668BYL1	408,710,050.00	324,626,941.81	-	-	-	-	-	-	318,750,383.38	0.779893676
2A1	12668BYM9	65,335,000.00	45,309,461.39	558,788.77	-	-	558,788.77	-	-	44,750,672.62	0.684941802
2A2	12668BYN7	131,000.00	90,847.78	1,120.40	-	-	1,120.40	-	-	89,727.38	0.684941802
2X	12668BYP2	68,176,582.00	48,237,324.31	-	-	-	-	-	-	47,680,805.50	0.699372191
3A1	12668BYQ0	62,110,000.00	50,523,381.69	379,261.84	-	-	379,261.84	-	-	50,144,119.86	0.807343743
3A2	12668BYR8	125,000.00	101,681.25	763.29	-	-	763.29	-	-	100,917.97	0.807343743
3X	12668BYS6	56,065,897.00	46,355,351.40	-	-	-	-	-	-	46,003,889.60	0.820532482
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	19,197.05	20.25	-	-	20.25	-	-	19,176.80	0.882511527
PO-2	12668BYT4	1,888.14	1,651.99	0.21	-	-	0.21	-	-	1,651.78	0.874816780
PO-3	12668BYT4	299,340.25	245,257.58	1,142.07	-	-	1,142.07	-	-	244,115.52	0.815511836
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,887,741.06	10,844.60	-	-	10,844.60	-	-	12,876,896.45	0.986735361
B1	12668BYW7	5,552,000.00	5,482,968.46	4,613.73	-	-	4,613.73	-	-	5,478,354.72	0.986735361
B2	12668BYX5	3,331,000.00	3,289,583.56	2,768.07	-	-	2,768.07	-	-	3,286,815.49	0.986735361
B3	12668BYY3	3,054,000.00	3,016,027.68	2,537.89	-	-	2,537.89	-	-	3,013,489.79	0.986735361
B4	12668BYZ0	2,498,000.00	2,466,940.78	2,075.85	-	-	2,075.85	-	-	2,464,864.93	0.986735361
B5	12668BZA4	1,668,620.34	1,567,894.82	1,319.33	-	-	1,319.33	-	11,169.79	1,555,405.70	0.932150750

Totals		555,285,578.53	437,539,113.90	6,827,620.11	-	-	6,827,620.11	-	11,169.79	430,700,324.01

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	17,932,613.60	6.000000	6.019502	89,663.07	0.17	-	89,663.07	7.44	89,954.51	0.17	298.88	-
1A2	63,952,900.90	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.249482	52,083.33	-	-	52,083.33	4.32	52,079.01	-	-	-
1A4	15,000,000.00	6.000000	5.999502	75,000.00	-	-	75,000.00	6.22	74,993.78	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	35,059,641.56	6.000000	5.999502	175,298.21	-	-	175,298.21	14.54	175,283.67	-	-	-
1A7	18,055,254.14	6.000000	6.019502	90,276.27	0.23	-	90,276.27	7.49	90,569.70	0.23	300.92	-
1A8	1,840,928.44	6.000000	5.999502	9,204.64	-	-	9,204.64	0.76	9,203.88	-	-	-
1A9	61,174,788.00	6.000000	5.999502	305,873.94	-	-	305,873.94	25.37	305,848.57	-	-	-
1A10	36,637,216.09	6.000000	5.999502	183,186.08	-	-	183,186.08	15.19	183,170.89	-	-	-
1A11	27,965,033.16	6.000000	6.019502	139,825.17	-	-	139,825.17	11.60	140,279.65	-	466.08	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999502	25,000.00	-	-	25,000.00	2.07	24,997.93	-	-	-
1A14	33,953,000.00	6.000000	5.999502	169,765.00	-	-	169,765.00	14.08	169,750.92	-	-	-
1A15	1,613,000.00	6.000000	5.999502	8,065.00	-	-	8,065.00	0.67	8,064.33	-	-	-
1A16	44,967,148.28	6.000000	5.999502	224,835.74	-	-	224,835.74	18.65	224,817.09	-	-	-
1A17	2,136,133.84	6.000000	5.999502	10,680.67	-	-	10,680.67	0.89	10,679.78	-	-	-
1A18	785,054.70	6.000000	5.999502	3,925.27	-	-	3,925.27	0.33	3,924.95	-	-	-
1X	324,626,941.81	0.527070	0.527038	142,584.18	-	-	142,584.18	8.62	142,575.56	-	-	-
2A1	45,309,461.39	6.500000	6.500000	245,426.25	-	-	245,426.25	-	245,426.25	-	-	-
2A2	90,847.78	6.500000	6.500000	492.09	-	-	492.09	-	492.09	-	-	-
2X	48,237,324.31	0.552588	0.552588	22,212.82	-	-	22,212.82	-	22,212.82	-	-	-
3A1	50,523,381.69	5.250000	5.250000	221,039.79	-	-	221,039.79	-	221,039.79	-	-	-
3A2	101,681.25	5.250000	5.250000	444.86	-	-	444.86	-	444.86	-	-	-
3X	46,355,351.40	0.443598	0.443598	17,135.94	-	-	17,135.94	-	17,135.94	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	19,197.05	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,651.99	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	245,257.58	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.25	-	-	-

M	12,887,741.06	5.978155	5.977807	64,204.09	-	-	64,204.09	3.74	64,200.35	-	-	-
B1	5,482,968.46	5.978155	5.977807	27,315.03	-	-	27,315.03	1.59	27,313.44	-	-	-
B2	3,289,583.56	5.978155	5.977807	16,388.03	-	-	16,388.03	0.95	16,387.08	-	-	-
B3	3,016,027.68	5.978155	5.977807	15,025.23	-	-	15,025.23	0.88	15,024.36	-	-	-
B4	2,466,940.78	5.978155	5.977807	12,289.79	-	-	12,289.79	0.72	12,289.08	-	-	-
B5	1,567,894.82	5.978155	5.977807	7,810.93	-	-	7,810.93	0.45	7,810.48	-	-	-

Totals	437,539,113.90			2,355,051.42	0.40	-	2,355,051.42	146.57	2,355,971.01	0.40	1,065.88	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	629.214512320	25.705072521	3.156298554	603.509439799	6.000000
1A2	12668BXT5	98,500,000.00	649.268029396	0.000000000	0.000000000	621.772872289	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207901387	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999585331	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	820.012666667	11.999155556	4.099723300	808.013511111	6.000000
1A7	12668BXY4	30,000,000.00	601.841804591	27.774434660	3.018990155	574.067369932	6.000000
1A8	12668BXZ1	2,245,000.00	820.012666667	11.999155556	4.099723300	808.013511111	6.000000
1A9	12668BYA5	73,180,878.00	835.939519611	10.937365359	4.179350960	825.002154251	6.000000
1A10	12668BYB3	50,000,000.00	732.744321836	18.309267197	3.663417763	714.435054639	6.000000
1A11	12668BYC1	40,000,000.00	699.125828917	28.561134210	3.506991336	670.564694706	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999585331	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999585331	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999585331	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	785.054702033	14.725565123	3.924947972	770.329136910	6.000000
1A17	12668BYJ6	2,721,000.00	785.054702033	14.725565123	3.924947972	770.329136910	6.000000
1A18	12668BYK3	1,000,000.00	785.054702034	14.725565123	3.924947972	770.329136912	6.000000
1X	12668BYL1	408,710,050.00	794.271982815	0.000000000	0.348842794	779.893676165	0.527070
2A1	12668BYM9	65,335,000.00	693.494472905	8.552671125	3.756428395	684.941801780	6.500000
2A2	12668BYN7	131,000.00	693.494472905	8.552671125	3.756428395	684.941801780	6.500000
2X	12668BYP2	68,176,582.00	707.535093355	0.000000000	0.325813043	699.372190586	0.552588
3A1	12668BYQ0	62,110,000.00	813.450035286	6.106292646	3.558843904	807.343742640	5.250000
3A2	12668BYR8	125,000.00	813.450035286	6.106292646	3.558843904	807.343742640	5.250000
3X	12668BYS6	56,065,897.00	826.801208585	0.000000000	0.305639330	820.532481626	0.443598
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	883.443300368	0.931772880	0.000000000	882.511527488	0.000000
PO-2	12668BYT4	1,888.14	874.929469865	0.112689656	0.000000000	874.816780209	0.000000
PO-3	12668BYT4	299,340.25	819.327112233	3.815275786	0.000000000	815.511836447	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.525973822	0.000000000	6.000000

M	12668BYV9	13,050,000.00	987.566364539	0.831004014	4.919567267	986.735360525	5.978155
B1	12668BYW7	5,552,000.00	987.566364539	0.831004014	4.919567267	986.735360525	5.978155
B2	12668BYX5	3,331,000.00	987.566364539	0.831004014	4.919567267	986.735360525	5.978155
B3	12668BYY3	3,054,000.00	987.566364539	0.831004014	4.919567267	986.735360525	5.978155
B4	12668BYZ0	2,498,000.00	987.566364539	0.831004014	4.919567267	986.735360525	5.978155
B5	12668BZA4	1,668,620.34	939.635448703	0.790671754	4.680799146	932.150749714	5.978155

Totals		555,285,578.53	787.953317747	12.295691396	4.242809648	775.637510973

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									7/25/2007
Cut-off Date									3/1/2006
Record Date									6/29/2007
Determination Date									7/22/2007
LIBOR Determination Date									6/21/2007
Accrual Period 30/360				Begin					6/1/2007
				End					7/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,591	247	355	2,193
	Loans Paid Off or otherwise removed pursuant to the PSA					26	2	2	30
	Ending Aggregate Loan Count					1,565	245	353	2,163

	Beginning Pool Stated Principal Balance					334,457,179.41	48,985,991.07	54,095,943.41	437,539,113.89
	Scheduled Principal					147,340.72	12,999.26	227,451.98	387,791.96
	Unscheduled Principal					5,724,893.39	543,673.22	167,273.53	6,435,840.14
	Realized Principal Losses					15,157.79	-	-	15,157.79
	Ending Pool Stated Principal Balance					328,569,787.51	48,429,318.59	53,701,217.90	430,700,324.00

	Beginning Weighted Average Mortgage Rate					6.77818%	7.36568%	5.86924%
	Beginning Weighted Average Net Mortgage Rate					6.51123%	7.04392%	5.60632%
	Ending Weighted Average Mortgage Rate					6.77812%	7.36330%	5.86831%
	Ending Weighted Average Net Mortgage Rate					6.51103%	7.04082%	5.60537%

	Beginning Weighted Average Remaining Term to Maturity					343	342	163
	Ending Weighted Average Remaining Term to Maturity					342	341	162

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	50	3.19489%	11,352,286.24	3.45506%	10	0.63898%	1,961,381.16	0.59695%	8	0.51118%	2,398,671.27	0.73003%
	Group 2	9	3.67347%	1,411,878.73	2.91534%	5	2.04082%	1,143,091.72	2.36033%	3	1.22449%	588,381.28	1.21493%
	Group 3	5	1.41643%	515,626.50	0.96018%	0	0.00000%	-	0.00000%	1	0.28329%	66,125.03	0.12314%

	Total	64	2.95885%	13,279,791.47	3.08330%	15	0.69348%	3,104,472.88	0.72080%	12	0.55479%	3,053,177.58	0.70889%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	20	1.27796%	4,607,407.75	1.40226%	2	0.12780%	639,701.33	0.19469%	9	0.57508%	2,549,554.42	0.77596%
	Group 2	4	1.63265%	1,194,272.82	2.46601%	0	0.00000%	-	0.00000%	2	0.81633%	397,500.00	0.82078%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	24	1.10957%	5,801,680.57	1.34703%	2	0.09246%	639,701.33	0.14853%	11	0.50855%	2,947,054.42	0.68425%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78
	One-Month Prior					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22
	Two-Month Prior					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98
	Three-Month Prior					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85
	Four-Month Prior					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32
	Five-Month Prior					8,208,260.86	1,601,209.66	90,998.52	9,900,469.04

	60+ Delinquency Average					9,711,655.41	2,377,000.38	93,510.75	12,182,166.53
	Passing Delinquency Stepdown Requirement					YES	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,884,942.97	300,679.47	264,495.38	2,450,117.81
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					65,444.65	10,205.41	11,180.32	86,830.38
	Less: Trustee Fee					2,508.43	367.39	405.72	3,281.54
	Less: Mortgage Loan Premiums					2,215.54	2,561.91	176.75	4,954.20
	Total Interest Available					1,814,774.35	287,544.75	252,732.59	2,355,051.69

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					147,340.72	12,999.26	227,451.98	387,791.96
	Paid in Full Principal					5,492,304.54	531,248.07	119,241.12	6,142,793.73
	Curtailment Principal					35,746.64	12,425.15	48,032.41	96,204.20
	Liquidation Principal					196,842.21	-	-	196,842.21
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					(200.00)	4,188.00	-	3,988.00
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					5,872,034.11	560,860.48	394,725.51	6,827,620.10

	Total Available Funds					7,686,808.46	848,405.23	647,458.10	9,182,671.79

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					7,686,808.46	848,405.23	647,458.10	9,182,671.79
	Trustee Fee					2,508.43	367.39	405.72	3,281.54
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					7,689,316.89	848,772.62	647,863.82	9,185,953.33

Withdrawals	Available Funds, to the Distribution Account					7,686,808.46	848,405.23	647,458.10	9,182,671.79
	Trustee Fee					2,508.43	367.39	405.72	3,281.54
	Total Withdrawals					7,689,316.89	848,772.62	647,863.82	9,185,953.33

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								9,182,671.79
	Trustee Fee								3,281.54
	YSA								1,065.88
	Other Deposits Required by the PSA								-
	Total Deposits								9,187,019.21

Withdrawals	Payments of Prinicipal & Interest to the Classes								9,183,591.12
	Payment of Trustee Fee								3,281.54
	Total Withdrawals								9,186,872.66

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,626,704.18

Deposits	Class 1A1 Corridor Contract Received								326.35
	Class 1A7 Corridor Contract Received								318.23
	Class 1A11 Corridor Contract Received								496.27
	Total Deposits								1,140.85

	Class 1A1 Yield Supplemental Amounts Paid								298.88
	Class 1A7 Yield Supplemental Amounts Paid								300.92
	Class 1A11 Yield Supplemental Amounts Paid								466.08
	To Terminate the Account								-
	Total Withdrawals								1,065.88

	Ending Balance								33,402,317,763.98

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								5,405,279,518.64
	Class 1A7 Contract Funds Unused								7,496,791,021.99
	Class 1A11 Contract Funds Unused								20,498,620,519.17

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					69,678.58	10,205.41	11,269.99	91,153.98
	Net Master Servicing Fee					65,444.65	10,205.41	11,180.32	86,830.38
	Trustee Fee					2,508.43	367.39	405.72	3,281.54
	Lpmi					2,215.54	2,561.91	176.75	4,954.20
	Total Net Loan Fees					70,168.62	13,134.72	11,762.78	95,066.12

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					7,432.82	613.73	2,396.92	10,443.47
	Interest Advances					134,123.93	29,579.68	2,792.98	166,496.59
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					141,556.75	30,193.41	5,189.90	176,940.06

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					5,492,304.54	531,248.07	119,241.12	6,142,793.73
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					4,233.93	-	89.67	4,323.60
	Compensating Interest					4,233.93	-	89.67	4,323.60
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					18.76529%	12.53775%	3.66328%
	SMM %					1.71699%	1.11015%	0.31052%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					146.55	-	-	146.55
	Total Net Interest Shortfalls					146.55	-	-	146.55

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					19,197.05	1,651.99	245,257.58	266,106.62
	PO Scheduled Principal					16.47	0.21	1,100.38	1,117.05
	PO Prepayments & Recoveries					3.78	-	41.69	45.47
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					19,176.80	1,651.77	244,115.52	264,944.09

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					334,437,982.36	48,984,339.08	53,850,685.83	437,273,007.27
	Non-PO Scheduled Principal					147,324.25	12,999.05	226,351.60	386,674.91
	Non-PO Prepayments & Recoveries					5,528,047.40	543,673.22	167,231.84	6,238,952.46
	Non-PO Liquidation Principal					196,842.21	-	-	196,842.21
	Non-PO Principal Loss					15,157.79	-	-	15,157.79
	Ending Non-PO Balance					328,550,610.71	48,427,666.82	53,457,102.38	430,435,379.91

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.45125%	92.68331%	94.01006%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.54875%	7.31669%	5.98994%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					5,862,363.81	559,909.17	380,025.12	6,802,298.10
	Subordinate Principal Distribution Amount								24,159.48
	PO Principal Distribution Amount					20.25	0.21	1,142.07	1,162.53
	Total Principal Distribution Amount								6,827,620.10

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					15,157.79	-	-	15,157.79
	Cumulative Realized Losses					15,582.79	27,362.69	48,229.45	91,174.93
	Total Liquidated Loan Balance					212,000.00	-	-	212,000.00
	Total Liquidated Proceeds					196,842.21	-	-	196,842.21
	Subsequent Recoveries					(200.00)	4,188.00	-	3,988.00
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I
97881985				212,000.00	196,842.21	15,157.79

Group II
				N/A

Group III
				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	402,024,496.92
Class A Percentage			94.749797%	93.342047%

Class M			13,050,000.00	12,876,896.45
Class M Percentage			2.350142%	2.989758%

Class B1			5,552,000.00	5,478,354.72
Class B1 Percentage			0.999846%	1.271964%

Class B2			3,331,000.00	3,286,815.49
Class B2 Percentage			0.599872%	0.763133%

Class B3			3,054,000.00	3,013,489.79
Class B3 Percentage			0.549987%	0.699672%

Class B4			2,498,000.00	2,464,864.93
Class B4 Percentage			0.449859%	0.572292%

Class B5			1,668,620.34	1,555,405.70
Class B5 Percentage			0.300498%	0.361134%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.064	1,430.69	0.000
25,000.00	-	50,000.00	5	0.319	224,666.73	0.068
50,000.00	-	75,000.00	41	2.620	2,631,403.78	0.801
75,000.00	-	100,000.00	95	6.070	8,471,990.23	2.578
100,000.00	-	125,000.00	146	9.329	16,602,973.61	5.053
125,000.00	-	150,000.00	181	11.565	24,951,995.22	7.594
150,000.00	-	175,000.00	172	10.990	27,766,114.37	8.451
175,000.00	-	200,000.00	179	11.438	33,772,394.67	10.279
200,000.00	-	225,000.00	154	9.840	32,575,583.15	9.914
225,000.00	-	250,000.00	117	7.476	27,868,023.79	8.482
250,000.00	-	275,000.00	106	6.773	27,955,746.68	8.508
275,000.00	-	300,000.00	84	5.367	24,292,474.38	7.393
300,000.00	-	325,000.00	79	5.048	24,629,382.27	7.496
325,000.00	-	350,000.00	71	4.537	23,950,982.70	7.289
350,000.00	-	375,000.00	47	3.003	17,006,698.54	5.176
375,000.00	-	400,000.00	49	3.131	19,142,423.02	5.826
400,000.00	-	425,000.00	25	1.597	10,245,270.40	3.118
425,000.00	-	450,000.00	6	0.383	2,641,132.01	0.804
450,000.00	-	475,000.00	1	0.064	464,000.00	0.141
475,000.00	-	500,000.00	1	0.064	492,000.00	0.150
500,000.00	-	525,000.00	1	0.064	501,786.60	0.153
525,000.00	-	550,000.00	1	0.064	541,729.12	0.165
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.064	595,000.00	0.181
600,000.00	-	625,000.00	1	0.064	613,894.28	0.187
625,000.00	-	650,000.00	1	0.064	630,691.27	0.192
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1565	100.000	328,569,787.51	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	2.041	188,156.90	0.389
50,000.00	-	75,000.00	15	6.122	944,384.22	1.950
75,000.00	-	100,000.00	21	8.571	1,854,711.20	3.830
100,000.00	-	125,000.00	22	8.980	2,497,974.78	5.158
125,000.00	-	150,000.00	32	13.061	4,430,110.45	9.148
150,000.00	-	175,000.00	18	7.347	2,905,733.55	6.000
175,000.00	-	200,000.00	32	13.061	5,987,017.20	12.362
200,000.00	-	225,000.00	20	8.163	4,295,668.55	8.870
225,000.00	-	250,000.00	14	5.714	3,254,064.00	6.719
250,000.00	-	275,000.00	14	5.714	3,690,957.78	7.621
275,000.00	-	300,000.00	13	5.306	3,698,136.67	7.636
300,000.00	-	325,000.00	9	3.673	2,879,690.31	5.946
325,000.00	-	350,000.00	6	2.449	2,041,100.83	4.215
350,000.00	-	375,000.00	12	4.898	4,376,204.17	9.036
375,000.00	-	400,000.00	6	2.449	2,341,499.22	4.835
400,000.00	-	425,000.00	2	0.816	816,870.01	1.687
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.816	964,086.18	1.991
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.408	554,854.70	1.146
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.408	708,097.87	1.462
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	245	100.000	48,429,318.59	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.283	24,401.13	0.045
25,000.00	-	50,000.00	27	7.649	1,152,532.35	2.146
50,000.00	-	75,000.00	56	15.864	3,467,301.26	6.457
75,000.00	-	100,000.00	52	14.731	4,447,542.47	8.282
100,000.00	-	125,000.00	34	9.632	3,834,988.19	7.141
125,000.00	-	150,000.00	32	9.065	4,409,411.19	8.211
150,000.00	-	175,000.00	27	7.649	4,323,546.42	8.051
175,000.00	-	200,000.00	35	9.915	6,574,772.92	12.243
200,000.00	-	225,000.00	15	4.249	3,148,869.38	5.864
225,000.00	-	250,000.00	14	3.966	3,328,818.73	6.199
250,000.00	-	275,000.00	9	2.550	2,364,203.60	4.403
275,000.00	-	300,000.00	15	4.249	4,262,814.98	7.938
300,000.00	-	325,000.00	11	3.116	3,397,638.67	6.327
325,000.00	-	350,000.00	9	2.550	3,011,174.13	5.607
350,000.00	-	375,000.00	13	3.683	4,773,171.45	8.888
375,000.00	-	400,000.00	2	0.567	751,146.70	1.399
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.283	428,884.33	0.799
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	353	100.000	53,701,217.90	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	120	7.668	26,444,966.16	8.049
6.5	-	7.0	1348	86.134	283,097,576.77	86.161
7.0	-	7.5	95	6.070	18,801,034.29	5.722
7.5	-	8.0	2	0.128	226,210.29	0.069
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1565	100.000	328,569,787.51	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.306	3,416,065.78	7.054
7.0	-	7.5	202	82.449	39,159,330.61	80.859
7.5	-	8.0	16	6.531	3,029,080.84	6.255
8.0	-	8.5	10	4.082	1,648,712.35	3.404
8.5	-	9.0	4	1.633	1,176,129.01	2.429
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	245	100.000	48,429,318.59	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.850	660,237.09	1.229
5.0	-	5.5	37	10.482	7,037,091.21	13.104
5.5	-	6.0	233	66.006	36,296,392.35	67.590
6.0	-	6.5	68	19.263	8,004,626.62	14.906
6.5	-	7.0	11	3.116	1,610,864.07	3.000
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.283	92,006.56	0.171
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	353	100.000	53,701,217.90	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	237	15.144	63,519,436.63	19.332
		FL	211	13.482	42,687,005.76	12.992
		AZ	101	6.454	19,763,033.61	6.015
		VA	45	2.875	10,043,383.13	3.057
		WA	43	2.748	8,604,542.15	2.619
		CO	48	3.067	9,143,715.77	2.783
		Others	880	56.230	174,808,670.46	53.203
		Wgt Ave / Total:	1565	100.000	328,569,787.51	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	26	10.612	8,112,128.15	16.750
		FL	47	19.184	9,158,717.66	18.912
		AZ	19	7.755	4,165,715.82	8.602
		VA	3	1.224	719,435.07	1.486
		WA	3	1.224	353,662.28	0.730
		CO	5	2.041	1,158,311.35	2.392
		Others	142	57.959	24,761,348.26	51.129
		Wgt Ave / Total:	245	100.000	48,429,318.59	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	68	19.263	13,124,181.31	24.439
		FL	31	8.782	3,980,218.40	7.412
		AZ	15	4.249	2,239,105.85	4.170
		VA	9	2.550	1,031,319.52	1.920
		WA	5	1.416	1,093,304.94	2.036
		CO	3	0.850	445,562.35	0.830
		Others	222	62.890	31,787,525.53	59.193
		Wgt Ave / Total:	353	100.000	53,701,217.90	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.064	221,287.75	0.067
120	-	180	1	0.064	102,914.72	0.031
180	-	300	17	1.086	2,235,897.54	0.680
300	-	360	1546	98.786	326,009,687.50	99.221
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1565	100.000	328,569,787.51	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.041	801,577.45	1.655
300	-	360	240	97.959	47,627,741.14	98.345
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	245	100.000	48,429,318.59	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.567	293,167.62	0.546
120	-	180	351	99.433	53,408,050.28	99.454
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	353	100.000	53,701,217.90	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 08/27/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	17,200,019.03	6.000000	308,977.55	86,279.51	395,257.06	-	16,891,041.48	-
1A2	12668BXT5	Strip IO	Var-30/360	61,244,627.92	0.000000	-	-	-	-	60,177,070.56	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.94	52,078.94	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.67	74,993.67	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	34,546,617.67	6.000000	513,023.90	172,718.52	685,742.41	-	34,033,593.77	-
1A7	12668BXY4	Senior	Var-30/360	17,222,021.10	6.000000	276,744.44	86,389.88	363,134.32	-	16,945,276.66	-
1A8	12668BXZ1	Senior	Fix-30/360	1,813,990.33	6.000000	26,938.10	9,069.19	36,007.29	-	1,787,052.23	-
1A9	12668BYA5	Senior	Fix-30/360	60,374,382.00	6.000000	800,406.00	301,846.45	1,102,252.45	-	59,573,976.00	-
1A10	12668BYB3	Senior	Fix-30/360	35,721,752.73	6.000000	544,470.96	178,593.70	723,064.66	-	35,177,281.77	-
1A11	12668BYC1	Senior	Var-30/360	26,822,587.79	6.000000	481,835.37	134,548.67	616,384.04	-	26,340,752.42	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.89	24,997.89	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.68	169,750.68	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.32	8,064.32	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	44,123,682.63	6.000000	501,650.39	220,599.80	722,250.19	-	43,622,032.25	-
1A17	12668BYJ6	Senior	Fix-30/360	2,096,065.58	6.000000	23,830.56	10,479.44	34,310.00	-	2,072,235.02	-
1A18	12668BYK3	Senior	Fix-30/360	770,329.14	6.000000	8,758.02	3,851.32	12,609.34	-	761,571.12	-
1X	12668BYL1	Strip IO	Var-30/360	318,750,383.38	0.527138	-	140,012.48	140,012.48	-	315,487,495.00	-
2A1	12668BYM9	Senior	Fix-30/360	44,750,672.62	6.500000	416,295.88	242,399.48	658,695.35	-	44,334,376.74	-
2A2	12668BYN7	Senior	Fix-30/360	89,727.38	6.500000	834.69	486.02	1,320.72	-	88,892.68	-
2X	12668BYP2	Strip IO	Var-30/360	47,680,805.50	0.549536	-	21,835.28	21,835.28	-	47,262,876.45	-
3A1	12668BYQ0	Senior	Fix-30/360	50,144,119.86	5.250000	891,759.22	219,380.52	1,111,139.74	-	49,252,360.64	-
3A2	12668BYR8	Senior	Fix-30/360	100,917.97	5.250000	1,794.72	441.52	2,236.23	-	99,123.25	-
3X	12668BYS6	Strip IO	Var-30/360	46,003,889.60	0.442690	-	16,971.20	16,971.20	-	45,143,360.01	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	19,176.80	0.000000	354.76	-	354.76	-	18,822.04	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,651.78	0.000000	0.21	-	0.21	-	1,651.56	-
PO-3	12668BYT4	Strip PO	Fix-30/360	244,115.52	0.000000	1,152.18	-	1,152.18	-	242,963.34	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.13	0.13	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,876,896.45	5.978539	10,866.40	64,150.39	75,016.79	-	12,866,030.06	-
B1	12668BYW7	Junior	Var-30/360	5,478,354.72	5.978539	4,623.01	27,292.18	31,915.19	-	5,473,731.71	-
B2	12668BYX5	Junior	Var-30/360	3,286,815.49	5.978539	2,773.64	16,374.33	19,147.96	-	3,284,041.85	-
B3	12668BYY3	Junior	Var-30/360	3,013,489.79	5.978539	2,542.99	15,012.67	17,555.65	-	3,010,946.80	-
B4	12668BYZ0	Junior	Var-30/360	2,464,864.93	5.978539	2,080.02	12,279.52	14,359.54	-	2,462,784.91	-
B5	12668BZA4	Junior	Var-30/360	1,555,405.70	5.978539	1,312.56	7,748.75	9,061.31	(1,190.00)	1,555,283.14	89,986.14

Totals				430,700,324.01		4,823,025.57	2,318,646.45	7,141,671.98	(1,190.00)	425,878,488.44	89,986.14

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	17,200,019.03	308,977.55	-	-	308,977.55	-	-	16,891,041.48	0.592668122
1A2	12668BXT5	98,500,000.00	61,244,627.92	-	-	-	-	-	-	60,177,070.56	0.610934727
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	34,546,617.67	513,023.90	-	-	513,023.90	-	-	34,033,593.77	0.796014356
1A7	12668BXY4	30,000,000.00	17,222,021.10	276,744.44	-	-	276,744.44	-	-	16,945,276.66	0.564842555
1A8	12668BXZ1	2,245,000.00	1,813,990.33	26,938.10	-	-	26,938.10	-	-	1,787,052.23	0.796014356
1A9	12668BYA5	73,180,878.00	60,374,382.00	800,406.00	-	-	800,406.00	-	-	59,573,976.00	0.814064789
1A10	12668BYB3	50,000,000.00	35,721,752.73	544,470.96	-	-	544,470.96	-	-	35,177,281.77	0.703545635
1A11	12668BYC1	40,000,000.00	26,822,587.79	481,835.37	-	-	481,835.37	-	-	26,340,752.42	0.658518811
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	44,123,682.63	501,650.39	-	-	501,650.39	-	-	43,622,032.25	0.761571121
1A17	12668BYJ6	2,721,000.00	2,096,065.58	23,830.56	-	-	23,830.56	-	-	2,072,235.02	0.761571121
1A18	12668BYK3	1,000,000.00	770,329.14	8,758.02	-	-	8,758.02	-	-	761,571.12	0.761571121
1X	12668BYL1	408,710,050.00	318,750,383.38	-	-	-	-	-	-	315,487,495.00	0.771910294
2A1	12668BYM9	65,335,000.00	44,750,672.62	416,295.88	-	-	416,295.88	-	-	44,334,376.74	0.678570089
2A2	12668BYN7	131,000.00	89,727.38	834.69	-	-	834.69	-	-	88,892.68	0.678570089
2X	12668BYP2	68,176,582.00	47,680,805.50	-	-	-	-	-	-	47,262,876.45	0.693242094
3A1	12668BYQ0	62,110,000.00	50,144,119.86	891,759.22	-	-	891,759.22	-	-	49,252,360.64	0.792986003
3A2	12668BYR8	125,000.00	100,917.97	1,794.72	-	-	1,794.72	-	-	99,123.25	0.792986003
3X	12668BYS6	56,065,897.00	46,003,889.60	-	-	-	-	-	-	45,143,360.01	0.805183943
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	19,176.80	354.76	-	-	354.76	-	-	18,822.04	0.866185392
PO-2	12668BYT4	1,888.14	1,651.78	0.21	-	-	0.21	-	-	1,651.56	0.874703453
PO-3	12668BYT4	299,340.25	244,115.52	1,152.18	-	-	1,152.18	-	-	242,963.34	0.811662777
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,876,896.45	10,866.40	-	-	10,866.40	-	-	12,866,030.06	0.985902686
B1	12668BYW7	5,552,000.00	5,478,354.72	4,623.01	-	-	4,623.01	-	-	5,473,731.71	0.985902686
B2	12668BYX5	3,331,000.00	3,286,815.49	2,773.64	-	-	2,773.64	-	-	3,284,041.85	0.985902686
B3	12668BYY3	3,054,000.00	3,013,489.79	2,542.99	-	-	2,542.99	-	-	3,010,946.80	0.985902686
B4	12668BYZ0	2,498,000.00	2,464,864.93	2,080.02	-	-	2,080.02	-	-	2,462,784.91	0.985902686
B5	12668BZA4	1,668,620.34	1,555,405.70	1,312.56	-	-	1,312.56	-	(1,190.00)	1,555,283.14	0.932077302

Totals		555,285,578.53	430,700,324.01	4,823,025.57	-	-	4,823,025.57	-	(1,190.00)	425,878,488.44

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	17,200,019.03	6.000000	6.019494	86,000.10	0.17	-	86,000.10	7.25	86,279.51	0.17	286.67	-
1A2	61,244,627.92	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.249473	52,083.33	-	-	52,083.33	4.39	52,078.94	-	-	-
1A4	15,000,000.00	6.000000	5.999494	75,000.00	-	-	75,000.00	6.33	74,993.67	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	34,546,617.67	6.000000	5.999494	172,733.09	-	-	172,733.09	14.57	172,718.52	-	-	-
1A7	17,222,021.10	6.000000	6.019494	86,110.11	0.23	-	86,110.11	7.26	86,389.88	0.23	287.03	-
1A8	1,813,990.33	6.000000	5.999494	9,069.95	-	-	9,069.95	0.77	9,069.19	-	-	-
1A9	60,374,382.00	6.000000	5.999494	301,871.91	-	-	301,871.91	25.46	301,846.45	-	-	-
1A10	35,721,752.73	6.000000	5.999494	178,608.76	-	-	178,608.76	15.07	178,593.70	-	-	-
1A11	26,822,587.79	6.000000	6.019494	134,112.94	-	-	134,112.94	11.31	134,548.67	-	447.04	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999494	25,000.00	-	-	25,000.00	2.11	24,997.89	-	-	-
1A14	33,953,000.00	6.000000	5.999494	169,765.00	-	-	169,765.00	14.32	169,750.68	-	-	-
1A15	1,613,000.00	6.000000	5.999494	8,065.00	-	-	8,065.00	0.68	8,064.32	-	-	-
1A16	44,123,682.63	6.000000	5.999494	220,618.41	-	-	220,618.41	18.61	220,599.80	-	-	-
1A17	2,096,065.58	6.000000	5.999494	10,480.33	-	-	10,480.33	0.88	10,479.44	-	-	-
1A18	770,329.14	6.000000	5.999494	3,851.65	-	-	3,851.65	0.32	3,851.32	-	-	-
1X	318,750,383.38	0.527138	0.527105	140,021.09	-	-	140,021.09	8.61	140,012.48	-	-	-
2A1	44,750,672.62	6.500000	6.500000	242,399.48	-	-	242,399.48	-	242,399.48	-	-	-
2A2	89,727.38	6.500000	6.500000	486.02	-	-	486.02	-	486.02	-	-	-
2X	47,680,805.50	0.549536	0.549536	21,835.28	-	-	21,835.28	-	21,835.28	-	-	-
3A1	50,144,119.86	5.250000	5.250000	219,380.52	-	-	219,380.52	-	219,380.52	-	-	-
3A2	100,917.97	5.250000	5.250000	441.52	-	-	441.52	-	441.52	-	-	-
3X	46,003,889.60	0.442690	0.442690	16,971.20	-	-	16,971.20	-	16,971.20	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	19,176.80	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,651.78	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	244,115.52	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.13	-	-	-

M	12,876,896.45	5.978539	5.978185	64,154.19	-	-	64,154.19	3.80	64,150.39	-	-	-
B1	5,478,354.72	5.978539	5.978185	27,293.80	-	-	27,293.80	1.62	27,292.18	-	-	-
B2	3,286,815.49	5.978539	5.978185	16,375.30	-	-	16,375.30	0.97	16,374.33	-	-	-
B3	3,013,489.79	5.978539	5.978185	15,013.55	-	-	15,013.55	0.89	15,012.67	-	-	-
B4	2,464,864.93	5.978539	5.978185	12,280.24	-	-	12,280.24	0.73	12,279.52	-	-	-
B5	1,555,405.70	5.978539	5.978185	7,749.21	-	-	7,749.21	0.46	7,748.75	-	-	-

Totals	430,700,324.01			2,317,771.98	0.40	-	2,317,771.98	146.41	2,318,646.45	0.40	1,020.74	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	603.509439799	10.841317580	3.027351168	592.668122219	6.000000
1A2	12668BXT5	98,500,000.00	621.772872289	0.000000000	0.000000000	610.934726518	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207894025	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999578264	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	808.013511111	11.999155556	4.039726787	796.014355556	6.000000
1A7	12668BXY4	30,000,000.00	574.067369932	9.224814674	2.879662534	564.842555258	6.000000
1A8	12668BXZ1	2,245,000.00	808.013511111	11.999155556	4.039726787	796.014355556	6.000000
1A9	12668BYA5	73,180,878.00	825.002154251	10.937365359	4.124662838	814.064788892	6.000000
1A10	12668BYB3	50,000,000.00	714.435054639	10.889419203	3.571873970	703.545635436	6.000000
1A11	12668BYC1	40,000,000.00	670.564694706	12.045884180	3.363716750	658.518810526	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999578264	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999578264	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999578264	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	770.329136910	8.758015812	3.851320809	761.571121098	6.000000
1A17	12668BYJ6	2,721,000.00	770.329136910	8.758015812	3.851320809	761.571121098	6.000000
1A18	12668BYK3	1,000,000.00	770.329136912	8.758015812	3.851320809	761.571121100	6.000000
1X	12668BYL1	408,710,050.00	779.893676165	0.000000000	0.342571658	771.910294352	0.527138
2A1	12668BYM9	65,335,000.00	684.941801780	6.371713114	3.710101426	678.570088666	6.500000
2A2	12668BYN7	131,000.00	684.941801780	6.371713114	3.710101426	678.570088666	6.500000
2X	12668BYP2	68,176,582.00	699.372190586	0.000000000	0.320275322	693.242093744	0.549536
3A1	12668BYQ0	62,110,000.00	807.343742640	14.357739749	3.532128874	792.986002891	5.250000
3A2	12668BYR8	125,000.00	807.343742640	14.357739749	3.532128874	792.986002891	5.250000
3X	12668BYS6	56,065,897.00	820.532481626	0.000000000	0.302701001	805.183942923	0.442690
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	882.511527488	16.326135077	0.000000000	866.185392410	0.000000
PO-2	12668BYT4	1,888.14	874.816780209	0.113327646	0.000000000	874.703452563	0.000000
PO-3	12668BYT4	299,340.25	815.511836447	3.849059046	0.000000000	811.662777401	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.329989124	0.000000000	6.000000

M	12668BYV9	13,050,000.00	986.735360525	0.832674191	4.915738597	985.902686333	5.978539
B1	12668BYW7	5,552,000.00	986.735360525	0.832674191	4.915738597	985.902686333	5.978539
B2	12668BYX5	3,331,000.00	986.735360525	0.832674191	4.915738597	985.902686333	5.978539
B3	12668BYY3	3,054,000.00	986.735360525	0.832674191	4.915738597	985.902686333	5.978539
B4	12668BYZ0	2,498,000.00	986.735360525	0.832674191	4.915738597	985.902686333	5.978539
B5	12668BZA4	1,668,620.34	932.150749714	0.786611996	4.643807855	932.077301744	5.978539

Totals		555,285,578.53	775.637510973	8.685666901	4.175592775	766.953987113

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									8/27/2007
Cut-off Date									3/1/2006
Record Date									7/31/2007
Determination Date									8/22/2007
LIBOR Determination Date									7/23/2007
Accrual Period 30/360				Begin					7/1/2007
				End					8/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.32000%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,565	245	353	2,163
	Loans Paid Off or otherwise removed pursuant to the PSA					14	2	4	20
	Ending Aggregate Loan Count					1,551	243	349	2,143

	Beginning Pool Stated Principal Balance					328,569,787.51	48,429,318.59	53,701,217.90	430,700,324.00
	Scheduled Principal					146,087.45	12,862.97	226,107.61	385,058.03
	Unscheduled Principal					3,350,628.73	405,220.62	680,928.17	4,436,777.52
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					325,073,071.33	48,011,235.00	52,794,182.12	425,878,488.45

	Beginning Weighted Average Mortgage Rate					6.77812%	7.36330%	5.86831%
	Beginning Weighted Average Net Mortgage Rate					6.51103%	7.04082%	5.60537%
	Ending Weighted Average Mortgage Rate					6.77828%	7.36419%	5.86916%
	Ending Weighted Average Net Mortgage Rate					6.51111%	7.04116%	5.60618%

	Beginning Weighted Average Remaining Term to Maturity					342	341	162
	Ending Weighted Average Remaining Term to Maturity					341	340	161

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	60	3.86847%	14,501,377.21	4.46096%	14	0.90264%	2,682,951.41	0.82534%	11	0.70922%	2,901,658.35	0.89262%
	Group 2	8	3.29218%	1,234,839.20	2.57198%	4	1.64609%	948,385.81	1.97534%	5	2.05761%	938,754.97	1.95528%
	Group 3	5	1.43266%	497,140.85	0.94166%	0	0.00000%	-	0.00000%	1	0.28653%	65,856.44	0.12474%

	Total	73	3.40644%	16,233,357.26	3.81173%	18	0.83994%	3,631,337.22	0.85267%	17	0.79328%	3,906,269.76	0.91723%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	23	1.48291%	5,745,272.98	1.76738%	0	0.00000%	-	0.00000%	11	0.70922%	2,977,134.92	0.91584%
	Group 2	4	1.64609%	1,085,492.23	2.26091%	0	0.00000%	-	0.00000%	3	1.23457%	547,646.81	1.14066%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	27	1.25992%	6,830,765.21	1.60392%	0	0.00000%	-	0.00000%	14	0.65329%	3,524,781.73	0.82765%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					14,307,017.66	3,520,279.82	65,856.44	17,893,153.92
	One-Month Prior					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78
	Two-Month Prior					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22
	Three-Month Prior					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98
	Four-Month Prior					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85
	Five-Month Prior					7,871,936.16	1,734,235.39	90,648.77	9,696,820.32

	60+ Delinquency Average					10,728,114.88	2,696,845.40	89,320.40	13,514,280.68
	Passing Delinquency Stepdown Requirement					YES	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,853,813.86	297,116.90	262,308.75	2,413,239.51
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					66,360.85	10,039.93	10,883.91	87,284.69
	Less: Trustee Fee					2,464.27	363.22	402.76	3,230.25
	Less: Mortgage Loan Premiums					2,214.53	2,561.88	176.07	4,952.47
	Total Interest Available					1,782,774.21	284,151.87	250,846.02	2,317,772.11

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					146,087.45	12,862.97	226,107.61	385,058.03
	Paid in Full Principal					3,493,318.18	401,694.68	628,849.69	4,523,862.55
	Curtailment Principal					(142,689.45)	3,525.94	52,078.48	(87,085.03)
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	1,190.00	1,190.00
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					3,496,716.18	418,083.59	908,225.78	4,823,025.55

	Total Available Funds					5,279,490.39	702,235.46	1,159,071.80	7,140,797.66

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					5,279,490.39	702,235.46	1,159,071.80	7,140,797.66
	Trustee Fee					2,464.27	363.22	402.76	3,230.25
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					5,281,954.67	702,598.68	1,159,474.56	7,144,027.91

Withdrawals	Available Funds, to the Distribution Account					5,279,490.39	702,235.46	1,159,071.80	7,140,797.66
	Trustee Fee					2,464.27	363.22	402.76	3,230.25
	Total Withdrawals					5,281,954.67	702,598.68	1,159,474.56	7,144,027.91

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								7,140,797.66
	Trustee Fee								3,230.25
	YSA								1,020.74
	Other Deposits Required by the PSA								-
	Total Deposits								7,145,048.65

Withdrawals	Payments of Prinicipal & Interest to the Classes								7,141,671.99
	Payment of Trustee Fee								3,230.25
	Total Withdrawals								7,144,902.24

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								3,900.89

Deposits	Class 1A1 Corridor Contract Received								313.00
	Class 1A7 Corridor Contract Received								306.43
	Class 1A11 Corridor Contract Received								477.86
	Total Deposits								1,097.29

	Class 1A1 Yield Supplemental Amounts Paid								286.67
	Class 1A7 Yield Supplemental Amounts Paid								287.03
	Class 1A11 Yield Supplemental Amounts Paid								447.04
	To Terminate the Account								-
	Total Withdrawals								1,020.74

	Ending Balance								3,977.44

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								19.76
	Class 1A7 Contract Funds Unused								25.96
	Class 1A11 Contract Funds Unused								30.82

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					68,452.04	10,089.44	11,187.75	89,729.23
	Net Master Servicing Fee					66,360.85	10,039.93	10,883.91	87,284.69
	Trustee Fee					2,464.27	363.22	402.76	3,230.25
	Lpmi					2,214.53	2,561.88	176.07	4,952.47
	Total Net Loan Fees					71,039.65	12,965.03	11,462.73	95,467.41

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					8,281.00	821.74	2,279.67	11,382.41
	Interest Advances					164,563.15	29,678.63	2,728.18	196,969.96
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					172,844.15	30,500.37	5,007.85	208,352.37

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					3,493,318.18	401,694.68	628,849.69	4,523,862.55
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					2,091.19	49.51	303.85	2,444.55
	Compensating Interest					2,091.19	49.51	303.85	2,444.55
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					11.57846%	9.59372%	14.25427%
	SMM %					1.02022%	0.83695%	1.27336%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					146.41	-	-	146.41
	Total Net Interest Shortfalls					146.41	-	-	146.41

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					19,176.80	1,651.77	244,115.52	264,944.09
	PO Scheduled Principal					16.20	0.21	1,105.19	1,121.61
	PO Prepayments & Recoveries					338.56	-	46.99	385.55
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					18,822.04	1,651.56	242,963.34	263,436.94

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					328,550,610.71	48,427,666.82	53,457,102.38	430,435,379.91
	Non-PO Scheduled Principal					146,071.25	12,862.76	225,002.42	383,936.42
	Non-PO Prepayments & Recoveries					3,350,290.17	405,220.62	680,881.18	4,436,391.97
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					325,054,249.29	48,009,583.44	52,551,218.78	425,615,051.51

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.34151%	92.59253%	93.99132%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.65849%	7.40747%	6.00868%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					3,486,635.28	417,130.57	893,553.93	4,797,319.79
	Subordinate Principal Distribution Amount								24,198.61
	PO Principal Distribution Amount					354.76	0.21	1,152.18	1,507.16
	Total Principal Distribution Amount								4,823,025.55

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					15,582.79	27,362.69	47,039.45	89,984.93
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					-	-	1,190.00	1,190.00
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

				N/A

Group II

				N/A

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	397,225,669.97
Class A Percentage			94.749797%	93.272067%

Class M			13,050,000.00	12,866,030.06
Class M Percentage			2.350142%	3.021057%

Class B1			5,552,000.00	5,473,731.71
Class B1 Percentage			0.999846%	1.285280%

Class B2			3,331,000.00	3,284,041.85
Class B2 Percentage			0.599872%	0.771122%

Class B3			3,054,000.00	3,010,946.80
Class B3 Percentage			0.549987%	0.706997%

Class B4			2,498,000.00	2,462,784.91
Class B4 Percentage			0.449859%	0.578283%

Class B5			1,668,620.34	1,555,283.14
Class B5 Percentage			0.300498%	0.365194%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	0.322	219,711.97	0.068
50,000.00	-	75,000.00	40	2.579	2,555,289.90	0.786
75,000.00	-	100,000.00	96	6.190	8,558,234.77	2.633
100,000.00	-	125,000.00	145	9.349	16,488,566.46	5.072
125,000.00	-	150,000.00	178	11.476	24,539,000.14	7.549
150,000.00	-	175,000.00	173	11.154	27,925,163.84	8.590
175,000.00	-	200,000.00	178	11.476	33,574,547.78	10.328
200,000.00	-	225,000.00	151	9.736	31,925,323.02	9.821
225,000.00	-	250,000.00	116	7.479	27,628,677.11	8.499
250,000.00	-	275,000.00	106	6.834	27,939,099.30	8.595
275,000.00	-	300,000.00	84	5.416	24,299,796.93	7.475
300,000.00	-	325,000.00	79	5.093	24,641,740.40	7.580
325,000.00	-	350,000.00	70	4.513	23,615,684.55	7.265
350,000.00	-	375,000.00	47	3.030	17,009,242.21	5.232
375,000.00	-	400,000.00	46	2.966	17,980,649.88	5.531
400,000.00	-	425,000.00	25	1.612	10,240,326.36	3.150
425,000.00	-	450,000.00	6	0.387	2,639,860.31	0.812
450,000.00	-	475,000.00	1	0.064	464,000.00	0.143
475,000.00	-	500,000.00	2	0.129	990,967.26	0.305
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.064	594,912.41	0.183
600,000.00	-	625,000.00	1	0.064	613,305.57	0.189
625,000.00	-	650,000.00	1	0.064	628,971.16	0.193
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1551	100.000	325,073,071.33	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.646	153,526.18	0.320
50,000.00	-	75,000.00	15	6.173	943,442.18	1.965
75,000.00	-	100,000.00	21	8.642	1,854,078.67	3.862
100,000.00	-	125,000.00	22	9.053	2,496,418.50	5.200
125,000.00	-	150,000.00	32	13.169	4,427,387.42	9.222
150,000.00	-	175,000.00	19	7.819	3,078,920.68	6.413
175,000.00	-	200,000.00	31	12.757	5,810,804.50	12.103
200,000.00	-	225,000.00	20	8.230	4,294,322.41	8.944
225,000.00	-	250,000.00	14	5.761	3,253,444.53	6.776
250,000.00	-	275,000.00	14	5.761	3,690,254.52	7.686
275,000.00	-	300,000.00	13	5.350	3,697,128.80	7.701
300,000.00	-	325,000.00	9	3.704	2,877,738.88	5.994
325,000.00	-	350,000.00	6	2.469	2,040,426.69	4.250
350,000.00	-	375,000.00	11	4.527	4,009,465.38	8.351
375,000.00	-	400,000.00	6	2.469	2,341,494.63	4.877
400,000.00	-	425,000.00	2	0.823	816,870.01	1.701
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.823	963,667.04	2.007
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.412	554,379.69	1.155
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.412	707,464.29	1.474
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	243	100.000	48,011,235.00	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.287	24,302.94	0.046
25,000.00	-	50,000.00	27	7.736	1,140,107.32	2.160
50,000.00	-	75,000.00	54	15.473	3,336,902.75	6.321
75,000.00	-	100,000.00	54	15.473	4,617,766.51	8.747
100,000.00	-	125,000.00	33	9.456	3,741,925.24	7.088
125,000.00	-	150,000.00	32	9.169	4,417,616.15	8.368
150,000.00	-	175,000.00	26	7.450	4,180,114.78	7.918
175,000.00	-	200,000.00	36	10.315	6,757,717.54	12.800
200,000.00	-	225,000.00	13	3.725	2,733,021.86	5.177
225,000.00	-	250,000.00	15	4.298	3,560,842.47	6.745
250,000.00	-	275,000.00	8	2.292	2,102,247.39	3.982
275,000.00	-	300,000.00	17	4.871	4,842,549.93	9.173
300,000.00	-	325,000.00	10	2.865	3,105,368.39	5.882
325,000.00	-	350,000.00	8	2.292	2,672,794.46	5.063
350,000.00	-	375,000.00	14	4.011	5,133,812.91	9.724
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.287	427,091.48	0.809
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	349	100.000	52,794,182.12	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	119	7.672	26,195,748.53	8.058
6.5	-	7.0	1335	86.074	279,857,716.00	86.091
7.0	-	7.5	95	6.125	18,793,396.51	5.781
7.5	-	8.0	2	0.129	226,210.29	0.070
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1551	100.000	325,073,071.33	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.350	3,413,431.94	7.110
7.0	-	7.5	200	82.305	38,744,744.02	80.699
7.5	-	8.0	16	6.584	3,028,787.95	6.308
8.0	-	8.5	10	4.115	1,648,142.08	3.433
8.5	-	9.0	4	1.646	1,176,129.01	2.450
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	243	100.000	48,011,235.00	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.860	657,015.88	1.244
5.0	-	5.5	37	10.602	6,993,806.23	13.247
5.5	-	6.0	230	65.903	35,535,964.92	67.310
6.0	-	6.5	67	19.198	7,911,602.04	14.986
6.5	-	7.0	11	3.152	1,604,239.08	3.039
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.287	91,553.97	0.173
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	349	100.000	52,794,182.12	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	233	15.023	62,392,515.13	19.193
		FL	210	13.540	42,453,591.59	13.060
		AZ	101	6.512	19,754,166.99	6.077
		VA	45	2.901	10,036,693.71	3.088
		WA	43	2.772	8,599,096.85	2.645
		CO	48	3.095	9,140,187.68	2.812
		Others	871	56.157	172,696,819.38	53.126
		Wgt Ave / Total:	1551	100.000	325,073,071.33	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.288	7,742,338.61	16.126
		FL	47	19.342	9,155,222.81	19.069
		AZ	19	7.819	4,165,160.90	8.675
		VA	3	1.235	719,116.40	1.498
		WA	3	1.235	353,509.50	0.736
		CO	5	2.058	1,157,934.79	2.412
		Others	141	58.025	24,717,951.99	51.484
		Wgt Ave / Total:	243	100.000	48,011,235.00	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	68	19.484	13,057,001.72	24.732
		FL	30	8.596	3,595,072.31	6.810
		AZ	15	4.298	2,223,532.48	4.212
		VA	8	2.292	967,260.06	1.832
		WA	5	1.433	1,088,736.16	2.062
		CO	3	0.860	443,676.66	0.840
		Others	220	63.037	31,418,902.73	59.512
		Wgt Ave / Total:	349	100.000	52,794,182.12	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.064	221,287.75	0.068
120	-	180	1	0.064	92,391.00	0.028
180	-	300	16	1.032	2,104,582.79	0.647
300	-	360	1533	98.839	322,654,809.79	99.256
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1551	100.000	325,073,071.33	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.058	800,236.50	1.667
300	-	360	238	97.942	47,210,998.50	98.333
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	243	100.000	48,011,235.00	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.573	291,189.00	0.552
120	-	180	347	99.427	52,502,993.12	99.448
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	349	100.000	52,794,182.12	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 09/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,891,041.48	6.000000	438,467.07	87,333.57	525,800.64	-	16,452,574.41	-
1A2	12668BXT5	Strip IO	Var-30/360	60,177,070.56	0.000000	-	-	-	-	58,607,985.94	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.90	52,078.90	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.61	74,993.61	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	34,033,593.77	6.000000	513,023.90	170,153.48	683,177.37	-	33,520,569.88	-
1A7	12668BXY4	Senior	Var-30/360	16,945,276.66	6.000000	446,849.61	87,613.99	534,463.59	-	16,498,427.05	-
1A8	12668BXZ1	Senior	Fix-30/360	1,787,052.23	6.000000	26,938.10	8,934.50	35,872.60	-	1,760,114.12	-
1A9	12668BYA5	Senior	Fix-30/360	59,573,976.00	6.000000	800,406.00	297,844.51	1,098,250.51	-	58,773,570.00	-
1A10	12668BYB3	Senior	Fix-30/360	35,177,281.77	6.000000	657,874.40	175,871.43	833,745.83	-	34,519,407.37	-
1A11	12668BYC1	Senior	Var-30/360	26,340,752.42	6.000000	683,767.94	136,192.42	819,960.36	-	25,656,984.48	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.87	24,997.87	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.54	169,750.54	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.31	8,064.31	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	43,622,032.25	6.000000	606,135.08	218,091.59	824,226.67	-	43,015,897.16	-
1A17	12668BYJ6	Senior	Fix-30/360	2,072,235.02	6.000000	28,794.04	10,360.29	39,154.33	-	2,043,440.99	-
1A18	12668BYK3	Senior	Fix-30/360	761,571.12	6.000000	10,582.15	3,807.53	14,389.68	-	750,988.97	-
1X	12668BYL1	Strip IO	Var-30/360	315,487,495.00	0.526994	-	138,541.39	138,541.39	-	311,550,378.92	-
2A1	12668BYM9	Senior	Fix-30/360	44,334,376.74	6.500000	1,001,870.72	240,144.54	1,242,015.26	-	43,332,506.02	-
2A2	12668BYN7	Senior	Fix-30/360	88,892.68	6.500000	2,008.80	481.50	2,490.30	-	86,883.88	-
2X	12668BYP2	Strip IO	Var-30/360	47,262,876.45	0.549953	-	21,660.31	21,660.31	-	46,258,293.62	-
3A1	12668BYQ0	Senior	Fix-30/360	49,252,360.64	5.250000	882,271.22	215,479.08	1,097,750.30	-	48,370,089.42	-
3A2	12668BYR8	Senior	Fix-30/360	99,123.25	5.250000	1,775.62	433.66	2,209.29	-	97,347.63	-
3X	12668BYS6	Strip IO	Var-30/360	45,143,360.01	0.444797	-	16,733.04	16,733.04	-	44,284,285.32	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	18,822.04	0.000000	531.87	-	531.87	-	18,290.17	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,651.56	0.000000	0.35	-	0.35	-	1,651.21	-
PO-3	12668BYT4	Strip PO	Fix-30/360	242,963.34	0.000000	1,157.60	-	1,157.60	-	241,805.74	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.07	0.07	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,866,030.06	5.978828	15,413.48	64,099.31	79,512.80	-	12,850,616.57	-
B1	12668BYW7	Junior	Var-30/360	5,473,731.71	5.978828	6,557.52	27,270.45	33,827.97	-	5,467,174.19	-
B2	12668BYX5	Junior	Var-30/360	3,284,041.85	5.978828	3,934.28	16,361.29	20,295.57	-	3,280,107.57	-
B3	12668BYY3	Junior	Var-30/360	3,010,946.80	5.978828	3,607.11	15,000.71	18,607.82	-	3,007,339.69	-
B4	12668BYZ0	Junior	Var-30/360	2,462,784.91	5.978828	2,950.41	12,269.74	15,220.15	-	2,459,834.50	-
B5	12668BZA4	Junior	Var-30/360	1,555,283.14	5.978828	1,863.23	7,748.51	9,611.74	55,878.43	1,497,541.49	145,864.57

Totals				425,878,488.44		6,136,780.50	2,302,312.14	8,439,092.64	55,878.43	419,685,829.51	145,864.57

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,891,041.48	438,467.07	-	-	438,467.07	-	-	16,452,574.41	0.577283313
1A2	12668BXT5	98,500,000.00	60,177,070.56	-	-	-	-	-	-	58,607,985.94	0.595004933
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	34,033,593.77	513,023.90	-	-	513,023.90	-	-	33,520,569.88	0.784015200
1A7	12668BXY4	30,000,000.00	16,945,276.66	446,849.61	-	-	446,849.61	-	-	16,498,427.05	0.549947568
1A8	12668BXZ1	2,245,000.00	1,787,052.23	26,938.10	-	-	26,938.10	-	-	1,760,114.12	0.784015200
1A9	12668BYA5	73,180,878.00	59,573,976.00	800,406.00	-	-	800,406.00	-	-	58,773,570.00	0.803127424
1A10	12668BYB3	50,000,000.00	35,177,281.77	657,874.40	-	-	657,874.40	-	-	34,519,407.37	0.690388147
1A11	12668BYC1	40,000,000.00	26,340,752.42	683,767.94	-	-	683,767.94	-	-	25,656,984.48	0.641424612
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	43,622,032.25	606,135.08	-	-	606,135.08	-	-	43,015,897.16	0.750988969
1A17	12668BYJ6	2,721,000.00	2,072,235.02	28,794.04	-	-	28,794.04	-	-	2,043,440.99	0.750988969
1A18	12668BYK3	1,000,000.00	761,571.12	10,582.15	-	-	10,582.15	-	-	750,988.97	0.750988969
1X	12668BYL1	408,710,050.00	315,487,495.00	-	-	-	-	-	-	311,550,378.92	0.762277265
2A1	12668BYM9	65,335,000.00	44,334,376.74	1,001,870.72	-	-	1,001,870.72	-	-	43,332,506.02	0.663235724
2A2	12668BYN7	131,000.00	88,892.68	2,008.80	-	-	2,008.80	-	-	86,883.88	0.663235724
2X	12668BYP2	68,176,582.00	47,262,876.45	-	-	-	-	-	-	46,258,293.62	0.678507081
3A1	12668BYQ0	62,110,000.00	49,252,360.64	882,271.22	-	-	882,271.22	-	-	48,370,089.42	0.778781024
3A2	12668BYR8	125,000.00	99,123.25	1,775.62	-	-	1,775.62	-	-	97,347.63	0.778781024
3X	12668BYS6	56,065,897.00	45,143,360.01	-	-	-	-	-	-	44,284,285.32	0.789861354
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	18,822.04	531.87	-	-	531.87	-	-	18,290.17	0.841709029
PO-2	12668BYT4	1,888.14	1,651.56	0.35	-	-	0.35	-	-	1,651.21	0.874516162
PO-3	12668BYT4	299,340.25	242,963.34	1,157.60	-	-	1,157.60	-	-	241,805.74	0.807795610
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,866,030.06	15,413.48	-	-	15,413.48	-	-	12,850,616.57	0.984721576
B1	12668BYW7	5,552,000.00	5,473,731.71	6,557.52	-	-	6,557.52	-	-	5,467,174.19	0.984721576
B2	12668BYX5	3,331,000.00	3,284,041.85	3,934.28	-	-	3,934.28	-	-	3,280,107.57	0.984721576
B3	12668BYY3	3,054,000.00	3,010,946.80	3,607.11	-	-	3,607.11	-	-	3,007,339.69	0.984721576
B4	12668BYZ0	2,498,000.00	2,462,784.91	2,950.41	-	-	2,950.41	-	-	2,459,834.50	0.984721576
B5	12668BZA4	1,668,620.34	1,555,283.14	1,863.23	-	-	1,863.23	-	55,878.43	1,497,541.49	0.897472871

Totals		555,285,578.53	425,878,488.44	6,136,780.50	-	-	6,136,780.50	-	55,878.43	419,685,829.51

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,891,041.48	6.000000	6.204489	84,455.21	0.17	-	84,455.21	7.19	87,333.57	0.17	3,022.88	-
1A2	60,177,070.56	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A3	10,000,000.00	6.250000	6.249468	52,083.33	-	-	52,083.33	4.44	52,078.90	-	-	-
1A4	15,000,000.00	6.000000	5.999489	75,000.00	-	-	75,000.00	6.39	74,993.61	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	34,033,593.77	6.000000	5.999489	170,167.97	-	-	170,167.97	14.49	170,153.48	-	-	-
1A7	16,945,276.66	6.000000	6.204489	84,726.38	0.23	-	84,726.38	7.22	87,613.99	0.23	3,075.22	-
1A8	1,787,052.23	6.000000	5.999489	8,935.26	-	-	8,935.26	0.76	8,934.50	-	-	-
1A9	59,573,976.00	6.000000	5.999489	297,869.88	-	-	297,869.88	25.37	297,844.51	-	-	-
1A10	35,177,281.77	6.000000	5.999489	175,886.41	-	-	175,886.41	14.98	175,871.43	-	-	-
1A11	26,340,752.42	6.000000	6.204489	131,703.76	-	-	131,703.76	11.22	136,192.42	-	4,714.03	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999489	25,000.00	-	-	25,000.00	2.13	24,997.87	-	-	-
1A14	33,953,000.00	6.000000	5.999489	169,765.00	-	-	169,765.00	14.46	169,750.54	-	-	-
1A15	1,613,000.00	6.000000	5.999489	8,065.00	-	-	8,065.00	0.69	8,064.31	-	-	-
1A16	43,622,032.25	6.000000	5.999489	218,110.16	-	-	218,110.16	18.57	218,091.59	-	-	-
1A17	2,072,235.02	6.000000	5.999489	10,361.18	-	-	10,361.18	0.88	10,360.29	-	-	-
1A18	761,571.12	6.000000	5.999489	3,807.86	-	-	3,807.86	0.32	3,807.53	-	-	-
1X	315,487,495.00	0.526994	0.526961	138,550.00	-	-	138,550.00	8.60	138,541.39	-	-	-
2A1	44,334,376.74	6.500000	6.500000	240,144.54	-	-	240,144.54	-	240,144.54	-	-	-
2A2	88,892.68	6.500000	6.500000	481.50	-	-	481.50	-	481.50	-	-	-
2X	47,262,876.45	0.549953	0.549953	21,660.31	-	-	21,660.31	-	21,660.31	-	-	-
3A1	49,252,360.64	5.250000	5.250000	215,479.08	-	-	215,479.08	-	215,479.08	-	-	-
3A2	99,123.25	5.250000	5.250000	433.66	-	-	433.66	-	433.66	-	-	-
3X	45,143,360.01	0.444797	0.444797	16,733.04	-	-	16,733.04	-	16,733.04	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	18,822.04	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,651.56	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	242,963.34	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.07	-	-	-

M	12,866,030.06	5.978828	5.978470	64,103.15	-	-	64,103.15	3.83	64,099.31	-	-	-
B1	5,473,731.71	5.978828	5.978470	27,272.08	-	-	27,272.08	1.63	27,270.45	-	-	-
B2	3,284,041.85	5.978828	5.978470	16,362.27	-	-	16,362.27	0.98	16,361.29	-	-	-
B3	3,010,946.80	5.978828	5.978470	15,001.61	-	-	15,001.61	0.90	15,000.71	-	-	-
B4	2,462,784.91	5.978828	5.978470	12,270.47	-	-	12,270.47	0.73	12,269.74	-	-	-
B5	1,555,283.14	5.978828	5.978470	7,748.98	-	-	7,748.98	0.46	7,748.51	-	-	-

Totals	425,878,488.44			2,292,178.09	0.40	-	2,292,178.09	146.24	2,302,312.14	0.40	10,812.13	-

Current Payment Information
Factors per $1,000
Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	592.668122219	15.384809602	3.064335721	577.283312617	6.000000
1A2	12668BXT5	98,500,000.00	610.934726518	0.000000000	0.000000000	595.004933420	0.000000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207889787	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999574196	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	796.014355556	11.999155556	3.979732831	784.015200000	6.000000
1A7	12668BXY4	30,000,000.00	564.842555258	14.894986898	2.920466200	549.947568360	6.000000
1A8	12668BXZ1	2,245,000.00	796.014355556	11.999155556	3.979732831	784.015200000	6.000000
1A9	12668BYA5	73,180,878.00	814.064788892	10.937365359	4.069977312	803.127423533	6.000000
1A10	12668BYB3	50,000,000.00	703.545635436	13.157488093	3.517428604	690.388147344	6.000000
1A11	12668BYC1	40,000,000.00	658.518810526	17.094198489	3.404810616	641.424612037	6.000000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999574196	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999574196	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999574196	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	761.571121098	10.582151960	3.807531325	750.988969138	6.000000
1A17	12668BYJ6	2,721,000.00	761.571121098	10.582151960	3.807531325	750.988969138	6.000000
1A18	12668BYK3	1,000,000.00	761.571121100	10.582151960	3.807531325	750.988969140	6.000000
1X	12668BYL1	408,710,050.00	771.910294352	0.000000000	0.338972323	762.277264579	0.526994
2A1	12668BYM9	65,335,000.00	678.570088666	15.334364759	3.675587980	663.235723907	6.500000
2A2	12668BYN7	131,000.00	678.570088666	15.334364759	3.675587980	663.235723907	6.500000
2X	12668BYP2	68,176,582.00	693.242093744	0.000000000	0.317708958	678.507080628	0.549953
3A1	12668BYQ0	62,110,000.00	792.986002891	14.204978564	3.469313763	778.781024327	5.250000
3A2	12668BYR8	125,000.00	792.986002891	14.204978564	3.469313763	778.781024327	5.250000
3X	12668BYS6	56,065,897.00	805.183942923	0.000000000	0.298452999	789.861354042	0.444797
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	866.185392410	24.476363258	0.000000000	841.709029152	0.000000
PO-2	12668BYT4	1,888.14	874.703452563	0.187290545	0.000000000	874.516162019	0.000000
PO-3	12668BYT4	299,340.25	811.662777401	3.867167524	0.000000000	807.795609877	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	0.728018585	0.000000000	6.000000

M	12668BYV9	13,050,000.00	985.902686333	1.181109900	4.911824813	984.721576433	5.978828
B1	12668BYW7	5,552,000.00	985.902686333	1.181109900	4.911824813	984.721576433	5.978828
B2	12668BYX5	3,331,000.00	985.902686333	1.181109900	4.911824813	984.721576433	5.978828
B3	12668BYY3	3,054,000.00	985.902686333	1.181109900	4.911824813	984.721576433	5.978828
B4	12668BYZ0	2,498,000.00	985.902686333	1.181109900	4.911824813	984.721576433	5.978828
B5	12668BZA4	1,668,620.34	932.077301744	1.116627172	4.643663600	897.472871109	5.978828

Totals		555,285,578.53	766.953987113	11.051575509	4.146176722	755.801781528

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									9/25/2007
Cut-off Date									3/1/2006
Record Date									8/31/2007
Determination Date									9/22/2007
LIBOR Determination Date									8/23/2007
Accrual Period 30/360				Begin					8/1/2007
				End					9/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.50500%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,551	243	349	2,143
	Loans Paid Off or otherwise removed pursuant to the PSA					21	5	3	29
	Ending Aggregate Loan Count					1,530	238	346	2,114

	Beginning Pool Stated Principal Balance					325,073,071.33	48,011,235.00	52,794,182.12	425,878,488.45
	Scheduled Principal					144,831.05	12,829.58	224,718.58	382,379.21
	Unscheduled Principal					4,088,481.73	992,008.65	674,100.92	5,754,591.30
	Realized Principal Losses					55,688.43	-	-	55,688.43
	Ending Pool Stated Principal Balance					320,784,070.12	47,006,396.77	51,895,362.62	419,685,829.51

	Beginning Weighted Average Mortgage Rate					6.77828%	7.36419%	5.86916%
	Beginning Weighted Average Net Mortgage Rate					6.51111%	7.04116%	5.60618%
	Ending Weighted Average Mortgage Rate					6.77834%	7.36582%	5.86717%
	Ending Weighted Average Net Mortgage Rate					6.51106%	7.04142%	5.60413%

	Beginning Weighted Average Remaining Term to Maturity					341	340	161
	Ending Weighted Average Remaining Term to Maturity					340	339	160

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	52	3.39869%	12,878,592.36	4.01472%	18	1.17647%	3,603,273.54	1.12327%	7	0.45752%	1,840,796.08	0.57384%
	Group 2	12	5.04202%	2,413,827.21	5.13510%	4	1.68067%	517,828.89	1.10161%	4	1.68067%	803,452.17	1.70924%
	Group 3	4	1.15607%	434,133.89	0.83656%	1	0.28902%	57,822.34	0.11142%	0	0.00000%	-	0.00000%

	Total	68	3.21665%	15,726,553.46	3.74722%	23	1.08798%	4,178,924.77	0.99573%	11	0.52034%	2,644,248.25	0.63005%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	29	1.89542%	7,225,764.94	2.25253%	0	0.00000%	-	0.00000%	11	0.71895%	2,632,879.14	0.82076%
	Group 2	7	2.94118%	1,672,615.23	3.55827%	0	0.00000%	-	0.00000%	3	1.26050%	547,646.81	1.16505%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	36	1.70293%	8,898,380.17	2.12025%	0	0.00000%	-	0.00000%	14	0.66225%	3,180,525.95	0.75783%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					15,302,713.70	3,541,543.10	57,822.34	18,902,079.14
	One-Month Prior					14,307,017.66	3,520,279.82	65,856.44	17,893,153.92
	Two-Month Prior					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78
	Three-Month Prior					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22
	Four-Month Prior					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98
	Five-Month Prior					6,659,046.35	2,298,709.19	90,297.31	9,048,052.85

	60+ Delinquency Average					11,966,577.80	2,998,063.35	83,849.33	15,048,490.48
	Passing Delinquency Stepdown Requirement					NO	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,832,402.67	293,064.68	257,704.38	2,383,171.72
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					63,929.77	8,430.52	10,488.46	82,848.76
	Less: Trustee Fee					2,438.05	360.08	395.96	3,194.09
	Less: Mortgage Loan Premiums					2,213.55	2,561.79	175.38	4,950.72
	Total Interest Available					1,763,821.30	281,712.27	246,644.58	2,292,178.15

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					144,831.05	12,829.58	224,718.58	382,379.21
	Paid in Full Principal					3,323,109.16	995,010.50	624,820.12	4,942,939.78
	Curtailment Principal					62,061.00	(3,001.85)	49,280.80	108,339.95
	Liquidation Principal					703,311.57	-	-	703,311.57
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					(190.00)	-	-	(190.00)
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					4,233,122.78	1,004,838.23	898,819.50	6,136,780.51

	Total Available Funds					5,996,944.08	1,286,550.50	1,145,464.08	8,428,958.66

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					5,996,944.08	1,286,550.50	1,145,464.08	8,428,958.66
	Trustee Fee					2,438.05	360.08	395.96	3,194.09
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					5,999,382.13	1,286,910.59	1,145,860.03	8,432,152.75

Withdrawals	Available Funds, to the Distribution Account					5,996,944.08	1,286,550.50	1,145,464.08	8,428,958.66
	Trustee Fee					2,438.05	360.08	395.96	3,194.09
	Total Withdrawals					5,999,382.13	1,286,910.59	1,145,860.03	8,432,152.75

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								8,428,958.66
	Trustee Fee								3,194.09
	YSA								10,812.13
	Other Deposits Required by the PSA								-
	Total Deposits								8,442,964.88

Withdrawals	Payments of Prinicipal & Interest to the Classes								8,439,092.67
	Payment of Trustee Fee								3,194.09
	Total Withdrawals								8,442,286.76

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								3,977.44

Deposits	Class 1A1 Corridor Contract Received								3,022.88
	Class 1A7 Corridor Contract Received								3,075.22
	Class 1A11 Corridor Contract Received								4,714.03
	Total Deposits								10,812.13

	Class 1A1 Yield Supplemental Amounts Paid								3,022.88
	Class 1A7 Yield Supplemental Amounts Paid								3,075.22
	Class 1A11 Yield Supplemental Amounts Paid								4,714.03
	To Terminate the Account								-
	Total Withdrawals								10,812.13

	Ending Balance								4,509.32

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								137.33
	Class 1A7 Contract Funds Unused								180.40
	Class 1A11 Contract Funds Unused								214.15

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					67,723.56	10,002.34	10,998.79	88,724.69
	Net Master Servicing Fee					63,929.77	8,430.52	10,488.46	82,848.76
	Trustee Fee					2,438.05	360.08	395.96	3,194.09
	Lpmi					2,213.55	2,561.79	175.38	4,950.72
	Total Net Loan Fees					68,581.36	11,352.40	11,059.80	90,993.57

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					9,899.84	805.01	2,025.78	12,730.63
	Interest Advances					160,775.99	36,783.93	2,397.75	199,957.67
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					170,675.83	37,588.94	4,423.53	212,688.30

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					3,323,109.16	995,010.50	624,820.12	4,942,939.78
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					3,793.79	1,571.82	510.32	5,875.93
	Compensating Interest					3,793.79	1,571.82	510.32	5,875.93
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					14.27569%	22.16735%	14.34749%
	SMM %					1.27541%	2.06675%	1.28231%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					146.24	-	-	146.24
	Total Net Interest Shortfalls					146.24	-	-	146.24

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					18,822.04	1,651.56	242,963.34	263,436.94
	PO Scheduled Principal					15.76	0.22	1,110.05	1,126.03
	PO Prepayments & Recoveries					516.11	0.14	47.55	563.79
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					18,290.17	1,651.21	241,805.74	261,747.12

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					325,054,249.29	48,009,583.44	52,551,218.78	425,615,051.51
	Non-PO Scheduled Principal					144,815.29	12,829.36	223,608.53	381,253.18
	Non-PO Prepayments & Recoveries					3,384,654.05	992,008.51	674,053.37	5,050,715.94
	Non-PO Liquidation Principal					703,311.57	-	-	703,311.57
	Non-PO Principal Loss					55,688.43	-	-	55,688.43
	Ending Non-PO Balance					320,765,779.95	47,004,745.56	51,653,556.88	419,424,082.39

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.27289%	92.53000%	93.91121%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.72711%	7.47000%	6.08879%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					4,212,838.29	1,003,879.52	884,046.84	6,100,764.66
	Subordinate Principal Distribution Amount								34,326.03
	PO Principal Distribution Amount					531.87	0.35	1,157.60	1,689.82
	Total Principal Distribution Amount								6,136,780.51

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					55,688.43	-	-	55,688.43
	Cumulative Realized Losses					71,461.22	27,362.69	47,039.45	145,863.36
	Total Liquidated Loan Balance					759,000.00	-	-	759,000.00
	Total Liquidated Proceeds					703,311.57	-	-	703,311.57
	Subsequent Recoveries					(190.00)	-	-	(190.00)
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

124911385				417,000.00	374,307.57	42,692.43
116626651				342,000.00	329,004.00	12,996.00

Group II

				N/A

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	391,123,215.49
Class A Percentage			94.749797%	93.194287%

Class M			13,050,000.00	12,850,616.57
Class M Percentage			2.350142%	3.061961%

Class B1			5,552,000.00	5,467,174.19
Class B1 Percentage			0.999846%	1.302683%

Class B2			3,331,000.00	3,280,107.57
Class B2 Percentage			0.599872%	0.781563%

Class B3			3,054,000.00	3,007,339.69
Class B3 Percentage			0.549987%	0.716569%

Class B4			2,498,000.00	2,459,834.50
Class B4 Percentage			0.449859%	0.586113%

Class B5			1,668,620.34	1,497,541.49
Class B5 Percentage			0.300498%	0.356824%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	5	0.327	214,528.32	0.067
50,000.00	-	75,000.00	38	2.484	2,420,187.64	0.754
75,000.00	-	100,000.00	96	6.275	8,562,011.59	2.669
100,000.00	-	125,000.00	143	9.346	16,285,782.46	5.077
125,000.00	-	150,000.00	175	11.438	24,136,670.67	7.524
150,000.00	-	175,000.00	168	10.980	27,137,589.98	8.460
175,000.00	-	200,000.00	179	11.699	33,775,191.98	10.529
200,000.00	-	225,000.00	149	9.739	31,524,295.24	9.827
225,000.00	-	250,000.00	115	7.516	27,406,125.93	8.543
250,000.00	-	275,000.00	105	6.863	27,674,156.52	8.627
275,000.00	-	300,000.00	84	5.490	24,315,258.64	7.580
300,000.00	-	325,000.00	78	5.098	24,352,546.74	7.592
325,000.00	-	350,000.00	67	4.379	22,611,301.48	7.049
350,000.00	-	375,000.00	46	3.007	16,649,270.81	5.190
375,000.00	-	400,000.00	46	3.007	17,973,528.87	5.603
400,000.00	-	425,000.00	24	1.569	9,818,409.98	3.061
425,000.00	-	450,000.00	6	0.392	2,638,580.42	0.823
450,000.00	-	475,000.00	1	0.065	464,000.00	0.145
475,000.00	-	500,000.00	2	0.131	987,620.36	0.308
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.065	594,824.40	0.185
600,000.00	-	625,000.00	1	0.065	612,713.49	0.191
625,000.00	-	650,000.00	1	0.065	629,474.60	0.196
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1530	100.000	320,784,070.12	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.681	153,419.07	0.326
50,000.00	-	75,000.00	15	6.303	942,758.90	2.006
75,000.00	-	100,000.00	21	8.824	1,853,443.75	3.943
100,000.00	-	125,000.00	22	9.244	2,494,959.20	5.308
125,000.00	-	150,000.00	31	13.025	4,291,272.03	9.129
150,000.00	-	175,000.00	19	7.983	3,077,053.02	6.546
175,000.00	-	200,000.00	28	11.765	5,227,960.26	11.122
200,000.00	-	225,000.00	20	8.403	4,297,970.75	9.143
225,000.00	-	250,000.00	14	5.882	3,252,821.31	6.920
250,000.00	-	275,000.00	14	5.882	3,689,548.94	7.849
275,000.00	-	300,000.00	12	5.042	3,416,201.56	7.268
300,000.00	-	325,000.00	9	3.782	2,877,490.63	6.121
325,000.00	-	350,000.00	6	2.521	2,040,018.61	4.340
350,000.00	-	375,000.00	11	4.622	4,009,144.75	8.529
375,000.00	-	400,000.00	6	2.521	2,341,490.01	4.981
400,000.00	-	425,000.00	2	0.840	816,870.01	1.738
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.840	963,245.32	2.049
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.420	553,901.77	1.178
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.420	706,826.88	1.504
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	238	100.000	47,006,396.77	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.289	24,204.27	0.047
25,000.00	-	50,000.00	27	7.803	1,131,778.94	2.181
50,000.00	-	75,000.00	58	16.763	3,621,285.88	6.978
75,000.00	-	100,000.00	50	14.451	4,282,854.66	8.253
100,000.00	-	125,000.00	33	9.538	3,725,083.59	7.178
125,000.00	-	150,000.00	32	9.249	4,397,089.12	8.473
150,000.00	-	175,000.00	25	7.225	3,986,229.48	7.681
175,000.00	-	200,000.00	35	10.116	6,541,183.18	12.605
200,000.00	-	225,000.00	13	3.757	2,716,378.18	5.234
225,000.00	-	250,000.00	15	4.335	3,544,731.87	6.831
250,000.00	-	275,000.00	9	2.601	2,365,770.74	4.559
275,000.00	-	300,000.00	16	4.624	4,569,171.40	8.805
300,000.00	-	325,000.00	11	3.179	3,439,713.71	6.628
325,000.00	-	350,000.00	6	1.734	2,011,995.97	3.877
350,000.00	-	375,000.00	14	4.046	5,112,601.78	9.852
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	0	0.000	-	0.000
425,000.00	-	450,000.00	1	0.289	425,289.85	0.820
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	346	100.000	51,895,362.62	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	117	7.647	25,583,110.50	7.975
6.5	-	7.0	1317	86.078	276,610,946.02	86.230
7.0	-	7.5	94	6.144	18,363,803.31	5.725
7.5	-	8.0	2	0.131	226,210.29	0.071
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1530	100.000	320,784,070.12	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.462	3,417,497.37	7.270
7.0	-	7.5	195	81.933	37,736,691.26	80.280
7.5	-	8.0	16	6.723	3,028,478.68	6.443
8.0	-	8.5	10	4.202	1,647,716.64	3.505
8.5	-	9.0	4	1.681	1,176,012.82	2.502
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	238	100.000	47,006,396.77	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.867	653,781.83	1.260
5.0	-	5.5	37	10.694	6,957,295.47	13.406
5.5	-	6.0	228	65.896	34,903,811.94	67.258
6.0	-	6.5	66	19.075	7,691,828.85	14.822
6.5	-	7.0	11	3.179	1,597,546.31	3.078
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.289	91,098.22	0.176
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	346	100.000	51,895,362.62	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	230	15.033	61,449,545.46	19.156
		FL	206	13.464	41,556,902.45	12.955
		AZ	101	6.601	19,741,301.10	6.154
		VA	45	2.941	10,022,502.41	3.124
		WA	43	2.810	8,592,790.58	2.679
		CO	48	3.137	9,136,864.38	2.848
		Others	857	56.013	170,284,163.74	53.084
		Wgt Ave / Total:	1530	100.000	320,784,070.12	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.504	7,739,844.24	16.466
		FL	45	18.908	8,684,838.59	18.476
		AZ	19	7.983	4,164,602.86	8.860
		VA	3	1.261	718,795.90	1.529
		WA	3	1.261	353,355.79	0.752
		CO	5	2.101	1,157,555.95	2.463
		Others	138	57.983	24,187,403.44	51.456
		Wgt Ave / Total:	238	100.000	47,006,396.77	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	68	19.653	12,993,451.94	25.038
		FL	29	8.382	3,301,895.97	6.363
		AZ	14	4.046	2,037,774.55	3.927
		VA	8	2.312	963,245.13	1.856
		WA	5	1.445	1,084,145.30	2.089
		CO	3	0.867	441,782.44	0.851
		Others	219	63.295	31,073,067.29	59.876
		Wgt Ave / Total:	346	100.000	51,895,362.62	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.065	221,287.75	0.069
120	-	180	1	0.065	91,808.08	0.029
180	-	300	16	1.046	2,095,639.33	0.653
300	-	360	1512	98.824	318,375,334.96	99.249
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1530	100.000	320,784,070.12	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.101	798,887.45	1.700
300	-	360	233	97.899	46,207,509.32	98.300
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	238	100.000	47,006,396.77	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.578	289,200.05	0.557
120	-	180	344	99.422	51,606,162.57	99.443
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	346	100.000	51,895,362.62	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,452,574.41	5.831250	179,640.98	79,942.34	259,583.32	-	16,272,933.43	-
1A2	12668BXT5	Strip IO	Var-30/360	58,607,985.94	0.168750	-	8,241.04	8,241.04	-	58,041,363.44	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.84	52,078.84	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.53	74,993.53	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	33,520,569.88	6.000000	513,023.90	167,588.40	680,612.30	-	33,007,545.98	-
1A7	12668BXY4	Senior	Var-30/360	16,498,427.05	5.831250	106,840.20	80,165.13	187,005.33	-	16,391,586.85	-
1A8	12668BXZ1	Senior	Fix-30/360	1,760,114.12	6.000000	26,938.10	8,799.81	35,737.92	-	1,733,176.02	-
1A9	12668BYA5	Senior	Fix-30/360	58,773,570.00	6.000000	800,406.00	293,842.52	1,094,248.52	-	57,973,164.00	-
1A10	12668BYB3	Senior	Fix-30/360	34,519,407.37	6.000000	431,201.47	172,582.16	603,783.62	-	34,088,205.90	-
1A11	12668BYC1	Senior	Var-30/360	25,656,984.48	5.831250	280,141.32	124,666.16	404,807.48	-	25,376,843.16	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.84	24,997.84	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.36	169,750.36	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.30	8,064.30	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	43,015,897.16	6.000000	397,289.11	215,060.94	612,350.05	-	42,618,608.05	-
1A17	12668BYJ6	Senior	Fix-30/360	2,043,440.99	6.000000	18,872.95	10,216.32	29,089.27	-	2,024,568.04	-
1A18	12668BYK3	Senior	Fix-30/360	750,988.97	6.000000	6,936.03	3,754.62	10,690.66	-	744,052.93	-
1X	12668BYL1	Strip IO	Var-30/360	311,550,378.92	0.526558	-	136,699.15	136,699.15	-	308,666,665.97	-
2A1	12668BYM9	Senior	Fix-30/360	43,332,506.02	6.500000	230,266.76	234,717.74	464,984.50	-	43,102,239.27	-
2A2	12668BYN7	Senior	Fix-30/360	86,883.88	6.500000	461.70	470.62	932.32	-	86,422.18	-
2X	12668BYP2	Strip IO	Var-30/360	46,258,293.62	0.550412	-	21,217.59	21,217.59	-	46,008,857.03	-
3A1	12668BYQ0	Senior	Fix-30/360	48,370,089.42	5.250000	522,444.16	211,619.14	734,063.30	-	47,847,645.26	-
3A2	12668BYR8	Senior	Fix-30/360	97,347.63	5.250000	1,051.45	425.90	1,477.35	-	96,296.18	-
3X	12668BYS6	Strip IO	Var-30/360	44,284,285.32	0.443664	-	16,372.78	16,372.78	-	43,788,911.04	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	18,290.17	0.000000	16.48	-	16.48	-	18,273.69	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,651.21	0.000000	0.22	-	0.22	-	1,650.99	-
PO-3	12668BYT4	Strip PO	Fix-30/360	241,805.74	0.000000	1,151.03	-	1,151.03	-	240,654.71	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.27	0.27	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,850,616.57	5.979102	15,703.47	64,025.41	79,728.88	-	12,834,913.11	-
B1	12668BYW7	Junior	Var-30/360	5,467,174.19	5.979102	6,680.89	27,239.01	33,919.90	-	5,460,493.30	-
B2	12668BYX5	Junior	Var-30/360	3,280,107.57	5.979102	4,008.29	16,342.42	20,350.72	-	3,276,099.28	-
B3	12668BYY3	Junior	Var-30/360	3,007,339.69	5.979102	3,674.97	14,983.42	18,658.39	-	3,003,664.72	-
B4	12668BYZ0	Junior	Var-30/360	2,459,834.50	5.979102	3,005.92	12,255.59	15,261.51	-	2,456,828.58	-
B5	12668BZA4	Junior	Var-30/360	1,497,541.49	5.979102	1,830.00	7,461.18	9,291.17	128,363.92	1,367,347.57	274,228.49

Totals				419,685,829.51		3,551,585.40	2,258,574.53	5,810,159.94	128,363.92	416,005,880.20	274,228.49

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,452,574.41	179,640.98	-	-	179,640.98	-	-	16,272,933.43	0.570980120
1A2	12668BXT5	98,500,000.00	58,607,985.94	-	-	-	-	-	-	58,041,363.44	0.589252421
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	33,520,569.88	513,023.90	-	-	513,023.90	-	-	33,007,545.98	0.772016044
1A7	12668BXY4	30,000,000.00	16,498,427.05	106,840.20	-	-	106,840.20	-	-	16,391,586.85	0.546386228
1A8	12668BXZ1	2,245,000.00	1,760,114.12	26,938.10	-	-	26,938.10	-	-	1,733,176.02	0.772016044
1A9	12668BYA5	73,180,878.00	58,773,570.00	800,406.00	-	-	800,406.00	-	-	57,973,164.00	0.792190058
1A10	12668BYB3	50,000,000.00	34,519,407.37	431,201.47	-	-	431,201.47	-	-	34,088,205.90	0.681764118
1A11	12668BYC1	40,000,000.00	25,656,984.48	280,141.32	-	-	280,141.32	-	-	25,376,843.16	0.634421079
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	43,015,897.16	397,289.11	-	-	397,289.11	-	-	42,618,608.05	0.744052935
1A17	12668BYJ6	2,721,000.00	2,043,440.99	18,872.95	-	-	18,872.95	-	-	2,024,568.04	0.744052935
1A18	12668BYK3	1,000,000.00	750,988.97	6,936.03	-	-	6,936.03	-	-	744,052.93	0.744052935
1X	12668BYL1	408,710,050.00	311,550,378.92	-	-	-	-	-	-	308,666,665.97	0.755221620
2A1	12668BYM9	65,335,000.00	43,332,506.02	230,266.76	-	-	230,266.76	-	-	43,102,239.27	0.659711323
2A2	12668BYN7	131,000.00	86,883.88	461.70	-	-	461.70	-	-	86,422.18	0.659711323
2X	12668BYP2	68,176,582.00	46,258,293.62	-	-	-	-	-	-	46,008,857.03	0.674848396
3A1	12668BYQ0	62,110,000.00	48,370,089.42	522,444.16	-	-	522,444.16	-	-	47,847,645.26	0.770369429
3A2	12668BYR8	125,000.00	97,347.63	1,051.45	-	-	1,051.45	-	-	96,296.18	0.770369429
3X	12668BYS6	56,065,897.00	44,284,285.32	-	-	-	-	-	-	43,788,911.04	0.781025782
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	18,290.17	16.48	-	-	16.48	-	-	18,273.69	0.840950733
PO-2	12668BYT4	1,888.14	1,651.21	0.22	-	-	0.22	-	-	1,650.99	0.874401558
PO-3	12668BYT4	299,340.25	241,805.74	1,151.03	-	-	1,151.03	-	-	240,654.71	0.803950373
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,850,616.57	15,703.47	-	-	15,703.47	-	-	12,834,913.11	0.983518246
B1	12668BYW7	5,552,000.00	5,467,174.19	6,680.89	-	-	6,680.89	-	-	5,460,493.30	0.983518246
B2	12668BYX5	3,331,000.00	3,280,107.57	4,008.29	-	-	4,008.29	-	-	3,276,099.28	0.983518246
B3	12668BYY3	3,054,000.00	3,007,339.69	3,674.97	-	-	3,674.97	-	-	3,003,664.72	0.983518246
B4	12668BYZ0	2,498,000.00	2,459,834.50	3,005.92	-	-	3,005.92	-	-	2,456,828.58	0.983518246
B5	12668BZA4	1,668,620.34	1,497,541.49	1,830.00	-	-	1,830.00	-	128,363.92	1,367,347.57	0.819447982

Totals		555,285,578.53	419,685,829.51	3,551,585.40	-	-	3,551,585.40	-	128,363.92	416,005,880.20

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,452,574.41	5.831250	5.830747	79,949.23	0.17	-	79,949.23	6.89	79,942.34	0.17	3,022.88	-
1A2	58,607,985.94	0.168750	0.168735	8,241.75	-	-	8,241.75	0.71	8,241.04	-	-	-
1A3	10,000,000.00	6.250000	6.249461	52,083.33	-	-	52,083.33	4.49	52,078.84	-	-	-
1A4	15,000,000.00	6.000000	5.999483	75,000.00	-	-	75,000.00	6.47	74,993.53	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	33,520,569.88	6.000000	5.999483	167,602.85	-	-	167,602.85	14.45	167,588.40	-	-	-
1A7	16,498,427.05	5.831250	5.830747	80,172.04	0.23	-	80,172.04	6.91	80,165.13	0.23	3,075.22	-
1A8	1,760,114.12	6.000000	5.999483	8,800.57	-	-	8,800.57	0.76	8,799.81	-	-	-
1A9	58,773,570.00	6.000000	5.999483	293,867.85	-	-	293,867.85	25.33	293,842.52	-	-	-
1A10	34,519,407.37	6.000000	5.999483	172,597.04	-	-	172,597.04	14.88	172,582.16	-	-	-
1A11	25,656,984.48	5.831250	5.830747	124,676.91	-	-	124,676.91	10.75	124,666.16	-	4,714.03	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999483	25,000.00	-	-	25,000.00	2.16	24,997.84	-	-	-
1A14	33,953,000.00	6.000000	5.999483	169,765.00	-	-	169,765.00	14.64	169,750.36	-	-	-
1A15	1,613,000.00	6.000000	5.999483	8,065.00	-	-	8,065.00	0.70	8,064.30	-	-	-
1A16	43,015,897.16	6.000000	5.999483	215,079.49	-	-	215,079.49	18.54	215,060.94	-	-	-
1A17	2,043,440.99	6.000000	5.999483	10,217.20	-	-	10,217.20	0.88	10,216.32	-	-	-
1A18	750,988.97	6.000000	5.999483	3,754.94	-	-	3,754.94	0.32	3,754.62	-	-	-
1X	311,550,378.92	0.526558	0.526525	136,707.74	-	-	136,707.74	8.59	136,699.15	-	-	-
2A1	43,332,506.02	6.500000	6.500000	234,717.74	-	-	234,717.74	-	234,717.74	-	-	-
2A2	86,883.88	6.500000	6.500000	470.62	-	-	470.62	-	470.62	-	-	-
2X	46,258,293.62	0.550412	0.550412	21,217.59	-	-	21,217.59	-	21,217.59	-	-	-
3A1	48,370,089.42	5.250000	5.250000	211,619.14	-	-	211,619.14	-	211,619.14	-	-	-
3A2	97,347.63	5.250000	5.250000	425.90	-	-	425.90	-	425.90	-	-	-
3X	44,284,285.32	0.443664	0.443664	16,372.78	-	-	16,372.78	-	16,372.78	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	18,290.17	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,651.21	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	241,805.74	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.27	-	-	-

M	12,850,616.57	5.979102	5.978740	64,029.29	-	-	64,029.29	3.88	64,025.41	-	-	-
B1	5,467,174.19	5.979102	5.978740	27,240.66	-	-	27,240.66	1.65	27,239.01	-	-	-
B2	3,280,107.57	5.979102	5.978740	16,343.41	-	-	16,343.41	0.99	16,342.42	-	-	-
B3	3,007,339.69	5.979102	5.978740	14,984.32	-	-	14,984.32	0.91	14,983.42	-	-	-
B4	2,459,834.50	5.979102	5.978740	12,256.33	-	-	12,256.33	0.74	12,255.59	-	-	-
B5	1,497,541.49	5.979102	5.978740	7,461.63	-	-	7,461.63	0.45	7,461.18	-	-	-

Totals	419,685,829.51			2,258,720.35	0.40	-	2,258,720.35	146.09	2,258,574.53	0.40	10,812.13	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	577.283312617	6.303192326	2.804994257	570.980120291	5.831250
1A2	12668BXT5	98,500,000.00	595.004933420	0.000000000	0.083665355	589.252420728	0.168750
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207884322	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999568949	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	784.015200000	11.999155556	3.919738050	772.016044444	6.000000
1A7	12668BXY4	30,000,000.00	549.947568360	3.561340050	2.672171077	546.386228310	5.831250
1A8	12668BXZ1	2,245,000.00	784.015200000	11.999155556	3.919738050	772.016044444	6.000000
1A9	12668BYA5	73,180,878.00	803.127423533	10.937365359	4.015290929	792.190058173	6.000000
1A10	12668BYB3	50,000,000.00	690.388147344	8.624029353	3.451643144	681.764117990	6.000000
1A11	12668BYC1	40,000,000.00	641.424612037	7.003532934	3.116654014	634.421079103	5.831250
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999568949	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999568949	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999568949	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	750.988969138	6.936034332	3.754621131	744.052934806	6.000000
1A17	12668BYJ6	2,721,000.00	750.988969138	6.936034332	3.754621131	744.052934806	6.000000
1A18	12668BYK3	1,000,000.00	750.988969140	6.936034331	3.754621131	744.052934808	6.000000
1X	12668BYL1	408,710,050.00	762.277264579	0.000000000	0.334464859	755.221619752	0.526558
2A1	12668BYM9	65,335,000.00	663.235723907	3.524401241	3.592526838	659.711322666	6.500000
2A2	12668BYN7	131,000.00	663.235723907	3.524401241	3.592526838	659.711322666	6.500000
2X	12668BYP2	68,176,582.00	678.507080628	0.000000000	0.311215206	674.848396331	0.550412
3A1	12668BYQ0	62,110,000.00	778.781024327	8.411594889	3.407166981	770.369429438	5.250000
3A2	12668BYR8	125,000.00	778.781024327	8.411594889	3.407166981	770.369429438	5.250000
3X	12668BYS6	56,065,897.00	789.861354042	0.000000000	0.292027357	781.025781858	0.443664
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	841.709029152	0.758295674	0.000000000	840.950733478	0.000000
PO-2	12668BYT4	1,888.14	874.516162019	0.114603627	0.000000000	874.401558392	0.000000
PO-3	12668BYT4	299,340.25	807.795609877	3.845236545	0.000000000	803.950373333	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.735750939	0.000000000	6.000000

M	12668BYV9	13,050,000.00	984.721576433	1.203330662	4.906161686	983.518245771	5.979102
B1	12668BYW7	5,552,000.00	984.721576433	1.203330662	4.906161686	983.518245771	5.979102
B2	12668BYX5	3,331,000.00	984.721576433	1.203330662	4.906161686	983.518245771	5.979102
B3	12668BYY3	3,054,000.00	984.721576433	1.203330662	4.906161686	983.518245771	5.979102
B4	12668BYZ0	2,498,000.00	984.721576433	1.203330662	4.906161686	983.518245771	5.979102
B5	12668BZA4	1,668,620.34	897.472871109	1.096712665	4.471463934	819.447981961	5.979102

Totals		555,285,578.53	755.801781528	6.395961893	4.067410747	749.174652260

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									10/25/2007
Cut-off Date									3/1/2006
Record Date									9/28/2007
Determination Date									10/22/2007
LIBOR Determination Date									9/21/2007
Accrual Period 30/360				Begin					9/1/2007
				End					10/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								5.13125%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,530	238	346	2,114
	Loans Paid Off or otherwise removed pursuant to the PSA					15	1	2	18
	Ending Aggregate Loan Count					1,515	237	344	2,096

	Beginning Pool Stated Principal Balance					320,784,070.12	47,006,396.77	51,895,362.62	419,685,829.51
	Scheduled Principal					144,525.32	12,913.76	223,517.25	380,956.33
	Unscheduled Principal					2,629,163.55	226,617.79	314,847.72	3,170,629.06
	Realized Principal Losses					118,302.60	10,061.32	-	128,363.92
	Ending Pool Stated Principal Balance					317,892,078.65	46,756,803.90	51,356,997.65	416,005,880.20

	Beginning Weighted Average Mortgage Rate					6.77834%	7.36582%	5.86717%
	Beginning Weighted Average Net Mortgage Rate					6.51106%	7.04142%	5.60413%
	Ending Weighted Average Mortgage Rate					6.77840%	7.36642%	5.86778%
	Ending Weighted Average Net Mortgage Rate					6.51105%	7.04167%	5.60471%

	Beginning Weighted Average Remaining Term to Maturity					340	339	160
	Ending Weighted Average Remaining Term to Maturity					339	338	159

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	59	3.89439%	15,478,079.37	4.86897%	15	0.99010%	3,431,278.77	1.07938%	15	0.99010%	3,436,132.00	1.08091%
	Group 2	16	6.75105%	3,575,623.18	7.64728%	7	2.95359%	1,253,146.32	2.68014%	4	1.68776%	679,324.40	1.45289%
	Group 3	3	0.87209%	290,730.09	0.56610%	1	0.29070%	65,315.39	0.12718%	0	0.00000%	-	0.00000%

	Total	78	3.72137%	19,344,432.64	4.65004%	23	1.09733%	4,749,740.48	1.14175%	19	0.90649%	4,115,456.40	0.98928%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	24	1.58416%	6,309,431.59	1.98477%	4	0.26403%	887,356.16	0.27914%	11	0.72607%	2,590,759.97	0.81498%
	Group 2	8	3.37553%	2,052,988.17	4.39078%	0	0.00000%	-	0.00000%	3	1.26582%	384,846.81	0.82308%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	32	1.52672%	8,362,419.76	2.01017%	4	0.19084%	887,356.16	0.21330%	14	0.66794%	2,975,606.78	0.71528%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					16,654,958.49	4,370,305.70	65,315.39	21,090,579.58
	One-Month Prior					15,302,713.70	3,541,543.10	57,822.34	18,902,079.14
	Two-Month Prior					14,307,017.66	3,520,279.82	65,856.44	17,893,153.92
	Three-Month Prior					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78
	Four-Month Prior					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22
	Five-Month Prior					9,876,847.69	2,410,503.78	156,602.51	12,443,953.98

	60+ Delinquency Average					13,632,563.16	3,343,329.44	79,685.68	17,055,578.27
	Passing Delinquency Stepdown Requirement					NO	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,810,758.93	288,533.90	253,611.31	2,352,904.13
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					65,603.66	9,793.00	10,690.29	86,086.95
	Less: Trustee Fee					2,405.88	352.55	389.22	3,147.64
	Less: Mortgage Loan Premiums					2,212.52	2,561.70	174.69	4,948.91
	Total Interest Available					1,740,536.87	275,826.65	242,357.11	2,258,720.63

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					144,525.32	12,913.76	223,517.25	380,956.33
	Paid in Full Principal					2,123,573.24	-	207,968.60	2,331,541.84
	Curtailment Principal					35,846.04	2,279.11	106,879.12	145,004.27
	Liquidation Principal					469,744.27	224,338.68	-	694,082.95
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					2,773,688.87	239,531.55	538,364.97	3,551,585.39

	Total Available Funds					4,514,225.74	515,358.20	780,722.08	5,810,306.02

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					4,514,225.74	515,358.20	780,722.08	5,810,306.02
	Trustee Fee					2,405.88	352.55	389.22	3,147.64
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					4,516,631.62	515,710.74	781,111.30	5,813,453.66

Withdrawals	Available Funds, to the Distribution Account					4,514,225.74	515,358.20	780,722.08	5,810,306.02
	Trustee Fee					2,405.88	352.55	389.22	3,147.64
	Total Withdrawals					4,516,631.62	515,710.74	781,111.30	5,813,453.66

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								5,810,306.02
	Trustee Fee								3,147.64
	YSA								10,812.13
	Other Deposits Required by the PSA								-
	Total Deposits								5,824,265.79

Withdrawals	Payments of Prinicipal & Interest to the Classes								5,810,159.94
	Payment of Trustee Fee								3,147.64
	Total Withdrawals								5,813,307.58

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								4,509.32

Deposits	Class 1A1 Corridor Contract Received								3,022.88
	Class 1A7 Corridor Contract Received								3,075.22
	Class 1A11 Corridor Contract Received								4,714.03
	Total Deposits								10,812.13

	Class 1A1 Yield Supplemental Amounts Paid								3,022.88
	Class 1A7 Yield Supplemental Amounts Paid								3,075.22
	Class 1A11 Yield Supplemental Amounts Paid								4,714.03
	To Terminate the Account								-
	Total Withdrawals								10,812.13

	Ending Balance								9,273,108.77

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								1,945,439.19
	Class 1A7 Contract Funds Unused								2,590,057.78
	Class 1A11 Contract Funds Unused								4,733,102.47

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					66,830.01	9,793.00	10,811.53	87,434.55
	Net Master Servicing Fee					65,603.66	9,793.00	10,690.29	86,086.95
	Trustee Fee					2,405.88	352.55	389.22	3,147.64
	Lpmi					2,212.52	2,561.70	174.69	4,948.91
	Total Net Loan Fees					70,222.06	12,707.25	11,254.20	94,183.51

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					10,406.36	2,045.04	1,483.06	13,934.46
	Interest Advances					183,416.31	49,441.98	1,691.72	234,550.01
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					193,822.67	51,487.02	3,174.78	248,484.47

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					2,123,573.24	-	207,968.60	2,331,541.84
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					1,226.36	-	121.24	1,347.60
	Compensating Interest					1,226.36	-	121.24	1,347.60
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					9.81144%	5.87908%	7.07173%
	SMM %					0.85687%	0.50364%	0.60932%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					146.08	-	-	146.08
	Total Net Interest Shortfalls					146.08	-	-	146.08

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					18,290.17	1,651.21	241,805.74	261,747.12
	PO Scheduled Principal					15.84	0.22	1,114.93	1,130.99
	PO Prepayments & Recoveries					0.64	-	36.10	36.74
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					18,273.70	1,650.99	240,654.71	260,579.39

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					320,765,779.95	47,004,745.56	51,653,556.88	419,424,082.39
	Non-PO Scheduled Principal					144,509.48	12,913.54	222,402.32	379,825.34
	Non-PO Prepayments & Recoveries					2,159,418.64	2,279.11	314,811.62	2,476,509.37
	Non-PO Liquidation Principal					469,744.27	224,338.68	-	694,082.95
	Non-PO Principal Loss					118,302.60	10,061.32	-	128,363.92
	Ending Non-PO Balance					317,873,804.95	46,755,152.91	51,116,342.94	415,745,300.81

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.20653%	92.37235%	93.83175%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.79347%	7.62765%	6.16825%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					2,761,290.06	230,728.45	523,495.61	3,515,514.12
	Subordinate Principal Distribution Amount								34,903.54
	PO Principal Distribution Amount					16.48	0.22	1,151.03	1,167.73
	Total Principal Distribution Amount								3,551,585.39

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					118,302.60	10,061.32	-	128,363.92
	Cumulative Realized Losses					189,763.82	37,424.01	47,039.45	274,227.28
	Total Liquidated Loan Balance					588,046.87	234,400.00	-	822,446.87
	Total Liquidated Proceeds					469,744.27	224,338.68	-	694,082.95
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

123808473				264,000.00	166,014.43	97,985.57
117312760				181,583.94	171,813.20	9,770.74
112019810				142,462.93	131,916.64	10,546.29

Group II

126041321				234,400.00	224,338.68	10,061.32

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	387,606,533.64
Class A Percentage			94.749797%	93.173330%

Class M			13,050,000.00	12,834,913.11
Class M Percentage			2.350142%	3.085272%

Class B1			5,552,000.00	5,460,493.30
Class B1 Percentage			0.999846%	1.312600%

Class B2			3,331,000.00	3,276,099.28
Class B2 Percentage			0.599872%	0.787513%

Class B3			3,054,000.00	3,003,664.72
Class B3 Percentage			0.549987%	0.722025%

Class B4			2,498,000.00	2,456,828.58
Class B4 Percentage			0.449859%	0.590575%

Class B5			1,668,620.34	1,367,347.57
Class B5 Percentage			0.300498%	0.328685%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.066	18,846.04	0.006
25,000.00	-	50,000.00	4	0.264	185,498.42	0.058
50,000.00	-	75,000.00	38	2.508	2,418,507.94	0.761
75,000.00	-	100,000.00	96	6.337	8,550,055.63	2.690
100,000.00	-	125,000.00	140	9.241	15,918,988.38	5.008
125,000.00	-	150,000.00	172	11.353	23,734,072.70	7.466
150,000.00	-	175,000.00	166	10.957	26,812,383.91	8.434
175,000.00	-	200,000.00	178	11.749	33,573,293.94	10.561
200,000.00	-	225,000.00	147	9.703	31,104,096.00	9.784
225,000.00	-	250,000.00	115	7.591	27,417,779.81	8.625
250,000.00	-	275,000.00	104	6.865	27,423,018.21	8.627
275,000.00	-	300,000.00	81	5.347	23,440,077.11	7.374
300,000.00	-	325,000.00	78	5.149	24,350,525.94	7.660
325,000.00	-	350,000.00	67	4.422	22,601,326.78	7.110
350,000.00	-	375,000.00	46	3.036	16,642,650.25	5.235
375,000.00	-	400,000.00	46	3.036	17,966,354.58	5.652
400,000.00	-	425,000.00	24	1.584	9,813,331.19	3.087
425,000.00	-	450,000.00	6	0.396	2,637,303.30	0.830
450,000.00	-	475,000.00	1	0.066	464,000.00	0.146
475,000.00	-	500,000.00	2	0.132	984,253.50	0.310
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.066	594,735.88	0.187
600,000.00	-	625,000.00	1	0.066	612,118.02	0.193
625,000.00	-	650,000.00	1	0.066	628,861.12	0.198
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1515	100.000	317,892,078.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.688	153,311.30	0.328
50,000.00	-	75,000.00	15	6.329	941,481.21	2.014
75,000.00	-	100,000.00	21	8.861	1,852,804.97	3.963
100,000.00	-	125,000.00	22	9.283	2,493,680.39	5.333
125,000.00	-	150,000.00	31	13.080	4,288,758.38	9.172
150,000.00	-	175,000.00	19	8.017	3,075,174.06	6.577
175,000.00	-	200,000.00	28	11.814	5,226,798.87	11.179
200,000.00	-	225,000.00	20	8.439	4,296,605.88	9.189
225,000.00	-	250,000.00	13	5.485	3,017,794.33	6.454
250,000.00	-	275,000.00	14	5.907	3,688,619.32	7.889
275,000.00	-	300,000.00	12	5.063	3,415,181.38	7.304
300,000.00	-	325,000.00	9	3.797	2,877,306.30	6.154
325,000.00	-	350,000.00	6	2.532	2,039,724.95	4.362
350,000.00	-	375,000.00	11	4.641	4,008,779.65	8.574
375,000.00	-	400,000.00	6	2.532	2,341,485.36	5.008
400,000.00	-	425,000.00	2	0.844	816,870.01	1.747
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.844	962,821.01	2.059
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.422	553,420.91	1.184
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.422	706,185.62	1.510
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	237	100.000	46,756,803.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.581	45,421.52	0.088
25,000.00	-	50,000.00	26	7.558	1,082,482.94	2.108
50,000.00	-	75,000.00	61	17.733	3,825,888.18	7.450
75,000.00	-	100,000.00	47	13.663	4,058,459.99	7.902
100,000.00	-	125,000.00	34	9.884	3,853,839.98	7.504
125,000.00	-	150,000.00	33	9.593	4,559,874.29	8.879
150,000.00	-	175,000.00	22	6.395	3,523,694.06	6.861
175,000.00	-	200,000.00	35	10.174	6,534,806.84	12.724
200,000.00	-	225,000.00	12	3.488	2,501,963.82	4.872
225,000.00	-	250,000.00	16	4.651	3,778,517.15	7.357
250,000.00	-	275,000.00	10	2.907	2,653,983.31	5.168
275,000.00	-	300,000.00	15	4.360	4,295,545.14	8.364
300,000.00	-	325,000.00	11	3.198	3,450,254.74	6.718
325,000.00	-	350,000.00	6	1.744	2,027,451.51	3.948
350,000.00	-	375,000.00	13	3.779	4,741,334.78	9.232
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.291	423,479.40	0.825
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	344	100.000	51,356,997.65	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	115	7.591	25,244,260.88	7.941
6.501000000000	-	7.001000000000	1304	86.073	274,069,099.85	86.215
7.001000000000	-	7.501000000000	94	6.205	18,352,507.63	5.773
7.501000000000	-	8.001000000000	2	0.132	226,210.29	0.071
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1515	100.000	317,892,078.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	0	0.000	-	0.000
6.501000000000	-	7.001000000000	13	5.485	3,416,732.35	7.307
7.001000000000	-	7.501000000000	194	81.857	37,488,664.53	80.178
7.501000000000	-	8.001000000000	16	6.751	3,028,067.79	6.476
8.001000000000	-	8.501000000000	10	4.219	1,647,326.41	3.523
8.501000000000	-	9.001000000000	4	1.688	1,176,012.82	2.515
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	237	100.000	46,756,803.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	3	0.872	650,534.98	1.267
5.000000000000	-	5.501000000000	37	10.756	6,917,551.63	13.470
5.501000000000	-	6.001000000000	226	65.698	34,450,382.06	67.080
6.001000000000	-	6.501000000000	66	19.186	7,657,044.30	14.909
6.501000000000	-	7.001000000000	11	3.198	1,590,845.39	3.098
7.001000000000	-	7.501000000000	0	0.000	-	0.000
7.501000000000	-	8.001000000000	0	0.000	-	0.000
8.001000000000	-	8.501000000000	1	0.291	90,639.29	0.176
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	344	100.000	51,356,997.65	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	227	14.983	60,725,150.89	19.102
		FL	205	13.531	41,407,263.82	13.026
		AZ	99	6.535	19,311,005.23	6.075
		VA	44	2.904	9,822,529.59	3.090
		WA	43	2.838	8,587,140.99	2.701
		CO	47	3.102	8,998,506.07	2.831
		Others	850	56.106	169,040,482.06	53.175
		Wgt Ave / Total:	1515	100.000	317,892,078.65	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.549	7,737,332.72	16.548
		FL	45	18.987	8,681,280.80	18.567
		AZ	19	8.017	4,164,041.50	8.906
		VA	3	1.266	718,473.57	1.537
		WA	3	1.266	353,201.16	0.755
		CO	4	1.688	922,657.11	1.973
		Others	138	58.228	24,179,817.04	51.714
		Wgt Ave / Total:	237	100.000	46,756,803.90	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	67	19.477	12,769,926.51	24.865
		FL	29	8.430	3,287,183.46	6.401
		AZ	14	4.070	2,027,160.53	3.947
		VA	8	2.326	959,210.56	1.868
		WA	5	1.453	1,079,332.27	2.102
		CO	3	0.872	439,879.64	0.857
		Others	218	63.372	30,794,304.68	59.961
		Wgt Ave / Total:	344	100.000	51,356,997.65	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.066	221,287.75	0.070
120	-	180	1	0.066	91,221.88	0.029
180	-	300	16	1.056	2,086,774.71	0.656
300	-	360	1497	98.812	315,492,794.31	99.245
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1515	100.000	317,892,078.65	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.110	797,412.58	1.705
300	-	360	232	97.890	45,959,391.32	98.295
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	237	100.000	46,756,803.90	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.581	287,200.73	0.559
120	-	180	342	99.419	51,069,796.92	99.441
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	344	100.000	51,356,997.65	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 11/26/07
New York, NY 10286			Revision Date: 11/23/07
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,272,933.43	5.572500	30.91	75,560.87	75,591.78	-	16,272,902.51	-
1A2	12668BXT5	Strip IO	Var-30/360	58,041,363.44	0.427500	-	20,675.44	20,675.44	-	58,041,243.71	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.81	52,078.81	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.48	74,993.48	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	33,007,545.98	6.000000	385,808.67	165,023.39	550,832.06	-	32,621,737.31	-
1A7	12668BXY4	Senior	Var-30/360	16,391,586.85	5.572500	40.61	76,111.82	76,152.43	-	16,391,546.24	-
1A8	12668BXZ1	Senior	Fix-30/360	1,733,176.02	6.000000	20,258.23	8,665.13	28,923.35	-	1,712,917.79	-
1A9	12668BYA5	Senior	Fix-30/360	57,973,164.00	6.000000	791,154.94	289,840.63	1,080,995.57	-	57,182,009.06	-
1A10	12668BYB3	Senior	Fix-30/360	34,088,205.90	6.000000	270,738.34	170,426.22	441,164.56	-	33,817,467.56	-
1A11	12668BYC1	Senior	Var-30/360	25,376,843.16	5.572500	48.21	117,833.47	117,881.68	-	25,376,794.95	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.83	24,997.83	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.25	169,750.25	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.30	8,064.30	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	42,618,608.05	6.000000	249,445.80	213,074.52	462,520.32	-	42,369,162.26	-
1A17	12668BYJ6	Senior	Fix-30/360	2,024,568.04	6.000000	11,849.75	10,121.96	21,971.71	-	2,012,718.28	-
1A18	12668BYK3	Senior	Fix-30/360	744,052.93	6.000000	4,354.93	3,719.94	8,074.87	-	739,698.01	-
1X	12668BYL1	Strip IO	Var-30/360	308,666,665.97	0.526678	-	135,464.66	135,464.66	-	306,935,735.91	-
2A1	12668BYM9	Senior	Fix-30/360	43,102,239.27	6.500000	152,434.91	233,470.46	385,905.37	-	42,949,804.35	-
2A2	12668BYN7	Senior	Fix-30/360	86,422.18	6.500000	305.64	468.12	773.76	-	86,116.54	-
2X	12668BYP2	Strip IO	Var-30/360	46,008,857.03	0.550714	-	21,114.76	21,114.76	-	45,855,395.40	-
3A1	12668BYQ0	Senior	Fix-30/360	47,847,645.26	5.250000	446,285.40	209,333.45	655,618.85	-	47,401,359.86	-
3A2	12668BYR8	Senior	Fix-30/360	96,296.18	5.250000	898.18	421.30	1,319.47	-	95,398.00	-
3X	12668BYS6	Strip IO	Var-30/360	43,788,911.04	0.444870	-	16,233.66	16,233.66	-	43,374,962.41	-
PO				-	0.000000	-	-	-	-	-	-
PO-1	12668BYT4	Strip PO	Fix-30/360	18,273.69	0.000000	17.22	-	17.22	-	18,256.47	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,650.99	0.000000	0.37	-	0.37	-	1,650.62	-
PO-3	12668BYT4	Strip PO	Fix-30/360	240,654.71	0.000000	1,177.23	-	1,177.23	-	239,477.47	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,834,913.11	5.979012	11,183.23	63,946.18	75,129.41	-	12,823,729.88	-
B1	12668BYW7	Junior	Var-30/360	5,460,493.30	5.979012	4,757.80	27,205.30	31,963.10	-	5,455,735.50	-
B2	12668BYX5	Junior	Var-30/360	3,276,099.28	5.979012	2,854.51	16,322.20	19,176.71	-	3,273,244.77	-
B3	12668BYY3	Junior	Var-30/360	3,003,664.72	5.979012	2,617.13	14,964.88	17,582.01	-	3,001,047.59	-
B4	12668BYZ0	Junior	Var-30/360	2,456,828.58	5.979012	2,140.67	12,240.43	14,381.09	-	2,454,687.91	-
B5	12668BZA4	Junior	Var-30/360	1,367,347.57	5.979012	1,191.27	6,812.41	8,003.67	(3,910.21)	1,370,066.51	270,318.28

Totals				416,005,880.20		2,359,593.95	2,238,935.87	4,598,529.78	(3,910.21)	413,650,196.44	270,318.28

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,272,933.43	30.91	-	-	30.91	-	-	16,272,902.51	0.570979036
1A2	12668BXT5	98,500,000.00	58,041,363.44	-	-	-	-	-	-	58,041,243.71	0.589251205
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	33,007,545.98	385,808.67	-	-	385,808.67	-	-	32,621,737.31	0.762992336
1A7	12668BXY4	30,000,000.00	16,391,586.85	40.61	-	-	40.61	-	-	16,391,546.24	0.546384875
1A8	12668BXZ1	2,245,000.00	1,733,176.02	20,258.23	-	-	20,258.23	-	-	1,712,917.79	0.762992336
1A9	12668BYA5	73,180,878.00	57,973,164.00	791,154.94	-	-	791,154.94	-	-	57,182,009.06	0.781379107
1A10	12668BYB3	50,000,000.00	34,088,205.90	270,738.34	-	-	270,738.34	-	-	33,817,467.56	0.676349351
1A11	12668BYC1	40,000,000.00	25,376,843.16	48.21	-	-	48.21	-	-	25,376,794.95	0.634419874
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	42,618,608.05	249,445.80	-	-	249,445.80	-	-	42,369,162.26	0.739698009
1A17	12668BYJ6	2,721,000.00	2,024,568.04	11,849.75	-	-	11,849.75	-	-	2,012,718.28	0.739698009
1A18	12668BYK3	1,000,000.00	744,052.93	4,354.93	-	-	4,354.93	-	-	739,698.01	0.739698009
1X	12668BYL1	408,710,050.00	308,666,665.97	-	-	-	-	-	-	306,935,735.91	0.750986515
2A1	12668BYM9	65,335,000.00	43,102,239.27	152,434.91	-	-	152,434.91	-	-	42,949,804.35	0.657378195
2A2	12668BYN7	131,000.00	86,422.18	305.64	-	-	305.64	-	-	86,116.54	0.657378195
2X	12668BYP2	68,176,582.00	46,008,857.03	-	-	-	-	-	-	45,855,395.40	0.672597453
3A1	12668BYQ0	62,110,000.00	47,847,645.26	446,285.40	-	-	446,285.40	-	-	47,401,359.86	0.763184026
3A2	12668BYR8	125,000.00	96,296.18	898.18	-	-	898.18	-	-	95,398.00	0.763184026
3X	12668BYS6	56,065,897.00	43,788,911.04	-	-	-	-	-	-	43,374,962.41	0.773642530
PO		-	-	-	-	-	-	-	-	-	0.000000000
PO-1	12668BYT4	21,729.80	18,273.69	17.22	-	-	17.22	-	-	18,256.47	0.840158376
PO-2	12668BYT4	1,888.14	1,650.99	0.37	-	-	0.37	-	-	1,650.62	0.874202989
PO-3	12668BYT4	299,340.25	240,654.71	1,177.23	-	-	1,177.23	-	-	239,477.47	0.800017617
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,834,913.11	11,183.23	-	-	11,183.23	-	-	12,823,729.88	0.982661293
B1	12668BYW7	5,552,000.00	5,460,493.30	4,757.80	-	-	4,757.80	-	-	5,455,735.50	0.982661293
B2	12668BYX5	3,331,000.00	3,276,099.28	2,854.51	-	-	2,854.51	-	-	3,273,244.77	0.982661293
B3	12668BYY3	3,054,000.00	3,003,664.72	2,617.13	-	-	2,617.13	-	-	3,001,047.59	0.982661293
B4	12668BYZ0	2,498,000.00	2,456,828.58	2,140.67	-	-	2,140.67	-	-	2,454,687.91	0.982661293
B5	12668BZA4	1,668,620.34	1,367,347.57	1,191.27	-	-	1,191.27	-	(3,910.21)	1,370,066.51	0.821077437

Totals		555,285,578.53	416,005,880.20	2,359,593.95	-	-	2,359,593.95	-	(3,910.21)	413,650,196.44

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,272,933.43	5.572500	5.572016	75,567.43	0.17	-	75,567.43	6.57	75,560.87	0.17	-	-
1A2	58,041,363.44	0.427500	0.427463	20,677.24	-	-	20,677.24	1.80	20,675.44	-	-	-
1A3	10,000,000.00	6.250000	6.249457	52,083.33	-	-	52,083.33	4.53	52,078.81	-	-	-
1A4	15,000,000.00	6.000000	5.999479	75,000.00	-	-	75,000.00	6.52	74,993.48	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	33,007,545.98	6.000000	5.999479	165,037.73	-	-	165,037.73	14.34	165,023.39	-	-	-
1A7	16,391,586.85	5.572500	5.572016	76,118.43	0.23	-	76,118.43	6.61	76,111.82	0.23	-	-
1A8	1,733,176.02	6.000000	5.999479	8,665.88	-	-	8,665.88	0.75	8,665.13	-	-	-
1A9	57,973,164.00	6.000000	5.999479	289,865.82	-	-	289,865.82	25.19	289,840.63	-	-	-
1A10	34,088,205.90	6.000000	5.999479	170,441.03	-	-	170,441.03	14.81	170,426.22	-	-	-
1A11	25,376,843.16	5.572500	5.572016	117,843.72	-	-	117,843.72	10.24	117,833.47	-	-	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999479	25,000.00	-	-	25,000.00	2.17	24,997.83	-	-	-
1A14	33,953,000.00	6.000000	5.999479	169,765.00	-	-	169,765.00	14.75	169,750.25	-	-	-
1A15	1,613,000.00	6.000000	5.999479	8,065.00	-	-	8,065.00	0.70	8,064.30	-	-	-
1A16	42,618,608.05	6.000000	5.999479	213,093.04	-	-	213,093.04	18.52	213,074.52	-	-	-
1A17	2,024,568.04	6.000000	5.999479	10,122.84	-	-	10,122.84	0.88	10,121.96	-	-	-
1A18	744,052.93	6.000000	5.999479	3,720.26	-	-	3,720.26	0.32	3,719.94	-	-	-
1X	308,666,665.97	0.526678	0.526644	135,473.24	-	-	135,473.24	8.58	135,464.66	-	-	-
2A1	43,102,239.27	6.500000	6.500000	233,470.46	-	-	233,470.46	-	233,470.46	-	-	-
2A2	86,422.18	6.500000	6.500000	468.12	-	-	468.12	-	468.12	-	-	-
2X	46,008,857.03	0.550714	0.550714	21,114.76	-	-	21,114.76	-	21,114.76	-	-	-
3A1	47,847,645.26	5.250000	5.250000	209,333.45	-	-	209,333.45	-	209,333.45	-	-	-
3A2	96,296.18	5.250000	5.250000	421.30	-	-	421.30	-	421.30	-	-	-
3X	43,788,911.04	0.444870	0.444870	16,233.66	-	-	16,233.66	-	16,233.66	-	-	-
PO	-	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	18,273.69	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,650.99	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	240,654.71	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-

M	12,834,913.11	5.979012	5.978647	63,950.08	-	-	63,950.08	3.90	63,946.18	-	-	-
B1	5,460,493.30	5.979012	5.978647	27,206.96	-	-	27,206.96	1.66	27,205.30	-	-	-
B2	3,276,099.28	5.979012	5.978647	16,323.20	-	-	16,323.20	1.00	16,322.20	-	-	-
B3	3,003,664.72	5.979012	5.978647	14,965.79	-	-	14,965.79	0.91	14,964.88	-	-	-
B4	2,456,828.58	5.979012	5.978647	12,241.17	-	-	12,241.17	0.75	12,240.43	-	-	-
B5	1,367,347.57	5.979012	5.978647	6,812.82	-	-	6,812.82	0.42	6,812.41	-	-	-

Totals	416,005,880.20			2,239,081.76	0.40	-	2,239,081.76	145.92	2,238,935.87	0.40	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	570.980120291	0.001084709	2.651258517	570.979035582	5.572500
1A2	12668BXT5	98,500,000.00	589.252420728	0.000000000	0.209902933	589.251205153	0.427500
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207880725	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999565496	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	772.016044444	9.023708855	3.859744778	762.992335590	6.000000
1A7	12668BXY4	30,000,000.00	546.386228310	0.001353692	2.537060556	546.384874618	5.572500
1A8	12668BXZ1	2,245,000.00	772.016044444	9.023708855	3.859744778	762.992335590	6.000000
1A9	12668BYA5	73,180,878.00	792.190058173	10.810951672	3.960606081	781.379106502	6.000000
1A10	12668BYB3	50,000,000.00	681.764117990	5.414766790	3.408524361	676.349351201	6.000000
1A11	12668BYC1	40,000,000.00	634.421079103	0.001205230	2.945836868	634.419873873	5.572500
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999565496	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999565496	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999565496	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	744.052934806	4.354925849	3.719941380	739.698008958	6.000000
1A17	12668BYJ6	2,721,000.00	744.052934806	4.354925849	3.719941380	739.698008958	6.000000
1A18	12668BYK3	1,000,000.00	744.052934808	4.354925849	3.719941380	739.698008960	6.000000
1X	12668BYL1	408,710,050.00	755.221619752	0.000000000	0.331444407	750.986514547	0.526678
2A1	12668BYM9	65,335,000.00	659.711322666	2.333127913	3.573436331	657.378194753	6.500000
2A2	12668BYN7	131,000.00	659.711322666	2.333127913	3.573436331	657.378194753	6.500000
2X	12668BYP2	68,176,582.00	674.848396331	0.000000000	0.309706908	672.597452891	0.550714
3A1	12668BYQ0	62,110,000.00	770.369429438	7.185403291	3.370366254	763.184026147	5.250000
3A2	12668BYR8	125,000.00	770.369429438	7.185403291	3.370366254	763.184026147	5.250000
3X	12668BYS6	56,065,897.00	781.025781858	0.000000000	0.289546055	773.642530146	0.444870
PO		-	0.000000000	0.000000000	0.000000000	0.000000000	0.000000
PO-1	12668BYT4	21,729.80	840.950733478	0.792357960	0.000000000	840.158375518	0.000000
PO-2	12668BYT4	1,888.14	874.401558392	0.198569044	0.000000000	874.202989348	0.000000
PO-3	12668BYT4	299,340.25	803.950373333	3.932756018	0.000000000	800.017617315	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000

M	12668BYV9	13,050,000.00	983.518245771	0.856952416	4.900090317	982.661293355	5.979012
B1	12668BYW7	5,552,000.00	983.518245771	0.856952416	4.900090317	982.661293355	5.979012
B2	12668BYX5	3,331,000.00	983.518245771	0.856952416	4.900090317	982.661293355	5.979012
B3	12668BYY3	3,054,000.00	983.518245771	0.856952416	4.900090317	982.661293355	5.979012
B4	12668BYZ0	2,498,000.00	983.518245771	0.856952416	4.900090317	982.661293355	5.979012
B5	12668BZA4	1,668,620.34	819.447981961	0.713923590	4.082658495	821.077437126	5.979012

Totals		555,285,578.53	749.174652260	4.249334111	4.032043973	744.932359913

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									11/26/2007
Revision Date									11/23/2007 14:42
Cut-off Date									3/1/2006
Record Date									10/31/2007
Determination Date									11/22/2007
LIBOR Determination Date									10/23/2007
Accrual Period 30/360				Begin					10/1/2007
				End					11/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								4.87250%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,515	237	344	2,096
	Loans Paid Off or otherwise removed pursuant to the PSA					8	1	1	10
	Ending Aggregate Loan Count					1,507	236	343	2,086

	Beginning Pool Stated Principal Balance					317,892,078.65	46,756,803.90	51,356,997.65	416,005,880.20
	Scheduled Principal					144,576.62	12,998.13	225,130.46	382,705.21
	Unscheduled Principal					1,595,111.26	140,734.28	237,132.98	1,972,978.52
	Realized Principal Losses					-	-	-	-
	Ending Pool Stated Principal Balance					316,152,390.77	46,603,071.49	50,894,734.21	413,650,196.47

	Beginning Weighted Average Mortgage Rate					6.77840%	7.36642%	5.86778%
	Beginning Weighted Average Net Mortgage Rate					6.51105%	7.04167%	5.60471%
	Ending Weighted Average Mortgage Rate					6.77799%	7.36676%	5.86564%
	Ending Weighted Average Net Mortgage Rate					6.51060%	7.04181%	5.60256%

	Beginning Weighted Average Remaining Term to Maturity					339	338	159
	Ending Weighted Average Remaining Term to Maturity					338	337	158

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	63	4.18049%	15,824,653.72	5.00539%	20	1.32714%	4,710,462.83	1.48993%	16	1.06171%	3,681,076.34	1.16434%
	Group 2	8	3.38983%	1,268,585.54	2.72211%	8	3.38983%	1,520,604.56	3.26288%	4	1.69492%	760,299.13	1.63144%
	Group 3	2	0.58309%	120,116.08	0.23601%	1	0.29155%	24,005.48	0.04717%	1	0.29155%	65,042.92	0.12780%

	Total	73	3.49952%	17,213,355.34	4.16133%	29	1.39022%	6,255,072.87	1.51216%	21	1.00671%	4,506,418.39	1.08943%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	20	1.32714%	5,128,980.48	1.62231%	6	0.39814%	1,325,783.07	0.41935%	14	0.92900%	3,488,944.74	1.10356%
	Group 2	8	3.38983%	1,812,247.86	3.88869%	1	0.42373%	373,923.00	0.80236%	5	2.11864%	734,729.04	1.57657%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	28	1.34228%	6,941,228.34	1.67804%	7	0.33557%	1,699,706.07	0.41090%	19	0.91083%	4,223,673.78	1.02107%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					18,335,247.46	5,201,803.59	89,048.40	23,626,099.45
	One-Month Prior					16,654,958.49	4,370,305.70	65,315.39	21,090,579.58
	Two-Month Prior					15,302,713.70	3,541,543.10	57,822.34	18,902,079.14
	Three-Month Prior					14,307,017.66	3,520,279.82	65,856.44	17,893,153.92
	Four-Month Prior					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78
	Five-Month Prior					13,497,125.47	2,894,098.41	66,392.34	16,457,616.22

	60+ Delinquency Average					15,042,296.45	3,808,546.07	68,426.66	18,919,269.18
	Passing Delinquency Stepdown Requirement					NO	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,794,480.92	286,634.92	251,126.18	2,332,242.02
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					65,043.10	9,350.87	10,699.37	85,093.34
	Less: Trustee Fee					2,384.19	350.68	385.18	3,120.04
	Less: Mortgage Loan Premiums					2,211.48	2,561.52	174.00	4,946.99
	Total Interest Available					1,724,842.16	274,371.86	239,867.63	2,239,081.64

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					144,576.62	12,998.13	225,130.46	382,705.21
	Paid in Full Principal					1,530,488.88	138,372.19	185,387.54	1,854,248.61
	Curtailment Principal					64,622.38	2,362.09	51,745.44	118,729.91
	Liquidation Principal					-	-	-	-
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					3,910.33	-	-	3,910.33
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					1,743,598.21	153,732.41	462,263.44	2,359,594.06

	Total Available Funds					3,468,440.37	428,104.27	702,131.07	4,598,675.70

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					3,468,440.37	428,104.27	702,131.07	4,598,675.70
	Trustee Fee					2,384.19	350.68	385.18	3,120.04
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					3,470,824.56	428,454.94	702,516.25	4,601,795.75

Withdrawals	Available Funds, to the Distribution Account					3,468,440.37	428,104.27	702,131.07	4,598,675.70
	Trustee Fee					2,384.19	350.68	385.18	3,120.04
	Total Withdrawals					3,470,824.56	428,454.94	702,516.25	4,601,795.75

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								4,598,675.70
	Trustee Fee								3,120.04
	YSA								-
	Other Deposits Required by the PSA								-
	Total Deposits								4,601,795.75

Withdrawals	Payments of Prinicipal & Interest to the Classes								4,598,529.78
	Payment of Trustee Fee								3,120.04
	Total Withdrawals								4,601,649.83

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								9,273,108.77

Deposits	Class 1A1 Corridor Contract Received								-
	Class 1A7 Corridor Contract Received								-
	Class 1A11 Corridor Contract Received								-
	Total Deposits								-

	Class 1A1 Yield Supplemental Amounts Paid								-
	Class 1A7 Yield Supplemental Amounts Paid								-
	Class 1A11 Yield Supplemental Amounts Paid								-
	To Terminate the Account								-
	Total Withdrawals								-

	Ending Balance								9,273,108.77

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								-
	Class 1A7 Contract Funds Unused								-
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					66,227.52	9,741.00	10,699.37	86,667.89
	Net Master Servicing Fee					65,043.10	9,350.87	10,699.37	85,093.34
	Trustee Fee					2,384.19	350.68	385.18	3,120.04
	Lpmi					2,211.48	2,561.52	174.00	4,946.99
	Total Net Loan Fees					69,638.77	12,263.06	11,258.55	93,160.38

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					11,656.02	1,487.50	878.18	14,021.70
	Interest Advances					195,155.53	39,961.29	1,009.01	236,125.83
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					206,811.55	41,448.79	1,887.19	250,147.53

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					1,530,488.88	138,372.19	185,387.54	1,854,248.61
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					1,184.42	390.13	-	1,574.55
	Compensating Interest					1,184.42	390.13	-	1,574.55
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					5.86050%	3.55368%	5.42543%
	SMM %					0.50201%	0.30108%	0.46377%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					145.92	-	-	145.92
	Total Net Interest Shortfalls					145.92	-	-	145.92

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					18,273.70	1,650.99	240,654.71	260,579.39
	PO Scheduled Principal					15.92	0.22	1,119.78	1,135.92
	PO Prepayments & Recoveries					1.29	0.16	57.45	58.90
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					18,256.48	1,650.62	239,477.47	259,384.57

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					317,873,804.95	46,755,152.91	51,116,342.94	415,745,300.81
	Non-PO Scheduled Principal					144,560.70	12,997.91	224,010.68	381,569.29
	Non-PO Prepayments & Recoveries					1,595,109.97	140,734.12	237,075.53	1,972,919.62
	Non-PO Liquidation Principal					-	-	-	-
	Non-PO Principal Loss					-	-	-	-
	Ending Non-PO Balance					316,134,134.29	46,601,420.87	50,655,256.74	413,390,811.90

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.18583%	92.37198%	93.79376%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.81417%	7.62802%	6.20624%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					1,733,730.38	152,740.55	447,183.57	2,333,654.51
	Subordinate Principal Distribution Amount								24,744.73
	PO Principal Distribution Amount					17.22	0.37	1,177.23	1,194.82
	Total Principal Distribution Amount								2,359,594.06

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	-	-	-
	Cumulative Realized Losses					185,853.49	37,424.01	47,039.45	270,316.95
	Total Liquidated Loan Balance					-	-	-	-
	Total Liquidated Proceeds					-	-	-	-
	Subsequent Recoveries					3,910.33	-	-	3,910.33
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

				N/A

Group II

				N/A

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	385,271,684.31
Class A Percentage			94.749797%	93.139490%

Class M			13,050,000.00	12,823,729.88
Class M Percentage			2.350142%	3.100139%

Class B1			5,552,000.00	5,455,735.50
Class B1 Percentage			0.999846%	1.318925%

Class B2			3,331,000.00	3,273,244.77
Class B2 Percentage			0.599872%	0.791307%

Class B3			3,054,000.00	3,001,047.59
Class B3 Percentage			0.549987%	0.725504%

Class B4			2,498,000.00	2,454,687.91
Class B4 Percentage			0.449859%	0.593421%

Class B5			1,668,620.34	1,370,066.51
Class B5 Percentage			0.300498%	0.331214%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.066	13,845.98	0.004
25,000.00	-	50,000.00	5	0.332	222,315.24	0.070
50,000.00	-	75,000.00	38	2.522	2,420,983.77	0.766
75,000.00	-	100,000.00	96	6.370	8,561,971.83	2.708
100,000.00	-	125,000.00	137	9.091	15,579,026.08	4.928
125,000.00	-	150,000.00	172	11.413	23,726,758.24	7.505
150,000.00	-	175,000.00	165	10.949	26,651,429.31	8.430
175,000.00	-	200,000.00	176	11.679	33,170,587.71	10.492
200,000.00	-	225,000.00	147	9.754	31,094,730.62	9.835
225,000.00	-	250,000.00	113	7.498	26,943,450.76	8.522
250,000.00	-	275,000.00	104	6.901	27,411,832.70	8.670
275,000.00	-	300,000.00	81	5.375	23,427,996.10	7.410
300,000.00	-	325,000.00	80	5.309	24,988,404.08	7.904
325,000.00	-	350,000.00	64	4.247	21,620,369.95	6.839
350,000.00	-	375,000.00	47	3.119	17,010,852.14	5.381
375,000.00	-	400,000.00	45	2.986	17,584,245.59	5.562
400,000.00	-	425,000.00	24	1.593	9,808,272.02	3.102
425,000.00	-	450,000.00	6	0.398	2,635,961.95	0.834
450,000.00	-	475,000.00	1	0.066	464,000.00	0.147
475,000.00	-	500,000.00	2	0.133	980,943.58	0.310
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.066	594,649.79	0.188
600,000.00	-	625,000.00	1	0.066	611,519.14	0.193
625,000.00	-	650,000.00	1	0.066	628,244.19	0.199
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1507	100.000	316,152,390.77	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.695	153,202.88	0.329
50,000.00	-	75,000.00	15	6.356	940,778.13	2.019
75,000.00	-	100,000.00	21	8.898	1,852,186.96	3.974
100,000.00	-	125,000.00	22	9.322	2,492,273.05	5.348
125,000.00	-	150,000.00	30	12.712	4,147,577.33	8.900
150,000.00	-	175,000.00	19	8.051	3,073,145.14	6.594
175,000.00	-	200,000.00	28	11.864	5,225,629.17	11.213
200,000.00	-	225,000.00	20	8.475	4,295,156.99	9.216
225,000.00	-	250,000.00	13	5.508	3,017,163.56	6.474
250,000.00	-	275,000.00	14	5.932	3,687,802.54	7.913
275,000.00	-	300,000.00	12	5.085	3,414,154.99	7.326
300,000.00	-	325,000.00	9	3.814	2,877,306.30	6.174
325,000.00	-	350,000.00	6	2.542	2,039,054.80	4.375
350,000.00	-	375,000.00	11	4.661	4,008,412.61	8.601
375,000.00	-	400,000.00	6	2.542	2,341,485.36	5.024
400,000.00	-	425,000.00	2	0.847	816,870.01	1.753
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.847	962,394.09	2.065
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.424	552,937.09	1.186
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.424	705,540.49	1.514
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	236	100.000	46,603,071.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.583	45,007.68	0.088
25,000.00	-	50,000.00	27	7.872	1,124,538.25	2.210
50,000.00	-	75,000.00	62	18.076	3,890,208.09	7.644
75,000.00	-	100,000.00	47	13.703	4,081,599.24	8.020
100,000.00	-	125,000.00	33	9.621	3,760,861.09	7.389
125,000.00	-	150,000.00	34	9.913	4,711,782.44	9.258
150,000.00	-	175,000.00	21	6.122	3,383,470.86	6.648
175,000.00	-	200,000.00	33	9.621	6,143,612.96	12.071
200,000.00	-	225,000.00	13	3.790	2,710,545.76	5.326
225,000.00	-	250,000.00	15	4.373	3,536,882.59	6.949
250,000.00	-	275,000.00	11	3.207	2,916,196.24	5.730
275,000.00	-	300,000.00	14	4.082	3,994,705.54	7.849
300,000.00	-	325,000.00	12	3.499	3,757,472.35	7.383
325,000.00	-	350,000.00	5	1.458	1,694,899.53	3.330
350,000.00	-	375,000.00	13	3.790	4,721,291.51	9.277
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.292	421,660.08	0.828
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	343	100.000	50,894,734.21	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	115	7.631	25,220,506.10	7.977
6.5	-	7.0	1297	86.065	272,492,385.48	86.190
7.0	-	7.5	94	6.238	18,338,249.19	5.800
7.5	-	8.0	1	0.066	101,250.00	0.032
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1507	100.000	316,152,390.77	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.508	3,415,924.50	7.330
7.0	-	7.5	193	81.780	37,336,817.06	80.117
7.5	-	8.0	16	6.780	3,027,772.84	6.497
8.0	-	8.5	10	4.237	1,646,918.99	3.534
8.5	-	9.0	4	1.695	1,175,638.10	2.523
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	236	100.000	46,603,071.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.875	647,275.19	1.272
5.0	-	5.5	37	10.787	6,872,496.61	13.503
5.5	-	6.0	226	65.889	34,262,792.22	67.321
6.0	-	6.5	65	18.950	7,437,886.81	14.614
6.5	-	7.0	11	3.207	1,584,106.22	3.113
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	1	0.292	90,177.16	0.177
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	343	100.000	50,894,734.21	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	224	14.864	60,159,434.97	19.029
		FL	205	13.603	41,375,491.16	13.087
		AZ	99	6.569	19,294,989.23	6.103
		VA	44	2.920	9,817,723.74	3.105
		WA	43	2.853	8,581,758.98	2.714
		CO	47	3.119	8,993,745.08	2.845
		Others	845	56.072	167,929,247.61	53.117
		Wgt Ave / Total:	1507	100.000	316,152,390.77	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.593	7,734,805.95	16.597
		FL	45	19.068	8,677,704.87	18.620
		AZ	19	8.051	4,163,476.79	8.934
		VA	3	1.271	718,149.39	1.541
		WA	3	1.271	353,045.60	0.758
		CO	4	1.695	922,173.82	1.979
		Others	137	58.051	24,033,715.07	51.571
		Wgt Ave / Total:	236	100.000	46,603,071.49	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	67	19.534	12,701,846.29	24.957
		FL	28	8.163	3,086,681.66	6.065
		AZ	14	4.082	2,016,359.04	3.962
		VA	8	2.332	955,056.30	1.877
		WA	5	1.458	1,074,446.44	2.111
		CO	3	0.875	437,968.23	0.861
		Others	218	63.557	30,622,376.25	60.168
		Wgt Ave / Total:	343	100.000	50,894,734.21	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.066	221,287.75	0.070
120	-	180	1	0.066	90,632.38	0.029
180	-	300	16	1.062	2,074,206.52	0.656
300	-	360	1489	98.806	313,766,264.12	99.245
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1507	100.000	316,152,390.77	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	5	2.119	795,947.37	1.708
300	-	360	231	97.881	45,807,124.12	98.292
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	236	100.000	46,603,071.49	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.583	285,190.97	0.560
120	-	180	341	99.417	50,609,543.24	99.440
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	343	100.000	50,894,734.21	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 12/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,272,902.51	5.483130	82,420.08	74,348.88	156,768.96	-	16,190,482.43	-
1A2	12668BXT5	Strip IO	Var-30/360	58,041,243.71	0.516870	-	24,997.63	24,997.63	-	57,830,241.63	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.79	52,078.79	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.45	74,993.45	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	32,621,737.31	6.000000	493,141.03	163,094.45	656,235.48	-	32,128,596.28	-
1A7	12668BXY4	Senior	Var-30/360	16,391,546.24	5.483130	51.91	74,890.95	74,942.85	-	16,391,494.33	-
1A8	12668BXZ1	Senior	Fix-30/360	1,712,917.79	6.000000	25,894.09	8,563.84	34,457.93	-	1,687,023.71	-
1A9	12668BYA5	Senior	Fix-30/360	57,182,009.06	6.000000	800,406.00	285,885.09	1,086,291.09	-	56,381,603.06	-
1A10	12668BYB3	Senior	Fix-30/360	33,817,467.56	6.000000	346,058.02	169,072.58	515,130.60	-	33,471,409.54	-
1A11	12668BYC1	Senior	Var-30/360	25,376,794.95	5.483130	128,530.08	115,943.43	244,473.52	-	25,248,264.87	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.82	24,997.82	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.18	169,750.18	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.30	8,064.30	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	42,369,162.26	6.000000	318,841.87	211,827.32	530,669.19	-	42,050,320.39	-
1A17	12668BYJ6	Senior	Fix-30/360	2,012,718.28	6.000000	15,146.37	10,062.71	25,209.08	-	1,997,571.92	-
1A18	12668BYK3	Senior	Fix-30/360	739,698.01	6.000000	5,566.47	3,698.17	9,264.64	-	734,131.54	-
1X	12668BYL1	Strip IO	Var-30/360	306,935,735.91	0.526290	-	134,605.69	134,605.69	-	304,857,657.91	-
2A1	12668BYM9	Senior	Fix-30/360	42,949,804.35	6.500000	359,089.32	232,644.77	591,734.09	-	42,590,715.04	-
2A2	12668BYN7	Senior	Fix-30/360	86,116.54	6.500000	719.99	466.46	1,186.46	-	85,396.55	-
2X	12668BYP2	Strip IO	Var-30/360	45,855,395.40	0.550878	-	21,050.60	21,050.60	-	45,497,148.46	-
3A1	12668BYQ0	Senior	Fix-30/360	47,401,359.86	5.250000	1,145,257.89	207,380.95	1,352,638.84	-	46,256,101.98	-
3A2	12668BYR8	Senior	Fix-30/360	95,398.00	5.250000	2,304.90	417.37	2,722.26	-	93,093.10	-
3X	12668BYS6	Strip IO	Var-30/360	43,374,962.41	0.442663	-	16,000.40	16,000.40	-	42,255,780.29	-
PO				259,384.56	0.000000	1,514.53	-	1,514.53	-	257,870.04	-
PO-1	12668BYT4	Strip PO	Fix-30/360	18,256.47	0.000000	357.28	-	357.28	-	17,899.20	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,650.62	0.000000	0.22	-	0.22	-	1,650.40	-
PO-3	12668BYT4	Strip PO	Fix-30/360	239,477.47	0.000000	1,157.03	-	1,157.03	-	238,320.44	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.06	0.06	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,823,729.88	5.979346	11,139.97	63,894.02	75,033.99	-	12,812,589.91	-
B1	12668BYW7	Junior	Var-30/360	5,455,735.50	5.979346	4,739.40	27,183.11	31,922.51	-	5,450,996.10	-
B2	12668BYX5	Junior	Var-30/360	3,273,244.77	5.979346	2,843.47	16,308.89	19,152.35	-	3,270,401.30	-
B3	12668BYY3	Junior	Var-30/360	3,001,047.59	5.979346	2,607.01	14,952.67	17,559.68	-	2,998,440.58	-
B4	12668BYZ0	Junior	Var-30/360	2,454,687.91	5.979346	2,132.39	12,230.44	14,362.83	-	2,452,555.52	-
B5	12668BZA4	Junior	Var-30/360	1,370,066.51	5.979346	1,190.18	6,826.33	8,016.51	84,837.79	1,284,038.55	355,156.07

Totals				413,650,196.44		3,749,594.97	2,226,231.35	5,975,826.31	84,837.79	409,815,763.74	355,156.07

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,272,902.51	82,420.08	-	-	82,420.08	-	-	16,190,482.43	0.568087103
1A2	12668BXT5	98,500,000.00	58,041,243.71	-	-	-	-	-	-	57,830,241.63	0.587109052
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	32,621,737.31	493,141.03	-	-	493,141.03	-	-	32,128,596.28	0.751458222
1A7	12668BXY4	30,000,000.00	16,391,546.24	51.91	-	-	51.91	-	-	16,391,494.33	0.546383144
1A8	12668BXZ1	2,245,000.00	1,712,917.79	25,894.09	-	-	25,894.09	-	-	1,687,023.71	0.751458222
1A9	12668BYA5	73,180,878.00	57,182,009.06	800,406.00	-	-	800,406.00	-	-	56,381,603.06	0.770441741
1A10	12668BYB3	50,000,000.00	33,817,467.56	346,058.02	-	-	346,058.02	-	-	33,471,409.54	0.669428191
1A11	12668BYC1	40,000,000.00	25,376,794.95	128,530.08	-	-	128,530.08	-	-	25,248,264.87	0.631206622
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	42,369,162.26	318,841.87	-	-	318,841.87	-	-	42,050,320.39	0.734131538
1A17	12668BYJ6	2,721,000.00	2,012,718.28	15,146.37	-	-	15,146.37	-	-	1,997,571.92	0.734131538
1A18	12668BYK3	1,000,000.00	739,698.01	5,566.47	-	-	5,566.47	-	-	734,131.54	0.734131538
1X	12668BYL1	408,710,050.00	306,935,735.91	-	-	-	-	-	-	304,857,657.91	0.745902035
2A1	12668BYM9	65,335,000.00	42,949,804.35	359,089.32	-	-	359,089.32	-	-	42,590,715.04	0.651882070
2A2	12668BYN7	131,000.00	86,116.54	719.99	-	-	719.99	-	-	85,396.55	0.651882070
2X	12668BYP2	68,176,582.00	45,855,395.40	-	-	-	-	-	-	45,497,148.46	0.667342761
3A1	12668BYQ0	62,110,000.00	47,401,359.86	1,145,257.89	-	-	1,145,257.89	-	-	46,256,101.98	0.744744839
3A2	12668BYR8	125,000.00	95,398.00	2,304.90	-	-	2,304.90	-	-	93,093.10	0.744744839
3X	12668BYS6	56,065,897.00	43,374,962.41	-	-	-	-	-	-	42,255,780.29	0.753680625
PO		322,958.19	259,384.56	1,514.53	-	-	1,514.53	-	-	257,870.04	0.798462612
PO-1	12668BYT4	21,729.80	18,256.47	357.28	-	-	357.28	-	-	17,899.20	0.823716641
PO-2	12668BYT4	1,888.14	1,650.62	0.22	-	-	0.22	-	-	1,650.40	0.874086626
PO-3	12668BYT4	299,340.25	239,477.47	1,157.03	-	-	1,157.03	-	-	238,320.44	0.796152337
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,823,729.88	11,139.97	-	-	11,139.97	-	-	12,812,589.91	0.981807656
B1	12668BYW7	5,552,000.00	5,455,735.50	4,739.40	-	-	4,739.40	-	-	5,450,996.10	0.981807656
B2	12668BYX5	3,331,000.00	3,273,244.77	2,843.47	-	-	2,843.47	-	-	3,270,401.30	0.981807656
B3	12668BYY3	3,054,000.00	3,001,047.59	2,607.01	-	-	2,607.01	-	-	2,998,440.58	0.981807656
B4	12668BYZ0	2,498,000.00	2,454,687.91	2,132.39	-	-	2,132.39	-	-	2,452,555.52	0.981807656
B5	12668BZA4	1,668,620.34	1,370,066.51	1,190.18	-	-	1,190.18	-	84,837.79	1,284,038.55	0.769521092

Totals		555,285,578.53	413,650,196.44	3,749,594.97	-	-	3,749,594.97	-	84,837.79	409,815,763.74

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,272,902.51	5.483130	5.482651	74,355.37	0.17	-	74,355.37	6.49	74,348.88	0.17	-	-
1A2	58,041,243.71	0.516870	0.516825	24,999.81	-	-	24,999.81	2.18	24,997.63	-	-	-
1A3	10,000,000.00	6.250000	6.249455	52,083.33	-	-	52,083.33	4.55	52,078.79	-	-	-
1A4	15,000,000.00	6.000000	5.999476	75,000.00	-	-	75,000.00	6.55	74,993.45	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	32,621,737.31	6.000000	5.999476	163,108.69	-	-	163,108.69	14.24	163,094.45	-	-	-
1A7	16,391,546.24	5.483130	5.482651	74,897.48	0.23	-	74,897.48	6.54	74,890.95	0.23	-	-
1A8	1,712,917.79	6.000000	5.999476	8,564.59	-	-	8,564.59	0.75	8,563.84	-	-	-
1A9	57,182,009.06	6.000000	5.999476	285,910.05	-	-	285,910.05	24.95	285,885.09	-	-	-
1A10	33,817,467.56	6.000000	5.999476	169,087.34	-	-	169,087.34	14.76	169,072.58	-	-	-
1A11	25,376,794.95	5.483130	5.482651	115,953.55	-	-	115,953.55	10.12	115,943.43	-	-	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999476	25,000.00	-	-	25,000.00	2.18	24,997.82	-	-	-
1A14	33,953,000.00	6.000000	5.999476	169,765.00	-	-	169,765.00	14.82	169,750.18	-	-	-
1A15	1,613,000.00	6.000000	5.999476	8,065.00	-	-	8,065.00	0.70	8,064.30	-	-	-
1A16	42,369,162.26	6.000000	5.999476	211,845.81	-	-	211,845.81	18.49	211,827.32	-	-	-
1A17	2,012,718.28	6.000000	5.999476	10,063.59	-	-	10,063.59	0.88	10,062.71	-	-	-
1A18	739,698.01	6.000000	5.999476	3,698.49	-	-	3,698.49	0.32	3,698.17	-	-	-
1X	306,935,735.91	0.526290	0.526256	134,614.26	-	-	134,614.26	8.57	134,605.69	-	-	-
2A1	42,949,804.35	6.500000	6.500000	232,644.77	-	-	232,644.77	-	232,644.77	-	-	-
2A2	86,116.54	6.500000	6.500000	466.46	-	-	466.46	-	466.46	-	-	-
2X	45,855,395.40	0.550878	0.550878	21,050.60	-	-	21,050.60	-	21,050.60	-	-	-
3A1	47,401,359.86	5.250000	5.250000	207,380.95	-	-	207,380.95	-	207,380.95	-	-	-
3A2	95,398.00	5.250000	5.250000	417.37	-	-	417.37	-	417.37	-	-	-
3X	43,374,962.41	0.442663	0.442663	16,000.40	-	-	16,000.40	-	16,000.40	-	-	-
PO	259,384.56	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	18,256.47	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,650.62	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	239,477.47	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.06	-	-	-

M	12,823,729.88	5.979346	5.978980	63,897.93	-	-	63,897.93	3.92	63,894.02	-	-	-
B1	5,455,735.50	5.979346	5.978980	27,184.78	-	-	27,184.78	1.67	27,183.11	-	-	-
B2	3,273,244.77	5.979346	5.978980	16,309.89	-	-	16,309.89	1.00	16,308.89	-	-	-
B3	3,001,047.59	5.979346	5.978980	14,953.59	-	-	14,953.59	0.92	14,952.67	-	-	-
B4	2,454,687.91	5.979346	5.978980	12,231.19	-	-	12,231.19	0.75	12,230.44	-	-	-
B5	1,370,066.51	5.979346	5.978980	6,826.75	-	-	6,826.75	0.42	6,826.33	-	-	-

Totals	413,650,196.44			2,226,377.04	0.40	-	2,226,377.04	145.77	2,226,231.35	0.40	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	570.979035582	2.891932723	2.608732524	568.087102858	5.483130
1A2	12668BXT5	98,500,000.00	589.251205153	0.000000000	0.253783073	587.109052098	0.516870
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207878752	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999563602	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	762.992335590	11.534113706	3.814628710	751.458221884	6.000000
1A7	12668BXY4	30,000,000.00	546.384874618	0.001730290	2.496364847	546.383144328	5.483130
1A8	12668BXZ1	2,245,000.00	762.992335590	11.534113706	3.814628710	751.458221884	6.000000
1A9	12668BYA5	73,180,878.00	781.379106502	10.937365359	3.906554540	770.441741142	6.000000
1A10	12668BYB3	50,000,000.00	676.349351201	6.921160339	3.381451599	669.428190861	6.000000
1A11	12668BYC1	40,000,000.00	634.419873873	3.213252115	2.898585860	631.206621758	5.483130
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999563602	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999563602	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999563602	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	739.698008958	5.566470586	3.698167242	734.131538372	6.000000
1A17	12668BYJ6	2,721,000.00	739.698008958	5.566470586	3.698167242	734.131538372	6.000000
1A18	12668BYK3	1,000,000.00	739.698008960	5.566470586	3.698167242	734.131538374	6.000000
1X	12668BYL1	408,710,050.00	750.986514547	0.000000000	0.329342741	745.902034731	0.526290
2A1	12668BYM9	65,335,000.00	657.378194753	5.496124875	3.560798555	651.882069878	6.500000
2A2	12668BYN7	131,000.00	657.378194753	5.496124875	3.560798555	651.882069878	6.500000
2X	12668BYP2	68,176,582.00	672.597452891	0.000000000	0.308765808	667.342760891	0.550878
3A1	12668BYQ0	62,110,000.00	763.184026147	18.439186735	3.338930114	744.744839412	5.250000
3A2	12668BYR8	125,000.00	763.184026147	18.439186735	3.338930114	744.744839412	5.250000
3X	12668BYS6	56,065,897.00	773.642530146	0.000000000	0.285385653	753.680624962	0.442663
PO		322,958.19	803.152135575	4.689554397	0.000000000	798.462612142	0.000000
PO-1	12668BYT4	21,729.80	840.158375518	16.441734546	0.000000000	823.716640972	0.000000
PO-2	12668BYT4	1,888.14	874.202989348	0.116363601	0.000000000	874.086625747	0.000000
PO-3	12668BYT4	299,340.25	800.017617315	3.865279938	0.000000000	796.152337377	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	0.621594470	0.000000000	6.000000

M	12668BYV9	13,050,000.00	982.661293355	0.853637672	4.896093307	981.807655683	5.979346
B1	12668BYW7	5,552,000.00	982.661293355	0.853637672	4.896093307	981.807655683	5.979346
B2	12668BYX5	3,331,000.00	982.661293355	0.853637672	4.896093307	981.807655683	5.979346
B3	12668BYY3	3,054,000.00	982.661293355	0.853637672	4.896093307	981.807655683	5.979346
B4	12668BYZ0	2,498,000.00	982.661293355	0.853637672	4.896093307	981.807655683	5.979346
B5	12668BZA4	1,668,620.34	821.077437126	0.713269808	4.091004471	769.521091775	5.979346

Totals		555,285,578.53	744.932359913	6.752552407	4.009164718	738.027025346

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									12/26/2007
Cut-off Date									3/1/2006
Record Date									11/30/2007
Determination Date									12/22/2007
LIBOR Determination Date									11/21/2007
Accrual Period 30/360				Begin					11/1/2007
				End					12/1/2007
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								4.78313%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,507	236	343	2,086
	Loans Paid Off or otherwise removed pursuant to the PSA					11	2	6	19
	Ending Aggregate Loan Count					1,496	234	337	2,067

	Beginning Pool Stated Principal Balance					316,152,390.77	46,603,071.49	50,894,734.21	413,650,196.47
	Scheduled Principal					144,120.85	13,084.55	222,131.86	379,337.26
	Unscheduled Principal					2,080,029.37	345,321.07	940,368.38	3,365,718.82
	Realized Principal Losses					89,376.66	-	-	89,376.66
	Ending Pool Stated Principal Balance					313,838,863.89	46,244,665.87	49,732,233.97	409,815,763.73

	Beginning Weighted Average Mortgage Rate					6.77799%	7.36676%	5.86564%
	Beginning Weighted Average Net Mortgage Rate					6.51060%	7.04181%	5.60256%
	Ending Weighted Average Mortgage Rate					6.77833%	7.36720%	5.85985%
	Ending Weighted Average Net Mortgage Rate					6.51110%	7.04174%	5.59668%

	Beginning Weighted Average Remaining Term to Maturity					338	337	158
	Ending Weighted Average Remaining Term to Maturity					337	336	157

Delinquency Information

	Delinquency Information

		30-59 Days				60-89 Days				90+ Days
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	62	4.14439%	14,840,825.57	4.72880%	23	1.53743%	5,487,548.01	1.74852%	23	1.53743%	5,550,445.12	1.76857%
	Group 2	11	4.70085%	2,696,463.08	5.83086%	4	1.70940%	891,480.61	1.92775%	10	4.27350%	1,828,391.23	3.95373%
	Group 3	2	0.59347%	308,725.04	0.62077%	0	0.00000%	-	0.00000%	2	0.59347%	88,674.50	0.17830%

	Total	75	3.62845%	17,846,013.69	4.35464%	27	1.30624%	6,379,028.62	1.55656%	35	1.69328%	7,467,510.85	1.82216%

		Foreclosure				Bankruptcy				REO
		Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %	Loan Count	Loan Count %	Balance	Balance %
	Group 1	21	1.40374%	5,453,503.57	1.73768%	7	0.46791%	1,427,476.58	0.45484%	14	0.93583%	3,552,792.29	1.13204%
	Group 2	5	2.13675%	1,364,326.46	2.95024%	3	1.28205%	625,301.90	1.35216%	6	2.56410%	906,697.76	1.96065%
	Group 3	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%	0	0.00000%	-	0.00000%

	Total	26	1.25786%	6,817,830.03	1.66363%	10	0.48379%	2,052,778.48	0.50090%	20	0.96759%	4,459,490.05	1.08817%

	60+ Delinquency, Foreclosure, Bankruptcy &
	REO Totals

						Group I	Group II	Group III	Total
	Current					21,471,765.57	5,616,197.96	88,674.50	27,176,638.03
	One-Month Prior					18,335,247.46	5,201,803.59	89,048.40	23,626,099.45
	Two-Month Prior					16,654,958.49	4,370,305.70	65,315.39	21,090,579.58
	Three-Month Prior					15,302,713.70	3,541,543.10	57,822.34	18,902,079.14
	Four-Month Prior					14,307,017.66	3,520,279.82	65,856.44	17,893,153.92
	Five-Month Prior					12,156,715.93	3,323,245.82	66,125.03	15,546,086.78

	60+ Delinquency Average					16,371,403.14	4,262,229.33	72,140.35	20,705,772.82
	Passing Delinquency Stepdown Requirement					NO	NO	YES

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,784,536.51	285,866.91	247,208.83	2,317,612.24
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					64,815.72	9,480.94	9,036.75	83,333.42
	Less: Trustee Fee					2,371.14	349.52	381.71	3,102.38
	Less: Mortgage Loan Premiums					2,210.36	2,561.44	173.30	4,945.10
	Total Interest Available					1,715,139.28	273,475.01	237,617.07	2,226,231.36

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					144,120.85	13,084.55	222,131.86	379,337.26
	Paid in Full Principal					1,718,127.58	348,164.39	897,187.32	2,963,479.29
	Curtailment Principal					35,710.13	(2,843.32)	43,181.06	76,047.87
	Liquidation Principal					326,191.66	-	-	326,191.66
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					2,133.87	2,405.00	-	4,538.87
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					2,226,284.09	360,810.62	1,162,500.24	3,749,594.95

	Total Available Funds					3,941,423.37	634,285.63	1,400,117.31	5,975,826.31

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					3,941,423.37	634,285.63	1,400,117.31	5,975,826.31
	Trustee Fee					2,371.14	349.52	381.71	3,102.38
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					3,943,794.51	634,635.15	1,400,499.02	5,978,928.68

Withdrawals	Available Funds, to the Distribution Account					3,941,423.37	634,285.63	1,400,117.31	5,975,826.31
	Trustee Fee					2,371.14	349.52	381.71	3,102.38
	Total Withdrawals					3,943,794.51	634,635.15	1,400,499.02	5,978,928.68

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								5,975,826.31
	Trustee Fee								3,102.38
	YSA								-
	Other Deposits Required by the PSA								-
	Total Deposits								5,978,928.68

Withdrawals	Payments of Prinicipal & Interest to the Classes								5,975,826.31
	Payment of Trustee Fee								3,102.38
	Total Withdrawals								5,978,928.68

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,675.24

Deposits	Class 1A1 Corridor Contract Received								-
	Class 1A7 Corridor Contract Received								-
	Class 1A11 Corridor Contract Received								-
	Total Deposits								-

	Class 1A1 Yield Supplemental Amounts Paid								-
	Class 1A7 Yield Supplemental Amounts Paid								-
	Class 1A11 Yield Supplemental Amounts Paid								-
	To Terminate the Account								-
	Total Withdrawals								-

	Ending Balance								1,675.24

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								-
	Class 1A7 Contract Funds Unused								-
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					65,865.08	9,708.97	10,603.07	86,177.12
	Net Master Servicing Fee					64,815.72	9,480.94	9,036.75	83,333.42
	Trustee Fee					2,371.14	349.52	381.71	3,102.38
	Lpmi					2,210.36	2,561.44	173.30	4,945.10
	Total Net Loan Fees					69,397.23	12,391.90	9,591.76	91,380.89

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					12,304.77	2,401.46	1,642.10	16,348.33
	Interest Advances					199,465.83	49,431.15	1,870.63	250,767.61
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					211,770.60	51,832.61	3,512.73	267,115.94

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					1,718,127.58	348,164.39	897,187.32	2,963,479.29
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					1,049.36	228.03	1,566.32	2,843.71
	Compensating Interest					1,049.36	228.03	1,566.32	2,843.71
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					7.93400%	8.54053%	20.13121%
	SMM %					0.68650%	0.74119%	1.85577%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					145.75	-	-	145.75
	Total Net Interest Shortfalls					145.75	-	-	145.75

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					18,256.48	1,650.62	239,477.47	259,384.57
	PO Scheduled Principal					15.64	0.22	1,124.75	1,140.62
	PO Prepayments & Recoveries					341.63	-	32.28	373.91
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					17,899.20	1,650.40	238,320.44	257,870.04

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					316,134,134.29	46,601,420.87	50,655,256.74	413,390,811.90
	Non-PO Scheduled Principal					144,105.21	13,084.33	221,007.11	378,196.64
	Non-PO Prepayments & Recoveries					1,753,496.08	345,321.07	940,336.10	3,039,153.25
	Non-PO Liquidation Principal					326,191.66	-	-	326,191.66
	Non-PO Principal Loss					89,376.66	-	-	89,376.66
	Ending Non-PO Balance					313,820,964.69	46,243,015.47	49,493,913.53	409,557,893.69

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.15021%	92.34895%	93.76472%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.84979%	7.65105%	6.23528%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					2,216,055.92	359,809.31	1,147,562.79	3,723,428.01
	Subordinate Principal Distribution Amount								24,652.41
	PO Principal Distribution Amount					357.28	0.22	1,157.03	1,514.53
	Total Principal Distribution Amount								3,749,594.95

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					89,376.66	-	-	89,376.66
	Cumulative Realized Losses					273,096.28	35,019.01	47,039.45	355,154.74
	Total Liquidated Loan Balance					415,568.32	-	-	415,568.32
	Total Liquidated Proceeds					326,191.66	-	-	326,191.66
	Subsequent Recoveries					2,133.87	2,405.00	-	4,538.87
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

123627902				233,968.32	201,533.31	32,435.01
117556060				181,600.00	124,658.35	56,941.65

Group II

				N/A

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	381,546,741.77
Class A Percentage			94.749797%	93.102017%

Class M			13,050,000.00	12,812,589.91
Class M Percentage			2.350142%	3.126427%

Class B1			5,552,000.00	5,450,996.10
Class B1 Percentage			0.999846%	1.330109%

Class B2			3,331,000.00	3,270,401.30
Class B2 Percentage			0.599872%	0.798017%

Class B3			3,054,000.00	2,998,440.58
Class B3 Percentage			0.549987%	0.731656%

Class B4			2,498,000.00	2,452,555.52
Class B4 Percentage			0.449859%	0.598453%

Class B5			1,668,620.34	1,284,038.55
Class B5 Percentage			0.300498%	0.313321%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	1	0.067	9,926.75	0.003
25,000.00	-	50,000.00	5	0.334	222,079.80	0.071
50,000.00	-	75,000.00	38	2.540	2,415,033.71	0.770
75,000.00	-	100,000.00	95	6.350	8,473,318.71	2.700
100,000.00	-	125,000.00	136	9.091	15,467,947.00	4.929
125,000.00	-	150,000.00	172	11.497	23,720,325.10	7.558
150,000.00	-	175,000.00	164	10.963	26,485,294.61	8.439
175,000.00	-	200,000.00	173	11.564	32,601,701.53	10.388
200,000.00	-	225,000.00	147	9.826	31,079,596.63	9.903
225,000.00	-	250,000.00	110	7.353	26,220,316.48	8.355
250,000.00	-	275,000.00	104	6.952	27,403,507.69	8.732
275,000.00	-	300,000.00	80	5.348	23,159,327.40	7.379
300,000.00	-	325,000.00	80	5.348	25,001,284.76	7.966
325,000.00	-	350,000.00	63	4.211	21,285,700.09	6.782
350,000.00	-	375,000.00	47	3.142	17,002,348.79	5.418
375,000.00	-	400,000.00	45	3.008	17,577,054.45	5.601
400,000.00	-	425,000.00	24	1.604	9,803,266.33	3.124
425,000.00	-	450,000.00	6	0.401	2,634,670.07	0.839
450,000.00	-	475,000.00	1	0.067	464,000.00	0.148
475,000.00	-	500,000.00	2	0.134	979,093.34	0.312
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.067	594,530.05	0.189
600,000.00	-	625,000.00	1	0.067	610,916.81	0.195
625,000.00	-	650,000.00	1	0.067	627,623.79	0.200
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1496	100.000	313,838,863.89	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.709	153,093.80	0.331
50,000.00	-	75,000.00	15	6.410	939,514.20	2.032
75,000.00	-	100,000.00	21	8.974	1,851,530.66	4.004
100,000.00	-	125,000.00	22	9.402	2,490,782.29	5.386
125,000.00	-	150,000.00	29	12.393	4,008,386.68	8.668
150,000.00	-	175,000.00	19	8.120	3,071,242.13	6.641
175,000.00	-	200,000.00	27	11.538	5,028,442.45	10.874
200,000.00	-	225,000.00	20	8.547	4,284,804.53	9.266
225,000.00	-	250,000.00	13	5.556	3,016,528.98	6.523
250,000.00	-	275,000.00	16	6.838	4,236,849.90	9.162
275,000.00	-	300,000.00	10	4.274	2,863,253.76	6.192
300,000.00	-	325,000.00	9	3.846	2,877,231.11	6.222
325,000.00	-	350,000.00	6	2.564	2,038,757.58	4.409
350,000.00	-	375,000.00	11	4.701	4,006,586.13	8.664
375,000.00	-	400,000.00	6	2.564	2,341,485.35	5.063
400,000.00	-	425,000.00	2	0.855	816,870.01	1.766
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.855	961,964.55	2.080
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.427	552,450.30	1.195
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.427	704,891.46	1.524
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	234	100.000	46,244,665.87	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.593	44,591.82	0.090
25,000.00	-	50,000.00	26	7.715	1,076,318.47	2.164
50,000.00	-	75,000.00	60	17.804	3,734,792.54	7.510
75,000.00	-	100,000.00	46	13.650	3,972,351.92	7.987
100,000.00	-	125,000.00	33	9.792	3,743,648.96	7.528
125,000.00	-	150,000.00	34	10.089	4,689,113.55	9.429
150,000.00	-	175,000.00	22	6.528	3,539,430.98	7.117
175,000.00	-	200,000.00	32	9.496	5,939,850.82	11.944
200,000.00	-	225,000.00	15	4.451	3,142,501.00	6.319
225,000.00	-	250,000.00	13	3.858	3,071,518.49	6.176
250,000.00	-	275,000.00	10	2.967	2,628,671.11	5.286
275,000.00	-	300,000.00	14	4.154	3,969,889.13	7.983
300,000.00	-	325,000.00	12	3.561	3,740,509.71	7.521
325,000.00	-	350,000.00	6	1.780	2,034,449.30	4.091
350,000.00	-	375,000.00	11	3.264	3,984,764.31	8.012
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.297	419,831.86	0.844
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	337	100.000	49,732,233.97	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	114	7.620	24,971,162.22	7.957
6.501000000000	-	7.001000000000	1288	86.096	270,664,177.59	86.243
7.001000000000	-	7.501000000000	93	6.217	18,102,274.08	5.768
7.501000000000	-	8.001000000000	1	0.067	101,250.00	0.032
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	1496	100.000	313,838,863.89	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	0	0.000	-	0.000
6.001000000000	-	6.501000000000	0	0.000	-	0.000
6.501000000000	-	7.001000000000	13	5.556	3,424,288.06	7.405
7.001000000000	-	7.501000000000	191	81.624	36,970,957.00	79.946
7.501000000000	-	8.001000000000	16	6.838	3,027,273.96	6.546
8.001000000000	-	8.501000000000	10	4.274	1,646,508.75	3.560
8.501000000000	-	9.001000000000	4	1.709	1,175,638.10	2.542
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	234	100.000	46,244,665.87	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	3	0.890	644,002.44	1.295
5.000000000000	-	5.501000000000	37	10.979	6,832,451.24	13.738
5.501000000000	-	6.001000000000	222	65.875	33,329,617.40	67.018
6.001000000000	-	6.501000000000	64	18.991	7,348,834.25	14.777
6.501000000000	-	7.001000000000	11	3.264	1,577,328.64	3.172
7.001000000000	-	7.501000000000	0	0.000	-	0.000
7.501000000000	-	8.001000000000	0	0.000	-	0.000
8.001000000000	-	8.501000000000	0	0.000	-	0.000
8.501000000000	-	9.001000000000	0	0.000	-	0.000
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	337	100.000	49,732,233.97	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	223	14.906	59,847,421.28	19.069
		FL	204	13.636	41,268,167.89	13.149
		AZ	99	6.618	19,282,020.99	6.144
		VA	44	2.941	9,813,231.85	3.127
		WA	43	2.874	8,575,843.13	2.733
		CO	46	3.075	8,763,780.81	2.792
		Others	837	55.949	166,288,397.94	52.985
		Wgt Ave / Total:	1496	100.000	313,838,863.89	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.684	7,732,265.92	16.720
		FL	43	18.376	8,323,323.12	17.998
		AZ	19	8.120	4,162,908.18	9.002
		VA	3	1.282	717,823.35	1.552
		WA	3	1.282	352,889.09	0.763
		CO	4	1.709	921,787.73	1.993
		Others	137	58.547	24,033,668.48	51.971
		Wgt Ave / Total:	234	100.000	46,244,665.87	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	65	19.288	12,301,650.86	24.736
		FL	27	8.012	3,002,515.61	6.037
		AZ	14	4.154	2,006,175.21	4.034
		VA	8	2.374	950,902.66	1.912
		WA	5	1.484	1,069,587.01	2.151
		CO	3	0.890	436,048.17	0.877
		Others	215	63.798	29,965,354.45	60.253
		Wgt Ave / Total:	337	100.000	49,732,233.97	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.067	221,287.75	0.071
120	-	180	0	0.000	-	0.000
180	-	300	16	1.070	2,065,147.43	0.658
300	-	360	1479	98.864	311,552,428.71	99.271
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1496	100.000	313,838,863.89	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	6	2.564	896,183.38	1.938
300	-	360	228	97.436	45,348,482.49	98.062
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	234	100.000	46,244,665.87	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.593	283,170.72	0.569
120	-	180	335	99.407	49,449,063.25	99.431
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	337	100.000	49,732,233.97	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 01/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,190,482.43	5.565000	75,926.90	75,076.77	151,003.67	-	16,114,555.53	-
1A2	12668BXT5	Strip IO	Var-30/360	57,830,241.63	0.435000	-	20,961.62	20,961.62	-	57,635,859.39	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.76	52,078.76	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.41	74,993.41	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	32,128,596.28	6.000000	485,037.56	160,628.87	645,666.43	-	31,643,558.72	-
1A7	12668BXY4	Senior	Var-30/360	16,391,494.33	5.565000	51.06	76,008.88	76,059.93	-	16,391,443.27	-
1A8	12668BXZ1	Senior	Fix-30/360	1,687,023.71	6.000000	25,468.58	8,434.38	33,902.96	-	1,661,555.12	-
1A9	12668BYA5	Senior	Fix-30/360	56,381,603.06	6.000000	800,406.00	281,883.26	1,082,289.26	-	55,581,197.06	-
1A10	12668BYB3	Senior	Fix-30/360	33,471,409.54	6.000000	340,371.46	167,342.35	507,713.81	-	33,131,038.08	-
1A11	12668BYC1	Senior	Var-30/360	25,248,264.87	5.565000	118,404.29	117,078.54	235,482.83	-	25,129,860.58	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.80	24,997.80	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.09	169,750.09	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.29	8,064.29	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	42,050,320.39	6.000000	313,602.54	210,233.14	523,835.68	-	41,736,717.84	-
1A17	12668BYJ6	Senior	Fix-30/360	1,997,571.92	6.000000	14,897.48	9,986.98	24,884.46	-	1,982,674.44	-
1A18	12668BYK3	Senior	Fix-30/360	734,131.54	6.000000	5,475.00	3,670.34	9,145.34	-	728,656.54	-
1X	12668BYL1	Strip IO	Var-30/360	304,857,657.91	0.526508	-	133,749.66	133,749.66	-	302,983,899.01	-
2A1	12668BYM9	Senior	Fix-30/360	42,590,715.04	6.500000	227,420.85	230,699.71	458,120.56	-	42,363,294.18	-
2A2	12668BYN7	Senior	Fix-30/360	85,396.55	6.500000	455.99	462.56	918.56	-	84,940.56	-
2X	12668BYP2	Strip IO	Var-30/360	45,497,148.46	0.550879	-	20,886.19	20,886.19	-	45,255,580.42	-
3A1	12668BYQ0	Senior	Fix-30/360	46,256,101.98	5.250000	1,207,838.89	202,370.45	1,410,209.33	-	45,048,263.09	-
3A2	12668BYR8	Senior	Fix-30/360	93,093.10	5.250000	2,430.85	407.28	2,838.13	-	90,662.26	-
3X	12668BYS6	Strip IO	Var-30/360	42,255,780.29	0.437630	-	15,410.31	15,410.31	-	41,072,927.98	-
PO				257,870.04	0.000000	1,767.09	-	1,767.09	-	256,102.95	-
PO-1	12668BYT4	Strip PO	Fix-30/360	17,899.20	0.000000	598.15	-	598.15	-	17,301.05	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,650.40	0.000000	0.82	-	0.82	-	1,649.58	-
PO-3	12668BYT4	Strip PO	Fix-30/360	238,320.44	0.000000	1,168.12	-	1,168.12	-	237,152.32	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.19	0.19	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,812,589.91	5.979657	15,981.99	63,841.81	79,823.80	-	12,796,607.92	-
B1	12668BYW7	Junior	Var-30/360	5,450,996.10	5.979657	6,799.39	27,160.90	33,960.28	-	5,444,196.72	-
B2	12668BYX5	Junior	Var-30/360	3,270,401.30	5.979657	4,079.39	16,295.56	20,374.95	-	3,266,321.91	-
B3	12668BYY3	Junior	Var-30/360	2,998,440.58	5.979657	3,740.15	14,940.45	18,680.60	-	2,994,700.43	-
B4	12668BYZ0	Junior	Var-30/360	2,452,555.52	5.979657	3,059.23	12,220.45	15,279.68	-	2,449,496.29	-
B5	12668BZA4	Junior	Var-30/360	1,284,038.55	5.979657	1,601.67	6,398.03	7,999.70	(4,037.71)	1,286,474.59	351,118.36

Totals				409,815,763.74		3,654,816.36	2,206,033.03	5,860,849.37	(4,037.71)	406,164,985.08	351,118.36

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,190,482.43	75,926.90	-	-	75,926.90	-	-	16,114,555.53	0.565423001
1A2	12668BXT5	98,500,000.00	57,830,241.63	-	-	-	-	-	-	57,635,859.39	0.585135628
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	32,128,596.28	485,037.56	-	-	485,037.56	-	-	31,643,558.72	0.740113641
1A7	12668BXY4	30,000,000.00	16,391,494.33	51.06	-	-	51.06	-	-	16,391,443.27	0.546381442
1A8	12668BXZ1	2,245,000.00	1,687,023.71	25,468.58	-	-	25,468.58	-	-	1,661,555.12	0.740113641
1A9	12668BYA5	73,180,878.00	56,381,603.06	800,406.00	-	-	800,406.00	-	-	55,581,197.06	0.759504376
1A10	12668BYB3	50,000,000.00	33,471,409.54	340,371.46	-	-	340,371.46	-	-	33,131,038.08	0.662620762
1A11	12668BYC1	40,000,000.00	25,248,264.87	118,404.29	-	-	118,404.29	-	-	25,129,860.58	0.628246515
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	42,050,320.39	313,602.54	-	-	313,602.54	-	-	41,736,717.84	0.728656538
1A17	12668BYJ6	2,721,000.00	1,997,571.92	14,897.48	-	-	14,897.48	-	-	1,982,674.44	0.728656538
1A18	12668BYK3	1,000,000.00	734,131.54	5,475.00	-	-	5,475.00	-	-	728,656.54	0.728656538
1X	12668BYL1	408,710,050.00	304,857,657.91	-	-	-	-	-	-	302,983,899.01	0.741317467
2A1	12668BYM9	65,335,000.00	42,590,715.04	227,420.85	-	-	227,420.85	-	-	42,363,294.18	0.648401227
2A2	12668BYN7	131,000.00	85,396.55	455.99	-	-	455.99	-	-	84,940.56	0.648401227
2X	12668BYP2	68,176,582.00	45,497,148.46	-	-	-	-	-	-	45,255,580.42	0.663799491
3A1	12668BYQ0	62,110,000.00	46,256,101.98	1,207,838.89	-	-	1,207,838.89	-	-	45,048,263.09	0.725298069
3A2	12668BYR8	125,000.00	93,093.10	2,430.85	-	-	2,430.85	-	-	90,662.26	0.725298069
3X	12668BYS6	56,065,897.00	42,255,780.29	-	-	-	-	-	-	41,072,927.98	0.732583088
PO		322,958.19	257,870.04	1,767.09	-	-	1,767.09	-	-	256,102.95	0.792991037
PO-1	12668BYT4	21,729.80	17,899.20	598.15	-	-	598.15	-	-	17,301.05	0.796190150
PO-2	12668BYT4	1,888.14	1,650.40	0.82	-	-	0.82	-	-	1,649.58	0.873653606
PO-3	12668BYT4	299,340.25	238,320.44	1,168.12	-	-	1,168.12	-	-	237,152.32	0.792250010
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,812,589.91	15,981.99	-	-	15,981.99	-	-	12,796,607.92	0.980582982
B1	12668BYW7	5,552,000.00	5,450,996.10	6,799.39	-	-	6,799.39	-	-	5,444,196.72	0.980582982
B2	12668BYX5	3,331,000.00	3,270,401.30	4,079.39	-	-	4,079.39	-	-	3,266,321.91	0.980582982
B3	12668BYY3	3,054,000.00	2,998,440.58	3,740.15	-	-	3,740.15	-	-	2,994,700.43	0.980582982
B4	12668BYZ0	2,498,000.00	2,452,555.52	3,059.23	-	-	3,059.23	-	-	2,449,496.29	0.980582982
B5	12668BZA4	1,668,620.34	1,284,038.55	1,601.67	-	-	1,601.67	-	(4,037.71)	1,286,474.59	0.770981007

Totals		555,285,578.53	409,815,763.74	3,654,816.36	-	-	3,654,816.36	-	(4,037.71)	406,164,985.08

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,190,482.43	5.565000	5.564511	75,083.36	0.17	-	75,083.36	6.59	75,076.77	0.17	-	-
1A2	57,830,241.63	0.435000	0.434962	20,963.46	-	-	20,963.46	1.84	20,961.62	-	-	-
1A3	10,000,000.00	6.250000	6.249451	52,083.33	-	-	52,083.33	4.57	52,078.76	-	-	-
1A4	15,000,000.00	6.000000	5.999473	75,000.00	-	-	75,000.00	6.59	74,993.41	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	32,128,596.28	6.000000	5.999473	160,642.98	-	-	160,642.98	14.11	160,628.87	-	-	-
1A7	16,391,494.33	5.565000	5.564511	76,015.55	0.23	-	76,015.55	6.68	76,008.88	0.23	-	-
1A8	1,687,023.71	6.000000	5.999473	8,435.12	-	-	8,435.12	0.74	8,434.38	-	-	-
1A9	56,381,603.06	6.000000	5.999473	281,908.02	-	-	281,908.02	24.76	281,883.26	-	-	-
1A10	33,471,409.54	6.000000	5.999473	167,357.05	-	-	167,357.05	14.70	167,342.35	-	-	-
1A11	25,248,264.87	5.565000	5.564511	117,088.83	-	-	117,088.83	10.28	117,078.54	-	-	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999473	25,000.00	-	-	25,000.00	2.20	24,997.80	-	-	-
1A14	33,953,000.00	6.000000	5.999473	169,765.00	-	-	169,765.00	14.91	169,750.09	-	-	-
1A15	1,613,000.00	6.000000	5.999473	8,065.00	-	-	8,065.00	0.71	8,064.29	-	-	-
1A16	42,050,320.39	6.000000	5.999473	210,251.60	-	-	210,251.60	18.47	210,233.14	-	-	-
1A17	1,997,571.92	6.000000	5.999473	9,987.86	-	-	9,987.86	0.88	9,986.98	-	-	-
1A18	734,131.54	6.000000	5.999473	3,670.66	-	-	3,670.66	0.32	3,670.34	-	-	-
1X	304,857,657.91	0.526508	0.526474	133,758.22	-	-	133,758.22	8.56	133,749.66	-	-	-
2A1	42,590,715.04	6.500000	6.500000	230,699.71	-	-	230,699.71	-	230,699.71	-	-	-
2A2	85,396.55	6.500000	6.500000	462.56	-	-	462.56	-	462.56	-	-	-
2X	45,497,148.46	0.550879	0.550879	20,886.19	-	-	20,886.19	-	20,886.19	-	-	-
3A1	46,256,101.98	5.250000	5.250000	202,370.45	-	-	202,370.45	-	202,370.45	-	-	-
3A2	93,093.10	5.250000	5.250000	407.28	-	-	407.28	-	407.28	-	-	-
3X	42,255,780.29	0.437630	0.437630	15,410.31	-	-	15,410.31	-	15,410.31	-	-	-
PO	257,870.04	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	17,899.20	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,650.40	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	238,320.44	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.19	-	-	-

M	12,812,589.91	5.979657	5.979288	63,845.74	-	-	63,845.74	3.93	63,841.81	-	-	-
B1	5,450,996.10	5.979657	5.979288	27,162.57	-	-	27,162.57	1.67	27,160.90	-	-	-
B2	3,270,401.30	5.979657	5.979288	16,296.56	-	-	16,296.56	1.00	16,295.56	-	-	-
B3	2,998,440.58	5.979657	5.979288	14,941.37	-	-	14,941.37	0.92	14,940.45	-	-	-
B4	2,452,555.52	5.979657	5.979288	12,221.20	-	-	12,221.20	0.75	12,220.45	-	-	-
B5	1,284,038.55	5.979657	5.979288	6,398.42	-	-	6,398.42	0.39	6,398.03	-	-	-

Totals	409,815,763.74			2,206,178.40	0.40	-	2,206,178.40	145.57	2,206,033.03	0.40	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	568.087102858	2.664101832	2.634272555	565.423001027	5.565000
1A2	12668BXT5	98,500,000.00	587.109052098	0.000000000	0.212808339	585.135628286	0.435000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207875893	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999560858	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	751.458221884	11.344580896	3.756961112	740.113640988	6.000000
1A7	12668BXY4	30,000,000.00	546.383144328	0.001701857	2.533629288	546.381442471	5.565000
1A8	12668BXZ1	2,245,000.00	751.458221884	11.344580896	3.756961112	740.113640988	6.000000
1A9	12668BYA5	73,180,878.00	770.441741142	10.937365359	3.851870372	759.504375783	6.000000
1A10	12668BYB3	50,000,000.00	669.428190861	6.807429281	3.346846980	662.620761581	6.000000
1A11	12668BYC1	40,000,000.00	631.206621758	2.960107189	2.926963615	628.246514569	5.565000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999560858	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999560858	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999560858	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	734.131538372	5.475000289	3.670335304	728.656538083	6.000000
1A17	12668BYJ6	2,721,000.00	734.131538372	5.475000289	3.670335304	728.656538083	6.000000
1A18	12668BYK3	1,000,000.00	734.131538374	5.475000289	3.670335304	728.656538085	6.000000
1X	12668BYL1	408,710,050.00	745.902034731	0.000000000	0.327248276	741.317467016	0.526508
2A1	12668BYM9	65,335,000.00	651.882069878	3.480842611	3.531027879	648.401227266	6.500000
2A2	12668BYN7	131,000.00	651.882069878	3.480842611	3.531027879	648.401227266	6.500000
2X	12668BYP2	68,176,582.00	667.342760891	0.000000000	0.306354335	663.799490857	0.550879
3A1	12668BYQ0	62,110,000.00	744.744839412	19.446770057	3.258258672	725.298069355	5.250000
3A2	12668BYR8	125,000.00	744.744839412	19.446770057	3.258258672	725.298069355	5.250000
3X	12668BYS6	56,065,897.00	753.680624962	0.000000000	0.274860741	732.583088433	0.437630
PO		322,958.19	798.462612142	5.471575129	0.000000000	792.991037013	0.000000
PO-1	12668BYT4	21,729.80	823.716640972	27.526490733	0.000000000	796.190150239	0.000000
PO-2	12668BYT4	1,888.14	874.086625747	0.433019553	0.000000000	873.653606194	0.000000
PO-3	12668BYT4	299,340.25	796.152337377	3.902327405	0.000000000	792.250009972	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	1.913214496	0.000000000	6.000000

M	12668BYV9	13,050,000.00	981.807655683	1.224673572	4.892092405	980.582982112	5.979657
B1	12668BYW7	5,552,000.00	981.807655683	1.224673572	4.892092405	980.582982112	5.979657
B2	12668BYX5	3,331,000.00	981.807655683	1.224673572	4.892092405	980.582982112	5.979657
B3	12668BYY3	3,054,000.00	981.807655683	1.224673572	4.892092405	980.582982112	5.979657
B4	12668BYZ0	2,498,000.00	981.807655683	1.224673572	4.892092405	980.582982112	5.979657
B5	12668BZA4	1,668,620.34	769.521091775	0.959874512	3.834323624	770.981006776	5.979657

Totals		555,285,578.53	738.027025346	6.581867964	3.972790066	731.452428776

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									1/25/2008
Cut-off Date									3/1/2006
Record Date									12/31/2007
Determination Date									1/22/2008
LIBOR Determination Date									12/21/2007
Accrual Period 30/360				Begin					12/1/2007
				End					1/1/2008
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								4.86500%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,496	234	337	2,067
	Loans Paid Off or otherwise removed pursuant to the PSA					10	2	6	18
	Ending Aggregate Loan Count					1,486	232	331	2,049

	Beginning Pool Stated Principal Balance					313,838,863.89	46,244,665.87	49,732,233.97	409,815,763.73
	Scheduled Principal					143,495.68	13,175.40	220,721.00	377,392.08
	Unscheduled Principal					2,039,734.29	226,155.66	1,004,669.14	3,270,559.09
	Realized Principal Losses					-	2,827.47	-	2,827.47
	Ending Pool Stated Principal Balance					311,655,633.92	46,002,507.34	48,506,843.83	406,164,985.09

	Beginning Weighted Average Mortgage Rate					6.77833%	7.36720%	5.85985%
	Beginning Weighted Average Net Mortgage Rate					6.51110%	7.04174%	5.59668%
	Ending Weighted Average Mortgage Rate					6.77902%	7.36767%	5.85804%
	Ending Weighted Average Net Mortgage Rate					6.51180%	7.04186%	5.59478%

	Beginning Weighted Average Remaining Term to Maturity					337	336	157
	Ending Weighted Average Remaining Term to Maturity					336	335	156

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	96	22,098,351	1	117,299	0	0	0	0	97	22,215,650
	4.69%	5.4407%	0.05%	0.0289%	0.00%	0.0000%	0.00%	0.0000%	4.73%	5.4696%

60 - 89	31	7,919,078	0	0	0	0	0	0	31	7,919,078
	1.51%	1.9497%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.51%	1.9497%

90 - 119	17	4,254,427	2	400,363	0	0	0	0	19	4,654,790
	0.83%	1.0475%	0.10%	0.0986%	0.00%	0.0000%	0.00%	0.0000%	0.93%	1.1460%

120 - 149	11	2,313,114	0	0	4	885,550	0	0	15	3,198,664
	0.54%	0.5695%	0.00%	0.0000%	0.20%	0.2180%	0.00%	0.0000%	0.73%	0.7875%

150 - 179	1	176,681	1	102,000	5	939,636	0	0	7	1,218,316
	0.05%	0.0435%	0.05%	0.0251%	0.24%	0.2313%	0.00%	0.0000%	0.34%	0.3000%

180 - 269	3	615,376	3	783,039	17	4,275,206	3	370,651	26	6,044,272
	0.15%	0.1515%	0.15%	0.1928%	0.83%	1.0526%	0.15%	0.0913%	1.27%	1.4881%

270 - 359	1	236,200	2	414,080	8	2,070,416	9	2,117,878	20	4,838,574
	0.05%	0.0582%	0.10%	0.1019%	0.39%	0.5097%	0.44%	0.5214%	0.98%	1.1913%

360+	0	0	1	326,801	3	828,018	7	1,798,479	11	2,953,299
	0.00%	0.0000%	0.05%	0.0805%	0.15%	0.2039%	0.34%	0.4428%	0.54%	0.7271%

Total	160	37,613,226	10	2,143,583	37	8,998,826	19	4,287,009	226	53,042,644
	7.81%	9.2606%	0.49%	0.5278%	1.81%	2.2156%	0.93%	1.0555%	11.03%	13.0594%

30+	160	37,613,226	10	2,143,583	37	8,998,826	19	4,287,009	226	53,042,644
	7.81%	9.2606%	0.49%	0.5278%	1.81%	2.2156%	0.93%	1.0555%	11.03%	13.0594%

60+	64	15,514,875	9	2,026,284	37	8,998,826	19	4,287,009	129	30,826,994
	3.12%	3.8198%	0.44%	0.4989%	1.81%	2.2156%	0.93%	1.0555%	6.30%	7.5898%

90+	33	7,595,798	9	2,026,284	37	8,998,826	19	4,287,009	98	22,907,916
	1.61%	1.8701%	0.44%	0.4989%	1.81%	2.2156%	0.93%	1.0555%	4.78%	5.6401%

120+	16	3,341,371	7	1,625,920	37	8,998,826	19	4,287,009	79	18,253,126
	0.78%	0.8227%	0.34%	0.4003%	1.81%	2.2156%	0.93%	1.0555%	3.86%	4.4940%

150+	5	1,028,256	7	1,625,920	33	8,113,276	19	4,287,009	64	15,054,462
	0.24%	0.2532%	0.34%	0.4003%	1.61%	1.9975%	0.93%	1.0555%	3.12%	3.7065%

180+	4	851,576	6	1,523,920	28	7,173,640	19	4,287,009	57	13,836,146
	0.20%	0.2097%	0.29%	0.3752%	1.37%	1.7662%	0.93%	1.0555%	2.78%	3.4065%

270+	1	236,200	3	740,881	11	2,898,434	16	3,916,358	31	7,791,873
	0.05%	0.0582%	0.15%	0.1824%	0.54%	0.7136%	0.78%	0.9642%	1.51%	1.9184%

360+	0	0	1	326,801	3	828,018	7	1,798,479	11	2,953,299
	0.00%	0.0000%	0.05%	0.0805%	0.15%	0.2039%	0.34%	0.4428%	0.54%	0.7271%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	76	17,673,955	0	0	0	0	0	0	76	17,673,955
	5.11%	5.6710%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	5.11%	5.6710%

60 - 89	29	7,451,421	0	0	0	0	0	0	29	7,451,421
	1.95%	2.3909%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.95%	2.3909%

90 - 119	13	3,427,312	2	400,363	0	0	0	0	15	3,827,675
	0.87%	1.0997%	0.13%	0.1285%	0.00%	0.0000%	0.00%	0.0000%	1.01%	1.2282%

120 - 149	8	2,036,760	0	0	1	214,981	0	0	9	2,251,741
	0.54%	0.6535%	0.00%	0.0000%	0.07%	0.0690%	0.00%	0.0000%	0.61%	0.7225%

150 - 179	1	176,681	1	102,000	2	375,621	0	0	4	654,302
	0.07%	0.0567%	0.07%	0.0327%	0.13%	0.1205%	0.00%	0.0000%	0.27%	0.2099%

180 - 269	2	473,545	2	409,116	14	3,593,410	1	218,325	19	4,694,397
	0.13%	0.1519%	0.13%	0.1313%	0.94%	1.1530%	0.07%	0.0701%	1.28%	1.5063%

270 - 359	1	236,200	1	280,000	7	1,795,930	8	1,848,722	17	4,160,852
	0.07%	0.0758%	0.07%	0.0898%	0.47%	0.5763%	0.54%	0.5932%	1.14%	1.3351%

360+	0	0	1	326,801	2	420,248	5	1,485,232	8	2,232,282
	0.00%	0.0000%	0.07%	0.1049%	0.13%	0.1348%	0.34%	0.4766%	0.54%	0.7163%

Total	130	31,475,873	7	1,518,281	26	6,400,190	14	3,552,280	177	42,946,624
	8.75%	10.0996%	0.47%	0.4872%	1.75%	2.0536%	0.94%	1.1398%	11.91%	13.7802%

30+	130	31,475,873	7	1,518,281	26	6,400,190	14	3,552,280	177	42,946,624
	8.75%	10.0996%	0.47%	0.4872%	1.75%	2.0536%	0.94%	1.1398%	11.91%	13.7802%

60+	54	13,801,918	7	1,518,281	26	6,400,190	14	3,552,280	101	25,272,670
	3.63%	4.4286%	0.47%	0.4872%	1.75%	2.0536%	0.94%	1.1398%	6.80%	8.1092%

90+	25	6,350,497	7	1,518,281	26	6,400,190	14	3,552,280	72	17,821,249
	1.68%	2.0377%	0.47%	0.4872%	1.75%	2.0536%	0.94%	1.1398%	4.85%	5.7183%

120+	12	2,923,185	5	1,117,917	26	6,400,190	14	3,552,280	57	13,993,573
	0.81%	0.9380%	0.34%	0.3587%	1.75%	2.0536%	0.94%	1.1398%	3.84%	4.4901%

150+	4	886,426	5	1,117,917	25	6,185,209	14	3,552,280	48	11,741,833
	0.27%	0.2844%	0.34%	0.3587%	1.68%	1.9846%	0.94%	1.1398%	3.23%	3.7676%

180+	3	709,745	4	1,015,917	23	5,809,588	14	3,552,280	44	11,087,531
	0.20%	0.2277%	0.27%	0.3260%	1.55%	1.8641%	0.94%	1.1398%	2.96%	3.5576%

270+	1	236,200	2	606,801	9	2,216,178	13	3,333,955	25	6,393,134
	0.07%	0.0758%	0.13%	0.1947%	0.61%	0.7111%	0.87%	1.0698%	1.68%	2.0513%

360+	0	0	1	326,801	2	420,248	5	1,485,232	8	2,232,282
	0.00%	0.0000%	0.07%	0.1049%	0.13%	0.1348%	0.34%	0.4766%	0.54%	0.7163%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	15	3,772,427	1	117,299	0	0	0	0	16	3,889,725
	6.47%	8.2005%	0.43%	0.2550%	0.00%	0.0000%	0.00%	0.0000%	6.90%	8.4555%

60 - 89	2	467,657	0	0	0	0	0	0	2	467,657
	0.86%	1.0166%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.86%	1.0166%

90 - 119	3	762,621	0	0	0	0	0	0	3	762,621
	1.29%	1.6578%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.29%	1.6578%

120 - 149	2	252,550	0	0	3	670,569	0	0	5	923,119
	0.86%	0.5490%	0.00%	0.0000%	1.29%	1.4577%	0.00%	0.0000%	2.16%	2.0067%

150 - 179	0	0	0	0	3	564,014	0	0	3	564,014
	0.00%	0.0000%	0.00%	0.0000%	1.29%	1.2261%	0.00%	0.0000%	1.29%	1.2261%

180 - 269	1	141,831	1	373,923	3	681,796	2	152,326	7	1,349,876
	0.43%	0.3083%	0.43%	0.8128%	1.29%	1.4821%	0.86%	0.3311%	3.02%	2.9344%

270 - 359	0	0	1	134,080	1	274,486	1	269,156	3	677,722
	0.00%	0.0000%	0.43%	0.2915%	0.43%	0.5967%	0.43%	0.5851%	1.29%	1.4732%

360+	0	0	0	0	1	407,770	2	313,247	3	721,017
	0.00%	0.0000%	0.00%	0.0000%	0.43%	0.8864%	0.86%	0.6809%	1.29%	1.5673%

Total	23	5,397,085	3	625,302	11	2,598,635	5	734,729	42	9,355,751
	9.91%	11.7322%	1.29%	1.3593%	4.74%	5.6489%	2.16%	1.5971%	18.10%	20.3375%

30+	23	5,397,085	3	625,302	11	2,598,635	5	734,729	42	9,355,751
	9.91%	11.7322%	1.29%	1.3593%	4.74%	5.6489%	2.16%	1.5971%	18.10%	20.3375%

60+	8	1,624,658	2	508,003	11	2,598,635	5	734,729	26	5,466,026
	3.45%	3.5317%	0.86%	1.1043%	4.74%	5.6489%	2.16%	1.5971%	11.21%	11.8820%

90+	6	1,157,002	2	508,003	11	2,598,635	5	734,729	24	4,998,369
	2.59%	2.5151%	0.86%	1.1043%	4.74%	5.6489%	2.16%	1.5971%	10.34%	10.8654%

120+	3	394,381	2	508,003	11	2,598,635	5	734,729	21	4,235,748
	1.29%	0.8573%	0.86%	1.1043%	4.74%	5.6489%	2.16%	1.5971%	9.05%	9.2076%

150+	1	141,831	2	508,003	8	1,928,066	5	734,729	16	3,312,629
	0.43%	0.3083%	0.86%	1.1043%	3.45%	4.1912%	2.16%	1.5971%	6.90%	7.2010%

180+	1	141,831	2	508,003	5	1,364,052	5	734,729	13	2,748,615
	0.43%	0.3083%	0.86%	1.1043%	2.16%	2.9652%	2.16%	1.5971%	5.60%	5.9749%

270+	0	0	1	134,080	2	682,256	3	582,403	6	1,398,739
	0.00%	0.0000%	0.43%	0.2915%	0.86%	1.4831%	1.29%	1.2660%	2.59%	3.0406%

360+	0	0	0	0	1	407,770	2	313,247	3	721,017
	0.00%	0.0000%	0.00%	0.0000%	0.43%	0.8864%	0.86%	0.6809%	1.29%	1.5673%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	5	651,970	0	0	0	0	0	0	5	651,970
	1.51%	1.3441%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.51%	1.3441%

60 - 89	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90 - 119	1	64,494	0	0	0	0	0	0	1	64,494
	0.30%	0.1330%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.30%	0.1330%

120 - 149	1	23,805	0	0	0	0	0	0	1	23,805
	0.30%	0.0491%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.30%	0.0491%

150 - 179	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	7	740,269	0	0	0	0	0	0	7	740,269
	2.11%	1.5261%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.11%	1.5261%

30+	7	740,269	0	0	0	0	0	0	7	740,269
	2.11%	1.5261%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	2.11%	1.5261%

60+	2	88,299	0	0	0	0	0	0	2	88,299
	0.60%	0.1820%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.60%	0.1820%

90+	2	88,299	0	0	0	0	0	0	2	88,299
	0.60%	0.1820%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.60%	0.1820%

120+	1	23,805	0	0	0	0	0	0	1	23,805
	0.30%	0.0491%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.30%	0.0491%

150+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

All Groups - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	96	22,098,351
	4.69%	5.4407%

60 - 89	31	7,919,078
	1.51%	1.9497%

90 - 119	17	4,254,427
	0.83%	1.0475%

120 - 149	11	2,313,114
	0.54%	0.5695%

150 - 179	1	176,681
	0.05%	0.0435%

180 - 269	3	615,376
	0.15%	0.1515%

270 - 359	1	236,200
	0.05%	0.0582%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	160	37,613,226
	7.81%	9.2606%

Total Bankruptcies	10	2,143,583
	0.49%	0.5278%

Total Foreclosures	37	8,998,826
	1.81%	2.2156%

Total REOs	19	4,287,009
	0.93%	1.0555%

Total BK, FC & REO	66	15,429,417
	3.22%	3.7988%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	226	53,042,644
	11.03%	13.0594%

60+	129	30,826,994
	6.30%	7.5898%

90+	98	22,907,916
	4.78%	5.6401%

120+	79	18,253,126
	3.86%	4.4940%

150+	64	15,054,462
	3.12%	3.7065%

180+	57	13,836,146
	2.78%	3.4065%

270+	31	7,791,873
	1.51%	1.9184%

360+	11	2,953,299
	0.54%	0.7271%

Group 1 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	76	17,673,955
	5.11%	5.6710%

60 - 89	29	7,451,421
	1.95%	2.3909%

90 - 119	13	3,427,312
	0.87%	1.0997%

120 - 149	8	2,036,760
	0.54%	0.6535%

150 - 179	1	176,681
	0.07%	0.0567%

180 - 269	2	473,545
	0.13%	0.1519%

270 - 359	1	236,200
	0.07%	0.0758%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	130	31,475,873
	8.75%	10.0996%

Total Bankruptcies	7	1,518,281
	0.47%	0.4872%

Total Foreclosures	26	6,400,190
	1.75%	2.0536%

Total REOs	14	3,552,280
	0.94%	1.1398%

Total BK, FC & REO	47	11,470,751
	3.16%	3.6806%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	177	42,946,624
	11.91%	13.7802%

60+	101	25,272,670
	6.80%	8.1092%

90+	72	17,821,249
	4.85%	5.7183%

120+	57	13,993,573
	3.84%	4.4901%

150+	48	11,741,833
	3.23%	3.7676%

180+	44	11,087,531
	2.96%	3.5576%

270+	25	6,393,134
	1.68%	2.0513%

360+	8	2,232,282
	0.54%	0.7163%

Group 2 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	15	3,772,427
	6.47%	8.2005%

60 - 89	2	467,657
	0.86%	1.0166%

90 - 119	3	762,621
	1.29%	1.6578%

120 - 149	2	252,550
	0.86%	0.5490%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	1	141,831
	0.43%	0.3083%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	23	5,397,085
	9.91%	11.7322%

Total Bankruptcies	3	625,302
	1.29%	1.3593%

Total Foreclosures	11	2,598,635
	4.74%	5.6489%

Total REOs	5	734,729
	2.16%	1.5971%

Total BK, FC & REO	19	3,958,666
	8.19%	8.6053%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	42	9,355,751
	18.10%	20.3375%

60+	26	5,466,026
	11.21%	11.8820%

90+	24	4,998,369
	10.34%	10.8654%

120+	21	4,235,748
	9.05%	9.2076%

150+	16	3,312,629
	6.90%	7.2010%

180+	13	2,748,615
	5.60%	5.9749%

270+	6	1,398,739
	2.59%	3.0406%

360+	3	721,017
	1.29%	1.5673%

Group 3 - Historical Delinquency Information

Loan Status	1/25/2008
30 - 59	#	Balance
	5	651,970
	1.51%	1.3441%

60 - 89	0	0
	0.00%	0.0000%

90 - 119	1	64,494
	0.30%	0.1330%

120 - 149	1	23,805
	0.30%	0.0491%

150 - 179	0	0
	0.00%	0.0000%

180 - 269	0	0
	0.00%	0.0000%

270 - 359	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

Total Delinquent Loans	7	740,269
	2.11%	1.5261%

Total Bankruptcies	0	0
	0.00%	0.0000%

Total Foreclosures	0	0
	0.00%	0.0000%

Total REOs	0	0
	0.00%	0.0000%

Total BK, FC & REO	0	0
	0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	7	740,269
	2.11%	1.5261%

60+	2	88,299
	0.60%	0.1820%

90+	2	88,299
	0.60%	0.1820%

120+	1	23,805
	0.30%	0.0491%

150+	0	0
	0.00%	0.0000%

180+	0	0
	0.00%	0.0000%

270+	0	0
	0.00%	0.0000%

360+	0	0
	0.00%	0.0000%

60+ Delinquency Average

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,771,273.88	283,911.62	241,892.07	2,297,077.56
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					64,049.74	9,634.31	9,400.33	83,084.38
	Less: Trustee Fee					2,353.79	346.83	372.99	3,073.62
	Less: Mortgage Loan Premiums					2,152.69	2,561.25	172.60	4,886.54
	Total Interest Available					1,702,717.65	271,369.23	231,946.15	2,206,033.02

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					143,495.68	13,175.40	220,721.00	377,392.08
	Paid in Full Principal					1,978,095.17	52,988.33	946,973.24	2,978,056.74
	Curtailment Principal					61,639.12	4,026.08	57,695.90	123,361.10
	Liquidation Principal					-	169,141.25	-	169,141.25
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					6,865.18	-	-	6,865.18
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					2,190,095.15	239,331.06	1,225,390.14	3,654,816.35

	Total Available Funds					3,892,812.80	510,700.29	1,457,336.29	5,860,849.37

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					3,892,812.80	510,700.29	1,457,336.29	5,860,849.37
	Trustee Fee					2,353.79	346.83	372.99	3,073.62
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					3,895,166.59	511,047.12	1,457,709.28	5,863,922.99

Withdrawals	Available Funds, to the Distribution Account					3,892,812.80	510,700.29	1,457,336.29	5,860,849.37
	Trustee Fee					2,353.79	346.83	372.99	3,073.62
	Total Withdrawals					3,895,166.59	511,047.12	1,457,709.28	5,863,922.99

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								5,860,849.37
	Trustee Fee								3,073.62
	YSA								-
	Other Deposits Required by the PSA								-
	Total Deposits								5,863,922.99

Withdrawals	Payments of Prinicipal & Interest to the Classes								5,860,849.37
	Payment of Trustee Fee								3,073.62
	Total Withdrawals								5,863,922.99

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,675.24

Deposits	Class 1A1 Corridor Contract Received								-
	Class 1A7 Corridor Contract Received								-
	Class 1A11 Corridor Contract Received								-
	Total Deposits								-

	Class 1A1 Yield Supplemental Amounts Paid								-
	Class 1A7 Yield Supplemental Amounts Paid								-
	Class 1A11 Yield Supplemental Amounts Paid								-
	To Terminate the Account								-
	Total Withdrawals								-

	Ending Balance								1,675.24

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								-
	Class 1A7 Contract Funds Unused								-
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					65,383.10	9,634.31	10,360.88	85,378.28
	Net Master Servicing Fee					64,049.74	9,634.31	9,400.33	83,084.38
	Trustee Fee					2,353.79	346.83	372.99	3,073.62
	Lpmi					2,152.69	2,561.25	172.60	4,886.54
	Total Net Loan Fees					68,556.23	12,542.39	9,945.92	91,044.54

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					15,869.50	2,689.41	3,181.74	21,740.65
	Interest Advances					235,625.16	55,653.94	3,411.70	294,690.80
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					251,494.66	58,343.35	6,593.44	316,431.45

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					1,978,095.17	52,988.33	946,973.24	2,978,056.74
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					1,333.35	-	960.55	2,293.91
	Compensating Interest					1,333.35	-	960.55	2,293.91
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					7.52965%	5.78430%	21.80809%
	SMM %					0.65023%	0.49530%	2.02916%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					145.59	-	-	145.59
	Total Net Interest Shortfalls					145.59	-	-	145.59

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					17,899.20	1,650.40	238,320.44	257,870.04
	PO Scheduled Principal					15.36	0.22	1,129.63	1,145.21
	PO Prepayments & Recoveries					582.78	0.60	38.49	621.87
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					17,301.06	1,649.58	237,152.32	256,102.95

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					313,820,964.69	46,243,015.47	49,493,913.53	409,557,893.69
	Non-PO Scheduled Principal					143,480.32	13,175.18	219,591.37	376,246.87
	Non-PO Prepayments & Recoveries					2,039,151.51	57,013.81	1,004,630.65	3,100,795.97
	Non-PO Liquidation Principal					-	169,141.25	-	169,141.25
	Non-PO Principal Loss					-	2,827.47	-	2,827.47
	Ending Non-PO Balance					311,638,332.86	46,000,857.76	48,269,691.51	405,908,882.14

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.13067%	92.28661%	93.64625%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.86933%	7.71339%	6.35375%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					2,179,640.87	227,876.84	1,210,269.73	3,617,787.44
	Subordinate Principal Distribution Amount								35,261.82
	PO Principal Distribution Amount					598.15	0.82	1,168.12	1,767.09
	Total Principal Distribution Amount								3,654,816.35

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					-	2,827.47	-	2,827.47
	Cumulative Realized Losses					266,231.10	37,846.48	47,039.45	351,117.03
	Total Liquidated Loan Balance					-	171,968.72	-	171,968.72
	Total Liquidated Proceeds					-	169,141.25	-	169,141.25
	Subsequent Recoveries					6,865.18	-	-	6,865.18
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

				N/A

Group II

125733247				171,968.72	169,141.25	2,827.47

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	377,927,187.24
Class A Percentage			94.749797%	93.047703%

Class M			13,050,000.00	12,796,607.92
Class M Percentage			2.350142%	3.150594%

Class B1			5,552,000.00	5,444,196.72
Class B1 Percentage			0.999846%	1.340390%

Class B2			3,331,000.00	3,266,321.91
Class B2 Percentage			0.599872%	0.804186%

Class B3			3,054,000.00	2,994,700.43
Class B3 Percentage			0.549987%	0.737311%

Class B4			2,498,000.00	2,449,496.29
Class B4 Percentage			0.449859%	0.603079%

Class B5			1,668,620.34	1,286,474.59
Class B5 Percentage			0.300498%	0.316737%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.135	25,294.21	0.008
25,000.00	-	50,000.00	4	0.269	184,843.13	0.059
50,000.00	-	75,000.00	38	2.557	2,409,078.92	0.773
75,000.00	-	100,000.00	93	6.258	8,299,734.90	2.663
100,000.00	-	125,000.00	137	9.219	15,582,260.02	5.000
125,000.00	-	150,000.00	168	11.306	23,180,058.75	7.438
150,000.00	-	175,000.00	164	11.036	26,468,530.33	8.493
175,000.00	-	200,000.00	173	11.642	32,577,326.90	10.453
200,000.00	-	225,000.00	145	9.758	30,635,122.15	9.830
225,000.00	-	250,000.00	110	7.402	26,207,953.00	8.409
250,000.00	-	275,000.00	104	6.999	27,391,843.15	8.789
275,000.00	-	300,000.00	78	5.249	22,551,857.46	7.236
300,000.00	-	325,000.00	80	5.384	24,988,943.22	8.018
325,000.00	-	350,000.00	63	4.240	21,276,720.01	6.827
350,000.00	-	375,000.00	48	3.230	17,368,503.66	5.573
375,000.00	-	400,000.00	43	2.894	16,803,470.46	5.392
400,000.00	-	425,000.00	24	1.615	9,797,815.62	3.144
425,000.00	-	450,000.00	6	0.404	2,633,361.68	0.845
450,000.00	-	475,000.00	1	0.067	464,000.00	0.149
475,000.00	-	500,000.00	2	0.135	977,192.78	0.314
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.067	594,412.63	0.191
600,000.00	-	625,000.00	1	0.067	610,311.04	0.196
625,000.00	-	650,000.00	1	0.067	626,999.90	0.201
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1486	100.000	311,655,633.92	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.724	152,984.07	0.333
50,000.00	-	75,000.00	14	6.034	885,572.23	1.925
75,000.00	-	100,000.00	21	9.052	1,850,816.49	4.023
100,000.00	-	125,000.00	22	9.483	2,489,194.54	5.411
125,000.00	-	150,000.00	29	12.500	4,005,901.19	8.708
150,000.00	-	175,000.00	18	7.759	2,897,246.78	6.298
175,000.00	-	200,000.00	27	11.638	5,026,736.31	10.927
200,000.00	-	225,000.00	20	8.621	4,283,420.20	9.311
225,000.00	-	250,000.00	13	5.603	3,015,665.65	6.555
250,000.00	-	275,000.00	16	6.897	4,235,733.82	9.208
275,000.00	-	300,000.00	10	4.310	2,862,662.79	6.223
300,000.00	-	325,000.00	9	3.879	2,876,878.16	6.254
325,000.00	-	350,000.00	6	2.586	2,038,141.38	4.431
350,000.00	-	375,000.00	11	4.741	4,006,257.68	8.709
375,000.00	-	400,000.00	6	2.586	2,341,485.35	5.090
400,000.00	-	425,000.00	2	0.862	816,870.01	1.776
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.862	961,532.37	2.090
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.431	551,960.52	1.200
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.431	703,447.80	1.529
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	232	100.000	46,002,507.34	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.604	44,173.93	0.091
25,000.00	-	50,000.00	27	8.157	1,118,359.70	2.306
50,000.00	-	75,000.00	59	17.825	3,667,726.73	7.561
75,000.00	-	100,000.00	45	13.595	3,877,814.34	7.994
100,000.00	-	125,000.00	37	11.178	4,225,335.49	8.711
125,000.00	-	150,000.00	27	8.157	3,758,630.89	7.749
150,000.00	-	175,000.00	22	6.647	3,521,087.27	7.259
175,000.00	-	200,000.00	32	9.668	5,924,616.43	12.214
200,000.00	-	225,000.00	15	4.532	3,139,403.44	6.472
225,000.00	-	250,000.00	13	3.927	3,075,875.79	6.341
250,000.00	-	275,000.00	12	3.625	3,186,943.88	6.570
275,000.00	-	300,000.00	12	3.625	3,431,123.63	7.073
300,000.00	-	325,000.00	10	3.021	3,124,745.42	6.442
325,000.00	-	350,000.00	6	1.813	2,025,416.14	4.176
350,000.00	-	375,000.00	11	3.323	3,967,596.06	8.179
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.302	417,994.69	0.862
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	331	100.000	48,506,843.83	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	111	7.470	24,349,667.06	7.813
6.5	-	7.0	1281	86.205	269,113,546.06	86.350
7.0	-	7.5	93	6.258	18,091,170.80	5.805
7.5	-	8.0	1	0.067	101,250.00	0.032
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1486	100.000	311,655,633.92	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.603	3,422,929.35	7.441
7.0	-	7.5	189	81.466	36,730,723.45	79.845
7.5	-	8.0	16	6.897	3,027,059.42	6.580
8.0	-	8.5	10	4.310	1,645,971.72	3.578
8.5	-	9.0	4	1.724	1,175,823.40	2.556
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	232	100.000	46,002,507.34	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.906	640,716.70	1.321
5.0	-	5.5	37	11.178	6,793,199.15	14.005
5.5	-	6.0	217	65.559	32,319,577.91	66.629
6.0	-	6.5	63	19.033	7,182,837.68	14.808
6.5	-	7.0	11	3.323	1,570,512.39	3.238
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	331	100.000	48,506,843.83	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	222	14.939	59,520,064.23	19.098
		FL	201	13.526	40,633,139.68	13.038
		AZ	99	6.662	19,268,418.87	6.183
		VA	44	2.961	9,807,765.85	3.147
		WA	42	2.826	8,274,791.00	2.655
		CO	45	3.028	8,537,761.81	2.739
		Others	833	56.057	165,613,692.48	53.140
		Wgt Ave / Total:	1486	100.000	311,655,633.92	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.776	7,728,919.76	16.801
		FL	42	18.103	8,266,710.23	17.970
		AZ	19	8.190	4,162,188.76	9.048
		VA	3	1.293	717,495.44	1.560
		WA	3	1.293	352,731.63	0.767
		CO	4	1.724	921,416.63	2.003
		Others	136	58.621	23,853,044.89	51.852
		Wgt Ave / Total:	232	100.000	46,002,507.34	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	63	19.033	11,813,330.39	24.354
		FL	26	7.855	2,858,743.34	5.893
		AZ	14	4.230	1,994,671.47	4.112
		VA	8	2.417	946,736.03	1.952
		WA	5	1.511	1,064,704.05	2.195
		CO	3	0.906	434,119.42	0.895
		Others	212	64.048	29,394,539.13	60.599
		Wgt Ave / Total:	331	100.000	48,506,843.83	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.067	221,287.75	0.071
120	-	180	0	0.000	-	0.000
180	-	300	16	1.077	2,056,134.96	0.660
300	-	360	1469	98.856	309,378,211.21	99.269
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1486	100.000	311,655,633.92	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	6	2.586	894,445.66	1.944
300	-	360	226	97.414	45,108,061.68	98.056
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	232	100.000	46,002,507.34	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.604	281,139.93	0.580
120	-	180	329	99.396	48,225,703.90	99.420
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	331	100.000	48,506,843.83	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 02/25/08
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	16,114,555.53	4.076250	243,069.50	54,734.29	297,803.80	-	15,871,486.02	-
1A2	12668BXT5	Strip IO	Var-30/360	57,635,859.39	1.923750	-	92,389.32	92,389.32	-	56,823,571.19	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.73	52,078.73	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.37	74,993.37	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	31,643,558.72	6.000000	513,023.90	158,203.82	671,227.71	-	31,130,534.82	-
1A7	12668BXY4	Senior	Var-30/360	16,391,443.27	4.076250	190,163.70	55,674.76	245,838.46	-	16,201,279.58	-
1A8	12668BXZ1	Senior	Fix-30/360	1,661,555.12	6.000000	26,938.10	8,307.04	35,245.15	-	1,634,617.02	-
1A9	12668BYA5	Senior	Fix-30/360	55,581,197.06	6.000000	800,406.00	277,881.43	1,078,287.43	-	54,780,791.06	-
1A10	12668BYB3	Senior	Fix-30/360	33,131,038.08	6.000000	486,750.46	165,640.56	652,391.02	-	32,644,287.61	-
1A11	12668BYC1	Senior	Var-30/360	25,129,860.58	4.076250	379,055.00	85,355.45	464,410.45	-	24,750,805.59	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.79	24,997.79	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,750.00	169,750.00	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.29	8,064.29	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	41,736,717.84	6.000000	448,469.39	208,665.15	657,134.54	-	41,288,248.46	-
1A17	12668BYJ6	Senior	Fix-30/360	1,982,674.44	6.000000	21,304.23	9,912.50	31,216.73	-	1,961,370.21	-
1A18	12668BYK3	Senior	Fix-30/360	728,656.54	6.000000	7,829.56	3,642.96	11,472.52	-	720,826.98	-
1X	12668BYL1	Strip IO	Var-30/360	302,983,899.01	0.526795	-	133,000.16	133,000.16	-	299,970,625.81	-
2A1	12668BYM9	Senior	Fix-30/360	42,363,294.18	6.500000	638,669.36	229,467.84	868,137.21	-	41,724,624.82	-
2A2	12668BYN7	Senior	Fix-30/360	84,940.56	6.500000	1,280.56	460.09	1,740.66	-	83,660.00	-
2X	12668BYP2	Strip IO	Var-30/360	45,255,580.42	0.551036	-	20,781.20	20,781.20	-	44,603,408.21	-
3A1	12668BYQ0	Senior	Fix-30/360	45,048,263.09	5.250000	1,157,543.97	197,086.15	1,354,630.12	-	43,890,719.12	-
3A2	12668BYR8	Senior	Fix-30/360	90,662.26	5.250000	2,329.62	396.65	2,726.27	-	88,332.63	-
3X	12668BYS6	Strip IO	Var-30/360	41,072,927.98	0.437501	-	14,974.55	14,974.55	-	39,938,089.95	-
PO				256,102.95	0.000000	1,462.45	-	1,462.45	-	254,640.50	-
PO-1	12668BYT4	Strip PO	Fix-30/360	17,301.05	0.000000	293.16	-	293.16	-	17,007.89	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,649.58	0.000000	0.50	-	0.50	-	1,649.08	-
PO-3	12668BYT4	Strip PO	Fix-30/360	237,152.32	0.000000	1,168.79	-	1,168.79	-	235,983.53	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.25	0.25	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,796,607.92	5.979752	15,316.44	63,763.16	79,079.60	-	12,781,291.47	-
B1	12668BYW7	Junior	Var-30/360	5,444,196.72	5.979752	6,516.24	27,127.44	33,643.68	-	5,437,680.48	-
B2	12668BYX5	Junior	Var-30/360	3,266,321.91	5.979752	3,909.51	16,275.49	20,184.99	-	3,262,412.41	-
B3	12668BYY3	Junior	Var-30/360	2,994,700.43	5.979752	3,584.40	14,922.05	18,506.45	-	2,991,116.03	-
B4	12668BYZ0	Junior	Var-30/360	2,449,496.29	5.979752	2,931.84	12,205.39	15,137.23	-	2,446,564.45	-
B5	12668BZA4	Junior	Var-30/360	1,286,474.59	5.979752	1,539.80	6,410.27	7,950.07	81,558.03	1,203,376.76	432,676.39

Totals				406,164,985.08		4,952,094.03	2,187,162.15	7,139,256.20	81,558.03	401,131,333.02	432,676.39

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	16,114,555.53	243,069.50	-	-	243,069.50	-	-	15,871,486.02	0.556894246
1A2	12668BXT5	98,500,000.00	57,635,859.39	-	-	-	-	-	-	56,823,571.19	0.576889048
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	31,643,558.72	513,023.90	-	-	513,023.90	-	-	31,130,534.82	0.728114485
1A7	12668BXY4	30,000,000.00	16,391,443.27	190,163.70	-	-	190,163.70	-	-	16,201,279.58	0.540042653
1A8	12668BXZ1	2,245,000.00	1,661,555.12	26,938.10	-	-	26,938.10	-	-	1,634,617.02	0.728114485
1A9	12668BYA5	73,180,878.00	55,581,197.06	800,406.00	-	-	800,406.00	-	-	54,780,791.06	0.748567010
1A10	12668BYB3	50,000,000.00	33,131,038.08	486,750.46	-	-	486,750.46	-	-	32,644,287.61	0.652885752
1A11	12668BYC1	40,000,000.00	25,129,860.58	379,055.00	-	-	379,055.00	-	-	24,750,805.59	0.618770140
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	41,736,717.84	448,469.39	-	-	448,469.39	-	-	41,288,248.46	0.720826978
1A17	12668BYJ6	2,721,000.00	1,982,674.44	21,304.23	-	-	21,304.23	-	-	1,961,370.21	0.720826978
1A18	12668BYK3	1,000,000.00	728,656.54	7,829.56	-	-	7,829.56	-	-	720,826.98	0.720826978
1X	12668BYL1	408,710,050.00	302,983,899.01	-	-	-	-	-	-	299,970,625.81	0.733944824
2A1	12668BYM9	65,335,000.00	42,363,294.18	638,669.36	-	-	638,669.36	-	-	41,724,624.82	0.638625925
2A2	12668BYN7	131,000.00	84,940.56	1,280.56	-	-	1,280.56	-	-	83,660.00	0.638625925
2X	12668BYP2	68,176,582.00	45,255,580.42	-	-	-	-	-	-	44,603,408.21	0.654233564
3A1	12668BYQ0	62,110,000.00	45,048,263.09	1,157,543.97	-	-	1,157,543.97	-	-	43,890,719.12	0.706661071
3A2	12668BYR8	125,000.00	90,662.26	2,329.62	-	-	2,329.62	-	-	88,332.63	0.706661071
3X	12668BYS6	56,065,897.00	41,072,927.98	-	-	-	-	-	-	39,938,089.95	0.712341942
PO		322,958.19	256,102.95	1,462.45	-	-	1,462.45	-	-	254,640.50	0.788462742
PO-1	12668BYT4	21,729.80	17,301.05	293.16	-	-	293.16	-	-	17,007.89	0.782698979
PO-2	12668BYT4	1,888.14	1,649.58	0.50	-	-	0.50	-	-	1,649.08	0.873390101
PO-3	12668BYT4	299,340.25	237,152.32	1,168.79	-	-	1,168.79	-	-	235,983.53	0.788345465
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,796,607.92	15,316.44	-	-	15,316.44	-	-	12,781,291.47	0.979409308
B1	12668BYW7	5,552,000.00	5,444,196.72	6,516.24	-	-	6,516.24	-	-	5,437,680.48	0.979409308
B2	12668BYX5	3,331,000.00	3,266,321.91	3,909.51	-	-	3,909.51	-	-	3,262,412.41	0.979409308
B3	12668BYY3	3,054,000.00	2,994,700.43	3,584.40	-	-	3,584.40	-	-	2,991,116.03	0.979409308
B4	12668BYZ0	2,498,000.00	2,449,496.29	2,931.84	-	-	2,931.84	-	-	2,446,564.45	0.979409308
B5	12668BZA4	1,668,620.34	1,286,474.59	1,539.80	-	-	1,539.80	-	81,558.03	1,203,376.76	0.721180685

Totals		555,285,578.53	406,164,985.08	4,952,094.03	-	-	4,952,094.03	-	81,558.03	401,131,333.02

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	16,114,555.53	4.076250	4.075890	54,739.13	0.17	-	54,739.13	4.84	54,734.29	0.17	-	-
1A2	57,635,859.39	1.923750	1.923580	92,397.49	-	-	92,397.49	8.16	92,389.32	-	-	-
1A3	10,000,000.00	6.250000	6.249448	52,083.33	-	-	52,083.33	4.60	52,078.73	-	-	-
1A4	15,000,000.00	6.000000	5.999470	75,000.00	-	-	75,000.00	6.63	74,993.37	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	31,643,558.72	6.000000	5.999470	158,217.79	-	-	158,217.79	13.98	158,203.82	-	-	-
1A7	16,391,443.27	4.076250	4.075890	55,679.68	0.23	-	55,679.68	4.92	55,674.76	0.23	-	-
1A8	1,661,555.12	6.000000	5.999470	8,307.78	-	-	8,307.78	0.73	8,307.04	-	-	-
1A9	55,581,197.06	6.000000	5.999470	277,905.99	-	-	277,905.99	24.55	277,881.43	-	-	-
1A10	33,131,038.08	6.000000	5.999470	165,655.19	-	-	165,655.19	14.63	165,640.56	-	-	-
1A11	25,129,860.58	4.076250	4.075890	85,363.00	-	-	85,363.00	7.54	85,355.45	-	-	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999470	25,000.00	-	-	25,000.00	2.21	24,997.79	-	-	-
1A14	33,953,000.00	6.000000	5.999470	169,765.00	-	-	169,765.00	15.00	169,750.00	-	-	-
1A15	1,613,000.00	6.000000	5.999470	8,065.00	-	-	8,065.00	0.71	8,064.29	-	-	-
1A16	41,736,717.84	6.000000	5.999470	208,683.59	-	-	208,683.59	18.44	208,665.15	-	-	-
1A17	1,982,674.44	6.000000	5.999470	9,913.37	-	-	9,913.37	0.88	9,912.50	-	-	-
1A18	728,656.54	6.000000	5.999470	3,643.28	-	-	3,643.28	0.32	3,642.96	-	-	-
1X	302,983,899.01	0.526795	0.526761	133,008.72	-	-	133,008.72	8.55	133,000.16	-	-	-
2A1	42,363,294.18	6.500000	6.500000	229,467.84	-	-	229,467.84	-	229,467.84	-	-	-
2A2	84,940.56	6.500000	6.500000	460.09	-	-	460.09	-	460.09	-	-	-
2X	45,255,580.42	0.551036	0.551036	20,781.20	-	-	20,781.20	-	20,781.20	-	-	-
3A1	45,048,263.09	5.250000	5.250000	197,086.15	-	-	197,086.15	-	197,086.15	-	-	-
3A2	90,662.26	5.250000	5.250000	396.65	-	-	396.65	-	396.65	-	-	-
3X	41,072,927.98	0.437501	0.437501	14,974.55	-	-	14,974.55	-	14,974.55	-	-	-
PO	256,102.95	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	17,301.05	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,649.58	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	237,152.32	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.25	-	-	-

M	12,796,607.92	5.979752	5.979381	63,767.12	-	-	63,767.12	3.96	63,763.16	-	-	-
B1	5,444,196.72	5.979752	5.979381	27,129.12	-	-	27,129.12	1.68	27,127.44	-	-	-
B2	3,266,321.91	5.979752	5.979381	16,276.50	-	-	16,276.50	1.01	16,275.49	-	-	-
B3	2,994,700.43	5.979752	5.979381	14,922.97	-	-	14,922.97	0.93	14,922.05	-	-	-
B4	2,449,496.29	5.979752	5.979381	12,206.15	-	-	12,206.15	0.76	12,205.39	-	-	-
B5	1,286,474.59	5.979752	5.979381	6,410.67	-	-	6,410.67	0.40	6,410.27	-	-	-

Totals	406,164,985.08			2,187,307.35	0.40	-	2,187,307.35	145.43	2,187,162.15	0.40	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	565.423001027	8.528754560	1.920501575	556.894246467	4.076250
1A2	12668BXT5	98,500,000.00	585.135628286	0.000000000	0.937962683	576.889047607	1.923750
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207873204	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999558276	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	740.113640988	11.999155556	3.700241279	728.114485432	6.000000
1A7	12668BXY4	30,000,000.00	546.381442471	6.338789884	1.855825495	540.042652587	4.076250
1A8	12668BXZ1	2,245,000.00	740.113640988	11.999155556	3.700241279	728.114485432	6.000000
1A9	12668BYA5	73,180,878.00	759.504375783	10.937365359	3.797186387	748.567010424	6.000000
1A10	12668BYB3	50,000,000.00	662.620761581	9.735009287	3.312811112	652.885752294	6.000000
1A11	12668BYC1	40,000,000.00	628.246514569	9.476374884	2.133886345	618.770139685	4.076250
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999558276	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999558276	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999558276	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	728.656538083	7.829560391	3.642960825	720.826977693	6.000000
1A17	12668BYJ6	2,721,000.00	728.656538083	7.829560391	3.642960825	720.826977693	6.000000
1A18	12668BYK3	1,000,000.00	728.656538085	7.829560391	3.642960825	720.826977694	6.000000
1X	12668BYL1	408,710,050.00	741.317467016	0.000000000	0.325414464	733.944824234	0.526795
2A1	12668BYM9	65,335,000.00	648.401227266	9.775302119	3.512173314	638.625925147	6.500000
2A2	12668BYN7	131,000.00	648.401227266	9.775302119	3.512173314	638.625925147	6.500000
2X	12668BYP2	68,176,582.00	663.799490857	0.000000000	0.304814370	654.233563806	0.551036
3A1	12668BYQ0	62,110,000.00	725.298069355	18.636998415	3.173179053	706.661070941	5.250000
3A2	12668BYR8	125,000.00	725.298069355	18.636998415	3.173179053	706.661070941	5.250000
3X	12668BYS6	56,065,897.00	732.583088433	0.000000000	0.267088323	712.341942019	0.437501
PO		322,958.19	792.991037013	4.528295133	0.000000000	788.462741880	0.000000
PO-1	12668BYT4	21,729.80	796.190150239	13.491171417	0.000000000	782.698978822	0.000000
PO-2	12668BYT4	1,888.14	873.653606194	0.263504743	0.000000000	873.390101451	0.000000
PO-3	12668BYT4	299,340.25	792.250009972	3.904544846	0.000000000	788.345465126	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.471973306	0.000000000	6.000000

M	12668BYV9	13,050,000.00	980.582982112	1.173673815	4.886065970	979.409308297	5.979752
B1	12668BYW7	5,552,000.00	980.582982112	1.173673815	4.886065970	979.409308297	5.979752
B2	12668BYX5	3,331,000.00	980.582982112	1.173673815	4.886065970	979.409308297	5.979752
B3	12668BYY3	3,054,000.00	980.582982112	1.173673815	4.886065970	979.409308297	5.979752
B4	12668BYZ0	2,498,000.00	980.582982112	1.173673815	4.886065970	979.409308297	5.979752
B5	12668BZA4	1,668,620.34	770.981006776	0.922798209	3.841657595	721.180684995	5.979752

Totals		555,285,578.53	731.452428776	8.918103083	3.938805967	722.387449863

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steven Chrysanthis	212-815-8318

Pool Level Data
Distribution Date									2/25/2008
Cut-off Date									3/1/2006
Record Date									1/31/2008
Determination Date									2/22/2008
LIBOR Determination Date									1/23/2008
Accrual Period 30/360				Begin					1/1/2008
				End					2/1/2008
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								3.37625%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,486	232	331	2,049
	Loans Paid Off or otherwise removed pursuant to the PSA					16	3	6	25
	Ending Aggregate Loan Count					1,470	229	325	2,024

	Beginning Pool Stated Principal Balance					311,655,633.92	46,002,507.34	48,506,843.83	406,164,985.09
	Scheduled Principal					143,377.72	12,758.97	217,604.85	373,741.54
	Unscheduled Principal					2,983,840.95	637,033.78	957,477.77	4,578,352.50
	Realized Principal Losses					78,819.24	2,738.79	-	81,558.03
	Ending Pool Stated Principal Balance					308,449,596.01	45,349,975.80	47,331,761.21	401,131,333.02

	Beginning Weighted Average Mortgage Rate					6.77902%	7.36767%	5.85804%
	Beginning Weighted Average Net Mortgage Rate					6.51180%	7.04186%	5.59478%
	Ending Weighted Average Mortgage Rate					6.77937%	7.36862%	5.84972%
	Ending Weighted Average Net Mortgage Rate					6.51207%	7.04185%	5.58638%

	Beginning Weighted Average Remaining Term to Maturity					336	335	156
	Ending Weighted Average Remaining Term to Maturity					335	334	155

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	89	20,651,011	1	117,299	0	0	0	0	90	20,768,310
	4.40%	5.1482%	0.05%	0.0292%	0.00%	0.0000%	0.00%	0.0000%	4.45%	5.1774%

60 - 89	35	8,917,524	1	85,981	0	0	0	0	36	9,003,504
	1.73%	2.2231%	0.05%	0.0214%	0.00%	0.0000%	0.00%	0.0000%	1.78%	2.2445%

90 - 119	21	5,246,673	0	0	0	0	0	0	21	5,246,673
	1.04%	1.3080%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.04%	1.3080%

120 - 149	12	3,177,784	2	400,209	0	0	0	0	14	3,577,993
	0.59%	0.7922%	0.10%	0.0998%	0.00%	0.0000%	0.00%	0.0000%	0.69%	0.8920%

150 - 179	6	1,011,803	0	0	9	1,925,444	1	324,700	16	3,261,947
	0.30%	0.2522%	0.00%	0.0000%	0.44%	0.4800%	0.05%	0.0809%	0.79%	0.8132%

180 - 269	2	491,624	4	803,268	13	2,559,641	6	1,363,693	25	5,218,226
	0.10%	0.1226%	0.20%	0.2003%	0.64%	0.6381%	0.30%	0.3400%	1.24%	1.3009%

270 - 359	2	627,030	3	788,003	10	2,747,969	10	2,036,312	25	6,199,314
	0.10%	0.1563%	0.15%	0.1964%	0.49%	0.6851%	0.49%	0.5076%	1.24%	1.5455%

360+	0	0	1	326,801	4	1,014,378	6	1,811,517	11	3,152,696
	0.00%	0.0000%	0.05%	0.0815%	0.20%	0.2529%	0.30%	0.4516%	0.54%	0.7860%

Total	167	40,123,448	12	2,521,561	36	8,247,432	23	5,536,223	238	56,428,664
	8.25%	10.0026%	0.59%	0.6286%	1.78%	2.0560%	1.14%	1.3802%	11.76%	14.0674%

30+	167	40,123,448	12	2,521,561	36	8,247,432	23	5,536,223	238	56,428,664
	8.25%	10.0026%	0.59%	0.6286%	1.78%	2.0560%	1.14%	1.3802%	11.76%	14.0674%

60+	78	19,472,437	11	2,404,262	36	8,247,432	23	5,536,223	148	35,660,354
	3.85%	4.8544%	0.54%	0.5994%	1.78%	2.0560%	1.14%	1.3802%	7.31%	8.8899%

90+	43	10,554,914	10	2,318,281	36	8,247,432	23	5,536,223	112	26,656,850
	2.12%	2.6313%	0.49%	0.5779%	1.78%	2.0560%	1.14%	1.3802%	5.53%	6.6454%

120+	22	5,308,241	10	2,318,281	36	8,247,432	23	5,536,223	91	21,410,177
	1.09%	1.3233%	0.49%	0.5779%	1.78%	2.0560%	1.14%	1.3802%	4.50%	5.3374%

150+	10	2,130,457	8	1,918,072	36	8,247,432	23	5,536,223	77	17,832,184
	0.49%	0.5311%	0.40%	0.4782%	1.78%	2.0560%	1.14%	1.3802%	3.80%	4.4455%

180+	4	1,118,653	8	1,918,072	27	6,321,988	22	5,211,523	61	14,570,237
	0.20%	0.2789%	0.40%	0.4782%	1.33%	1.5760%	1.09%	1.2992%	3.01%	3.6323%

270+	2	627,030	4	1,114,804	14	3,762,347	16	3,847,830	36	9,352,011
	0.10%	0.1563%	0.20%	0.2779%	0.69%	0.9379%	0.79%	0.9592%	1.78%	2.3314%

360+	0	0	1	326,801	4	1,014,378	6	1,811,517	11	3,152,696
	0.00%	0.0000%	0.05%	0.0815%	0.20%	0.2529%	0.30%	0.4516%	0.54%	0.7860%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	74	17,261,871	0	0	0	0	0	0	74	17,261,871
	5.03%	5.5963%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	5.03%	5.5963%

60 - 89	27	6,805,497	1	85,981	0	0	0	0	28	6,891,478
	1.84%	2.2064%	0.07%	0.0279%	0.00%	0.0000%	0.00%	0.0000%	1.90%	2.2342%

90 - 119	18	4,427,746	0	0	0	0	0	0	18	4,427,746
	1.22%	1.4355%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.22%	1.4355%

120 - 149	10	2,675,249	2	400,209	0	0	0	0	12	3,075,457
	0.68%	0.8673%	0.14%	0.1297%	0.00%	0.0000%	0.00%	0.0000%	0.82%	0.9971%

150 - 179	4	870,186	0	0	5	1,381,033	0	0	9	2,251,219
	0.27%	0.2821%	0.00%	0.0000%	0.34%	0.4477%	0.00%	0.0000%	0.61%	0.7298%

180 - 269	2	491,624	2	492,995	11	2,062,835	3	844,662	18	3,892,116
	0.14%	0.1594%	0.14%	0.1598%	0.75%	0.6688%	0.20%	0.2738%	1.22%	1.2618%

270 - 359	2	627,030	1	280,000	9	2,473,483	8	1,695,556	20	5,076,069
	0.14%	0.2033%	0.07%	0.0908%	0.61%	0.8019%	0.54%	0.5497%	1.36%	1.6457%

360+	0	0	1	326,801	3	606,608	5	1,648,417	9	2,581,826
	0.00%	0.0000%	0.07%	0.1059%	0.20%	0.1967%	0.34%	0.5344%	0.61%	0.8370%

Total	137	33,159,202	7	1,585,986	28	6,523,959	16	4,188,635	188	45,457,782
	9.32%	10.7503%	0.48%	0.5142%	1.90%	2.1151%	1.09%	1.3580%	12.79%	14.7375%

30+	137	33,159,202	7	1,585,986	28	6,523,959	16	4,188,635	188	45,457,782
	9.32%	10.7503%	0.48%	0.5142%	1.90%	2.1151%	1.09%	1.3580%	12.79%	14.7375%

60+	63	15,897,331	7	1,585,986	28	6,523,959	16	4,188,635	114	28,195,910
	4.29%	5.1539%	0.48%	0.5142%	1.90%	2.1151%	1.09%	1.3580%	7.76%	9.1412%

90+	36	9,091,834	6	1,500,005	28	6,523,959	16	4,188,635	86	21,304,433
	2.45%	2.9476%	0.41%	0.4863%	1.90%	2.1151%	1.09%	1.3580%	5.85%	6.9069%

120+	18	4,664,088	6	1,500,005	28	6,523,959	16	4,188,635	68	16,876,687
	1.22%	1.5121%	0.41%	0.4863%	1.90%	2.1151%	1.09%	1.3580%	4.63%	5.4715%

150+	8	1,988,839	4	1,099,796	28	6,523,959	16	4,188,635	56	13,801,229
	0.54%	0.6448%	0.27%	0.3566%	1.90%	2.1151%	1.09%	1.3580%	3.81%	4.4744%

180+	4	1,118,653	4	1,099,796	23	5,142,926	16	4,188,635	47	11,550,011
	0.27%	0.3627%	0.27%	0.3566%	1.56%	1.6673%	1.09%	1.3580%	3.20%	3.7445%

270+	2	627,030	2	606,801	12	3,080,091	13	3,343,974	29	7,657,895
	0.14%	0.2033%	0.14%	0.1967%	0.82%	0.9986%	0.88%	1.0841%	1.97%	2.4827%

360+	0	0	1	326,801	3	606,608	5	1,648,417	9	2,581,826
	0.00%	0.0000%	0.07%	0.1059%	0.20%	0.1967%	0.34%	0.5344%	0.61%	0.8370%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	9	2,065,781	1	117,299	0	0	0	0	10	2,183,080
	3.93%	4.5552%	0.44%	0.2587%	0.00%	0.0000%	0.00%	0.0000%	4.37%	4.8139%

60 - 89	8	2,112,027	0	0	0	0	0	0	8	2,112,027
	3.49%	4.6572%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	3.49%	4.6572%

90 - 119	3	818,927	0	0	0	0	0	0	3	818,927
	1.31%	1.8058%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.31%	1.8058%

120 - 149	2	502,536	0	0	0	0	0	0	2	502,536
	0.87%	1.1081%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.87%	1.1081%

150 - 179	1	77,400	0	0	3	520,707	1	324,700	5	922,807
	0.44%	0.1707%	0.00%	0.0000%	1.31%	1.1482%	0.44%	0.7160%	2.18%	2.0349%

180 - 269	0	0	2	310,273	2	496,806	3	519,031	7	1,326,111
	0.00%	0.0000%	0.87%	0.6842%	0.87%	1.0955%	1.31%	1.1445%	3.06%	2.9242%

270 - 359	0	0	2	508,003	1	274,486	2	340,756	5	1,123,245
	0.00%	0.0000%	0.87%	1.1202%	0.44%	0.6053%	0.87%	0.7514%	2.18%	2.4768%

360+	0	0	0	0	1	407,770	1	163,100	2	570,870
	0.00%	0.0000%	0.00%	0.0000%	0.44%	0.8992%	0.44%	0.3596%	0.87%	1.2588%

Total	23	5,576,670	5	935,575	7	1,699,770	7	1,347,587	42	9,559,602
	10.04%	12.2970%	2.18%	2.0630%	3.06%	3.7481%	3.06%	2.9715%	18.34%	21.0796%

30+	23	5,576,670	5	935,575	7	1,699,770	7	1,347,587	42	9,559,602
	10.04%	12.2970%	2.18%	2.0630%	3.06%	3.7481%	3.06%	2.9715%	18.34%	21.0796%

60+	14	3,510,889	4	818,276	7	1,699,770	7	1,347,587	32	7,376,522
	6.11%	7.7418%	1.75%	1.8044%	3.06%	3.7481%	3.06%	2.9715%	13.97%	16.2658%

90+	6	1,398,862	4	818,276	7	1,699,770	7	1,347,587	24	5,264,496
	2.62%	3.0846%	1.75%	1.8044%	3.06%	3.7481%	3.06%	2.9715%	10.48%	11.6086%

120+	3	579,936	4	818,276	7	1,699,770	7	1,347,587	21	4,445,569
	1.31%	1.2788%	1.75%	1.8044%	3.06%	3.7481%	3.06%	2.9715%	9.17%	9.8028%

150+	1	77,400	4	818,276	7	1,699,770	7	1,347,587	19	3,943,033
	0.44%	0.1707%	1.75%	1.8044%	3.06%	3.7481%	3.06%	2.9715%	8.30%	8.6947%

180+	0	0	4	818,276	4	1,179,062	6	1,022,887	14	3,020,226
	0.00%	0.0000%	1.75%	1.8044%	1.75%	2.5999%	2.62%	2.2555%	6.11%	6.6598%

270+	0	0	2	508,003	2	682,256	3	503,856	7	1,694,115
	0.00%	0.0000%	0.87%	1.1202%	0.87%	1.5044%	1.31%	1.1110%	3.06%	3.7356%

360+	0	0	0	0	1	407,770	1	163,100	2	570,870
	0.00%	0.0000%	0.00%	0.0000%	0.44%	0.8992%	0.44%	0.3596%	0.87%	1.2588%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	0	0	0	0	0	0	0
			0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

30 - 59	6	1,323,358	0	0	0	0	0	0	6	1,323,358
	1.85%	2.7959%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	1.85%	2.7959%

60 - 89	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

90 - 119	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

120 - 149	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

150 - 179	1	64,218	0	0	1	23,704	0	0	2	87,921
	0.31%	0.1357%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	0.62%	0.1858%

180 - 269	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270 - 359	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

Total	7	1,387,576	0	0	1	23,704	0	0	8	1,411,280
	2.15%	2.9316%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	2.46%	2.9817%

30+	7	1,387,576	0	0	1	23,704	0	0	8	1,411,280
	2.15%	2.9316%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	2.46%	2.9817%

60+	1	64,218	0	0	1	23,704	0	0	2	87,921
	0.31%	0.1357%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	0.62%	0.1858%

90+	1	64,218	0	0	1	23,704	0	0	2	87,921
	0.31%	0.1357%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	0.62%	0.1858%

120+	1	64,218	0	0	1	23,704	0	0	2	87,921
	0.31%	0.1357%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	0.62%	0.1858%

150+	1	64,218	0	0	1	23,704	0	0	2	87,921
	0.31%	0.1357%	0.00%	0.0000%	0.31%	0.0501%	0.00%	0.0000%	0.62%	0.1858%

180+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

270+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

360+	0	0	0	0	0	0	0	0	0	0
	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%	0.00%	0.0000%

All Groups - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	89	20,651,011						96	22,098,351
	4.40%	5.1482%						4.69%	5.4407%

60 - 89	35	8,917,524						31	7,919,078
	1.73%	2.2231%						1.51%	1.9497%

90 - 119	21	5,246,673						17	4,254,427
	1.04%	1.3080%						0.83%	1.0475%

120 - 149	12	3,177,784						11	2,313,114
	0.59%	0.7922%						0.54%	0.5695%

150 - 179	6	1,011,803						1	176,681
	0.30%	0.2522%						0.05%	0.0435%

180 - 269	2	491,624						3	615,376
	0.10%	0.1226%						0.15%	0.1515%

270 - 359	2	627,030						1	236,200
	0.10%	0.1563%						0.05%	0.0582%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	167	40,123,448						160	37,613,226
	8.25%	10.0026%						7.81%	9.2606%

Total Bankruptcies	12	2,521,561						10	2,143,583
	0.59%	0.6286%						0.49%	0.5278%

Total Foreclosures	36	8,247,432						37	8,998,826
	1.78%	2.0560%						1.81%	2.2156%

Total REOs	23	5,536,223						19	4,287,009
	1.14%	1.3802%						0.93%	1.0555%

Total BK, FC & REO	71	16,305,216						66	15,429,417
	3.51%	4.0648%						3.22%	3.7988%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	238	56,428,664						226	53,042,644
	11.76%	14.0674%						11.03%	13.0594%

60+	148	35,660,354						129	30,826,994
	7.31%	8.8899%						6.30%	7.5898%

90+	112	26,656,850						98	22,907,916
	5.53%	6.6454%						4.78%	5.6401%

120+	91	21,410,177						79	18,253,126
	4.50%	5.3374%						3.86%	4.4940%

150+	77	17,832,184						64	15,054,462
	3.80%	4.4455%						3.12%	3.7065%

180+	61	14,570,237						57	13,836,146
	3.01%	3.6323%						2.78%	3.4065%

270+	36	9,352,011						31	7,791,873
	1.78%	2.3314%						1.51%	1.9184%

360+	11	3,152,696						11	2,953,299
	0.54%	0.7860%						0.54%	0.7271%

Group 1 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	74	17,261,871						76	17,673,955
	5.03%	5.5963%						5.11%	5.6710%

60 - 89	27	6,805,497						29	7,451,421
	1.84%	2.2064%						1.95%	2.3909%

90 - 119	18	4,427,746						13	3,427,312
	1.22%	1.4355%						0.87%	1.0997%

120 - 149	10	2,675,249						8	2,036,760
	0.68%	0.8673%						0.54%	0.6535%

150 - 179	4	870,186						1	176,681
	0.27%	0.2821%						0.07%	0.0567%

180 - 269	2	491,624						2	473,545
	0.14%	0.1594%						0.13%	0.1519%

270 - 359	2	627,030						1	236,200
	0.14%	0.2033%						0.07%	0.0758%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	137	33,159,202						130	31,475,873
	9.32%	10.7503%						8.75%	10.0996%

Total Bankruptcies	7	1,585,986						7	1,518,281
	0.48%	0.5142%						0.47%	0.4872%

Total Foreclosures	28	6,523,959						26	6,400,190
	1.90%	2.1151%						1.75%	2.0536%

Total REOs	16	4,188,635						14	3,552,280
	1.09%	1.3580%						0.94%	1.1398%

Total BK, FC & REO	51	12,298,580						47	11,470,751
	3.47%	3.9872%						3.16%	3.6806%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	188	45,457,782						177	42,946,624
	12.79%	14.7375%						11.91%	13.7802%

60+	114	28,195,910						101	25,272,670
	7.76%	9.1412%						6.80%	8.1092%

90+	86	21,304,433						72	17,821,249
	5.85%	6.9069%						4.85%	5.7183%

120+	68	16,876,687						57	13,993,573
	4.63%	5.4715%						3.84%	4.4901%

150+	56	13,801,229						48	11,741,833
	3.81%	4.4744%						3.23%	3.7676%

180+	47	11,550,011						44	11,087,531
	3.20%	3.7445%						2.96%	3.5576%

270+	29	7,657,895						25	6,393,134
	1.97%	2.4827%						1.68%	2.0513%

360+	9	2,581,826						8	2,232,282
	0.61%	0.8370%						0.54%	0.7163%

Group 2 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	9	2,065,781						15	3,772,427
	3.93%	4.5552%						6.47%	8.2005%

60 - 89	8	2,112,027						2	467,657
	3.49%	4.6572%						0.86%	1.0166%

90 - 119	3	818,927						3	762,621
	1.31%	1.8058%						1.29%	1.6578%

120 - 149	2	502,536						2	252,550
	0.87%	1.1081%						0.86%	0.5490%

150 - 179	1	77,400						0	0
	0.44%	0.1707%						0.00%	0.0000%

180 - 269	0	0						1	141,831
	0.00%	0.0000%						0.43%	0.3083%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	23	5,576,670						23	5,397,085
	10.04%	12.2970%						9.91%	11.7322%

Total Bankruptcies	5	935,575						3	625,302
	2.18%	2.0630%						1.29%	1.3593%

Total Foreclosures	7	1,699,770						11	2,598,635
	3.06%	3.7481%						4.74%	5.6489%

Total REOs	7	1,347,587						5	734,729
	3.06%	2.9715%						2.16%	1.5971%

Total BK, FC & REO	19	3,982,932						19	3,958,666
	8.30%	8.7827%						8.19%	8.6053%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	42	9,559,602						42	9,355,751
	18.34%	21.0796%						18.10%	20.3375%

60+	32	7,376,522						26	5,466,026
	13.97%	16.2658%						11.21%	11.8820%

90+	24	5,264,496						24	4,998,369
	10.48%	11.6086%						10.34%	10.8654%

120+	21	4,445,569						21	4,235,748
	9.17%	9.8028%						9.05%	9.2076%

150+	19	3,943,033						16	3,312,629
	8.30%	8.6947%						6.90%	7.2010%

180+	14	3,020,226						13	2,748,615
	6.11%	6.6598%						5.60%	5.9749%

270+	7	1,694,115						6	1,398,739
	3.06%	3.7356%						2.59%	3.0406%

360+	2	570,870						3	721,017
	0.87%	1.2588%						1.29%	1.5673%

Group 3 - Historical Delinquency Information

Loan Status	2/25/2008							1/25/2008
30 - 59	#	Balance						#	Balance
	6	1,323,358						5	651,970
	1.85%	2.7959%						1.51%	1.3441%

60 - 89	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

90 - 119	0	0						1	64,494
	0.00%	0.0000%						0.30%	0.1330%

120 - 149	0	0						1	23,805
	0.00%	0.0000%						0.30%	0.0491%

150 - 179	1	64,218						0	0
	0.31%	0.1357%						0.00%	0.0000%

180 - 269	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

270 - 359	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Delinquent Loans	7	1,387,576						7	740,269
	2.15%	2.9316%						2.11%	1.5261%

Total Bankruptcies	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total Foreclosures	1	23,704						0	0
	0.31%	0.0501%						0.00%	0.0000%

Total REOs	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

Total BK, FC & REO	1	23,704						0	0
	0.31%	0.0501%						0.00%	0.0000%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	8	1,411,280						7	740,269
	2.46%	2.9817%						2.11%	1.5261%

60+	2	87,921						2	88,299
	0.62%	0.1858%						0.60%	0.1820%

90+	2	87,921						2	88,299
	0.62%	0.1858%						0.60%	0.1820%

120+	2	87,921						1	23,805
	0.62%	0.1858%						0.30%	0.0491%

150+	2	87,921						0	0
	0.62%	0.1858%						0.00%	0.0000%

180+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

270+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

360+	0	0						0	0
	0.00%	0.0000%						0.00%	0.0000%

60+ Delinquency Average

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,759,456.55	281,472.55	236,023.23	2,276,952.33
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					63,929.23	8,613.85	9,333.05	81,876.13
	Less: Trustee Fee					2,337.42	345.02	363.80	3,046.24
	Less: Mortgage Loan Premiums					2,134.72	2,561.18	171.90	4,867.80
	Total Interest Available					1,691,055.19	269,952.50	226,154.48	2,187,162.17

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					143,377.72	12,758.97	217,604.85	373,741.54
	Paid in Full Principal					2,812,716.92	492,871.95	889,678.26	4,195,267.13
	Curtailment Principal					42,151.85	(3,246.19)	67,799.51	106,705.17
	Liquidation Principal					128,972.18	147,408.02	-	276,380.20
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					-	-	-	-
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					3,127,218.67	649,792.75	1,175,082.62	4,952,094.04

	Total Available Funds					4,818,273.86	919,745.25	1,401,237.10	7,139,256.21

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					4,818,273.86	919,745.25	1,401,237.10	7,139,256.21
	Trustee Fee					2,337.42	345.02	363.80	3,046.24
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					4,820,611.27	920,090.27	1,401,600.90	7,142,302.44

Withdrawals	Available Funds, to the Distribution Account					4,818,273.86	919,745.25	1,401,237.10	7,139,256.21
	Trustee Fee					2,337.42	345.02	363.80	3,046.24
	Total Withdrawals					4,820,611.27	920,090.27	1,401,600.90	7,142,302.44

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								7,139,256.21
	Trustee Fee								3,046.24
	YSA								-
	Other Deposits Required by the PSA								-
	Total Deposits								7,142,302.44

Withdrawals	Payments of Prinicipal & Interest to the Classes								7,139,256.21
	Payment of Trustee Fee								3,046.24
	Total Withdrawals								7,142,302.44

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,675.24

Deposits	Class 1A1 Corridor Contract Received								-
	Class 1A7 Corridor Contract Received								-
	Class 1A11 Corridor Contract Received								-
	Total Deposits								-

	Class 1A1 Yield Supplemental Amounts Paid								-
	Class 1A7 Yield Supplemental Amounts Paid								-
	Class 1A11 Yield Supplemental Amounts Paid								-
	To Terminate the Account								-
	Total Withdrawals								-

	Ending Balance								1,675.24

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								-
	Class 1A7 Contract Funds Unused								-
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					64,928.26	9,583.86	10,105.59	84,617.71
	Net Master Servicing Fee					63,929.23	8,613.85	9,333.05	81,876.13
	Trustee Fee					2,337.42	345.02	363.80	3,046.24
	Lpmi					2,134.72	2,561.18	171.90	4,867.80
	Total Net Loan Fees					68,401.37	11,520.05	9,868.75	89,790.16

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					15,720.34	2,425.89	6,245.88	24,392.11
	Interest Advances					249,076.17	57,083.46	6,465.15	312,624.78
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					264,796.51	59,509.35	12,711.03	337,016.89

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					2,812,716.92	492,871.95	889,678.26	4,195,267.13
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					999.02	970.01	772.54	2,741.58
	Compensating Interest					999.02	970.01	772.54	2,741.58
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					11.18040%	15.47361%	21.36287%
	SMM %					0.98316%	1.39112%	1.98280%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					145.42	-	-	145.42
	Total Net Interest Shortfalls					145.42	-	-	145.42

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					17,301.06	1,649.58	237,152.32	256,102.95
	PO Scheduled Principal					14.88	0.22	1,134.56	1,149.66
	PO Prepayments & Recoveries					278.28	0.27	34.23	312.78
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					17,007.90	1,649.08	235,983.53	254,640.51

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					311,638,332.86	46,000,857.76	48,269,691.51	405,908,882.14
	Non-PO Scheduled Principal					143,362.84	12,758.75	216,470.29	372,591.88
	Non-PO Prepayments & Recoveries					2,854,590.49	489,625.49	957,443.54	4,301,659.52
	Non-PO Liquidation Principal					128,972.18	147,408.02	-	276,380.20
	Non-PO Principal Loss					78,819.24	2,738.79	-	81,558.03
	Ending Non-PO Balance					308,432,588.11	45,348,326.72	47,095,777.68	400,876,692.51

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.08352%	92.27705%	93.51401%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.91648%	7.72295%	6.48599%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					3,117,009.85	639,949.93	1,159,873.60	4,916,833.37
	Subordinate Principal Distribution Amount								33,798.22
	PO Principal Distribution Amount					293.16	0.50	1,168.79	1,462.45
	Total Principal Distribution Amount								4,952,094.04

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					78,819.24	2,738.79	-	81,558.03
	Cumulative Realized Losses					345,050.34	40,585.27	47,039.45	432,675.06
	Total Liquidated Loan Balance					207,791.42	150,146.81	-	357,938.23
	Total Liquidated Proceeds					128,972.18	147,408.02	-	276,380.20
	Subsequent Recoveries					-	-	-	-
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

115965471				207,791.42	128,972.18	78,819.24

Group II

116005172				150,146.81	147,408.02	2,738.79

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	373,008,891.42
Class A Percentage			94.749797%	92.989218%

Class M			13,050,000.00	12,781,291.47
Class M Percentage			2.350142%	3.186311%

Class B1			5,552,000.00	5,437,680.48
Class B1 Percentage			0.999846%	1.355586%

Class B2			3,331,000.00	3,262,412.41
Class B2 Percentage			0.599872%	0.813303%

Class B3			3,054,000.00	2,991,116.03
Class B3 Percentage			0.549987%	0.745670%

Class B4			2,498,000.00	2,446,564.45
Class B4 Percentage			0.449859%	0.609916%

Class B5			1,668,620.34	1,203,376.76
Class B5 Percentage			0.300498%	0.299996%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.136	23,240.60	0.008
25,000.00	-	50,000.00	4	0.272	184,586.74	0.060
50,000.00	-	75,000.00	39	2.653	2,481,682.10	0.805
75,000.00	-	100,000.00	92	6.259	8,235,573.53	2.670
100,000.00	-	125,000.00	135	9.184	15,348,877.92	4.976
125,000.00	-	150,000.00	166	11.293	22,904,404.74	7.426
150,000.00	-	175,000.00	163	11.088	26,328,053.37	8.536
175,000.00	-	200,000.00	169	11.497	31,823,586.35	10.317
200,000.00	-	225,000.00	143	9.728	30,236,021.00	9.803
225,000.00	-	250,000.00	108	7.347	25,713,789.87	8.336
250,000.00	-	275,000.00	102	6.939	26,855,766.37	8.707
275,000.00	-	300,000.00	78	5.306	22,540,643.12	7.308
300,000.00	-	325,000.00	82	5.578	25,624,453.33	8.308
325,000.00	-	350,000.00	60	4.082	20,278,151.32	6.574
350,000.00	-	375,000.00	48	3.265	17,360,219.01	5.628
375,000.00	-	400,000.00	42	2.857	16,406,717.34	5.319
400,000.00	-	425,000.00	25	1.701	10,202,142.97	3.308
425,000.00	-	450,000.00	6	0.408	2,632,054.89	0.853
450,000.00	-	475,000.00	1	0.068	464,000.00	0.150
475,000.00	-	500,000.00	2	0.136	975,262.52	0.316
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.068	594,294.63	0.193
600,000.00	-	625,000.00	1	0.068	609,701.79	0.198
625,000.00	-	650,000.00	1	0.068	626,372.50	0.203
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1470	100.000	308,449,596.01	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.747	152,873.67	0.337
50,000.00	-	75,000.00	14	6.114	884,612.15	1.951
75,000.00	-	100,000.00	21	9.170	1,850,007.26	4.079
100,000.00	-	125,000.00	22	9.607	2,487,670.72	5.485
125,000.00	-	150,000.00	28	12.227	3,860,729.29	8.513
150,000.00	-	175,000.00	18	7.860	2,895,043.50	6.384
175,000.00	-	200,000.00	27	11.790	5,025,123.21	11.081
200,000.00	-	225,000.00	20	8.734	4,288,174.33	9.456
225,000.00	-	250,000.00	12	5.240	2,789,794.94	6.152
250,000.00	-	275,000.00	15	6.550	3,960,215.21	8.733
275,000.00	-	300,000.00	10	4.367	2,862,159.63	6.311
300,000.00	-	325,000.00	9	3.930	2,876,878.16	6.344
325,000.00	-	350,000.00	6	2.620	2,037,738.55	4.493
350,000.00	-	375,000.00	11	4.803	4,005,247.16	8.832
375,000.00	-	400,000.00	6	2.620	2,341,485.35	5.163
400,000.00	-	425,000.00	2	0.873	816,870.01	1.801
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.873	961,097.53	2.119
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.437	551,467.73	1.216
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.437	702,787.40	1.550
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	229	100.000	45,349,975.80	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.615	39,509.52	0.083
25,000.00	-	50,000.00	26	8.000	1,045,849.90	2.210
50,000.00	-	75,000.00	59	18.154	3,662,504.19	7.738
75,000.00	-	100,000.00	44	13.538	3,797,997.90	8.024
100,000.00	-	125,000.00	36	11.077	4,103,893.74	8.670
125,000.00	-	150,000.00	27	8.308	3,764,139.86	7.953
150,000.00	-	175,000.00	22	6.769	3,526,294.56	7.450
175,000.00	-	200,000.00	32	9.846	5,922,245.06	12.512
200,000.00	-	225,000.00	14	4.308	2,922,694.36	6.175
225,000.00	-	250,000.00	13	4.000	3,060,957.13	6.467
250,000.00	-	275,000.00	14	4.308	3,734,039.20	7.889
275,000.00	-	300,000.00	10	3.077	2,891,410.36	6.109
300,000.00	-	325,000.00	9	2.769	2,809,451.47	5.936
325,000.00	-	350,000.00	5	1.538	1,684,599.23	3.559
350,000.00	-	375,000.00	11	3.385	3,950,026.21	8.345
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.308	416,148.52	0.879
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	325	100.000	47,331,761.21	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	110	7.483	24,143,606.88	7.827
6.5	-	7.0	1267	86.190	266,253,361.08	86.320
7.0	-	7.5	92	6.259	17,951,378.05	5.820
7.5	-	8.0	1	0.068	101,250.00	0.033
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	1470	100.000	308,449,596.01	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	0	0.000	-	0.000
6.0	-	6.5	0	0.000	-	0.000
6.5	-	7.0	13	5.677	3,421,797.38	7.545
7.0	-	7.5	186	81.223	36,071,794.39	79.541
7.5	-	8.0	16	6.987	3,026,626.85	6.674
8.0	-	8.5	10	4.367	1,645,555.78	3.629
8.5	-	9.0	4	1.747	1,184,201.40	2.611
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	229	100.000	45,349,975.80	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	3	0.923	637,417.91	1.347
5.0	-	5.5	37	11.385	6,756,253.35	14.274
5.5	-	6.0	214	65.846	31,730,619.13	67.039
6.0	-	6.5	61	18.769	6,975,599.09	14.738
6.5	-	7.0	10	3.077	1,231,871.73	2.603
7.0	-	7.5	0	0.000	-	0.000
7.5	-	8.0	0	0.000	-	0.000
8.0	-	8.5	0	0.000	-	0.000
8.5	-	9.0	0	0.000	-	0.000
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	325	100.000	47,331,761.21	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	221	15.034	59,150,285.75	19.177
		FL	199	13.537	40,281,576.44	13.059
		AZ	96	6.531	18,694,524.73	6.061
		VA	42	2.857	9,303,963.29	3.016
		WA	41	2.789	8,142,465.48	2.640
		CO	45	3.061	8,534,668.96	2.767
		Others	826	56.190	164,342,111.36	53.280
		Wgt Ave / Total:	1470	100.000	308,449,596.01	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	10.917	7,725,564.20	17.035
		FL	41	17.904	7,987,742.10	17.614
		AZ	19	8.297	4,161,613.87	9.177
		VA	3	1.310	717,165.65	1.581
		WA	3	1.310	352,573.22	0.777
		CO	4	1.747	921,024.52	2.031
		Others	134	58.515	23,484,292.24	51.785
		Wgt Ave / Total:	229	100.000	45,349,975.80	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	60	18.462	11,245,422.04	23.759
		FL	26	8.000	2,845,558.83	6.012
		AZ	14	4.308	1,984,253.88	4.192
		VA	8	2.462	942,548.77	1.991
		WA	5	1.538	1,059,897.43	2.239
		CO	3	0.923	432,181.94	0.913
		Others	209	64.308	28,821,898.32	60.893
		Wgt Ave / Total:	325	100.000	47,331,761.21	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	1	0.068	221,287.75	0.072
120	-	180	0	0.000	-	0.000
180	-	300	17	1.156	2,162,805.76	0.701
300	-	360	1452	98.776	306,065,502.50	99.227
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1470	100.000	308,449,596.01	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	7	3.057	1,009,778.70	2.227
300	-	360	222	96.943	44,340,197.10	97.773
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	229	100.000	45,349,975.80	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.923	511,359.08	1.080
120	-	180	322	99.077	46,820,402.13	98.920
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	325	100.000	47,331,761.21	100.000

THE BANK OF NEW YORK
101 Barclay St., 4 West			Distribution Date: 03/25/08
New York, NY 10286
Officer:	William Herrmann	212-815-4595
Associate:	Corrie Wagner	212-815-8357

CWALT, Inc.
Alternative Loan Trust 2006-7CB
Mortgage Pass-Through Certificates, Series 2006-7CB

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	12668BXS7	Senior	Var-30/360	15,871,486.02	3.835000	656,267.69	50,718.10	706,985.79	-	15,215,218.34	-
1A2	12668BXT5	Strip IO	Var-30/360	56,823,571.19	2.165000	-	102,510.05	102,510.05	-	54,410,920.67	-
1A3	12668BXU2	Senior	Fix-30/360	10,000,000.00	6.250000	-	52,078.69	52,078.69	-	10,000,000.00	-
1A4	12668BXV0	Senior	Fix-30/360	15,000,000.00	6.000000	-	74,993.31	74,993.31	-	15,000,000.00	-
1A5	12668BXW8	Strip PO	Fix-30/360	416,667.00	0.000000	-	-	-	-	416,667.00	-
1A6	12668BXX6	Senior	Fix-30/360	31,130,534.82	6.000000	513,023.90	155,638.79	668,662.69	-	30,617,510.93	-
1A7	12668BXY4	Senior	Var-30/360	16,201,279.58	3.835000	732,965.50	51,771.97	784,737.47	-	15,468,314.08	-
1A8	12668BXZ1	Senior	Fix-30/360	1,634,617.02	6.000000	26,938.10	8,172.36	35,110.46	-	1,607,678.92	-
1A9	12668BYA5	Senior	Fix-30/360	54,780,791.06	6.000000	800,406.00	273,879.53	1,074,285.53	-	53,980,385.06	-
1A10	12668BYB3	Senior	Fix-30/360	32,644,287.61	6.000000	848,618.33	163,206.88	1,011,825.21	-	31,795,669.28	-
1A11	12668BYC1	Senior	Var-30/360	24,750,805.59	3.835000	1,023,417.34	79,092.40	1,102,509.73	-	23,727,388.25	-
1A12	12668BYD9	Senior	Fix-30/360	-	6.000000	-	-	-	-	-	-
1A13	12668BYE7	Senior	Fix-30/360	5,000,000.00	6.000000	-	24,997.77	24,997.77	-	5,000,000.00	-
1A14	12668BYF4	Senior	Fix-30/360	33,953,000.00	6.000000	-	169,749.86	169,749.86	-	33,953,000.00	-
1A15	12668BYG2	Senior	Fix-30/360	1,613,000.00	6.000000	-	8,064.28	8,064.28	-	1,613,000.00	-
1A16	12668BYH0	Senior	Fix-30/360	41,288,248.46	6.000000	781,877.72	206,422.83	988,300.56	-	40,506,370.73	-
1A17	12668BYJ6	Senior	Fix-30/360	1,961,370.21	6.000000	37,142.57	9,805.98	46,948.55	-	1,924,227.64	-
1A18	12668BYK3	Senior	Fix-30/360	720,826.98	6.000000	13,650.34	3,603.81	17,254.15	-	707,176.64	-
1X	12668BYL1	Strip IO	Var-30/360	299,970,625.81	0.526887	-	131,700.18	131,700.18	-	294,272,509.36	-
2A1	12668BYM9	Senior	Fix-30/360	41,724,624.82	6.500000	439,695.62	226,008.38	665,704.01	-	41,284,929.20	-
2A2	12668BYN7	Senior	Fix-30/360	83,660.00	6.500000	881.61	453.16	1,334.77	-	82,778.38	-
2X	12668BYP2	Strip IO	Var-30/360	44,603,408.21	0.551162	-	20,486.43	20,486.43	-	44,161,990.75	-
3A1	12668BYQ0	Senior	Fix-30/360	43,890,719.12	5.250000	1,424,722.56	192,021.90	1,616,744.46	-	42,465,996.56	-
3A2	12668BYR8	Senior	Fix-30/360	88,332.63	5.250000	2,867.34	386.46	3,253.79	-	85,465.30	-
3X	12668BYS6	Strip IO	Var-30/360	39,938,089.95	0.429674	-	14,300.29	14,300.29	-	38,536,645.57	-
PO				254,640.50	0.000000	1,612.34	-	1,612.34	-	253,028.17	-
PO-1	12668BYT4	Strip PO	Fix-30/360	17,007.89	0.000000	441.62	-	441.62	-	16,566.28	-
PO-2	12668BYT4	Strip PO	Fix-30/360	1,649.08	0.000000	0.23	-	0.23	-	1,648.85	-
PO-3	12668BYT4	Strip PO	Fix-30/360	235,983.53	0.000000	1,170.49	-	1,170.49	-	234,813.04	-
AR	12668BYU1	Senior	Fix-30/360	-	6.000000	-	0.27	0.27	-	-	-

M	12668BYV9	Mezzanine	Var-30/360	12,781,291.47	5.979820	11,307.44	63,687.53	74,994.96	-	12,769,984.04	-
B1	12668BYW7	Junior	Var-30/360	5,437,680.48	5.979820	4,810.64	27,095.26	31,905.90	-	5,432,869.84	-
B2	12668BYX5	Junior	Var-30/360	3,262,412.41	5.979820	2,886.21	16,256.18	19,142.39	-	3,259,526.19	-
B3	12668BYY3	Junior	Var-30/360	2,991,116.03	5.979820	2,646.20	14,904.35	17,550.55	-	2,988,469.83	-
B4	12668BYZ0	Junior	Var-30/360	2,446,564.45	5.979820	2,164.44	12,190.92	14,355.36	-	2,444,400.01	-
B5	12668BZA4	Junior	Var-30/360	1,203,376.76	5.979820	1,064.61	5,996.27	7,060.88	545,219.13	657,093.02	977,895.52

Totals				401,131,333.02		7,328,966.50	2,160,194.19	9,489,160.68	545,219.13	393,257,147.41	977,895.52

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	12668BXS7	28,500,000.00	15,871,486.02	656,267.69	-	-	656,267.69	-	-	15,215,218.34	0.533867310
1A2	12668BXT5	98,500,000.00	56,823,571.19	-	-	-	-	-	-	54,410,920.67	0.552395134
1A3	12668BXU2	10,000,000.00	10,000,000.00	-	-	-	-	-	-	10,000,000.00	1.000000000
1A4	12668BXV0	15,000,000.00	15,000,000.00	-	-	-	-	-	-	15,000,000.00	1.000000000
1A5	12668BXW8	416,667.00	416,667.00	-	-	-	-	-	-	416,667.00	1.000000000
1A6	12668BXX6	42,755,000.00	31,130,534.82	513,023.90	-	-	513,023.90	-	-	30,617,510.93	0.716115330
1A7	12668BXY4	30,000,000.00	16,201,279.58	732,965.50	-	-	732,965.50	-	-	15,468,314.08	0.515610469
1A8	12668BXZ1	2,245,000.00	1,634,617.02	26,938.10	-	-	26,938.10	-	-	1,607,678.92	0.716115330
1A9	12668BYA5	73,180,878.00	54,780,791.06	800,406.00	-	-	800,406.00	-	-	53,980,385.06	0.737629645
1A10	12668BYB3	50,000,000.00	32,644,287.61	848,618.33	-	-	848,618.33	-	-	31,795,669.28	0.635913386
1A11	12668BYC1	40,000,000.00	24,750,805.59	1,023,417.34	-	-	1,023,417.34	-	-	23,727,388.25	0.593184706
1A12	12668BYD9	4,444,355.00	-	-	-	-	-	-	-	-	0.000000000
1A13	12668BYE7	5,000,000.00	5,000,000.00	-	-	-	-	-	-	5,000,000.00	1.000000000
1A14	12668BYF4	33,953,000.00	33,953,000.00	-	-	-	-	-	-	33,953,000.00	1.000000000
1A15	12668BYG2	1,613,000.00	1,613,000.00	-	-	-	-	-	-	1,613,000.00	1.000000000
1A16	12668BYH0	57,279,000.00	41,288,248.46	781,877.72	-	-	781,877.72	-	-	40,506,370.73	0.707176639
1A17	12668BYJ6	2,721,000.00	1,961,370.21	37,142.57	-	-	37,142.57	-	-	1,924,227.64	0.707176639
1A18	12668BYK3	1,000,000.00	720,826.98	13,650.34	-	-	13,650.34	-	-	707,176.64	0.707176639
1X	12668BYL1	408,710,050.00	299,970,625.81	-	-	-	-	-	-	294,272,509.36	0.720003116
2A1	12668BYM9	65,335,000.00	41,724,624.82	439,695.62	-	-	439,695.62	-	-	41,284,929.20	0.631896062
2A2	12668BYN7	131,000.00	83,660.00	881.61	-	-	881.61	-	-	82,778.38	0.631896062
2X	12668BYP2	68,176,582.00	44,603,408.21	-	-	-	-	-	-	44,161,990.75	0.647758944
3A1	12668BYQ0	62,110,000.00	43,890,719.12	1,424,722.56	-	-	1,424,722.56	-	-	42,465,996.56	0.683722373
3A2	12668BYR8	125,000.00	88,332.63	2,867.34	-	-	2,867.34	-	-	85,465.30	0.683722373
3X	12668BYS6	56,065,897.00	39,938,089.95	-	-	-	-	-	-	38,536,645.57	0.687345564
PO		322,958.19	254,640.50	1,612.34	-	-	1,612.34	-	-	253,028.17	0.783470362
PO-1	12668BYT4	21,729.80	17,007.89	441.62	-	-	441.62	-	-	16,566.28	0.762375885
PO-2	12668BYT4	1,888.14	1,649.08	0.23	-	-	0.23	-	-	1,648.85	0.873266813
PO-3	12668BYT4	299,340.25	235,983.53	1,170.49	-	-	1,170.49	-	-	234,813.04	0.784435237
AR	12668BYU1	100.00	-	-	-	-	-	-	-	-	0.000000000

M	12668BYV9	13,050,000.00	12,781,291.47	11,307.44	-	-	11,307.44	-	-	12,769,984.04	0.978542838
B1	12668BYW7	5,552,000.00	5,437,680.48	4,810.64	-	-	4,810.64	-	-	5,432,869.84	0.978542838
B2	12668BYX5	3,331,000.00	3,262,412.41	2,886.21	-	-	2,886.21	-	-	3,259,526.19	0.978542838
B3	12668BYY3	3,054,000.00	2,991,116.03	2,646.20	-	-	2,646.20	-	-	2,988,469.83	0.978542838
B4	12668BYZ0	2,498,000.00	2,446,564.45	2,164.44	-	-	2,164.44	-	-	2,444,400.01	0.978542838
B5	12668BZA4	1,668,620.34	1,203,376.76	1,064.61	-	-	1,064.61	-	545,219.13	657,093.02	0.393794204

Totals		555,285,578.53	401,131,333.02	7,328,966.50	-	-	7,328,966.50	-	545,219.13	393,257,147.41

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Net Interest Shortfall	Interest Paid	Interest Carryforward After Dist.	Yield Supplemental Paid	Yield Supplemental After Distr
1A1	15,871,486.02	3.835000	3.834658	50,722.62	0.17	-	50,722.62	4.52	50,718.10	0.17	-	-
1A2	56,823,571.19	2.165000	2.164807	102,519.19	-	-	102,519.19	9.14	102,510.05	-	-	-
1A3	10,000,000.00	6.250000	6.249443	52,083.33	-	-	52,083.33	4.64	52,078.69	-	-	-
1A4	15,000,000.00	6.000000	5.999465	75,000.00	-	-	75,000.00	6.69	74,993.31	-	-	-
1A5	416,667.00	0.000000	0.000000	-	-	-	-	-	-	-	-	-
1A6	31,130,534.82	6.000000	5.999465	155,652.67	-	-	155,652.67	13.88	155,638.79	-	-	-
1A7	16,201,279.58	3.835000	3.834658	51,776.59	0.23	-	51,776.59	4.62	51,771.97	0.23	-	-
1A8	1,634,617.02	6.000000	5.999465	8,173.09	-	-	8,173.09	0.73	8,172.36	-	-	-
1A9	54,780,791.06	6.000000	5.999465	273,903.96	-	-	273,903.96	24.42	273,879.53	-	-	-
1A10	32,644,287.61	6.000000	5.999465	163,221.44	-	-	163,221.44	14.55	163,206.88	-	-	-
1A11	24,750,805.59	3.835000	3.834658	79,099.45	-	-	79,099.45	7.05	79,092.40	-	-	-
1A12	-	6.000000	0.000000	-	-	-	-	-	-	-	-	-
1A13	5,000,000.00	6.000000	5.999465	25,000.00	-	-	25,000.00	2.23	24,997.77	-	-	-
1A14	33,953,000.00	6.000000	5.999465	169,765.00	-	-	169,765.00	15.14	169,749.86	-	-	-
1A15	1,613,000.00	6.000000	5.999465	8,065.00	-	-	8,065.00	0.72	8,064.28	-	-	-
1A16	41,288,248.46	6.000000	5.999465	206,441.24	-	-	206,441.24	18.41	206,422.83	-	-	-
1A17	1,961,370.21	6.000000	5.999465	9,806.85	-	-	9,806.85	0.87	9,805.98	-	-	-
1A18	720,826.98	6.000000	5.999465	3,604.13	-	-	3,604.13	0.32	3,603.81	-	-	-
1X	299,970,625.81	0.526887	0.526852	131,708.73	-	-	131,708.73	8.54	131,700.18	-	-	-
2A1	41,724,624.82	6.500000	6.500000	226,008.38	-	-	226,008.38	-	226,008.38	-	-	-
2A2	83,660.00	6.500000	6.500000	453.16	-	-	453.16	-	453.16	-	-	-
2X	44,603,408.21	0.551162	0.551162	20,486.43	-	-	20,486.43	-	20,486.43	-	-	-
3A1	43,890,719.12	5.250000	5.250000	192,021.90	-	-	192,021.90	-	192,021.90	-	-	-
3A2	88,332.63	5.250000	5.250000	386.46	-	-	386.46	-	386.46	-	-	-
3X	39,938,089.95	0.429674	0.429674	14,300.29	-	-	14,300.29	-	14,300.29	-	-	-
PO	254,640.50	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-1	17,007.89	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-2	1,649.08	0.000000	0.000000	-	-	-	-	-	-	-	-	-
PO-3	235,983.53	0.000000	0.000000	-	-	-	-	-	-	-	-	-
AR	-	6.000000	0.000000	-	-	-	-	-	0.27	-	-	-

M	12,781,291.47	5.979820	5.979445	63,691.51	-	-	63,691.51	3.99	63,687.53	-	-	-
B1	5,437,680.48	5.979820	5.979445	27,096.96	-	-	27,096.96	1.70	27,095.26	-	-	-
B2	3,262,412.41	5.979820	5.979445	16,257.20	-	-	16,257.20	1.02	16,256.18	-	-	-
B3	2,991,116.03	5.979820	5.979445	14,905.28	-	-	14,905.28	0.93	14,904.35	-	-	-
B4	2,446,564.45	5.979820	5.979445	12,191.68	-	-	12,191.68	0.76	12,190.92	-	-	-
B5	1,203,376.76	5.979820	5.979445	5,996.65	-	-	5,996.65	0.38	5,996.27	-	-	-

Totals	401,131,333.02			2,160,339.19	0.40	-	2,160,339.19	145.25	2,160,194.19	0.40	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	12668BXS7	28,500,000.00	556.894246467	23.026936432	1.779582499	533.867310035	3.835000
1A2	12668BXT5	98,500,000.00	576.889047607	0.000000000	1.040711183	552.395133683	2.165000
1A3	12668BXU2	10,000,000.00	1000.000000000	0.000000000	5.207868914	1000.000000000	6.250000
1A4	12668BXV0	15,000,000.00	1000.000000000	0.000000000	4.999554157	1000.000000000	6.000000
1A5	12668BXW8	416,667.00	1000.000000000	0.000000000	0.000000000	1000.000000000	0.000000
1A6	12668BXX6	42,755,000.00	728.114485432	11.999155556	3.640247802	716.115329877	6.000000
1A7	12668BXY4	30,000,000.00	540.042652587	24.432183195	1.725732416	515.610469392	3.835000
1A8	12668BXZ1	2,245,000.00	728.114485432	11.999155556	3.640247802	716.115329877	6.000000
1A9	12668BYA5	73,180,878.00	748.567010424	10.937365359	3.742501309	737.629645064	6.000000
1A10	12668BYB3	50,000,000.00	652.885752294	16.972366611	3.264137677	635.913385682	6.000000
1A11	12668BYC1	40,000,000.00	618.770139685	25.585433433	1.977309908	593.184706251	3.835000
1A12	12668BYD9	4,444,355.00	0.000000000	0.000000000	0.000000000	0.000000000	6.000000
1A13	12668BYE7	5,000,000.00	1000.000000000	0.000000000	4.999554157	1000.000000000	6.000000
1A14	12668BYF4	33,953,000.00	1000.000000000	0.000000000	4.999554157	1000.000000000	6.000000
1A15	12668BYG2	1,613,000.00	1000.000000000	0.000000000	4.999554157	1000.000000000	6.000000
1A16	12668BYH0	57,279,000.00	720.826977693	13.650338221	3.603813513	707.176639471	6.000000
1A17	12668BYJ6	2,721,000.00	720.826977693	13.650338221	3.603813513	707.176639471	6.000000
1A18	12668BYK3	1,000,000.00	720.826977694	13.650338221	3.603813513	707.176639473	6.000000
1X	12668BYL1	408,710,050.00	733.944824234	0.000000000	0.322233781	720.003115558	0.526887
2A1	12668BYM9	65,335,000.00	638.625925147	6.729863354	3.459223761	631.896061793	6.500000
2A2	12668BYN7	131,000.00	638.625925147	6.729863354	3.459223761	631.896061793	6.500000
2X	12668BYP2	68,176,582.00	654.233563806	0.000000000	0.300490670	647.758943826	0.551162
3A1	12668BYQ0	62,110,000.00	706.661070941	22.938698439	3.091642185	683.722372501	5.250000
3A2	12668BYR8	125,000.00	706.661070941	22.938698439	3.091642185	683.722372501	5.250000
3X	12668BYS6	56,065,897.00	712.341942019	0.000000000	0.255062113	687.345563561	0.429674
PO		322,958.19	788.462741880	4.992410937	0.000000000	783.470361907	0.000000
PO-1	12668BYT4	21,729.80	782.698978822	20.323093708	0.000000000	762.375885113	0.000000
PO-2	12668BYT4	1,888.14	873.390101451	0.119480221	0.000000000	873.266812842	0.000000
PO-3	12668BYT4	299,340.25	788.345465126	3.910230092	0.000000000	784.435237159	0.000000
AR	12668BYU1	100.00	0.000000000	0.000000000	2.660297272	0.000000000	6.000000

M	12668BYV9	13,050,000.00	979.409308297	0.866470148	4.880270238	978.542838149	5.979820
B1	12668BYW7	5,552,000.00	979.409308297	0.866470148	4.880270238	978.542838149	5.979820
B2	12668BYX5	3,331,000.00	979.409308297	0.866470148	4.880270238	978.542838149	5.979820
B3	12668BYY3	3,054,000.00	979.409308297	0.866470148	4.880270238	978.542838149	5.979820
B4	12668BYZ0	2,498,000.00	979.409308297	0.866470148	4.880270238	978.542838149	5.979820
B5	12668BZA4	1,668,620.34	721.180684995	0.638018783	3.593550320	393.794204067	5.979820

Totals		555,285,578.53	722.387449863	13.198553651	3.890240038	708.207024665

THE BANK OF NEW YORK
101 Barclay St., 4 West
New York, NY 10286
Officer:	William Herrmann	212-815-4595
Associate:	Corrie Wagner	212-815-8357

Pool Level Data
Distribution Date									3/25/2008
Cut-off Date									3/1/2006
Record Date									2/29/2008
Determination Date									3/22/2008
LIBOR Determination Date									2/21/2008
Accrual Period 30/360				Begin					2/1/2008
				End					3/1/2008
Number of Days in 30/360 Accrual Period									30

	Index

	One-Month Libor Rate								3.13500%

Collateral Detail

	Original Mortgage Loan Details

						Group I	Group II	Group III	Total
	Original Aggregate Loan Count					1,950	329	408	2,687
	Original Stated Principal Balance					420,189,775.54	69,095,802.99	66,000,000.00	555,285,578.53
	Original Weighted Average Mortgage Rate					6.78697%	7.40258%	5.87289%
	Original Weighted Average Net Mortgage Rate					6.52085%	7.06722%	5.61017%
	Original Weighted Average Remaining Term					357	357	178

	Current Mortgage Loan Details

						Group I	Group II	Group III	Total
	Beginning Aggregate Loan Count					1,470	229	325	2,024
	Loans Paid Off or otherwise removed pursuant to the PSA					28	2	6	36
	Ending Aggregate Loan Count					1,442	227	319	1,988

	Beginning Pool Stated Principal Balance					308,449,596.01	45,349,975.80	47,331,761.21	401,131,333.02
	Scheduled Principal					141,832.02	12,847.87	212,790.13	367,470.02
	Unscheduled Principal					5,301,821.98	428,732.52	1,229,976.97	6,960,531.47
	Realized Principal Losses					546,184.13	-	-	546,184.13
	Ending Pool Stated Principal Balance					302,459,757.88	44,908,395.41	45,888,994.11	393,257,147.40

	Beginning Weighted Average Mortgage Rate					6.77937%	7.36862%	5.84972%
	Beginning Weighted Average Net Mortgage Rate					6.51207%	7.04185%	5.58638%
	Ending Weighted Average Mortgage Rate					6.78013%	7.36976%	5.84961%
	Ending Weighted Average Net Mortgage Rate					6.51267%	7.04233%	5.58616%

	Beginning Weighted Average Remaining Term to Maturity					335	334	155
	Ending Weighted Average Remaining Term to Maturity					334	333	154

All Groups - Current Delinquency Information

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	78	17,982,939.62	1	85,894.10	0	-	0	-	79	18,068,833.72
	3.92%	4.57%	0.05%	0.02%	0.00%	0.00%	0.00%	0.00%	3.97%	4.59%

60 - 89	37	9,019,517.40	1	117,298.90	0	-	0	-	38	9,136,816.30
	1.86%	2.29%	0.05%	0.03%	0.00%	0.00%	0.00%	0.00%	1.91%	2.32%

90 - 119	24	6,162,976.76	0	-	0	-	0	-	24	6,162,976.76
	1.21%	1.57%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.21%	1.57%

120 - 149	17	4,372,538.89	0	-	2	570,727.81	0	-	19	4,943,266.70
	0.86%	1.11%	0.00%	0.00%	0.10%	0.15%	0.00%	0.00%	0.96%	1.26%

150 - 179	8	2,011,077.31	3	745,246.18	2	389,049.82	0	-	13	3,145,373.31
	0.40%	0.51%	0.15%	0.19%	0.10%	0.10%	0.00%	0.00%	0.65%	0.80%

180 - 269	2	293,800.00	4	784,088.64	21	4,201,547.85	5	1,236,360.05	32	6,515,796.54
	0.10%	0.07%	0.20%	0.20%	1.06%	1.07%	0.25%	0.31%	1.61%	1.66%

270 - 359	2	472,577.52	4	1,077,184.41	8	2,088,382.01	6	1,272,654.11	20	4,910,798.05
	0.10%	0.12%	0.20%	0.27%	0.40%	0.53%	0.30%	0.32%	1.01%	1.25%

360+	1	236,199.99	1	280,000.00	9	2,384,920.98	8	1,964,475.51	19	4,865,596.48
	0.05%	0.06%	0.05%	0.07%	0.45%	0.61%	0.40%	0.50%	0.96%	1.24%

Total	169	40,551,627.49	14	3,089,712.23	42	9,634,628.47	19	4,473,489.67	244	57,749,457.86
	8.50%	10.31%	0.70%	0.79%	2.11%	2.45%	0.96%	1.14%	12.27%	14.68%

All Groups - Current Delinquency Information (Continued)

Loan Status	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	169	40,551,627.49	14	3,089,712.23	42	9,634,628.47	19	4,473,489.67	244	57,749,457.86
	8.50%	10.31%	0.70%	0.79%	2.11%	2.45%	0.96%	1.14%	12.27%	14.68%

60+	91	22,568,687.87	13	3,003,818.13	42	9,634,628.47	19	4,473,489.67	165	39,680,624.14
	4.58%	5.74%	0.65%	0.76%	2.11%	2.45%	0.96%	1.14%	8.30%	10.09%

90+	54	13,549,170.47	12	2,886,519.23	42	9,634,628.47	19	4,473,489.67	127	30,543,807.84
	2.72%	3.45%	0.60%	0.73%	2.11%	2.45%	0.96%	1.14%	6.39%	7.77%

120+	30	7,386,193.71	12	2,886,519.23	42	9,634,628.47	19	4,473,489.67	103	24,380,831.08
	1.51%	1.88%	0.60%	0.73%	2.11%	2.45%	0.96%	1.14%	5.18%	6.20%

150+	13	3,013,654.82	12	2,886,519.23	40	9,063,900.66	19	4,473,489.67	84	19,437,564.38
	0.65%	0.77%	0.60%	0.73%	2.01%	2.30%	0.96%	1.14%	4.23%	4.94%

180+	5	1,002,577.51	9	2,141,273.05	38	8,674,850.84	19	4,473,489.67	71	16,292,191.07
	0.25%	0.25%	0.45%	0.54%	1.91%	2.21%	0.96%	1.14%	3.57%	4.14%

270+	3	708,777.51	5	1,357,184.41	17	4,473,302.99	14	3,237,129.62	39	9,776,394.53
	0.15%	0.18%	0.25%	0.35%	0.86%	1.14%	0.70%	0.82%	1.96%	2.49%

360+	1	236,199.99	1	280,000.00	9	2,384,920.98	8	1,964,475.51	19	4,865,596.48
	0.05%	0.06%	0.05%	0.07%	0.45%	0.61%	0.40%	0.50%	0.96%	1.24%

Group 1 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	64	15,430,928.59	1	85,894.10	0	-	0	-	65	15,516,822.69
	4.44%	5.10%	0.07%	0.03%	0.00%	0.00%	0.00%	0.00%	4.51%	5.13%

60 - 89	32	7,832,895.27	0	-	0	-	0	-	32	7,832,895.27
	2.22%	2.59%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.22%	2.59%

90 - 119	18	4,601,512.64	0	-	0	-	0	-	18	4,601,512.64
	1.25%	1.52%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.25%	1.52%

120 - 149	15	3,905,264.00	0	-	1	219,600.00	0	-	16	4,124,864.00
	1.04%	1.29%	0.00%	0.00%	0.07%	0.07%	0.00%	0.00%	1.11%	1.36%

150 - 179	7	1,627,077.31	3	745,246.18	1	270,625.62	0	-	11	2,642,949.11
	0.49%	0.54%	0.21%	0.25%	0.07%	0.09%	0.00%	0.00%	0.76%	0.87%

180 - 269	1	216,400.00	2	252,667.43	16	3,560,835.60	3	844,661.81	22	4,874,564.84
	0.07%	0.07%	0.14%	0.08%	1.11%	1.18%	0.21%	0.28%	1.53%	1.61%

270 - 359	2	472,577.52	1	390,607.25	8	2,088,382.01	2	479,925.17	13	3,431,491.95
	0.14%	0.16%	0.07%	0.13%	0.55%	0.69%	0.14%	0.16%	0.90%	1.13%

360+	1	236,199.99	1	280,000.00	7	1,702,664.75	7	1,801,375.51	16	4,020,240.25
	0.07%	0.08%	0.07%	0.09%	0.49%	0.56%	0.49%	0.60%	1.11%	1.33%

Total	140	34,322,855.32	8	1,754,414.96	33	7,842,107.98	12	3,125,962.49	193	47,045,340.75
	9.71%	11.35%	0.55%	0.58%	2.29%	2.59%	0.83%	1.03%	13.38%	15.55%

Group 1 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	140	34,322,855.32	8	1,754,414.96	33	7,842,107.98	12	3,125,962.49	193	47,045,340.75
	9.71%	11.35%	0.55%	0.58%	2.29%	2.59%	0.83%	1.03%	13.38%	15.55%

60+	76	18,891,926.73	7	1,668,520.86	33	7,842,107.98	12	3,125,962.49	128	31,528,518.06
	5.27%	6.25%	0.49%	0.55%	2.29%	2.59%	0.83%	1.03%	8.88%	10.42%

90+	44	11,059,031.46	7	1,668,520.86	33	7,842,107.98	12	3,125,962.49	96	23,695,622.79
	3.05%	3.66%	0.49%	0.55%	2.29%	2.59%	0.83%	1.03%	6.66%	7.83%

120+	26	6,457,518.82	7	1,668,520.86	33	7,842,107.98	12	3,125,962.49	78	19,094,110.15
	1.80%	2.14%	0.49%	0.55%	2.29%	2.59%	0.83%	1.03%	5.41%	6.31%

150+	11	2,552,254.82	7	1,668,520.86	32	7,622,507.98	12	3,125,962.49	62	14,969,246.15
	0.76%	0.84%	0.49%	0.55%	2.22%	2.52%	0.83%	1.03%	4.30%	4.95%

180+	4	925,177.51	4	923,274.68	31	7,351,882.36	12	3,125,962.49	51	12,326,297.04
	0.28%	0.31%	0.28%	0.31%	2.15%	2.43%	0.83%	1.03%	3.54%	4.08%

270+	3	708,777.51	2	670,607.25	15	3,791,046.76	9	2,281,300.68	29	7,451,732.20
	0.21%	0.23%	0.14%	0.22%	1.04%	1.25%	0.62%	0.75%	2.01%	2.46%

360+	1	236,199.99	1	280,000.00	7	1,702,664.75	7	1,801,375.51	16	4,020,240.25
	0.07%	0.08%	0.07%	0.09%	0.49%	0.56%	0.49%	0.60%	1.11%	1.33%

Group 2 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	7	1,669,788.50	0	-	0	-	0	-	7	1,669,788.50
	3.08%	3.72%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	3.08%	3.72%

60 - 89	4	1,122,682.22	1	117,298.90	0	-	0	-	5	1,239,981.12
	1.76%	2.50%	0.44%	0.26%	0.00%	0.00%	0.00%	0.00%	2.20%	2.76%

90 - 119	6	1,561,464.12	0	-	0	-	0	-	6	1,561,464.12
	2.64%	3.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.64%	3.48%

120 - 149	2	467,274.89	0	-	1	351,127.81	0	-	3	818,402.70
	0.88%	1.04%	0.00%	0.00%	0.44%	0.78%	0.00%	0.00%	1.32%	1.82%

150 - 179	1	384,000.00	0	-	1	118,424.20	0	-	2	502,424.20
	0.44%	0.86%	0.00%	0.00%	0.44%	0.26%	0.00%	0.00%	0.88%	1.12%

180 - 269	1	77,400.00	2	531,421.21	4	617,110.21	2	391,698.24	9	1,617,629.66
	0.44%	0.17%	0.88%	1.18%	1.76%	1.37%	0.88%	0.87%	3.96%	3.60%

270 - 359	0	-	3	686,577.16	0	-	4	792,728.94	7	1,479,306.10
	0.00%	0.00%	1.32%	1.53%	0.00%	0.00%	1.76%	1.77%	3.08%	3.29%

360+	0	-	0	-	2	682,256.23	1	163,100.00	3	845,356.23
	0.00%	0.00%	0.00%	0.00%	0.88%	1.52%	0.44%	0.36%	1.32%	1.88%

Total	21	5,282,609.73	6	1,335,297.27	8	1,768,918.45	7	1,347,527.18	42	9,734,352.63
	9.25%	11.76%	2.64%	2.97%	3.52%	3.94%	3.08%	3.00%	18.50%	21.68%

Group 2 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	21	5,282,609.73	6	1,335,297.27	8	1,768,918.45	7	1,347,527.18	42	9,734,352.63
	9.25%	11.76%	2.64%	2.97%	3.52%	3.94%	3.08%	3.00%	18.50%	21.68%

60+	14	3,612,821.23	6	1,335,297.27	8	1,768,918.45	7	1,347,527.18	35	8,064,564.13
	6.17%	8.04%	2.64%	2.97%	3.52%	3.94%	3.08%	3.00%	15.42%	17.96%

90+	10	2,490,139.01	5	1,217,998.37	8	1,768,918.45	7	1,347,527.18	30	6,824,583.01
	4.41%	5.54%	2.20%	2.71%	3.52%	3.94%	3.08%	3.00%	13.22%	15.20%

120+	4	928,674.89	5	1,217,998.37	8	1,768,918.45	7	1,347,527.18	24	5,263,118.89
	1.76%	2.07%	2.20%	2.71%	3.52%	3.94%	3.08%	3.00%	10.57%	11.72%

150+	2	461,400.00	5	1,217,998.37	7	1,417,790.64	7	1,347,527.18	21	4,444,716.19
	0.88%	1.03%	2.20%	2.71%	3.08%	3.16%	3.08%	3.00%	9.25%	9.90%

180+	1	77,400.00	5	1,217,998.37	6	1,299,366.44	7	1,347,527.18	19	3,942,291.99
	0.44%	0.17%	2.20%	2.71%	2.64%	2.89%	3.08%	3.00%	8.37%	8.78%

270+	0	-	3	686,577.16	2	682,256.23	5	955,828.94	10	2,324,662.33
	0.00%	0.00%	1.32%	1.53%	0.88%	1.52%	2.20%	2.13%	4.41%	5.18%

360+	0	-	0	-	2	682,256.23	1	163,100.00	3	845,356.23
	0.00%	0.00%	0.00%	0.00%	0.88%	1.52%	0.44%	0.36%	1.32%	1.88%

Group 3 - Current Delinquency Information

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
Current	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
			0	-	0	-	0	-	0	-
			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

30 - 59	7	882,222.53	0	-	0	-	0	-	7	882,222.53
	2.19%	1.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	2.19%	1.92%

60 - 89	1	63,939.91	0	-	0	-	0	-	1	63,939.91
	0.31%	0.14%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.31%	0.14%

90 - 119	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

120 - 149	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

150 - 179	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

180 - 269	0	-	0	-	1	23,602.04	0	-	1	23,602.04
	0.00%	0.00%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.31%	0.05%

270 - 359	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total	8	946,162.44	0	-	1	23,602.04	0	-	9	969,764.48
	2.51%	2.06%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	2.82%	2.11%

Group 3 - Current Delinquency Information (continued)

Days	Delinquency		Bankruptcy		Foreclosure		REO		Total
30+	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance
	8	946,162.44	0	-	1	23,602.04	0	-	9	969,764.48
	2.51%	2.06%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	2.82%	2.11%

60+	1	63,939.91	0	-	1	23,602.04	0	-	2	87,541.95
	0.31%	0.14%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.63%	0.19%

90+	0	-	0	-	1	23,602.04	0	-	1	23,602.04
	0.00%	0.00%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.31%	0.05%

120+	0	-	0	-	1	23,602.04	0	-	1	23,602.04
	0.00%	0.00%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.31%	0.05%

150+	0	-	0	-	1	23,602.04	0	-	1	23,602.04
	0.00%	0.00%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.31%	0.05%

180+	0	-	0	-	1	23,602.04	0	-	1	23,602.04
	0.00%	0.00%	0.00%	0.00%	0.31%	0.05%	0.00%	0.00%	0.31%	0.05%

270+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

360+	0	-	0	-	0	-	0	-	0	-
	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

All Groups - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	78	17,982,939.62				89	20,651,010.83	96	22,098,350.89
	3.92%	4.57%				4.40%	5.15%	4.69%	5.44%

60 - 89	37	9,019,517.40				35	8,917,523.52	31	7,919,077.70
	1.86%	2.29%				1.73%	2.22%	1.51%	1.95%

90 - 119	24	6,162,976.76				21	5,246,672.72	17	4,254,426.89
	1.21%	1.57%				1.04%	1.31%	0.83%	1.05%

120 - 149	17	4,372,538.89				12	3,177,784.17	11	2,313,114.30
	0.86%	1.11%				0.59%	0.79%	0.54%	0.57%

150 - 179	8	2,011,077.31				6	1,011,803.47	1	176,680.50
	0.40%	0.51%				0.30%	0.25%	0.05%	0.04%

180 - 269	2	293,800.00				2	491,623.52	3	615,375.95
	0.10%	0.07%				0.10%	0.12%	0.15%	0.15%

270 - 359	2	472,577.52				2	627,029.80	1	236,199.99
	0.10%	0.12%				0.10%	0.16%	0.05%	0.06%

360+	1	236,199.99				0	-	0	-
	0.05%	0.06%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	169	40,551,627.49				167	40,123,448.03	160	37,613,226.22
	8.50%	10.31%				8.25%	10.00%	7.81%	9.26%

All Groups - Historical Delinquency Information (Continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	14	3,089,712.23				12	2,521,560.58	10	2,143,582.72
	0.70%	0.79%				0.59%	0.63%	0.49%	0.53%

Total Foreclosures	42	9,634,628.47				36	8,247,432.29	37	8,998,825.62
	2.11%	2.45%				1.78%	2.06%	1.81%	2.22%

Total REOs	19	4,473,489.67				23	5,536,222.83	19	4,287,009.13
	0.96%	1.14%				1.14%	1.38%	0.93%	1.06%

Total BK, FC & REO	75	17,197,830.37				71	16,305,215.70	66	15,429,417.47
	3.77%	4.37%				3.51%	4.06%	3.22%	3.80%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	244	57,749,457.86				238	56,428,663.73	226	53,042,643.69
	12.27%	14.68%				11.76%	14.07%	11.03%	13.06%

60+	165	39,680,624.14				148	35,660,354.00	129	30,826,993.90
	8.30%	10.09%				7.31%	8.89%	6.30%	7.59%

90+	127	30,543,807.84				112	26,656,849.77	98	22,907,916.20
	6.39%	7.77%				5.53%	6.65%	4.78%	5.64%

120+	103	24,380,831.08				91	21,410,177.05	79	18,253,125.85
	5.18%	6.20%				4.50%	5.34%	3.86%	4.49%

150+	84	19,437,564.38				77	17,832,184.25	64	15,054,461.65
	4.23%	4.94%				3.80%	4.45%	3.12%	3.71%

180+	71	16,292,191.07				61	14,570,236.90	57	13,836,145.61
	3.57%	4.14%				3.01%	3.63%	2.78%	3.41%

270+	39	9,776,394.53				36	9,352,010.62	31	7,791,873.15
	1.96%	2.49%				1.78%	2.33%	1.51%	1.92%

360+	19	4,865,596.48				11	3,152,696.31	11	2,953,298.77
	0.96%	1.24%				0.54%	0.79%	0.54%	0.73%

Group 1 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	64	15,430,928.59				74	17,261,871.49	76	17,673,954.61
	4.44%	5.10%				5.03%	5.60%	5.11%	5.67%

60 - 89	32	7,832,895.27				27	6,805,496.82	29	7,451,420.98
	2.22%	2.59%				1.84%	2.21%	1.95%	2.39%

90 - 119	18	4,601,512.64				18	4,427,746.10	13	3,427,311.84
	1.25%	1.52%				1.22%	1.44%	0.87%	1.10%

120 - 149	15	3,905,264.00				10	2,675,248.58	8	2,036,759.55
	1.04%	1.29%				0.68%	0.87%	0.54%	0.65%

150 - 179	7	1,627,077.31				4	870,185.83	1	176,680.50
	0.49%	0.54%				0.27%	0.28%	0.07%	0.06%

180 - 269	1	216,400.00				2	491,623.52	2	473,545.39
	0.07%	0.07%				0.14%	0.16%	0.13%	0.15%

270 - 359	2	472,577.52				2	627,029.80	1	236,199.99
	0.14%	0.16%				0.14%	0.20%	0.07%	0.08%

360+	1	236,199.99				0	-	0	-
	0.07%	0.08%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	140	34,322,855.32				137	33,159,202.14	130	31,475,872.86
	9.71%	11.35%				9.32%	10.75%	8.75%	10.10%

Group 1 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	8	1,754,414.96				7	1,585,985.57	7	1,518,280.82
	0.55%	0.58%				0.48%	0.51%	0.47%	0.49%

Total Foreclosures	33	7,842,107.98				28	6,523,958.76	26	6,400,190.42
	2.29%	2.59%				1.90%	2.12%	1.75%	2.05%

Total REOs	12	3,125,962.49				16	4,188,635.36	14	3,552,280.09
	0.83%	1.03%				1.09%	1.36%	0.94%	1.14%

Total BK, FC & REO	53	12,722,485.43				51	12,298,579.69	47	11,470,751.33
	3.68%	4.21%				3.47%	3.99%	3.16%	3.68%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	193	47,045,340.75				188	45,457,781.83	177	42,946,624.19
	13.38%	15.55%				12.79%	14.74%	11.91%	13.78%

60+	128	31,528,518.06				114	28,195,910.34	101	25,272,669.58
	8.88%	10.42%				7.76%	9.14%	6.80%	8.11%

90+	96	23,695,622.79				86	21,304,432.81	72	17,821,248.60
	6.66%	7.83%				5.85%	6.91%	4.85%	5.72%

120+	78	19,094,110.15				68	16,876,686.71	57	13,993,573.30
	5.41%	6.31%				4.63%	5.47%	3.84%	4.49%

150+	62	14,969,246.15				56	13,801,229.50	48	11,741,832.68
	4.30%	4.95%				3.81%	4.47%	3.23%	3.77%

180+	51	12,326,297.04				47	11,550,010.91	44	11,087,530.91
	3.54%	4.08%				3.20%	3.74%	2.96%	3.56%

270+	29	7,451,732.20				29	7,657,895.39	25	6,393,134.11
	2.01%	2.46%				1.97%	2.48%	1.68%	2.05%

360+	16	4,020,240.25				9	2,581,826.30	8	2,232,281.95
	1.11%	1.33%				0.61%	0.84%	0.54%	0.72%

Group 2 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	7	1,669,788.50				9	2,065,781.05	15	3,772,426.54
	3.08%	3.72%				3.93%	4.56%	6.47%	8.20%

60 - 89	4	1,122,682.22				8	2,112,026.70	2	467,656.72
	1.76%	2.50%				3.49%	4.66%	0.86%	1.02%

90 - 119	6	1,561,464.12				3	818,926.62	3	762,621.00
	2.64%	3.48%				1.31%	1.81%	1.29%	1.66%

120 - 149	2	467,274.89				2	502,535.59	2	252,550.00
	0.88%	1.04%				0.87%	1.11%	0.86%	0.55%

150 - 179	1	384,000.00				1	77,400.00	0	-
	0.44%	0.86%				0.44%	0.17%	0.00%	0.00%

180 - 269	1	77,400.00				0	-	1	141,830.56
	0.44%	0.17%				0.00%	0.00%	0.43%	0.31%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	21	5,282,609.73				23	5,576,669.96	23	5,397,084.82
	9.25%	11.76%				10.04%	12.30%	9.91%	11.73%

Group 2 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	6	1,335,297.27				5	935,575.01	3	625,301.90
	2.64%	2.97%				2.18%	2.06%	1.29%	1.36%

Total Foreclosures	8	1,768,918.45				7	1,699,769.89	11	2,598,635.20
	3.52%	3.94%				3.06%	3.75%	4.74%	5.65%

Total REOs	7	1,347,527.18				7	1,347,587.47	5	734,729.04
	3.08%	3.00%				3.06%	2.97%	2.16%	1.60%

Total BK, FC & REO	21	4,451,742.90				19	3,982,932.37	19	3,958,666.14
	9.25%	9.91%				8.30%	8.78%	8.19%	8.61%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	42	9,734,352.63				42	9,559,602.33	42	9,355,750.96
	18.50%	21.68%				18.34%	21.08%	18.10%	20.34%

60+	35	8,064,564.13				32	7,376,522.38	26	5,466,025.52
	15.42%	17.96%				13.97%	16.27%	11.21%	11.88%

90+	30	6,824,583.01				24	5,264,495.68	24	4,998,368.80
	13.22%	15.20%				10.48%	11.61%	10.34%	10.87%

120+	24	5,263,118.89				21	4,445,569.06	21	4,235,747.80
	10.57%	11.72%				9.17%	9.80%	9.05%	9.21%

150+	21	4,444,716.19				19	3,943,033.47	16	3,312,628.97
	9.25%	9.90%				8.30%	8.69%	6.90%	7.20%

180+	19	3,942,291.99				14	3,020,225.99	13	2,748,614.70
	8.37%	8.78%				6.11%	6.66%	5.60%	5.97%

270+	10	2,324,662.33				7	1,694,115.23	6	1,398,739.04
	4.41%	5.18%				3.06%	3.74%	2.59%	3.04%

360+	3	845,356.23				2	570,870.01	3	721,016.82
	1.32%	1.88%				0.87%	1.26%	1.29%	1.57%

Group 3 - Historical Delinquency Information

Loan Status	3/25/2008					2/25/2008		1/25/2008
30 - 59	#	Balance				#	Balance	#	Balance
	7	882,222.53				6	1,323,358.29	5	651,969.74
	2.19%	1.92%				1.85%	2.80%	1.51%	1.34%

60 - 89	1	63,939.91				0	-	0	-
	0.31%	0.14%				0.00%	0.00%	0.00%	0.00%

90 - 119	0	-				0	-	1	64,494.05
	0.00%	0.00%				0.00%	0.00%	0.30%	0.13%

120 - 149	0	-				0	-	1	23,804.75
	0.00%	0.00%				0.00%	0.00%	0.30%	0.05%

150 - 179	0	-				1	64,217.64	0	-
	0.00%	0.00%				0.31%	0.14%	0.00%	0.00%

180 - 269	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

270 - 359	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Delinquent Loans	8	946,162.44				7	1,387,575.93	7	740,268.54
	2.51%	2.06%				2.15%	2.93%	2.11%	1.53%

Group 3 - Historical Delinquency Information (continued)

Loan Status	3/25/2008					2/25/2008		1/25/2008
Total Bankruptcies	#	Balance				#	Balance	#	Balance
	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total Foreclosures	1	23,602.04				1	23,703.64	0	-
	0.31%	0.05%				0.31%	0.05%	0.00%	0.00%

Total REOs	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

Total BK, FC & REO	1	23,602.04				1	23,703.64	0	-
	0.31%	0.05%				0.31%	0.05%	0.00%	0.00%

Total Delinquent, Bankruptcy, Foreclosure and REO

30+	9	969,764.48				8	1,411,279.57	7	740,268.54
	2.82%	2.11%				2.46%	2.98%	2.11%	1.53%

60+	2	87,541.95				2	87,921.28	2	88,298.80
	0.63%	0.19%				0.62%	0.19%	0.60%	0.18%

90+	1	23,602.04				2	87,921.28	2	88,298.80
	0.31%	0.05%				0.62%	0.19%	0.60%	0.18%

120+	1	23,602.04				2	87,921.28	1	23,804.75
	0.31%	0.05%				0.62%	0.19%	0.30%	0.05%

150+	1	23,602.04				2	87,921.28	0	-
	0.31%	0.05%				0.62%	0.19%	0.00%	0.00%

180+	1	23,602.04				0	-	0	-
	0.31%	0.05%				0.00%	0.00%	0.00%	0.00%

270+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

360+	0	-				0	-	0	-
	0.00%	0.00%				0.00%	0.00%	0.00%	0.00%

60+ Delinquency Average

Available Funds

	Interest

						Group I	Group II	Group III	Total
	Scheduled Interest					1,739,977.17	277,955.77	229,338.86	2,247,271.80
	Plus: Capitalized Interest					-	-	-	-
	Less: Master Servicer Fee					61,803.58	8,931.35	8,468.36	79,203.29
	Less: Trustee Fee					2,313.37	340.12	354.99	3,008.48
	Less: Mortgage Loan Premiums					2,133.57	2,561.08	171.19	4,865.84
	Total Interest Available					1,673,726.65	266,123.22	220,344.32	2,160,194.18

	Principal

						Group I	Group II	Group III	Total
	Scheduled Principal					141,832.02	12,847.87	212,790.13	367,470.02
	Paid in Full Principal					4,739,613.36	424,230.65	1,200,273.04	6,364,117.05
	Curtailment Principal					45,906.90	4,501.87	29,703.93	80,112.70
	Liquidation Principal					516,301.72	-	-	516,301.72
	Repurchased Principal					-	-	-	-
	Substitution Adjustment Principal					-	-	-	-
	Unanticipated Principal Recoveries					965.00	-	-	965.00
	Remaining Amounts in Supplemental Account					-	-	-	-
	Total Principal Available					5,444,619.00	441,580.39	1,442,767.10	7,328,966.49

	Total Available Funds					7,118,345.65	707,703.61	1,663,111.42	9,489,160.67

Certificate Account

						Group I	Group II	Group III	Total
	Beginning Balance					-	-	-	-

Deposits	Available Funds					7,118,345.65	707,703.61	1,663,111.42	9,489,160.67
	Trustee Fee					2,313.37	340.12	354.99	3,008.48
	Other Deposits required by the PSA					-	-	-	-
	Total Deposits					7,120,659.02	708,043.73	1,663,466.41	9,492,169.16

Withdrawals	Available Funds, to the Distribution Account					7,118,345.65	707,703.61	1,663,111.42	9,489,160.67
	Trustee Fee					2,313.37	340.12	354.99	3,008.48
	Total Withdrawals					7,120,659.02	708,043.73	1,663,466.41	9,492,169.16

	Ending Balance								-

Distribution Account

	Beginning Balance								-

Deposits	Available Funds								9,489,160.67
	Trustee Fee								3,008.48
	YSA								-
	Other Deposits Required by the PSA								-
	Total Deposits								9,492,169.16

Withdrawals	Payments of Prinicipal & Interest to the Classes								9,489,160.67
	Payment of Trustee Fee								3,008.48
	Total Withdrawals								9,492,169.16

	Ending Balance								-

Supplemental Loan Account

	Beginning Balance								-
	Supplemental Transfer								-
	Ending Balance								-

Capitalized Interest Account

	Beginning Balance								-
	Capitalized Interest Requirement								-
	Ending Balance								-

Corridor Contract Reserve Fund

	Beginnning Balance								1,675.24

Deposits	Class 1A1 Corridor Contract Received								-
	Class 1A7 Corridor Contract Received								-
	Class 1A11 Corridor Contract Received								-
	Total Deposits								-

	Class 1A1 Yield Supplemental Amounts Paid								-
	Class 1A7 Yield Supplemental Amounts Paid								-
	Class 1A11 Yield Supplemental Amounts Paid								-
	To Terminate the Account								-
	Total Withdrawals								-

	Ending Balance								1,675.24

	Remaining Contract Funds

	Class 1A1 Contract Funds Unused								-
	Class 1A7 Contract Funds Unused								-
	Class 1A11 Contract Funds Unused								-

Fees of the Trust

						Group I	Group II	Group III	Total
	Gross Master Servicing Fee					64,260.33	9,447.91	9,860.78	83,569.03
	Net Master Servicing Fee					61,803.58	8,931.35	8,468.36	79,203.29
	Trustee Fee					2,313.37	340.12	354.99	3,008.48
	Lpmi					2,133.57	2,561.08	171.19	4,865.84
	Total Net Loan Fees					66,250.53	11,832.55	8,994.54	87,077.61

Servicer Advances

						Group I	Group II	Group III	Total
	Principal Advances					16,741.70	2,267.87	4,272.63	23,282.20
	Interest Advances					257,868.57	58,149.18	4,518.88	320,536.63
	Reimbursement for Principal & Interest Advances					-	-	-	-
	Reimbursement for Nonrecoverable Advances					-	-	-	-
	Total Advances					274,610.27	60,417.05	8,791.51	343,818.83

Mortgage Prepayment Details

						Group I	Group II	Group III	Total
	Principal Balance of Loans Paid in Full					4,739,613.36	424,230.65	1,200,273.04	6,364,117.05
	Prepayment Interest Excess					-	-	-	-
	Prepayment Interest Shortfall					2,456.75	516.56	1,392.42	4,365.74
	Compensating Interest					2,456.75	516.56	1,392.42	4,365.74
	Non-Supported Prepayment Interest Shortfall					-	-	-	-
	CPR %					20.53102%	10.77585%	27.19640%
	SMM %					1.89681%	0.94565%	2.61036%

Loan Substitution

						Group I	Group II	Group III	Total
	Aggregate Stated of Principal Balances Removed					-	-	-	-
	Aggregate Stated of Principal Balance Added					-	-	-	-
	Aggregate Principal Substitution Shortfall Amount					-	-	-	-

Net Interest Shortfalls

						Group I	Group II	Group III	Total
	Net Prepayment Interest Shortfalls					-	-	-	-
	Relief Act Reduction Shortfalls					145.26	-	-	145.26
	Total Net Interest Shortfalls					145.26	-	-	145.26

Senior Principal Distribution Amounts

	PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning PO Balance					17,007.90	1,649.08	235,983.53	254,640.51
	PO Scheduled Principal					14.96	0.23	1,139.48	1,154.67
	PO Prepayments & Recoveries					426.66	-	31.01	457.66
	PO Liquidation Principal					-	-	-	-
	PO Principal Loss					-	-	-	-
	Ending PO Balance					16,566.28	1,648.85	234,813.04	253,028.17

	NON-PO Principal Amounts

						Group I	Group II	Group III	Total
	Beginning Non-PO Balance					308,432,588.11	45,348,326.72	47,095,777.68	400,876,692.51
	Non-PO Scheduled Principal					141,817.06	12,847.64	211,650.65	366,315.35
	Non-PO Prepayments & Recoveries					4,785,093.60	428,732.52	1,229,945.96	6,443,772.09
	Non-PO Liquidation Principal					516,301.72	-	-	516,301.72
	Non-PO Principal Loss					546,184.13	-	-	546,184.13
	Ending Non-PO Balance					302,443,191.60	44,906,746.56	45,654,181.07	393,004,119.23

Principal Distribution Amounts

	Senior and Subordinate Percentages

						Group I	Group II	Group III
	Senior Percentage Original					94.74971%	94.74930%	94.72508%
	Senior Prepayment Percentage Original					100.00000%	100.00000%	100.00000%
	Senior Percentage					93.04040%	92.19367%	93.38215%
	Senior Prepayment Percentage					100.00000%	100.00000%	100.00000%
	Subordinate Percentages					6.95960%	7.80633%	6.61785%
	Subordinate Prepayment Percentage					0.00000%	0.00000%	0.00000%

	Principal Distribution Amounts

						Group I	Group II	Group III	Total
	Senior Principal Distribution Amount					5,434,307.48	440,577.23	1,427,589.90	7,302,474.62
	Subordinate Principal Distribution Amount								24,879.54
	PO Principal Distribution Amount					441.62	0.23	1,170.49	1,612.33
	Total Principal Distribution Amount								7,328,966.49

	Cross-Collateralization due to Rapid
	Prepayments

						Group I	Group II	Group III
	Group 1 amount available to senior bonds of other groups.					-	-	-
	Group 2 amount available to senior bonds of other groups.					-	-	-

Realized Loss Detail

						Group I	Group II	Group III	Total
	Current Period Realized Losses					546,184.13	-	-	546,184.13
	Cumulative Realized Losses					890,269.47	40,585.27	47,039.45	977,894.19
	Total Liquidated Loan Balance					1,062,485.85	-	-	1,062,485.85
	Total Liquidated Proceeds					516,301.72	-	-	516,301.72
	Subsequent Recoveries					965.00	-	-	965.00
	Passing Cumulative Loss Test					YES	YES	YES

Loan ID				Liquidation Balance	Liquidation Proceeds	Realized Loss	Date
Group I

44702159				235,200.00	148,029.66	87,170.34
125350161				338,385.85	63,287.01	275,098.84
125339976				286,400.00	170,228.66	116,171.34
124849054				202,500.00	134,756.39	67,743.61

Group II

				N/A

Group III

				N/A

Credit Enhancements

	Subordination

Credit Support			Original	Current
Class A			526,131,958.19	365,704,804.47
Class A Percentage			94.749797%	92.993810%

Class M			13,050,000.00	12,769,984.04
Class M Percentage			2.350142%	3.247235%

Class B1			5,552,000.00	5,432,869.84
Class B1 Percentage			0.999846%	1.381506%

Class B2			3,331,000.00	3,259,526.19
Class B2 Percentage			0.599872%	0.828854%

Class B3			3,054,000.00	2,988,469.83
Class B3 Percentage			0.549987%	0.759928%

Class B4			2,498,000.00	2,444,400.01
Class B4 Percentage			0.449859%	0.621578%

Class B5			1,668,620.34	657,093.02
Class B5 Percentage			0.300498%	0.167090%

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	0.277	184,328.88	0.061
50,000.00	-	75,000.00	38	2.635	2,420,409.93	0.800
75,000.00	-	100,000.00	92	6.380	8,232,152.92	2.722
100,000.00	-	125,000.00	135	9.362	15,378,659.62	5.085
125,000.00	-	150,000.00	163	11.304	22,503,981.08	7.440
150,000.00	-	175,000.00	160	11.096	25,866,578.00	8.552
175,000.00	-	200,000.00	166	11.512	31,251,746.86	10.333
200,000.00	-	225,000.00	139	9.639	29,389,923.15	9.717
225,000.00	-	250,000.00	104	7.212	24,767,263.98	8.189
250,000.00	-	275,000.00	101	7.004	26,570,228.55	8.785
275,000.00	-	300,000.00	76	5.270	21,959,118.26	7.260
300,000.00	-	325,000.00	82	5.687	25,630,713.17	8.474
325,000.00	-	350,000.00	58	4.022	19,610,774.07	6.484
350,000.00	-	375,000.00	47	3.259	17,002,941.33	5.622
375,000.00	-	400,000.00	41	2.843	16,004,473.65	5.291
400,000.00	-	425,000.00	24	1.664	9,790,796.28	3.237
425,000.00	-	450,000.00	6	0.416	2,630,740.67	0.870
450,000.00	-	475,000.00	1	0.069	464,000.00	0.153
475,000.00	-	500,000.00	2	0.139	971,920.91	0.321
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	1	0.069	594,175.95	0.196
600,000.00	-	625,000.00	1	0.069	609,089.04	0.201
625,000.00	-	650,000.00	1	0.069	625,741.58	0.207
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	1442	100.000	302,459,757.88	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	4	1.762	152,762.61	0.340
50,000.00	-	75,000.00	14	6.167	883,578.08	1.968
75,000.00	-	100,000.00	21	9.251	1,848,488.81	4.116
100,000.00	-	125,000.00	22	9.692	2,486,122.84	5.536
125,000.00	-	150,000.00	27	11.894	3,719,018.23	8.281
150,000.00	-	175,000.00	18	7.930	2,892,940.16	6.442
175,000.00	-	200,000.00	27	11.894	5,023,750.81	11.187
200,000.00	-	225,000.00	20	8.811	4,286,665.61	9.545
225,000.00	-	250,000.00	12	5.286	2,789,084.38	6.211
250,000.00	-	275,000.00	15	6.608	3,959,318.97	8.816
275,000.00	-	300,000.00	9	3.965	2,576,010.30	5.736
300,000.00	-	325,000.00	9	3.965	2,876,878.16	6.406
325,000.00	-	350,000.00	6	2.643	2,037,435.91	4.537
350,000.00	-	375,000.00	11	4.846	4,004,231.51	8.916
375,000.00	-	400,000.00	6	2.643	2,341,485.35	5.214
400,000.00	-	425,000.00	2	0.881	816,870.01	1.819
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	2	0.881	960,660.02	2.139
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	1	0.441	550,971.91	1.227
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	1	0.441	702,121.74	1.563
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	227	100.000	44,908,395.41	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	2	0.627	38,066.74	0.083
25,000.00	-	50,000.00	26	8.150	1,035,237.35	2.256
50,000.00	-	75,000.00	60	18.809	3,717,549.46	8.101
75,000.00	-	100,000.00	43	13.480	3,703,128.80	8.070
100,000.00	-	125,000.00	36	11.285	4,084,318.59	8.900
125,000.00	-	150,000.00	29	9.091	4,064,826.13	8.858
150,000.00	-	175,000.00	18	5.643	2,888,545.99	6.295
175,000.00	-	200,000.00	32	10.031	5,938,876.84	12.942
200,000.00	-	225,000.00	11	3.448	2,307,361.46	5.028
225,000.00	-	250,000.00	13	4.075	3,045,964.74	6.638
250,000.00	-	275,000.00	14	4.389	3,714,418.12	8.094
275,000.00	-	300,000.00	11	3.448	3,174,653.03	6.918
300,000.00	-	325,000.00	8	2.508	2,496,129.29	5.439
325,000.00	-	350,000.00	4	1.254	1,332,726.70	2.904
350,000.00	-	375,000.00	11	3.448	3,932,897.56	8.570
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	1	0.313	414,293.31	0.903
425,000.00	-	450,000.00	0	0.000	-	0.000
450,000.00	-	475,000.00	0	0.000	-	0.000
475,000.00	-	500,000.00	0	0.000	-	0.000
500,000.00	-	525,000.00	0	0.000	-	0.000
525,000.00	-	550,000.00	0	0.000	-	0.000
550,000.00	-	575,000.00	0	0.000	-	0.000
575,000.00	-	600,000.00	0	0.000	-	0.000
600,000.00	-	625,000.00	0	0.000	-	0.000
625,000.00	-	650,000.00	0	0.000	-	0.000
650,000.00	-	675,000.00	0	0.000	-	0.000
675,000.00	-	700,000.00	0	0.000	-	0.000
700,000.00	-	725,000.00	0	0.000	-	0.000
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	0	0.000	-	0.000
775,000.00	-	800,000.00	0	0.000	-	0.000
>		800,000.00	0	0.000	-	0.000
		Wgt Ave / Total:	319	100.000	45,888,994.11	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000	0	0.000	-	0.000
5.000000	-	5.501000	0	0.000	-	0.000
5.501000	-	6.001000	0	0.000	-	0.000
6.001000	-	6.501000	105	7.282	23,052,879.70	7.622
6.501000	-	7.001000	1245	86.338	261,569,654.06	86.481
7.001000	-	7.501000	91	6.311	17,735,974.12	5.864
7.501000	-	8.001000	1	0.069	101,250.00	0.033
8.001000	-	8.501000	0	0.000	-	0.000
8.501000	-	9.001000	0	0.000	-	0.000
9.001000	-	9.501000	0	0.000	-	0.000
9.501000	-	10.001000	0	0.000	-	0.000
10.001000	-	10.501000	0	0.000	-	0.000
10.501000	-	11.001000	0	0.000	-	0.000
11.001000	-	11.501000	0	0.000	-	0.000
11.501000	-	12.001000	0	0.000	-	0.000
12.001000	-	12.501000	0	0.000	-	0.000
>		12.501000	0	0.000	-	0.000
		Wgt Ave / Total:	1442	100.000	302,459,757.88	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000	0	0.000	-	0.000
5.000000	-	5.501000	0	0.000	-	0.000
5.501000	-	6.001000	0	0.000	-	0.000
6.001000	-	6.501000	0	0.000	-	0.000
6.501000	-	7.001000	13	5.727	3,421,084.88	7.618
7.001000	-	7.501000	184	81.057	35,631,564.29	79.343
7.501000	-	8.001000	16	7.048	3,026,407.87	6.739
8.001000	-	8.501000	10	4.405	1,645,136.97	3.663
8.501000	-	9.001000	4	1.762	1,184,201.40	2.637
9.001000	-	9.501000	0	0.000	-	0.000
9.501000	-	10.001000	0	0.000	-	0.000
10.001000	-	10.501000	0	0.000	-	0.000
10.501000	-	11.001000	0	0.000	-	0.000
11.001000	-	11.501000	0	0.000	-	0.000
11.501000	-	12.001000	0	0.000	-	0.000
12.001000	-	12.501000	0	0.000	-	0.000
>		12.501000	0	0.000	-	0.000
		Wgt Ave / Total:	227	100.000	44,908,395.41	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000	3	0.940	634,106.02	1.382
5.000000	-	5.501000	37	11.599	6,718,242.52	14.640
5.501000	-	6.001000	209	65.517	30,547,705.65	66.569
6.001000	-	6.501000	60	18.809	6,762,402.81	14.736
6.501000	-	7.001000	10	3.135	1,226,537.11	2.673
7.001000	-	7.501000	0	0.000	-	0.000
7.501000	-	8.001000	0	0.000	-	0.000
8.001000	-	8.501000	0	0.000	-	0.000
8.501000	-	9.001000	0	0.000	-	0.000
9.001000	-	9.501000	0	0.000	-	0.000
9.501000	-	10.001000	0	0.000	-	0.000
10.001000	-	10.501000	0	0.000	-	0.000
10.501000	-	11.001000	0	0.000	-	0.000
11.001000	-	11.501000	0	0.000	-	0.000
11.501000	-	12.001000	0	0.000	-	0.000
12.001000	-	12.501000	0	0.000	-	0.000
>		12.501000	0	0.000	-	0.000
		Wgt Ave / Total:	319	100.000	45,888,994.11	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	219	15.187	58,634,412.42	19.386
		FL	198	13.731	40,020,884.28	13.232
		AZ	94	6.519	18,239,267.93	6.030
		VA	41	2.843	9,204,086.26	3.043
		WA	38	2.635	7,562,338.81	2.500
		CO	45	3.121	8,531,628.85	2.821
		Others	807	55.964	160,267,139.33	52.988
		Wgt Ave / Total:	1442	100.000	302,459,757.88	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	25	11.013	7,722,215.89	17.195
		FL	41	18.062	7,983,469.79	17.777
		AZ	18	7.930	3,875,192.66	8.629
		VA	3	1.322	716,833.98	1.596
		WA	3	1.322	352,413.86	0.785
		CO	4	1.762	920,630.01	2.050
		Others	133	58.590	23,337,639.22	51.967
		Wgt Ave / Total:	227	100.000	44,908,395.41	100.000

			Group III

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	59	18.495	11,003,910.29	23.979
		FL	25	7.837	2,664,016.53	5.805
		AZ	14	4.389	1,973,885.12	4.301
		VA	8	2.508	938,341.21	2.045
		WA	5	1.567	1,055,227.64	2.300
		CO	3	0.940	430,235.69	0.938
		Others	205	64.263	27,823,377.63	60.632
		Wgt Ave / Total:	319	100.000	45,888,994.11	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	16	1.110	1,987,338.88	0.657
300	-	360	1426	98.890	300,472,419.00	99.343
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	1442	100.000	302,459,757.88	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	0	0.000	-	0.000
120	-	180	0	0.000	-	0.000
180	-	300	7	3.084	1,008,012.76	2.245
300	-	360	220	96.916	43,900,382.65	97.755
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	227	100.000	44,908,395.41	100.000

			Group III

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	3	0.940	507,955.88	1.107
120	-	180	316	99.060	45,381,038.23	98.893
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	319	100.000	45,888,994.11	100.000

13

ANNEX C

Prospectus Dated July 27, 2007

PROSPECTUS

CWALT, INC.
Depositor

Mortgage Backed Securities
(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 2.

The securities will represent obligations of the related trust fund only and will not represent an interest in or obligation of CWALT, Inc., any seller, servicer, or any of their affiliates.

The Trusts

Each trust will be established to hold assets in its trust fund transferred to it by CWALT, Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•  first lien mortgage loans secured by one- to four-family residential properties;

•  mortgage loans secured by first liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units;

•  collections arising from one or more types of the loans described above which are not used to make payments on securities issued by a trust fund, including excess servicing fees and prepayment charges;

•  mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

•  mortgage-backed securities evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund and issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac.

The Securities

CWALT, Inc. will sell either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

July 27, 2007

Table of Contents
Important Notice About Information in This Prospectus and Each Accompanying Prospectus Supplement	1
Risk Factors	2
Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer	2
Credit Enhancement May Not Be Sufficient To Protect You From Losses	3
Nature Of Mortgages	3
Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	7
Impact Of World Events	7
You Could Be Adversely Affected By Violations Of Environmental Laws	8
Ratings Of The Securities Do Not Assure Their Payment	9
Book-Entry Registration	10
Secondary Market For The Securities May Not Exist	10
Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities	10
The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets	11
The Trust Fund	12
General	12
The Loans	13
Agency Securities	16
Non-Agency Mortgage-Backed Securities	21
Substitution of Trust Fund Assets	23
Available Information	23
Incorporation of Certain Documents by Reference; Reports Filed with the SEC	23
Reports to Securityholders	24
Use of Proceeds	24
The Depositor	24
Loan Program	25
Underwriting Standards	25
Qualifications of Sellers	26
Representations by Sellers; Repurchases	26
Static Pool Data	27
Description of the Securities	28
General	28
Distributions on Securities	30
Advances	32
Reports to Securityholders	32
Categories of Classes of Securities	33
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	36
Book-Entry Registration of Securities	39
Exchangeable Securities	42
Credit Enhancement	45
General	45
Subordination	45
Letter of Credit	46
Insurance Policies, Surety Bonds and Guaranties	46
Overcollateralization and Excess Cash Flow	47
Reserve Accounts	47
Special Hazard Insurance Policies	47
Bankruptcy Bonds	48
Pool Insurance Policies	48
Financial Instruments	50
Cross Support	50
Yield, Maturity and Prepayment Considerations	51
Prepayments on Loans	51
Prepayment Effect on Interest	51
Delays in Realization on Property; Expenses of Realization	52
Optional Purchase	52
Prepayment Standards or Models	52
Yield	53
The Agreements	53
Assignment of the Trust Fund Assets	53
Payments on Loans; Deposits to Security Account	55
Pre-Funding Account	57
Investments in Amounts Held in Accounts	58
Sub-Servicing by Sellers	59
Collection Procedures	60
Delinquency Calculation Methods	61
Hazard Insurance	61
Application of Liquidation Proceeds	63
Realization Upon Defaulted Loans	63
Servicing and Other Compensation and Payment of Expenses	66
Evidence as to Compliance	66
Certain Matters Regarding the Master Servicer and the Depositor	67
Events of Default; Rights Upon Event of Default	67
Amendment	70
Termination; Optional Termination	71
The Trustee	72
Certain Legal Aspects of the Loans	72
General	72
Foreclosure	73
Environmental Risks	75

i

Rights of Redemption	77
Anti-Deficiency Legislation and Other Limitations On Lenders	77
Due-On-Sale Clauses	78
Enforceability of Prepayment Charges and Late Payment Fees	78
Applicability of Usury Laws	79
Servicemembers Civil Relief Act	79
Other Loan Provisions and Lender Requirements	79
Consumer Protection Laws	80
Material Federal Income Tax Consequences	81
General	81
Taxation of Debt Securities	81
Taxation of the REMIC and Its Holders	86
REMIC Expenses; Single Class REMICs	86
Taxation of the REMIC	87
Taxation of Holders of Residual Interests	88
Administrative Matters	91
Tax Status as a Grantor Trust	91
Sale or Exchange	93
Miscellaneous Tax Aspects	94
New Reporting Regulations	94
Tax Treatment of Foreign Investors	94
Tax Characterization of the Trust Fund as a Partnership	96
Tax Consequences to Holders of the Notes	96
Tax Consequences to Holders of the Certificates	98
Taxation of Classes of Exchangeable Securities	101
Other Tax Considerations	102
ERISA Considerations	102
Legal Investment	106
Method of Distribution	107
Legal Matters	108
Financial Information	108
Rating	108
Index of Defined Terms	110

ii

Important Notice About Information in This Prospectus and Each
Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is CWALT, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see “The Trust Fund — Available Information” and “— Incorporation of Certain Documents by Reference; Reports Filed with the SEC” beginning on page 23.

Risk Factors

You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source Of Payments — No Recourse To Sellers, Depositor Or Servicer
The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else. Furthermore, at the times specified in the applicable prospectus supplement, certain assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWALT, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

• funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

• funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase or substitute for some of the loans. However, the master servicer may not have the financial ability to make the required repurchase or substitution.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be Sufficient To Protect You From Losses
Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the related prospectus supplement. Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the securities indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities. Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature Of Mortgages Cooperative Loans May Experience Relatively Higher Losses
Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations.  If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations.  If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Declines in Property Values May Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

• an overall decline in the residential real estate market in the areas in which they are located,

• a decline in their general condition from the failure of borrowers to maintain their property adequately, and

• natural disasters that are not covered by insurance, such as earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays in Liquidation May Adversely Affect You
Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal and appraisal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

• the mortgaged properties fail to provide adequate security for the related loans,

• if applicable to a series as specified in the related prospectus supplement, excess cashflow (if any) and overcollateralization (if any) is insufficient to cover these shortfalls,

• if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•  with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policies, you could lose all or a portion of the money you paid for the securities and could also have a lower yield than anticipated at the time you purchased the securities.

Disproportionate Effect of Liquidation Expenses May Adversely Affect You
Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May Adversely Affect You
Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect loans secured by consumers’ dwellings.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•  the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•  the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•  the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•  the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•  the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust may experience losses arising from lawsuits related to alleged violations of these laws, which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages Are Borne by You
Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk Of Loss May Be Higher Than You Expect If Your Securities Are Backed By Multifamily Loans	Multifamily lending may expose the lender to a greater risk of loss than single family residential lending. Owners of multifamily residential properties rely on monthly lease payments from tenants to

• pay for maintenance and other operating expenses of those properties,

• fund capital improvements, and

• service any mortgage loan and any other debt that may be secured by those properties.

Various factors, many of which are beyond the control of the owner or operator of a multifamily property, may affect the economic viability of that property.

Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors include the rate of inflation, unemployment levels and relative rates offered for various types of housing. Shifts in economic factors may trigger changes in payment patterns including increased risks of defaults by tenants and higher vacancy rates. Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, competition and local politics, including rent stabilization or rent control laws and policies. In addition, the level of mortgage interest rates may encourage tenants to purchase single family housing. We are unable to determine and have no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.

The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if adequate maintenance is not performed in a timely fashion.

Impact Of World Events
The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act” ). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent these shortfalls reduce the amount of interest paid to the holders of securities with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances, during an additional period thereafter.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans which would be borne by the securityholders.

You Could Be Adversely Affected By Violations Of Environmental Laws
Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of investigating and remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under certain circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings Of The Securities Do Not Assure Their Payment
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

• a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

Book-Entry Registration Limit on Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge
Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and certain banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions
You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Secondary Market For The Securities May Not Exist
The related prospectus supplement for each series will specify the classes in which the underwriter intends to make a secondary market, but no underwriter will have any obligation to do so. We can give no assurance that a secondary market for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities
Each seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loans and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount Of Securities May Exceed The Market Value Of The Trust Fund Assets
The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and a sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets in connection with an event of default, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

Certain capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index to Defined Terms” beginning on page 110.

The Trust Fund
General

The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•	a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement;

•	a pool comprised of collections arising from one or more types of loans that would otherwise be eligible to be loans included in a trust fund;

•	mortgage pass-through securities (the “Agency Securities”) issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac; or

•
other mortgage pass-through certificates or collateralized mortgage obligations (the “Non-Agency Mortgage-Backed Securities”) evidencing an interest in, or secured by, loans of the type that would otherwise be eligible to be loans included in a trust fund.

The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.*

The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) between the trustee and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and Sale and Servicing Agreements are also referred to as “Master Servicing Agreements”) in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Agreement as if the master servicer alone were servicing those loans.

*
Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass- Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

As used herein, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture and the Sale and Servicing Agreement, as the context requires.

With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related Trust Fund Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to the representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described herein under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “— Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.

The following is a brief description of the assets expected to be included in the trust funds. If specific information regarding the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed on Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.  A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Loans

General. Loans will consist of single family loans or multifamily loans. If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”).

The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

•
Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, which is referred to as a “balloon payment”. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

The real property which secures repayment of the loans is referred to as the mortgaged properties and is collectively referred to herein as the “Properties.” The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the Properties. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties, leasehold interests and properties which are used for both residential and commercial purposes. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

Multifamily Loans. Mortgaged properties which secure multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. In those cases, the cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 5% of the aggregate Trust Fund Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

•
the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of securities or another date specified in the related prospectus supplement called a cut-off date,

•
the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, small multifamily properties or other real property),

•	the original terms to maturity of the loans,

•	the ranges of the principal balances of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios of the loans at origination,

•	the Loan Rates or range of Loan Rates borne by the loans, and

•	the geographical distribution of the loans.

If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Collateral Value” of the Property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

We can give no assurance that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Agency Securities

Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency

Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Non-Agency Mortgage-Backed Securities

Non-Agency Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-Agency Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Non-Agency Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Non-Agency Mortgage-Backed Security. Mortgage loans underlying a Non-Agency Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

The issuer of the Non-Agency Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Non-Agency Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Non-Agency Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Non-Agency Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Non-Agency Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Non-Agency Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Non-Agency Mortgage-Backed Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Non-Agency Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Non-Agency Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Non-Agency Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Non-Agency Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The mortgage loans underlying the Non-Agency Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first liens on single family residences or multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

The prospectus supplement for a series for which the trust fund includes Non-Agency Mortgage-Backed Securities will specify

•	the aggregate approximate principal amount and type of the Non-Agency Mortgage-Backed Securities to be included in the trust fund;

•	certain characteristics of the mortgage loans that comprise the underlying assets for the Non-Agency Mortgage-Backed Securities including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the weighted average term-to stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•	the weighted average pass-through or certificate rate of the Non-Agency Mortgage-Backed Securities;

•
the issuer of Non-Agency Mortgage-Backed Securities, the private servicer (if other than the issuer of Non-Agency Mortgage-Backed Securities) and the private trustee for the Non-Agency Mortgage-Backed Securities;

•
certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Non-Agency Mortgage-Backed Securities or to the Non-Agency Mortgage-Backed Securities themselves;

•
the terms on which the underlying mortgage loans for the Non-Agency Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Non-Agency Mortgage-Backed Securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the Non-Agency Mortgage-Backed Securities; and

•
as appropriate, shall indicate whether the information required to be presented with respect to the Non-Agency Mortgage-Backed Securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

Non-Agency Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Non-Agency Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Trust Fund Assets

Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the applicable prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-140962.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the applicable prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All distribution reports on Form 10-D and current reports on Form 8-K filed with the SEC for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include (but are not limited to):

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related trust fund, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the SEC Securities Act file number of the depositor.

The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities — Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through an Internet website of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet website of the SEC shown above under “— Available Information.”

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of Trust Fund Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

The Depositor

CWALT, Inc., a Delaware corporation (the “depositor”), was incorporated in May 2003 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

The depositor’s obligations after issuance of the securities include delivery of the Trust Fund Assets and certain related documents and instruments, repurchasing Trust Fund Assets in the event of certain breaches of representations or warranties made by the depositor, providing tax-related information to the Trustee and maintaining the trustee’s first priority perfected security interest in the Trust Fund Assets.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

Loan Program

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property to be used as collateral, an appraisal may be made of each property considered for financing. Except as described in the prospectus supplement, an appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Each seller’s underwriting standards will generally permit loans with loan-to-value ratios at origination of up to 100% depending on the loan program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with loan-to-value ratios at origination in excess of 100%.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the loan.

Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of those loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

Each seller or, in some cases originator, will have made representations and warranties in respect of the loans sold by the seller or originator and evidenced by all, or a part, of a series of securities. The representations and warranties may include, among other things:

•
that a lender’s policy of title insurance (or other similar form of policy of insurance or an attorney’s certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the applicable cut-off date;

•
that the seller had good title to each loan and each loan was subject to no valid offsets, defenses or counterclaims except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

•
that each loan is secured by a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that, to the seller’s knowledge, the Property was free of material damage;

•	that there were no delinquent tax or assessment liens against the Property;

•	that no payment of a principal and interest on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the seller or originator sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by the seller or originator, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller or originator to the depositor or its affiliates. In addition, certain representations, including the condition of the related mortgaged property will be limited to the extent the seller or originator has knowledge and the seller or originator will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, those representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

The master servicer or the trustee, if the master servicer is the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller or originator cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s or originator’s obligations under those circumstances, but if it does not, then the seller or originator will be obligated either

•
to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance of the loan as of the date of the repurchase plus accrued interest on the loan to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the seller or originator is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of Trust Fund Assets.”
Static Pool Data

If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans, Inc. (“Countrywide Home Loans”) or any other person specified in the related prospectus supplement will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the Internet website address to obtain this information. Except as stated below, the static pool data provided through any Internet website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•
with respect to information regarding prior securitized pools of Countrywide Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Description of the Securities

Each series of certificates will be issued pursuant to separate Pooling and Servicing Agreements. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, and will be among the depositor, the master servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the related cut-off date and the Trust Fund Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of that series addressed to CWALT, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary.

General

The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to the related Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•
the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of that series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding of certain classes of certificates by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code. As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class, but if the prospectus supplement does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, in the aggregate, the Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the related prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as the term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•
the aggregate amount (a) otherwise allocable to the holders of the Subordinate Securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class of the related securities will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•
the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to the class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report (a) as to the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of the year and (b) other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

Categories of Classes	Definitions
Principal Types
Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Securities
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Trust Fund Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the trust and/or (2) scheduled principal payments on the underlying Trust Fund Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Trust Fund Assets that the NAS class is locked out of will be distributed to the other classes of senior securities.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all

Categories of Classes	Definition
circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Support Class
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of Subordinate Securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate or Adjustable Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only
A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the partial accrual class. This

Categories of Classes	Definitions
accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the accrual class, which amount will be added as principal to the principal balance of the accrual class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

Other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”).

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

Unless otherwise specified in the related prospectus supplement, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement quoted on the Bloomberg Terminal for the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on the Bloomberg Terminal (or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

“Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, Countrywide Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as the term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of that range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Registration of Securities

As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry certificates (the “Book-Entry Securities”). Persons acquiring beneficial ownership interests in the Book-Entry Securities (“Security Owners”) may elect to hold their Book-Entry Securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of the Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of the Book-Entry Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Unless otherwise described in the related prospectus supplement, beneficial interests in the Book-Entry Securities may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1,000 in excess thereof, except that one investor of each class of Book-Entry Securities may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a beneficial ownership interest in a Book-Entry Security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only securityholders of the Book-Entry Securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders as that term is used in the applicable Agreement. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Security Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the trustee through DTC and DTC Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts with respect to the Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of the Book-Entry Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect

Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on that following business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./ N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Book-Entry Securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “— Tax Consequences to Holders of the Notes — Backup Withholding” herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical certificates for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports on the Trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of the beneficial owners are credited.

DTC has advised the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those Book-Entry Securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Securities and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an Event of Default, beneficial owners having not less than 51% of the voting rights evidenced by the Book-Entry Securities advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of that class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the trustee will issue Definitive Securities, and thereafter the trustee will recognize the holders of the Definitive Securities as securityholders under the applicable Agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Exchangeable Securities

General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each exchangeable security will represent a beneficial ownership interest in the class or classes of securities deposited with the trustee in connection with the exchange (these classes of certificates will be referred to in the related prospectus supplement as the “depositable securities”). The classes of depositable securities will be deposited in a separate trust fund, referred to in this prospectus as the exchangeable securities trust fund, which will also be established pursuant to the pooling and servicing agreement or trust agreement establishing the trust fund that issues the depositable securities. The trustee for the trust fund which issues the depositable securities will also serve as trustee of the exchangeable securities trust fund. The exchangeable securities will be issued by the exchangeable securities trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, the class or classes of depositable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of depositable securities may be exchanged for one or more classes of related exchangeable securities. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination or for the related depositable securities. This process may be repeated again and again.

The descriptions in the related prospectus supplement of the securities of a series that includes depositable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

Exchanges. If a holder elects to exchange its depositable securities for related exchangeable securities, the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the depositable securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

•
the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the depositable securities; and

•	the class or classes of depositable securities must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable securities and of exchangeable securities that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

•
A class of depositable securities with a floating interest rate and a class of depositable securities with an inverse floating interest rate may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes of depositable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate. In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

•
An interest-only class and a principal only class of depositable securities may be exchangeable, together, for a class of exchangeable securities that is entitled to both principal and interest payments. The principal balance of the principal and interest class of exchangeable securities would be equal to the principal balance of the depositable principal only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

•
Two classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two depositable classes.

In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of depositable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

•
A class of depositable securities that is a Planned Principal Class or Targeted Principal Class, and a class of depositable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Credit Enhancement

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of the series,

•	letter of credit,

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	surety bond,

•	bankruptcy bond,

•	special hazard insurance policy,

•	guaranteed investment contract,

•	overcollateralization,

•	one or more reserve funds,

•	a mortgage pool insurance policy,

•	FHA Insurance,

•	a VA Guarantee,

•	cross-collateralization feature, or

•	any combination of the foregoing.

The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities (the “Subordinate Securities”) under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related Subordinate Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of Subordinate Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinate Securities by virtue of subordination and the amount of the distributions otherwise distributable to the holders of Subordinate Securities that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinate Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

If specified in the related prospectus supplement, various classes of Senior Securities and Subordinate Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinate Securities, respectively, through preferential rights of those classes of securities to distributions in respect to the other classes of Senior Securities and Subordinate Securities, a cross-collateralization mechanism or otherwise.

As between classes of Senior Securities and as between classes of Subordinate Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinate Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Letter of Credit

The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination: Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. These instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the holders of Subordinate Securities, if any, would otherwise be entitled or (iii) as otherwise may be specified in the related prospectus supplement.

Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments. Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See “The Agreements - Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans - Anti-Deficiency Legislation and Other Limitations on Lenders.”

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Pool Insurance Policies

If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above, and, might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Additionally, if specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which coverage is required and loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. See “The Agreements - Realization Upon Defaulted Loans” for a discussion of these types of insurance.

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. See “The Agreements - Hazard Insurance” for a description of the coverage with respect to these policies.

Financial Instruments

If specified in the related prospectus supplement, the trust fund may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•
convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets included in the trust fund.

Yield, Maturity and Prepayment Considerations

The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included therein. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

The rate of prepayment on the loans cannot be predicted. Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give no assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination”.

The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

The Agreements

Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, those provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee (or trust, in the case of a series with both notes and certificates), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. In the case of a series with both notes and certificates, the trust will pledge these assets to the trustee for the benefit of the holders of the notes. The trustee (or trust, in the case of a series with both notes and certificates) will, concurrently with the assignment, deliver the related securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate, the maturity of the loan, the Loan-to-Value Ratios at origination and certain other information.

In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or multifamily loan,

•
the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit together with a copy of the original note in lieu of any original mortgage note that has been lost,

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•	an assignment of the Mortgage to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

•
any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s or the certificateholder’s interest.

With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee the related original cooperative shares endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, the relevant financing statements and any other document specified in the related prospectus supplement. The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer, the depositor, and the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meet certain requirements set forth therein. We can give no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors - Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the Non-Agency Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Non-Agency Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Non-Agency Mortgage-Backed Security. See “The Trust Fund ─ Non-Agency Mortgage-Backed Securities.” Each Non-Agency Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Non-Agency Mortgage-Backed Security conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have (a) the highest short-term ratings of Moody’s or Fitch and (b) one of the two highest short-term ratings of S&P (or, if such entity does not have a short-term rating from S&P, the long-term unsecured and unsubordinated debt obligations of such entity have a rating from S&P of at least “BBB+”);

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, and the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Subsequent Recoveries;

•
all proceeds of any loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “— Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “— Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” below;

•
any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•
to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement, and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus supplement;

•
to reimburse the master servicer and the trustee for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer and the trustee for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•
to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the master servicer, the depositor or the applicable seller, with respect to each loan or property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ - Evidence as to Compliance.”

Pre-Funding Account

If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the securities of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or the other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed in the manner and priority specified in the related prospectus supplement.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above, or with respect to the related distributions dates, Countrywide Home Loans may deposit the amount of these shortfalls specified in the related prospectus supplement into the related Security Account. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Neither the monies on deposit in the Capitalized Interest Account nor any amounts paid by Countrywide Home Loans will be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Investments in Amounts Held in Accounts

Unless otherwise specified in the related prospectus supplement, funds held in a Security Account, any Pre-Funding Account, any Capitalized Interest Account, any reserve fund or any other accounts that are part of the Trust Fund Assets, may be invested in “Permitted Investments” which may include one or more of the following:

(i) obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(iii) commercial paper issued by Countrywide Home Loans or any of its affiliates; provided that the commercial paper is rated no lower than the rating specified in the related prospectus supplement;

(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(v) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody’s is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

(vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, the terms and conditions as each Rating Agency has confirmed in writing are sufficient for the ratings originally assigned to the related securities by each such Rating Agency;

(viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, the rating shall be the highest commercial paper rating of Moody’s for any of those securities), or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(x) interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency;

(xi) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(xii) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the related securities by each Rating Agency; and

(xiii) other investments that have a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that none of those investments shall be a Permitted Investment if the investments evidences the right to receive interest only payments with respect to the obligations underlying the investment.

If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the accounts will be set forth in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the Permitted Investments will be held in the name of the trustee for the benefit of the securityholders and may not mature later than:

•
in the case of a Security Account, the second business day next preceding the date on which funds must be transferred to the trustee in each month (except that if the Permitted Investment is an obligation of the institution that maintains the Security Account, then the Permitted Investment may not mature later than the business day next preceding that date) and may not be sold or disposed of prior to its maturity; and

•
in the case of the any other account, the business day immediately preceding the first distribution date that follows the date of the investment (except that if the Permitted Investment is an obligation of the institution that maintains the account, then the Permitted Investment may mature not later than the related distribution date) and may not be sold or disposed of prior to its maturity.

Sub-Servicing by Sellers

Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub-servicing agreement, which will not contain any terms inconsistent with the related Agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the related Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any mortgage insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any mortgage insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clause, but if it does not, in any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any mortgage insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if coverage under any required mortgage insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses”. In connection with any assumption, the terms of the related loan may not be changed.

With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans”. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Delinquency Calculation Methods

Each prospectus supplement will describe the delinquency calculation method(s) used with respect to the related loans. These methods may include the MBA Method, the OTS Method or a combination of both methods.

Under the methodology used by the Mortgage Bankers Association (the “MBA Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the day immediately preceding the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on July 31. A loan would be considered “60 days delinquent” with respect to a scheduled payment if such scheduled payment were not made prior to the close of business on the day prior to the loan’s second succeeding due date.

Under the methodology used by the Office of Thrift Supervision (the “OTS Method”), a loan is considered “30 days delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the due date that immediately follows the due date on which the scheduled payment was originally due. For example, a loan will be considered 30 days delinquent if the borrower fails to make a scheduled payment originally due on July 1 by the close of business on August 1. Therefore, if that loan were to be included in a trust fund with a cut-off date of August 1 and if delinquency status of that loan is determined on the cut-off date, that loan would not be considered 30 or more days delinquent. That loan would be considered 60 days delinquent if the borrower fails to make the scheduled payment due on July 1 by the close of business on September 1.

Investors should note that, except as otherwise provided in the related prospectus supplement, borrower delinquency status will be determined as of the last day of the prior month. Changes in borrower delinquency status after that time will not be disclosed until the following month. In addition, bankruptcy, foreclosure and REO property status will be determined as of the last day of the prior month. Although such loans are removed from the delinquency categories, they may count in connection with total delinquency information or delinquency triggers (if specified in the related prospectus supplement).

Generally, because of the way delinquencies are calculated as described above, delinquencies calculated under the MBA Method are a month greater than as calculated under the OTS Method, and loans which are 30 days delinquent under the MBA Method are not delinquent under the OTS Method. Investors should carefully note the method used with respect to the related securitization as described in the prospectus supplement.

Hazard Insurance

In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan; or

•	the greater of:

(1) the outstanding principal balance of the loan; and

(2) an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement”.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries.

If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, that payment or recovery will not result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement”.

Application of Liquidation Proceeds

The proceeds from any liquidation of a loan will be applied in the following order of priority:

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to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	to reimburse the master servicer and trustee for any unreimbursed advances with respect to the loan;

•	to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	as a recovery of principal of the loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which the coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

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advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•
upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Certain loans will be insured under various FHA programs including the standard FHA 203 (b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and that compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

The master servicer will, to the extent permitted in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, unless otherwise specified in the related prospectus supplement, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received and in connection with the restoration of Properties, the right of reimbursement being before the rights of holders of the securities to receive any related Liquidation Proceeds (including Insurance Proceeds).

Evidence as to Compliance

Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Rating Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any person will be protected against any breach of a representation and warranty, any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other Events of Default under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

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any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

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any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities; and

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certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

“Voting Rights” are the portion of voting rights of all of the securities that is allocated to any security pursuant to the terms of the Agreement.

If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” herein in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the trustee may, and under the circumstances decided in the related Master Servicing Agreement, shall at the direction of holders of certificates having not less than 66⅔% of the Voting Rights, or notes of any class evidencing not less than 25% of the aggregate percentage interests constituting that class, and under those circumstances as may be specified in the Agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

In the event that the trustee is unwilling or unable to act as the successor to the master servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than, in the case of certificates, 25% of the Voting Rights evidenced by the certificates and, in the case of notes, 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

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a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

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failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

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any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of the series.

Unless otherwise provided in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the percentage interests of the notes of the series.

If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related noteholders.

In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties to the Agreement, without the consent of any of the securityholders,

(a) to cure any ambiguity or mistake;

(b) to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c) to conform the Agreement to the related prospectus supplement or the prospectus provided to investors in connection with the initial offering of the securities;

(d) to add to the duties of the depositor, any seller or the master servicer;

(e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time;

(f) to add any other provisions with respect to matters or questions arising hereunder; or

(g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement,

provided that no action pursuant to clauses (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. No opinion of counsel will be required if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the related series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities.

In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms or provisions related to any lower-tier REMIC, to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•
reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security,

•
adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66⅔%, or

•
reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of such class covered by the Agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund; and

(ii) the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets.

Any purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Additionally, the notes of a series will be subject to mandatory redemption in the event of the purchase from the related trust fund of all of the remaining Trust Fund Assets and all property acquired in respect of the Trust Fund Assets as described above.

The Trustee

The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Certain Legal Aspects of the Loans

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments, however, if certain information relates to a particular security instrument, we will refer to that security instrument.

Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages; Rights of Senior Mortgagees” below.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator.

CERCLA imposes liability for the costs on any and all “potentially responsible parties,” including “owners” or “operators”. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption”) but without “participating in the management” of the property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (“Asset Conservation Act”), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) “the overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the property other than environmental compliance.

If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decision making control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations On Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce the clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment Charges and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late fees and prepayment charges are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re- adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Other Loan Provisions and Lender Requirements

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

Generally lenders begin charging interest from the date the loan is disbursed. In California, regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Consumer Protection Laws

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Material Federal Income Tax Consequences

General

The following is a discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of the special counsel to the depositor (“Tax Counsel”) named in the prospectus supplement. The discussion is based upon the provisions and interpretations of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change, which change can apply retroactively.

The discussion does not address all the aspects of federal income taxation that may affect either particular investors in light of their individual circumstances or certain types of investors subject to special treatment under the Code. It focuses primarily on investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are encouraged to consult their tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The federal income tax consequences of holding any particular securities will depend on whether

•	the securities are classified as indebtedness;

•	an election is made to treat the trust fund relating to the securities as a real estate mortgage investment conduit (“REMIC”) under the Code;

•	the securities are treated as representing direct ownership of some or all of the assets held by the trust fund relating to those securities (“Pass-Through Securities”); or

•	an election is made to treat the trust fund relating to the securities as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether any REMIC elections will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Tax Counsel with respect to the validity of the information set forth under “Material Federal Income Tax Consequences” herein and in the related prospectus supplement.

Taxation of Debt Securities

Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities” and “Regular Interests”) is generally taxable to holders in the same manner as the income on securities classified as indebtedness. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest Securities) that are classified as indebtedness will be includible in income by holders in accordance with their usual methods of accounting. Securities classified as indebtedness and Regular Interest Securities are referred to hereinafter collectively as “Debt Securities.”

Certain Debt Securities will, and other Debt Securities may, be issued with “original issue discount” (“OID”). The following discussion is based in part on the rules governing OID, which are set forth in Sections 1271 through 1275 of the Code and the Treasury regulations issued thereunder (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero, however if it is less than a de minimis amount as determined under the Code.

The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for the class will be the fair market value of the class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. Absent clarification of the OID Regulations, however, if Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. If the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt Security has de minimis OID, the stated redemption price of the Debt Security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt Security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt Security, the excess amount of the distribution would be added to the Debt Security’s stated redemption price.

Under the de minimis rule, OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. The weighted average maturity of a Debt Security is the sum of the weighted maturity of each payment of the Debt Security’s stated redemption price. The weighted maturity of each stated redemption price payment is (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the Debt Security’s total stated redemption price.

Although unclear, it appears that the projected payments of stated redemption price on a debt instrument should be based on a schedule that is determined in accordance with the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). Any Prepayment Assumption with respect to a series of Debt Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. Holders may, however, elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the Debt Security does not exceed the total noncontingent principal payments and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt Security.

In the case of securities that initially add interest to principal or only make payments of principal (“Compound Interest Securities”), certain securities the payments on which consist solely or primarily of interest payments on underlying mortgages or on other Regular Interest Securities (“Interest Weighted Securities”), and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

Regulations governing the calculation of OID on instruments having contingent interest payments do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities, and the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its OID computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. Because no regulatory guidance currently exists under Code Section 1272(a)(6), however, we can give no assurance that the methodology represents the correct manner of calculating OID.

The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day in an accrual period in a taxable year a pro rata portion of the original issue discount that accrued during that day. In the case of a Debt Security that is not a Regular Interest Security or that is subject to acceleration due to prepayments on the underlying loans, the amount of OID includible in income of a holder for an accrual period will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt Security in all prior accrual periods.

The amount of OID included in income by a holder of a debt instrument that is subject to acceleration due to prepayments on other debt obligations securing the instruments (a “Pay-Through Security”) is computed by taking into account the Prepayment Assumption. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over (ii) the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without the adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a Debt Security will also be required to include OID in gross income, but if the holder purchases the Debt Security for an amount that exceeds its adjusted issue price, then the holder will be entitled (as will an initial holder who pays more than a Debt Security’s issue price) to offset the OID by comparable economic accruals of the excess.

Effects of Defaults and Delinquencies. Holders of a Pay-Through Security will be required to report income with respect to the security under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the underlying loans, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their tax advisors on this point.

Interest Weighted Securities. It is not clear how income should be accrued with respect to Interest Weighted Securities. The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “— Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, or according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of the Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on the Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities are encouraged to consult their tax advisers regarding the appropriate treatment of the securities for federal income tax purposes.

Market Discount. A security may be subject to the market discount rules of Sections 1276 through 1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt Security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the amount of gain realized. Market discount is supposed to be accrued in a manner provided in Treasury regulations but, until the regulations are issued, Congress apparently intended that market discount would generally be accrued either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) (a) in the case of securities issued without OID (or Pass-Through Securities representing ownership of loans issued without OID), on the basis of the rates of the stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities issued with OID (or Pass-Through Securities representing ownership of loans issued with OID) on the basis of the rates of the OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that the excess of interest paid or accrued to purchase or carry a security with market discount (or Pass-Through Security representing ownership of loans with market discount) over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, the sale, disposition, or repayment of the Pass-Through Security or an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount, which would mean using the Prepayment Assumption used in pricing the Debt Security. If a holder makes an election to amortize premium on a Debt Security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder on the first day of the taxable year for which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be revocable only with IRS consent. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

The Treasury regulations (the “Bond Premium Regulations”) dealing with amortizable bond premium do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS and Treasury Department, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Bond Premium Regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If the election were made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquired on and after the first day of the taxable year for which the election was made. Similarly, if the election were made with respect to a Debt Security that is acquired at a premium, the holder of the Debt Security would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owned and acquired on and after the first day of the taxable year for which the election was made. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable without IRS consent.

Taxation of the REMIC and Its Holders

General. In the opinion of Tax Counsel, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement. (The phrases “Regular Interests” and “Regular Interest Securities” are used interchangeably).

Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and are not deductible for purposes of computing the alternative minimum tax. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

These percentages are scheduled to be reduced starting in 2006 and return to current levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related Residual Interests.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the Residual Interests. As described previously under the caption “Taxation of Debt Securities,” Regular Interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•
deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a Residual Interest that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the Residual Interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on mortgage loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (that is, under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See “Taxation of Debt Securities” above. A REMIC that acquires loans at a market discount, however, must include that market discount in income currently, as it accrues, on a constant yield basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.

Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, and subject to certain exceptions, prohibited transactions include:

•	the sale or other disposition by the REMIC of any cash flow investment or qualified mortgage;

•	the receipt of any income from assets not permitted to be held by the REMIC under the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interests will generally be made responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interests

The holder of a “Residual Interest” will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interests in proportion to their respective holdings on that day. In addition, some of the income reported by the holder of a Residual Interest may not be subject to reduction for net operating losses and other deductions. For this reason, and because the holder of a Residual Interest must report its proportionate share of the REMIC’s taxable income whether or not the holder receives cash distributions from the REMIC, the taxes imposed on the net income attributable to a Residual Interest can substantially exceed the distributions on the interest, resulting in a negative after-tax yield.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis in the Residual Interest at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interests to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged to consult their tax advisers.

Distributions. Distributions on a Residual Interest (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest) to the extent of the excess.

Sale or Exchange. A holder of a Residual Interest will recognize gain or loss on the sale or exchange of a Residual Interest equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest at the time of the sale or exchange. Any loss from the sale of a Residual Interest will be subject to the “wash sale” rules of Code Section 1091 if, during the period beginning six months before and ending six months after the sale of the Residual Interest, the seller reacquires the Residual Interest, or acquires (i) a Residual Interest in any other REMIC, (ii) a similar interest in a “taxable mortgage pool” (as defined in Code Section 7701(i)) or (iii) an ownership interest in a FASIT (as defined in Code Section 860L). In general, under the wash sale rules, loss from the Residual Interest will be disallowed and the Residual Interest holder’s basis in the replacement interest will be the basis in the Residual Interest that was sold, decreased or increased, as the case may be, by the difference between the selling price of the Residual Interest and the purchase price of the replacement interest.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “Tax Treatment of Foreign Investors.”

Three special rules apply for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of a Residual Interest that has no significant value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC Regulations, in certain circumstances, transfers of Residual Interests may be disregarded. See “— Restrictions on Ownership and Transfer of Residual Interests” and “— Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interests. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a Residual Interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest. In addition, no transfer of a Residual Interest will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

If a Residual Interest is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

Noneconomic Residual Interests. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S. Transferee means a U.S. Person as defined under “Certain Federal Income Tax Consequences — Non-REMIC Certificates — Non-U.S. Persons.” A U.S. Transferee also includes foreign entities and individuals (Non-U.S. Persons) but only if their income from the Residual Interest is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest and continues to be subject to tax on its allocable portion of the net income of the REMIC.

A Residual Interest (including a Residual Interest with a positive value at issuance) is a “Noneconomic Residual Interest” at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

The REMIC Regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the Residual Interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1). If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B). Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest will not be paid. The consideration given to the transferee to acquire the non-economic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

Treatment of Inducement Fees. Regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Interest is expected to generate taxable income or net loss allocable to the holder. The regulations provide two safe harbor methods, which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular and Residual Interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a Residual Interest sells or otherwise disposes of the Residual Interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interests are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Mark to Market Rules. A Residual Interest cannot be marked-to-market.

Administrative Matters

A REMIC’s books must be maintained on a calendar year basis and a REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

General. As specified in the related prospectus supplement if REMIC or partnership elections are not made, in the opinion of Tax Counsel, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a corporation (the securities of that series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases the Pass-Through Securities will represent disproportionate interests in the principal or interest payable on the underlying loans (“Stripped Securities”) and sale of the Stripped Securities to different holders will separate the ownership of such interests.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as those items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, that income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, for example, because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and are not deductible in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. (These percentages are scheduled to be reduced in 2006 and return to current levels in 2010).

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “— Taxation of Debt Securities; Market Discount” and “— Premium” above.

The holder generally will be required to allocate the portion of market discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a different rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive different percentages of interest and principal on different loans. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees (“excess servicing”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (that is, 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

The OID Regulations and judicial decisions provide no direct guidance on how the interest and original issue discount rules apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities, which represent ownership interests in the underlying loans rather than debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that the method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis; provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

Under certain circumstances, if the underlying loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a holder’s recognition of income.

In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for the security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to trust funds for which a partnership election is made, a holder, other than a holder of a Residual Interest, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of securities to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

New Reporting Regulations

In January 2006 the IRS and Treasury Department finalized new rules concerning the reporting of tax information with respect to “Widely Held Mortgage Trusts.” Under these new rules, the trustee may be compelled, or have an opportunity, to adopt new ways of calculating and reporting tax items (such as OID, market discount, sale proceeds and premium) to the holders of Pass-Through Securities, which changes may affect the timing of when a holder reports those items.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to trust funds for which a partnership election is made, under the Code, unless interest (including OID) paid on a security (other than a Residual Interest) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation (“Nonresidents”), the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless the rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder provided the appropriate ownership statements are received. They will, however, generally be subject to the regular United States income tax.

Payments to holders of Residual Interests who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. Until recently, excess inclusions allocated to a Nonresident were subject to United States withholding tax only when paid or distributed (or when the Residual Interest was disposed of). The Treasury, however, has exercised its statutory authority to promulgate regulations that require excess inclusions allocated to a Nonresident to be taken into account at an earlier time in order to prevent the avoidance of tax. These new regulations are discussed below. Under other REMIC Regulations, if a Residual Interest has tax avoidance potential, a transfer of a Residual Interest to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee of the Residual Interest amounts that will equal at least 30% of each excess inclusion, and that the amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest for purposes of the withholding tax provisions of the Code. See “— Excess Inclusions.”

New Regulations Applicable to REMIC Residuals. Effective August 1, 2006, Temporary regulations have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for the reporting of and the tax withholding on excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Treatment of Partners. Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) as a result of a distribution by the partnership to the foreign partner or a disposition of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Treatment of Other Pass-Through Holders. Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from the trust, the company, the fund, or the organization would be taken into account.

Withholding Obligations. Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements. In general, under the eliminated exception, a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Tax Characterization of the Trust Fund as a Partnership

Tax Counsel will deliver its opinion that a trust fund for which a partnership election is made will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

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is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding securities) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

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provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the “Withholding Agent”) with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is an individual or corporation for federal income tax purposes and a foreign person and providing the foreign person’s name and address.

Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” and income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. If the loans are not issued with OID, then the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder’s basis in its certificates would remain the same.

Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Among Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Taxation of Classes of Exchangeable Securities

General. For United States federal income tax purposes, the arrangement established to hold the depositable securities will be classified as a trust (the “ES Trust”) and the holders of the exchangeable securities will be treated as owning under Section 671 of the Code the interests in the depositable securities that underlie their exchangeable securities.

If the interests in the depositable securities underlying an exchangeable security can be traded separately before deposit to, and after withdrawal from, the ES Trust, then the interests in each depositable security underlying the exchangeable security will be accounted for separately and will have the same consequences to the holder of the exchangeable security as if such interests in the underlying, depositable security were held outside the ES Trust as described earlier. Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each interest in a depositable security underlying an exchangeable security can otherwise be separately traded before deposit to, and after withdrawal from, the ES Trust.

Acquisition and Disposition. No gain or loss will be realized upon depositing in the ES Trust the depositable securities underlying an exchangeable security. Regardless of the value of the exchangeable security, at the time of deposit, each underlying depositable security will have the same basis as it did immediately before the deposit (that is, each depositable security will have a separate basis for federal income tax purposes, based on its acquisition cost, adjusted as necessary for accruals of discount and premium and payments on the depositable security). If more than one underlying depositable security is acquired at the same time (including by acquiring an exchangeable security), then the initial cost of the depositable securities must be determined by apportioning the aggregate cost for the depositable securities (or the cost of the exchangeable security) among the individual depositable securities based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable securities underlying an exchangeable security from the ES Trust. Regardless of the value of the exchangeable security at the time of withdrawal, each depositable security will have the same separate basis as it did immediately before the withdrawal. If more than one underlying depositable security is disposed of at the same time (including by disposing of an exchangeable security) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable security will be determined by apportioning the aggregate sales proceeds from the depositable securities (or the sales proceeds from the exchangeable security) among the individual depositable securities based on their relative fair market values on the disposition date.

Alternative Tax Consequences. If an exchangeable security represents an interest in an underlying depositable security of a type that cannot be separately traded before the underlying depositable security is deposited to, or after it is withdrawn from, the ES Trust and if such interest represents disproportionate ownership of the principal and interest payable on the underlying depositable security, then the exchangeable security may be subject to special income tax consequences. Specifically, if the depositor of the underlying depositable security separately disposes of such exchangeable security, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable security and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable security will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable security is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement. Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

Other Tax Considerations

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state, local and foreign tax consequences of the acquisition, ownership, and disposition of the securities. State and local tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state, local and foreign tax consequences of an investment in the securities.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to the considerations described above and below, subject to the provisions of other applicable law. Any plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101 (the “Plan Assets Regulation”)). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Assets Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Assets Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to those assets could be deemed to be fiduciaries or other parties in interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. Trust certificates are “equity interests” for purposes of the Plan Asset Regulation.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to that Plan. Because the loans may be deemed assets of each Plan that purchases equity securities, an investment in equity securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities — for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”; or the service provider exception provided under Section (408)(b)(17) of ERISA and Section 4975(d)(20) of the Code. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions generally do not expressly address transactions incidental to the operation of the trust. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. The Underwriter Exemptions also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriter Exemptions.

The entity may hold an interest-rate swap (a “swap” or “swap agreement”) if the swap: (a) is an “eligible swap”; (b) is with a bank or other financial institution that meets certain rating requirements (an “eligible counterparty”); (c) meets certain additional specific conditions concerning the consequences if the rating of the counterparty is reduced or withdrawn, which conditions depend on whether the ratings of the securities to which the swap applies are dependent on the swap and (d) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller. Any class of securities to which one or more swap agreements applies may be acquired and held in reliance upon the Underwriter Exemptions only by a “qualified plan investor.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the Class Security Balance of the class of securities to which the swap relates, or (ii) the portion of the Class Security Balance of such class represented by obligations (“allowable notional amount”); (d) is not “leveraged” (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary that is qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and that (a) is a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) is an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

The entity may hold a yield supplement agreement if it satisfies the conditions of an “eligible yield supplement agreement.” Generally, any yield supplement agreement will be an eligible yield supplement agreement, provided that if such yield supplement agreement is an interest rate cap contract, a corridor contract or similar arrangement with a notional principal amount and is purchased by or on behalf of the trust to supplement the interest rates otherwise payable on obligations held by the trust fund, then such yield supplement agreement will be an eligible yield supplement agreement only if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1) the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2) the securities acquired by the Plan have received a rating at the time of the acquisition that is one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), DBRS Limited or DBRS, Inc. (each, a “Rating Agency”);

(3) the trustee is not an affiliate of any other member of the Restricted Group, as defined below (other than an underwriter);

(4) the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any sub-servicer represents not more than reasonable compensation for the person’s services under the agreement pursuant to which the loans are pooled and reimbursements of the person’s reasonable expenses in connection therewith; and

(5) the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

The issuer must also meet the following requirements:

(i) the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

(ii) securities in those other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s, or Fitch for at least one year prior to the Plan’s acquisition of securities; and

(iii) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of securities.

Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested, and at least fifty percent (50%) of aggregate interests in the issuer are acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than five percent (5%) of the fair market value of the obligations contained in the investment pool;

•	the Plan’s investment in securities of any class does not exceed twenty-five percent (25%) of all of the securities of that class outstanding at the time of the acquisition;

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

The Underwriter Exemptions provide exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts. Mortgage loans or other secured receivables (the “obligations”) supporting payments to securityholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the prefunding account satisfies certain conditions.

The rating of a security may change. If a class of securities no longer has a required rating from at least one Rating Agency, the security will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemption to dispose of it.) A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, the effect of the Plan Assets Regulation, and the potential consequences in their specific circumstances, prior to making that investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Legal Investment

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities”, securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities”, which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, and Subordinate Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security”, and whether the purchase (or retention) of that product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors.

Method of Distribution

Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•
by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of any series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

Legal Matters

The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood LLP, Two World Financial Center, New York, New York 10281, as specified in the prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

The rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to the class and will reflect the Rating Agency’s assessment solely of the likelihood that holders of a class of securities of the class will receive payments to which the securityholders are entitled under the related Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of the prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give no assurance that any the rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of the series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each the class. We can give no assurance that the historical data supporting the actuarial analysis will accurately reflect future experience nor assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Index of Defined Terms

Accretion Directed	34
Accrual	36
Adjustable Rate	35
Agency Securities	12
Agreement	13
AMT	90
Asset Conservation Act	76
Available Funds	30
beneficial owner	39
Bond Premium Regulations	85
Book-Entry Securities	39
Callable	36
Capitalized Interest Account	58
Cash Flow Bond Method	92
CERCLA	75
CI	40
Class Security Balance	30
Clearstream, Luxembourg	40
Code	81
COFI securities	37
Collateral Value	16
Companion Class	34
Component Securities	34
Compound Interest Securities	83
Cooperative	41
cooperative loans	13
cooperatives	13
Cut-off Date Principal Balance	28
DBC	40
Debt securities	82
Definitive Security	39
depositable securities	43
depositor	24
Detailed Description	13
Disqualified Organization	89
DOL	103
DTC	39
Eleventh District	37
ERISA	102
ES Trust	101
Euroclear	39
Euroclear Operator	41
Euroclear Participants	41
European Depositaries	39
excess servicing	92
Exchange Act	23
FHA	13
FHLBSF	37
Financial Intermediary	39
Fitch	104
Fixed Rate	35
Floating Rate	35
foreign person	97
Funding Period	57
Garn-St Germain Act	78
Improper Knowledge	90
Indenture	28
Indirect Participants	39
Insurance Proceeds	56
Insured Expenses	56
Interest Only	35
Interest Weighted Securities	83
Inverse Floating Rate	35
L/C Bank	46
L/C Percentage	46
Liquidation Expenses	56
Liquidation Proceeds	56
Loan Rate	14
Loan-to-Value Ratio	16
Master Servicing Agreements	12
Master Servicing Fee	66
MBA Method	61
Moody’s	104
Mortgage	53
mortgage related security	106
NAS	34
National Cost of Funds Index	37
NCUA	106
New CI	40
new partnership	99
Non-Accelerated Senior	34
Non-Agency Mortgage-Backed Securities	12
Noneconomic Residual Interest	89
Nonresidents	94
Notional Amount Securities	34
obligations	105
Offshore Location	90
OID	82
OID Regulations	82
old partnership	99
OTS	37
OTS Method	61
PACs	34
Partial Accrual	35
Participants	39
Parties in Interest	102, 103
Pass-Through Securities	91
Pay-Through Security	83
Permitted Investments	58
Plan Assets Regulation	103
Planned Principal Class	34
Plans	102
Policy Statement	107
Pool Insurance Policy	48
Pool Insurer	48
Pooling and Servicing Agreement	12

Pre-Funded Amount	57
Pre-Funding Account	57
Prepayment Assumption	83
Primary Mortgage Insurance Policy	15
Prime Rate	38
Principal Only	35
Principal Prepayments	31
Properties	14
PTCE	103
Purchase Price	27
Rating Agency	104, 108
Ratio Strip Securities	92
RCRA	76
Record Date	29
Reference Bank Rate	36
Refinance Loan	16
Regular Interest Securities	81
Regular Interests	81
Relevant Depositary	39
Relevant Implementation Date	108
Relevant Member State	107
Relief Act	7, 79
REMIC	29, 81
Residual Interest	88
Restricted Group	105
Retained Interest	28
Rules	39
S&P	104
Sale and Servicing Agreement	12
Scheduled Principal Class	34
SEC	13
secured creditor exemption	76
Securities Act	23
Security Account	55
Security Owners	39
Security Register	29
Sellers	12
Senior Securities	45
Sequential Pay	34
Servicing Fee	91
Short-Term Note	96
Single Family Properties	15
SMMEA	106
Strip	35
Stripped Securities	91
Subordinate Securities	45
Subsequent Loans	57
Super Senior	35
Support Class	35
TACs	35
Targeted Principal Class	35
Tax Counsel	81
Terms and Conditions	41
TIN	94
Title V	79
Trust Agreement	13
Trust Fund Assets	12
UCC	75
Underwriter Exemptions	103
VA	13
VA Guaranty	65
Variable Rate	35
Voting Rights	68
W-8BEN	97
Withholding Agent	97